As filed with the United States Securities and Exchange Commission on July 25, 2025
Registration No. 333-287278

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

AMENDMENT NO.
2
to
FORM
S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ares Acquisition Corporation II
*
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1592112
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For
co-registrants,
see “Table of
Co-Registrants”
on the following page.
c/o Ares Management LLC
245 Park Avenue, 44
th
Floor
New York, New York 10167
(212)
710-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Ogilvie
c/o Ares Management LLC
245 Park Avenue, 44
th
Floor
New York, New York 10167
(212)
710-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Monica J. Shilling, P.C. Philippa Bond, P.C. Walton Dumas Van Whiting Kirkland & Ellis LLP 2049 Century Park East, 37th Floor Los Angeles, CA 90067 Tel: (310) 552-4200	Jordan Coleman Chief Legal and Policy Officer Kodiak Robotics, Inc. 1049 Terra Bella Avenue Mountain View, CA 94043 Tel: (650) 209-8005	Jeffrey Saper Melissa Rick Austin March Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Tel: (650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as
practicable
after (i) this registration statement is
declared
effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule
13e-4(i)
(Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule
14d-1(d)
(Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
Prior to the consummation of the Business Combination described in the proxy statement/prospectus forming part of this registration statement and subject to the approval of its shareholders, Ares Acquisition Corporation II (“
AACT
”) intends to effect a deregistration under Article 47 of AACT’s amended and restated memorandum and articles of association and Section 206 of the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which AACT’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “
Domestication
”). After the Domestication, all securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Kodiak AI, Inc.” and existing shareholders of AACT will hold shares in Kodiak AI, Inc. rather than in a Cayman Islands company.

TABLE OF
CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter (1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Kodiak Robotics, Inc.	Delaware	7373	82-5086710

(1)	The Co-Registrant has the following principal executive office:
Kodiak Robotics, Inc.
1049 Terra Bella Avenue
Mountain View, CA 94043
Tel: (650)
209-8005

(2)	The agent for service for the Co-Registrant is:
Jordan Coleman
Chief Legal and Policy Officer
Kodiak Robotics, Inc.
1049 Terra Bella Avenue
Mountain View, CA 94043
Tel: (650)
209-8005

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED J
ULY

25
, 2025
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
ARES ACQUISITION CORPORATION II
(A CAYMAN ISLANDS EXEMPTED COMPANY)
AND
PROSPECTUS FOR      SHARES OF COMMON STOCK
AND
WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
ARES ACQUISITION CORPORATION II
(TO BE RENAMED “KODIAK AI, INC.” FOLLOWING DOMESTICATION IN
THE STATE OF DELAWARE AND IN CONNECTION WITH THE BUSINESS COMBINATION
DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS)
The board of directors and the special committee of the board of directors of Ares Acquisition Corporation II, a Cayman Islands exempted company (“
AACT
”), have unanimously approved the business combination between AACT and Kodiak Robotics, Inc., a Delaware corporation (referred to in this proxy statement/prospectus prior to the Business Combination (as defined below) as “
Legacy
Kodiak
”), pursuant to which: (i) AACT will become domesticated (the “
Domestication
”) to and continue as a Delaware corporation in accordance with the Delaware General Corporation Law (“
DGCL
”), the Companies Act (As Revised) of the Cayman Islands (the “
Companies Act
”) and the amended and restated memorandum and articles of association of AACT (as may be amended from time to time, the “
Memorandum and Articles of Association
”) (the post-Domestication company will be referred to in this proxy statement/prospectus as “
Kodiak
”); (ii) at the closing of the transactions contemplated by the Business Combination Agreement (as defined below) (the “
Closing
”) and at least one day following the Domestication, AAC II Merger Sub, Inc., a Delaware corporation (“
Merger Sub
”), will merge with and into Legacy Kodiak (the “
Merger
”), with Legacy Kodiak (referred to in this proxy statement/prospectus following the Business Combination as “
Kodiak OpCo
”) being the surviving corporation and continuing as a direct wholly-owned subsidiary of Kodiak (the date and time that the Merger becomes effective being referred to as the “
Effective Time
”), in each case, pursuant and subject to the terms and conditions set forth in the Business Combination Agreement, dated as of April 14, 2025 (the “
Signing Date
”), attached to this proxy statement/prospectus as
Annex A
(as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “
Business Combination Agreement
”), among AACT, Legacy Kodiak and Merger Sub; and (iii) the other transactions contemplated by the Business Combination Agreement and other related documents will be consummated (such transactions, together with the Merger and the Domestication, the “
Business Combination
”).
On April 22, 2025, in connection with the Extension (as defined elsewhere in this proxy statement/prospectus), each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of AACT (each an “
AACT Class
 B Ordinary Share
”), were converted, on a
one-for-one
basis, into one Class A ordinary share, par value $0.0001 per share, of AACT (each an “
AACT Class
 A Ordinary Share
,” and together with the AACT Class B Ordinary Shares, the “
AACT Ordinary Shares
”). In connection with the Domestication: (i) each of the then issued and outstanding AACT Class A Ordinary Shares will convert, on a one-for-one
basis, into one share of common stock, par value $0.0001 per share, of Kodiak (each, a share of “
Kodiak Common Stock
”); (ii) each then issued and outstanding warrant representing the right to purchase one AACT Class A Ordinary Share will convert automatically into a warrant to acquire one share of Kodiak Common Stock on the same terms as the AACT Warrants (as defined elsewhere in this proxy statement/prospectus) (each a “
Kodiak Warrant
”); and (iii) each then issued and outstanding AACT Unit (as defined elsewhere in this proxy statement/prospectus) will be cancelled and each holder of such AACT Unit will be entitled to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant. No fractional Kodiak Warrants will be issued upon such cancellation of AACT Units.
Concurrently with the Domestication and subject to the satisfaction or waiver of the conditions set forth in the Business Combination Agreement, including approval of the Condition Precedent Proposals (as defined elsewhere in this proxy statement/prospectus) by AACT’s shareholders: (i) the governing documents of AACT will be replaced by governing documents for Kodiak as a Delaware corporation and (ii) AACT will be renamed “Kodiak AI, Inc.”
At Closing,

(a)
each share of common stock, par value $0.000001 per share, of Legacy Kodiak (“
Legacy Kodiak Common Stock
”) issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and Cancelled Shares (each term as defined in the Business Combination Agreement), will be converted into the right to receive, without interest and subject to any applicable tax withholding, a number of shares of Kodiak Common Stock equal to the Per Share Merger Consideration. The “
Per Share Merger Consideration
” means the quotient obtained by dividing: (i) the Aggregate Consideration; by (ii) the number of shares of Company Fully Diluted Stock (as defined in the Business Combination Agreement). The “
Aggregate Consideration
” means the number of shares of Kodiak Common Stock equal to the quotient obtained by dividing: (i) $2.5 billion, subject to adjustment in limited circumstances, as set forth in the Business Combination Agreement (the “
Base Purchase Price
”); by (ii) the Redemption Price (as defined elsewhere in this proxy statement/prospectus);

(b)
each issued, outstanding and unexercised warrant to purchase shares of Legacy Kodiak Common Stock prior to the Effective Time will be either: (i) net exercised in exchange for shares of Legacy Kodiak Common Stock in accordance with its terms and cancelled, extinguished, retired or shall otherwise cease to exist and the holder of such warrants shall cease to have any rights with respect thereto, other than with respect to the Legacy Kodiak Common Stock into which such warrants have been exchanged; or (ii) assumed and converted into a comparable warrant to purchase shares of Kodiak Common Stock, in each case, pursuant to the terms of such warrant;

(c)
each issued, outstanding and unexercised option to purchase shares of Legacy Kodiak Common Stock, whether vested or unvested, as of immediately prior to the Effective Time (a “
Legacy Kodiak Option
”), will, automatically and without any action on the part of the holder of such options, cease to represent an option to purchase shares of Legacy Kodiak Common Stock and be converted into a comparable option to purchase shares of Kodiak Common Stock (an “
Exchanged Kodiak Option
”) in accordance with the Business Combination Agreement; and

(d)
Kodiak will contribute to Legacy Kodiak an amount in cash (the “
Available Closing Cash
”) equal to, as of immediately prior to the Closing, the sum of (without duplication): (i) all amounts in the Trust Account (as defined elsewhere in this proxy statement/prospectus), less
(A) amounts required for the Redemption (as defined elsewhere in this proxy statement/prospectus), to the extent not already paid, including any excise taxes as determined in accordance with the Business Combination Agreement and (B) transaction expenses of Legacy Kodiak and AACT, to the extent not already paid, plus
(ii) the aggregate proceeds, if any, actually received by AACT or Kodiak from the PIPE Investments, plus
(iii) all other cash and cash equivalents of Kodiak, determined in accordance with general accepted accounting principles as in effect in the United States as of 11:59 p.m., Eastern Time, on the day immediately preceding the Closing Date.

As part of the Business Combination, securityholders of Legacy Kodiak prior to the Closing (the “
Legacy Kodiak Securityholders
”) will receive or be eligible to receive, on a pro rata basis, up to an aggregate of 75,000,000 shares of Kodiak Common Stock and restricted stock units (collectively, the “
Earn Out Securities
”) that will be issued or vest, respectively, upon achievement of certain milestones during the Earn Out Period (as defined elsewhere in this proxy statement/prospectus) and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. The Kodiak Common Stock portion of the Earn Out Securities will be issued upon achievement of the applicable milestones. The restricted stock unit portion of the Earn Out Securities will be issued shortly following Closing. An initial 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds $18.00 per share, subject to adjustments as set out in the Business Combination Agreement (the “
Triggering Event I Threshold
”), for a period of at least 20 out of 30 consecutive trading days (“
Triggering
Event I
”). An additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds $23.00 per share, subject to adjustments as set out in the Business Combination Agreement (the “
Triggering Event II Threshold
”), for a period of at least 20 out of 30 consecutive trading days (“
Triggering Event II
”). The remaining 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds $28.00 per share, subject to adjustments as set out in the Business Combination Agreement (the “
Triggering Event III Threshold
”), for a period of at least 20 out of 30 consecutive trading days (“
Triggering Event III
”). The “
Earn Out Period
” means the time period beginning on the date the Closing occurs (the “
Closing Date
”) and ending on the earlier of the date that is the four-year anniversary of the Closing Date (inclusive of the first and last day of such period) and the consummation of a Change of Control (as defined in the Business Combination Agreement).
If during the Earn Out Period there is a Change of Control that will result in: (i) holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then Triggering Event I shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; (ii) holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event II Threshold, then Triggering Event II shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; and (iii) holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event III Threshold, then Triggering Event III shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control.
In addition, pursuant to the Sponsor Support Agreement (as defined elsewhere in this proxy statement/prospectus), 50% of the shares of Kodiak Common Stock held by Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (the “
Sponsor
”), following the Domestication (the “
Sponsor Earn Out Securities
”) will be subject to vesting and vest upon the occurrence of Triggering Event I during the Earn Out Period. If, during the Earn Out Period, there is a Change of Control that will result in holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then the Sponsor Earn Out Securities shall vest as of immediately prior to the consummation of the Change of Control.
Pursuant to the proposed bylaws of Kodiak to be in effect immediately following the Domestication (the “
Proposed
Bylaws
”), for a period of one year following the Closing, unless Kodiak completes a liquidation, merger, stock exchange or other similar transaction that results in all of Kodiak’s stockholders having the right to exchange their shares of Kodiak capital stock for cash, securities or other property prior to the expiration of such period, the holders of shares of Kodiak Common Stock: (i) issued as consideration in the Business Combination, including the Earn Out Securities and the Sponsor Earn Out Securities; (ii) issued upon the exercise of options or warrants following the Closing in respect of Legacy Kodiak Options or each warrant of Legacy Kodiak that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested (collectively, the “
Legacy Kodiak Warrants
”) that have become Exchanged Kodiak Options or Kodiak Warrants in connection with the Business Combination; (iii) issued to or owned by the Sponsor or by any directors or officers of AACT as of immediately prior to the Closing; or (iv) issued to directors, officers or employees of Kodiak or its subsidiaries (other than in connection with Kodiak Common Stock issued pursuant to Kodiak’s employee stock purchase plan) (such shares described in the foregoing clauses (i) through (iv), the “
Lockup Shares
”), may not, without the prior written consent of the board of directors of Kodiak (the “
Kodiak Board
”) (including, for the avoidance of doubt, a duly authorized committee of the board of directors of Kodiak): (A) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to any Lockup Shares or any right or interest therein; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lockup Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (C) take any action in furtherance of any of the matters described in clause (A) or (B); or (D) publicly announce any intention to effect any transaction specified in clause (A) or (B).

The Proposed Bylaws provide for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes. Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions applicable to the Lockup Shares will expire.
Concurrently with the execution of the Business Combination Agreement, in connection with a financing effort related to the Business Combination, AACT entered into subscription agreements with certain institutional and accredited investors (the “
PIPE Investors
” and the subscription agreements, the “
PIPE Subscription Agreements
”). Under the terms and conditions of the PIPE Subscription Agreements, the PIPE Investors agreed, to subscribe for and purchase shares of Kodiak Common Stock from Kodiak (the “
PIPE Stock
” and such investment, the “
PIPE Investment
”). As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock. Pursuant to the PIPE Subscription Agreements, a PIPE Investor may elect to reduce the number of shares of PIPE Stock that it is obligated to purchase under its PIPE Subscription Agreement, on a one-for-one
basis, up to the total amount of shares of PIPE Stock subscribed for under the PIPE Subscription Agreement, to the extent the PIPE Investor: (i) purchases AACT Class A Ordinary Shares in open market transactions at a price less than the Redemption Price prior to the Record Date (as defined elsewhere in this proxy statement/prospectus); or (ii) beneficially owned any AACT Class A Ordinary Shares as of the date of its PIPE Subscription Agreement. AACT may enter into PIPE Subscription Agreements with additional PIPE Investors prior to the closing of the Business Combination. The base purchase price per share for the PIPE Stock will equal the Redemption Price, subject to adjustment such that the purchase price per share will be 90% of the Redemption Price for any PIPE Investor that subscribes for $50.0 million or more of PIPE Stock. As of July 17, 2025, $50.0 million of the amounts subscribed for under the PIPE Subscription Agreements are expected to be purchased at such discounted purchase price. Among other things, the closing of the PIPE Investment is conditioned upon the completion or concurrent consummation of the Business Combination.
From time to time, Legacy Kodiak has raised capital in the form of Simple Agreements for Future Equity (each, a “
SAFE
”). Prior to the execution of the Business Combination Agreement, certain institutional and accredited investors provided financing of $23.7 million to Legacy Kodiak in the form of SAFEs, including $10.0 million from an affiliate of the Sponsor (the “
Sponsor Affiliate Investor
”). As of July 17, 2025, Legacy Kodiak had $68.9 million in SAFEs outstanding. In addition, concurrently with the execution of the Business Combination Agreement, certain institutional and accredited investors entered into a second lien loan and security agreement (the “
Second Lien Loan and Security Agreement
”) with Legacy Kodiak to provide $28.3 million of financing in the form of convertible loans (the “
Second Lien Loans
” and each a “
Second Lien Loan
”), including $20.0 million from the Sponsor Affiliate Investor. In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for a $10.0 million Second Lien Loan (such borrowings, together with any accrued and unpaid interest thereon, the “
Exchanged SAFE Loan
”). In connection with the Closing, all Second Lien Loans other than the Exchanged SAFE Loan will automatically convert into Second Lien Conversion Shares (as defined elsewhere in this proxy statement/prospectus) and such shares will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. “
Second Lien Conversion Price
” means the lower of the transaction price in the Business Combination and 90% of the lowest price per share paid by any PIPE Investor at the Closing. At the Sponsor Affiliate Investor’s option, the Exchanged SAFE Loan will be convertible into Second Lien Conversion Shares and subsequently into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price prior to Closing. To the extent the Exchanged SAFE Loan is not converted into Kodiak Common Stock, such borrowings will remain outstanding after the Closing in accordance with the terms of the Second Lien Loan and Security Agreement. All SAFEs will convert to Legacy Kodiak Common Stock prior to the Closing.
The following table summarizes the pro forma ownership of Kodiak immediately following the Business Combination under: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario (each term as defined elsewhere in this proxy statement/prospectus), in each case excluding the dilutive effect of: (i) the Earn Out Securities; (ii) the Sponsor Earn Out Securities; (iii) the Private Placement Warrants; and (iv) the Public Warrants.

	No Redemption Scenario (1)		50% Redemption Scenario (1)		Maximum Redemption Scenario (1)
	Common Stock	Ownership %*	Common Stock	Ownership %*	Common Stock	Ownership %*
Public Shareholders	49,359,712	17.2%	24,679,856	9.4%	—	0.0%
Sponsor (2)	6,250,000	2.2%	6,250,000	2.4%	6,250,000	2.6%
Legacy Kodiak Securityholders (3)	220,264,317	76.9%	220,264,317	84.2%	220,264,317	93.0%
PIPE Investors (4)	9,300,048	3.2%	9,300,048	3.6%	9,300,048	3.9%
Legacy Kodiak Advisor (5)	1,101,321	0.4%	1,101,321	0.4%	1,101,321	0.5%

Total shares of Kodiak Common Stock outstanding at Closing	286,275,398	100.0%	261,595,542	100.0%	236,915,686	100.0%

*	Amounts may not sum due to rounding.
(1)
Share ownership presented under each redemption scenario is presented for illustrative purposes. AACT and Legacy Kodiak cannot predict how many Public Shares will be redeemed. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. The ownership percentages of current AACT shareholders may also differ from the presentation above if the actual redemptions are different from these assumptions. See “
Risk Factors—Risks Related to AACT—The ability of our Public Shareholders to exercise redemption rights with respect to a portion of our Public Shares could increase the probability that the Business Combination will be unsuccessful and that you would have to wait for liquidation for your Public Shares to be redeemed
.” Assumes a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025.

(2)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(3)
Includes (i) 56,562,426 shares of Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements.

(4)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price; and (iii) that the PIPE Investors purchase PIPE Stock for cash. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(5)	Represents shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in satisfaction of $12.5 million of fees payable to such advisor.
For more information, please see the sections of this proxy statement/prospectus entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” and “
Beneficial Ownership of Securities
.”
The Memorandum and Articles of Association provide that AACT must complete its initial business combination by January 26, 2026, or such earlier date as the board of directors of AACT (the “
AACT Board
”) may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association. If AACT is unable to complete the Business Combination or another initial business combination by such date, AACT will, as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any, and up to $100,000 of interest to pay liquidation expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and AACT’s officers and directors have entered into an agreement with AACT, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if AACT fails to consummate an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association.
The AACT Units, AACT Class A Ordinary Shares and Public Warrants are currently listed on the New York Stock Exchange (“
NYSE
”) under the symbols “AACT.U,” “AACT” and “AACT WS,” respectively. Pursuant to the terms of the Business Combination Agreement, AACT is required to cause the Kodiak Common Stock issued in the Domestication to be approved for listing on the NYSE, The Nasdaq Stock Market (“
N
asdaq
”), or such other stock exchange as mutually agreed by AACT and Legacy Kodiak (the “
Stock Exchange
”). There can be no assurance that such listing condition will be met. If the listing condition is not met, the Business Combination will not be consummated, unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, Kodiak Common Stock and Kodiak Warrants will be listed, subject to the applicable Stock Exchange’s approval, under the proposed symbols “KDK” and “KDK WS,” respectively. We may not have received confirmation from a Stock Exchange of approval of the listing of Kodiak Common Stock and Kodiak Warrants at the time of AACT’s extraordinary general meeting to consider matters relating to the Business Combination (the “
Extraordinary General Meeting
”) or prior to the Closing. The listing condition to the Closing may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation. Further, it is possible that such confirmation may never be received, and the Business Combination could still be consummated if such condition is waived. In such event, Kodiak’s securities may not be listed on any Stock Exchange.
Material Financing Transactions of AACT
Since AACT’s initial public offering (the “
IPO
”), the following material financing transactions have occurred or will occur in connection with the consummation of the Business Combination: (i) simultaneous with the consummation of the IPO, the Sponsor purchased an aggregate of 14,300,000 warrants, each exercisable to purchase one AACT Class A Ordinary Share for $11.50 per share (the “
Private Placement Warrants
”), at a price of $1.00 per Private Placement Warrant in a private placement, generating total proceeds of $14.3 million; (ii) simultaneous with the consummation of the IPO, the Sponsor extended to AACT a non-interest
bearing loan of $4.5 million and an additional
non-interest
bearing loan of $0.5 million (together, the “
Overfunding Loans
”) in connection with the sale of 5,000,000 AACT units to cover over-allotments, for a total outstanding balance of $5.0 million; (iii) the PIPE Investment; (iv) following the approval and implementation of the Extension, the Sponsor agreed to make monthly deposits of $1.0 million into the Trust Account (the “
Contributions
”) up to a maximum aggregate amount of $9.9 million; and (v) the Sponsor agreed to extend Working Capital Loans (as defined elsewhere in this proxy statement/prospectus) to AACT up to a maximum aggregate amount of $2.0 million. As of the date of this proxy statement/prospectus, the Sponsor has made aggregate Contributions of $3.9 million. As of the date of this proxy statement/prospectus, the Sponsor has made Working Capital Loans of $1.2 million. The Contributions and the Working Capital Loans will be reimbursed by Kodiak upon the consummation of the Business Combination, except that the Working Capital Loans can be converted at the Sponsor’s option for warrants with terms identical to the Private Placement Warrants, at $1.00 per warrant (or any combination of repayment or conversion) in connection with the Closing.
Sponsor and Affiliates Compensation
The compensation received and to be received by the Sponsor and its affiliates upon the consummation of the Business Combination is: (i) up to 12,500,000 shares of Kodiak Common Stock, with an implied aggregate market value of $142.3 million (based upon the closing price of the AACT Class A Ordinary Shares of $11.38 on the NYSE on
July 17
, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), to be issued upon conversion of 12,500,000 AACT Class A Ordinary Shares currently held by the Sponsor, which shares include 6,250,000 Sponsor Earn Out Securities subject to vesting as though such shares were vested immediately upon the Closing; (ii) 14,300,000 Private Placement Warrants, with an implied aggregate market value of $20.7 million (based upon the closing price of the Public Warrants of $1.45 on the NYSE on
July 17
, 2025, the most recent practicable date
prior to the date of this proxy statement/prospectus), each of which entitles the holder of such warrant to purchase one AACT Class A Ordinary Share at a price of $11.50 per share, subject to adjustment; (iii) $5.0 million representing repayment of the Overfunding Loans extended by the Sponsor in connection with the IPO; (iv) 2,271,687 shares of Kodiak Common Stock, with an implied aggregate market value of $25.9 million, assuming full conversion of all Second Lien Loans held by the Sponsor Affiliate Investor under the Second Lien Loan and Security Agreement into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price (including accrued and unpaid interest through July 17, 2025, and based upon the closing price of the AACT Class A Ordinary Shares of

$11.38
on the NYSE
on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus and excluding the Exchanged SAFE Loan); (v) $10.4 million representing the repayment of the Exchanged Safe Loan (which is expected to be repaid in cash at maturity on October 1, 2026), including accrued and unpaid interest through July 17, 2025; (vi) up to $9.9 million in reimbursement for Contributions made prior to the Closing, of which $3.9 million have been made as of the date of this proxy statement/prospectus; (vii) up to $2.0 million in repayment of Working Capital Loans made prior to the Closing, of which $1.2 million have been made as of the date of this proxy statement/prospectus; and (viii) $2.8 million that Ares Management Capital Markets LLC, an affiliate of the Sponsor, will receive as a deferred IPO advisory fee in connection with the Closing.
To the extent that the Sponsor elects to receive the repayment of the Overfunding Loans or Working Capital Loans in Kodiak Warrants and subsequently exercises such warrants to acquire Kodiak Common Stock, the resulting issuances of Kodiak Common Stock may result in dilution to the holders of Kodiak Common Stock. Further detail regarding the compensation received and to be received by the Sponsor and its affiliates and the dilution that may be caused thereby is provided in the section of this proxy statement/prospectus entitled “
Prospectus Summary—Sponsor and Affiliates Compensation.
”
In no event will the Sponsor, any of AACT’s existing officers or directors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render to effectuate, the completion of the Business Combination. However, certain affiliates of the Sponsor will be entitled to reimbursement for any out-of-pocket
expenses (or an allocable portion of such expenses), to the extent that such affiliates incur expenses for services provided to AACT before the completion of the Business Combination. AACT pays the Sponsor a total of $16,667 per month for office space, utilities, secretarial support and administrative services and to reimburse the Sponsor for any out-of-pocket
expenses related to identifying, investigating and completing an initial business combination. In addition, the Sponsor is entitled to reimbursement for transaction expenses advanced and/or paid by the Sponsor on behalf of AACT or Legacy Kodiak.
In connection with the IPO, the Sponsor and AACT’s directors and executive officers agreed to vote their AACT Ordinary Shares in favor of the Business Combination Proposal (as defined elsewhere in this proxy statement/prospectus). Further, concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement with AACT and Legacy Kodiak, dated as of April 14, 2025 (the “
Sponsor Support Agreement
”). Pursuant to the terms and conditions of the Sponsor Support Agreement, the Sponsor agreed to vote its shares in favor of each Transaction Proposal (as defined elsewhere in this proxy statement/prospectus) being presented at the Extraordinary General Meeting. If at any time prior to the termination of the Business Combination Agreement, the AACT Board or the Special Committee effects a Modification in Recommendation (as defined elsewhere in this proxy statement/prospectus), then the obligations to vote or consent in accordance with the foregoing clause shall automatically be deemed to be modified such that the Sponsor will vote with respect to its AACT Class A Ordinary Shares in the same proportion to the votes cast by the Public Shareholders. As of the Record Date, the Sponsor owns approximately  % of the total outstanding AACT Ordinary Shares. When you consider the recommendation of these proposals by the AACT Board and the Special Committee (as defined elsewhere in this proxy statement/prospectus), you should keep in mind that the Sponsor and certain of AACT’s directors and officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

This proxy statement/prospectus covers: (i)      shares of Kodiak Common Stock (including shares that are to be issued or may be issuable upon the conversion of AACT Ordinary Shares into Kodiak Common Stock), which number is based on the assumptions set forth in the section of this proxy statement/prospectus entitled “
Frequently Used Terms—Share Calculations and Ownership Percentages
”; and (ii) 39,300,000 Kodiak Warrants.
AACT will hold the Extraordinary General Meeting to consider matters relating to the Business Combination at       , Eastern Time, on       , 2025. For the purposes of the Memorandum and Articles of Association, the physical place of the meeting will be at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022. However, in order to facilitate access for AACT’s shareholders, the Extraordinary General Meeting will be held in virtual meeting format at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. There is no requirement to attend the Extraordinary General Meeting in person. You or your proxyholder will be able to attend and vote at the Extraordinary General Meeting in-person
or online by visiting and using a control number assigned by Continental Stock Transfer & Trust Company, AACT’s transfer agent. To register and receive access to the Extraordinary General Meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.
After careful consideration, the AACT Board and Special Committee have each unanimously approved the Business Combination Agreement and the other proposals described in this proxy statement/prospectus. The AACT Board and Special Committee have also each determined that it is advisable to consummate the Business Combination and that the Business Combination is in the best interests of the Public Shareholders. The AACT Board and Special Committee took into account the oral opinion of Lincoln International LLC (“
Lincoln
”) (subsequently confirmed in writing), rendered on April 13, 2025, to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Lincoln in preparing its opinion, the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination was fair, from a financial point of view, to the Purchaser Unaffiliated Shareholders (as defined elsewhere in this proxy statement/prospectus). A copy of the written opinion is attached as
Annex L
to this proxy statement/prospectus. Please see the section entitled “
The Business Combination Proposal—Fairness Opinion of Lincoln International LLC
” for further information. The AACT Board and Special Committee recommend that you vote “FOR” each proposal described in this proxy statement/prospectus.
If you have any questions or need assistance voting your AACT Ordinary Shares, please contact Sodali & Co (“
Sodali
”), our proxy solicitor, by calling (800)
662-5200
(toll-free), or if you are a bank or a broker, by calling (203)
658-9400,
or by emailing AACT.info@investor.sodali.com. The notice of the Extraordinary General Meeting and this proxy statement/prospectus will be available at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025.
This proxy statement/prospectus provides shareholders of AACT with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting. We encourage you to read this entire document, including the Annexes and other documents referred to in this proxy statement/prospectus, carefully and in their entirety. It also contains or references information about AACT, Legacy Kodiak and Kodiak and certain related matters. In particular, when you consider the recommendation regarding the proposals by the AACT Board and the Special Committee, you should keep in mind that the Sponsor and certain of AACT’s directors and officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. For instance, the Sponsor and certain of AACT’s officers and directors will benefit from the completion of an initial business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating the Trust Account. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations. You should also carefully consider the risk factors described under the heading “
Risk Factors
” beginning on page 3
6
of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
This proxy statement/prospectus is dated       , 2025, and is first being mailed to AACT’s shareholders on or about       , 2025.

ARES ACQUISITION CORPORATION II
A Cayman Islands Exempted Company
245 Park Avenue, 44th Floor
New York, New York 10167
NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON    , 2025
TO THE SHAREHOLDERS OF ARES ACQUISITION CORPORATION II:
NOTICE IS GIVEN that an extraordinary general meeting (including any adjournments or postponements of the extraordinary general meeting, the “
Extraordinary General Meeting
”) of Ares Acquisition Corporation II, a Cayman Islands exempted company (“
AACT
”), will be held on    2025, at    , Eastern Time, virtually at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. For the purposes of the amended and restated memorandum and articles of association of AACT (the “
Memorandum and Articles of Association
”), the physical place of the meeting will be at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022. The Extraordinary General Meeting will be held for the following purposes:
Proposal No.
 1

—

The Business Combination Proposal —
To consider and vote upon a proposal to approve by ordinary resolution the Business Combination Agreement, dated as of April 14, 2025, attached to the accompanying proxy statement/prospectus as
Annex A
(as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “
Business Combination Agreement
”), by and among AACT, AAC II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AACT (“
Merger Sub
”), and Kodiak Robotics, Inc., a Delaware corporation (“
Legacy
Kodiak
”), pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “
Closing
”) and at least one day following the Domestication (as defined below), Merger Sub will merge with and into Legacy Kodiak, with Legacy Kodiak being the surviving corporation and continuing as a direct wholly-owned subsidiary of Kodiak (as defined below). The transactions contemplated by the Business Combination Agreement are described in more detail in the accompanying proxy statement/prospectus and are referred to as the “
Business Combination
.” We refer to this proposal as the “
Business Combination Proposal
.”
Proposal No.
 2

—

The Domestication Proposal —
To consider and vote upon a proposal to approve, by special resolution, the plan of domestication (as may be amended from time to time, the “
Plan of Domestication
”) attached to the accompanying proxy statement/prospectus as
Annex B
, and a change in the corporate domicile of AACT, which will be accomplished by way of deregistering AACT as an exempted company registered under the laws of the Cayman Islands and registering AACT by way of continuation and domestication as a corporation under the laws of the State of Delaware in accordance with the Plan of Domestication (the “
Domestication
”). The Domestication will be effected in accordance with the Plan of Domestication at least one day prior to the Closing by AACT filing a certificate of corporate domestication and the proposed new certificate of incorporation of Kodiak, as the post-Business Combination company (the “
Proposed Certificate of Incorporation
”) with the Secretary of State of the State of Delaware and filing an application to deregister with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, AACT will continue as a Delaware corporation and under the corporate name “Kodiak AI, Inc.” (“
Kodiak
”). All outstanding securities of AACT will convert into outstanding securities of Kodiak, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “
Domestication Proposal
.”
Proposal No.
 3

—

The Stock Issuance Proposal —
To consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of the New York Stock Exchange (“
NYSE
”) Listed Company Manual: (i) the issuance (or reservation for issuance) of shares of common stock of Kodiak, par value $0.0001 per share (“
Kodiak Common Stock
”), in connection with the Business Combination and shares of Kodiak Common Stock in a private placement consummated prior to or substantially concurrently with the Closing (the “
PIPE Investment
”); and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements AACT has entered, or may enter, into prior to Closing. We refer to this proposal as the “
Stock Issuance Proposal
.”

Proposal No.
 4

—

The Organizational Documents Proposal —
To consider and vote upon a proposal to approve, by special resolution, and adopt with effect from the Domestication the Proposed Certificate of Incorporation and the Proposed Bylaws of Kodiak, as the post-Business Combination company (the “
Proposed Bylaws
” and, together with the Proposed Certificate of Incorporation, the “
Proposed Organizational Documents
”) in connection with the Domestication. We refer to this proposal as the “
Organizational Documents Proposal.
” The form of each of the Proposed Certificate of Incorporation and the Proposed Bylaws is attached to the accompanying proxy statement/prospectus as
Annex D
and
Annex E
, respectively.
Proposal No.
 5

—

The Proposals —
To consider and vote upon the following five separate proposals (collectively, the “
Advisory Organizational Documents Proposals
”) to approve on an advisory
non-binding
basis and as required by the applicable U.S. Securities and Exchange Commission (“
SEC
”) guidance, by ordinary resolution, each of the following material differences between the Memorandum and Articles of Association and the Proposed Organizational Documents:

•
Advisory Organizational Documents Proposal 5A —
 Under the Proposed Organizational Documents, Kodiak will be authorized to issue 2,000,000,000 shares, of which 1,980,000,000 shares are Kodiak Common Stock and 20,000,000 shares are preferred stock, $0.0001 par value per share (“
Kodiak Preferred Stock
”).

•
Advisory Organizational Documents Proposal 5B —
 The Proposed Organizational Documents will adopt: (i) Delaware as the exclusive forum for certain litigation; and (ii) the federal district courts of the United States as the exclusive forum for resolving actions arising under the Securities Act of 1933, as amended (the “
Securities Act
”).

•
Advisory Organizational Documents Proposal 5C —
 The Proposed Organizational Documents will permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class, subject to applicable law and the rights of holders of Kodiak Preferred Stock.

•
Advisory Organizational Documents Proposal 5D

—
 Subject to the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents will require that any action taken by stockholders must be effected at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

•
Advisory Organizational Documents Proposal 5E

—
  The Proposed Organizational Documents will require the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board and the affirmative vote of at least two-thirds
of the voting power of the outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, to amend, repeal, or modify any provision of the Proposed Certificate of Incorporation, other than Article I (Name), Article II (Registered Agent and Address), Article III (Nature of Business), Sections 1 (Authorized Stock), 2 (Vote per Share), 4 (Common not Voting on Preferred Matters) and 5 (No Class Vote to Increase or Decrease Authorized Stock) of Article IV, Article IX (Exculpation of Directors and Officers and Indemnification), Article X (Location of Stockholder Meetings and Books) and Article XIII (Incorporator Information), which requires the affirmative vote of at least a majority of the voting power of the outstanding Kodiak capital stock entitled to vote thereon, voting together as a single class, in addition to any requirements for such amendments under the Delaware General Corporation Law. The Proposed Organizational Documents will also require the affirmative vote of at least a majority of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, for the stockholders to adopt, amend, alter, or repeal the Proposed Bylaws, provided the affirmative vote of at least two-thirds
of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, will be required for the Kodiak stockholders to alter, amend or repeal, or adopt any bylaw inconsistent with, certain provisions of the Proposed Bylaws.

Proposal No.
 6

—

The Incentive Plan Proposal —
To consider and vote upon a proposal to approve by ordinary resolution, the Kodiak AI, Inc. 2025 Equity Incentive Plan (the “
2025 EIP
”). A form of the 2025 EIP is attached to the accompanying proxy statement/prospectus as
Annex G
. We refer to this proposal as the “
Incentive Plan Proposal
.”
Proposal No.
 7 — The Employee Stock Purchase Plan Proposal —
To consider and vote upon a proposal to approve by ordinary resolution, the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan (the “
ESPP
”). A form of the ESPP is attached to the accompanying proxy statement/prospectus as
Annex H
. We refer to this proposal as the “
Employee Stock Purchase Plan Proposal
.”
Proposal No.
 8

—

The Director Election Proposal —
To consider and vote upon a proposal to approve by ordinary resolution the election of directors to serve on the Kodiak Board until their respective successors are duly elected and qualified. We refer to this proposal as the “
Director Election Proposal
,” and, collectively with the Business Combination Proposal, the Domestication Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal, the “
Condition Precedent Proposals
.”
Proposal No.
 9

—

The Adjournment Proposal —
To consider and vote upon a proposal to approve by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary: (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting; (ii) for the absence of a quorum; (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that AACT has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting; or (iv) to engage with investors. We refer to this proposal as the “
Adjournment Proposal
.”
These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.
Only holders of record of Class A ordinary shares, par value $0.0001 per share, of AACT (“
AACT Class
 A Ordinary Shares
”) (including those held by AACT’s sponsor, Ares Acquisition Holdings II LP (the “
Sponsor
”)) at the close of business on       , 2025 (the “
Record Date
”) are entitled to notice of and to have their votes counted at the Extraordinary General Meeting.
The approval of each of the Domestication Proposal and the Organizational Documents Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of at least two-thirds
of the votes cast by the holders of the issued AACT Ordinary Shares, voting together as a single class, who are present in person, virtually or represented by proxy and entitled to vote on the Domestication Proposal and the Organizational Documents Proposal, respectively, at the Extraordinary General Meeting.
The approval of each of the Business Combination Proposal, the Stock Issuance Proposal, the Advisory Organizational Documents Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Director Election Proposal and the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the holders of the issued AACT Ordinary Shares, who are present in person, virtually or represented by proxy and entitled to vote on the respective proposal at the Extraordinary General Meeting.
The accompanying proxy statement/prospectus and proxy card are being provided to AACT’s shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting.
Whether or not you plan to attend the Extraordinary General Meeting, all of AACT’s shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and the documents referred to in the accompanying proxy statement/prospectus, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “
Risk Factors
”
beginning on page
3
6
of the accompanying proxy statement/prospectus.

After careful consideration, the board of directors of AACT (the “
AACT Board
”) and the special committee of the AACT Board, which consists of its independent directors (the “
Special Committee
”) have each unanimously approved the Business Combination and unanimously recommend that shareholders vote “FOR” the adoption of the Business Combination Agreement and approval of the transactions contemplated thereby, including the Domestication and the Business Combination, and “FOR” all other proposals presented to AACT’s shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the AACT Board and the Special Committee, you should keep in mind that the Sponsor and certain of AACT’s directors and officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. For instance, the Sponsor and certain of AACT’s officers and directors will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating AACT. See the section of the accompanying proxy statement/prospectus entitled “
The Business Combination Proposal
—
Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.
In connection with the Business Combination, certain related agreements have been or will be entered into at or prior to the Closing, including the A&R Registration Rights Agreement, the Sponsor Support Agreement and the Company Support Agreements (each term as defined in the accompanying proxy statement/prospectus). See “
The Business Combination Proposal

-

Related Agreements
” and “
Certain Relationships and Related Party Transactions
” in the accompanying proxy statement/prospectus for more information.
Pursuant to the Memorandum and Articles of Association, a holder of AACT Class A Ordinary Shares sold in our initial public offering (“
IPO
”), whether purchased in our IPO or following our IPO in the open market (a “
Public Shareholder
,” and such shares, “
Public Shares
”) may request to redeem all or a portion of such holder’s Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)
(A) hold Public Shares; or (B) hold Public Shares through AACT Units (as defined in the accompanying proxy statement/prospectus) and elect to separate your AACT Units into the underlying Public Shares and Public Warrants (as defined in the accompanying proxy statement/prospectus) prior to exercising your redemption rights with respect to the Public Shares;

(ii)
submit a written request to Continental Stock Transfer & Trust Company, AACT’s transfer agent (the “
Transfer Agent
”), including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that Kodiak redeem all or a portion of your Public Shares for cash; and

(iii)
deliver your share certificates for Public Shares (if any) along with any other applicable redemption forms to the Transfer Agent, physically or electronically through The Depository Trust Company (“
DTC
”).

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on    , 2025 (two business days prior to the initially scheduled date of the Extraordinary General Meeting) (the “
Redemption Deadline
”) in order for their Public Shares to be redeemed.
Public Shareholders may elect to redeem Public Shares held by them, regardless of if or how they vote in respect of the Business Combination Proposal, and regardless of whether they hold Public Shares on the Record Date. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank.
If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to the Transfer Agent, Kodiak will redeem such Public Shares for a per-share
price, payable in cash, equal to the pro rata portion of the aggregate amount then on deposit in the Trust

Account, calculated as of two business days prior to the Closing, including interest earned on the Trust Account (net of taxes paid or payable, if any). For illustrative purposes, based on the Trust Account balance as of July 17, 2025, this would have amounted to approximately $11.35 per Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares.
Prior to exercising redemption rights, Public Shareholders should verify the market price of the Public Shares, as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. AACT cannot assure its shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in its securities when our shareholders wish to sell their Public Shares.
Any request for redemption, once made by a holder of AACT Class A Ordinary Shares, may not be withdrawn following the Redemption Deadline, unless the AACT Board determines (in its sole discretion) to permit such withdrawal of a redemption request (which it may do in whole or in part).
Any corrected or changed written exercise of redemption rights must be received by the Transfer Agent prior to the Redemption Deadline, and, following such deadline, with AACT’s consent, prior to the Extraordinary General Meeting. No request for redemption will be honored unless the Public Shareholder’s shares have been delivered (either physically or electronically through DTC) to the Transfer Agent by 5:00 p.m., Eastern Time, on     , 2025 (two business days prior to the initially scheduled date of the Extraordinary General Meeting).
See the section of the accompanying proxy statement/prospectus entitled “
Extraordinary General Meeting of AACT—Redemption Rights
” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares.
Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares sold in our IPO. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares sold in our IPO, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor and each director and officer of AACT have agreed to vote in favor of the Business Combination, and to waive their redemption rights in connection with the Closing with respect to any AACT Ordinary Shares held by them. None of the Sponsor, directors or officers received separate consideration for their waiver of redemption rights. Further, concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a Sponsor Support Agreement with AACT and Legacy Kodiak, dated as of April 14, 2025 (the “
Sponsor Support Agreement
”). Pursuant to the terms and conditions of the Sponsor Support Agreement, the Sponsor agreed to vote its shares in favor of each Transaction Proposal (as defined in the accompanying proxy statement/prospectus) being presented at the Extraordinary General Meeting. If at any time prior to the termination of the Business Combination Agreement, the AACT Board or the Special Committee effects a Modification in Recommendation (as defined in the accompanying proxy statement/prospectus), then the obligations to vote or consent in accordance with the foregoing clause shall automatically be deemed to be modified such that the Sponsor will vote with respect to its AACT Class A Ordinary Shares in the same proportion to the votes cast by the Public Shareholders. The AACT Ordinary Shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
Redemption Price. As of the Record Date, the Sponsor owns approximately    % of the issued and outstanding AACT Ordinary Shares.
The consummation of the Business Combination Agreement is conditioned upon the satisfaction or written waiver (where permissible) by the parties to the Business Combination Agreement of certain customary closing conditions. These conditions include: (i) the approval by AACT’s shareholders of the Condition Precedent

Proposals; (ii) the requisite approval of Legacy Kodiak’s stockholders for the Business Combination; (iii) the completion of the Domestication; (iv) the truth and accuracy of the representations and warranties provided by each of AACT, Merger Sub and Legacy Kodiak and the performance by each of AACT, Merger Sub and Legacy Kodiak of their respective obligations and covenants under the Business Combination Agreement, in each case, to customary materiality standards; (v) the absence of any AACT Material Adverse Effect or Legacy Kodiak Material Adverse Effect that is continuing; (vi) any applicable waiting period or any extension of any application waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in respect of the Business Combination being expired or earlier terminated without the imposition of burdensome conditions; (vii) the registration statement on Form
S-4
of which the accompanying proxy statement/prospectus forms a part becoming and remaining effective with the SEC; (viii) conditional approval of the listing of Kodiak Common Stock by the Stock Exchange (as defined below) selected by the parties, subject to satisfaction of the round lot holders requirement for initial listing; and (ix) the delivery of customary certificates, instruments, contracts and other documents specified to be delivered by the respective parties under the Business Combination Agreement. For more information, see “
The Business Combination Proposal—Business Combination Agreement—Closing Conditions
.”
The AACT Units, AACT Class A Ordinary Shares and Public Warrants are currently listed on the NYSE under the symbols “AACT.U,” “AACT” and “AACT WS,” respectively. Pursuant to the terms of the Business Combination Agreement, AACT is required to cause the Kodiak Common Stock issued in the Domestication to be approved for listing on the NYSE, Nasdaq, or such other stock exchange as mutually agreed by Legacy Kodiak and AACT (the “
Stock Exchange
”). There can be no assurance that such listing condition will be met. If the listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, Kodiak Common Stock and Kodiak Warrants will be listed, subject to the approval of the Stock Exchange, under the proposed symbols “KDK” and “KDK WS,” respectively. We may not have received confirmation from a Stock Exchange of approval of the listing of the Kodiak Common Stock and Kodiak Warrants at the time of the Extraordinary General Meeting or prior to the Closing. The listing condition to the Closing may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement/prospectus without such confirmation. Further, it is possible that such confirmation may never be received, and the Business Combination could still be consummated if such condition is waived. In such event, the Kodiak Common Stock and Kodiak Warrants may not be listed on any Stock Exchange.
Your vote is very important.
 Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the Extraordinary General Meeting, and if the other conditions to closing are satisfied or waived. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other Condition Precedent Proposal. The Advisory Organizational Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting and will not be voted. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person or virtually, you may withdraw your proxy and vote in person or virtually.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH. YOU MUST ALSO DELIVER YOUR PUBLIC SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, TO EXERCISE YOUR REDEMPTION RIGHTS YOU MUST INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT. SEE THE SECTION OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS ENTITLED “
EXTRAORDINARY GENERAL MEETING OF AACT
—
REDEMPTION RIGHTS
” FOR MORE SPECIFIC INSTRUCTIONS.
On behalf of the AACT Board, I would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
David B. Kaplan
Co-Chairman
of the Board of Directors
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement/prospectus is dated    , 2025 and is first being mailed to shareholders on or about    , 2025.

i

REFERENCES TO ADDITIONAL INFORMATION
The proxy statement/prospectus incorporates important business and financial information about Legacy Kodiak and AACT that is not included in or delivered with this proxy statement/prospectus. This information is available for you to review through the SEC’s website at
www.sec.gov
.
You may request copies of this proxy statement/prospectus or other information concerning AACT and Legacy Kodiak, without charge, upon written or oral request directed to AACT’s Chief Executive Officer at 245 Park Avenue, 44th Floor, New York, New York 10167; or Sodali & Co, our proxy solicitor, by calling
(800) 662-5200,
or if you are a bank or a broker, by calling (203)
658-9400,
or by emailing AACT.info@investor.sodali.com, or from the SEC through the SEC website at the address provided above.
In order for you to receive timely delivery of the documents in advance of the Extraordinary General Meeting of AACT to be held on       , 2025, you must request the information no later than five business days prior to the date of the Extraordinary General Meeting, or no later than       , 2025.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, prior to the Business Combination, the terms “we,” “us,” “our,” and “AACT” refer to Ares Acquisition Corporation II. Following the Business Combination, the terms “we,” “us” and “our” refer to Kodiak. Prior to the Domestication, AACT is an exempted company incorporated under the laws of the Cayman Islands. Following the Domestication, subject to shareholder approval, AACT will be a corporation incorporated under the laws of the State of Delaware and will be renamed “Kodiak AI, Inc.” Following the Domestication, AACT is referred to in this document as Kodiak.
In this proxy statement/prospectus:
“
2025 EIP
” means the Kodiak AI, Inc. 2025 Equity Incentive Plan, which will become effective upon the Closing. A copy of the 2025 EIP is attached to this proxy statement/prospectus as
Annex G
.
“
50% Redemption Scenario
” means a scenario in which 50% of AACT Class A Ordinary Shares currently held by Public Shareholders are redeemed for cash from the Trust Account.
“
A&R Registration Rights Agreement
” means the Amended and Restated Registration Rights Agreement to be entered into by and among Kodiak, the Sponsor, certain Legacy Kodiak Securityholders and certain other parties to the A&R Registration Rights Agreement upon the completion of the Business Combination. A form of the A&R Registration Rights Agreement in substantially the form it will be executed in connection with the Closing is attached to this proxy statement/prospectus as
Annex F
.
“
AACT
” means Ares Acquisition Corporation II. Prior to the Domestication, AACT is an exempted company incorporated under the laws of the Cayman Islands. Following the Domestication, subject to shareholder approval, AACT will be a corporation incorporated under the laws of the State of Delaware named “Kodiak AI, Inc.”
“
AACT Board
” means the board of directors of AACT.
“
AACT Class
 A Ordinary Shares
” means the Class A ordinary shares of AACT, par value $0.0001 per share.
“
AACT Class
 B Ordinary Shares
” means the Class B ordinary shares of AACT, par value $0.0001 per share.
“
AACT Ordinary Shares
” collectively, means the AACT Class A Ordinary Shares and the AACT Class B Ordinary Shares.
“
AACT Preference Shares
” means a preference share of a par value of $0.0001 in the share capital of AACT.
“
AACT Units
” means the units sold in the IPO (including pursuant to the overallotment option), each consisting of one AACT Class A Ordinary Share and one-half
of one Public Warrant.
“
AACT Warrant
” means, collectively, the Public Warrants and the Private Placement Warrants.
“
Adjournment Proposal
” means the proposal to be considered at the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, either: (i) to permit further solicitation and vote of proxies if it is determined by AACT that more time is necessary or appropriate to approve one or more proposals at the Extraordinary General Meeting; or (ii) if the AACT Board determines that an adjournment is otherwise required as described more fully below.

“
Advisory Organizational Documents Proposals
” means the five proposals to be considered at the Extraordinary General Meeting to approve, on a non-binding
advisory basis and as required by applicable SEC guidance, certain material differences between the Memorandum and Articles of Association and the Proposed Organizational Documents.
“
Aggregate Consideration
” means a number of shares of Kodiak Common Stock equal to: (i) the Base Purchase Price; divided by (ii) the Redemption Price. The number of shares of Kodiak Common Stock shall be rounded down to the nearest whole share.
“
Ancillary Documents
” has the meaning given to it in the Business Combination Agreement.
“
Ares
” means Ares Management Corporation, a Delaware corporation.
“
autonomous
” means the operation of a vehicle using autonomous driving technology with a safety driver in the vehicle.
“
Base Purchase Price
” means $2.5 billion, subject to adjustment in limited circumstances not currently anticipated as set forth in the Business Combination Agreement.
“
Business Combination
” means the transactions contemplated by the Business Combination Agreement.
“
Business Combination Agreement
” means the Business Combination Agreement, dated as of April 14, 2025, by and among AACT, Merger Sub and Legacy Kodiak, as it may be further amended, supplemented or otherwise modified from time to time in accordance with its terms. A current copy of the Business Combination Agreement is attached to this proxy statement/prospectus as
Annex A
.
“
Business Combination Proposal
” means the proposal to be considered at the Extraordinary General Meeting to approve the Business Combination.
“
Closing
” means the closing of the Business Combination.
“
Closing Date
” means the date the Closing occurs.
“
Code
” means the U.S. Internal Revenue Code of 1986, as amended.
“
Combination Period
” means the period ending on January 26, 2026, or such earlier date as the AACT Board may approve or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association.
“
Companies Act
” means the Companies Act (As Revised) of the Cayman Islands.
“
Company Support Agreement
” means the agreements pursuant to which the founder and certain Legacy Kodiak Stockholders have agreed, among other things and subject to certain terms and conditions, to vote to adopt and approve the Business Combination. A copy of the form of Company Support Agreement is attached to this proxy statement/prospectus as
Annex J
.
“
Condition Precedent Proposals
” means, collectively, the Business Combination Proposal, the Domestication Proposal, the Stock Issuance Proposal, the Organizational Documents Proposal, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, and the Director Election Proposal.
“
Contribution
” means the Sponsor’s monthly $987,194.24 deposits into the Trust Account.
“
Converted AACT Class
 A Ordinary Shares
” means the Sponsor’s 12,500,000 shares of AACT Class A Ordinary Shares that were converted from AACT Class B Ordinary Shares.

“
DaaS
”
means Driver-as-a-Service.
“
DGCL
” means the Delaware General Corporation Law, as amended.
“
Director Election Proposal
” means the proposal to be considered at the Extraordinary General Meeting to elect seven directors to serve on the Kodiak Board until their respective successors are duly elected and qualified.
“
Domestication
” means the deregistration of AACT as an exempted company registered under the laws of the Cayman Islands and registration by way of continuation and domestication of AACT into a Delaware corporation under the applicable provisions of the Memorandum and Articles of Association, the Companies Act and the DGCL. The term “Domestication” includes all matters and necessary or ancillary changes in order to effect such domestication, including the adoption of the Proposed Certificate of Incorporation (a form of which is attached to this proxy statement/prospectus as
Annex D
) consistent with the DGCL and changing the name of the registered agent and the address of the registered office of AACT.
“
Domestication Proposal
” means the proposal to be considered at the Extraordinary General Meeting to approve by special resolution the Domestication.
“
driverless
” means the operation of a vehicle using autonomous driving technology without a safety driver in the vehicle.
“
DWAC
” means The Depository Trust Company’s deposit/withdrawal at custodian system.
“
Earn Out Period
” means the time period beginning on the Closing Date and ending on the earlier of the date that is the four-year anniversary of the Closing Date (inclusive of the first and last day of such period) and the consummation of a Change of Control (as defined in the Business Combination Agreement).
“
Earn Out RSUs
” means an award of Kodiak restricted stock units covering a number of shares of Kodiak Common Stock equal to the product of: (i) the number of shares of Legacy Kodiak Common Stock that were issuable upon exercise of such Legacy Kodiak Option as of immediately prior to the Closing; multiplied by (ii) Per Option Share Earn Out RSU Amount (as defined in the Business Combination Agreement). Each Earn Out RSU will be issued shortly following Closing and be subject to certain service-based vesting conditions.
One-third
of such Earn Out RSUs will become eligible to vest upon the occurrence of each Triggering Event.
“
Earn Out Securities
” means the 75,000,000 shares of Kodiak Common Stock and Earn Out RSUs that Legacy Kodiak Securityholders will be eligible to receive or will vest, respectively, upon satisfaction of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements.
“
Employee Stock Purchase Plan Proposal
” means the proposal to be considered at the Extraordinary General Meeting to approve the ESPP.
“
ESPP
” means the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan, which will become effective upon the Closing. A copy of the ESPP is attached to this proxy statement/prospectus as
Annex H
.
“
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended.
“
Exchanged Kodiak Option
” means an option to purchase a number of shares of Kodiak Common Stock issued upon the automatic conversion of a Legacy Kodiak Option that is outstanding and unexercised as of immediately prior to the Closing in accordance with the Business Combination Agreement.
“
Exchanged SAFE Loan
” means the $10.0 million Second Lien Loan, together with any accrued and unpaid interest thereon, issued to the Sponsor Affiliate Investor in exchange for its $10.0 million SAFE.
“
Extension
” means the extension of the date by which AACT must consummate an initial business consummation from April 25, 2025 to January 26, 2026, or such earlier date as the AACT Board may approve or

v

such later date as the shareholders may approve, in accordance with the Memorandum and Articles of Association, as approved by the AACT shareholders at an extraordinary general meeting of the shareholders held on April 22, 2025.
“
Extraordinary General Meeting
” means the extraordinary general meeting of AACT’s shareholders, to be held at     , Eastern Time, on     , 2025 at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022 and virtually at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025, and any adjournments or postponements of such extraordinary general meeting.
“
Founder Shares
” means the Sponsor’s 12,500,000 AACT Class B Ordinary Shares or Converted AACT Class A Ordinary Shares, as the context so requires.
“
GAAP
” means U.S. generally accepted accounting principles.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“
Incentive Plan Proposal
” means the proposal to be considered at the Extraordinary General Meeting to approve the 2025 EIP.
“
Insiders
” means the Sponsor and each director and officer of AACT.
“
Investment Company Act
” means the Investment Company Act of 1940, as it may be amended.
“
IPO
” means AACT’s initial public offering of the AACT Units, AACT Class A Ordinary Shares and Public Warrants pursuant to the registration statement on Form
S-1
which was declared effective by the SEC on April 20, 2023 (SEC File
No. 333-270951),
whereby AACT completed the offer and sale of 50,000,000 AACT Units.
“
Kodiak
” means AACT as of and following the Domestication, whose name will be changed to Kodiak AI, Inc.
“
Kodiak Board
” means the board of directors of Kodiak.
“
Kodiak Common Stock
” means the common stock of Kodiak, par value $0.0001 per share.
“
Kodiak OpCo
” means, immediately following the Closing, Kodiak Robotics, Inc., a Delaware corporation, as the surviving corporation of the Merger and a direct wholly-owned subsidiary of Kodiak.
“
Kodiak Preferred Stock
” means the preferred stock of Kodiak, par value $0.0001 per share.
“
Kodiak Warrant
” means a redeemable warrant exercisable for one share of Kodiak Common Stock.
“
Legacy Kodiak
” means Kodiak Robotics, Inc., a Delaware corporation, prior to the Closing.
“
Legacy Kodiak Board
” means the board of directors of Legacy Kodiak.
“
Legacy Kodiak
Common Stock
” means the common stock of Legacy Kodiak, par value $0.000001 per share, including any Legacy Kodiak Preferred Stock that converts to common stock pursuant to its terms immediately prior to the Merger.

“
Legacy Kodiak Option
” means each option of Legacy Kodiak that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested.
“
Legacy Kodiak
Preferred Stock
” means the Legacy Kodiak Series Seed Preferred Stock, the Legacy Kodiak Series A Preferred Stock, the Legacy Kodiak Series
B-1
Preferred Stock and the Legacy Kodiak
Series B-2
Preferred Stock.
“
Legacy
Kodiak Securityholders
” means the securityholders of Legacy Kodiak prior to the Closing.
“
Legacy Kodiak
Series A Preferred Stock
” means the Series A Preferred Stock of Legacy Kodiak, $0.000001 par value per share.
“
Legacy Kodiak Series
B-1
Preferred Stock
” means the Series
B-1
Preferred Stock of Legacy Kodiak, $0.000001 par value per share.
“
Legacy Kodiak
Series
B-2
Preferred Stock
” means the Series
B-2
Preferred Stock of Legacy Kodiak, $0.000001 par value per share.
“
Legacy Kodiak
Series Seed Preferred Stock
” means the Series Seed Preferred Stock of Legacy Kodiak, $0.000001 par value per share.
“
Legacy
Kodiak Stockholders
” means the stockholders of Legacy Kodiak prior to the Closing.
“
Legacy Kodiak Warrant
” means each warrant of Legacy Kodiak that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested.
“
Letter Agreement
” means the letter agreement, dated as of April 20, 2023, by and among AACT, the Sponsor and AACT’s officers and directors entered into in connection with the IPO.
“Lincoln
” means Lincoln International LLC, financial advisor to the Special Committee.
“
Maturity Date
” means the earlier of: (i) the consummation of the Business Combination or another initial business combination; and (ii) the last day that AACT has to complete a business combination in accordance with the Memorandum and Articles of Association, as then in effect.
“
Maximum Redemption Scenario
” means a scenario in which 100% of AACT Class A Ordinary Shares currently held by Public Shareholders are redeemed for cash from the Trust Account.
“
Memorandum and Articles of Association
” means the amended and restated memorandum and articles of association of AACT, as amended from time to time. A current copy of the Memorandum and Articles of Association is attached to this proxy statement/prospectus as
Annex C
.
“
Merger
” means the merger of Merger Sub with and into Legacy Kodiak, with Legacy Kodiak surviving, as part of the Business Combination.
“
Merger Sub
” means AAC II Merger Sub, Inc., a Delaware corporation.
“
N
asdaq
” means The Nasdaq Stock Market LLC.
“
No Redemption Scenario
” means a scenario in which no shares of AACT Class A Ordinary Shares currently held by Public Shareholders are redeemed.
“
NYSE
” means The New York Stock Exchange.

“
Organizational Documents Proposal
” means the proposal to be considered at the Extraordinary General Meeting to approve by special resolution the Proposed Certificate of Incorporation and the Proposed Bylaws. A copy of each of the Proposed Certificate of Incorporation and the Proposed Bylaws is attached to this proxy statement/prospectus as
Annex D
and
Annex E
, respectively.
“
Overfunding Loans
” means the $5.0 million of loans extended by the Sponsor to AACT at the time of the IPO, which were placed in the Trust Account for the benefit of the Public Shareholders.
“
Per Share Merger Consideration
” means the quotient obtained by dividing: (i) the aggregate number of shares of Kodiak Common Stock to be issued to Legacy Kodiak Securityholders at the Closing of the Business Combination; by (ii) the fully-diluted capitalization of Legacy Kodiak as of immediately prior to the Closing.
“
Person
” means any individual, firm, corporation, company, partnership, exempted limited partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.
“
PIPE Investment
” means the sale of shares of Kodiak Common Stock in a private placement consummated prior to or substantially concurrently with the Closing.
“
PIPE Investors
” means the investors in the PIPE Investment pursuant to the PIPE Subscription Agreements.
“
PIPE Stock
” means the shares of Kodiak Common Stock to be purchased in the PIPE Investment.
“
PIPE Subscription Agreements
” means the subscription agreements entered into or to be entered into between AACT and each of the PIPE Investors in connection with the PIPE Investment. A copy of the form of PIPE Subscription Agreement is attached to this proxy statement/prospectus as
Annex K
.
“
Private Placement Warrants
” means: (i) the 14,300,000 warrants, each exercisable for one AACT Class A Ordinary Share (or, following the Domestication, one share of Kodiak Common Stock) at $11.50 per share, purchased by the Sponsor for an aggregate purchase price of $14.3 million, or $1.00 per warrant, in a private placement that closed simultaneously with the IPO; and (ii) as of and following the Closing, the 14,300,000 warrants, each exercisable for one share of Kodiak Common Stock at $11.50 per share, held by the Sponsor.
“
Proposed Bylaws
” mean the proposed bylaws of Kodiak to be in effect immediately following the Domestication and Business Combination, a form of which is attached to this proxy statement/prospectus as
Annex E
.
“
Proposed Certificate of Incorporation
” means the proposed certificate of incorporation of Kodiak to be in effect immediately following the Domestication and the Business Combination, a form of which is attached to this proxy statement/prospectus as
Annex D
.
“
Proposed Organizational Documents
” means the Proposed Certificate of Incorporation and the Proposed Bylaws.
“
Public Shareholders
” means the holders of Public Shares.
“
Public Shares
” means the AACT Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO as part of the AACT Units or following the IPO in the open market).
“
Public Warrant
” means the redeemable warrants included in the AACT Units, each exercisable for one AACT Class A Ordinary Share (or, following the Domestication, one share of Kodiak Common Stock) at an exercise price of $11.50.

“
Public Warrant Holders
” means the holders of the Public Warrants.
“
Purchaser Unaffiliated Shareholders
” means holders of AACT Ordinary Shares other than: (i) the Sponsor; (ii) officers, directors or affiliates of AACT; (iii) holders of AACT Ordinary Shares who elect to redeem their shares prior to or in connection with the Business Combination; and (iv) holders of Cancelled Shares and Dissenting Shares (each as defined in the Business Combination Agreement).
“
Record Date
” means    , 2025.
“
Redemption
” means each redemption of Public Shares for cash pursuant to the Memorandum and Articles of Association.
“
Redemption Price
” means an amount equal to each Public Share’s
pro rata
portion of the aggregate amount then on deposit in the Trust Account in accordance with the Memorandum and Articles of Association. The Redemption Price will be calculated two business days prior to the completion of the Business Combination in accordance with the Memorandum and Articles of Association.
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002.
“
SEC
” means the U.S. Securities and Exchange Commission.
“
Second Lien Conversion Price
” means the lower of the transaction price in the Business Combination and 90% of the lowest price per share paid by any PIPE Investor at the Closing.
“
Second Lien Conversion Shares
” means the shares of common stock of Legacy Kodiak, or in certain limited circumstances not expected at this time, other equity securities of Legacy Kodiak into which the Second Lien Loans (together with any accrued but unpaid interest on such Second Lien Loans) will convert as of immediately prior to the Effective Time in accordance with the Second Lien Loan and Security Agreement in connection with the consummation of the Business Combination.
“
Second Lien Loans
” means convertible loans under the Second Lien Loan and Security Agreement that Legacy Kodiak entered into concurrently with the execution of the Business Combination Agreement.
“
Securities Act
” means the U.S. Securities Act of 1933, as amended.
“
Shareholder Proposals
” means, collectively: (i) the Business Combination Proposal; (ii) the Domestication Proposal; (iii) the Stock Issuance Proposal; (iv) the Organizational Documents Proposal; (v) the Advisory Organizational Documents Proposals; (vi) the Incentive Plan Proposal; (vii) the Employee Stock Purchase Plan Proposal; (viii) the Director Election Proposal; and (ix) if presented to the Extraordinary General Meeting, the Adjournment Proposal.
“
Signing Date
” means April 14, 2025.
“
Sodali
” means Sodali & Co, AACT’s proxy solicitor.
“
Special Committee
” means the special committee of the board of directors of AACT, which consists of independent directors.
“
Sponsor
” means Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership and acting through its general partner, Ares Acquisition Holdings II.
“
Sponsor Earn Out Securities
” means the 6,250,000 shares of Kodiak Common Stock held by the Sponsor that will be subject to vesting and vest upon the occurrence of Triggering Event I.

“
Sponsor Support Agreement
” means the Sponsor Support Agreement, dated as of April 14, 2025, by and among AACT, Legacy Kodiak and the Sponsor, as it may be further amended and supplemented from time to time. A copy of the Sponsor Support Agreement is attached to this proxy statement/prospectus as
Annex I
.
“
Stock Exchange
” means the NYSE, Nasdaq, or such other securities exchange as mutually agreed by AACT and Legacy Kodiak.
“
Stock Issuance Proposal
” means the proposal to be considered at the Extraordinary General Meeting to approve: (i) the issuance (or reservation for issuance) of shares of Kodiak Common Stock in connection with the Business Combination and the shares of Kodiak Common Stock issued under the PIPE Subscription Agreements; and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements AACT has entered, or may enter, into prior to Closing, in each case for purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual.
“
Transaction Documents
” means the Business Combination Agreement and each of the agreements and instruments contemplated by the Business Combination Agreement or otherwise related to the transactions contemplated by the Business Combination Agreement and such other agreements or instruments contemplated by the Business Combination Agreement, in each case, that was executed and delivered on the date of the Business Combination Agreement or on or prior to the date of Closing by a Legacy Kodiak Securityholder, Legacy Kodiak, AACT, the Sponsor and any of their respective affiliates. These include the Sponsor Support Agreement, the Company Support Agreements, the A&R Registration Rights Agreement, the Proposed Certificate of Incorporation, the Proposed Bylaws and all documents, agreements, instruments and certificates entered into in connection with such agreements and any and all exhibits and schedules to such agreements.
“
Transaction Proposals
” means, collectively: (i) the Business Combination Proposal; (ii) the Domestication Proposal; (iii) the Stock Issuance Proposal; (iv) the Organizational Documents Proposal; (v) the Advisory Organizational Documents Proposals; (vi) the Incentive Plan Proposal; (vii) the Employee Stock Purchase Plan Proposal; and (viii) the Director Election Proposal.
“
Transfer Agent
” means the Continental Stock Transfer & Trust Company.
“
Triggering Event
” means any of the Triggering Event I, Triggering Event II or Triggering Event III.
“
Triggering Event I
” shall have occurred if, at any time during the Earn Out Period, the volume-weighted average price of one share of AACT Ordinary Shares as reported on the stock exchange (or the exchange on which the shares of AACT Ordinary Shares are then listed) exceeds the Triggering Event I Threshold for 20 out of 30 consecutive trading days.
“
Triggering Event I Threshold
” means $18.00, provided that such amount shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to AACT Ordinary Shares occurring during the Earn Out Period.
“
Triggering Event II
” shall have occurred if, at any time during the Earn Out Period, the volume-weighted average price of one share of AACT Ordinary Shares as reported on the stock exchange (or the exchange on which the shares of AACT Ordinary Shares are then listed) exceeds the Triggering Event II Threshold for 20 out of 30 consecutive trading days.
“
Triggering Event II Threshold
” means $23.00, provided that such amount shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to AACT Ordinary Shares occurring during the Earn Out Period.

x

“
Triggering Event III
” shall have occurred if, at any time during the Earn Out Period, the volume-weighted average price of one share of AACT Ordinary Shares as reported on the stock exchange (or the exchange on which the shares of AACT Ordinary Shares are then listed) exceeds the Triggering Event II Threshold for 20 out of 30 consecutive trading days.
“
Triggering Event III Threshold
” means $28.00, provided that such amount shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to AACT Ordinary Shares occurring during the Earn Out Period.
“
Trust Account
” means the trust account of AACT, which holds the net proceeds from the IPO, the sale of the Private Placement Warrants, the Overfunding Loans and the Contributions, together with interest earned on the net proceeds, less amounts released to pay taxes.
“
Trust Agreement
” means the Investment Management Trust Agreement, dated as of April 20, 2023, by and between AACT and Transfer Agent.
“
Warrant Agreement
” means the Warrant Agreement, dated as of April 20, 2023, between AACT and Transfer Agent, which governs the outstanding Public Warrants.
“
Working Capital Loan
” means the loans (separate from the Overfunding Loans) that the Sponsor or an affiliate of the Sponsor may provide to AACT in order for AACT to finance transaction costs in connection with a business combination. As of the date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT.
Share Calculations and Ownership Percentages
Unless otherwise specified (including in the sections of this proxy statement/prospectus entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” and “
Beneficial Ownership of Securities
”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to Kodiak’s stockholders following the Closing are for illustrative purposes only and assume the following:

•	the Closing occurs on July 17, 2025;

•	a Redemption Price of $11.35;

•
no Public Shareholders exercise their redemption rights in connection with the Closing, and the balance of the Trust Account as of the Closing is the same as its balance on July 17, 2025 of $560.2 million. Please see the section of this proxy statement/prospectus entitled “
Extraordinary General Meeting of AACT—Redemption Rights
”;

•	no AACT Warrants will be exercised;

•	there are no issuances of equity securities of AACT, Legacy Kodiak or Kodiak prior to the Closing except as described below;

•	the $10.0 million Exchanged SAFE Loan remains outstanding following the Closing and is repaid in cash at maturity on October 1, 2026, together with accrued and unpaid interest thereon;

•	the $1.2 million in Working Capital Loans are fully repaid in cash in connection with the Closing;

•	the $5.0 million in Overfunding Loans are fully repaid in cash in connection with the Closing;

•
the $12.5 million transaction fee that is payable to one of Legacy Kodiak’s financial advisors in cash or shares Kodiak Common Stock in connection with the Closing will be paid in shares of Kodiak Common Stock at a price per share equal to the Redemption Price;

•	the Earn Out RSUs and Sponsor Earn Out Securities have not vested and the Earn Out Shares have not been issued;

•	there are no exercises of Legacy Kodiak Options;

•	all of the warrants held by Legacy Kodiak Securityholders vest and are net exercised immediately prior to Closing;

•	the $0.6 million of delayed draw Second Lien Loans are issued on the Closing Date;

•	there is no Modification in Recommendation (as defined in this proxy statement/prospectus);

•
the completion of the contemplated $100.0 million PIPE Investment and that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. Further, the PIPE Investors purchase the PIPE Stock for cash; and

•	none of the Sponsor or its affiliates purchase any AACT Class A Ordinary Shares, AACT Units or Public Warrants in the public markets.

MARKET AND INDUSTRY DATA
We are responsible for the disclosure contained in this proxy statement/prospectus. Unless otherwise indicated, information contained in this proxy statement/prospectus concerning the market and the industry in which Legacy Kodiak competes, including our market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, periodic industry publications, including from those listed below, as well as from filings of public companies in our industry, Legacy Kodiak’s knowledge of the markets for its services and solutions, and assumptions made by Legacy Kodiak based on such sources and knowledge. This information and any estimates provided in this proxy statement/prospectus involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. Notwithstanding the foregoing, we are liable for the information provided in this proxy statement/prospectus. Each publication, study and report is as of its original publication date (and not as of the date of this proxy statement/prospectus). While we are responsible for all of the disclosure in this proxy statement/prospectus and believe the third-party information and our internal research, data and estimates contained in this proxy statement/prospectus to be reliable, neither we nor our advisors have independently verified any third-party information nor has any independent source verified our internal research, data and estimates. The industry in which Legacy Kodiak engages or proposes to engage is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the sections of this proxy statement/prospectus entitled “
Cautionary Note Regarding Forward-Looking Statements
” and “
Risk Factors
—
Risks Related to Legacy Kodiak
—
Risks Related to Our Business
” and elsewhere in this proxy statement/prospectus.
The sources of the statistical data, estimates and market and industry data contained in this proxy statement/prospectus are identified by superscript notations and are provided below:

•	American Trucking Associations, ATA U.S. Freight Transportation Forecast to 2035, January 2025.

•	American Trucking Associations, American Trucking Trends 2024, September 2024.

•	American Trucking Associations, ATA U.S. Freight Transportation Forecast to 2035, January 2025.

•	American Trucking Associations, Driver Shortage Update 2021, October 25, 2021.

•	American Transportation Research Institute, An Analysis of the Operational Costs of Trucking: 2024 Update, June 2024.

•	Bobby Samuels, The Economic Factors Fueling the Trucker Shortage, Vision Magazine, June 27, 2024.

•	Center for Transportation Safety at the Texas A&M Transportation Institute, Analysis of Crash Data in the Texas Permian Basin, 2024.

•	Federal Motor Carrier Safety Administration, Summary of Hours of Service Regulation, https://www.fmcsa.dot.gov/regulations/hours-service/summary-hours-service-regulations, last updated March 28, 2022.

•	Federal Motor Carrier Safety Administration, The Large Truck Crash Causation Study—Analysis Brief, July 2007.

•	Federal Motor Carrier Safety Administration, Safety and Fitness Electronic Records System.

•
Goldilocks and the Three Dispatchers: Quantifying the Impact of Dispatcher Management on Truck Driver Performance, https://dspace.mit.edu/bitstream/handle/1721.1/130951/Proctor_Sousa_Jr_ project_Goldilocks_and_the_Three_Dispatchers.pdf, June 2021.

•	Retailer Industry Leaders Association and McKinsey & Company, Retail Speaks. Retailer delivery speed goals as of 2022.

•	The Business Research Company, Military Truck Global Market Report 2023, October 2023.

•	Transport Topics, 2024 Essential Financial and Operating Information for the 100 Largest For-Hire Carriers in North America, 2024.

•	U.S. Bureau of Labor Statistics, Civilian occupations with high fatal work injury rates, 2023, December 2024.

•	U.S. Bureau of Labor Statistics, CPI Inflation Calculator. https://www.bls.gov/data/inflation_calculator.htm.

•	U.S. Department of Transportation National Highway Traffic Safety Administration, Second Amended Standing General Order 2021-01, July 2021.

•	U.S. Department of Transportation, Preparing for the Future of Transportation—Automated Vehicles 3.0, 2018.

•	U.S. Department of Transportation Federal Motor Carrier Safety Administration, Waivers, Exemptions, and Pilot Programs Annual Report to Congress Fiscal Year 2022, April 2024.

•	U.S. Department of Transportation, Motor Carrier Safety Progress Report Federal Motor Carrier Safety Administration, March 31, 2024.

•	Verified Market Research, Road Freight Transportation Market Size and Forecast 2023-2031, July 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements.” These forward-looking statements may include AACT’s or Legacy Kodiak’s or their management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	our ability to consummate the Business Combination;

•	satisfaction or waiver of the Closing conditions set forth in the Business Combination Agreement;

•	the occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	expectations with respect to the future performance and the success of Kodiak following the consummation of the Business Combination;

•	the expected benefits of the Business Combination;

•	Kodiak’s estimated total addressable markets for its commercial trucking and public sector applications;

•	Kodiak’s operational and product roadmap, and its ability to produce and deploy the Kodiak Driver at scale;

•	Kodiak’s estimated Kodiak Driver-as-a-Service Economics, including assumptions around costs per mile of a human driver, average cost of a human driver and expected customer cost savings;

•	the regulatory landscape for the Kodiak Driver and complexities with compliance related to such landscape, including with respect to recent changes in tariffs and trade policy;

•	Kodiak’s capitalization after giving effect to the Business Combination;

•	developments relating to Kodiak’s competitors and industry;

•	Kodiak’s ability to successfully collaborate with business partners and customers;

•	Kodiak’s expectations regarding its ability to obtain, maintain, protect and enforce its intellectual property rights;

•	Kodiak’s future capital requirements and sources and uses of cash;

•	Kodiak’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•	Kodiak’s expectations regarding expansion plans and opportunities, including into international markets;

•	the completion of the $100.0 million contemplated PIPE Investment;

•	the potential liquidity and trading of Kodiak’s public securities;

•	any changes in Kodiak’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; and

•	expectations regarding Kodiak’s status as an emerging growth company under the JOBS Act.
These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and current expectations, forecasts and assumptions and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing AACT’s or Legacy Kodiak’s views as of any subsequent date. Except as required under applicable securities laws, neither AACT, Legacy Kodiak nor their respective affiliates have any obligation and specifically disclaim any such obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by investors as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. We caution you that the foregoing list does not contain all of the forward-looking statements made in this proxy statement/prospectus. We advise you that the safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by AACT or Legacy Kodiak in connection with this proxy statement/prospectus.
You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. Moreover, Legacy Kodiak operates in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for Legacy Kodiak and AACT to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this proxy statement/prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Some factors that could cause actual results to differ include:

•	significant risks and uncertainties associated with rapidly evolving AV technology;

•	Kodiak’s limited operating history, including its net losses and undemonstrated ability to achieve profitability;

•
Kodiak’s ability to execute its Driver-as-a-Service or DaaS business model, including maintaining, retaining and expanding customer relationships and scaling production and commercial deliveries on expected timelines;

•	any flaws or errors in Kodiak’s solutions or flaws in or misuse of AV technology in general;

•	the risk of significant injury, including fatalities, presented by AV technology;

•	the effects of competition on Kodiak’s business;

•	risks related to working with third-party suppliers, OEMs, upfitters, service providers and partners for key components of the Kodiak Driver, including supply shortages;

•	Kodiak’s dependence on a limited number of customers, including Atlas and customers in the public sector, for a significant portion of its revenue;

•	Kodiak’s reliance on the experience and expertise of its management team, engineers and other key employees;

•	Kodiak’s ability to establish, maintain, protect or enforce its technology and intellectual property rights and defend intellectual property infringement claims from others;

•	changes in the regulatory environment, including changes to tariff and trade policies;

•	risks related to general business and economic conditions, including those related to the trucking, industrial, oil and gas and public sector ecosystems;

•	real or perceived inaccuracies in Kodiak’s assumptions and estimates to calculate certain metrics;

•	Kodiak’s ability to raise capital in the future and its ability to manage its growth, cash and expenses;

•	the inability of the parties to successfully or timely consummate the Business Combination;

•	any legal proceedings instituted against AACT, Legacy Kodiak or AACT’s shareholders related to the Business Combination;

•	dilution to AACT’s shareholders due to the issuance of shares of Kodiak Common Stock and other securities in connection with the Business Combination;

•	the ability of AACT’s Public Shareholders to exercise redemption rights;

•	if the Adjournment Proposal is not approved and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal; and

•	other risks and uncertainties described in this proxy statement/prospectus, including those detailed under the section entitled “ Risk Factors .”
If any of the risks or uncertainties described in this proxy statement/prospectus materialize or the underlying assumptions prove incorrect, actual results and plans could differ materially from the results implied by any forward-looking statements. There may be additional risks that neither Legacy Kodiak nor AACT presently know or that Legacy Kodiak and AACT currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF AACT
The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that may be important to AACT’s shareholders. AACT urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to in this proxy statement/prospectus, carefully and in their entirety to fully understand the Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held at    , Eastern Time, on     , 2025 at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022, and virtually via live webcast. To participate in the Extraordinary General Meeting online, visit https://www.cstproxy.com/aresacquisitioncorporationii/egm2025 and enter the
12-digit
control number included on your proxy card. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Extraordinary General Meeting, as described in this proxy statement/prospectus.

Q.	Why am I receiving this proxy statement/prospectus?

A.
AACT shareholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination. Among other things, the Business Combination Agreement provides for the Domestication of AACT to Delaware as described below and the merger of Merger Sub with and into Legacy Kodiak, with Legacy Kodiak being the surviving company as a direct, wholly-owned subsidiary of Kodiak, in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal
” for more detail.

As a condition to the Closing, and at least one day prior to the Closing, AACT will change its jurisdiction of incorporation by effecting a deregistration under Section 206 of the Companies Act and a domestication under Section 388 of the DGCL, pursuant to which AACT’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. In connection with the Extension, the Sponsor converted all of its AACT Class B Ordinary Shares into Converted AACT Class A Ordinary Shares. In connection with the Domestication: (i) each of the then issued and outstanding AACT Class A Ordinary Shares will convert automatically, on a one-for-one
basis, into a share of Kodiak Common Stock; (ii) each of the then issued and outstanding AACT Warrants will convert automatically into a Kodiak Warrant; and (iii) each then issued AACT Unit will automatically be cancelled and each holder of AACT Units will be entitled to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant. No fractional Kodiak Warrants will be issued upon such cancellation of AACT Units.
You are receiving this proxy statement/prospectus in connection with the Extraordinary General Meeting. AACT is holding the Extraordinary General Meeting to, among other things, obtain the approvals required for the Business Combination and the other transactions contemplated by the Business Combination Agreement. See the section entitled “
The Business Combination Proposal
” of this proxy statement/prospectus for additional information.
A current copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. You are encouraged to carefully read this proxy statement/prospectus and the Business Combination Agreement in their entirety.
AACT is sending this proxy statement/prospectus to its shareholders to help them decide how to vote their AACT Ordinary Shares with respect to the matters to be considered at the Extraordinary General Meeting. The Business Combination cannot be completed unless AACT’s shareholders approve the Condition Precedent Proposals set forth in this proxy statement/prospectus. Information about the Extraordinary General Meeting, the Business Combination and the other business to be considered by shareholders at the Extraordinary General Meeting is contained in this proxy statement/prospectus.

This document constitutes a proxy statement and a prospectus of AACT. It is a proxy statement because the AACT Board is soliciting proxies from its shareholders using this proxy statement/prospectus. It is a prospectus because AACT, in connection with the Business Combination, is offering shares of Kodiak Common Stock in exchange for the AACT Ordinary Shares and certain of the shares of Legacy Kodiak Common Stock outstanding as of the relevant times as described in this proxy statement/prospectus. See the section entitled “
The Business Combination
 Proposal
—
The Business Combination Agreement
—Business
Combination Consideration
” of this proxy statement/prospectus for additional information.
THE VOTE OF PUBLIC SHAREHOLDERS IS IMPORTANT. PUBLIC SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF AACT AND LEGACY KODIAK, IN ITS ENTIRETY.

Q.	What proposals are shareholders of AACT being asked to vote upon?

A.	At the Extraordinary General Meeting, AACT is asking holders of AACT Ordinary Shares to consider and vote upon:

•	the Business Combination Proposal;

•	the Domestication Proposal;

•	the Stock Issuance Proposal;

•	the Organizational Documents Proposal;

•	the Advisory Organizational Documents Proposals;

•	the Incentive Plan Proposal;

•	the Employee Stock Purchase Plan Proposal;

•	the Director Election Proposal; and

•	the Adjournment Proposal, if presented to the Extraordinary General Meeting.
If AACT’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could be terminated, and the Business Combination may not be consummated. See the sections of this proxy statement/prospectus entitled “
The Business Combination Proposal
,” “
The Domestication Proposal
,” “
The Stock Issuance Proposal
,” “
The Organizational Documents Proposal
,” “
The Incentive Plan Proposal
,” “
The Employee Stock Purchase Plan Proposal
,” and “
The Director Election Proposal
.”
AACT will hold the Extraordinary General Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. Shareholders of AACT should read it carefully.
After careful consideration, the AACT Board and the Special Committee have each unanimously determined that each of: (i) the Business Combination Proposal; (ii) the Domestication Proposal; (iii) the Stock Issuance Proposal; (iv) the Organizational Documents Proposal; (v) the Advisory Organizational Documents Proposals; (vi) the Incentive Plan Proposal; (vii) the Employee Stock Purchase Plan Proposal; (viii) the Director Election Proposal; and (ix) the Adjournment Proposal, if presented to the Extraordinary General Meeting, is in the best interests of AACT. Accordingly, the AACT Board and the Special Committee unanimously recommend that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of

AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. Certain of AACT’s directors and officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

Q.	Are the proposals conditioned on one another?

A.
Yes. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Extraordinary General Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of all of the other Condition Precedent Proposals. The Advisory Organizational Documents Proposals are conditioned on the approval of all of the Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Q.	Why is AACT proposing the Business Combination?

A.	AACT was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Legacy Kodiak is a leading provider of
AI-powered
AV technology that is designed to help tackle some of the toughest driving jobs. Based on AACT’s due diligence investigations of Legacy Kodiak and the industry in which it operates, including the financial and other information provided by Legacy Kodiak in the course of AACT’s due diligence, the AACT Board, including the Special Committee, believes that the Business Combination with Legacy Kodiak is in the best interests of AACT and its shareholders and presents an opportunity to increase shareholder value. See “
The Business Combination Proposal—The AACT Board’s and the Special Committee’s Reasons for the Approval of the Business Combination
” of this proxy statement/prospectus for additional information.

Q.	What will Legacy Kodiak Securityholders receive in connection with the Business Combination?

A.
Pursuant to the Business Combination Agreement, in exchange for the outstanding equity interests of Legacy Kodiak, Legacy Kodiak Securityholders will receive the Aggregate Consideration which is equal to, in the aggregate, a number of shares of Kodiak Common Stock that is approximately equal to the quotient obtained by dividing (i) the Base Purchase Price by (ii) the Redemption Price, subject to adjustment in limited circumstances not currently anticipated to occur as set forth in the Business Combination Agreement. In addition, Legacy Kodiak Securityholders will receive, on a pro rata basis, the Earn Out Securities. The shares of Kodiak Common Stock issuable as Earn Out Securities will be issued, and the Earn Out RSUs will vest, subject to the satisfaction of certain milestones. Each Earn Out RSU will be subject to certain service-based vesting conditions. Outstanding Legacy Kodiak Options, whether vested or unvested, will convert into Exchanged Kodiak Options. Outstanding warrants of Legacy Kodiak will (i) be net exercised in exchange for Kodiak Common Stock; or (ii) convert to Kodiak Warrants. For further details, see the section titled “
The Business Combination Proposal—The
 Business Combination Agreement—Business Combination Consideration
.”

Q.	What are the material U.S. federal income tax consequences of the Merger to U.S. Holders of Legacy Kodiak Common Stock?

A.
Each of Legacy Kodiak and AACT intends for the Merger to qualify, and each will take the position that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of Code unless otherwise required by: (i) a “determination” within the meaning of Section 1313(a) of the Code (or any similar or analogous law); or (ii) a change in applicable law. Assuming the Merger so qualifies, Legacy Kodiak U.S.

holders (as defined in the section titled “
Material U.S. Federal Income Tax Considerations of the Merger
”) generally should not recognize gain or loss for U.S. federal income tax purposes on the receipt of shares of Kodiak Common Stock and the Earn Out Right (as defined in “
Material U.S. Federal Income Tax Considerations of the Merger
”) in the Merger, other than income, if any, with respect to imputed interest.
The obligations of Legacy Kodiak and AACT to complete the Merger are not conditioned on the receipt of opinions of U.S. tax counsel to the effect that the Merger will qualify as a reorganization for U.S. federal income tax purposes. If the Merger does not qualify as a reorganization, the Merger will be treated as a taxable stock sale and each Legacy Kodiak U.S. holder of Legacy Kodiak Common Stock will generally recognize capital gain or loss, for U.S. federal income tax purposes, on the receipt of Kodiak Common Stock and the Earn Out Right issued to such holders of Legacy Kodiak Common Stock.
Please review the information in the section entitled “
Material U.S. Federal Income Tax Considerations of the Merger”
of this proxy statement/prospectus for a more complete description of the material U.S. federal income tax consequences of the Merger to Legacy Kodiak U.S. holders. The discussion of the material U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion. The tax consequences of the Merger to any particular Legacy Kodiak Stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your own tax advisor to determine your tax consequences from the Merger, including the applicability and effect of U.S. federal, state, local and
non-U.S.
income and other tax laws in light of your particular circumstances.

Q.	What equity stake will current AACT shareholders and Legacy Kodiak Securityholders hold in Kodiak immediately after the Closing?

A.
As of July 17, 2025, there are 49,359,712 Public Shares issued and outstanding which may be redeemed in connection with the Extraordinary General Meeting, and 12,500,000 shares of non-redeemable Class A Ordinary Shares issued and outstanding. In addition, there are 39,300,000 AACT Warrants issued and outstanding, consisting of 25,000,000 Public Warrants and 14,300,000 Private Placement Warrants. Each AACT Warrant is each exercisable for one AACT Class A Ordinary Share (or, following the Domestication, one share of Kodiak Common Stock).

AACT cannot predict how many Public Shares will be redeemed. As a result, AACT is presenting three different redemption scenarios with respect to AACT Class A Ordinary Shares, each of which presents a different allocation of total Kodiak equity following the Closing. To illustrate potential dilution in each such scenario, the tables below present the post-Closing share ownership of Kodiak under each of: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario.
The first table excludes the dilutive effect of: (i) the Earn Out Securities; (ii) the Sponsor Earn Out Securities; (iii) the Private Placement Warrants; (iv) the Public Warrants; (v) the Kodiak Warrants into which the Working Capital Loans can be converted; and (vi) the Kodiak Warrants into which the Overfunding Loans can be converted. The second table includes the dilutive effect of such items.

	No Redemption Scenario (1)		50% Redemption Scenario (1)		Maximum Redemption Scenario (1)
	Common Stock	Ownership %*	Common Stock	Ownership %*	Common Stock	Ownership %*
Public Shareholders	49,359,712	17.2%	24,679,856	9.4%	—	—%
Sponsor (2)	6,250,000	2.2%	6,250,000	2.4%	6,250,000	2.6%
Legacy Kodiak Securityholders (3)	220,264,317	76.9%	220,264,317	84.2%	220,264,317	93.0%
PIPE Investors (4)	9,300,048	3.2%	9,300,048	3.6%	9,300,048	3.9%
Legacy Kodiak Advisor (5)	1,101,321	0.4%	1,101,321	0.4%	1,101,321	0.5%

Total shares of Kodiak Common Stock outstanding at Closing	286,275,398	100.0%	261,595,542	100.0%	236,915,686	100.0%

	No Redemption Scenario (1)		50% Redemption Scenario (1)		Maximum Redemption Scenario (1)
	Common Stock	Ownership %*	Common Stock	Ownership %*	Common Stock	Ownership %*
Public Shareholders	49,359,712	11.9%	24,679,856	6.4%	—	—%
Public Warrant Holders (6)	25,000,000	6.1%	25,000,000	6.4%	25,000,000	6.9%
Sponsor (2)	6,250,000	1.5%	6,250,000	1.6%	6,250,000	1.7%
Private Placement Warrant Holder (6)	14,300,000	3.5%	14,300,000	3.7%	14,300,000	3.9%
Legacy Kodiak Securityholders (3)	220,264,317	53.3%	220,264,317	56.7%	220,264,317	60.6%
Sponsor Earn Out Securities (7)	6,250,000	1.5%	6,250,000	1.6%	6,250,000	1.7%
Earn Out Securities (8)	75,000,000	18.2%	75,000,000	19.3%	75,000,000	20.6%
Shares Issued upon Conversion of Working Capital Loan Warrants (6)(9)	1,232,707	0.3%	1,232,707	0.3%	1,232,707	0.3%
Shares Issued upon Conversion of Overfunding Loan Warrants (6)(10)	5,000,000	1.2%	5,000,000	1.3%	5,000,000	1.4%

PIPE Investors (4)	9,300,048	2.3%	9,300,048	2.4%	9,300,048	2.6%
Legacy Kodiak Advisor (5)	1,101,321	0.3%	1,101,321	0.3%	1,101,321	0.3%

Fully-Diluted Shares	413,058,105	100.0%	388,378,249	100.0%	363,698,393	100.0%

*	Amounts may not sum due to rounding.
(1)
Share ownership presented under each redemption scenario is presented for illustrative purposes. AACT and Legacy Kodiak cannot predict how many Public Shares will be redeemed. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. The ownership percentages of current AACT shareholders may also differ from the presentation above if the actual redemptions are different from these assumptions. See “
Risk Factors—Risks Related to AACT—The ability of our Public Shareholders to exercise redemption rights with respect to a portion of our Public Shares could increase the probability that the Business Combination will be unsuccessful and that you would have to wait for liquidation for your Public Shares to be redeemed
.” Assumes a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025.

(2)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(3)
Includes (i) 56,562,426 shares of Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans, excluding the Exchanged SAFE Loan, into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements.

(4)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(5)	Represents shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in settlement of $12.5 million of fees payable to such adviser.
(6)
Represents shares issuable upon the exercise of Kodiak Warrants. Kodiak Warrants will be exercisable beginning 30 days following the Closing for one share of Kodiak Common Stock at an exercise price of $11.50 per share in accordance with the terms of the warrants. Each redemption scenario assumes that all outstanding warrants are exercised for cash.

(7)	Represents 6,250,000 shares of Kodiak Common Stock which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.
(8)
Represents an aggregate of 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. 25,000,000 Earn Out Securities will vest or be issued upon the occurrence of Triggering Event I, 25,000,000 Earn Out Securities will vest or be issued upon the occurrence of Triggering Event II and 25,000,000 Earn Out Securities will vest or be issued upon the occurrence of Triggering Event III.

(9)
Assumes that the Working Capital Loans are converted into Kodiak Warrants. The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants.

(10)
Assumes that the Overfunding Loans are converted into Kodiak Warrants. The Overfunding Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants.

For more information, please see the sections of this proxy statement/prospectus entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” and “
Beneficial Ownership of Securities
.”

Q.	How has the announcement of the Business Combination affected the trading price of the AACT Class A Ordinary Shares?

A.
On April 11, 2025, the last trading date prior to the public announcement of the Business Combination, AACT Units, AACT Class A Ordinary Shares and Public Warrants closed at $11.43, $11.18 and $0.24, respectively. As of July 17, 2025, the last practicable trading day immediately prior to the filing date of this proxy statement/prospectus, the closing price for each AACT Unit, AACT Class A Ordinary Share and Public Warrant was $12.29, $11.38 and $1.45, respectively.

Q.	Will AACT obtain new financing in connection with the Business Combination?

A.
Concurrently with the execution of the Business Combination Agreement, on April 14, 2025, AACT entered into PIPE Subscription Agreements with certain institutional and accredited investors. Under the terms and conditions of the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase PIPE Stock from Kodiak. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock. AACT may enter into PIPE Subscription Agreements with additional PIPE Investors prior to the closing of the Business Combination. The base purchase price per share for the PIPE Stock will equal the Redemption Price, subject to adjustment such that the purchase price per share will be 90% of the Redemption Price for any PIPE Investor that subscribes for $50.0 million or more of PIPE Stock. The closing of the PIPE Investments is conditioned upon, among other things, the completion or concurrent consummation of the Business Combination.

Pursuant to the PIPE Subscription Agreements, a PIPE Investor may elect to reduce the number of shares of PIPE Stock it is obligated to purchase under its PIPE Subscription Agreement, on a one-for-one
basis, up to the total amount of shares of PIPE Stock subscribed for under the PIPE Subscription Agreement, to the extent the PIPE Investor: (i) purchases AACT Class A Ordinary Shares in open market transactions at a price less than the Redemption Price prior to the Record Date (the “
Open Market Purchase Shares
”); or (ii) beneficially owned any AACT Class A Ordinary Shares as of the date of its PIPE Subscription Agreement (the “
Currently Owned Shares
”). With respect to Open Market Purchase Shares, a PIPE Investor must agree to: (A) not sell or otherwise transfer any Open Market Purchase Shares prior to the Closing; (B) not vote any Open Market Purchase Shares in favor of approving the Business Combination or any extension of AACT and instead submit a proxy abstaining from voting on such proposal; and (C) to the extent such PIPE Investor has the right to have any of its Open Market Purchase Shares redeemed for cash in connection with the Closing or in connection with any extension of AACT, not exercise any such redemption rights. With respect to Currently Owned Shares, a PIPE Investor must agree to: (A) not sell or otherwise transfer any Currently Owned Shares prior to the Closing; (B) vote all of its Currently Owned Shares in favor of approving the Business Combination or any extension of AACT; and (C) to the extent such PIPE Investor has the right to have any of its Currently Owned Shares redeemed for cash in connection with the Closing or in connection with any extension of AACT, not exercise any such redemption rights. For more information, see “
The Business Combination Proposal—Related Agreements—PIPE Subscription Agreement.
”
A copy of the form of PIPE Subscription Agreement is attached to this proxy statement/prospectus as
Annex K
, which you are encouraged to read in its entirety.

Q.	Why is AACT proposing the Domestication?

A.
The AACT Board believes that there are significant advantages to Kodiak that will arise as a result of a change of AACT’s domicile to the State of Delaware, including: (i) the prominence, predictability and flexibility of the DGCL; (ii) Delaware’s well-established principles of corporate governance; and (iii) the increased ability for Delaware corporations to attract and retain qualified directors. Further, the AACT Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. Each of the foregoing are discussed in greater detail in the section of this proxy statement/prospectus entitled “
The Domestication Proposal—Reasons for the Domestication
.”

To effect the Domestication, AACT will file an application to deregister with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents and fees, and file the Proposed Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which AACT will be domesticated and continue as a Delaware corporation.
The approval of the Domestication Proposal is a condition to closing the Business Combination under the Business Combination Agreement. The approval of the Domestication Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of holders of at least two-thirds
of the AACT Ordinary Shares, who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

Q.	How will the Domestication affect my AACT Class A Ordinary Shares, AACT Warrants and AACT Units?

A.
In connection with, and upon the effectiveness of, the Domestication: (i) each AACT Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert, on a one-for-one
basis, into one share of Kodiak Common Stock; (ii) each of the issued and outstanding AACT Warrants will automatically convert into Kodiak Warrants and represent the right to purchase one share of Kodiak Common Stock on the same terms as the AACT Warrants; and (iii) each AACT Unit issued and outstanding immediately prior to the Domestication will automatically be cancelled and each holder of AACT Units will be entitled to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant.

Q.	What are the material U.S. federal income tax considerations of the Domestication?

A.
As discussed more fully under “
Material U.S. Federal Income Tax Considerations Related to AACT
” of this proxy statement/prospectus, AACT intends for the Domestication to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code (an “
F Reorganization
”). Assuming that the Domestication so qualifies, and subject to the “passive foreign investment company” (“
PFIC
”) rules discussed below and under “
Material U.S. Federal Income Tax Considerations Related to AACT

-

II. U.S. Holders

-

A. Tax Effects of the Domestication to U.S. Holders

-

5. PFIC Considerations
,” U.S. Holders (as defined in “
Material U.S. Federal Income Tax Considerations Related to AACT

-

II. U.S. Holders
”) will be subject to Section 367(b) of the Code in connection with the Domestication and, as a result:

•
a U.S. Holder who beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of AACT shares entitled to vote or 10% or more of the total value of all classes of AACT shares (a “
10% U.S. Shareholder
”) on the date of the Domestication generally will be required to include in income as a deemed dividend deemed paid by AACT the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367(b) of the Code) attributable to the AACT Class A Ordinary Shares held directly by such U.S. Holder;

•
a U.S. Holder who, on the date of the Domestication, is not a 10% U.S. Shareholder and whose AACT Class A Ordinary Shares have a fair market value of $50,000 or more on the date of the Domestication generally will recognize gain (but not loss) with respect to its AACT Class A Ordinary Shares as if such U.S. Holder exchanged its AACT Class A Ordinary Shares for Kodiak Common Stock in a taxable transaction unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend deemed paid by AACT the “all earnings and profits” amount attributable to such U.S. Holder’s AACT Class A Ordinary Shares; and

•
a U.S. Holder who, on the date of the Domestication, is not a 10% U.S. Shareholder and whose AACT Class A Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication generally will not recognize any gain or loss or include any part of the “all earnings and profits amount” in income under Section 367(b) of the Code in connection with the Domestication.

AACT does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication. However, the determination of earnings and profits is complex and may be impacted by numerous factors (including matters discussed in this proxy statement/prospectus). It is possible that the amount of AACT’s cumulative net earnings and profits could be positive through the date of the Domestication.
As discussed more fully under “
Material U.S. Federal Income Tax Considerations Related to AACT
—
II. U.S. Holders
—
A. Tax Effects of the Domestication to U.S. Holders
—
5. PFIC Considerations
,” AACT believes that it is likely classified as a PFIC for U.S. federal income tax purposes. If AACT were classified as a PFIC for U.S. federal income tax purposes, then notwithstanding the U.S. federal income tax consequences of the Domestication discussed in the foregoing, proposed Treasury Regulations under Section 1291(f) of the Code and certain other PFIC rules (which have retroactive proposed effective dates), if finalized in their current form, generally would require a U.S. Holder to recognize gain on the exchange of AACT Class A Ordinary Shares, AACT Units or AACT Warrants for Kodiak Common Stock or Kodiak Warrants pursuant to the Domestication. Any such gain would be taxable income with no corresponding receipt of cash in the Domestication. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. The proposed Treasury Regulations provide coordinating rules with other sections of the Code, including Section 367(b), which affect the manner in which the rules under such other sections apply to transfers of PFIC stock. However, it is difficult to predict whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code and such other PFIC rules may be adopted and how any such Treasury Regulations would apply. Importantly, however, U.S. Holders that make or have made certain elections discussed further under “
Material U.S. Federal Income Tax Considerations

Related to AACT—
II. U.S. Holders
—
A. Tax Effects of the Domestication to U.S. Holders
—
5. PFIC Considerations
—
d. QEF Election and
Mark-to-Market
Election
” with respect to their AACT Class A Ordinary Shares are generally not subject to the same gain recognition rules under the currently proposed Treasury Regulations under Section 1291(f) of the Code. Under current law, no such elections may be made with respect to AACT Warrants. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see “
Material U.S. Federal Income Tax Considerations

Related to AACT—
II. U.S. Holders—A. Tax Effects of the Domestication to U.S. Holders
—
5. PFIC Considerations
.”
Each U.S. Holder is urged to consult its own tax advisor concerning the application of the PFIC rules, including the proposed Treasury Regulations, to the exchange of AACT Class A Ordinary Shares, AACT Units and AACT Warrants for Kodiak Common Stock and Kodiak Warrants pursuant to the Domestication.
Moreover, U.S. Holders of AACT Class A Ordinary Shares exercising redemption rights will be subject to the potential tax consequences of the Domestication.
Additionally, the Domestication may cause
Non-U.S.
Holders (as defined in “
Material U.S. Federal Income Tax Considerations Related to AACT
—
III.
Non-U.S.
Holders
”) to become subject to U.S. federal withholding taxes on any amounts treated as dividends paid in respect of such
Non-U.S.
Holder’s Kodiak Common Stock after the Domestication.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders of AACT Class A Ordinary Shares, AACT Units or AACT Warrants are urged to consult their tax advisor regarding the tax consequences to them of the Domestication, including the applicability and effect of U.S. federal, state, local and
non-U.S.
tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see “
Material U.S. Federal Income Tax Considerations Related to AACT
.”

Q.	Do I have redemption rights?

A.
If you are a holder of Public Shares, you have the right to request that we redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described in the Memorandum and Articles of Association and elsewhere in this proxy statement/prospectus. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal and regardless of whether they hold Public Shares on the Record Date. If you wish to exercise your redemption rights, please see the answer to the next question: “
How do I exercise my redemption rights?
”

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares sold in our IPO. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares sold in our IPO, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor has agreed to waive its redemption rights with respect to all of the Converted AACT Class A Ordinary Shares in connection with the Closing. The Converted AACT Class A Ordinary Shares will be excluded from the pro rata calculation used to determine the per-share
Redemption Price.

Q.	How do I exercise my redemption rights?

A.	If you are a Public Shareholder and wish to exercise your right to redeem the Public Shares, you must:

1.
(i) hold Public Shares; or (ii) hold Public Shares through AACT Units and elect to separate your AACT Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

2.
submit a written request to Transfer Agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that Kodiak redeem all or a portion of your Public Shares for cash; and

3.	deliver your share certificates for Public Shares (if any) along with the redemption forms to Transfer Agent, physically or electronically through DTC.
Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on       , 2025 (two business days before the initially scheduled date of the Extraordinary General Meeting) in order for their Public Shares to be redeemed (the “
Redemption Deadline
”).
The address of Transfer Agent is listed under the question “
Who can help answer my questions?
” of this proxy statement/prospectus.
Public Shareholders will be entitled to request that their Public Shares be redeemed for the Redemption Price. For illustrative purposes, as of July 17, 2025, this would have amounted to approximately $11.35 per issued and outstanding Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of AACT’s creditors, if any, which could have priority over the claims of the Public Shareholders. The per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote, how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to Public Shareholders electing to redeem their Public Shares will be distributed promptly after the Closing.
Any request for redemption, once made by a holder of Public Shares, may not be withdrawn following the Redemption Deadline, unless the AACT Board determines (in its sole discretion) to permit such withdrawal of a redemption request (which it may do in whole or in part). Furthermore, if a holder of a Public Share delivers its share certificates (if any) along with the redemption forms in connection with an election of its redemption and subsequently decides prior to the Redemption Deadline not to elect to exercise such rights, it may simply request that AACT permit the withdrawal of the request for redemption and instruct the Transfer Agent, to return the share certificates (physically or electronically). The holder can make such request by contacting the Transfer Agent at the address or email address listed in this proxy statement/prospectus.
Any corrected or changed written exercise of redemption rights must be received by the Transfer Agent at least two business days prior to the initially scheduled date of the Extraordinary General Meeting. No request for redemption will be honored unless the holder’s certificates for Public Shares (if any) along with the redemption forms have been delivered (either physically or electronically) to the Transfer Agent, at least two business days prior to the initially scheduled date of the Extraordinary General Meeting.
If a holder of Public Shares properly makes a request for redemption and the certificates for Public Shares (if any) along with the redemption forms are delivered as described above, then, if the Business Combination is consummated, Kodiak will redeem the Public Shares for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the Closing. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank.
If you are a holder of Public Shares and you exercise your redemption rights, such exercise will not result in the loss of any Public Warrants that you may hold.

Q.	If I am a holder of Public Warrants, can I exercise redemption rights with respect to my Public Warrants?

A.	No. The holders of AACT Warrants have no redemption rights with respect to such securities.
Assuming that no more than 24,679,856 Public Shares, representing 50% of the number of Public Shares outstanding as of the date of this proxy statement/prospectus are redeemed for an aggregate payment of $280.1 million from the Trust Account, which is a potential amount of redemptions, and assuming that each redeeming Public Shareholder holds one-half
of one Public Warrant for each Public Share being redeemed (representing the number of Public Warrants included in each AACT Unit) and using the closing warrant price on the NYSE of $1.45 as of July 17, 2025, the aggregate fair value of Public Warrants that can be retained by redeeming Public Shareholders is $17.9 million. Assuming the Maximum Redemption Scenario, resulting in Public Shares redeemed for an aggregate payment of $560.2 million from the Trust Account, and assuming that each redeeming Public Shareholder holds one-half
of one Public Warrant for each Public Share being redeemed (representing the number of Public Warrants included in each AACT Unit) and using the closing warrant price on the NYSE of $1.45 as of July 17, 2025, the aggregate fair value of Public Warrants that can be retained by redeeming Public Shareholders is $35.8 million. The actual market price of the Public Warrants may be higher or lower on the date that warrant holders seek to sell such Public Warrants. Additionally, AACT cannot assure the holders of warrants that they will be able to sell their Public Warrants in the open market as there may not be sufficient liquidity in such securities when warrant holders wish to sell their Public Warrants. Further, while the level of redemptions of Public Shares will not directly change the value of the warrants because the warrants will remain outstanding regardless of the level of redemptions, as redemptions of Public Shares increase, all holders of Kodiak Warrants following the Closing who exercise such Kodiak Warrants will ultimately own a greater interest in Kodiak because there would be fewer shares outstanding overall.

Q.	How do the Public Warrants differ from the Private Placement Warrants, and what are the related risks for holders of Public Warrants after the Business Combination?

A.
The Public Warrants are identical to the Private Placement Warrants in all material terms and provisions, except that the Private Placement Warrants (including the shares of AACT Ordinary Shares issuable upon exercise of the Private Placement Warrants): (i) are not redeemable by AACT or Kodiak; (ii) may not be transferred, assigned or sold by the holders until 30 days after the Closing, subject to certain limited exceptions; (iii) may be exercised by the holders on a cashless basis; and (iv) are entitled to registration rights.

Following the Closing, we may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, making your warrants worthless. Kodiak may redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant. To exercise such redemption right: (i) the last reported sale price of Kodiak Common Stock must equal or exceed $18.00 per share (as may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation) for any 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date on which we send notice of redemption to the warrant holders; and (ii) certain other conditions must be met. If and when the Public Warrants become redeemable by Kodiak, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, Kodiak may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants could force you to: (A) exercise your Public Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so; (B) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants; or (C) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.
If Kodiak calls the Public Warrants for redemption, management of Kodiak will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of shares of Kodiak Common Stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuance of Kodiak Common Stock at a price below its exercise price. Additionally, in no event will Kodiak be required to net cash settle the Public Warrants.
If AACT is unable to complete the Business Combination within the Combination Period, and AACT liquidates the funds held in the Trust Account, holders of the Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from AACT’s assets held outside of the Trust Account with the respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

Q.	What are the U.S. federal income tax consequences of exercising my redemption rights?

A.
The U.S. federal income tax consequences of exercising your redemption rights with respect to your Public Shares depend on your particular facts and circumstances. It is possible that you may be treated as selling your shares and, as a result, recognize capital gain or capital loss. It is also possible that the Redemption may be treated as a distribution for U.S. federal income tax purposes. Whether a redemption of shares qualifies for sale treatment will depend largely on the total number of shares of Kodiak stock you are treated as owning before and after the redemption (including any shares that you constructively own as a result of owning Public Warrants and any shares that you directly or indirectly acquire pursuant to the Business Combination) relative to all of the shares of Kodiak stock outstanding both before and after the redemption. U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication, including under Section 367 of the Code and potential tax consequences of the U.S. federal income tax rules relating to PFICs. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “
Material U.S. Federal Income Tax Considerations
Related to AACT
.”
All Public Shareholders considering exercising redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and
non-U.S.
tax laws.

Q.	What happens to the funds deposited in the Trust Account after the Closing?

A.
Following the closing of the IPO, $505.0 million ($10.10 per AACT Unit) of the net proceeds from the IPO and certain of the proceeds from the Private Placement Warrants and the Overfunding Loans were placed in the Trust Account. As of July 17, 2025, funds in the Trust Account totaled $560.2 million and were comprised entirely of U.S. government securities with maturities of 185 days or less or money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act. These funds will remain in the Trust Account, except for the withdrawal of interest to pay taxes, if any, until the earliest of: (i) the completion of a business combination (including the Business Combination); (ii) the redemption of all of the Public Shares if AACT is unable to complete an initial business combination within the Combination Period; and (iii) the redemption of any Public Shares properly tendered in connection with certain shareholder votes (for example, to approve certain amendments to the Memorandum and Articles of Association), in each case subject to applicable law.

Upon the Closing, the funds deposited in the Trust Account will be released to pay holders of Public Shares who properly exercise their redemption rights; to pay transaction fees and expenses associated with the Business Combination; and for working capital and general corporate purposes of Kodiak following the Business Combination. See the section of this proxy statement/prospectus entitled “
Summary of the Proxy Statement/Prospectus—Sources and Uses of Funds for the Business Combination
.”

Q.	What underwriting fees are payable in connection with the Business Combination?

A.
Pursuant to the Underwriting Agreement, dated April 20, 2023 (the “
Underwriting Agreement
”), by and among AACT and Citigroup Global Markets Inc. (“
Citi
”) and UBS Securities LLC (“
UBS
”), acting as representatives of the several underwriters in connection with the IPO, AACT paid a cash underwriting fee to the underwriters of $10.0 million and agreed to pay the underwriters a deferred underwriting fee of $0.35 per AACT Unit sold in the IPO, totaling $17.5 million, upon the consummation of an initial business combination, payable from amounts held in the Trust Account. In addition, AACT engaged Ares Management Capital Markets LLC (“
AMCM
”) as an advisor in connection with the IPO. For its services as an IPO advisor, AMCM received an advisory fee of $2.0 million (0.4% of the aggregate gross proceeds of the IPO) and is eligible to earn a deferred IPO advisory fee of $3.5 million (0.7% of the aggregate gross proceeds of the IPO) payable at closing of AACT’s initial business combination. The initial advisory fee payable to AMCM was reimbursed from a portion of the upfront underwriting fees of $10.0 million and the deferred IPO advisory fee payable to AMCM will be reimbursed from a portion of the deferred underwriting fees of $17.5 million payable at Closing. Prior to the execution of the Business Combination Agreement, AACT, AMCM, and each of Citi and UBS, acting as representatives of the several underwriters in connection with the IPO, agreed to adjust the aggregate amount payable to the underwriters as a deferred underwriting fee and to AMCM as a deferred IPO advisory fee to an aggregate amount of $8.4 million. The following table illustrates the effective underwriting discount on a percentage basis of the amount of cash in the Trust Account available to Kodiak at each redemption level identified below, and includes: (i) the cash underwriting fee that was paid in connection with the IPO; and (ii) the payment of the deferred underwriting fees payable upon the consummation of the Business Combination, each of which are not adjusted for redemptions:

	No Redemption Scenario (1)	50% Redemption Scenario (1)(2)	Maximum Redemption Scenario (1)(3)
Unredeemed Public Shares	49,359,712	24,679,856	—
Trust Account cash to Kodiak	$560,172,938	$280,086,469	$—
Upfront Underwriting Fee (4)	$10,000,000	$10,000,000	$10,000,000
Adjusted Deferred Underwriting Fee (5)	$8,359,410	$8,359,410	$8,359,410
Total Underwriting Fee	$18,359,410	$18,359,410	$18,359,410
Total Underwriting Fee, as percentage of Trust Account cash to Kodiak	3.3%	6.6%	N/A

(1)
Share numbers presented under each redemption scenario are presented for illustrative purposes. AACT and Legacy Kodiak cannot predict how many Public Shares will be redeemed. As a result, the Trust Account cash to Kodiak and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. Amounts are based on 49,359,712 Public Shares outstanding as of the date of this proxy statement/prospectus. Assumes that the PIPE Investment is completed entirely in cash.

(2)	This scenario assumes that 24,679,856 AACT Class A Ordinary Shares, or 50% of the Public Shares outstanding as of the date of this proxy statement/prospectus, are redeemed.
(3)	This scenario assumes that 49,359,712 AACT Class A Ordinary Shares, or 100% of the Public Shares outstanding are redeemed.
(4)	Includes initial IPO advisory fee of $2.0 million paid to AMCM.
(5)
Includes a deferred IPO advisory fee of $2.8 million payable to AMCM for acting as IPO advisor, but excludes any fees payable to Citi or J.P. Morgan Securities LLC (“
J.P. Morgan
”) in their roles as PIPE placement agents and capital markets advisors to AACT (the “
PIPE Placement Agents
”). Fees payable to the PIPE Placement Agents will be based upon the final amounts in the PIPE transaction and amounts remaining in the Trust Account immediately prior to Closing. This table assumes that Citi’s portion of the deferred underwriting commission will be greater than the sum of all fees it receives in connection with its role as a PIPE Placement Agent. Citi will be entitled to receive only the greater of: (i) the sum of all fees it receives in connection with its role as a PIPE Placement Agent; and (ii) its portion of the deferred underwriting fee.

Q.	Did the AACT Board or the Special Committee obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.
Yes. Although the Memorandum and Articles of Association do not require the AACT Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target is affiliated with the Sponsor or AACT’s directors or officers, on April 13, 2025, Lincoln rendered its opinion to the Special Committee that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in such opinion, the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement was fair, from a financial point of view, to the Purchaser Unaffiliated Shareholders.

Please see the section titled “
The Business Combination—Fairness Opinion of Lincoln International LLC
” and the fairness opinion of Lincoln attached as
Annex L
for additional information.

Q.	What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.
Our Public Shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are reduced as a result of redemptions by Public Shareholders.

If a Public Shareholder exercises its redemption rights, such exercise will not result in the loss of any warrants that it may hold. Assuming that all AACT Class A Ordinary Shares held by Public Shareholders were redeemed (the maximum amount permitted under the Maximum Redemption Scenario), the Public Warrant Holders will retain the 25,000,000 Public Warrants (including the Public Warrants retained by

Public Shareholders who exercised their redemption rights in connection with the Extension). If a substantial number of Public Shareholders exercise their redemption rights, and the holders of the 25,000,000 Kodiak Warrants choose to exercise their warrants, any non-redeeming
shareholders would experience dilution to the extent such warrants are exercised.
In the event of significant redemptions, with fewer Public Shares and Public Shareholders, the trading market for Kodiak Common Stock may be less liquid than the market for shares of AACT Class A Ordinary Shares was prior to the Business Combination, and Kodiak may not be able to meet the listing standards for a Stock Exchange.
The table below presents the value per share to a Public Shareholder that elects not to redeem under: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario:

	No Redemption Scenario (1)		50% Redemption Scenario (2)		Maximum Redemption Scenario (3)
	Shares	Value per Share (4)	Shares	Value per Share (4)	Shares	Value per Share (4)
Base Scenario (5)	286,275,398	$11.35	261,595,542	$11.35	236,915,686	$11.35
Earn Out Securities and Sponsor Earn Out Securities (6)	367,525,398	$8.84	342,845,542	$8.66	318,165,686	$8.45
Exercising all Public Warrants and Private Placement Warrants (7)	325,575,398	$11.37	300,895,542	$11.37	276,215,686	$11.37
Earn Out Securities and Sponsor Earn Out Securities and exercising all Public Warrants and Private Placement Warrants (8)	406,825,398	$9.10	382,145,542	$8.95	357,465,686	$8.79

	Post-Transaction Equity Value
	No Redemption Scenario	50% Redemption Scenario (4a)	Maximum Redemption Scenario (4b)
Base Scenario (5)	$3,249,225,767	$2,969,109,402	$2,688,993,036
Earn Out Securities and Sponsor Earn Out Securities (6)	$3,249,225,767	$2,969,109,402	$2,688,993,036
Exercising all Public Warrants and Private Placement Warrants (7)	$3,701,175,767	$3,421,059,402	$3,140,943,036
Earn Out Securities and Sponsor Earn Out Securities and exercising all Public Warrants and Private Placement Warrants (8)	$3,701,175,767	$3,421,059,402	$3,140,943,036

(1)	Ownership percentage is based on 49,359,712 Public Shares outstanding as of the date of this proxy statement/prospectus.
(2)	This scenario assumes that 24,679,856 AACT Class A Ordinary Shares, or 50% of the Public Shares outstanding as of the date of this proxy statement/prospectus, are redeemed.
(3)	This scenario assumes that 49,359,712 AACT Class A Ordinary Shares, or 100% of the Public Shares outstanding are redeemed.
(4)	Based on a post-transaction equity value of Kodiak of the following:
(4a)
Based on a post-transaction equity value of Kodiak of $2,969 million, which equals (i) $3,249 million less
(ii) 280 million, equivalent to the value of 24,679,856 Public Shares redeeming in the 50% Redemption Scenario assuming an $11.35 Redemption Price.

(4b)
Based on a post-transaction equity value of Kodiak of $2,689 million, which equals (i) $3,249 million less
(ii) $560 million, equivalent to the value of 49,359,712 Public Shares redeeming in the Maximum Redemption Scenario assuming an $11.35 Redemption Price.

(5)
Includes (i) 220,264,317 shares of Kodiak Common Stock held by Legacy Kodiak Securityholders in all redemption scenarios, (ii) (x) 49,359,712 Public Shares held by Public Shareholders in the No Redemption Scenario, (y) 24,679,856 Public Shares held by Public Shareholders in the 50% Redemption Scenario, and (z) 0 Public Shares held by Public Shareholders in the Maximum Redemption Scenario, (iii) the Sponsor’s 6,250,000 shares of Kodiak Common Stock in all redemption scenarios, (iv) 9,300,048 shares of Kodiak Common Stock held by the PIPE Investors in all redemption scenarios, and (v) 1,101,321 shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in settlement of $12.5 million of fees payable to such advisor. Kodiak

Common Stock held by Legacy Kodiak Securityholders includes: (a) 56,562,426 shares of Kodiak Common Stock underlying options held by Legacy Kodiak Securityholders that will automatically convert , on a one-for-one basis, into Exchanged Kodiak Options at Closing; (b) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans, (excluding the Exchanged SAFE Loan), into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (c) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted included all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan; (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service based vesting requirements and (iii) 6,250,000 Sponsor Earn Out Securities that are subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(6)
Represents the Base Scenario plus: (i) the vesting or issuance of all 75,000,000 Earn Out Securities upon the occurrence of the applicable triggering events during the Earn Out Period; and (ii) the vesting of the 6,250,000 Sponsor Earn Out Securities upon the occurrence of Triggering Event I during the Earn Out Period.

(7)	Represents the Base Scenario plus the cash exercise of 25,000,000 Public Warrants and 14,300,000 Private Placement Warrants at an exercise price of $11.50 per warrant.
(8)
Represents the Base Scenario plus: (i) the vesting or issuance of all 75,000,000 Earn Out Securities; (ii) the vesting of the 6,250,000 Sponsor Earn Out Securities; and (iii) the cash exercise of 25,000,000 Public Warrants and 14,300,000 Private Placement Warrants at an exercise price of $11.50 per warrant.

Q.	What conditions must be satisfied to complete the Business Combination?

A.
The consummation of the Business Combination Agreement is conditioned upon the satisfaction or written waiver (where permissible) by the parties to the Business Combination Agreement of certain customary closing conditions. These conditions include: (i) the approval of the Condition Precedent Proposals by the requisite AACT shareholders; (ii) the requisite approval of Legacy Kodiak’s stockholders for the Business Combination; (iii) the completion of the Domestication; (iv) the truth and accuracy of representations and warranties made by each of AACT, Merger Sub, and Legacy Kodiak and the performance by each of AACT, Merger Sub and Legacy Kodiak of their respective obligations and covenants under the Business Combination Agreement, in each case, to customary materiality standards; (v) the absence of any AACT Material Adverse Effect or Legacy Kodiak Material Adverse Effect that is continuing; (vi) any applicable waiting period or any extension of any application waiting period under the HSR Act in respect of the Business Combination being expired or earlier terminated without the imposition of burdensome conditions; (vii) the Registration Statement becoming and remaining effective with the SEC; (viii) conditional approval of the Kodiak Common Stock by the Stock Exchange selected by the parties, subject to satisfaction of the round lot holders requirement for initial listing; and (ix) the delivery of customary certificates, instruments, contracts and other documents specified to be delivered by the respective parties under the Business Combination Agreement. For more information, see “
The Business Combination Proposal—Business Combination Agreement—Closing Conditions
.”

Q.	When do you expect the Business Combination to be completed?

A.
It is currently expected that the Business Combination will be consummated in the second half of 2025. This date depends, among other things, on the approval of the proposals to be put to AACT shareholders at the Extraordinary General Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by AACT’s shareholders at the Extraordinary General Meeting and AACT elects to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting. For a description of the conditions for the completion of the Business Combination, see “
The Business Combination Proposal—Business Combination Agreement
” of this proxy statement/prospectus.

Q.	What happens if the Business Combination is not consummated?

A.
AACT will not complete the Domestication unless all other conditions to the Closing have been satisfied or waived by the parties in accordance with the terms of the Business Combination Agreement. If AACT is not able to complete the Business Combination within the Combination Period, AACT will as promptly as reasonably possible, but not more than ten business days following the end of the Combination Period, redeem the Public Shares. The redemption will be at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any and up to $100,000 of interest to pay liquidation expenses), divided by the number of then issued Public Shares. The redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to AACT’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

Q.	Following the Business Combination, will AACT’s securities continue to trade on a Stock Exchange?

A.
Yes. AACT intends to apply to list the Kodiak Common Stock and Kodiak Warrants on a Stock Exchange under the proposed symbols “KDK” and “KDK WS,” respectively, upon the Closing. Pursuant to the terms of the Business Combination Agreement, AACT is required to cause the Kodiak Common Stock issued in the Domestication to be approved for listing on a Stock Exchange. There can be no assurance that such listing condition will be met. If the listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. We may not have received confirmation from a Stock Exchange of the approval of the listing of the Kodiak Common Stock and Kodiak Warrants at the time of the Extraordinary General Meeting or prior to the Closing. The listing condition to the Closing may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation. Further, such confirmation may never be received, and the Business Combination could still be consummated if such condition is waived. In such event, the Kodiak securities may not be listed on any Stock Exchange.

The AACT Units outstanding immediately prior to the Domestication will automatically be cancelled and each holder thereof will be entitled to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant, for each AACT Unit. As a result, the AACT Units will no longer trade as separate securities following the Closing. For more information about Kodiak’s securities following the completion of the Business Combination, see the section of this proxy statement/prospectus entitled “
Description of Kodiak’s Securities
.”

Q.	Do I have appraisal rights in connection with the Business Combination?

A.	AACT’s shareholders and warrant holders do not have appraisal rights in connection with the Business Combination or the Domestication under the Companies Act or under the DGCL.

Q.	What do I need to do now?

A.
AACT urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to in this proxy statement/prospectus, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or warrant holder. AACT’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.
If you are a holder of record of AACT Ordinary Shares on the Record Date for the Extraordinary General Meeting, you may vote in person or virtually at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage-paid envelope.
If you hold

your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person or virtually, obtain a valid proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to AACT or by voting online at the Extraordinary General Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine” without
specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Extraordinary General Meeting are “non-routine” proposals
and therefore, AACT does not expect there to be any
broker non-votes at
the Extraordinary General Meeting.
If you are an AACT shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any proposal at the Extraordinary General. Accordingly, your bank, broker, or other nominee can vote your shares at the Extraordinary General Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide.
Abstentions will be considered present for the purposes of establishing a quorum but, as a matter of Cayman Islands law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of each of the proposals as a matter of Cayman Islands law.

Q.	When and where will the Extraordinary General Meeting be held?

A.
The Extraordinary General Meeting will be held on     , 2025 at     , Eastern Time. For the purposes of the Memorandum and Articles of Association, the physical place of the meeting will be at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022. However, in order to facilitate access for AACT’s shareholders, the Extraordinary General Meeting will be held in virtual meeting format at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. There is no requirement to attend the Extraordinary General Meeting in person.

Q.	Who is entitled to vote at the Extraordinary General Meeting?

A.
AACT has fixed     , 2025 as the Record Date for the Extraordinary General Meeting. If you were a holder of Public Shares at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting. However, a shareholder may only vote such shareholder’s shares if such shareholder is present in person or virtually or is represented by proxy at the Extraordinary General Meeting.

Q.	How many votes do I have?

A.
AACT shareholders are entitled to one vote at the Extraordinary General Meeting for each AACT Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the Extraordinary General Meeting, there were      AACT Ordinary Shares issued and outstanding, of which     were issued and outstanding Public Shares.

Q.	What constitutes a quorum?

A.
A quorum of AACT shareholders is necessary to hold a valid meeting. The presence (which would include presence at the virtual Extraordinary General Meeting), in person, virtually or by proxy, of shareholders holding a majority of the AACT Ordinary Shares entitled to vote at the Extraordinary General Meeting constitutes a quorum at the Extraordinary General Meeting. Abstentions will be considered present for the purposes of establishing a quorum. The Sponsor owns  % of the issued and outstanding AACT Ordinary Shares as of the Record Date, which will count towards this quorum. As a result, as of the Record Date, in addition to the shares of the Sponsor, an additional      Public Shares would be required to be present at the Extraordinary General Meeting to achieve a quorum. In the absence of a quorum, the chairman of the Extraordinary General Meeting has power to adjourn the Extraordinary General Meeting.

Q.	What vote is required to approve each proposal at the Extraordinary General Meeting?

A.
Business Combination Proposal
—The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Business Combination Proposal at the Extraordinary General Meeting. The Business Combination does not require the approval of a majority of the unaffiliated securityholders of AACT.

Domestication Proposal
—The approval of the Domestication Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Domestication Proposal at the Extraordinary General Meeting.
Stock Issuance Proposal
—The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Stock Issuance Proposal at the Extraordinary General Meeting.
Organizational Documents Proposal
—The approval of the Organizational Documents Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Organizational Documents Proposal at the Extraordinary General Meeting.
Advisory Organizational Documents Proposals
—The approval of the Advisory Organizational Documents Proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Advisory Organizational Documents Proposals at the Extraordinary General Meeting.
Incentive Plan Proposal
—The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Incentive Plan Proposal at the Extraordinary General Meeting.

Employee Stock Purchase Plan Proposal
—The approval of the Employee Stock Purchase Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Employee Stock Purchase Plan Proposal at the Extraordinary General Meeting.
Director Election Proposal
—The approval of the Director Election Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Director Election Proposal at the Extraordinary General Meeting.
Adjournment Proposal
—The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Adjournment Proposal at the Extraordinary General Meeting.
The Sponsor has agreed to vote its shares in favor of all the proposals being presented at the Extraordinary General Meeting. As of the Record Date, the Sponsor owns approximately   % of the issued and outstanding AACT Ordinary Shares. See “
How do the Sponsor and its affiliates intend to vote their AACT Ordinary Shares?
”

Q.	What are the recommendations of the AACT Board?

A.
The AACT Board and the Special Committee believe that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of AACT. Accordingly, the AACT Board and the Special Committee unanimously recommend that AACT’s shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Employee Stock Purchase Plan Proposal, “FOR” the approval of the Director Election Proposal and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. AACT’s officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. The AACT Board was aware of and considered these interests, among other matters, in approving the Business Combination and in determining to recommend to the AACT shareholders to vote in favor of the Shareholder Proposals. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
.”

Q.	How do the Sponsor and its affiliates intend to vote their AACT Ordinary Shares?

A.
The Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Shareholder Proposals. Further, pursuant to the terms and conditions of the Sponsor Support Agreement, the Sponsor agreed to vote its shares in favor of each Transaction Proposal being presented at the Extraordinary General Meeting. If at any time prior to the termination of the Business Combination Agreement, the AACT Board or the Special Committee effects a Modification in Recommendation (as defined in this in this proxy statement/prospectus), then the obligations to vote or consent in accordance with the foregoing clause shall automatically be deemed to be modified such that the Sponsor will vote with respect to its AACT Class A Ordinary Shares in the same proportion to the votes cast by the Public Shareholders. As of the Record Date, the Sponsor owns  % of the issued and outstanding

AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies.
As a result, in addition to approval by the Sponsor, approval of the Domestication Proposal and the Organizational Documents Proposal will require the affirmative vote of at least      AACT Ordinary Shares held by Public Shareholders (or approximately  % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least      AACT Ordinary Shares held by Public Shareholders (or approximately  % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Additionally, the approval of the Business Combination Proposal, the Stock Issuance Proposal, the Advisory Organizational Documents Proposals, the Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal, the Director Election Proposal, and the Adjournment Proposal will require the affirmative vote of at least       AACT Ordinary Shares held by Public Shareholders (or approximately  % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least      AACT Ordinary Shares held by Public Shareholders (or approximately  % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Prior to the Extraordinary General Meeting, the Sponsor, and our directors, executive officers, advisors or their affiliates may purchase Public Shares in privately negotiated transactions or in the open market from shareholders who redeem, or indicate an intention to redeem, their Public Shares, or they may enter into transactions with such persons and others to provide them with incentives to acquire Public Shares. Any Public Shares purchased by the Sponsor or its affiliates would be purchased at a price no higher than the Redemption Price for the Public Shares. For illustrative purposes, as of July 17, 2025, this would have amounted to approximately $11.35 per Public Share. Any Public Shares so purchased would not be voted by the Sponsor or its affiliates in favor of each of the proposals at the Extraordinary General Meeting and would not be redeemable by the Sponsor or its affiliates.
The purpose of such share purchases and other transactions would be to decrease the number of redemptions. Such incentives may include arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value.
None of the funds in the Trust Account would be used to purchase Public Shares in such transactions. AACT will file a Current Report on Form
8-K
prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include: (i) the amount of AACT Class A Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of AACT Class A Ordinary Shares for which AACT has received redemption requests.
Any such arrangements could have a depressive effect on the price of Kodiak Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares such investor or holder owns, either prior to or immediately after the Extraordinary General Meeting. The public “float” of AACT’s Public Shares and the number of beneficial holders of AACT’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of AACT’s securities on a Stock Exchange.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the proposals. AACT’s officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
.”

Q.	What happens if I sell my AACT Ordinary Shares before the Extraordinary General Meeting?

A.
The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Public Shares after the applicable Record Date, but before the Extraordinary General Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Extraordinary General Meeting but the transferee, and not you, will have the right to redeem such shares.

Q.	How can I vote my shares without attending the Extraordinary General Meeting?

A.
If you are a shareholder of record of AACT Ordinary Shares as of the close of business on the Record Date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card or at the Extraordinary General Meeting. If you are a beneficial owner of AACT Ordinary Shares, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting will be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.
Yes. Shareholders may send a later-dated, signed proxy card to AACT at AACT’s address set forth below so that it is received by AACT prior to the vote at the Extraordinary General Meeting (which is scheduled to take place on    , 2025) or attend the Extraordinary General Meeting in person or virtually and vote. Shareholders also may revoke their proxy by sending a notice of revocation to AACT, which must be received by AACT’s prior to the vote at the Extraordinary General Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q.	What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A.
If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a stockholder and warrant holder of Kodiak. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you will remain a shareholder and warrant holder of AACT. However, if you fail to vote with respect to the Extraordinary General Meeting but the Business Combination is consummated, you will nonetheless be able to elect to redeem your Public Shares in connection with the Business Combination, so long as you take the required steps to elect to redeem your shares at least two business days prior to the initially scheduled date of the Extraordinary General Meeting.

Q.	What happens if I vote against the Business Combination Proposal?

A.
If you vote against the Business Combination Proposal but the Business Combination Proposal still receives the requisite shareholder approval, then assuming the approval of each of the Condition Precedent Proposals and the satisfaction or waiver of the other conditions to the Closing, the Business Combination will be consummated in accordance with the terms of the Business Combination Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not receive the requisite vote at the Extraordinary General Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination Proposal, we may continue to try to complete a business combination with a different target business during the Combination Period, or obtain an additional extension of the Combination Period. If we fail to complete the Business Combination within the Combination Period, or fail to obtain an additional extension of the Combination Period, we will be required to liquidate the Trust Account by returning then-remaining funds in the Trust Account to the Public Shareholders.

Q.	What should I do with my share certificates, warrant certificates or unit certificates?

A.
Our shareholders who exercise their redemption rights must deliver (either physically or electronically) their share certificates (if any) along with the redemption forms to the Transfer Agent, prior to the Extraordinary General Meeting.

Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on      , 2025 (two business days before the initially scheduled date of the Extraordinary General Meeting) in order for their Public Shares to be redeemed.
In connection with the Domestication, holders of AACT Units, AACT Class A Ordinary Shares (including holders of Converted AACT Class A Ordinary Shares) and AACT Warrants will receive shares of Kodiak Common Stock and Kodiak Warrants, as the case may be, without needing to take any action. Accordingly, such holders should not submit any certificates relating to their AACT Units, AACT Class A Ordinary Shares (unless such holder elects to redeem the Public Shares in accordance with the procedures set forth above) or AACT Warrants.

Q.	What should I do if I receive more than one set of voting materials?

A.
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your AACT Ordinary Shares.

Q.	Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A.
AACT will pay the cost of soliciting proxies for the Extraordinary General Meeting. AACT has engaged Sodali to assist in the solicitation of proxies for the Extraordinary General Meeting. AACT has agreed to pay Sodali a fee of $30,000, plus disbursements. AACT will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of AACT Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of AACT Class A Ordinary Shares and in obtaining voting instructions from those owners. AACT’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Where can I find the voting results of the Extraordinary General Meeting?

A.
The preliminary voting results are expected to be announced at the Extraordinary General Meeting. AACT will publish final voting results of the Extraordinary General Meeting in a Current Report on Form
8-K
within four business days after the Extraordinary General Meeting.

Q.	Who can help answer my questions?

A.	If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact:
Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800)
662-5200
Banks and brokers call (203)
658-9400
Email: AACT.info@investor.sodali.com
You also may obtain additional information about AACT from documents filed with the SEC by following the instructions in the section of this proxy statement/prospectus entitled “
Where You Can Find More Information
.” If you are a holder of Public Shares and you intend to seek redemption, you will need to deliver the certificates for your Public Shares (if any) along with the redemption forms (either physically or electronically) to the Transfer Agent, at the address below prior to the Extraordinary General Meeting. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on       , 2025 (two business days prior to the initially scheduled date of the Extraordinary General Meeting) in order for their Public Shares to be redeemed. If you have questions regarding the certification of your position or delivery of your share certificates (if any) along with the redemption forms, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30 Floor
New York, New York 10004
Email: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus, but does not c ont
ain all of the information that may be important to you. To better understand the Shareholder Proposals to be considered at the Extraordinary General Meeting, including the Business Combination Proposal, whether or not you plan to attend such meeting, we urge you to read this proxy statement/prospectus (including the Annexes and the other documents referred to in this proxy statement/prospectus) carefully, including the section of this proxy statement/prospectus entitled “
Risk Factors
.” See also the section of this proxy statement/prospectus entitled “
Where You Can Find More Information
.”
Parties to the Business Combination
AACT
AACT is a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
AACT’s securities are traded on the NYSE under the ticker symbols “AACT,” “AACT.U” and “AACT WS.”
AACT’s principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167 and its phone number is (212)
710-2100.
Legacy Kodiak
Kodiak Robotics, Inc. is a Delaware corporation formed on April 6, 2018. Based in Mountain View, CA. Legacy Kodiak is a leading provider of
AI-powered
AV technology.
Legacy Kodiak’s principal executive offices are located at 1049 Terra Bella Avenue, Mountain View, CA 94043 and its phone number is (650)
209-8005.
Merger Sub
Merger Sub is a Delaware corporation and direct wholly-owned subsidiary of AACT.
Merger Sub’s principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167 and its phone number is (212)
710-2100.
The Proposals to be Submitted at the Extraordinary General Meeting
The Business Combination Proposal
As discussed in this proxy statement/prospectus, AACT is asking its shareholders to approve by ordinary resolution and adopt the Business Combination Agreement. A current copy of the Business Combination Agreement is attached to this proxy statement/prospectus as
Annex A
. The Business Combination Agreement provides that, among other things, following the Domestication and the Merger, Kodiak will: (i) directly own 100% of the equity interests in Legacy Kodiak; and (ii) issue shares of Kodiak Common Stock to Legacy Kodiak Securityholders, in accordance with the terms and subject to the conditions of the Business Combination Agreement. After consideration of the factors identified and discussed in the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—The AACT Board’s and the Special Committee’s Reasons for the Approval of the Business Combination,
” the AACT Board and the Special Committee concluded that the Business Combination met the requirements disclosed in the prospectus for the IPO.

Organizational Structure
On April 14, 2025, AACT entered into the Business Combination Agreement with Legacy Kodiak, pursuant to which, among other things, subject to shareholder approval, following the Domestication, Merger Sub will merge with and into Legacy Kodiak, with Kodiak OpCo being the surviving corporation and continuing as a direct wholly-owned subsidiary of Kodiak.
Following the Domestication, those investors who, prior to the Business Combination, held AACT Ordinary Shares will, by contrast, hold their equity ownership in Kodiak, which is a domestic corporation for U.S. federal income tax purposes. See the section entitled “
Risk Factors—Risks Related to the Domestication and the Business Combination
” of this proxy statement/prospectus.
Prior to and as a condition of the Closing, pursuant to the Domestication, AACT will change its jurisdiction of incorporation by domesticating as a Delaware corporation in accordance with Section 388 of the DGCL and the Companies Act. For more information, see the section of this proxy statement/prospectus entitled “
The Domestication Proposal
.”
Concurrently with the Domestication and subject to the satisfaction or waiver of the conditions set forth in the Business Combination Agreement, including approval by AACT’s shareholders, AACT will adopt the Proposed Certificate of Incorporation that, among other things, will implement a revised capital structure providing for an authorized share capital of:

•	1,980,000,000 shares of Kodiak Common Stock, par value $0.0001, having one vote per share; and

•	20,000,000 shares of Kodiak Preferred Stock, par value $0.0001, with such voting and other rights as may be designated by the Kodiak Board.
See the section of this proxy statement/prospectus entitled “
The Domestication Proposal
” for additional information.
Pursuant to the terms of the Business Combination Agreement, AACT and Legacy Kodiak will take all necessary action to cause the Kodiak Board to consist of a three-class “staggered” board of seven individuals, including six directors chosen by Legacy Kodiak and one director chosen by the Sponsor. As such, it is expected that Legacy Kodiak will be able to control the initial election of the directors of Kodiak and determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the Proposed Certificate of Incorporation and Proposed Bylaws and other significant corporate transactions of Kodiak.
Simplified
Pre-Combination
Structure
The following diagrams illustrate in simplified terms the current ownership structures of AACT and Legacy Kodiak prior to the Business Combination.

Simplified Post-Combination Structure
The following diagram illustrates a simplified version of the expected organizational structure of Kodiak immediately following the Closing. The chart is provided for illustrative purposes only and does not represent all legal entities affiliated with Kodiak or Legacy Kodiak. The ownership percentages are presented on an outstanding basis, which are subject to change based on any redemptions and/or any additional PIPE Financing. The ownership percentages
(1)
in Kodiak are based on redemption scenarios and presented in the following order: (i) No Redemption Scenario; (ii) 50% Redemption Scenario; and (iii) Maximum Redemption Scenario.

(1)
Kodiak will also have Earn Out Securities, Sponsor Earn Out Securities and Kodiak Warrants outstanding, which are not shown in the graph. Graph assumes completion of the contemplated $100 million PIPE Investment. Assumes a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025.

(2)
Includes (i) 56,562,426 shares of Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans, (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements.

(3)	Represents shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in settlement of $12.5 million of fees payable to such adviser.
(4)
Represents voting and economic interests in Kodiak in a scenario in which no Public Shares are redeemed by Public Shareholders in connection with the Business Combination (i.e., the No Redemption Scenario).

(5)
Represents voting and economic interests in Kodiak in a scenario in which 24,679,856 Public Shares are redeemed by Public Shareholders in connection with the Business Combination (i.e., the 50% Redemption Scenario).

(6)
Represents voting and economic interests in Kodiak in a scenario in which 49,359,712 Public Shares are redeemed by Public Shareholders in connection with the Business Combination (i.e., the Maximum Redemption Scenario).

Equity Stake Upon Closing
As of July 17, 2025, there are 49,359,712 Public Shares issued and outstanding which may be redeemed in connection with the Extraordinary General Meeting, and 12,500,000 shares of non-redeemable
Class A Ordinary Shares issued and outstanding. In addition, there are 39,300,000 AACT Warrants issued and outstanding, consisting of

25,000,000 Public Warrants and 14,300,000 Private Placement Warrants. Each AACT Warrant is each exercisable for one AACT Class A Ordinary Share (or, following the Domestication, one share of Kodiak Common Stock).
AACT cannot predict how many Public Shares will be redeemed. As a result, AACT is presenting three different redemption scenarios with respect to AACT Class A Ordinary Shares, each of which presents a different allocation of total Kodiak equity following the Closing. To illustrate potential dilution in each such scenario, the tables below present the post-Closing share ownership of Kodiak under each of: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario.
The first table excludes the dilutive effect of: (i) the Earn Out Securities; (ii) the Sponsor Earn Out Securities; (iii) the Private Placement Warrants; (iv) the Public Warrants; (v) the Kodiak Warrants into which the Working Capital Loans can be converted; and (vi) the Kodiak Warrants into which the Overfunding Loans can be converted. The second table includes the dilutive effect of such items.

	No Redemption Scenario (1)		50% Redemption Scenario (1)		Maximum Redemption Scenario (1)
	Common Stock	Ownership %*	Common Stock	Ownership %*	Common Stock	Ownership %*
Public Shareholders	49,359,712	17.2%	24,679,856	9.4%	—	—%
Sponsor (2)	6,250,000	2.2%	6,250,000	2.4%	6,250,000	2.6%
Legacy Kodiak Securityholders (3)	220,264,317	76.9%	220,264,317	84.2%	220,264,317	93.0%
PIPE Investors (4)	9,300,048	3.3%	9,300,048	3.6%	9,300,048	3.9%
Legacy Kodiak Advisor (5)	1,101,321	0.4%	1,101,321	0.4%	1,101,321	0.5%

Total shares of Kodiak Common Stock outstanding at Closing	286,275,398	100.0%	261,595,542	100.0%	236,915,686	100.0%

	No Redemption Scenario (1)		50% Redemption Scenario (1)		Maximum Redemption Scenario (1)
	Common Stock	Ownership %*	Common Stock	Ownership %*	Common Stock	Ownership %*
Public Shareholders	49,359,712	11.9%	24,679,856	6.4%	—	—%
Public Warrant Holders (6)	25,000,000	6.1%	25,000,000	6. 4%	25,000,000	6.9%
Sponsor (2)	6,250,000	1.5%	6,250,000	1.6%	6,250,000	1.7%
Private Placement Warrant Holder (6)	14,300,000	3.5%	14,300,000	3.7%	14,300,000	3.9%
Legacy Kodiak Securityholders (3)	220,264,317	5 3 .3%	220,264,317	5 6 . 7%	220,264,317	60.6%
Sponsor Earn Out Securities (7)	6,250,000	1.5%	6,250,000	1.6%	6,250,000	1.7%
Earn Out Securities (8)	75,000,000	18. 2%	75,000,000	19. 3%	75,000,000	20.6%
Working Capital Loan Warrants (6)(9)	1,232,707	0.3%	1,232,707	0.3%	1,232,707	0.3%
Overfunding Loan Warrants (6)(10)	5,000,000	1.2%	5,000,000	1.3%	5,000,000	1.4%
PIPE Investors (4)	9,300,048	2.3%	9,300,048	2.4%	9,300,048	2.6%
Legacy Kodiak Advisor (5)	1,101,321	0.3%	1,101,321	0.3%	1,101,321	0.3%

Fully-Diluted Shares	413,058,105	100.0%	388,378,249	100.0%	363,698,393	100.0%

*	Amounts may not sum to 100% due to rounding.
(1)
Share ownership presented under each redemption scenario is presented for illustrative purposes. AACT and Legacy Kodiak cannot predict how many Public Shares will be redeemed. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. The ownership percentages of current AACT shareholders may also differ from the presentation above if the actual redemptions are different from these assumptions. See “
Risk
Factors—Risks Related to AACT—The ability of our Public Shareholders to exercise redemption rights with respect to a portion of our Public Shares could increase the probability that the Business Combination will be unsuccessful and that you would have to wait for liquidation for your Public Shares to be redeemed
.” Assumes a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025.

(2)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(3)
Includes (i) 56,562,426 shares of Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan), into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issued in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements.

(4)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(5)	Represents shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in settlement of $12.5 million of fees payable to such adviser.
(6)
Represents shares issuable upon the exercise of Kodiak Warrants. Kodiak Warrants will be exercisable beginning 30 days following the Closing for one share of Kodiak Common Stock at an exercise price of $11.50 per share in accordance with the terms of the warrants. Each redemption scenario assumes that all outstanding warrants are exercised for cash.

(7)	Represents 6,250,000 shares of Kodiak Common Stock which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.
(8)
Represents an aggregate of 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. 25,000,000 Earn Out Securities will vest or be issued upon the occurrence of Triggering Event I, 25,000,000 Earn Out Securities will vest or be issued upon the occurrence of Triggering Event II and 25,000,000 Earn Out Securities will vest or be issued upon the occurrence of Triggering Event III.

(9)
Assumes that the Working Capital Loans are converted into Kodiak Warrants. The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants.

(10)
Assumes that the Overfunding Loans are converted into Kodiak Warrants. The Overfunding Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants.

For more information, please see the sections of this proxy statement/prospectus entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” and “
Beneficial Ownership of Securities
.”
Dilution
If you acquired Public Shares in the IPO, your ownership interest will be immediately diluted to the extent of the difference between the $10.00 price per Unit sold in the IPO (each Unit consisting of one AACT Class A Ordinary Share and one-half of one Public Warrant) and the net tangible book value per share, as adjusted, of the AACT Class A Common Stock immediately after consummation of the Business Combination, assuming no value is attached to the Public Warrants.

The following table presents the net tangible book value per share under each of: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario assuming various sources of material probable dilution (but excluding the direct effects of the Business Combination transaction itself).

	No Redemption Scenario (1)	50% Redemption Scenario (2)	Maximum Redemption Scenario (3)
IPO offering price per share	$10.00	$10.00	$10.00
Net Tangible Book Value as of March 31, 2025, as adjusted (4)	$621,860,381	$349,177,869	$72,195,357
As adjusted shares (5)	64,909,760	40,229,904	15,550,048
Net tangible book value per share	$9.58	$8.68	$4.64
Dilution per share to Public Shareholders	$0.42	$1.32	$5.36

(1)	Includes 49,359,712 shares of AACT Class A Ordinary Shares and assumes that no additional Public Shareholders exercise redemption rights with respect to such AACT Class A Ordinary Shares.
(2)
Includes 24,679,856 shares of AACT Class A Ordinary Shares and assumes Public Shareholders exercise redemption rights with respect to 50% of AACT Class A Ordinary Shares for an aggregate of approximately $280.1 million (based on a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025) from the Trust Account.

(3)
Assumes Public Shareholders exercise redemption rights with respect to all AACT Class A Ordinary Shares for an aggregate of approximately $560.2 million (based on a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025) from the Trust Account.

(4)	See table below for reconciliation of net tangible book value, as adjusted.
(5)	See table below for reconciliation of as adjusted shares.
The net tangible book value as of March 31, 2025, as adjusted, excludes the effects of the Business Combination transaction and includes (i) material probable or consummated transactions and (ii) transactions that will otherwise materially affect AACT’s net tangible book value. The adjusted net tangible book value as of March 31, 2025 is calculated as follows:

	No Redemption Scenario (1)	50% Redemption Scenario (2)	Maximum Redemption Scenario (3)
Numerator adjustments
AACT’s net tangible book value	$531,653,246	$531,653,246	$531,653,246
Anticipated transaction expenses to be incurred by AACT (4)	$(22,607,914)	$(15,203,957)	$(12,100,000)
Anticipated PIPE Investment proceeds (4)	$100,000,000	$100,000,000	$100,000,000
Reduction in Trust Account due to April 2025 redemptions	$(7,143,312)	$(7,143,312)	$(7,143,312)
Contributions to AACT Trust Account	$3,948,777	$3,948,777	$3,948,777
Incremental accrued interest on Trust Account	$6,868,993	$6,868,993	$6,868,993
Redemptions from Trust Account	—	$(280,086,469)	$(560,172,938)
Reduction in deferred underwriting fee liability	$9,140,590	$9,140,590	$9,140,590

Net Tangible Book Value as of March 31, 2025, as adjusted	$621,860,381	$349,177,869	$72,195,357

Denominator adjustments
AACT Public Shareholders	49,359,712	24,679,856	—
AACT Sponsor	6,250,000	6,250,000	6,250,000
PIPE Investors	9,300,048	9,300,048	9,300,048

As adjusted AACT Shares outstanding	64,909,760	40,229,904	15,550,048

(1)	Includes 49,359,712 shares of AACT Class A Ordinary Shares and assumes that no additional Public Shareholders exercise redemption rights with respect to such AACT Class A Ordinary Shares.

(2)
Includes 24,679,856 shares of AACT Class A Ordinary Shares and assumes Public Shareholders exercise redemption rights with respect to 50% of AACT Class A Ordinary Shares for an aggregate of approximately $280.1 million (based on a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025) from the Trust Account.

(3)
Assumes Public Shareholders exercise redemption rights with respect to all AACT Class A Ordinary Shares for an aggregate of approximately $560.2 million (based on a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025) from the Trust Account.

(4)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

AACT issued shares in the IPO at $10.00 per share (the “
IPO Price
”). Based on Legacy Kodiak’s and AACT’s current capitalization, AACT anticipates the total maximum number of shares of Kodiak Common Stock outstanding or issuable immediately following the Closing in the No Redemption Scenario will be approximately 286,275,398 shares (excluding shares of Kodiak Common Stock subject to earn out restrictions and shares underlying Kodiak Warrants). In the No Redemption Scenario, Kodiak’s valuation following the Closing is based on the IPO Price and is therefore calculated as: $10.00 (AACT per share IPO Price) times 286,275,398 shares, or $2,862,753,980. The following table illustrates the valuation of Kodiak at the offering price of the securities at the IPO Price for each redemption scenario:

	No Redemption Scenario (1)	50% Redemption Scenario (2)	Maximum Redemption Scenario (3)
Valuation of shares held by Public Shareholders based on the IPO Price	$493,597,120	$246,798,560	—
Public Shares outstanding post Business Combination	49,359,712	24,679,856	—
Valuation of shares held by Sponsor based on the IPO Price	$62,500,000	$62,500,000	$62,500,000
Sponsor shares outstanding post Business Combination (4)	6,250,000	6,250,000	6,250,000
Valuation of shares held by Legacy Kodiak Securityholders based on the IPO Price	$2,202,643,170	$2,202,643,170	$2,202,643,170
Legacy Kodiak Securityholders shares outstanding post Business Combination (5)	220,264,317	220,264,317	220,264,317
Valuation of shares held by PIPE Investors based on the IPO Price	$93,000,480	$93,000,480	$93,000,480
PIPE Investor shares outstanding post Business Combination (6)	9,300,048	9,300,048	9,300,048
Valuation of shares held by Legacy Kodiak Advisor based on the IPO Price	$11,013,210	$11,013,210	$11,013,210
Legacy Kodiak Advisor shares outstanding post Business Combination (7)	1,101,321	1,101,321	1,101,321
Total valuation based on the IPO Price	$2,862,753,980	$2,615,955,420	$2,369,156,860
Total shares outstanding post Business Combination	286,275,398	261,595,542	236,915,686

(1)	Includes 49,359,712 shares of AACT Class A Ordinary Shares and assumes that no additional Public Shareholders exercise redemption rights with respect to such AACT Class A Ordinary Shares.
(2)
Includes 24,679,856 shares of AACT Class A Ordinary Shares and assumes Public Shareholders exercise redemption rights with respect to 50% of AACT Class A Ordinary Shares for an aggregate of approximately $280.1 million (based on a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025) from the Trust Account.

(3)
Assumes Public Shareholders exercise redemption rights with respect to all AACT Class A Ordinary Shares for an aggregate of approximately $560.2 million (based on a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025) from the Trust Account.

(4)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(5)
Includes (i) 56,562,426 shares of Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issued in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements.

(6)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(7)	Represents shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in satisfaction of $12.5 million of fees payable to such advisor.
In addition to the dilution presented in the tables above, non-redeeming Public Shareholders may experience dilution, including due to: (i) the issuance of shares of Kodiak Common Stock and securities exercisable for or convertible into shares of Kodiak Common Stock to the Legacy Kodiak Securityholders as consideration in the Business Combination; (ii) the issuance of the Earn Out Securities; (iii) the issuance of the Sponsor Earn Out Securities; (iv) the issuance of shares of Kodiak Common Stock upon the exercise of the Public Warrants and
/
or the Private Placement Warrants; (v) the reimbursement of out-of-pocket expenses incurred by the Sponsor, (vi) the repayment of the outstanding loans or other obligations of AACT to the Sponsor, and (vii) future issuances or grants of equity or equity-linked securities by Kodiak pursuant to the 2025 EIP and ESPP that are expected to be adopted in connection with the Closing, assuming the approval by AACT shareholders at the Extraordinary General Meeting. Further, to the extent that the Sponsor elects to receive the repayment of the Overfunding Loans or Working Capital Loans in Kodiak Warrants and subsequently exercises such warrants to acquire Kodiak Common Stock, the resulting issuances of Kodiak Common Stock may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak. See “
Risk Factors—
Risks Related to the Domestication and the Business Combination
—AACT’s shareholders will experience dilution due to the issuance of shares of Kodiak Common Stock, and securities exercisable for or convertible into shares of Kodiak Common Stock, to the Legacy Kodiak Securityholders as consideration in the Business Combination and the issuance of shares of Kodiak Common Stock to the PIPE Investors in the PIPE Investment,
” “—After the Closing, a significant number of shares of Kodiak Common Stock will be subject to issuance upon exercise of Kodiak Warrants, which may result in dilution to Kodiak stockholders,” “Information About AACT—Sponsor and Affiliates Compensation,”
and
“Questions and Answers for Shareholders of AACT—What equity stake will current AACT shareholders and Legacy Kodiak Securityholders hold in Kodiak immediately after the Closing?”
The foregoing disclosure is not a guarantee that the trading price of the Kodiak Common Stock will not be below the IPO
 Price
, nor is the disclosure a guarantee that Kodiak will attain any of the levels of valuation presented.
In addition, all of the relative percentages above are for illustrative purposes only and are based upon certain assumptions, including those described in the section entitled “
Frequently Used Terms—Share Calculations and Ownership Percentages
.” Should one or more of the assumptions prove incorrect, actual ownership percentages may vary, potentially materially, from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended. See “
Unaudited Pro Forma Condensed Combined Financial Information
.”
Business Combination Consideration
The consideration to be received by the Legacy Kodiak Securityholders in the Business Combination will be equal to the Aggregate Consideration to be issued at the Closing, and, to the extent issuable pursuant to the Business Combination Agreement, the Earn Out Securities.

At the Closing, Kodiak will contribute to Legacy Kodiak an amount in cash (the “
Available Closing Cash
”) equal to, as of immediately prior to the Closing, the sum of (without duplication): (a) all amounts in the Trust Account; less (i) amounts required for the redemptions of Public Shares by Public Shareholders and related excise taxes as determined in accordance with the Business Combination Agreement; and (ii) transaction expenses of Legacy Kodiak and AACT; plus (b) the aggregate proceeds, if any, actually received by AACT from the PIPE Investments; plus (c) all other cash and cash equivalents of AACT, determined in accordance with GAAP as of 11:59 p.m., Eastern Time, on the day immediately preceding the Closing Date.
As part of the Business Combination, Legacy Kodiak Securityholders will receive, on a pro rata basis, up to an aggregate of 75,000,000 Earn Out Securities upon satisfaction of certain milestones. The Earn Out RSUs will be issued shortly following the Closing to holders of Legacy Kodiak Options. The Earn Out Securities issuable in Kodiak Common Stock will be issued upon satisfaction of the applicable milestones. In addition to such milestone vesting conditions, the vesting of each Earn Out RSU will be subject to certain service-based vesting conditions. An initial 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds the Triggering Event I Threshold, and causes Triggering Event I. An additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds the Triggering Event II Threshold, and causes Triggering Event II. The remaining 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds the Triggering Event III Threshold, and causes Triggering Event III.
Exchanged Kodiak Options and Restricted Stock Unit Awards
In connection with the Business Combination, each Legacy Kodiak Option that is outstanding and unexercised as of immediately prior to the Closing automatically will be converted into an Exchanged Kodiak Option equal to: (i) the number of shares of Legacy Kodiak Common Stock subject to such Legacy Kodiak Option immediately prior to the Closing; multiplied by (ii) the Per Share Merger Consideration (rounded down to the nearest whole share, with no cash being payable for any fractional share eliminated by such rounding). The per share exercise price of each such Exchanged Kodiak Option shall be equal to: (x) the per share exercise price of the corresponding Legacy Kodiak Option immediately prior to the Closing, divided by (y) the Per Share Merger Consideration (rounded up to the nearest whole cent).
In addition, as soon as reasonably practicable following the Closing, each holder of a Legacy Kodiak Option who remains in continuous service to Kodiak following the Closing through the grant date will receive Earn Out RSUs covering a number of shares of Kodiak Common Stock equal to the product of: (i) the number of shares of Legacy Kodiak Common Stock that were issuable upon exercise of such Legacy Kodiak Option as of immediately prior to the Closing; multiplied by (ii) Per Option Share Earn Out RSU Amount. Each Earn Out RSU will be subject to certain service-based vesting conditions. In addition, one-third
of such Earn Out RSUs will become eligible to vest upon the occurrence of each Triggering Event as described further in section entitled “
The Business Combination Proposal—The Business Combination Agreement—Business Combination Consideration
.” Such Earn Out RSUs comprise part of the 75,000,000 Earn Out Securities discussed elsewhere in this proxy statement/prospectus.
An estimated      shares will be reserved for the potential future issuance of Kodiak Common Stock upon the exercise of Exchanged Kodiak Options and an estimated      shares of Kodiak Common Stock will be reserved for the potential future issuance of Kodiak Common Stock upon the settlement of the Earn Out RSUs following the satisfaction of the applicable vesting conditions.

Closing Conditions
The consummation of the Business Combination Agreement is conditioned upon the satisfaction or written waiver (where permissible) by the parties to the Business Combination Agreement of certain customary closing conditions. These conditions include: (i) the approval by AACT’s shareholders of the Condition Precedent Proposals; (ii) the requisite approval of Legacy Kodiak’s stockholders for the Business Combination; (iii) the completion of the Domestication; (iv) the truth and accuracy of representations and warranties provided by each of AACT, Merger Sub and Legacy Kodiak and the performance by each of AACT, Merger Sub and Legacy Kodiak of their respective obligations and covenants under the Business Combination Agreement, in each case, to customary materiality standards; (v) the absence of any AACT Material Adverse Effect or Legacy Kodiak Material Adverse Effect that is continuing; (vi) any applicable waiting period or any extension of any application waiting period under the HSR ACT in respect of the Business Combination being expired or earlier terminated without the imposition of burdensome conditions; (vii) the Registration Statement becoming and remaining effective with the SEC; (viii) conditional approval of the Kodiak Common Stock by the stock exchange selected by the parties, subject to satisfaction of the round lot holders requirement for initial listing; and (ix) the delivery of customary certificates, instruments, contracts and other documents specified to be delivered by the respective parties under the Business Combination Agreement. For more information, see “
The Business Combination Proposal—Business Combination Agreement—Closing Conditions
.”
Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. For more information, see “
Business Combination Proposal—Related Agreements
.”
A&R Registration Rights Agreement
At the Closing, Kodiak, the Sponsor and certain Legacy Kodiak Securityholders will enter into the A&R Registration Rights Agreement. Among other things, the A&R Registration Rights Agreement provides that the Sponsor and such other securityholders will be granted certain customary registration rights, on the terms and subject to the conditions in the A&R Registration Rights Agreement, with respect to securities of Kodiak that they will hold following the Business Combination.
Company Support Agreement
Following the execution of the Business Combination Agreement (except in the case of the Company Support Agreement of Don Burnette, which was delivered in advance of the execution of the Business Combination Agreement), certain Legacy Kodiak Stockholders (the “
Legacy
Kodiak Support Parties
”), entered into the Company Support Agreement pursuant to which such Legacy Kodiak Support Parties agreed to, among other things, vote (or act by written consent) to approve and adopt the Business Combination Agreement and the consummation of the transactions contemplated thereby, in each case, subject to the terms and conditions of the Company Support Agreement.
Sponsor Support Agreement
Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, AACT and Legacy Kodiak entered into the Sponsor Support Agreement. Pursuant to the terms of the Sponsor Support Agreement, among other things, the Sponsor agreed to vote (or act by written consent) and approve the Business Combination Agreement and the consummation of the transactions contemplated by the Business Combination Agreement, including in favor of each Shareholder Proposal. If at any time following the Signing Date and until the termination of the Business Combination Agreement, the AACT Board or the Special Committee effects a

Modification in Recommendation (as defined in
The Business Combination Proposal
), then the obligations to vote or consent in accordance with the foregoing clause shall automatically be deemed to be modified such that the Sponsor will vote or provide its consent with respect to its Founder Shares in the same proportion to the votes cast or consent provided, as applicable, of the Public Shareholders.
The Sponsor also agreed to subject 50% of its Founder Shares to a vesting requirement. Pursuant to the Sponsor Support Agreement, the Sponsor Earn Out Securities will vest only upon the occurrence of Triggering Event I within the Earn Out Period. If a Change of Control occurs following the third anniversary of the Closing and prior to the expiration of the Earn Out Period that results in the holders of Kodiak Common Stock receiving a per share price greater than or equal to $18.00 (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganizations, recapitalizations and similar actions occurring after the Closing), then Triggering Event I will be deemed to have been achieved as of immediately prior to the consummation of such Change of Control and the Sponsor Earn Out Securities will vest and participate in such Change of Control.
PIPE Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, in connection with financing activities related to the Business Combination, AACT entered into the PIPE Subscription Agreements. Under the terms and conditions of the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase shares of PIPE Stock from Kodiak. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock. AACT may enter into PIPE Subscription Agreements with additional PIPE Investors prior to the closing of the Business Combination. The base purchase price per share for the PIPE Stock will equal the Redemption Price, subject to adjustment such that the purchase price per share will be 90% of the Redemption Price for any PIPE Investor that subscribes for $50.0 million or more of PIPE Stock. The closing of the PIPE Investments is conditioned upon, among other things, the completion or concurrent consummation of the Business Combination. For more information, see “
The Business Combination Proposal—Related Agreements—PIPE Subscription Agreements.”
Lockup Restrictions
Pursuant to the Proposed Bylaws, for a period of one year following the Closing unless Kodiak completes a liquidation, merger, stock exchange or other similar transaction that results in all of Kodiak’s stockholders having the right to exchange their shares of Kodiak capital stock for cash, securities or other property prior to the expiration of such period, the holders of shares of Kodiak Common Stock: (i) issued as consideration in the Business Combination, including the Earn Out Securities and the Sponsor Earn Out Securities; (ii) issued upon the exercise of options or warrants following the Closing in respect of Legacy Kodiak Options or Legacy Kodiak Warrants that have become Exchanged Kodiak Options or Kodiak Warrants in connection with the Business Combination; (iii) issued to or owned by the Sponsor or by any directors or officers of AACT as of immediately prior to the Closing; or (iv) issued to directors, officers or employees of Kodiak or its subsidiaries (other than in connection with Kodiak Common Stock issued pursuant to Kodiak’s employee stock purchase plan) (such shares described in the foregoing clauses (i) through (iv), the “
Lockup Shares
”), may not, without the prior written consent of the Kodiak Board (including, for the avoidance of doubt, a duly authorized committee of the Kodiak Board): (A) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Lockup Shares, or any right or interest therein; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lockup Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (C) take any action in furtherance of any of the matters described in clause (A) or (B); or (D) publicly announce any intention to effect any transaction specified in clause (A) or (B). The Proposed Bylaws provide for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes. Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions applicable to the Lockup Shares will expire.
Fairness Opinion of Lincoln International LLC
On April 13, 2025, Lincoln rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing) to the effect that, as of such date and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion, the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement was fair, from a financial point of view, to the Purchaser Unaffiliated Shareholders.
Lincoln’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement, and did not address any other terms, aspects or implications of the Business Combination, or any agreements, arrangements or understandings entered into in connection with the Business Combination. The summary of Lincoln’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex L to this proxy statement/prospectus and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. Neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the AACT Board, AACT or any security holder as to whether they should elect to redeem their shares or how they should act or vote on any matter relating to the Business Combination or otherwise.
The AACT Board’s and the Special Committee’s Reasons for the Approval of the Business Combination
AACT was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
The AACT Board and the Special Committee each considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements and the transactions contemplated by those agreements, including the following factors:

•	Size of the Total Addressable Market . Estimates of the size of the total addressable market for autonomous trucking.

•	Differentiated Technology Platform . Legacy Kodiak’s AI-driven software and modular hardware platform creates a single autonomous driver capable of working across a variety of deployments.

•
Compelling Industry Tailwinds
. Autonomy is expected to help solve trucking industry pain points, including the driver shortage and rising costs, and the regulatory environment for autonomous trucking is generally positive.

•
Contract with Atlas
. Atlas Energy Solutions (“
Atlas
”) has had two driverless trucks in operation since December 2024. In March 2025, Atlas committed to deploying the Kodiak Driver on 100
Atlas
-owned trucks.

1
2

•
Attractive Valuation
. The AACT Board and the Special Committee believe the Business Combination gives an attractive equity value to Legacy Kodiak as compared to a range of valuations given to comparable companies in connection with similar transactions and public and private financings, as more fully described under “
The Business Combination Proposal—Summary of Lincoln’s Financial Analysis.
” The AACT Board and the Special Committee also considered that Legacy Kodiak was able to secure over $110.0 million (including $60.0 million in aggregate from multiple PIPE Investors, committing to subscribe for Kodiak Common Stock in connection with the Business Combination), in connection with the negotiation of the Business Combination Agreement. The AACT Board and the Special Committee also considered that the PIPE Investors consisted of a mix of existing Legacy Kodiak investors and investors with no prior investment in Legacy Kodiak.

•	Industry-leading Management Team . Legacy Kodiak is managed by self-driving industry pioneers who are well-regarded across the industry with a history of consistently meeting or exceeding milestones.

•
Fairness Opinion of the Financial Advisor to the Special Committee
. The Special Committee took into account the financial analyses reviewed by Lincoln with the Special Committee as well as the oral opinion of Lincoln rendered to the Special Committee on April 13, 2025, as to the fairness, from a financial point of view, to the Purchaser Unaffiliated Shareholders of the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination. Lincoln subsequently confirmed its opinion in writing. The AACT Board also considered that the Special Committee had received a fairness opinion from Lincoln.

•
Modification in Recommendation
. As more fully described under “
The Business Combination Proposal
,” pursuant to the Business Combination Agreement, the AACT Board and the Special Committee may withdraw, amend, qualify or modify its recommendation to AACT shareholders that they vote in favor of the Shareholder Proposals (a “
Modification in Recommendation
”) at any time prior to, but not after, the Domestication if they conclude in good faith, after consultation with their outside legal advisors and financial advisors, that the failure to make such a Modification in Recommendation would be a breach of fiduciary duties under applicable law.

•
Lockup
. Subject to certain limited and customary exceptions with respect to permitted transfers, Kodiak Securityholders will be subject to a
12-month
lockup in respect of the Kodiak Common Stock and other Kodiak securities issued to them as consideration in the business combination, which will provide important stability to the combined company. Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions applicable to the Lockup Shares will expire.

•
Due Diligence
. AACT and its advisors, including K&E, conducted a diligence review of Legacy Kodiak and its businesses and operations, including review of relevant documentation and discussions with Legacy Kodiak management and Legacy Kodiak’s financial and legal advisors.

•
Other Alternatives
. No other alternative transactions were currently under consideration and not proceeding with the Business Combination was expected to have a negative impact on the Extension as well as deprive AACT’s shareholders from the opportunity to participate in an investment in Legacy Kodiak.

•
Shareholder Approval
. In connection with the Business Combination, AACT’s public shareholders have the option to: (i) remain shareholders of the combined company; (ii) sell their Public Shares; or (iii) redeem their Public Shares for the Redemption Price pursuant to the terms of AACT’s organizational documents.

•
Negotiated Transaction
. The financial and other terms and conditions of the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements are reasonable and were the product of an arm’s length negotiation between AACT and Legacy Kodiak.

•
Special Committee Recommendation
. The AACT Board considered that the Special Committee, comprised of independent directors of the AACT Board, unanimously recommended the approval of the Business Combination Agreement, the Business Combination, the PIPE Subscription Agreements and all actions necessary, appropriate or advisable to consummate the Business Combination by the AACT Board after careful consideration of the Business Combination and the investment opportunity in Legacy Kodiak.

The AACT Board and the Special Committee also considered a variety of risks and uncertainties and other potentially negative factors concerning the Business Combination, including the following:

•
Limited Commercialization of Legacy Kodiak’s Solution and Related Business Risks
. The AACT Board and the Special Committee considered the risks to successful implementation of Legacy Kodiak’s long-term business plan and strategy in light of its limited operating history. Such risks included: (i) the risk that further commercialization of Legacy Kodiak’s solution may be delayed; (ii) that Kodiak has incurred net losses since inception and may not be able to obtain necessary financing on terms favorable to Kodiak, or at all, whether in connection with the Business Combination or otherwise; (iii) risks relating to evolving regulatory requirements in the automotive industry including relating to autonomous and non-autonomous
vehicles and vehicle operation; (iv) macroeconomic and geopolitical risks, including on supply chains of Legacy Kodiak’s suppliers that depend on components sourced from overseas markets, such as tariffs; and (v) risks associated with flaws or misuse of AV technology, whether by Legacy Kodiak or third parties, and the adverse effects on Legacy Kodiak’s business that may result from such events.

•
Absence of Discounted Cash Flow Analysis or Multiples-Based Analysis
. Legacy Kodiak did not provide financial forecasts relating to Legacy Kodiak. As such, no discounted cash flow analysis or any multiples-based analysis was performed with respect to Legacy Kodiak.

•
Intellectual Property Risks
. The value of the intellectual property associated with Legacy Kodiak’s technology is based in part on Legacy Kodiak’s ability to use, protect and enforce its patents and other proprietary rights, which is not guaranteed and the inability to do so may expose Legacy Kodiak to the possible loss of competitive advantage.

•	Benefits May Not Be Achieved . The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•
Redemption Risk
. The risk that a significant number of AACT shareholders elect to redeem their public shares prior to the consummation of the Business Combination pursuant to AACT’s organizational documentation, thereby reducing the amount of cash available to Kodiak following the consummation of the Business Combination, which could adversely affect Kodiak or reduce the benefits to AACT’s shareholders of the Business Combination.

•	Closing Conditions . The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within AACT’s control.

•
Listing Risks
. The challenges associated with preparing Legacy Kodiak, a private company, for the applicable disclosure and requisite internal controls and listing requirements to which Kodiak will be subject as a publicly traded company on a Stock Exchange.

•
Litigation
. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses . The fees and expenses associated with completing the Business Combination.

•	Other Risks . Various other risks associated with the business of Legacy Kodiak, as described in the section entitled “ Risk Factors ” appearing elsewhere in this proxy statement/prospectus.

For a more complete description of the AACT Board’s and the Special Committee’s reasons for approving the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements and the transactions contemplated by those agreements, see the section entitled “
The AACT Board’s and the Special Committee’s Reasons for the Approval of the Business Combination
.”
The Domestication Proposal
As a condition to Closing, pursuant to the terms of the Business Combination Agreement, each of the AACT Board and the Special Committee has unanimously approved the Domestication Proposal. The Domestication Proposal, if approved by AACT’s shareholders, will authorize a change of AACT’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while AACT is currently governed by the Companies Act, upon the Domestication, Kodiak will be governed by the DGCL. There are differences between Cayman Islands corporate law and Delaware corporate law as well as between the Memorandum and Articles of Association and the Proposed Organizational Documents. Accordingly, AACT encourages shareholders to carefully review the information in the section of this proxy statement/prospectus entitled “
The Domestication Proposal—Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication
.”
In connection with the Domestication and in accordance with the Plan of Domestication, attached to this proxy statement/prospectus as
Annex B
: (i) each AACT Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert, on a one-for-one
basis, into one share of Kodiak Common Stock; (ii) each AACT Warrant will be automatically converted into a Kodiak Warrant on the same terms as the AACT Warrants; and (iii) each AACT Unit issued and outstanding will automatically be cancelled and each holder thereof will be entitled, per AACT Unit, to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant. No fractional Kodiak Warrants will be issued in the process described in this clause (iii).
For additional information, see “
The Domestication Proposal
” of this proxy statement/prospectus.
The Stock Issuance Proposal
AACT’s shareholders are also being asked to approve by o
rdinary r
esolution the Stock Issuance Proposal for purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual.
Pursuant to Section 312.03(c) of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.
Additionally, pursuant to Section 312.03(d) of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of AACT.
Furthermore, pursuant to Section 312.03(b) of the NYSE Listed Company Manual, a NYSE-listed company is required to obtain shareholder approval when such company proposes to issue securities to a director, officer or substantial security holder, if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds 1% of the number of shares of common stock outstanding before the issuance. Pursuant to Section 312.04(e) of the NYSE Listed Company Manual, an owner of less than 5% of either the number of shares of common stock or the voting power outstanding of an NYSE-listed company will not be considered a substantial stockholder. The Sponsor currently owns greater than 5% of the AACT Ordinary Shares and may be considered a substantial stockholder of AACT.
Upon the Closing, AACT expects to: (i) issue    shares of Kodiak Common Stock to the PIPE Investors pursuant to the PIPE Subscription Agreements (assuming completion of the contemplated $100 million PIPE Investment entirely in cash); and (ii) issue or reserve for issuance up to an estimated    shares of Kodiak Common Stock to the Legacy Kodiak Securityholders in connection with the Business Combination. The aggregate number of shares of Kodiak Common Stock that Kodiak will issue in connection with the Business Combination will exceed 20% of both the voting power and the shares of Kodiak Common Stock outstanding before such issuance and may result in a change of control of AACT. For these reasons, AACT is seeking the approval of AACT shareholders for the issuance of shares of Kodiak Common Stock in connection with the Business Combination and the PIPE Investment and for any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements that AACT may enter into prior to Closing.
For additional information, see the section of this proxy statement/prospectus entitled “
The Stock Issuance Proposal
.”
The Organizational Documents Proposal
AACT is proposing that AACT’s shareholders approve, by special resolution, the Organizational Documents Proposal in connection with the replacement of the Memorandum and Articles of Association, under the Companies Act, with the Proposed Organizational Documents, under the DGCL, in accordance with the Domestication. The AACT Board and the Special Committee have each unanimously approved the Organizational Documents Proposal and believe such proposal is necessary to adequately address the needs of Kodiak following the completion of the Business Combination. Approval of the Organizational Documents Proposal is a condition to the completion of the Business Combination.
For additional information, see the section of this proxy statement/prospectus entitled “
The Organizational Documents Proposal
.”
The Advisory Organizational Documents Proposals
AACT is proposing that AACT’s shareholders approve by special resolution, on a non-binding
advisory basis, five separate Advisory Organizational Documents Proposals in connection with the replacement of the Memorandum and Articles of Association, under the Companies Act, with the Proposed Organizational Documents, under the DGCL. The AACT Board and the Special Committee have unanimously approved the Advisory Organizational Documents Proposals and believe such proposals are necessary to adequately address the needs of Kodiak after the Business Combination. Approval of the Advisory Organizational Documents Proposals is not a condition to the completion of the Business Combination.
A brief summary of each of the Advisory Organizational Documents Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Organizational Documents.
Advisory Organizational Documents Proposal 5A
—Under the Proposed Organizational Documents, Kodiak will be authorized to issue: (i) 1,980,000,000 shares of Kodiak Common Stock; and (ii) 20,000,000 shares of Kodiak Preferred Stock, par value of $0.0001 per share.

Advisory Organizational Documents Proposal 5B
—The Proposed Organizational Documents will adopt: (i) Delaware as the exclusive forum for certain litigation; and (ii) the federal district courts of the United States as the exclusive forum for resolving actions arising under the Securities Act.
Advisory Organizational Documents Proposal 5C
—The Proposed Organizational Documents will permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class, subject to applicable law and the rights of holders of Kodiak Preferred Stock.
Advisory Organizational Documents Proposal 5D
—Subject to the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents will require that any action taken by stockholders must be effected at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.
Advisory Organizational Documents Proposal 5E
—The Proposed Organizational Documents will require the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board and the affirmative vote of at least two-thirds
of the voting power of the outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, to amend, repeal, or modify any provision of the Proposed Certificate of Incorporation, other than Article I (Name), Article II (Registered Agent and Address), Article III (Nature of Business), Sections 1 (Authorized Stock), 2 (Vote per Share), 4 (Common not Voting on Preferred Matters) and 5 (No Class Vote to Increase or Decrease Authorized Stock) of Article IV, Article IX (Exculpation of Directors and Officers and Indemnification), Article X (Location of Stockholder Meetings and Books) and Article XIII (Incorporator Information), which requires the affirmative vote of at least a majority of the voting power of the outstanding Kodiak capital stock entitled to vote thereon, voting together as a single class, in addition to any requirements for such amendments under the DGCL. The Proposed Organizational Documents will also require the affirmative vote of at least a majority of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, for the stockholders to adopt, amend, alter, or repeal the Proposed Bylaws, provided the affirmative vote of at least two-thirds
of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, will be required for the Kodiak stockholders to alter, amend or repeal, or adopt any bylaw inconsistent with, certain provisions of the Proposed Bylaws.
The Incentive Plan Proposal
AACT is proposing that its shareholders approve by ordinary resolution the 2025 EIP, which will become effective upon the completion of the Business Combination. The 2025 EIP will be used by Kodiak to compensate employees and other service providers following the completion of the Business Combination.
For additional information, see the section of this proxy statement/prospectus entitled “
The Incentive Plan Proposal
.”
The Employee Stock Purchase Plan Proposal
AACT is proposing that its shareholders approve by ordinary resolution the ESPP, which will become effective upon the completion of the Business Combination. The ESPP will be used by Kodiak to compensate employees and other service providers following the completion of the Business Combination.
For additional information, see the section of this proxy statement/prospectus entitled “
The Employee Stock Purchase Plan Proposal
.”

The Director Election Proposal
AACT is proposing that its shareholders approve, effective upon the completion of the Business Combination, the election of seven directors to serve staggered terms on the Kodiak Board until the 2026, 2027 and 2028 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified.
For additional information, see the section of this proxy statement/prospectus entitled “
The Director Election Proposal
.”
The Adjournment Proposal
If, based on the tabulated vote, there are not sufficient votes at the time of the Extraordinary General Meeting to authorize AACT to consummate the Business Combination (because any of the Condition Precedent Proposals have not been approved (including as a result of the failure of any other cross-conditioned Condition Precedent Proposals to be approved), the AACT Board may submit a proposal to the shareholders to approve by way of an ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary: (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting; (ii) for the absence of a quorum; (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that AACT has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting; or (iv) in order to engage with investors.
For additional information, see the section of this proxy statement/prospectus entitled
“The Adjournment Proposal.”
Date, Time and Place of the Extraordinary General Meeting
The Extraordinary General Meeting will be held on     , 2025 at     , Eastern Time. For the purposes of the Memorandum and Articles of Association, the physical place of the meeting will be at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022. However, in order to facilitate access for AACT’s shareholders, the Extraordinary General Meeting will be held in virtual meeting format at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. There is no requirement to attend the Extraordinary General Meeting in person. Shareholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person
Extraordinary General Meeting. In particular, shareholders may submit questions in advance of the Extraordinary General Meeting by following the instructions and rules of conduct on the Extraordinary General Meeting website. You can participate in the Extraordinary General Meeting and vote via live webcast by visiting https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. The purpose of the Extraordinary General Meeting is to consider and vote on each Shareholder Proposal.
Registering for the Extraordinary General Meeting
You can
pre-register
to attend the virtual Extraordinary General Meeting starting     , 2025 at 9:00 a.m., Eastern Time (three business days prior to the meeting date). Enter the URL address into your browser, https://www.cstproxy.com/aresacquisitioncorporationii/egm2025 enter your control number, name and email address. Once you pre-register
you can vote or enter questions in the chat box. At the start of the Extraordinary General Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.

Shareholders who hold their investments through a bank or broker will need to contact the Transfer Agent to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker. If you would like to join and not vote, the Transfer Agent will issue you a guest control number with proof of ownership. In either case you must contact the Transfer Agent for specific instructions on how to receive the control number. The Transfer Agent can be contacted at (917)
262-2373
or via email at proxy@continentalstock.com. Please allow up to 72 hours prior to the meeting for processing your control number.
If you do not have access to the internet, you can listen to the meeting by dialing 1
800-450-7155
(toll-free) (or +1
857-999-9155
if you are located outside the United States and Canada (standard rates apply)) and when prompted enter 8489057#. Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.
Voting Power; Record Date
AACT shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned AACT Ordinary Shares at the close of business on    , 2025, which is the Record Date for the Extraordinary General Meeting. Shareholders will have one vote for each AACT Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. AACT Warrants do not have voting rights. At the close of business on the Record Date for the Extraordinary General Meeting, there were    AACT Ordinary Shares outstanding, of which    were issued and outstanding Public Shares, the rest being held by the Sponsor.
Quorum and Vote of AACT Shareholders
The presence, in person, virtually or by proxy, of shareholders holding a majority of the AACT Ordinary Shares at the Extraordinary General Meeting constitutes a quorum at the Extraordinary General Meeting. The Sponsor which owns  % of the issued and outstanding AACT Ordinary Shares as of the Record Date, will count towards this quorum. As a result, as of the Record Date, in addition to the shares of the Sponsor,      AACT Ordinary Shares held by Public Shareholders would be required to be presented at the Extraordinary General Meeting to achieve a quorum.
As of the Record Date for the Extraordinary General Meeting,     AACT Ordinary Shares would be required to achieve a quorum.
Abstentions will be considered present for the purposes of establishing a quorum but, as a matter of Cayman Islands law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of the proposals voted upon at the Extraordinary General Meeting.
The Sponsor and each director and officer of AACT have agreed to vote in favor of the Business Combination, and to waive their redemption rights in connection with the Closing with respect to any AACT Ordinary Shares held by them. None of the Sponsor, directors or officers received separate consideration for their waiver of redemption rights. The AACT Ordinary Shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
Redemption Price. As of the Record Date, the Sponsor owns  % of the issued and outstanding AACT Ordinary Shares. As a result, AACT would need only    , or approximately  %, of the Public Shares not held by affiliates, to be voted in favor of the Business Combination in order to approve the Business Combination Proposal (assuming all outstanding shares are voted).

The proposals presented at the Extraordinary General Meeting require the following votes:

•
Business Combination Proposal
—The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Business Combination Proposal at the Extraordinary General Meeting. The Business Combination does not require the approval of a majority of the unaffiliated securityholders of AACT.

•
Domestication Proposal
—The approval of the Domestication Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Domestication Proposal at the Extraordinary General Meeting.

•
Stock Issuance Proposal
—The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Stock Issuance Proposal at the Extraordinary General Meeting.

•
Organizational Documents Proposal—The approval of the Organizational Documents Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Organizational Documents Proposal at the Extraordinary General Meeting.

•
Advisory Organizational Documents Proposals
—The approval of the Advisory Organizational Documents Proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Advisory Organizational Documents Proposals at the Extraordinary General Meeting.

•
Incentive Plan Proposal
—The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Incentive Plan Proposal at the Extraordinary General Meeting.

•
Employee Stock Purchase Plan Proposal
—The approval of the Employee Stock Purchase Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Employee Stock Purchase Plan Proposal at the Extraordinary General Meeting.

•
Director Election Proposal
—The approval of the Director Election Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Director Election Proposal at the Extraordinary General Meeting.

•
Adjournment Proposal
—The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Adjournment Proposal at the Extraordinary General Meeting.

Redemption Rights
Pursuant to the Memorandum and Articles of Association, a Public Shareholder may request to redeem all or a po
rtion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)
(A) hold Public Shares; or (B) hold Public Shares through AACT Units and elect to separate your AACT Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(ii)
submit a written request to the Transfer Agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that Kodiak redeem all or a portion of your Public Shares for cash; and

(iii)	deliver your share certificates for Public Shares (if any) along with the redemption forms to the Transfer Agent, physically or electronically through DTC.
Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on     , 2025 (two business days before the initially scheduled date of the Extraordinary General Meeting) in order for their Public Shares to be redeemed.
Each AACT Unit issued and outstanding immediately prior to the Domestication will automatically be cancelled and each holder will be entitled, per AACT Unit, to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers the certificates for its shares (if any) along with the redemption forms to the Transfer Agent, Kodiak will redeem such Public Shares for a per-share
price, payable in cash, equal to the pro rata portion of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the Trust Account (net of taxes paid or payable, if any). For illustrative purposes, as of July 17, 2025, this would have amounted to approximately $11.35 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares. See the section of the proxy statement/prospectus entitled “
Extraordinary General Meeting of AACT—Redemption Rights
” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.
Any request for redemption, once made by a holder of AACT Class A Ordinary Shares, may not be withdrawn following the Redemption Deadline, unless the AACT Board determines (in its sole discretion) to permit such withdrawal of a redemption request (which it may do in whole or in part).
Any corrected or changed written exercise of redemption rights must be received by the Transfer Agent prior to the Redemption Deadline and, following such deadline, with AACT’s consent, prior to the Extraordinary General Meeting. No request for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically through DTC) to the Transfer Agent by 5:00 p.m., Eastern Time, on     , 2025 (two business days prior to the initially scheduled date of the Extraordinary General Meeting).
Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares sold in the IPO. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares sold in the IPO, then any such shares in excess of that 15% limit would not be redeemed for cash.

2
1

The Sponsor, officers and directors have agreed to, among other things, vote in favor of the Business Combination and waive their redemption rights in connection with the Closing with respect to any AACT Ordinary Shares held by them. As of the Record Date, the Sponsor owns  % of the issued and outstanding AACT Ordinary Shares.
Holders of the AACT Warrants will not have redemption rights with respect to the AACT Warrants.
Appraisal Rights
Neither AACT’s shareholders nor the holders of Public Warrants have appraisal rights in connection with the Business Combination or the Domestication under the Companies Act or under the DGCL.
Proxy Solicitation
This proxy solicitation is being made by mail, but also may be made by telephone or in person. AACT has engaged Sodali to assist in the solicitation of proxies for the Extraordinary General Meeting. AACT and its directors and officers and employees may also solicit proxies in person. AACT will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
If an AACT shareholder grants a proxy, it may still vote its shares in person or virtually if it revokes its proxy before the Extraordinary General Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section of this proxy statement/prospectus entitled “
Extraordinary General Meeting of AACT—Revoking Your Proxy
.”
Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
When you consider the recommendation of the AACT Board and the Special Committee in favor of approval of the Business Combination Proposal and the other Shareholder Proposals, you should keep in mind that the Sponsor and certain of AACT’s directors and executive officers have interests in such Shareholder Proposals that are different from, or in addition to, those of AACT’s shareholders and holders of Public Warrants generally.
In particular:

•
The Sponsor (including certain of AACT’s officers and directors who are members of the Sponsor) has invested in AACT an aggregate of $14,325,000, consisting of the $25,000 purchase price for 12,500,000 AACT Class B Ordinary Shares and the $14.3 million purchase price for 14,300,000 Private Placement Warrants. Some of AACT’s officers and directors have an indirect economic interest in such shares. In connection with the Extension, the Sponsor converted all of its AACT Class B Ordinary Shares into Converted AACT Class A Ordinary Shares. Assuming a trading price of $11.38 per AACT Class A Ordinary Share and $1.45 per Public Warrant (based upon the respective closing prices of the AACT Class A Ordinary Shares and the Public Warrants on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), the 12,500,000 Converted AACT Class A Ordinary Shares and 14,300,000 Private Placement Warrants, in each case if unrestricted and freely tradable, would have an implied aggregate market value of $163.0 million. However, given such shares of Kodiak Common Stock will be subject to lockup restrictions, we believe such shares have less value. Even if the trading price of the Public Shares were as low as $1.15 per share, the aggregate market value of the Converted AACT Class A Ordinary Shares alone (without taking into account the value of the Private Placement Warrants) would be approximately equal to the initial investment in AACT by the Sponsor. As a result, if the Business

2
2

Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in AACT at a time when the AACT Class A Ordinary Shares have lost significant value. On the other hand, if the Business Combination is not approved and AACT is unable to complete another business combination within the Combination Period, the Sponsor may lose its entire investment in AACT.

•
The Sponsor purchased 14,300,000 Private Placement Warrants for $14.3 million, or $1.00 per Private Placement Warrant, in a private placement that closed simultaneously with the IPO. Certain of AACT’s officers and directors have an indirect economic interest in such Private Placement Warrants. If the Business Combination Proposal is not approved and AACT does not consummate a business combination within the Combination Period, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the public shareholders and the warrants held by the Sponsor may be worthless.

•
The Sponsor may lose its entire investment in AACT if the Business Combination Proposal is not approved and AACT does not complete another business combination by January 26, 2026, or such earlier date as the AACT Board may approve or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association. If AACT is unable to complete an initial business combination within the Combination Period, AACT will as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any and up to $100,000 of interest to pay liquidation expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. In such event, the 12,500,000 Converted AACT Class A Ordinary Shares purchased by the Sponsor for $25,000 and the 14,300,000 Private Placement Warrants purchased by the Sponsor for $14.3 million may be worthless.

•
Prior to the execution of the Business Combination Agreement, an affiliate of the Sponsor (the “
Sponsor Affiliate Investor
”) provided $10.0 million of financing to Legacy Kodiak through a simple agreement for future equity (“
SAFE
”). In addition, concurrently with the execution of the Business Combination Agreement, the Sponsor Affiliate Investor entered into the Second Lien Loan and Security Agreement with Legacy Kodiak to provide $20.0 million of financing in the form of Second Lien Loans. In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for a $10.0 million Second Lien Loan under the Second Lien Loan and Security Agreement (the “
Exchanged SAFE Loan
”). In connection with the Closing, $20.0 million of the Second Lien Loans provided by the Sponsor Affiliate Investor will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. In addition, at the Sponsor Affiliate Investor’s option, the Exchanged SAFE Loan will be convertible into Second Lien Conversion Shares and subsequently into shares of Kodiak Common Stock at a priced based on the Second Lien Conversion Price prior to Closing. Assuming the full conversion of all $20.0 million of Second Lien Loans held by the Sponsor Affiliate Investor (including accrued and unpaid interest through July 17, 2025 and excluding the Exchanged SAFE Loan), such shares of Kodiak Common Stock, if unrestricted and freely tradable, would have an aggregate market value of $25.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. Assuming the full conversion of all $10.0 million of Exchanged SAFE Loan (and including accrued and unpaid interest through July 17, 2025), such shares of Kodiak Common Stock, if unrestricted and freely tradable, would have an aggregate market value of $12.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. We expect the Exchanged SAFE Loan, together with accrued and unpaid interest, to be repaid in cash at maturity on October 1, 2026.

•	The Sponsor and AACT’s directors and officers have agreed not to redeem any of the AACT Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination.

•
The Sponsor and AACT’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the AACT Ordinary Shares (other than Public Shares) held by them if AACT fails to consummate an initial business combination within the Combination Period.

•
The Sponsor and AACT’s officers and certain directors may lose their entire investment in AACT and may not be reimbursed for loans extended, fees due or out-of-pocket expenses
if the Business Combination is not consummated within the Combination Period. As of the date of this proxy statement/prospectus, there are loans extended, fees due and outstanding out-of-pocket expenses
of $    in the aggregate for which the Sponsor and AACT’s officers and directors are awaiting reimbursement.

•
If the Trust Account is liquidated, including in the event AACT is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify AACT to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per Public Share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which AACT has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AACT, but only if such a vendor or target business has not executed a waiver of all rights to seek access to the Trust Account.

•
AACT’s independent directors will continue to receive director fees paid in cash, as described in AACT’s annual report on Form
10-K
for the year ended December 31, 2024, as filed with the SEC on March 12, 2025 (the “
AACT Annual Report
”).

•
AACT’s existing officers and directors will be eligible for continued indemnification and continued coverage under a tail directors’ and officers’ liability insurance policy for a period of six years after the Business Combination.

•
Beginning April 25, 2025, the Sponsor commenced making monthly Contributions of $1.0 million each month, up to a maximum aggregate amount of $9.9 million. The Contributions are paid on the 25th day of each month (or if such day is not a business day, on the business day immediately preceding such day) until the Maturity Date. As of the date of this proxy statement/prospectus, the Sponsor has made $3.9 million of Contributions. Kodiak will reimburse the Sponsor for the Contributions upon Closing. If the proposed Business Combination does not close, 50% of the Contributions will be an obligation of Legacy Kodiak and 50% will be an obligation of AACT. AACT may use a portion of proceeds held outside the Trust Account to repay the Sponsor for 50% of the Contributions, but no proceeds held in the Trust Account may be used to repay the Sponsor for such amounts.

•
The Sponsor has extended Overfunding Loans in an aggregate outstanding principal amount of $5.0 million to AACT. The Overfunding Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. The Overfunding Loans were extended in order to ensure that the amount in the Trust Account was $10.10 per public share. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Overfunding Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Overfunding Loans if there are funds available outside the Trust Account to do so.

•
To finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor has provided AACT with Working Capital Loans (separate from the Overfunding Loans). The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Working Capital Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Working Capital Loans if there are funds available outside the Trust Account to do so. As of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT.

•	AMCM, an affiliate of the Sponsor, will receive as a deferred IPO advisory fee in the amount of $2.8 million in connection with the Closing.

•
Pursuant to the A&R Registration Rights Agreement, the Sponsor will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back
provisions with respect to the Kodiak Common Stock and Kodiak Warrants held by it following the consummation of the Business Combination.

The Sponsor and certain of AACT’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that may be viewed as sub-optimal
by Public Shareholders. The Sponsor and its affiliates have at risk capital that depends upon the completion of a business combination. Such amounts consist of: (i) 12,500,000 shares of Kodiak Common Stock, with an implied aggregate market value of $142.3 million (based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), which shares include the 6,250,000 Sponsor Earn Out Securities, which are subject to vesting; (ii) 14,300,000 Private Placement Warrants, with an implied aggregate market value of $20.7 million (based upon the closing price of $1.45 per Public Warrant on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), each of which entitles the holder of such warrant to purchase one AACT Class A Ordinary Share at a price of $11.50 per share, subject to certain adjustment; (iii) $5.0 million representing repayment of the Overfunding Loans extended by the Sponsor (using the $1.00 per warrant purchase price); (iv) 2,271,687 shares of Kodiak Common Stock, with an implied aggregate market value of $25.9 million, assuming full conversion of all Second Lien Loans held by the Sponsor Affiliate Investor under the Second Lien Loan and Security Agreement into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price (including accrued and unpaid interest through July 17, 2025, and based upon the closing price of the AACT Class A Ordinary Shares of $11.38 on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus and excluding the Exchanged SAFE Loan); (v) $10.4 million representing the repayment of the Exchanged Safe Loan (which is expected to be repaid in cash at maturity on October 1, 2026), including accrued and unpaid interest through July 17, 2025; (vi) up to $9.9 million in reimbursement for Contributions made prior to Closing, of which $3.9 million have been made as of the date of this proxy statement/prospectus; (vii) up to $2.0 million in repayment of Working Capital Loans made prior to the Closing, of which $1.2 million have been made as of the date of this proxy statement/prospectus; and (viii) $2.8 million that AMCM, an affiliate of the Sponsor, will receive as a deferred IPO advisory fee in connection with the Closing. In addition, the Sponsor is entitled to reimbursement for transaction expenses advanced and/or paid by the Sponsor on behalf of AACT or Legacy Kodiak.
The Sponsor and its affiliates are active investors across a number of different investment platforms, which AACT and the Sponsor believe improved the volume and quality of opportunities that were available to AACT.

2
5

However, it also creates potential conflicts and the need to allocate investment opportunities across multiple investment vehicles. In order to provide the Sponsor with the flexibility to evaluate opportunities across these platforms, the Memorandum and Articles of Association provides that AACT renounces its interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in their capacity as a director or officer of AACT and is an opportunity that AACT is able to complete on a reasonable basis. This waiver allows the Sponsor and its affiliates to allocate opportunities based on a combination of the objectives, including the fundraising needs of the target and the investment objectives of the investment vehicle. AACT is not aware of any such conflict or opportunity being presented to any founder, director or officer of AACT nor does it believe that the waiver of the corporate opportunities doctrine otherwise had a material impact on its search for an acquisition target. The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of AACT and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the Shareholder Proposals.
For additional information see the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination.
”
Material Financing Transactions of AACT
Since the IPO, the following material financing transactions have occurred or will occur in connection with
the consummation of the Business Combination: (i) simultaneous with the consummation of the IPO, the Sponsor purchased an aggregate of 14,300,000 warrants, each exercisable to purchase one Private Placement Warrant at a price of $1.00 per Private Placement Warrant in a private placement, generating total proceeds of $14.3 million; (ii) simultaneous with the consummation of the IPO, the Sponsor extended to AACT the Overfunding Loans in connection with the sale of 5,000,000 AACT units to cover over-allotments, for a total outstanding balance of $5.0 million; (iii) the PIPE Investment (iv) following the approval and implementation of the Extension, the Sponsor agreed to make the monthly Contributions of $1.0 million up to a maximum aggregate amount of $9.9 million; and (v) the Sponsor agreed to extend Working Capital Loans to AACT up to a maximum aggregate amount of $2.0 million. As of the date of this proxy statement/prospectus, the Sponsor has made aggregate Contributions of $3.9 million. As of the date of this proxy statement/prospectus, the Sponsor has made Working Capital Loans of $1.2 million. The Contributions and the Working Capital Loans will be reimbursed by Kodiak upon the consummation of the Business Combination, except that the Working Capital Loans can be converted at the Sponsor’s option for warrants with terms identical to the Private Placement Warrants, at $1.00 per warrant (or any combination of repayment or conversion) in connection with the Closing.
Sponsor and Affiliates Compensation
The compensation received and to be received by the Sponsor and its affiliates upon the consummation of the Business Combination is (i) up to 12,500,000 shares of Kodiak Common Stock, with an implied aggregate market value of $142.3 million (based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), to be issued upon conversion of 12,500,000 AACT Class A Ordinary Shares currently held by the Sponsor, which shares include 6,250,000 Sponsor Earn Out Securities subject to vesting as described in the section entitled “
Business Combination Proposal—Related Agreements—Sponsor Support Agreement
” as though such shares were vested immediately upon Closing; (ii) 14,300,000 Private Placement Warrants, with an implied aggregate market value of $20.7 million (based upon the closing price of $1.45 per Public Warrant on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), each of which entitles the holder of such warrant to purchase one AACT Class A Ordinary Share at a price of $11.50 per share, subject to adjustment; (iii) $5.0 million representing repayment of the Overfunding Loans extended by the

Sponsor in connection with the IPO; (iv) 2,271,687 shares of Kodiak Common Stock, with an implied aggregate market value of $25.9 million, assuming full conversion of all Second Lien Loans held by the Sponsor Affiliate Investor under the Second Lien Loan and Security Agreement into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price (including accrued and unpaid interest through July 17, 2025, and based upon the closing price of the AACT Class A Ordinary Shares of $11.38 on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus and excluding the Exchanged SAFE Loan); (v) $10.4 million representing the repayment of the Exchanged Safe Loan (which is expected to be repaid in cash at maturity on October 1, 2026), including accrued and unpaid interest through July 17, 2025; (vi) up to $9.9 million in reimbursement for Contributions made prior to the Closing, of which $3.9 million have been made as of the date of this proxy statement/prospectus; (vii) up to $2.0 million in repayment of Working Capital Loans made prior to the Closing, of which $1.2 million have been made as of the date of this proxy statement/prospectus; and (viii) $2.8 million that AMCM, an affiliate of the Sponsor, will receive as a deferred IPO advisory fee in connection with the Closing. In addition, the Sponsor Affiliate Investor will be eligible to receive its pro rata portion of the Earn Out Securities and the Sponsor will be eligible for reimbursement of transaction expenses advanced and/or paid by the Sponsor on behalf of AACT or Legacy Kodiak.
Set forth below is a summary of the amount of compensation and securities received or to be received by the Sponsor and its affiliates in connection with the Business Combination and related transactions:

	Securities to be Received	Other Compensation
Sponsor
12,500,000 shares of Kodiak Common Stock, to be issued upon conversion of 12,500,000 AACT Class A Ordinary Shares currently held by the Sponsor, including 6,250,000 Sponsor Earn Out Securities subject to vesting. The 12,500,000 AACT Class A Ordinary Shares were converted from AACT Class B Ordinary Shares, which the Sponsor initially acquired for a total of $25,000
.
(1)

Simultaneous with the consummation of the IPO, the Sponsor extended Overfunding Loans in the aggregate outstanding principal amount of $5.0 million to AACT. At the option of the Sponsor, such outstanding Overfunding Loans may be repaid upon Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion).
(3)

14,300,000 Kodiak Warrants, to be received upon the conversion of 14,300,000 Private Placement Warrants, initially acquired by the Sponsor in a private placement consummated concurrently with the IPO at a price of $1.00 per Private Placement Warrant, for a total price of $14.3 million.
(2)

In April 2025, the Sponsor agreed to make monthly Contributions of approximately $1.0 million to AACT. As of the date of this proxy statement/prospectus, the Sponsor has paid an aggregate of approximately $3.9 million in Contributions. The Contributions shall be reimbursed to the Sponsor by Kodiak upon the Closing.

As of the date of this proxy statement/prospectus, the Sponsor has advanced approximately $1.2 million to AACT as Working Capital Loans. (4)

Reimbursement of any out-of-pocket expenses for services provided to AACT before completion of the Business Combination, including expenses related to identifying, investigating and completing an initial business combination
.

	Securities to be Received	Other Compensation

Sponsor Affiliate Investor
2,271,687 shares of Kodiak Common Stock, assuming full conversion of all $20.0 million of Second Lien Loans held by the Sponsor Affiliate Investor under the Second Lien Loan and Security Agreement into shares of Kodiak Common Stock (including accrued and unpaid interest through July 17, 2025 and excluding the Exchanged SAFE Loan).
(5)
$10.4 million representing repayment of the Exchanged Safe Loan, including accrued and unpaid interest. The Exchanged Safe Loan is expected to be repaid at maturity on October 1, 2026. (6)

AMCM	Not applicable.	$2.8 million Deferred IPO Advisory Fee to be paid in connection with the Closing.

(1)
Upon the Domestication, the Sponsor is expected to receive 12,500,000 Kodiak Common Stock, with an implie
d aggregate market value of $142.3 million (based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), including 6,250,000 Sponsor Earn Out Securities subject to vesting as described in section entitled
“Business Combination Proposal—Related Agreements—Sponsor Support Agreement”
as though such shares were vested immediately upon Closing.

(2)
Upon the Domestication, the Sponsor is expected to receive 14,300,000 Kodiak Warrants, with an implied aggregate market value of $20.7 million (based upon the closing price of $1.45 per Public Warrant on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus).

(3)
The Overfunding Loans will, in the Sponsor’s discretion, either be repaid to the Sponsor upon the Closing or converted in to Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. To the extent that the Sponsor elects to receive the repayment of the Overfunding Loans in Kodiak Warrants at Closing and subsequently exercises such warrants to acquire Kodiak Common Stock, the issuances of Kodiak Common Stock may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak.

(4)
The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted in to Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. To the extent that the Sponsor elects to receive the repayment of the Working Capital Loans in Kodiak Warrants at Closing and subsequently exercises such warrants to acquire Kodiak Common Stock, the issuances of Kodiak Common Stock may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak.

(5)
Concurrently with the execution of the Business Combination Agreement, the Sponsor Affiliate Investor entered into the Second Lien Loan and Security Agreement with Legacy Kodiak to provide $20.0 million of financing in the form of Second Lien Loans. In connection with the Closing, $20.0 million of the Second Lien Loans provided by the Sponsor Affiliate Investor will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received by the Sponsor Affiliate Investor upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. Assuming the full conversion of all $20.0 million of Second Lien Loans held by the Sponsor Affiliate Investor (including accrued and unpaid interest through July 17, 2025 and excluding the Exchanged SAFE Loan), such shares of Kodiak Common Stock, if unrestricted and freely tradable, would have an aggregate market value of $25.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus.

(6)
Prior to the execution of the Business Combination Agreement, the Sponsor Affiliate Investor provided $10.0 million of financing to Legacy Kodiak in the form of a SAFE. In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for the Exchanged SAFE Loan. The Exchanged SAFE Loan is convertible at the Sponsor Affiliate Investor’s option for Second Lien Conversion Shares and subsequently into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price prior to Closing. The table above assumes the Exchanged SAFE Loan is not converted into Second Lien Conversion Shares at Closing, and is repaid in cash at maturity on October 1, 2026, together with accrued and unpaid interest. To the extent that the Sponsor Affiliate Investor elects to convert the $10.0 million of Exchanged Safe Loans into shares of Kodiak Common Stock at Closing, such shares of Kodiak Common Stock (including accrued and unpaid interest through July 17, 2025), if unrestricted and freely tradable, would have an aggregate market value of $12.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. The issuances of such Kodiak Common Stock at Closing may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak.

Currently, Public Shareholders hold 49,359,712 AACT Ordinary Shares. Non-redeeming Public Shareholders may experience a material dilution of their interests as a result of the reimbursement of out-of-pocket expenses incurred by the Sponsor, the securities to be issued to the Sponsor and the repayment of the outstanding loans or other obligations of AACT to the Sponsor. To the extent that the Sponsor elects to receive the repayment of the Overfunding Loans or Working Capital Loans in Kodiak Warrants and subsequently exercises such warrants to acquire Kodiak Common Stock, the resulting issuances of Kodiak Common Stock may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak. Further detail regarding the compensation received and to be received by the Sponsor and its affiliates and the dilution that may be caused thereby is provided in the section of this proxy statement/prospectus entitled
“Questions and Answers for Shareholders of AACT— What equity stake will current AACT shareholders and Legacy Kodiak Securityholders hold in Kodiak imm ediat
ely after the Closing?”
Regulatory Matters
Neither AACT nor Legacy Kodiak are aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “
The Business Combination Proposal
—
Business Combination Agreement
—
Closing Conditions
—
Conditions
to the Obligations of Each Party
.” It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Recommendation to Shareholders of AACT
The AACT Board and the Special Committee believe that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of AACT. Accordingly, the AACT Board and the Special Committee unanimously recommend that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Employee Stock Purchase Plan Proposal, “FOR” the approval of the Director Election Proposal and “FOR” the approval of the Adjournment Proposal, if presented to the Extraordinary General Meeting.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such person may believe is in the best interests of AACT and its shareholders and what such person may believe is best for such person in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
.”
Sources and Uses of Funds for the Business Combination
The following tables summarize the sources and uses for funding the Business Combination. The first table assumes that none of the Public Shareholders exercise their redemption rights and the PIPE Investment is satisfied by cash payments from the PIPE Investors. The second table assumes that Public Shareholders exercise their redemption rights with respect to 49,359,712 AACT Class A Ordinary Shares, representing the maximum amount of Public Shares that can be redeemed, and the PIPE Investment is satisfied by cash payments from the PIPE Investors. Where actual amounts are not known or knowable, the figures below represent Kodiak’s good faith estimates based on the assumptions set forth in the notes to the tables. If the actual facts are different from these assumptions, actual amounts will be different from those below.

Estimated Sources and Uses (No Redemption Scenario)

Sources		Uses
	($ in millions)		($ in millions)
AACT’s Cash-in-Trust (1)	$560	Legacy Kodiak Equity Rollover	$2,500
PIPE Investment (2)	100	Cash to Balance Sheet (5)	610
Sponsor (3)	71	Sponsor	71
Legacy Kodiak Equity Rollover (4)	2,500	Estimated Transaction Expenses (6)	50

Total Sources	$3,231	Total Uses	$3,231

(1)	AACT total cash in trust as of July 17, 2025.
(2)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(3)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(4)
Includes (i) 56,562,426 shares of Legacy Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. Numbers may not tie due to rounding.

(5)
The actual amount of cash will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination and whether Kodiak determines to repay any existing indebtedness upon the Closing.

(6)
Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination. Excludes $12.5 million of fees payable to an advisor of Legacy Kodiak, which we expect to be satisfied by the issuance of shares of Kodiak Common Stock.

Estimated Sources and Uses (Maximum Redemption Scenario)

Sources		Uses
	($ in millions)		($ in millions)
AACT’s Cash-in-Trust	$0	Legacy Kodiak Equity Rollover	$2,500
PIPE Investment (1)	100	Cash to Balance Sheet (4)	50
Sponsor (2)	71	Sponsor	71
Legacy Kodiak Equity Rollover (3)	2,500	Estimated Transaction Expenses (5)	50

Total Sources	$2,671	Total Uses	$2,671

(1)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(2)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(3)
Includes (i) 56,562,426 shares of Legacy Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued payment in kind interest. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out

Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. Numbers may not tie due to rounding.

(4)
The actual amount of cash will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination and whether Kodiak determines to repay any existing indebtedness upon the Closing.

(5)
Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination. Excludes $12.5 million of fees payable to an advisor of Legacy Kodiak, which we expect to be satisfied by the issuance of shares of Kodiak Common Stock.

Material U.S. Federal Income Tax Considerations
For a discussion summarizing the U.S. federal income tax considerations of the Domestication and an exercise of redemption rights in connection with the Business Combination, please see “
Material U.S. Federal Income Tax Considerations Related to AACT.
”
For a discussion summarizing the U.S. federal income tax considerations of the Merger with respect to Legacy Kodiak and Legacy Kodiak Stockholders, please see “
Material U.S. Federal Income Tax Considerations of the Merger.
”

Recent Developments
Extension
AACT’s Memorandum and Articles of Association provided that AACT had until April 25, 2025, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve, in accordance with the Memorandum and Articles of Association, to complete an initial business combination. On April 22, 2025, AACT held an extraordinary general meeting of shareholders, and the AACT shareholders voted to approve a proposal to amend the Memorandum and Articles of Association to extend the date by which AACT has to consummate an initial business combination from April 25, 2025 to January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve, in accordance with the Memorandum and Articles of Association. In connection with the approval of the Extension, AACT shareholders elected to redeem an aggregate of 640,288 AACT Class A Ordinary Shares, for which AACT paid cash from the Trust Account in an aggregate amount of $7.1 million ($11.16 per share) to redeeming shareholders. After giving effect to the redemptions and the Conversion, there were 61,859,712 AACT Class A Ordinary Shares outstanding, of which 49,359,712 AACT Class A Ordinary Shares are held by Public Shareholders and $551.0 million remained in the Trust Account.
Contribution
In connection with the Extension, the Sponsor agreed to make monthly Contributions following the approval and implementation of the Extension. Beginning April 25, 2025, the Sponsor commenced making monthly Contributions. The Sponsor shall make a Contribution on the 25th day of each month (or if such day is not a business day, on the business day immediately preceding such day) until the earlier of: (i) the consummation of a business combination; and (ii) the last day AACT has to complete a business combination in accordance with its Maturity Date. All such Contributions shall be repaid by Kodiak upon Closing. If the proposed Business Combination does not close, 50% of such Contributions shall be repaid by Legacy Kodiak and 50% shall be an obligation of AACT. AACT may use a portion of proceeds held outside the Trust Account to repay 50% of such Contributions, but no proceeds held in the Trust Account may be used to repay any Contributions.
Conversion
On April 22, 2025, in connection with the Extension, the Sponsor converted its 12,500,000 AACT Class B Ordinary Shares into 12,500,000 AACT Converted Class A Ordinary Shares (the “
Conversion
”). Such Converted AACT Class A Ordinary Shares are subject to the same restrictions as applied to the AACT Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in AACT’s prospectus for the IPO.
Working Capital Loan
On June 23, 2025, AACT issued a promissory note to the Sponsor in respect of a Working Capital Loan of up to $2.0 million provided by the Sponsor. The Working Capital Loan does not bear interest on the unpaid principal balance and matures and is repayable upon the earlier of the (i) consummation of AACT’s initial business combination (which includes the Business Combination Transaction) and (ii) last day AACT has to complete a business combination pursuant to its Memorandum and Articles of Association. The maturity date of the Working Capital Loan may be accelerated upon the occurrence of certain events of default as defined in the promissory note governing the Working Capital Loan. Any outstanding principal under the Working Capital Loan may be prepaid at any time by AACT without penalty. If AACT does not consummate a business combination (including the Business Combination), the Working Capital Loan will be repaid solely to the extent that AACT has funds available to it, if any, outside of its Trust Account. The total principal amount of the Working Capital Loan may be converted, in whole or in part, at the option of the Sponsor into Kodiak warrants at a price of $1.00 per warrant, with each warrant exercisable for one share of Kodiak Common Stock. The warrants will otherwise be identical to the Private Placement Warrants. As of the date of this proxy statement/prospectus there are $1.2 million of Working Capital Loans outstanding.
Summary Risk Factors
Unless the context otherwise requires, references in this subsection to “we,” “us” or “our” refer to the business of Legacy Kodiak prior to the consummation of the Business Combination, which will be the business of Kodiak and its subsidiaries following the Business Combination.
In evaluating the proposals to be presented at the Extraordinary General Meeting, shareholders should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section of this proxy statement/prospectus entitled “
Risk Factors
.” In particular, such risks include, but are not limited to, the following:

•	AV technology is emerging and rapidly evolving and involves significant risks and uncertainties.

•	We have incurred net losses since inception, and may not achieve or maintain profitability.

•	Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

•	Our technology may have limited performance, and technology development and commercialization may take us longer to complete than we currently anticipate.

•	Any failure to commercialize our solution at scale may have an adverse effect on our business, financial condition, and results of operations.

•	We rely on a limited number of customers for a significant portion of our revenue.

•	We depend on our commercial agreements with Atlas.

•	AV technology presents the risk of significant injury, including fatalities.

•	The Kodiak Driver may not function as intended due to flaws or errors in our software, hardware, and systems, product defects, or due to human error.

•	Any flaws or misuse of AV technology, whether actual or perceived, intended or inadvertent, by us or third parties, may adversely affect our business, financial condition, and results of operations.

•	We operate in a highly competitive market, and we may be unable to compete effectively, including against competitors who may have greater resources.

•	The Kodiak Driver-as-a-Service Economics may not materialize as expected.

•
Our success is contingent on our ability to execute our DaaS business model, including by maintaining, managing, retaining, and expanding our existing customer relationships and obtaining new customers.

•
Recent and further changes in the tariff and trade policies of the United States or of other countries could increase manufacturing costs, decrease demand for our solution, disrupt supply chains, or otherwise adversely affect our business and financial condition.

•	We depend on the experience and expertise of our senior management team, engineers, and certain other key employees.

•
We rely on our third-party suppliers, OEMs, upfitters, service providers and partners, some of which are single or limited-source suppliers or providers of certain key components for, and services used in connection with, the Kodiak Driver.

•	We are subject to substantial regulations, including regulations governing motor carriers and autonomous vehicles.

•
We may not be able to adequately establish, maintain, protect, and enforce our technology and intellectual property rights or prevent others from unauthorized use of our technology and intellectual property rights.

•
We may be subject to intellectual property infringement claims, which, whether meritless or not, may be expensive and time consuming to defend, distract management, require us to pay significant damages and limit our ability to use certain technologies.

•
A significant portion of our historical revenue has come from our contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector may adversely affect our business, financial condition, and results of operations.

•	We require significant capital to fund our operations and growth.

•	Real or perceived inaccuracies in our assumptions and estimates to calculate certain metrics, including the Kodiak Driver-as-a-Service Economics and our Cumulative Hours of Paid Driverless Operations.

•
General business and economic conditions, and risks related to the trucking, industrial, oil and gas and public sector ecosystems, may adversely affect our business, financial condition, and results of operations.

•
AACT’s shareholders will experience dilution due to the issuance of shares of Kodiak Common Stock, and securities exercisable for or convertible into shares of Kodiak Common Stock in connection with the Business Combination.

•	The ability of AACT’s Public Shareholders to exercise redemption rights may prevent AACT from completing the Business Combination or optimizing its capital structure.

•	AACT’s securities may be delisted from trading, which could limit investors’ ability to make transactions in such securities and subject AACT to additional trading restrictions.

•	If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur.

•
Because AACT is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

•	AACT’s Sponsor, directors and executive officers have agreed to vote in favor of the Business Combination, regardless of how our Public Shareholders vote.

•	AACT’s shareholders may be held liable for claims by third parties against AACT to the extent of distributions received by them upon redemption of their shares.

•	AACT may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least 50% of the then-outstanding warrants.

•
If the Adjournment Proposal is not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal, the AACT Board will not have the ability to adjourn the extraordinary general meeting to a later date in circumstances where such adjournment is necessary to permit the Business Combination to be approved.

Comparative Historical and Unaudited Pro Forma Combined Per Share Information
The following table sets forth selected historical comparative share information for Legacy Kodiak and AACT, and unaudited pro forma condensed combined per share information of the combined company after giving effect to the Business Combination and related transactions, assuming the following redemption scenarios:

•	No Redemption Scenario – This scenario assumes that no Public Shares are redeemed.

•
Maximum Redemption Scenario – This scenario assumes that 49,359,712 Public Shares are redeemed and none of the amounts held in the Trust Account as of immediately prior to the Closing are available to Kodiak.

The pro forma stockholders’ equity information reflects the Business Combination and related transactions as if they had occurred on March 31, 2025. The weighted average shares outstanding and net loss per share information for the three months ended March 31, 2025 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2024, the beginning of the period presented.
This information is only a summary and should be read together with the historical financial statements of Legacy Kodiak and related notes and the historical financial statements of AACT and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Legacy Kodiak and AACT are derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.
The unaudited pro forma combined loss per share information below does not purport to represent the loss per share that would have occurred had the companies been combined during the periods presented, nor loss per share for any future date or period. The unaudited pro forma combined stockholders’ equity (deficit) per share information below does not purport to represent what the value of Legacy Kodiak and AACT would have been had the companies been combined during the periods presented.

	Legacy Kodiak (Historical)		Combined Pro Forma
As of and for the Three Months Ended March 31, 2025 (Unaudited)		AACT (Historical)	No Redemption Scenario	Maximum Redemption Scenario
Stockholders’ equity (deficit)	$(376,634)	$(24,745)	$564,592	$1 1 ,2 70
Net income (loss)	(128,185)	2,992	(22,401)	(22,401)
Weighted average common stock or Class A and Class B ordinary shares outstanding—basic and diluted (1)	89,458	62,500	225,679	176,3 20
Stockholders’ equity (deficit) per share—basic and diluted (1)	$(4.21)	$(0.40)	2.50	$0. 06
Net income (loss) per share—basic and diluted (1)	$(1.43)	$0.05	$(0.10)	$(0.13)

(1)	Reflects certain assumptions. See “Unaudited Pro Forma Condensed Combined Financial Information” for additional details.

RISK FACTORS
Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. Investing in Kodiak Common Stock involves a high degree of risk. The following risk factors apply to the business and operations of Legacy Kodiak and will also apply to the business and operations of Kodiak following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may adversely affect the business, prospects, financial condition, results of operations of the post-combination company. In that case, the trading price of Kodiak Common Stock may decline, and you may lose all or part of your investment. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “
Cautionary Note Regarding Forward-Looking Statements.
” AACT or Legacy Kodiak may face additional risks and uncertainties that are not presently known to AACT or Legacy Kodiak, or that AACT and Legacy Kodiak currently deem immaterial, which may also impair AACT’s or Legacy Kodiak’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Legacy Kodiak
For purposes of this subsection only, unless the context otherwise requires, all references in this section to “Kodiak,” the “Company,” “we,” “us” or “our” refer to the business of Legacy Kodiak prior to the consummation of the Business Combination, which will be the business of Kodiak and its subsidiaries, including Kodiak OpCo following the consummation of the Business Combination.
Risks Related to Our Business
AV technology is an emerging and rapidly evolving technology and involves significant risks and uncertainties, any of which could impede or delay our ability to scale.
AV technology operates in environments where safety and precision are critical. There are a number of challenges in bringing a new and innovative technology to the market, including public perception of the technology and its performance and safety, long development cycles, specialized skills and expertise requirements of personnel, inconsistent and evolving regulatory frameworks, the potential for novel legal claims, and a need to build public trust in the real-world operations of an emerging technology. If we are delayed in overcoming, or are not able to overcome, these challenges, our commercial prospects, business, financial condition, and results of operations may be adversely affected, and we may not be able to sustain a viable business.
We may not succeed at commercial scale, or at all. The successful commercialization of the Kodiak Driver at scale involves many challenges and uncertainties, including:

•	achieving acceptably safe autonomous performance as determined by us, our customers, government and regulatory agencies, our partners and the general public;

•	continued development of the Kodiak Driver, including system design, product features, vehicle integrations and operating domain and geographical expansion, based on the needs of our customers;

•
successfully completing system testing, validation, and to the extent required, safety approvals, including with respect to government and regulatory agencies and customer- or partner-specific requirements;

•
maintaining relationships with third parties, including OEMs, third-party suppliers of the component parts of the Kodiak Driver, upfitters, and other technology providers that support our product development and service providers and other third parties who support our commercialization strategy;

•	preserving our core intellectual property rights and obtaining rights from third parties for intellectual property that may be critical to our current and future research and development activities;

•	continuing to fund and maintain our technology development activities while scaling our commercial operations; and

•	obtaining or maintaining approvals, licenses, or certifications from regulatory agencies, if required.
We have incurred net losses since inception, and we may not achieve or maintain profitability in the future.
We have incurred net losses since our inception. During the 12 months ended December 31, 2024 and 2023 and the three months ended March 31, 2025, we incurred net losses of approximately $69.5 million, $56.9 million, and $128.2 million, respectively. We intend to continue making investments in our business, particularly with respect to scaling driverless commercial operations of the Kodiak Driver, which may take longer than we currently expect or may never occur. We expect such investments will include continued investments in sales and marketing, development of new product features, infrastructure, expansion of our operations, and general and administrative functions, including legal, regulatory, compliance, security, and accounting expenses related to our business. These investments may not result in increased revenue or growth in our business and may contribute to future losses. We have incurred, and expect to incur in the future, losses for a number of reasons, including further investments in scaling our commercial operations, unexpected expenditures or costs, and the other risks described in this “
Risk Factors
” section. If we are unable to successfully address these risks as we encounter them, our business, financial condition, and results of operations may be adversely affected.
Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.
We were founded in 2018 and since then have been focused on developing driverless technology. We began driverless commercial operations in December 2024. Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter. Risks and challenges we have faced or expect to face include our ability to:

•
design, develop, test, and validate the Kodiak Driver for the variety of commercial applications and environments in which we plan to deploy, such as on-highway
and
off-highway
operations, industrial applications, and public sector applications;

•	produce and deliver our technology at an acceptable level of safety and performance;

•	properly price our solution;

•	plan for and manage our costs;

•	hire, integrate, and retain talented people;

•	forecast our revenue as well as budget for and manage our expenses;

•	attract new partners and customers and retain and expand our deployment with existing partners and customers;

•	navigate an evolving and complex regulatory environment;

•	manage our supply chain and supplier relationships, including any tariff-related impacts on our supply chain;

•	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•	maintain and enhance the value of our reputation and brand;

•	effectively manage our growth and business operations, including the impacts of unforeseen market changes on our business;

•	develop and protect intellectual property; and

•	successfully develop new features, applications, and services to enhance the experience of our customers.
If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above, as well as those described elsewhere in this section entitled “
Risk Factors,
” our business, financial condition and results of operations may be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they may be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. We use assumptions regarding these risks and uncertainties to plan and operate our business. If our assumptions are incorrect or change, or if we do not address these risks successfully, our results of operations may differ materially from our expectations and our business, financial condition, and results of operations may be adversely affected.
Our technology may have limited performance, and technology development and commercialization may take us longer to complete than we currently anticipate.
Commercial operation of driverless technology requires that we meet very high reliability standards for safety, performance and uptime. We may be unable to release new features or customize products that meet our intended commercial use cases or customer requirements in a timely manner or at all, and therefore experience more limited monetization of our technology. We believe the Kodiak Driver can operate in a wide range of environments, including a variety of road conditions, speeds, weather and traffic patterns, as well as different truck types and truck loads. However, if the Kodiak Driver, or its hardware or software fails to perform at scale in such environments, or if our technology development takes longer than currently projected, our commercial competitiveness, prospects, business, financial condition and results of operations may be adversely affected.
Further, technological development or commercialization at scale has taken longer than initially anticipated in the AV industry. While we have successfully launched commercial operations with the Kodiak Driver in an off-highway setting, it may take us more time than anticipated to expand our safety case for driverless operations for on-highway
scenarios, to scale across our areas of operations, or to establish and grow our existing or future customer or partner relationships. Our future business depends in large part on our ability to continue to develop and successfully commercialize the Kodiak Driver. Our ability to develop, deliver, and commercialize the Kodiak Driver at scale to support or perform autonomous and driverless operations on a variety of vehicle types and in a variety of conditions is still largely unproven. Any failure to meet our technological and commercialization objectives may adversely affect our business, financial condition, and results of operations.
The Kodiak Driver may not be accepted and adopted by the market, the public, regulators or other stakeholders at the pace we expect or at all.
AV technology is still nascent and is neither generally understood nor universally accepted. We are at risk of adverse publicity which may result in decreased customer demand for, public acceptance of, or increased regulatory concerns regarding our technology. If we cannot gain sufficient trust in our technology, we will be unable to commercialize to scale as intended. For example, we may experience adverse publicity or media reports that argue autonomous technology is replacing human jobs or disrupting the economy. Labor unions may also raise concerns about autonomous truck safety, displacing drivers or otherwise negatively affecting employment opportunities for their members. This has in the past resulted in, and could in the future result in, negative publicity, lobbying efforts to U.S. local, state, and federal authorities, or equivalent authorities in the foreign jurisdictions in which we seek to do business, to implement legislation or regulations that make it more difficult to operate our business or boycotts of us or our users. Such negative publicity, media attention, or the activities of labor or other interest groups may cause current and future partners or customers to limit or terminate their business with us, which may significantly impact our ability to grow our business.

As the market for autonomous vehicles develops, the differences in the approaches of Kodiak and others may become more widely known to suppliers, insurers, regulators, and others. Until these distinctions are known and appreciated, the actions of a single market participant may be imputed to the autonomous industry as a whole. As such, as a result of any negative action or inaction by a third party, it is possible that suppliers, insurers, regulators, and others may refuse or cease to interact with or conduct business with the autonomous vehicle industry as a whole, including Kodiak.
If the market does not accept and adopt our services and technology at the pace we expect or at all, it may adversely affect our business, financial condition, and results of operations.
Any failure to commercialize our solution at scale may have an adverse effect on our business, financial condition, and results of operations.
We are a relatively new enterprise that is just beginning to commercially scale our business. For instance, in December 2024, we announced the delivery of our first Kodiak Driver-powered, customer-owned driverless trucks to Atlas Energy Solutions (“
Atlas
”). Following successful real-world operations and achievement of certain milestones, in March 2025, Atlas committed to deploying the Kodiak Driver on 100 Atlas-owned trucks, subject to the terms of the master service agreement between Kodiak and Atlas. Relationships with Atlas and other current customers are important to our existing operations. We also need to both successfully scale driverless operations with other customers and attract new customers to commercially scale our business. As part of our scaling efforts, we may encounter considerable challenges in entering new markets and undertaking sales and marketing activities, many of which are beyond our control. The likelihood of our success must be considered in light of these potential risks, expenses, complications, delays, and the competitive environment in which we operate. Consequently, there is substantial uncertainty that our business model will prove successful and sustainable. We may not be able to generate significant revenue or achieve profitability. In addition, any failure to commercialize our solutions within our projected timelines may adversely affect our business, financial condition and results of operations. Any investment in us is therefore highly speculative and may result in the loss of your entire investment.
We rely on a limited number of customers for a significant portion of our revenue. The loss of, or a reduction in our commercial relationship with, any of those customers may adversely affect our business, financial condition, and results of operations.
A significant portion of our revenue has been generated from a limited number of customers, and we expect that to continue in the near term. For example, for the years ended December 31, 2023 and 2024 and the three months ended March 31, 2025, we recognized revenue from the U.S. Army of $15.0 million, $13.3 million and $1.0 million, respectively, which represented 89%, 89% and 68%, respectively, of our revenues in such periods. While our contract with the U.S. Army is still effective and the contract may be used for other work through its expiration on October 21, 2025, there are no currently contracted deliverables to be completed. Public sector contracts, and associated revenue, particularly those with the U.S. Department of Defense (“
DoD
”) and the U.S. Army, can be episodic in nature and difficult to predict from period to period. In 2024, we partnered with Atlas and deployed our first Kodiak Driver-powered, customer-owned trucks. In March 2025 upon the achievement of certain milestones, Atlas committed to deploying the Kodiak Driver on 100 Atlas-owned trucks, subject to the terms of our master services agreement. Until we have scaled our commercial operations in on-highway
operations and other applications of the Kodiak Driver, we expect our contract with Atlas to account for a growing portion of our revenue as we continue to deploy additional trucks to Atlas.
As we continue to scale our commercial business, the composition of our significant customers may vary. We believe our business, financial condition, and results of operations for the foreseeable future will continue to depend on the deployment of the Kodiak Driver by a relatively limited number of customers into their fleets. Consequently, our financial results may fluctuate significantly from period to period based on the actions of one or more significant customers. A customer may decide not to license the Kodiak Driver or take other actions that affect us for reasons that we cannot anticipate or control. Those reasons could relate to the customer’s financial condition, changes in the customer’s business strategy or operations, changes in technology, the introduction of alternative competing products, or the perceived quality or cost-effectiveness of the Kodiak Driver. Our customers may not perform as well as their competitors, which may cause them to delay or reduce the amount of business they do with us, which may in turn impact our business, financial condition and results of operations. Customers’ individual or aggregate needs may decline due to a number of factors, including supply chain challenges and macroeconomic conditions. Our agreements with customers may be cancelled, including for reasons outside of our control. In addition, our customers may seek to renegotiate the terms of agreements or renewals, or choose not to renew or expand their licenses of the Kodiak Driver. The loss of or a reduction in sales or anticipated sales to any customer or our inability to attract new significant customers and partners may adversely affect our business, financial condition, and results of operations.
We depend heavily on our commercial agreements with Atlas. If we are not able to maintain and expand our relationship with Atlas, our business, financial condition and results of operations may be adversely affected.
We are party to a Master Services Agreement with Atlas, effective as of July 17, 2024 (as supplemented, the “
Atlas MSA
”), pursuant to which we license to Atlas the Kodiak Driver and provide related services, on Atlas-owned trucks. Under the Atlas MSA, Atlas subscribes to the Kodiak Driver, paying an annual fee per vehicle. A four-year term commences under the Atlas MSA on the date the vehicle upfitted with the Kodiak Driver is delivered to and accepted by Atlas. The Atlas MSA remains in effect so long as there are active licenses of the Kodiak Driver thereunder.
As of June 30, 2025, Atlas is the Company’s sole customer with driverless vehicles integrated into their fleet. Until we have scaled our business, we expect the Atlas MSA to account for a significant and growing portion of our revenue. Although we anticipate that the Atlas MSA will generate revenue for us through the initial order of 100 Kodiak Driver-powered, Atlas-owned trucks and beyond, we may fail to satisfy our obligations under the Atlas MSA, Atlas may elect not to enter into additional orders for the Kodiak Driver, and we may not otherwise realize the anticipated benefits at the time or to the degree we anticipate, or at all. The loss of all or a portion of the revenue attributable to the Atlas MSA may adversely affect our business, financial condition and results of operations. Further, while Atlas is contractually obligated to deploy the Kodiak Driver on 100 Atlas-owned trucks at an agreed-upon schedule, Atlas is not required to license the Kodiak Driver in any additional trucks beyond this figure. Atlas may also license the Kodiak Driver slower than anticipated, which may be exacerbated by the volatility and swings in productivity that have historically affected oil and gas industry participants.
Atlas has certain contractual rights in the MSA that could prevent, in limited circumstances, the Kodiak Driver being licensed to its competitors both performing transportation services and geographic locations where Atlas operates. Furthermore, both we and Atlas have the ability to terminate the Atlas MSA under certain circumstances. If Atlas terminates the Atlas MSA or does not elect to license more than 100 Kodiak Drivers, our business, financial condition, results of operations, and prospects may be adversely affected.
AV technology presents the risk of significant injury, including fatalities. Any incidents with our technologies could cause us to be subject to product liability claims that may result in significant direct or indirect costs and could adversely affect our brand image in our target markets, all of which may adversely affect our business, financial condition and results of operations.
AV technology presents the risk of significant injury, including fatalities. We may be subject to claims if our technology is involved in a crash and people are injured or allege to be injured or our technology causes or is alleged to have caused property damage. The occurrence of any errors or defects in our products may make us liable for damages and legal claims. In addition, we may incur significant costs to correct such issues, potentially including product recalls. Any negative publicity related to the perceived quality of our technology may affect our brand image, customer demand, and regulator and public trust. Also, liability claims may result in litigation, including class actions, the occurrence of which may be costly, lengthy and distracting and may adversely affect our business, financial condition and results of operations.
Any product recall or material incident in the future may result in adverse publicity, damage our brand and reputation and may adversely affect our business, financial condition and results of operations. In the future, we may voluntarily or involuntarily initiate a recall if any vehicles powered by our AV technology prove to be defective or non-compliant
with applicable Federal Motor Vehicle Safety Standards (“
FMVSSs
”). Such recalls involve significant expense and diversion of management attention and other resources, which may adversely affect our brand image in our target markets, as well as our business, financial condition, and results of operations.
Once we scale our commercial operations, we may be required to obtain specialized insurance, which may not be available to the capacity or on the terms that we require to achieve the economics we expect. Further, any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, our customers and partners may be subjected to claims as a result of such accidents and bring legal claims against us. Any of these events may adversely affect our brand, relationships with customers and partners, business, financial condition, and results of operations.
The Kodiak Driver may not function as intended due to flaws or errors in our software, hardware, and systems, product defects, or due to human error, which may adversely affect our business.
Our AV technology is highly technical and complex and may contain undetected flaws, errors or vulnerabilities that may adversely affect our business, particularly to the extent such flaws, errors or vulnerabilities are not detected and remedied quickly. Certain errors or defects in our solutions may only be discovered after they have been tested, commercialized, and deployed. We have from time to time found defects and errors in our software and hardware, internal systems, manual processes, and technical integrations with third-party systems, including as a result of updates to our software, hardware and systems. Additionally, new errors or vulnerabilities may be introduced in the future. In connection with any such defects or errors, we may also face government inquiries or investigations, recalls and litigation, including with respect to personal injury or property damage. As a result of such defects or errors, we may incur additional costs or expenses to remediate the issues. We rely on component and product suppliers to manufacture components incorporated into the Kodiak Driver. As a result, our control over production and distribution is limited, and it is uncertain what effect such diminished control may have on the quality of our products. If there are defects in the manufacture of our hardware components, we may face similar negative publicity, investigations, and litigation, and we may not be fully compensated by our suppliers for any financial or other liability that we suffer as a result. As our business grows in size and complexity, these risks may increase.
We may also provide incremental releases of software updates and functional enhancements for our solutions, which increase the possibility of errors. The solutions we provide are designed to process complex environments and control complex components, all with high data loads and fast processing speeds. Any errors, data leaks, security breaches or incidents, disruptions in services, or other performance problems with our solutions caused by external or internal actors may hurt our reputation and damage our and our customers’ businesses. Such incidents may disrupt the proper functioning of our solutions, cause errors, result in loss or unavailability of, unauthorized access to, or disclosure of, proprietary, confidential or otherwise sensitive data of us or our customers, or other destructive outcomes. Moreover, errors in our hardware or software design or manufacture may cause product safety issues. Any of the foregoing issues may lead to product recalls, result in costly and time-consuming efforts to redesign and redistribute our products, give rise to regulatory inquiries and investigations, and result in reimbursement obligations, lawsuits and other liabilities and losses, any of which may adversely affect our business, financial condition and results of operations.

Any flaws or misuse of AV technology, whether actual or perceived, intended or inadvertent, by us or third parties, may adversely affect our business, financial condition and results of operations.
AV technology is in the early stages of development and will continue to evolve. Similar to many innovations, AV technology presents risks and challenges. Some of those risks and challenges include potential misuse by third parties which negatively impact public confidence, violate applicable laws and regulations, or undermine safety. Such misuse may affect customer perception, public opinion, and the views of policymakers and regulators and result in decreased adoption of autonomous technology. While we have adopted a series of measures to prevent misuse of our technologies, we cannot assure you that any of our existing and future measures will be sufficient, effective, or that our technologies will not be misused or applied in a way that is inconsistent with our intention or public expectations.
Furthermore, any inappropriate or abusive usage of AV technology, whether actual or perceived, intended or inadvertent, and whether by us or by third parties, or flaws or deficiencies in AV technology, actual or perceived, in our solution or those of our competitors, may impair the general acceptance of autonomous technology by society, attract negative publicity and adversely affect our reputation, violate applicable laws and regulations. Any such misuse could subject us to legal or administrative proceedings, pressures from stockholders and/or labor organizations, and other public interest groups or heightened scrutiny by regulators. Each of the foregoing events may adversely affect our business, financial condition, and results of operations.
Unauthorized control or manipulation of systems in autonomous vehicles may cause them to operate improperly or not at all, or compromise their safety and cybersecurity, which may result in loss of confidence in us and our solutions and adversely affect our business, financial condition, and results of operations.
There have been reports of vehicles being “hacked” to grant access to and operation of the vehicles to unauthorized persons. Kodiak Driver-powered autonomous vehicles contain complex information technology networks and systems and are designed with built-in
data connectivity. We have implemented, and continue to implement, measures intended to prevent unauthorized access to the information technology networks and systems installed in such vehicles. However, hackers or unauthorized third parties may attempt to gain unauthorized access to modify, alter, or use such networks and systems to gain control of, or to change, such vehicles’ functionality and performance characteristics, or access our Operations Center or Assisted Autonomy systems, or access data stored in or generated by us or our solutions. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, there can be no assurance that we will be able to anticipate, or implement adequate measures to protect against, these attacks. Any such incidents may result in unexpected control of or changes to the vehicles’ functionality and safe operation and may result in legal claims or proceedings against us and negative publicity, which may adversely affect our brand and reputation, business, financial condition and results of operations.
Our brand and reputation may be harmed by negative publicity or safety and other concerns regarding the Kodiak Driver and our company. Failure to maintain, protect and enhance our brand may limit our ability to expand or retain our customer base, which may adversely affect our business, financial condition and results of operations.
We must maintain and enhance our brand identity and reputation and increase market awareness of the Kodiak Driver and our company. The successful promotion of our brand will depend on our efforts to achieve widespread acceptance of our technology and solutions, as well as attract and retain customers. We also need to maintain our current market leadership and successfully differentiate our technology and solutions from our competitors. These efforts require substantial expenditures and management attention. We anticipate that those expenditures will increase as our market becomes more competitive, and as we expand our operations. These investments in brand promotion and thought leadership may not yield increased revenue in amounts that offset the increased expenses we incur, or at all, or may require investment of substantial management time. Our brand value and reputation also depend on our ability to provide safe, secure and trustworthy solutions, address customer needs, and protect and use our customers’ and partners’ data in a manner that meets their expectations. Any safety or security incidents or the reporting or perception that they have occurred could result in legal claims or proceedings, regulatory inquiries, investigations and other proceedings, or negative publicity, any of which could harm our reputation or our brand. Damage to our reputation and loss of brand equity may reduce demand for our solutions, cause us to lose customers, and require additional resources to rebuild our reputation and restore the value of our brand, which may adversely affect our business, financial condition and results of operations.
From time to time, we may receive negative publicity, including negative comments on social media platforms or through traditional media about our company, our business, our directors and management, our brand, our technology and solutions, our workforce impacts, our suppliers, our customers or other business partners. This negative publicity may be the result of malicious harassment or unfair competition acts by third parties. We could become subject to government or regulatory investigation as a result of such third-party conduct. We might also be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct. We may be unable to refute the claims within a reasonable period of time, or at all. Any such negative publicity could negatively impact our brand and reputation, and may adversely affect our business, financial condition and results of operations.
We operate in a highly competitive market and some market participants have substantially greater resources. If we are unable to compete effectively, our business, financial condition and results of operations may be adversely affected.
The markets in which we operate are highly competitive and are characterized by rapid technological change. Our future success will depend on our ability to scale our commercial operations and adoption of our solutions in a timely manner to stay ahead of existing and new competitors. Several companies, including Aurora Innovation, Nuro, Tesla, Waymo, and Zoox, are investing heavily in building AV technology. These companies compete with us directly and indirectly by offering AV technology for the same or similar use cases. If our competitors, including those mentioned above, develop superior technology, or are perceived to have better technology, they may capture market opportunities and establish relationships with customers and partners that might otherwise have been available to us. Further, certain of our competitors have greater financial, marketing, R&D, and other resources than we do, and in certain circumstances are supported by large multinational corporations. In the event that one or more of these competitors broadly commercializes their technology before or more successfully than we do, our business, financial condition and results of operations may be adversely affected.
The Kodiak
Driver-as-a-Service
Economics may not materialize as expected, which may adversely affect our business, financial condition, and results of operations.
Our business model is predicated on the deployment of the Kodiak Driver to customers. We may not be able to achieve the Kodiak
Driver-as-a-Service
Economics that were provided to AACT for use in its overall evaluation of Legacy Kodiak and discussed further under “
The Business Combination Proposal
” for multiple reasons, including:

•	customer demand;

•	our ability to attract and retain customers;

•	speed of customer adoption;

•	competitive and pricing pressures; and

•	the actual terms of customer contracts.
Autonomous vehicles and AI virtual driver technology are new and market pricing is still being determined. Additionally, increased competition may result in pricing pressure and reduced margins. This could impede our ability to increase the revenue we obtain from deployment of the Kodiak Driver or cause us to lose market share, any of which may adversely affect our business, financial condition and results of operations. Unfavorable changes in any of these or other factors that impact the Kodiak
Driver-as-a-Service
Economics, many of which are beyond our control, may adversely affect our prospects, business, financial condition and results of operations, as well as the accuracy of our reporting. As a result, you should not rely upon the Kodiak Driver-as-a-Service Economics.
We may experience difficulties in managing our growth and expanding our operations.
We expect to experience significant growth in the scope and nature of our operations and commercial deployments. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, compliance programs, and business processes. We are currently in the process of strengthening our compliance programs, including in relation to cybersecurity, privacy and anti-corruption. We may also need to reduce our reliance on manual operations in the areas of billing and reporting and make certain other improvements to support our complex arrangements and the rules governing revenue and expense recognition for our future operations. We may not be able to implement improvements in an efficient or timely manner. We may also discover deficiencies in existing controls, programs, systems and procedures, which may have an adverse effect on our business, financial condition and results of operations as well as the accuracy of our reporting.
Our success is contingent on our ability to successfully execute our DaaS business model, including by maintaining, managing, executing, retaining, and expanding our existing customer relationships and obtaining new customers.
Our DaaS business model, which we launched in December 2024 in connection with our partnership with Atlas, and our AV technology is integrated into customer vehicles. Any failure to successfully maintain, manage, execute, retain, and expand these existing customer relationships and obtain new customers operating under our DaaS model may adversely affect our business, financial condition, and results of operations.
In addition, customers may be less likely to adopt our solution if they are not convinced that our business will succeed or that our operations and technology will continue in the long term. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among partners, customers, suppliers, and other parties in our solution, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control. Such factors include our limited operating history, lack of customer familiarity with our technology, any delays in scaling deployments, delivery and service operations to meet demand, competition and uncertainty regarding the future of AVs compared with market expectations.
For our DaaS business model to be successful, we will need to enter into additional long-term contracts and commercial arrangements on acceptable terms with new and existing customers. In the event we are not able to enter into such contracts, we may not be able to implement our DaaS business model in the timeframe anticipated, or at all. This could have an adverse effect on our business, financial condition, and results of operations.
Our inability to plan and manage our costs may adversely affect our business, financial condition, and results of operations.
As we grow, we expect our expenses to increase. In order to become a profitable business, we must continuously push initiatives to optimize supporting cost components such as autonomous and truck systems maintenance, cloud storage, telecommunications and satellite data feeds, facilities, operations and personnel costs. In addition, we must manage hardware costs by engineering cost-effective designs for our platform components, achieve adequate scale, manage tariffs, and finalize hardware specifications while enabling continued software improvements. We will also incur additional costs as a result of being a public company. Planning for and managing costs will require significant coordination with our suppliers, partners, and customers.

We may not adequately plan for or achieve adequate cost management as expected or at all, which may adversely affect our business, financial condition and results of operations.
Recent and further changes in the tariff and trade policies of the United States or of other countries could increase manufacturing costs, decrease demand for our solution, disrupt supply chains, or otherwise adversely affect our business and financial condition.
There is currently significant uncertainty about the future relationship between the United States and its trading partners with respect to trade policies, tariffs, and similar policies affecting cross-border operations. The U.S. government has made and continues to make significant additional changes in U.S. trade policy, specifically tariffs, and may continue to take future actions that could negatively impact our business. The U.S. government recently escalated tariffs on the import of goods from most U.S. trading partners. For example, in March 2025, the United States placed an additional 20% tariff on most goods from China, imposed an additional 25% tariff on most products from Canada and Mexico (with an exception for goods that qualify for duty-free treatment under the U.S.-Mexico-Canada Agreement (“
USMCA
”) and a 10% tariff on certain
non-USMCA
energy products), and implemented 25% Section 232 tariffs on various articles of steel and aluminum. Section 232 tariffs are import restrictions imposed, based on a finding that certain imports threaten to impair U.S. national security. In April 2025, the U.S. government imposed 25% Section 232 tariffs on passenger vehicles and light trucks (with similar Section 232 tariffs on components for such vehicles expected to be imposed beginning in May 2025); an additional reciprocal tariff of 125% on most imports from China; and an additional reciprocal tariff of 10% on most imports from U.S. trading partners other than China, Canada, Mexico, and countries with which the U.S. does not have normal trade relations. In May 2025, the U.S. and Chinese governments announced a trade deal temporarily suspending such reciprocal tariffs of 125%. There are certain products exempt from the reciprocal tariff measures, including items subject to Section 232 tariffs (e.g., steel and aluminum articles); certain pharmaceuticals and pharmaceutical products; and certain semiconductors, computers, and other products derivative of critical minerals. However, the scope of these exclusions is subject to change. In addition, the U.S. Department of Commerce has recently initiated Section 232 investigations into additional products, including semiconductors and related manufacturing equipment, processed critical minerals and derivative products; and medium-duty and heavy-duty trucks and parts therefor. When these investigations are complete, the U.S. government may decide to levy additional tariffs on such products. The recent changes in tariff and trade policy underscore the uncertainty regarding the future relationships between the United States and its trading partners.
In response to these and other U.S. trade measures, China, Canada, and other affected countries have taken retaliatory actions to respond. Such actions include the imposition of retaliatory tariffs on imports of products of U.S. origin, the imposition of export controls on a wide array of products (including rare earth metals and other critical minerals), as well as other actions. The adoption of retaliatory actions by China prompted the United States to further increase its tariff measures, and continued escalation of tariffs and trade measures could result in the outbreak of a trade war. The trade and tariff policies of the United States and other countries are currently fluid and subject to further changes.
These and future changes to trade policy and tariffs could negatively impact our business. While we plan to obtain components from multiple sources whenever available and desirable, some of the components used in our hardware and technology are currently purchased from a single or limited number of suppliers. These single or limited source suppliers are located in China, the European Union and Mexico. Thus, while we will make efforts to mitigate the impacts of escalated tariffs on our supply chain, we may be unsuccessful in fully mitigating these effects, or unable to do so at reasonable cost. Recent increases in the tariffs imposed by the United States or other countries may: (i) have an uncertain effect on the manufacture of our products, including affecting the availability of our products, or of materials used in our products; (ii) affect the prices at which our products, or materials used in our products, may be obtained; (iii) result in customers delaying orders pending additional certainty in the tariff landscape; and (iv) may have other effects. Should the trade relationships between the United States and its trading partners remain strained or worsen, our business, liquidity, financial condition, and/or results of operations may therefore be materially and adversely affected.

We depend on the experience and expertise of our senior management team, engineers, and certain other key employees. The loss of any executive officer or key employee, or the inability to identify, recruit and retain qualified employees in a timely manner, may adversely affect our business, financial condition and results of operations.
Our success depends largely upon the continued services of our executive officers, engineers, and certain other key employees. We rely on our executive officers, engineers, and key employees in the areas of business strategy, research and development, marketing, communications, sales, services, and general and administrative functions. We compete for talent with other companies, including companies that are larger and have greater resources than we do. Competition for talent in the AV and AI industries, especially in the San Francisco Bay Area, is intense and often leads to increased compensation and other personnel costs. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract substantial numbers of qualified new employees and to retain and motivate our existing employees. Also, to the extent we hire employees from competitors or other companies, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information of their former employers. Any material departures of our executive management team, engineers, or key employees, may individually or in the aggregate, adversely affect our business, financial condition, and results of operations.
Furthermore, changes to our board of directors and senior management, and unfavorable publicity regarding succession planning may adversely affect our ability to attract and retain qualified personnel. We do not maintain meaningful key-person
insurance for any member of our senior management team or any other key employee. We do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period. Accordingly, our executive officers and other key personnel may terminate their employment with us at any time. The loss of one or more of our executive officers, engineers, or key employees may adversely affect our business, financial condition, and results of operations.
We rely on our third-party suppliers, OEMs, upfitters, services providers and partners, some of which are single or limited-source suppliers or providers of certain key components for, and services used in connection with, the Kodiak Driver, and are thus susceptible to supply shortages, long lead times for components, supply changes, and limitations or constraints on service provider support availability or capacity.
We rely on third-party suppliers, OEMs, upfitters, service providers and partners to design, develop, industrialize, manufacture, and supply components for the Kodiak Driver. While we plan to obtain components from multiple sources whenever available and desirable, some of the components used in our hardware and technology are currently purchased from a single or limited number of suppliers. We refer to these suppliers as our single or limited source suppliers. Some of the components we obtain from single or limited source suppliers are manufactured in China, and the pricing of these components has been and may continue to be significantly affected by tariffs.
Components from single or limited source suppliers are susceptible to supply shortages, long lead times, and changes in trade policies and other supply changes, any of which may disrupt our supply chain and may delay the scaling of our commercial operations. If we change suppliers for any components, significant delays may occur, including initial delays for software and hardware integration, engineering, and validation. Changing suppliers may also create a delay or shortage in supply and changes to manufacturing processes. These delays may adversely affect our business, financial condition, results of operations and delay the scaling of our product.
We currently rely on partners for vehicle integration, or upfitting, of the Kodiak Driver and for remote monitoring and remote assistance services. Collaboration with third parties to provide these services is subject to risks that are outside of our control. As we scale our operations, we expect to increase our reliance on these third parties.

We have in the past, and may in the future, experience delays in development and production when and if our suppliers do not meet agreed upon timelines or experience capacity constraints. There is also a risk of potential disputes with suppliers, OEMs, and partners which may stop or slow our ability to integrate the Kodiak Driver in customer fleets. If OEMs, suppliers or other partners determine that they will not support AV deployments or limit how AV technology can be deployed using their components, or if we are unable to work collaboratively with such partners to integrate the Kodiak Driver with commonly used commercial trucks, our business, financial condition and results of operations may be adversely affected. In addition, we cannot guarantee that our suppliers, OEMs, or upfitting partners will not deviate from agreed-upon quality standards, which could result in delays or, if undetected by us, quality issues that may adversely affect our brand and reputation, business, prospects and results of operations.
We may be unable to enter into agreements with suppliers, OEMs, or upfitting partners on terms and conditions acceptable to us. As a result, we may need to contract with other third parties or significantly add to our own production capacity. While we believe that we could establish alternate supply or service partner relationships, we may be unable to do so in the short term, or at all, at prices or quality levels and/or on terms that are favorable to us. Accordingly, we may experience significant delays while re-engineering
our system to accept replacement parts. We may not be able to engage other third parties or establish or expand our own production capacity to meet our needs on acceptable terms, or at all. The expense and time required to adequately complete any transition may be greater than anticipated. Any of the foregoing may adversely affect our business, financial condition, and results of operations.
We are subject to cybersecurity risks related to our operational systems, security systems, infrastructure, integrated software and partners’ and customers’ data processed by us or third-party vendors. Any material failure, security breach or other cyber incidents may prevent us from effectively operating our business, and could result in investigations, litigation, or penalties, any of which may adversely affect our business, financial condition, and results of operations.
We are at risk for breaches or other cyber incidents of operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us, our customers, or our third-party vendors or suppliers;
in-product
technology owned by us or our third-party vendors or suppliers; our integrated software or artificial intelligence; and partner, customer, or driver data that we process or our third-party vendors or suppliers process on our behalf. Any such cyber incident may materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of partners, customers, employees, suppliers, drivers or others; jeopardize the security of our facilities; or affect the performance of the Kodiak Driver. A cyber incident may be caused by disasters, insiders, through inadvertence or with malicious intent, or malicious third parties using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain and continue to develop measures designed to protect us against security breaches and other cyber incidents, such measures require frequent updates and improvements. We cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of systems and measures designed to prevent cyber incidents requires significant management time, support and cost.
Moreover, there are inherent risks associated with developing, improving, expanding and updating current measures, including the disruption of our data management, procurement, production, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data, procure parts or supplies or produce, sell, deliver and service our solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the measures upon which we rely, including those of our customers, third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results may be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property may be compromised or misappropriated, or data (including personal information) could be exfiltrated or improperly used. Any material failure, security breach or other cyber incident may prevent us from effectively operating our business, cause us to lose competitive advantages, and subject us to investigations, litigation, or penalties, any of which may adversely affect our business, financial condition, and results of operations. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions. In addition, our cyber insurance coverage may not be sufficient to cover all the losses we may experience as a result of a cyber incident.
Interruptions, outages, or failures of information technology and communications infrastructure and systems that we rely upon may adversely affect our business, financial condition, and results of operations.
We currently rely on a variety of information technology and communications infrastructure and related systems, including cloud computing, cloud storage and telecom and satellite data feeds. For example, we use Amazon Web Services (“
AWS
”) to host portions of our technology and support our technology development. The availability and effectiveness of our services depend on the continued operation of AWS, and other third-party information technology and communications systems. Our systems, and those of our third-party service providers, including AWS, are vulnerable to damage, interruption, or any other compromise as the result of, among others, physical theft, fire, terrorist attacks, natural disasters such as earthquakes, floods, power losses or shortages, war, telecommunications and satellite communication failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We use reputable third-party service providers or vendors to process a significant portion of our data. However, these providers are also vulnerable to harms similar to those that may damage our systems, including sabotage and cyberattacks, which may cause potential disruptions to our business, or unauthorized access to or use of our data, including personal information. Because our technology requires significant processing power, it may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as we expand the use of the Kodiak Driver. Some of our systems may not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our communications, infrastructure, third-party cloud hosting providers or similar systems may result in lengthy interruptions to our business, adversely affecting our business, financial condition and results of operations.
Risks Related to Our Legal and Regulatory Environment
We are subject to substantial regulations, including regulations governing motor carriers and autonomous vehicles, and unfavorable changes to, whether initiated by regulators or through the pressure of organized labor, or failure by us to comply with, these regulations may adversely affect our business, financial condition and results of operations.
Currently, there are no FMVSSs or Federal Motor Carrier Safety Regulations (“
FMCSR
s
”) that expressly relate to the performance of AV technology. Further, there are currently no widely accepted uniform standards regarding AV technology and its commercial use. We work closely with law enforcement and regulators, and we have built organizational, operational, and safety processes to ensure that the performance of our technology meets rigorous standards. However, these measures may not meet future regulatory requirements enacted by government bodies. We may also be subject to future regulatory requirements that could limit the operation and commercialization of AV technology. In some jurisdictions, we may be required to present our own safety justification and evidence base, and in other areas it is possible that we may be required to pass specific autonomous safety tests. The failure to pass these safety tests or receive appropriate regulatory approvals for commercialization may adversely affect our business, financial condition, and results of operations.

We move freight in interstate and intrastate commerce as a motor carrier authorized by the Federal Motor Carrier Safety Administration (“
FMCSA
”) and other state transportation agencies and are subject to rules and regulations related to the safe operation on public roadways. Failure to comply with these rules and regulations may result in inquiries, investigations, and possible termination of motor carrier authority. For example, we are subject to the FMCSRs, including certain regulations that may be difficult for the Kodiak Driver to comply with. Most notably, operators of commercial motor vehicles, including us and our customers, are required in certain circumstances to place warning devices around trucks, including Kodiak Driver-powered trucks, stopped on the side of public roadways. We may not receive an exemption from USDOT, or USDOT may not change or eliminate this regulation, to provide us with an alternative approach to complying with this requirement or other similar operational requirements. Also, in installing our product onto the base vehicles, we must ensure the vehicles are not taken out of FMVSS compliance. Failure to do so may subject us to significant liabilities and possible barring of further vehicle development.
It is also possible that future autonomous regulations are not standardized, and our technology becomes subject to differing regulations across jurisdictions (e.g. federal, state, local, and international). For example, in Europe, certain vehicle safety regulations apply to automated braking and steering systems, and certain treaties also restrict the operations of certain higher levels of automation. As of June 30, 2025, 24 U.S. states have passed legislation allowing for the deployment of driverless trucks, and most other states allow testing with a safety driver in the vehicle. Many other states are considering legislation and regulations that may adversely affect autonomous and driverless technologies. Despite advances in U.S. state legislation, there is currently no comprehensive U.S. federal framework for autonomous vehicle deployment. This regulatory patchwork, and the ongoing legislative and regulatory efforts at various jurisdictional levels, may hinder the commercial deployment of our technology and adversely affect our business prospects and financial condition.
Further, organized labor, in particular the International Brotherhood of Teamsters, has opposed driverless technology and is increasingly using its political influence to attempt to slow or stop driverless deployment. In 2025, supporters of organized labor in approximately 20 states introduced legislation that would require human drivers to be physically present in all commercial motor vehicles equipped with AV technology. These states included California, Colorado, Delaware, Nevada, New Mexico and Texas. As of June 30, 2025, no such introduced legislation has become law; however, organized labor and other opponents to driverless development may ultimately be successful and, even if unsuccessful, we may spend significant time and resources in opposition to such efforts, any of which may adversely affect our business, prospects, and results of operations.
Changes in automotive or autonomy safety regulations, enforcement of such regulations, or concerns about AV technologies that result in regulation of the AV ground transportation industry may adversely affect our business.
Government vehicle safety regulations could have a substantial impact on our business, prospects, and our future plans. Government safety regulations are subject to change based on a number of factors that are not within our control. Such factors include new scientific or technological data, adverse publicity regarding industry recalls and perceived or actual safety risks associated with autonomous ground transportation technology, crashes involving autonomous vehicles, domestic and foreign political developments or considerations, and litigation relating to autonomous vehicles. Changes in government regulations, especially in autonomous ground transportation and the ground transportation industry may adversely affect our business. If government priorities shift and we are unable to adapt to changing regulations, our business may be adversely affected.
The costs of complying with safety regulations may increase as regulators impose more stringent compliance and reporting requirements in response to product recalls and safety issues in the automotive industry. As the trucks that carry our systems go into production, we will be subject to existing stringent requirements under the National Traffic and Motor Vehicle Safety Act of 1966 (the “
Vehicle Safety Act
”), including a duty to report, subject to strict timing requirements, safety defects. The Vehicle Safety Act imposes potentially significant civil penalties for violations including the failure to comply with such reporting actions.

We are also subject to the existing U.S. Transportation Recall Enhancement, Accountability and Documentation Act (the “
TREAD Act
”), which requires motor vehicle equipment manufacturers, such as us, to comply with “Early Warning” requirements by reporting certain information to the National Highway Traffic Safety Administration (the “
NHTSA
”) such as information related to defects or reports of injury. The TREAD Act imposes criminal liability for violating such requirements if a defect subsequently causes death or bodily injury. In addition, the National Traffic and Motor Vehicle Safety Act authorizes NHTSA to require a manufacturer to recall and repair vehicles that contain safety defects or fail to comply with U.S. federal motor vehicle safety standards. Sales into foreign countries may be subject to similar regulations.
Failures, or perceived failures, to comply with privacy or cybersecurity laws and regulations may adversely impact our business, and such legal requirements are evolving, uncertain and may require changes to our policies and operations, which could increase our costs or prevent us from effectively operating our business.
Our current and potential future operations and sales subject us to privacy and cybersecurity laws and regulations, including with respect to our collection, use, storage, disclosure, transfer and security of data, including personal data. Among other things, these regimes may impose cybersecurity requirements, disclosure requirements, and restrictions on personal data collection, uses, and sharing that may impact our operations and the development of our business. These requirements are evolving rapidly, with new laws and regulations proposed and enacted frequently in various jurisdictions, including the United States. Our solutions may evolve both to address evolving laws and regulations, potential customer or partner requirements, or to add new features and functionality that may change our privacy or cybersecurity obligations. Therefore, the full impact of these privacy and cybersecurity regimes on our business is unknown. Further, as laws and regulations change, or their interpretation changes, we may be required to implement measures that could adversely impact our expected business or commercial operations, and these changes could be costly to implement, result in increased risks to our business and operations, or otherwise adversely impact our business and operations or opportunities for commercialization of our technologies.
We are assessing the continually evolving privacy and cybersecurity regimes applicable to our business and measures we believe are appropriate in response. Since these privacy and cybersecurity regimes are evolving, uncertain and complex, we may need to update or enhance our compliance measures as our products, markets and customer and partner demands further develop. These updates or enhancements could require implementation costs. In addition, we may not be able to monitor and react to all developments in a timely manner. The compliance measures we do adopt may prove or be perceived to be ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory, partner or customer-driven privacy or cybersecurity requirements may result in significant liability or costs. Any such actual or perceived failure could also result in a material loss of revenue resulting from the adverse impact on our reputation and brand, disruption to our business and relationships, and diminished ability to retain or attract partners and customers. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and may cause partners and customers to lose trust in us, which may have an adverse effect on our reputation and business, financial condition and results of operations.
An uncertain and evolving legal and regulatory environment relating to artificial intelligence may adversely affect our business, financial condition, and results of operations.
We use artificial intelligence in our operations, product development, services, and our solution. AI technologies are subject to evolving laws, regulations, guidance, and industry standards, which may expose us to legal liability or regulatory risk, including with respect to privacy, cybersecurity, publicity, contractual, or other rights. Litigation or other proceedings may be initiated by certain individuals claiming infringement of rights such as intellectual property, privacy or personality rights with respect to data we us to train our artificial intelligence models. We have adopted a series of measures, including the implementation of policies and management systems, to mitigate such risks. However, we cannot guarantee that these measures will be effective. The use of artificial intelligence technologies also presents emerging ethical and social issues. Those issues may draw public scrutiny or controversy and may also create or assist in producing unexpected results, errors, or inadequacies, any of which may be difficult to detect. Issues relating to our use of artificial intelligence and the evolving legal and regulatory landscape applicable to such technologies may adversely affect our business, financial condition, and results of operations.
We are subject to economic sanctions and governmental export and import control laws and regulations. Our failure to comply with these laws and regulations may adversely affect our business, financial condition, and results of operations.
Our solutions are subject to U.S. economic sanctions, export control and import control laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. U.S. economic sanctions and export control laws and regulations prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments, and persons, as well as shipments for certain end uses (e.g., military end uses). In addition, complying with sanctions and export controls laws and regulations for a particular geography may be time-consuming and result in the delay or loss of revenue opportunities. Exports of our products and technology, and imports of their components, must be made in full compliance with applicable U.S. laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees may be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines that may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.
We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with
such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which may adversely affect our business, prospects, financial condition and results of operations and also our reputation.
We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct business or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (the “
FCPA
”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act 2010 and other laws also prohibit non-governmental
“commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations may adversely affect our business, financial condition and results of operations and also our reputation. While we have policies and procedures designed to ensure compliance with these regulations, we cannot assure you that none of our directors, officers, employees, representatives, consultants, agents, and business partners will engage in improper conduct for which we may be held responsible.
Our
non-compliance
with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws may subject us to whistleblower complaints, adverse media coverage, investigations, severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses. Should any of the foregoing occur, it could adversely affect our business, prospects, financial condition and results of operations and also our reputation. Responding to any investigation or action could also result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. In addition, changes in economic sanctions laws in the future may adversely affect our business, financial condition, and results of operations.

There is substantial doubt about our ability to continue as a “going concern.”
Although our audited financial statements for the years ended December 31, 2024 and 2023 were prepared under the assumption that we will continue our operations as a going concern, we have incurred and expect to continue to incur significant expenses and operating losses. Management has concluded that these circumstances raise substantial doubt about our ability to continue as a going concern, and the reports of our independent registered public accounting firms that accompany our financial statements for the years ended December 31, 2024 and 2023 include an explanatory paragraph which states certain conditions exist that raise substantial doubt about our ability to continue as a going concern in relation to the foregoing.
Our future capital requirements will depend on many factors, including the rate of adoption of the Kodiak Driver and our DaaS model, which we launched in December 2024 in connection with our partnership with Atlas, and the associated revenue growth, the expenses associated with such growth, and the timing and extent of our research and development efforts. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations may be adversely affected, and we may need to significantly modify our operational plans to continue as a going concern. Although PIPE Investors have subscribed for $60.0 million of PIPE Stock and we expect that the PIPE Investment will increase to $100.0 million by the Closing, the amount of cash on hand following the Business Combination is uncertain because we cannot predict the amount of redemptions by Public Shareholders in connection with the closing of the Business Combination or the final amount of the PIPE Investment. If the net cash proceeds from the Business Combination are less than expected, due to high levels of redemptions or otherwise, we may not have sufficient liquidity to meet our capital requirements and fund our operating plan. If we do not have sufficient cash to fund our operating plan, we may be required to seek additional funding from debt or equity offerings, reduce research and development initiatives, reduce our growth plans or liquidate our assets. In conjunction with such a liquidation, the values we receive for our assets in liquidation or dissolution may be significantly lower than the values reflected in our financial statements. Our lack of cash resources and our potential inability to continue as a going concern may adversely affect our stock price and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.
The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from our inability to continue as a going concern. Please see the section of this proxy statement/prospectus entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak—Liquidity and Capital Resources
” for additional information.
We are subject to, and must remain in compliance with, environmental laws and regulations that may adversely affect our financial condition and results of operations.
We are subject to federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment. Such laws and regulations include those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, greenhouse gases and the management of hazardous substances, oils and waste materials, as well as those specific to logistics for the oil and gas industry. Compliance with such laws and regulations can be costly, and our failure to comply with existing or new laws and regulations may result in the assessment of fines or penalties, the revocation or denial of permits, or the issuance of orders enjoining performance of some of our operations. Furthermore, under certain environmental laws and regulations, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have experienced or otherwise been affected by releases or contamination from hazardous substances or petroleum products, without regard to whether the generator, owner or operator knew of or caused the contamination or release. Liability under these laws and regulations has been interpreted to be strict, joint and several unless the harm is divisible and there is a reasonable basis for allocation of the responsibility. Accordingly, we may have to make expenditures for investigation or remediation costs incurred by governmental entities or third parties in connection with any releases or contamination at current or former properties. Environmental liabilities may arise and adversely affect our financial condition and results of operations.

Concern over climate change, including the impact of global warming, has led to legislative and regulatory efforts to limit carbon and other greenhouse gas emissions, and these efforts may continue, particularly at the state and local levels. Emission-related regulatory actions and climate disclosure requirements could result in increased costs that may adversely impact our results of operations. Such regulatory actions may require changes in our operating practices or require additional reporting disclosures. Compliance with climate-related disclosure laws and regulations may also increase our exposure to litigation or governmental investigations or proceedings. We may also encounter difficulties in collecting and managing data that affect timely compliance or incur significant costs to comply with increased regulation regarding environmental monitoring and climate disclosure requirements. More generally, compliance with environmental laws and regulations can require significant expenditures. In addition, we may incur costs to comply with such current or future laws and regulations, the violation of which may lead to substantial fines and penalties.
We are subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution, and sale of our technology. Some of our customers or partners may also require that we comply with their own unique requirements relating to these matters.
We develop and sell technology that contains electronic components. Such components may be subject to or may contain materials that are subject to government regulation in both the locations where manufacture and assembly of our products takes place, as well as the locations where we sell our solutions. This is a complex process which requires continual monitoring of regulations to ensure that we and our suppliers are in compliance with existing regulations in each market where we operate and where we intend to operate. If there is an unanticipated new regulation that significantly affects our use and sourcing of various components or requires more expensive components, that regulation may adversely affect our business, financial condition and results of operations. Some of our customers or partners may also require that we comply with their own unique requirements relating to these matters. If we fail to adhere to such requirements or new regulations or fail to continually monitor updates to existing regulations, we may be subject to litigation, loss of customers or partners or negative publicity, any of which may adversely affect our business, financial condition and results of operations.
Risks Related to Our Intellectual Property Rights
We may not be able to adequately establish, maintain, protect, and enforce our technology and intellectual property rights or prevent others from unauthorized use of our technology and intellectual property rights, which may adversely affect our business, financial condition, and results of operations. Our efforts to protect and enforce our intellectual property rights and prevent third parties from violating our intellectual property rights may be costly and time-consuming, or less effective than anticipated.
Our technology and intellectual property rights are a valuable asset of our business. Our success depends in part on our ability to protect our core technology and intellectual property rights. Failure to adequately protect our technology or intellectual property rights may result in the loss of our ability to maintain a competitive advantage. Even if we are able to protect our technology and intellectual property rights, our competitors may be able to offer similar products and services without infringing our rights. We rely on a combination of patents, trademarks, copyrights and trade secrets, in addition to employee and third-party nondisclosure agreements, intellectual property assignment agreements, intellectual property licenses, and other contractual rights, to establish, maintain, protect and enforce our rights in our technology and intellectual property rights, including trade secrets and other confidential information. Intellectual property laws and our procedures and restrictions provide only limited protection. Any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. If we fail to protect our intellectual property rights adequately, we may lose an important advantage in the markets in which we compete. While we take measures to protect our technology and intellectual property rights, such efforts may be insufficient or ineffective, and any of our intellectual property rights may be challenged, which may result in them being narrowed in scope or declared invalid or unenforceable. Other parties may also independently develop technologies that are substantially similar or superior to ours, and we may not be able to prohibit uses of such technologies. We may also be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership or other rights in technology or intellectual property rights we regard as our own. The measures we take to protect our technology and intellectual property rights from unauthorized use by others may not be effective and there can be no assurance that our intellectual property rights or enforcement efforts will be sufficient to protect against others offering products, services or technologies that are substantially similar or superior to ours or that compete with our business.
To the extent that our employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how
and inventions. While we seek to protect our rights in such
know-how
and inventions, the measures we take may not be sufficient. Costly and time-consuming litigation may be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our know-how
and inventions may adversely affect our business, financial condition and results of operations.
We may in the future be involved in litigation to enforce our intellectual property rights and to protect our trade secrets. Our efforts to enforce our intellectual property rights or trade secrets may be met with defenses, counterclaims and countersuits, including challenges on the validity and enforceability of our intellectual property. Any litigation initiated by us concerning the violation by third parties of our intellectual property rights is likely to be expensive and time-consuming and is likely to be distracting to management. Any such litigation could lead to the invalidation of, or render unenforceable, our intellectual property rights, or may otherwise have negative consequences for us. Further, detecting unauthorized use of our technology or intellectual property rights may be difficult, expensive, and time consuming, and we may not be able to identify and seek to prevent such uses. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, may delay the introduction and implementation of new technologies. This could result in us being required to substitute inferior or more costly technologies into the Kodiak Driver, or injure our reputation and the goodwill associated with our brand and business operations. Moreover, in certain foreign countries where the intellectual property laws may not be as protective as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak, we may be unable to stop others from infringing or misappropriating our intellectual property rights. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property and proprietary rights, our business, financial condition and results of operations may be adversely affected.
We believe that our patents are fundamental to our solutions in the area of AV technology. Unauthorized parties may attempt to copy or reverse engineer our technology or certain aspects of our solutions that we consider proprietary. Litigation may be necessary in the future to enforce or defend our patents, to prevent unauthorized parties from copying or reverse engineering our solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States. Initiation of any action related to patents may have multi-faceted responses, including defenses and counterclaims in the initiated action, invalidity actions in other governmental agencies, and other actions in other jurisdictions, possibly internationally. Such defenses could result in the invalidation or narrowing of our patent rights.
Whether initiated by us or a third party, any such litigation may result in substantial costs and diversion of management resources and attention. Additionally, it may force us to acquire intellectual property rights or licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms, or at all. This may adversely affect our business, financial condition, and results of operations. Even if we obtain favorable outcomes in litigation, we may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering our solutions.

We rely on licenses from third parties for technology and intellectual property rights that are critical to our business, and we may lose the rights to use such technology or intellectual property rights if those agreements are terminated or not renewed.
We rely on licenses from certain of our partners and other third parties for technology and intellectual property rights that are or may become critical to our business. Termination of our current or future license agreements may cause us to have to negotiate new or restated agreements with less favorable terms or cause us to lose our rights under the original agreements. In such event, we could also incur delays and costs associated with the procurement of licenses for substitute technology or intellectual property rights, which may not be of the same quality or effectiveness as those provided under the prior license.
In the case of a loss of intellectual property rights used in the Kodiak Driver or our other proprietary systems, we may not be able to continue to integrate certain components into our solution or for our operations. We could also experience disruption to our manufacturing and procurement processes as we test and requalify any potential replacement technology. Even if we retain the licenses, the licenses may not be exclusive with respect to such component design or technologies, which may aid our competitors and adversely affect our business, financial condition, and results of operations.
We may be subject to intellectual property infringement claims, which, whether meritless or not, may be expensive and time-consuming to defend, distract management, require us to pay significant damages and limit our ability to use certain technologies, any of which may adversely affect our business, financial condition and results of operations.
The industry in which our business operates is characterized by a large number of patents, some of which may be of questionable scope, validity or enforceability, and some of which may appear to overlap with other issued patents. As a result, there is a significant amount of uncertainty in the industry regarding patent protection and infringement. In recent years, there has been a significant volume of litigation globally, including in the AV industry involving patents and other intellectual property rights, including suits initiated by non-practicing
entities, such as patent holding companies. Third parties have asserted, and may in the future assert, that we have infringed, misappropriated or otherwise violated their intellectual property rights. We may not be able to obtain a license on commercially reasonable terms, or at all. As we face increasing competition and as a public company, the possibility of third parties asserting claims against us relating to intellectual property rights grows. Such claims and litigation may involve one or more of our competitors seeking to use their patents and other intellectual property rights to obtain a competitive advantage. Such claims could also be initiated by patent holding companies or other adverse intellectual property rights holders who have no relevant product and service revenue. Patents, patent applications and other intellectual property rights may provide little or no deterrence to these rights holders in bringing intellectual property rights claims against us. Patent holding companies may also be advantaged in a lawsuit by limited costs, at least in part because they do not provide products or services. There may be intellectual property rights held by others, including issued or pending patents, that cover significant aspects of our technologies or business methods. We cannot assure you that we are not infringing or violating or have not infringed or violated any third-party intellectual property rights or that we will not be held to have done so or be accused of doing so in the future. In addition, because patent applications can take many years to issue and are not initially published for the public to view, there may be applications now pending of which we are unaware, which may later result in issued patents that technology may infringe. Given the highly competitive nature of the space in which we operate, we expect that in the future we may receive notices that claim we or our collaborators have misappropriated or misused other parties’ intellectual property rights, particularly as the number of competitors in our market grows.
Regardless of the merits, defending ourselves against any intellectual property claims brought by third parties may be time-consuming and could result in substantial costs and a diversion of our resources. These claims and any resulting lawsuits, if resolved adversely to us, may subject us to significant liability for damages, impose temporary or permanent injunctions against our solution, technologies or business operations, or invalidate or render unenforceable our intellectual property rights. We may not be able to obtain necessary licenses on commercially reasonable terms, or at all.
If our technology is determined to infringe a valid and enforceable patent, or if we wish to avoid potential intellectual property litigation on any alleged infringement, misappropriation or other violation of third party intellectual property rights, we may be required to do one or more of the following: (i) cease development, sales, provision or use of our solutions that incorporate, use, implement, or rely on the asserted intellectual property right; (ii) obtain a license from the owner of the asserted intellectual property right, which may be unavailable on commercially reasonable terms, or at all, or which may be non-exclusive,
in which case our competitors and other third parties may obtain access to the same technologies licensed to us; (iii) pay substantial royalties or other damages; or (iv) redesign our technology or one or more aspects or systems of the Kodiak Driver to avoid any infringement or allegations thereof. These options may not always be commercially feasible. Additionally, in our ordinary course of business, we agree to indemnify our customers, partners and other commercial counterparties for claims of infringement of intellectual property rights arising out of their use of our technology, so we may face liability to our business partners or third parties for indemnification, the costs of defending the claim, or other remedies in the event that a claim subject to our indemnification obligation is made against them.
We license third-party technology or intellectual property rights. Consequently, we could face claims that our use of such in-licensed
technology or exercise of such intellectual property rights infringes, misappropriates or otherwise violates the intellectual property rights of others. In such cases, we may be permitted to seek indemnification from our licensors under our agreement with the licensor. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.
We also may not be successful in attempts to redesign our technology to avoid any alleged infringement. A successful claim of infringement against us, or our failure or inability to develop and implement non-infringing
technology or receive a license for the infringed intellectual property rights on acceptable terms and on a timely basis, could adversely affect our business and results of operations. Furthermore, such lawsuits, regardless of their merit or success, would likely be time-consuming and expensive to resolve and might divert management’s time and attention from our business, which may adversely affect our business, financial condition and results of operations. Also, such lawsuits, regardless of their merit or success, may harm our reputation with customers and in the industry at large.
Our applications for patents or other intellectual property rights registration may not issue or be registered, which may adversely affect our ability to prevent others from commercially exploiting products and technologies similar to ours.
Registration of intellectual property rights can be an expensive and time-consuming process. This may involve both research as to the pre-existing
rights of other parties and engagement with complex government procedures and documentation. It is possible that examiners, registrars, and other government authorities who oversee applications for registration of intellectual property rights would contest the validity or registrability of our intellectual property rights. Overcoming such registration challenges could require significant effort and expense. If we are not able to timely obtain registrations for our intellectual property rights, this will negatively affect our ability to enforce the same against infringers, which may in turn create risks for our business as said infringers continue to operate.
We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application that covers the same subject matter as the application we have submitted, we may not be entitled to the protection sought by the patent application. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents. Any unanticipated issues in the scope of the patent protection we seek may adversely affect our business, financial condition and results of operations.

Further, changes to patent law, or the inability to enforce our patents in certain jurisdictions, may limit the scope of our patents, limit the enforceability or validity of our patents, or be limited by subject matter eligibility, in part or fully.
Parties in various jurisdictions and/or overlapping markets may be currently using brands, logos, or trademarks that are the same as or confusingly similar to those that we currently use or intend to use. While we will endeavor to avoid the use of any brand or trademark which would cause consumer confusion, it is possible that the use of our brands or trademarks could create consumer confusion in certain markets or jurisdictions. In such an event, we may be required to modify or discontinue the use of our existing brands or trademarks in part or in whole. Any efforts to redesign or replace existing branding may be costly, disrupt customer recognition or public perception, require substantial marketing investments to rebuild brand awareness, or otherwise result in delays or disruption to the effective marketing of our solution. Any of these may adversely affect our business, financial condition, and results of operations.
Our patents may expire and may not be extended, our patent applications may not be granted and our patent rights may be contested, circumvented, invalidated, or their scope limited. As a result, we may not be able to prevent others from developing or exploiting competing technologies, which may adversely affect our business, prospects, financial condition and results of operations.
We cannot be certain that we will be granted patents pursuant to our pending applications. Even if our patent applications succeed and we are issued patents in accordance with them, these patents may still be contested, circumvented or invalidated in the future. Future innovations by others may provide opportunities to design around our granted patents. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others may also bar us and our customers and licensees from exploiting any patents that issue from our pending applications or may otherwise limit the scope of any issued patent claims. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and may result in our patent applications not being issued or being subject to significant limitations in their scope. Finally, in addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.
Certain of our innovations are embodied in proprietary information that may not be patentable or subject to copyrights, trademark, trade dress or service mark protection.
Certain of our innovations are embodied in proprietary information, such as trade secrets, know-how
and confidential information, such that those innovations may not be patentable or subject to copyright, trademark, trade dress, service mark protection or other registrable intellectual property, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this proprietary information by entering into third-party confidentiality agreements and consulting services or employment agreements that contain non-disclosure
and
non-use
provisions with our employees, consultants, contractors and other third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Trade secrets or confidential information may also be willfully or unintentionally disclosed, including by employees, who may leave our company and join our competitors.
Notwithstanding contractual protections, we have limited control over the protection of our trade secrets held or used by our customers, OEMs, upfitters, suppliers and partners, and may lose future trade secret protection if any unauthorized disclosure of such information occurs. If any of our trade secrets were to be lawfully obtained by a competitor or other third party from our customers, OEMs, upfitters, suppliers and partners, we may have no right to prevent them from using that trade secret to compete with us. If any of our trade secrets were to be disclosed, whether lawfully or otherwise, to a competitor or other third party, our business, financial condition and results of operations may be adversely affected.
While we maintain policies to prevent trade secrets or confidential information from being disclosed in an inappropriate manner to third-party controlled large language models or other artificial intelligence, breaches of these policies, or unauthorized disclosures by third parties, may result in disclosure of information to third parties and could result in loss of our trade secrets or disclosure of our trade secrets or confidential information to our competitors. In addition, our proprietary information may be independently developed by our competitors or other third parties, and we would have no basis to stop such uses. Any failure to protect our trade secrets or other proprietary information may adversely affect our business, financial condition, and results of operations. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets.
We also rely on physical and electronic security measures to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or provide adequate protection for our property or any proprietary information that we hold. There is a risk that third parties may obtain and improperly utilize or disclose our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights.
We may be subject to claims that we or our employees have wrongfully used or disclosed trade secrets or other proprietary information of our employees’ former employers, which, whether or not meritless, could be distracting to management, expensive and time-consuming to defend, and result in significant liability and harm our reputation, any of which may adversely affect our business, financial condition, and results of operations.
Our industry is highly competitive, specifically with respect to management, engineers and other key employees, and claims of trade secret misappropriation have been made in the past between competitors. We may be subject to claims that we or our employees have inadvertently, purposefully, or otherwise used or disclosed trade secrets or other proprietary information of an employee’s former employer. While we use reasonable efforts to advise against, and require our employees not to use any trade secrets or proprietary information from their former employers in the development of our technology and intellectual property, we cannot guarantee that our processes or requirements will be effective. Litigation may be necessary to defend against these claims, whether or not they have merit. Even if we are successful in defending against these claims, litigation may result in substantial costs and demands on management resources. If we fail in defending such claims, in addition to paying significant monetary damages, we may also lose the ability to utilize valuable intellectual property rights or retain key personnel. A loss of key personnel or their work product, or the ability to use proprietary information we regarded as our own, may hamper or prevent our ability to scale our commercial operations, which may adversely affect our business, financial condition and results of operations. In addition, if we are required to re-design
or re-engineer our technology as a result of any such litigation, whether or not such litigation has merit, our business, financial condition, and results of operations may be adversely affected.
Our software contains third-party open-source software components, which may expose us to information security vulnerabilities, result in failures, errors, and defects, and may not be supported now or in the future. Our failure to comply with the terms of the underlying open-source software licenses may restrict our ability to sell our products, give rise to claims for infringement or breach of contract, or require us to disclose and license certain of our proprietary source code.
Our software contains components that are licensed under
so-called
“open-source,” “free” or other similar licenses. Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification, or other contractual protections regarding infringement claims or the quality of the code. Accordingly, we cannot assure that the authors of such open-source software will implement or push updates to address security risks or will not abandon further development and maintenance. In addition, the public availability of such software may make it easier for others to compromise, copy or reverse-engineer our technology. Many of the risks associated with the use of open-source software cannot be eliminated. If not properly addressed, these risks could negatively affect our business, our intellectual property and the security of our systems, products and services. To the extent that our systems depend upon the successful operation of the open-source software it uses, any undetected errors or defects in such open-source software may prevent the deployment or impair the functionality or security of our systems or applications, delay the introduction of new solutions, result in a failure of our systems, products or services, and injure our reputation. For example, undetected errors or defects in open-source software may render it vulnerable to breaches or cyberattacks and make our systems more vulnerable to security breaches and other cyber incidents.
Open-source software is made available to the general public on an
“as-is”
basis under the terms of a
non-negotiable
license. Open-source license terms are often ambiguous, sporadically and unpredictably enforced, and there is little legal precedent governing their interpretation. Certain open-source licenses may give rise to obligations to disclose or license our source code or other intellectual property rights if such open-source software is integrated with our proprietary software or distributed in certain ways. We currently combine our proprietary software with open-source software, but not in a manner that we believe requires the release of the source code of our material proprietary software to the public. If we combine or distribute our proprietary software with open-source software in a manner that is determined to require disclosure of our proprietary software under the terms of an open-source license, we may decide to release the source code to our proprietary software as open-source software or cease using the relevant open-source software which might be costly or otherwise difficult to replace. In addition, if the license terms for newer versions of the open-source software that we use change, we may be forced to re-design or re-engineer
our software, incur additional costs or discontinue the use of certain offerings if re-designing or re-engineering
may not be accomplished in a timely manner. Although we monitor our use of open-source software to avoid subjecting material proprietary software to unintended conditions, there is a risk that these licenses may be construed in a way that may impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We may be subject to lawsuits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance
with the terms and conditions of an open-source license. Should that occur, we may incur significant legal costs defending ourselves against such allegations. If we were held to have breached or to have failed to fully comply with such terms and conditions, we may face infringement claims or other liability, including contractual liability, may be required to seek costly licenses from third parties to continue providing our technology, including on terms that are not economically feasible, to re-design or re-engineer
our technology, or to make generally available, in source code form our proprietary code, any of which may adversely affect our business, financial condition and operating results. We cannot guarantee that we have used open-source software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
We may not be able to protect our intellectual property rights globally, and changes in U.S. intellectual property law may diminish the value of our intellectual property rights in general, thereby impairing our ability to protect our products.
Decisions by the U.S. Supreme Court involving patent rights may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. In addition, the extent to which intellectual property rights can be used to protect artificial intelligence, datasets, weights, and biases is not yet settled under U.S. law, and is subject to change. Any change to the treatment of intellectual property rights, or to the available scope of intellectual property rights in such technologies, may adversely affect our business, financial condition, and results of operations.

Further, the standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable for business methods. As such, we do not know the degree of future protection that we will have on our technologies, products, and services. While we will endeavor to protect our technologies, products, and services with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive, and sometimes unpredictable.
The U.S. Supreme Court has ruled on several patent cases in recent years, such as
Impression Products, Inc. v. Lexmark International, Inc., Association for Molecular Pathology v. Myriad Genetics, Inc., Mayo Collaborative Services v. Prometheus Laboratories, Inc
. and
Alice Corporation Pty. Ltd. v. CLS Bank International
, and the Court of Appeal for the Federal Circuit has ruled on cases such as
Recentive Analytics, Inc. v. Fox. Corp
. In each case the courts have either narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, these rulings have created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents may change in unpredictable ways, which may weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. Actions in foreign jurisdictions may create similar problems or may create divergent issues based on uncertain or different results.
Risks Related to the Government Contracts
A significant portion of our historical revenue has come from our contracts with the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector may adversely affect our business, financial condition, and results of operations.
We have historically derived a significant portion of our revenue from contracts with U.S. government agencies, in particular contracts with the U.S. Army for the automation of ground vehicles. Sales to such government agencies are subject to a number of challenges and risks. Selling to government agencies can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. We also must comply with laws and regulations relating to the formation, administration, and performance of contracts, and contract clauses including those arising from law, regulations and executive orders, all of which impose obligations and provide public sector customers rights, many of which are not typically found in commercial contracts.
Accordingly, our business, financial condition and results of operations may be adversely affected by certain events or activities, including:

•	changes in fiscal or contracting policies or decreases in available government funding;

•	changes in government programs, funding priorities, and requirements;

•
changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•	changes in government administration and national and international priorities, including developments in the geopolitical environment;

•	changes in the government’s attitude towards the capabilities that we offer, especially in the areas of national defense;

•	changes in the government’s attitude towards us as a company or our solutions as viable or acceptable autonomy solutions;

•	appeals, disputes, or litigation relating to government procurement, including bid protests by unsuccessful bidders on potential or actual awards of contracts to us by the government;

•	the adoption of new laws or regulations or changes to existing laws or regulations;

•
budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies;

•	influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers;

•
potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics;

•	increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as supply chain constraints; and

•
government exercises of contractual rights, including the right to terminate contracts when in the government’s interest; exercise contract options; the right to reduce orders under or otherwise modify contracts; cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable; and prohibit future procurement awards with a particular agency due to a finding of organizational conflicts of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors, or the existence of conflicting roles that might bias a contractor’s judgment.

Any such event, activity, or action, among others, may cause governmental agencies to delay or refrain from purchasing our solutions in the future, reduce the size or payment amounts of purchases from existing or new government customers, or otherwise adversely affect our business, financial condition, and results of operations.
In addition, we may be required to compete for contracts in a competitive bidding process. We may compete directly with other suppliers or align with a prime or subcontractor competing for a contract. We may not be awarded the contract if the pricing or product offering is not competitive, either at our level or the prime or subcontractor level. In addition, in the event we are awarded a contract, we are subject to protests by losing bidders of contract awards that can result in the reopening of the bidding process, re-evaluation
and new award of the contract to another bidder. In addition, we may be subject to multiple rebid requirements over the life of a program in order to continue to participate in such program, which can result in the loss of the program or significantly reduce our revenue or margin from the program. Further, the U.S. government or a government contractor customer could require us to relinquish data rights to a product in connection with performing work on a government contract, which could lead to a loss of valuable technology and intellectual property in order to participate in a government program.
Significant costs may be incurred to ensure compliance with requirements unique to government contracts. Uncertainty exists with regard to proposed and future changes to government contract regulatory requirements, and such changes could subject our company to increased risks and costs. We may be subject to the Federal Acquisition Regulation (“
FAR
”) and agency supplemental acquisition regulations including the Defense Federal Acquisition Regulation Supplement (“
DFARS
”) as well as other contractual terms that subject us to federal cybersecurity requirements. U.S. government customers contractually require us to notify them of security breaches or other cyber incidents. If an actual or perceived breach of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threat occurs, we may face direct or indirect liability, costs, or damages, contract termination. In addition, our reputation in the industry and with current and potential customers may be compromised, our ability to attract new customers could be negatively affected, and our business, financial condition, and results of operations could be materially and adversely affected. Amendments to DoD cybersecurity requirements, such as through amendments to the FAR or DFARS, may increase our costs or delay the award of contracts if we are unable to certify that we satisfy such cybersecurity requirements.

Certain of our customer contracts may be terminated by the customer at any time for convenience and/or may contain other provisions permitting the customer to discontinue contract performance, and if terminated contracts are not replaced, our results of operations may differ materially and adversely from those anticipated. In addition, our contracts with government customers often contain provisions with additional rights and remedies favorable to such customers that are not typically found in commercial contracts.
All or substantially all of our contracts, including our government contracts, contain termination for convenience provisions. Customers that terminate such contracts may also be entitled to a pro rata refund of the amount of the customer deposit for the period of time remaining in the contract term after the applicable termination notice period expires. Government contracts often contain provisions and are subject to laws and regulations that provide government customers with additional rights and remedies not typically found in commercial contracts. These rights and remedies allow government customers, among other things, to:

•	terminate existing contracts for convenience with short notice;

•	reduce orders under or otherwise modify contracts;

•
for some contracts, (i) demand a refund, make a forward price adjustment, or terminate a contract for default if a contractor provided inaccurate or incomplete data during the contract negotiation process and (ii) reduce the contract price under triggering circumstances, including the revision of price lists or other documents upon which the contract award was predicated;

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	decline to exercise an option to renew a multi-year contract or issue task orders in connection with indefinite delivery/indefinite quantity contracts;

•
claim rights in solutions, systems, or technology produced by us, appropriate such work-product for their continued use without continuing to contract for our services, and disclose such work-product to third parties, including other government agencies and our competitors, which could harm our competitive position;

•
prohibit future procurement awards with a particular agency due to a finding of organizational conflicts of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors, or the existence of conflicting roles that might bias a contractor’s judgment;

•
subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest and may also result in a requirement to resubmit offers for the contract or in the termination, reduction, or modification of the awarded contract;

•	suspend us from doing business with the applicable government; and

•	control or prohibit the export of our services.
If a customer were to unexpectedly terminate, cancel, or decline to exercise an option to renew with respect to one or more of our significant contracts, or if a government were to suspend or debar us from doing business with such government, our business, financial condition, and results of operations would be materially harmed.
Failure to comply with laws, regulations, or contractual provisions applicable to our business could cause us to lose public sector customers or our ability to contract with the United States and other governments.
As a government contractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to audits and internal investigations. This may prove costly to our business financially, divert management time, tarnish our brand among customers and potential customers, affect our ability to hire, attract and maintain qualified employees, or limit our ability to continue selling our platforms and services to our government customers. These laws and regulations may impose other added costs on our business. Failure to comply with these or other applicable regulations and requirements, including non-compliance
in the past, could subject us to investigations, administrative proceedings, sanctions, enforcement actions, disgorgement of profits, claims for damages, civil and criminal penalties, termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any negative outcome from such inquiries or investigations or failure to prevail in any possible civil or criminal litigation, damages, penalties, disruption, or limitation in our ability to do business with a government could adversely affect our business, financial condition and results of operations.
Risks Related to Financial and Tax Matters
We require a significant amount of capital to fund our operations and growth. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and results of operations may be adversely affected.
The development and commercialization of our AV technology and solutions are capital-intensive. Our limited operating history means we have limited historical data on the demand for our solutions. As a result, our future capital requirements are uncertain and actual capital requirements may differ from those currently anticipated, particularly as we incur additional costs associated with operating as a public company. We expect to focus our investments on scaling our commercial operations and expect to continue investing in R&D to further enhance our AV technology. We may need to seek equity or debt financing to fund a portion of our future expenditures. Such financing might not be available to us in a timely manner, on terms that are acceptable, or at all.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions, our financial condition, investor acceptance of our business plan, regulatory requirements and the scale of our commercial operations. We may raise these additional funds through the issuance of equity, equity-linked, or debt securities. To the extent that we raise additional financing by issuing equity securities or equity-linked securities, our stockholders may experience substantial dilution. To the extent we engage in debt financing, we may become subject to restrictive covenants that may limit our flexibility in conducting future business activities. Financial institutions may request credit enhancements such as third-party guarantees and pledges of equity interest in order to extend loans to us. We cannot be certain that additional funds will be available to us on attractive terms when required, or at all. If we cannot raise additional funds when we need them, our business, financial condition and results of operations may be adversely affected.
Our estimates of our cash needs may prove inaccurate in which case we may need to raise capital or change our operating plans and timelines.
We are spending significant amounts to develop our business and have estimated how much cash we will need on a quarterly basis until we raise additional funds or become cash flow positive. These estimates are based on our current operating plan and are subject to significant uncertainties and contingencies, many of which are beyond our control. Our estimates regarding our cash requirements may prove inaccurate, causing the actual amount to differ from our estimates. We may also find that our business operations are more expensive than we currently anticipate or that these efforts may not result in revenues, which may further increase our cash needs and losses. If our cash expenditures are higher than expected, we may need to raise additional capital or adjust our operating plans and timelines. There can be no assurance that we will be able to raise additional capital on acceptable terms or at all.

Nasdaq may not list our securities on its exchange, which may limit investors’ ability to make transactions in our securities and subject Kodiak to additional trading restrictions.
In connection with the Business Combination, in order to continue to maintain the listing of our securities on Nasdaq, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements. We will apply to have our securities listed on Nasdaq upon consummation of the Business Combination.
We cannot assure you that we will be able to meet all initial listing requirements. Even if our securities are listed on Nasdaq, we may be unable to maintain the listing of its securities on Nasdaq or another Stock Exchange in the future.
If we fail to meet the initial listing requirements and Nasdaq does not list our securities on its exchange, we may not be required to consummate the Business Combination. In the event that we elect to waive this condition, and the Business Combination was consummated without our securities being listed on Nasdaq or on another Stock Exchange, we may face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996 prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our securities are not listed on a Stock Exchange, such securities may not qualify as covered securities and we may be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.
We have relied upon, and may continue to rely upon, certain assumptions and estimates to calculate certain metrics, including the Kodiak
Driver-as-a-Service
Economics and our Cumulative Hours of Paid Driverless Operations, and real or perceived inaccuracies in such metrics may adversely affect our business, financial condition, and results of operations.
Certain of the metrics, including the Kodiak
Driver-as-a-Service
Economics, and figures that we disclose, such as Cumulative Hours of Paid Driverless Operations, have been calculated using internal company data that has not been independently verified. While these metrics and figures are based on what we believe to be reasonable calculations for the applicable periods of measurement, there are inherent challenges in measuring these metrics and figures. We regularly review our metrics, and may adjust our processes for calculating metrics and other figures to improve their accuracy, but these efforts may not prove successful, and we may discover material inaccuracies. In addition, our methodologies for calculating these metrics may be updated from time to time and may differ from the methodologies used by other companies to calculate similar metrics and figures. We may also discover unexpected errors in the data that we are using that resulted from technical or other errors.
In addition, our total addressable market and opportunity estimates, growth forecasts, pricing, cost, and customer demand included in this proxy statement/prospectus are subject to significant uncertainty and are based on assumptions and estimates that may prove inaccurate. The projections, forecasts and estimates in this proxy statement/prospectus relating to the expected size and growth of the markets for AV technology may prove similarly imprecise. There is no guarantee that we will be able to successfully commercialize our solutions at scale within the addressable market opportunities presented. Even if the market in which we compete meets our size estimates and growth forecasts, our business could fail to grow at the levels we expect or at all for a variety of reasons outside our control, including competition in our industry. If securities analysts or investors do not consider any metric we may disclose in the future to be accurate representations of our business, or if we discover material inaccuracies in our estimates, then the market price of our securities may decline, and our business, financial condition, and results of operations may be adversely affected.
If our judgments or estimates relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations may fall below expectations of securities analysts and investors, resulting in a decline in our stock price.
The preparation of our financial statements in conformity with GAAP requires management to make judgments, estimates, and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates in part on historical experience, market observable inputs, if available, and various other assumptions that we believe to be reasonable under the circumstances, as provided in the section entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates
.” Significant judgments, estimates, and assumptions used in preparing our financial statements include, or may in the future include, those related to revenue recognition, stock-based compensation, and valuation of financial instruments. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which may cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our securities.
Our current and future insurance coverage may not be adequate to protect us from all business risks or may be prohibitively expensive.
In the ordinary course of business, we may be subject to losses resulting from product liability, accidents, acts of God, errors and omissions, cyber claims, and other claims against us, for which we may have insufficient insurance coverage or no insurance coverage. Further, because we operate in a new and thus inherently risky industry, insurance policies may not be available to us on terms and rates that are acceptable to us or at all. In addition, as a general matter, the policies that we do have may include significant deductibles or self-insured retentions. Accordingly, we cannot be certain that our current and future insurance coverage will be sufficient to cover all future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which may adversely affect our business, financial condition and results of operations. Further, actions or inactions of others in our industry, through no fault of our own, may materially increase the cost of insurance and/or materially decrease the coverage available to us on commercially reasonable terms. Insurance policies may not exist, or may be insufficient, for possible novel claims or causes of action which may be pled or come into existence in the future based upon our continued development of new technologies.
If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and adversely affect our business and operating results.
As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the listing standards. Among other things, the Sarbanes-Oxley Act and related Exchange Act rules require that we maintain effective disclosure controls and procedures and internal control over financial reporting. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. In addition, we will be required to have our independent public accounting firm attest to and report on our internal control over financial reporting when we cease qualifying as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act (the “
JOBS Act
”).
We are continuing to develop and refine our disclosure controls and other procedures that are designed to assure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to management, including our principal executive and financial officers, to allow timely decisions regarding disclosure. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.
Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, may harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting may also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting may also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our securities. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on a Stock Exchange.
Any failure to maintain effective disclosure controls and internal control over financial reporting may adversely affect our business, financial condition, and results of operations and may cause a decline in the market price of our securities.
Unanticipated changes in effective tax rates, adverse outcomes resulting from examination of our income, changes in tax laws or regulations, changes in our ability to utilize our net operating loss, or other tax-related
changes may adversely affect our business, prospects, financial condition, and results of operations.
We are subject to income and other taxes in the United States and other jurisdictions, each of which has its own rules. Our current and future effective tax rates may be subject to volatility or adversely affected by a number of factors, including changes in the valuation of our deferred tax assets and liabilities; expected timing and amount of the release of any tax valuation allowances; tax effects of stock-based compensation; changes in tax laws, regulations or interpretations thereof; or lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits may adversely affect our business, financial condition, and results of operations.
Our current and future effective tax rates may be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, we may be subject to tax audits by various tax jurisdictions. Although we believe our tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities may have a material impact on the results of our operations.
Recent changes and currently proposed changes in tax laws may have a material adverse effect on our business, cash flow, results of operations or financial conditions.
As previously noted above, we are and will be generally subject to tax laws, regulations, and policies of several taxing jurisdictions. In addition, potential changes in tax laws, as well as other factors, may cause us to experience fluctuations in our future tax obligations and effective tax rates and otherwise adversely affect our future tax positions and/or our future tax liabilities. For example, in August of 2022, the United States enacted the Excise Tax and a 15% alternative minimum tax on adjusted financial statement income as part of the Inflation Reduction Act of 2022. Further, many countries, and organizations such as the Organization for Economic Cooperation and Development have proposed implementing changes to existing tax laws, including a proposed 15% global minimum tax. Any of these or other developments or changes in U.S. federal, state, or international tax laws or tax rulings may adversely affect our current and future effective tax rate and our operating results. There can be no assurance that our current and future effective tax rates or tax payments will not be adversely affected by these or other developments or changes in law.
Our ability to utilize our net operating loss carryforwards may be limited.
As of December 31, 2024, we had estimated U.S. federal and state net operating loss carryforwards of approximately $160.8 million and $154.3 million, respectively. Our U.S. state net operating loss carryforwards subject to expiration will begin to expire in 2039. In general, we may potentially use these net operating losses to offset taxable income for U.S. federal and state income tax purposes. Furthermore, our U.S. federal net operating losses generally may only be used to offset 80% of our taxable income. This may require us to pay U.S. federal income taxes in future years despite generating a loss for U.S. federal income tax purposes in prior years. Limitations under state law may differ. We have established a valuation allowance against the carrying value of these deferred tax assets.
In addition to the potential net operating loss carryforward limitations previously noted above, under Section 382 of the Internal Revenue Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to use its pre-change
net operating loss carryforwards to offset future taxable income. The limitations apply if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by one or more stockholders or groups of stockholders who own at least 5% of a company’s stock over a three-year period. If we have experienced an ownership change at any time since our incorporation, we may already be subject to limitations on our ability to utilize our existing net operating loss carryforwards and other tax attributes to offset taxable income or tax liability. In addition, future changes in our stock ownership, which may be outside of our control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit our use of accumulated state tax attributes. As a result, even if we earn net taxable income in the future, our ability to use these or our pre-change
net operating loss carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which may potentially result in increased future income tax liability to us. In addition, for state income tax purposes, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. For example, California recently enacted legislation that limits the use of state net operating losses for taxable years beginning on or after January 1, 2024 and before January 1, 2027.
We may incur substantial indebtedness which may adversely affect our business and limit our ability to plan for or respond to changes in our business.
We have in the past incurred and may continue to incur substantial indebtedness. Our ability to make payments on our debt obligations and to fund planned capital expenditures depends on our ability to generate cash from our future operations. To a certain extent, this, is subject to financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, if we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic investments and alliances, any of which may impede the implementation of our business plans, prevent us from entering into transactions that may otherwise benefit our business and/or adversely affect our financial condition and results of operations. We may not be able to refinance our indebtedness or take such other actions, if necessary, on commercially reasonable terms, or at all.

Our credit facilities contain restrictive covenants and other terms that may impair our ability to conduct business.
Among other things, and in each case subject to certain exceptions, our credit facilities contain a number of customary affirmative and negative covenants that will limit or restrict our ability to: incur additional indebtedness (including guaranty obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; make payments on or modify the terms of certain existing indebtedness; engage in certain transactions with affiliates; enter into pledges with respect to our intellectual property; and change our line of business. As a result of these covenants and restrictions, we are limited in how we conduct our business. We may also be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. Our ability to comply with these covenants and restrictions may be affected by events beyond our control. Breaches of these covenants and restrictions may result in a default under the credit facilities, which would give the lenders the right to terminate their commitments to provide additional loans under the credit facilities and to declare all borrowings, together with accrued and unpaid interest and fees, to be immediately due and payable. The terms of any future indebtedness we may incur may include additional restrictive covenants. We may not be able to maintain compliance with these covenants. If we fail to do so, we may not be able to obtain waivers from the lenders or amend the covenants, which may adversely affect our business, financial condition and results of operations.
We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations, which may adversely affect our business, financial condition, results of operations, and cash flows.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and results of operations, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, or interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay strategic acquisitions and partnerships, capital expenditures, and payments on account of other obligations, seek additional capital, restructure, or refinance our indebtedness, or sell assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and could require us to comply with more onerous covenants, which could further restrict our business operations. In addition, we cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms, or at all.
If we are unable to repay or otherwise refinance our indebtedness when due, or if any other event of default is not cured or waived, the applicable lenders could accelerate our outstanding obligations or proceed against the collateral granted to them to secure that indebtedness. Should that occur, it could force us into bankruptcy or liquidation. In the event the applicable lenders accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness. Any acceleration of amounts due under the agreements governing our credit facilities or the exercise by the applicable lenders of their rights under the security documents could have a material and adverse effect on our business.
General and Macroeconomic Risks
Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made
problems, such as terrorism. Material disruptions of our business or information systems resulting from these events may adversely affect our business, financial condition, and results of operations.
A significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, including the
COVID-19
pandemic

and its aftermath, may adversely affect our business, financial condition and results of operations. In particular, our corporate headquarters are located in the San Francisco Bay Area, a region known for seismic activity and increasingly for the threat of fires. Natural disasters and associated events may occur in the future with increasing frequency or severity as a result of climate change, which could cause business interruptions. In addition, natural disasters, acts of terrorism or war may cause disruptions in our remaining operations, our or our partners’ businesses, our suppliers’ or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by man-made
problems, such as power disruptions, may adversely affect our business. We do not have a formal disaster recovery plan or policy in place and do not currently require that our partners have such plans or policies in place. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. Any of the foregoing may result in business interruptions that may adversely affect our business, financial condition and results of operations. Further, the insurance we maintain may be insufficient to cover our losses resulting from such business interruptions, and any incidents may result in loss of, or increased costs of, such insurance.
General business and economic conditions, and risks related to the trucking, industrial, oil and gas and public sector ecosystems, may adversely affect our business, financial condition, and results of operations.
Our performance is subject to macroeconomic conditions that are beyond our control and the effect of such conditions on levels of activity in ground transportation. Such macroeconomic factors include interest rates, the rate of inflation, unemployment levels, the availability of government stimulus and unemployment compensation payments, the impact of a federal government shutdown, natural disasters, health epidemics, gasoline prices, adjustments in monthly payments, adjustable-rate mortgages and other debt payments, and consumer perceptions of economic condition. For example, changes in macroeconomic conditions due to actual or proposed tariff changes could increase consumer prices, unemployment rates, and inflation, each of which in turn could affect consumer spending and the amount of products requiring ground transportation by our customers or partners. A deterioration of macroeconomic conditions may therefore cause fluctuations in our ability to scale our commercial operations or adversely affect our business, financial condition, and results of operations.
Risks Related to Our Organizational Structure Following the Business Combination
We have incurred and will continue to incur significant expenses and administrative burdens as a public company, which may adversely affect our business, prospects, financial condition, and results of operations.
We face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Exchange Act, Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, as well as the Public Company Accounting Oversight Board and the stock exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we may incur additional costs rectifying those issues, and the existence of those issues may adversely affect our reputation or investor perceptions of it. In addition, we will obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that may otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which may further increase costs.
Our management team has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies may be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our Proposed Certificate of Incorporation and Proposed Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the DGCL, our Proposed Bylaws and our indemnification agreements that we entered into with our directors and officers provide that:

•
we will indemnify our directors and officers for serving Kodiak in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•
we will be required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•
we will not be obligated pursuant to the Proposed Bylaws to indemnify a person with respect to proceedings initiated by that person against Kodiak or our other indemnitees, except with respect to proceedings authorized by the Kodiak Board or brought to enforce a right to indemnification;

•
the rights conferred in the Proposed Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend our Proposed Bylaws provisions to reduce our indemnification obligations to directors, officers, employees and agents.
We do not intend to pay dividends for the foreseeable future.
We have never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of the Kodiak Board. Accordingly, investors must rely on sales of our securities after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
Future resales of common stock after the consummation of the Business Combination may cause the market price of our securities to drop significantly, even if our business is doing well.
After the consummation of the Business Combination and subject to certain exceptions, the Sponsor and Kodiak Stockholders will be restricted from selling or transferring any of the Lockup Shares (as defined in the Proposed Bylaws) for certain periods of time. Under the Proposed Bylaws such lockup restrictions applicable to the Lockup Holders (as defined in the Proposed Bylaws) begin at the Closing and end on the date that is 12 months following the Closing (the “
Lockup Period
”). Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the Lockup Period will terminate.
Under the Proposed Bylaws, all shares held by the Sponsor immediately prior to the closing and all shares of Kodiak Common Stock issued or issuable as consideration under the Business Combination Agreement to Legacy Kodiak Securityholders shall be subject to a lockup until the end of the Lockup Period.
However, following the expiration of the Lockup Period, the applicable stockholders will not be restricted from selling shares of our common stock held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their shares of our common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of Kodiak Common Stock in the public market may occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, may reduce the market price of Kodiak Common Stock. Upon completion of the Business Combination, the Sponsor and the Kodiak Stockholders will collectively own approximately 79.1% of the outstanding shares of Kodiak Common Stock (including the shares of Legacy Kodiak common stock reserved in respect of equity awards of Legacy Kodiak outstanding as of immediately prior to the Closing that will be converted into awards based on Kodiak Common Stock), assuming that no Public Shareholders redeem their Public Shares in connection with the Business Combination. Assuming redemption of 24,679,856 Public Shares in connection with the Business Combination (the 50% Redemption Scenario), in the aggregate, the ownership of the Sponsor and the Kodiak Securityholders may rise to 86.6% of the outstanding shares of Kodiak Common Stock (including the shares of Kodiak Common Stock reserved in respect of Legacy Kodiak Options or warrants outstanding as of immediately prior to the Closing that will automatically convert into an equal number of Exchanged Kodiak Options and warrants, respectively, at Closing).
As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares may have the effect of increasing the volatility in Kodiak’s share price or the market price of Kodiak securities may decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
The market price and trading volume of our common stock may be volatile and may decline significantly.
The stock markets, including Nasdaq, on which we plan to list our common stock, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock, the market price of our common stock may be volatile and may decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at an attractive price, or at all. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this proxy statement/prospectus;

•	changes in the industries in which we and our customers operate;

•	developments involving our competitors;

•	changes in laws and regulations affecting its business;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of the listing exchange;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	actions by stockholders, including the sale by the PIPE Investors of any of their shares of Kodiak Common Stock;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	other events or factors, including those resulting from infectious diseases, health epidemics and pandemics, natural disasters, war, acts of terrorism or responses to these events.
In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation may result in substantial costs and divert our management’s attention and resources, which may have a material adverse effect on us.
Our actual financial position and results of operations may differ materially from the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus.
AACT and Legacy Kodiak currently operate as separate companies and have had no prior history as a combined entity. AACT’s and Legacy Kodiak’s operations have not previously been managed on a combined basis. The unaudited pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Kodiak if the Business Combination is completed. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The unaudited pro forma financial information included in the section of this proxy statement/

prospectus entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” has been derived from AACT’s and Legacy Kodiak’s historical financial statements and certain adjustments and assumptions have been made regarding Kodiak after giving effect to the Business Combination. There may be differences between preliminary estimates in the unaudited pro forma financial information and the final acquisition accounting, which could result in material differences from the unaudited pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of Kodiak.
The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate and other factors may affect Kodiak’s financial condition or results of operations following the Closing. Any potential decline in Kodiak’s financial condition or results of operations may cause significant variations in the price of Kodiak’s securities.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or the market in which we operate, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities may decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume may likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock may likely decline. If any analyst who may cover us were to cease our coverage of us or fail to regularly publish reports on it, we may lose visibility in the financial markets, which in turn may cause our share price or trading volume to decline.
We expect Kodiak to qualify as an “emerging growth company” within the meaning of the Securities Act. If Kodiak takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make Kodiak’s securities less attractive to investors and may make it more difficult to compare Kodiak’s performance with other public companies.
We expect Kodiak to qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Kodiak will be eligible for and intends to take advantage of certain exemptions or reduced disclosure obligations from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as Kodiak continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay,
say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, Kodiak stockholders may not have access to certain information they may deem important. Kodiak will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Kodiak Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year, (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year
period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of AACT Units in the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Kodiak is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. AACT has elected not to opt out of such extended transition period and, therefore, Kodiak may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with those of public companies that comply with public company effective dates difficult or impossible because of the potential differences in accounting standards used. Investors may find Kodiak Common Stock less attractive because Kodiak will rely on these exemptions or reduced disclosure obligations, which may result in a less active trading market for the Kodiak Common Stock and its price may be more volatile.
Risks Related to the Domestication and the Business Combination
For purposes of this subsection only, unless the context otherwise requires, all references in this section to “AACT,” “we,” “us” or “our” refer to AACT prior to the Closing and Kodiak after the Closing.
AACT’s shareholders will experience dilution due to the issuance of shares of Kodiak Common Stock, and securities exercisable for or convertible into shares of Kodiak Common Stock, to the Legacy Kodiak Securityholders as consideration in the Business Combination and the issuance of shares of Kodiak Common Stock to the PIPE Investors in the PIPE Investment.
Based on Legacy Kodiak’s and AACT’s current capitalization, AACT anticipates the total maximum number of shares of Kodiak Common Stock outstanding or issuable immediately following the Closing will be approximately 286,275,398 shares (excluding shares of Kodiak Common Stock subject to earn out restrictions as described below). The Kodiak Common Stock is expected to be comprised of: (i) the Sponsor’s 6,250,000 shares of Kodiak Common Stock (excluding the 6,250,000 Sponsor Earn Out Securities); (ii) 49,359,712 shares of Kodiak Common Stock held by Public Shareholders holding Public Shares at the Closing; (iii) approximately 9,300,048 shares of Kodiak Common Stock held by the PIPE Investors (assuming completion of contemplated $100.0 million PIPE Investment entirely in cash); (iv) 220,264,317 shares held by or issuable to Legacy Kodiak Securityholders; and (v) 1,101,321 shares of Kodiak Common Stock held by an advisor to Legacy Kodiak. In addition, Legacy Kodiak Securityholders will also receive or be eligible to receive, on a pro rata basis, up to an aggregate of 75,000,000 Earn Out Securities upon satisfaction of the following milestones and, for the Earn Out RSUs, certain service-based vesting conditions. An initial 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders if, during the Earn Out Period, Triggering Event I occurs; an additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders if, during the Earn Out Period, Triggering Event II occurs; and an additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders if, during the Earn Out Period, Triggering Event III occurs. The Sponsor is also expected to hold 6,250,000 Sponsor Earn Out Securities that will be subject to vesting. The Sponsor Earn Out Securities will vest if, during the Earn Out Period, Triggering Event I occurs.
For the purposes of this risk factor and determining the percentage of issued and outstanding shares of Kodiak Common Stock immediately following the Closing, we are relying on the assumptions described in the section of this proxy statement/prospectus entitled “
Frequently Used Terms—Share Calculations and Ownership Percentages
.”
If any of the Public Shares are redeemed in connection with the Business Combination, the percentage of outstanding AACT Ordinary Shares held by the Public Shareholders will decrease and the percentages of the outstanding Kodiak Common Stock held immediately following the Business Combination by the Sponsor and the Legacy Kodiak Securityholders upon exchange of Legacy Kodiak equity will increase. To the extent that any of the outstanding Kodiak Warrants are exercised for shares of Kodiak Common Stock or additional awards are issued under the proposed 2025 EIP or proposed ESPP, AACT’s existing shareholders may experience dilution. Such dilution could, among other things, limit the ability of AACT’s current shareholders to influence Kodiak’s management through the election of directors following the Closing.
There are risks to unaffiliated investors by taking Legacy Kodiak public through a merger rather than through an underwritten offering.
Unaffiliated investors are subject to certain risks as a result of Legacy Kodiak going public through a merger rather than through a traditional underwritten initial public offering. Unlike a traditional underwritten initial public offering of Legacy Kodiak’s securities, the initial listing of Kodiak’s securities as a result of the Business Combination will not benefit from the following:

•	the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed securities; and

•	underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing.
The lack of such a process in connection with the listing of Kodiak’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for Kodiak’s securities during the period immediately following the listing than in connection with an underwritten initial public offering.
The ability of AACT’s Public Shareholders to exercise redemption rights may prevent AACT from completing the Business Combination or optimizing its capital structure.
AACT does not know how many Public Shareholders will ultimately exercise their redemption rights in connection with the Business Combination. As such, the Business Combination is structured based on certain assumptions as to the number of shares that will be submitted for redemption. If a higher number of shares are ultimately submitted for redemption, including as a result of an additional extension of the Combination Period, if any, AACT may need to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for additional third-party financing. Raising additional financing, or increasing the equity portion of the Aggregate Consideration, in either case, if so authorized by Legacy Kodiak, may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. These considerations may limit our ability to complete the Business Combination or optimize Kodiak’s capital structure. For information on the consequences if the Business Combination is not completed or must be restructured, see the section of this proxy statement/prospectus entitled “
Risk Factors
—
Risks Related to AACT
.”
There may be significant redemptions by AACT’s Public Shareholders in connection with the Business Combination, which may leave the combined company under-capitalized.
As of July 17, 2025, there was $560.2 million in the Trust Account. There can be no assurances that we will be able to retain all of the cash in the Trust Account. In particular, if a significant number of AACT Public Shareholders exercise their redemption right in connection with the Business Combination, the amount of cash left remaining in the Trust Account upon consummation of the Business Combination will be lower than contemplated. Any such shortfall will reduce the amount of available working capital for Kodiak, which may materially and adversely affect Kodiak’s business, financial condition and results of operations.
Some of AACT’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination or other proposals described in this proxy statement/prospectus without regard to your interests or in determining whether Legacy Kodiak is an appropriate target for AACT’s initial business combination.
On March 19, 2021, the Sponsor paid $25,000 to cover certain of the offering costs of the IPO in consideration of AACT Class B Ordinary Shares. Prior to the initial investment of $25,000 by the Sponsor, AACT had no assets. As a result of various transactions, including the Conversion, the Sponsor (together with its permitted transferees) currently holds an aggregate of 12,500,000 Converted AACT Class A Ordinary Shares, which represents    % of the outstanding AACT Ordinary Shares as of the Record Date. The Converted AACT Class A Ordinary Shares may become worthless if we do not complete an initial business combination. In addition, the Sponsor purchased an aggregate of 14,300,000 Private Placement Warrants for an aggregate purchase price of $14.3 million, each exercisable to purchase one AACT Class A Ordinary Share at $11.50 per share, at a price of $1.00 per warrant, in a private placement that closed simultaneously with the closing of the IPO. Pursuant to the Sponsor Support Agreement, 50% of the Sponsor’s Converted AACT Class A Ordinary

Shares are subject to vesting during the Earn Out Period. If we do not consummate an initial business combination within the Combination Period, the Private Placement Warrants may expire worthless. Additionally, AMCM, an affiliate of the Sponsor, acted as an advisor to AACT in connection with the IPO and will receive a deferred IPO advisory fee of $2.8 million in connection with the Closing. The personal and financial interests of certain of AACT’s officers and directors may influence or have influenced them in identifying and selecting a target for our initial business combination, completing the Business Combination and the operation of Kodiak following the Business Combination.
The Sponsor, members of the AACT Board and AACT’s executive officers, and their respective affiliates have incurred out-of-pocket
expenses in connection with performing due diligence on suitable targets for business combinations and the negotiation of the Business Combination. At the Closing, the Sponsor, members of the AACT Board and AACT’s officers, and their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on AACT’s behalf, such as identifying potential target businesses and performing due diligence on suitable targets for business combinations. If a business combination is not completed within the Combination Period the Sponsor, members of the AACT Board and AACT’s officers, and any of their respective affiliates will not be eligible for any such reimbursement.
On April 22, 2025, AACT extended the Combination Period from April 25, 2025 to January 26, 2026. In connection with the Extension, on April 16, 2025, the Sponsor agreed to make monthly deposits directly to the Trust Account of $0.02 for each outstanding AACT Class A Ordinary Share, other than the Converted AACT Class A Ordinary Shares. Beginning April 25, 2025, the Sponsor commenced making monthly Contributions. The Sponsor shall make a Contribution on the 25th day of each month (or if such day is not a business day, on the business day immediately preceding such day) until the Maturity Date. The Contributions will be repaid in full by Kodiak at the time of Closing. In the event that the proposed Business Combination does not close 50% of the Contributions will be an obligation of Legacy Kodiak and 50% will be an obligation of AACT. AACT may use a portion of proceeds held outside the Trust Account to repay this loan, but no proceeds held in the Trust Account would be used to repay the Contributions. In addition, our Sponsor has extended to us Overfunding Loans of $5.0 million and Working Capital Loans of $1.2 million, which will, in the Sponsor’s discretion, either be repaid upon the closing of an initial business combination or converted into warrants of the post-business combination entity at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If we do not complete an initial business combination, we will not repay the Overfunding Loans or the Working Capital Loans from the Trust Account, and we would likely not have other available funds to repay the Overfunding Loans or the Working Capital Loans.
Certain officers and members of the AACT Board also participate in arrangements that may provide them with other interests in the Business Combination that are different from yours, including arrangements for their continued service as directors of Kodiak.
Further, the Sponsor has agreed to vote its Converted AACT Class A Ordinary Shares, and the Sponsor, members of the AACT Board and AACT’s officers have agreed (and their permitted transferees will agree) to vote any Public Shares acquired in or after the IPO in favor of our initial business combination. The Sponsor and each of the members of the AACT Board and its executive officers have also agreed to waive their redemption rights with respect to any Converted AACT Class A Ordinary Shares and any Public Shares in connection with the redemption of AACT Ordinary Shares upon the completion of an initial business combination.
Among others, these interests may influence or have influenced the Sponsor and the executive officers and members of the AACT Board to support or approve the Business Combination and the other proposals described in this proxy statement/prospectus. The personal and financial interests of our officers and certain members of the AACT Board may have influenced their motivation in identifying and selecting Legacy Kodiak and seeking to complete a business combination with Legacy Kodiak, and may influence their operation of Kodiak following the Business Combination. This risk may become more acute as the end of the Business Combination nears. For more information concerning the interests of members of the AACT Board and AACT’s executive officers, see the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” and the risk factor entitled “
Risk Factors
—
Risks Related to AACT
—
Our Sponsor, directors and executive officers have agreed to vote in favor of the Business Combination, regardless of how our Public Shareholders vote
” of this proxy statement/prospectus.
The exercise of AACT Board members’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in AACT’s shareholders’ best interests.
In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require AACT to consider agreeing to amend the Business Combination Agreement, to consent to certain actions taken by Legacy Kodiak or to waive rights to which AACT is entitled under the Business Combination Agreement. Such events could arise because of changes in the course of Legacy Kodiak’s business, a request by Legacy Kodiak to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Legacy Kodiak’s business and would entitle AACT to terminate the Business Combination Agreement. In any such circumstances, it would be at AACT’s discretion, acting through the AACT Board and the Special Committee, to grant its consent or waive those rights. The existence of financial and personal interests of one or more members of the AACT Board described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what such director may believe is best for AACT and its shareholders and what such director may believe is best for themselves in determining whether or not to take the requested action. AACT does not believe there will be any changes or waivers that members of the AACT Board and AACT’s executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, AACT will circulate a new or amended proxy statement/prospectus and resolicit AACT’s shareholders if changes are required with respect to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal
—
Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.
The fairness opinion obtained by the Special Committee from Lincoln will not reflect changes in circumstances subsequent to the date of Business Combination Agreement, or any amendments to the Business Combination Agreement, and was based on estimates and assumptions at the date of such opinion.
The Special Committee has obtained a fairness opinion, dated as of April 13, 2025, attached to this proxy statement/prospectus as
Annex L
(the “
Fairness Opinion
”), from Lincoln. AACT has not obtained, and will not obtain, an updated opinion as of the date of this proxy statement/prospectus from Lincoln. Changes in the operations and prospects of AACT or Legacy Kodiak, general market and economic conditions, cost and other estimates with respect to revenues and margins and other factors that may be beyond the control of AACT and Legacy Kodiak, and on which the Fairness Opinion was based, and may alter the value of Legacy Kodiak or the price of AACT Ordinary Shares or Legacy Kodiak’s securities by the time the Business Combination between AACT and Legacy Kodiak is completed. Some of these factors may change from the date of the Fairness Opinion. The Fairness Opinion does not speak to the time the Business Combination will be completed or to any other dates other than the date of the Fairness Opinion. As a result, the Fairness Opinion will not address the fairness of the Base Purchase Price, which excluded the Earn Out Securities, from a financial point of view, at the time the Business Combination is completed. For a description of the Fairness Opinion that AACT received from Lincoln, please see “
The Business Combination Proposal—Fairness Opinion of Lincoln International LLC
.”

AACT’s securities may be delisted from trading, which could limit investors’ ability to make transactions in such securities and subject AACT to additional trading restrictions.
The AACT Units, AACT Class A Ordinary Shares and Public Warrants are listed on the NYSE. Although AACT currently meets the continued listing standards set forth in the NYSE listing standards, AACT cannot assure you that its securities will continue to be listed on the NYSE in the future or prior to the Business Combination. To continue listing AACT’s securities on the NYSE prior to the Business Combination, AACT must maintain certain financial, distribution and share price levels. Generally, AACT must maintain a minimum market capitalization (generally $50.0 million), a minimum market capitalization attributable to publicly held shares (generally $40.0 million) and a minimum number of holders of AACT’s securities (generally 300 public holders).
If the NYSE delists AACT’s securities from trading on its exchange and AACT is not able to list its securities on another Stock Exchange, we expect our securities could be quoted on an over-the-counter
market. If this were to occur, Legacy Kodiak may not be required to consummate the Business Combination. In the event that Legacy Kodiak elects to waive this condition, and the Business Combination is consummated without our securities being listed on a Stock Exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•
a determination that our securities are a “penny stock” which will require brokers trading in our securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because AACT Class A Ordinary Shares are listed on NYSE, a national securities exchange, AACT Class A Ordinary Shares qualify as covered securities under the statute. If our securities are not listed on a Stock Exchange, such securities may not qualify as covered securities and may be subject to regulation in each state in which we offer our securities, because states are not preempted from regulating the sale of securities that are not covered securities.
An active trading market for Kodiak’s securities may not develop, which may limit your ability to sell such securities.
Although we intend to apply to list the Kodiak Common Stock and Kodiak Warrants on a Stock Exchange under the ticker symbols “KDK” and “KDK WS,” respectively, an active trading market for such securities may never develop or be sustained following the Closing. The initial valuation of the Redemption Price may not be indicative of the market price of Kodiak Common Stock that will prevail in the open market after the Closing. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Kodiak Common Stock and Kodiak Warrants. The market price of Kodiak Common Stock may decline below the Redemption Price, and you may not be able to sell your Kodiak Common Stock at or above the Redemption Price, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Kodiak Common Stock and Kodiak Warrants.

During the pendency of the Business Combination, AACT will not be able to solicit, initiate or take any action to facilitate or encourage any inquiries into the making, submission or announcement of, or enter into a business combination with another party because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.
Covenants in the Business Combination Agreement impede the ability of AACT to make or consider other acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, AACT may be at a disadvantage to its competitors during that period. While the Business Combination Agreement is in effect, neither AACT nor Legacy Kodiak may solicit, assist, initiate, engage or facilitate the making, submission or announcement of or encourage any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be more favorable to AACT’s shareholders than the Business Combination. If the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Business Combination Agreement due to the passage of time during which these provisions have remained in effect.
AACT and Legacy Kodiak will incur significant transaction costs in connection with the Business Combination, which could be higher than currently anticipated.
AACT and Legacy Kodiak have both incurred and expect to continue to incur significant, nonrecurring costs in connection with consummating the Business Combination. Certain transaction expenses incurred in connection with the Business Combination, including legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by Kodiak following the Closing.
The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, any definitive agreement relating to the Business Combination may be terminated in accordance with its terms and the Business Combination may not be completed.
Even if the Business Combination Agreement is approved by the shareholders of AACT, specified conditions must be satisfied or waived before the parties to the Business Combination Agreement are obligated to complete the Business Combination. AACT does not control the satisfaction of all such conditions. For a list of the material closing conditions contained in the Business Combination Agreement, see the section of this proxy statement/prospectus entitled “
The Business Combination Proposal
—
Business Combination Agreement
—
Closing Conditions
.” AACT and Legacy Kodiak may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause AACT and Legacy Kodiak to each lose some or all of the intended benefits of the Business Combination.
AACT will not have any right to make damages claims against Legacy Kodiak for the breach of any representation, warranty or covenant made by Legacy Kodiak in the Business Combination Agreement.
The Business Combination Agreement provides that none of the representations, warranties, covenants obligations or other agreements of the parties contained in the Business Combination Agreement shall survive the Closing, except for in the case of fraud, or those covenants and agreements that by their terms expressly apply in whole or in part after the Closing, and then only with respect to breaches occurring after Closing. Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Business Combination Agreement after the Closing of the Business Combination, except for covenants to be performed in whole or in part after the Closing, or in the case of fraud. As a result, other than the foregoing sentence, AACT will have no remedy available to it if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by Legacy Kodiak at the time of the Business Combination.

Because AACT is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
Because AACT is currently incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. federal courts may be limited prior to the Domestication. AACT is currently an exempted company under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon members of the AACT Board or AACT’s executive officers, or enforce judgments obtained in the U.S. courts against members of the AACT Board or AACT’s officers.
Until the Domestication is effected, AACT’s corporate affairs are governed by the Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. We are also subject to the federal securities laws of the United States. The rights of shareholders to take action against members of the AACT Board, actions by minority shareholders and the fiduciary responsibilities of members of the AACT Board to AACT under the laws of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of AACT’s shareholders and the fiduciary responsibilities of members of the AACT Board under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.
Additionally, the Letter Agreement between AACT, the Sponsor and each of the members of the AACT Board and the executive officers is also governed by Cayman Islands law. Pursuant to the Letter Agreement, the Sponsor agreed that it will be liable to AACT if and to the extent any claims by a third party (other than AACT’s independent auditors) for services rendered or products sold to AACT, or a prospective target business with which AACT has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.10 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay AACT’s tax obligations. Any claims or disputes relating to the Letter Agreement must be brought and enforced in the courts of the Cayman Islands and the parties irrevocably submit to such exclusive jurisdiction and venue.
AACT has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against AACT judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against AACT predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of the above, the Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by AACT’s executive officers, members of the AACT Board or controlling shareholders than they would as Public Shareholders of a U.S. company.
The Domestication may result in adverse tax consequences for holders of AACT Class A Ordinary Shares and AACT Warrants, including holders exercising their redemption rights with respect to the AACT Class A Ordinary Shares.
AACT intends for the Domestication to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, i.e., an F Reorganization (and is not otherwise treated as a reorganization within the meaning of Section 368(a)(1) of the Code). If the Domestication fails to qualify as an F Reorganization, a U.S. Holder generally would recognize gain or loss with respect to its AACT Class A Ordinary Shares or AACT Warrants in an amount equal to the difference, if any, between the sum of the fair market value of the corresponding Kodiak Common Stock or Kodiak Warrants received in the Domestication and the U.S. Holder’s adjusted tax basis in its AACT Class A Ordinary Shares or AACT Warrants surrendered. U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication. Additionally,
Non-U.S.
Holders generally will become subject to withholding tax on any amounts treated as dividends paid on Kodiak Common Stock after the Domestication.
Assuming that the Domestication qualifies as an F Reorganization, subject to the PFIC rules discussed below, U.S. Holders generally will be subject to Section 367(b) of the Code in connection with the Domestication, and, as a result:

•
a U.S. Holder who is a 10% U.S. Shareholder on the date of the Domestication generally will be required to include in income as a deemed dividend deemed paid by AACT the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367(b) of the Code) attributable to the AACT Class A Ordinary Shares held directly by such U.S. Holder;

•
a U.S. Holder whose AACT Class A Ordinary Shares have a fair market value of $50,000 or more on the date of the Domestication and who, on the date of the Domestication, is not a 10% U.S. Shareholder generally will recognize gain (but not loss) with respect to its AACT Class A Ordinary Shares as if such U.S. Holder exchanged its AACT Class A Ordinary Shares for Kodiak Common Stock in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend deemed paid by AACT the “all earnings and profits” amount (as defined in the Treasury Regulations under Section 367(b) of the Code) attributable to such U.S. Holder’s AACT Class A Ordinary Shares; and

•
a U.S. Holder whose AACT Class A Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication and who, on the date of the Domestication, is not a 10% U.S. Shareholder, generally will not recognize any gain or loss or include any part of AACT’s earnings and profits in income under Section 367 of the Code in connection with the Domestication.

Additionally, even if the Domestication qualifies as an F Reorganization, proposed Treasury Regulations promulgated under Section 1291(f) of the Code and certain other PFIC rules (which have retroactive proposed effective dates) generally require that a U.S. person who disposes of stock of a PFIC (including for this purpose, under a proposed Treasury Regulation that generally treats an “option” to acquire the stock of a PFIC as stock of the PFIC, exchanging AACT Warrants for newly issued Kodiak Warrants in the Domestication) must recognize gain equal to the excess of the fair market value of such PFIC stock over its adjusted tax basis, notwithstanding any other provision of the Code. AACT believes that it is likely classified as a PFIC for U.S. federal income tax purposes. As a result, these proposed Treasury Regulations, if finalized in their current form, would generally require a U.S. Holder of AACT Class A Ordinary Shares to recognize gain under the PFIC rules on the exchange of AACT Class A Ordinary Shares for Kodiak Common Stock pursuant to the Domestication unless such U.S. Holder has made certain tax elections with respect to such U.S. Holder’s AACT Class A Ordinary Shares. The proposed Treasury Regulations provide coordinating rules with other sections of the Code, including Section 367(b), which affect the manner in which the rules under such other sections apply to transfers of PFIC stock. These proposed Treasury Regulations, if finalized in their current form, would also apply to a U.S. Holder who exchanges AACT Warrants for newly issued Kodiak Warrants; under current law, however, the elections mentioned above do not apply to AACT Warrants. Any gain recognized from the application of the PFIC rules described above would be taxable income with no corresponding receipt of cash. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on complex rules designed to offset the tax deferral to such U.S. Holder on the undistributed earnings, if any, of AACT. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such Treasury Regulations would apply. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see
“Material U.S. Federal Income Tax Considerations Related to AACT
—
II. U.S. Holders
—
A. Tax Effects of the Domestication to U.S. Holders
—
5. PFIC Considerations
.”
All investors in AACT are urged to consult their tax advisors for the tax consequences of the Domestication to their particular situation. For a more detailed description of the U.S. federal income tax consequences associated with the Domestication, see “
Material U.S. Federal Income Tax Considerations Related to AACT
.”
Upon the Closing, the rights of holders of the Kodiak Common Stock arising under the DGCL will differ from and may be less favorable to the rights of holders of AACT Ordinary Shares arising under the Companies Act.
Upon the Closing, the rights of holders of Kodiak Common Stock will arise under the DGCL. The DGCL contains provisions that differ in some respects from those in the Companies Act. Therefore, some rights of holders of Kodiak Common Stock could differ from the rights that holders of AACT Ordinary Shares currently possess. For instance, while class actions are generally not available to shareholders under Cayman Islands law, such actions are generally available under Delaware law. This change could increase the likelihood that Kodiak becomes involved in costly litigation, which could have a material adverse effect on Kodiak.
For a more detailed description of the rights of holders of the Kodiak Common Stock under the DGCL and how they may differ from the rights of holders of AACT Ordinary Shares under the Companies Act, please see the section of this proxy statement/prospectus entitled “
The Domestication Proposal
—Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication.
”
Delaware law and the Proposed Certificate of Incorporation and Proposed Bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Proposed Certificate of Incorporation and Proposed Bylaws that will be in effect at the Closing differ from the Memorandum and Articles of Association. Among other differences, the Proposed Certificate of Incorporation, the Proposed Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Kodiak Board and therefore depress the trading price of the Kodiak Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the then-current members of the Kodiak Board or taking other corporate actions, including effecting changes in management. Among other things, the Proposed Certificate of Incorporation and Proposed Bylaws include provisions regarding:

•
the ability of the Kodiak Board to issue shares of Kodiak Preferred Stock, known as “blank check” preferred stock, and to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Kodiak Preferred Stock, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, Kodiak’s directors and officers;

•
the right, subject to the rights of holders of Kodiak Preferred Stock to elect directors under specific circumstances, of the Kodiak Board to appoint a director to fill a vacancy or unfilled seat created by the expansion of the Kodiak Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies or other unfilled seats on the Kodiak Board;

•
the requirement, so long as the Kodiak Board is classified, that directors may only be removed from the Kodiak Board for cause and upon the affirmative vote of the holders of at least the majority of the total voting power of the issued and outstanding Kodiak Common Stock entitled to vote in the election of directors, voting as a single class;

•
the requirement that, subject to the terms of any series of Kodiak Preferred Stock, a special meeting of stockholders may be called only by: (i) the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board; (ii) the chairperson of the Kodiak Board; or (iii) the Chief Executive Officer or president of Kodiak and the explicit prohibition on stockholders calling a special meeting, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of the Kodiak Board and stockholder meetings;

•
the requirement for the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, to amend or modify certain provisions in the Proposed Certificate of Incorporation which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Kodiak Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of the Kodiak Board to alter or amend the Proposed Bylaws, which may allow the Kodiak Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Proposed Bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders of Kodiak must comply to nominate candidates to the Kodiak Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Kodiak Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Kodiak.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Kodiak Board or management.
As a Delaware corporation, Kodiak will generally be subject to provisions of Delaware law, including the DGCL. See the section of this proxy statement/prospectus entitled “
Description of Kodiak’s Securities
—
Anti-Takeover Effects of the Proposed Certificate of Incorporation, the Proposed Bylaws and Certain Provisions of Delaware Law
.”
Any provision of the Proposed Certificate of Incorporation, Proposed Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Kodiak’s Common Stock and could also affect the price that some investors are willing to pay for Kodiak Common Stock.
The Proposed Certificate of Incorporation and the Proposed Bylaws are attached as
Annex D
and
Annex E
to this proxy statement/prospectus and we urge you to read them.

The Proposed Bylaws will designate a state or federal court located within the State of Delaware as the exclusive forum for certain types of actions and proceedings, and the federal district courts as the exclusive forum for Securities Act claims, which could limit Kodiak’s stockholders’ ability to choose the judicial forum for disputes with Kodiak or its directors, officers, stockholders or employees.
The Proposed Bylaws will provide that, unless Kodiak consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the U.S. District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of Kodiak, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of Kodiak to Kodiak or the Kodiak stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Proposed Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the Court of Chancery in the State of Delaware (a “
Foreign Action
”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The Proposed Bylaws will also provide that, to the fullest extent permitted by law, the federal district courts of the United States will be the sole and exclusive forum for the resolutions of any complaint asserting a cause or causes of action arising under the Securities Act. This provision in the Proposed Bylaws will not address or apply to claims that arise under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations under the Exchange Act. To the extent these provisions could be construed to apply to such claims, there is uncertainty as to whether a court would enforce such provisions in connection with such claims, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations under the federal securities laws.
Any person or entity purchasing, holding or otherwise acquiring any interest in any of the securities of Kodiak will be deemed to have notice of and consented to the provisions of the Proposed Bylaws described in the preceding paragraph. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with Kodiak or its directors, officers, stockholder or other employees, which may discourage lawsuits against Kodiak and its directors, officers, stockholders and other employees. The enforceability of similar exclusive-forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Proposed Bylaws is inapplicable or unenforceable. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, Kodiak may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.
The Proposed Certificate of Incorporation will not limit the ability of the Sponsor, certain affiliates or funds associated with the Sponsor or our non-employee
directors to compete with us.
The Sponsor, certain affiliates or funds associated with the Sponsor and our non-employee
directors and their respective affiliates engage in a broad spectrum of activities, including investments in similar business activities or lines of business in which Legacy Kodiak now engages or proposes to engage. In the ordinary course of their business activities, the Sponsor, certain affiliates or funds associated with the Sponsor and our non-employee
directors and their respective affiliates may engage in activities in which their interests conflict with Kodiak’s interests or those of its stockholders. The Proposed Certificate of Incorporation will provide that, to the fullest extent permitted by law, none of the Sponsor, certain affiliates or funds associated with the Sponsor, our non-employee
directors or any of their respective affiliates (including any non-employee
director who serves as an officer of Kodiak in such person’s director and officer capacities) will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which Kodiak engages or proposes to engage or otherwise competing with Kodiak, its stockholders, or any of its affiliates.
Further, to the fullest extent permitted by law, in the event that any of the Sponsor, certain affiliates or funds associated with the Sponsor and our non-employee
directors and their respective affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and Kodiak or any of its affiliates, they will have no duty to communicate or offer such transaction or other business opportunity to Kodiak or any of its affiliates and will not be liable to Kodiak or its stockholders or to any of its affiliates for breach of any fiduciary duty as a stockholder, director or officer of Kodiak solely by reason of the fact that they pursue or acquire such corporate opportunity for themselves, offer or direct such corporate opportunity to another Person, or do not communicate information regarding such corporate opportunity to Kodiak or any of its affiliates. The Sponsor, certain affiliates or funds associated with the Sponsor and their respective directors and officers may pursue, in their capacities other than as directors of the Kodiak Board, acquisition opportunities that may be complementary to Kodiak’s business, and, as a result, those acquisition opportunities may not be available to Kodiak. The Sponsor, certain affiliates or funds associated with the Sponsor and their respective directors and officers may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.
AACT’s executive officers and directors and their affiliates may enter into agreements concerning AACT’s securities prior to the Extraordinary General Meeting, which may have the effect of increasing the likelihood of completion of the Business Combination or decreasing the value of the AACT securities.
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public
information regarding AACT or its securities, AACT’s executive officers and directors and their affiliates may enter into a written plan to purchase AACT’s securities pursuant to Rule
10b5-1
of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. Further, at any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public
information regarding AACT or its securities, AACT’s executive officers and directors and their respective affiliates may: (i) purchase shares from institutional and other holders who vote, or indicate an intention to vote, against the Business Combination Proposal or the other Shareholder Proposals, or who elect to redeem, or indicate an intention to redeem, Public Shares; (ii) execute agreements to purchase such shares from such holders in the future; and (iii) enter into transactions with such holders to provide such holders with incentives to acquire Public Shares, vote their Public Shares in favor of the Business Combination Proposal or the other Shareholder Proposals or not redeem their Public Shares. Such an agreement may include a contractual acknowledgement that such shareholder, although still the record holder of AACT Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that AACT’s executive officers and directors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. While the exact nature of any such incentives has not been determined, they might include arrangements to protect such investors or holders against potential loss in value of their Public Shares, including the granting of put options and the transfer of shares or Private Placement Warrants owned by the Sponsor for nominal value to such investors or holders.
The purpose of such share purchases and other transactions by AACT’s executive officers and directors and their respective affiliates would be to increase the likelihood of satisfaction of the requirements that the holders of the requisite number of AACT Ordinary Shares present and voting at the Extraordinary General Meeting vote in favor of the Business Combination Proposal and the other Shareholder Proposals when it appears that such requirement would otherwise not be met.
Any such arrangements may have a depressive effect on the price of AACT Ordinary Shares. For example, as a result of these arrangements, an investor may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Extraordinary General Meeting.
Except as noted elsewhere in this proxy statement/prospectus, AACT’s directors and officers and their affiliates have not entered into any such agreements. AACT will file a Current Report on
Form 8-K
to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
The Business Combination may be materially adversely affected by difficult market and geopolitical conditions.
Global financial markets have experienced heightened volatility in recent periods, including as a result of economic and political events in or affecting the world’s major economies. Sanctions imposed by the United States and other countries in connection with hostilities between Russia and Ukraine and tensions between China and Taiwan have caused additional financial market volatility and affected the global economy. Concerns over future increases in inflation, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility. Market uncertainty and volatility have also been magnified following the 2024 U.S. presidential and congressional elections and resulting uncertainties regarding actual and potential shifts in U.S. and foreign trade, economic and other policies, including with respect to treaties and tariffs. For example, the United States has recently enacted and proposed to enact significant new and increased tariffs, including on Mexican, Canadian, and Chinese goods. Additionally, the new Presidential Administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. These events may delay or prevent us from completing the Business Combination.
Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Kodiak Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Kodiak Board’s attention and resources from our business, which may adversely affect our business, financial condition and results of operations. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. We may also be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters.
Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Securities of companies formed through mergers such as the Business Combination may experience a material decline in price relative to the share price of the Public Shares prior to the business combination.
As with most special purpose acquisition companies (each, a “
SPAC
”) initial public offerings in recent years, AACT issued shares as part of the AACT Units for $10.00 per unit upon the closing of its IPO. As with other SPACs, the $10.00 per share price of AACT reflected each share having a one-time
right to redeem such share for a pro rata portion of the proceeds held in the Trust Account prior to the closing of the Business Combination. Following the IPO the proceeds held in the Trust Account were initially equal to approximately $10.10 per share, and as of July 17, 2025 were equal to approximately $11.35 per share. Following the Closing, the shares outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the combined company, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than both the Redemption Price and the amount per share initially held in the Trust Account upon consummation of the IPO.
If AACT is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for it to complete the Business Combination or force AACT to abandon its efforts to complete an initial business combination.
If AACT is deemed to be an investment company under the Investment Company Act, the nature of its investments and its ability to issue securities may be restricted. These and other restrictions may make it difficult for AACT to complete the Business Combination or to pursue any other initial business combination.
In addition, AACT may become subject to burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure, and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
Unless AACT can qualify for an exemption from these requirements, in order not to be regulated as an investment company under the Investment Company Act it must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities. In addition, AACT’s activities may not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of its assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. AACT’s business is to identify and complete a business combination and thereafter to operate the post-business combination business or assets for the long term.
AACT does not believe that its principal activities will subject it to the Investment Company Act. To this end, the proceeds held in the Trust Account may only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7 promulgated
under the Investment Company Act that invest only in direct U.S. government treasury obligations. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term, AACT intends to avoid being deemed an “investment company” within the meaning of the Investment Company Act. AACT’s securities are not intended for persons who are seeking a return on investments in government securities or investment securities. The Trust Account is intended to hold funds pending the earliest to occur of either: (i) the completion of an initial business combination; (ii) the redemption of any Public Shares properly tendered in connection with certain shareholder votes (for example, to approve certain amendments to the Memorandum and Articles of Association); or (iii) absent the completion of an initial business combination within the Combination Period, the return of the funds held in the Trust Account to our Public Shareholders as part of their redemption of the Public Shares. If AACT does not invest the proceeds as discussed above, it may be deemed to be subject to the Investment Company Act.
In the adopting release for new rules for SPACs on July 1, 2024 (the “
2024 SPAC Rules
”), the SEC provided guidance that a SPAC’s potential status as an “investment company” depends on a variety of factors,

such as a SPAC’s duration, asset composition, business purpose and activities and “is a question of facts and circumstances” requiring individualized analysis. If AACT were deemed to be subject to the Investment Company Act, compliance with these regulatory requirements would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination. Moreover, if AACT were deemed to be an investment company, and was unable to modify its activities so that it would not be deemed an investment company, AACT may fail to satisfy a condition in the Business Combination Agreement, which could result in the termination of the Business Combination Agreement. As a result, the Public Shareholders may only receive their pro rata portion of the funds in the Trust Account that are available for distribution to Public Shareholders, and would be unable to realize the potential benefits of the Business Combination, including the possible appreciation of the combined company’s securities, and AACT Warrants may expire worthless.
Risks Related to AACT
For purposes of this subsection only, unless the context otherwise requires, all references in this section to “AACT,” “we,” “us” or “our” refer to AACT prior to the Closing and Kodiak after the Closing.
Our Sponsor, directors and executive officers have agreed to vote in favor of the Business Combination, regardless of how our Public Shareholders vote.
Our Sponsor has agreed to vote its Converted AACT Class A Ordinary Shares, and our Sponsor and our officers and directors have agreed (and their permitted transferees will agree) to vote any Public Shares held by them in favor of our initial business combination. Our Sponsor and our directors and executive officers also may from time to time purchase AACT Class A Ordinary Shares prior to our initial business combination. Our Memorandum and Articles of Association provides that, if we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution, which requires the affirmative vote of shareholders holding a majority of AACT Ordinary Shares who attend and vote at an extraordinary general meeting to approve our initial business combination.
The Sponsor holds 12,500,000 Converted AACT Class A Ordinary Shares. As a result, in addition to our Sponsor’s Converted AACT Class A Ordinary Shares, we would need 18,429,857 or 37.3% (assuming all outstanding shares are voted), or 2,964,929 or 6.0% (assuming only the minimum number of shares representing a quorum are voted), of the 49,359,712 Public Shares outstanding following the Extension to be voted in favor of the Business Combination in order to have the Business Combination approved. Accordingly, the agreement by our Sponsor and each of the members of the AACT Board and executive officers (and their respective permitted transferees) to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for the Business Combination.
The ability of our Public Shareholders to exercise redemption rights with respect to a portion of our Public Shares could increase the probability that the Business Combination will be unsuccessful and that you would have to wait for liquidation for your Public Shares to be redeemed.
We do not know how many Public Shareholders may exercise their redemption rights in connection with the Business Combination. If a larger number of Public Shares are submitted for redemption than we expect, including in connection with an extension of the Combination Period, we may need to arrange for additional debt or equity financing to provide working capital to Kodiak following the Closing. There can be no assurance that such debt or equity financing will be available to us if we need it or, if available, the terms will be satisfactory to us. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels and may increase the probability that the Business Combination does not close. If the Business Combination does not close, you will not receive your pro rata portion of the funds in the Trust Account until we complete an alternate initial business combination or liquidate the Trust Account if we do not consummate an initial business combination within the time period provided by the Memorandum and

Articles of Association. If you are in need of immediate liquidity, you could attempt to sell your Public Shares in the open market; however, at such time our Public Shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with the redemption until we liquidate or you are able to sell your shares in the open market.
Our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase Public Shares or Public Warrants from Public Shareholders, which may reduce the public “float” of our Public Shares.
Prior to the Extraordinary General Meeting, our Sponsor, directors, executive officers, advisors or their affiliates may purchase Public Shares or Public Warrants in privately negotiated transactions or in the open market from shareholders who redeem, or indicate an intention to redeem, their Public Shares, or they may enter into transactions with such persons and others to provide them with incentives to acquire Public Shares. Any Public Shares purchased by the Sponsor or its affiliates would be purchased at a price no higher than the Redemption Price for the Public Shares. For illustrative purposes, as of July 17, 2025, this would have amounted to approximately $11.35 per Public Share. Any Public Shares so purchased would not be voted by the Sponsor or its affiliates at the Extraordinary General Meeting and would not be redeemable by the Sponsor or its affiliates.
The purpose of such share purchases and other transactions would be to decrease the number of redemptions. Such incentives may include arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value. None of the funds in the Trust Account would be used to purchase Public Shares or Warrants in such transactions. Any such arrangements could have a depressive effect on the price of the Kodiak Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares such investor or holder owns, either prior to or immediately after the Extraordinary General Meeting. Further, the public “float” of our Public Shares and the number of beneficial holders of our securities may be reduced as a result of such purchases, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a Stock Exchange.
If you or a “group” of Public Shareholders are deemed to hold in excess of an aggregate of 15% of the Public Shares, you will not be able to require us to redeem all such Public Shares in excess of an aggregate of 15% of the Public Shares.
The Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO without our prior consent, which we refer to as the “Excess Shares.” This would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. However, your inability to require us to redeem the Excess Shares would reduce your influence over our ability to complete the Business Combination and you could suffer a material loss on your investment if you sell Excess Shares in open market transactions. As a result, you would continue to hold Excess Shares and, to dispose of such Excess Shares, would be required to sell your shares in open market transactions, potentially at a loss.
If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share
redemption amount received by shareholders may be less than both the Redemption Price and the initial value in the Trust Account of approximately $10.10 per Public Share.
Our placing of funds in the Trust Account may not protect those funds from third-party claims against us, including any regulatory actions successfully made against the Trust Account. Although we seek to have all material vendors, service providers (except for our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account. Such claims could include fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, the members of the AACT Board and executive officers will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party that has not executed a waiver if members of the AACT Board and executive officers believe that such third party’s engagement would be significantly more beneficial to us than any alternative. The underwriters of our IPO did not, and we expect will not execute agreements with AACT waiving such claims to the monies held in the Trust Account.
A third party may refuse to execute a waiver in numerous circumstances, such as the engagement of a third-party consultant whose particular expertise or skills are believed by members of the AACT Board and our executive officers to be superior to those of other consultants that would agree to execute a waiver or in cases where members of the AACT Board and our executive officers are unable to retain a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our Public Shares, if we have not consummated an initial business combination within the Combination Period, upon the exercise of a redemption right in connection with the Business Combination, or another initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, due to claims of such creditors, the per-share
redemption amount received by Public Shareholders could be less than both the Redemption Price and the $10.10 per Public Share initially held in the Trust Account following the IPO. Pursuant to the Letter Agreement, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.10 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations. Such liability will not apply to any claims by a third party or prospective target business that executed a waiver of rights to seek access to the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims.
We have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations. We believe that our Sponsor’s only assets are securities of AACT, and we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination, or another initial business combination, and redemptions as of the date of the liquidation of the Trust Account could be reduced to less than both the Redemption Price and the initial value of the Trust Account following the IPO of $10.10 per Public Share. In such event, we may not be able to complete the Business Combination, or another initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or members of the AACT Board will indemnify us for claims by third parties, including claims by vendors and prospective target businesses.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.
Lawsuits may be filed against AACT or its officers and members of the AACT Board in connection with the Business Combination. Defending such lawsuits could require AACT to incur significant costs and draw the attention of AACT management team away from the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination and related transactions are consummated may adversely affect Kodiak’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from becoming effective within the agreed upon timeframe.
Members of the AACT Board may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Shareholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of: (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent members of the AACT Board would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that the independent members of the AACT Board would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that the independent members of the AACT Board in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. For example, the cost of such legal action may be deemed by the independent members of the AACT Board to be too high relative to the amount recoverable. If the independent members of the AACT Board choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Shareholders at the time of liquidation may be reduced below $10.10 per Public Share.
We may not have sufficient funds to satisfy indemnification claims of the AACT Board or our executive officers.
We have agreed to indemnify our officers and members of the AACT Board to the fullest extent permitted by law. However, our officers and members of the AACT Board have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of Public Shares). Accordingly, any indemnification provided will be able to be satisfied by us only if: (i) we have sufficient funds outside of the Trust Account; or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and members of the AACT Board may discourage shareholders from bringing a lawsuit against our officers or members of the AACT Board for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and members of the AACT Board, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and members of the AACT Board pursuant to these indemnification provisions.
If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us and is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the AACT Board may be viewed as having breached their fiduciary duties to our creditors, exposing the members of the AACT Board and us to claims of punitive damages.
If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us and is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, the AACT Board may be viewed as having breached its fiduciary duty to our creditors or having acted in bad faith, exposing itself and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.
If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding-up
petition or an involuntary bankruptcy or
winding-up
petition is filed against us and is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding-up
petition or an involuntary bankruptcy or
winding-up
petition is filed against us and is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share
amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
We cannot assure you that we will be able to complete the proposed Business Combination or complete an alternative initial business combination within the Combination Period, in which case we would redeem the AACT Class A Ordinary Shares and liquidate the Trust Account, and our Public Shareholders may receive only their pro rata portion of the funds in the Trust Account that are available for distribution to Public Shareholders, and our warrants may expire worthless.
We cannot assure you that the Business Combination or another initial business combination will be consummated within the Combination Period, the period within which we are required to complete our initial business combination or be forced to redeem the AACT Class A Ordinary Shares and liquidate the Trust Account, or that an extension request will enable us to complete the Business Combination or another initial business combination. Our ability to consummate any business combination depends on a variety of factors, many of which are beyond our control. For example, uncertainties surrounding the financial markets and the viability of banks and other financial institutions may result in market volatility, which may impact our financial condition and our ability to complete an initial business combination. We are required to offer shareholders redemption rights in connection with any shareholder vote to approve a business combination, or if we seek an extension. Notwithstanding such requirement, there may be no Extraordinary General Meeting of the shareholders to vote upon the Business Combination, another initial business combination or an extension before the end of the Combination Period. Even if the Business Combination or an extension is approved by our shareholders, it is possible that redemptions will leave us with insufficient cash to consummate the Business Combination or another initial business combination on commercially acceptable terms, or at all. The fact that we will have separate redemption periods in connection with a shareholder vote upon an extension and vote upon the Business Combination could exacerbate these risks. Other than in connection with a redemption offer or liquidation, our Public Shareholders may be unable to recover their investment, except through sales of their Public Shares on the open market. The price of our securities may be volatile, and there can be no assurance that our Public Shareholders will be able to dispose of their Public Shares at favorable prices, or at all.
If we are not able to complete the Business Combination with Legacy Kodiak or complete an alternative business combination within the Combination Period, we will as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay liquidation expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public shareholders’

rights as shareholders (including the right to receive further liquidation distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and to the other requirements of applicable law. In such case, our Public Shareholders may receive only their pro rata portion of the funds in the Trust Account that are available for distribution to Public Shareholders, on the redemption of their shares, and our warrants may expire worthless. See “
—If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share
redemption amount received by shareholders may be less than both the Redemption Price and the initial value in the Trust Account of approximately $10.10 per Public Share
” and other risk factors in this proxy statement/prospectus.
We may seek to further extend the date by which AACT must consummate an initial business combination, which could have a material adverse effect on the amount held in our Trust Account and other adverse effects on AACT.
AACT may seek to further extend the date by which AACT must consummate an initial business combination, which pursuant to the Memorandum and Articles of Association, is currently January 26, 2026. Such an extension would require the approval of the holders of AACT Ordinary Shares, and Public Shareholders would be provided the opportunity to redeem all or a portion of their Public Shares. Any such redemptions may have a material adverse effect on the amount held in the Trust Account, our capitalization, principal stockholders and other impacts on AACT or AACT’s officers and members of the AACT Board, such as AACT’s ability to maintain its listing on the NYSE.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with and monitoring of applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to complete the Business Combination, and results of operations.
On July 1, 2024, the 2024 SPAC Rules became effective. Among other items, the 2024 SPAC Rules impose additional disclosure requirements in business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, including requiring disclosure of all material bases of the projections and all material assumptions underlying the projections; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act. The 2024 SPAC Rules may materially adversely affect our ability to negotiate and complete a business combination and may increase the costs and time related to a business combination.
The SEC also recently settled an enforcement action against two SPACs and their sponsor for misleading claims in advance of a proposed business combination with the sponsor agreeing to pay a $6.75 million civil penalty to settle such claims. In addition, litigation challenging completed and pending acquisitions by SPACs has increased, and in such litigation, it is possible that sponsors and/or their director designees may be held liable either for breaches of fiduciary duties owed to the SPAC’s public shareholders or for certain actions or omissions by the SPAC, including the failure by the SPAC to comply with applicable securities laws. Litigation has also arisen asserting that SPACs are violating federal securities laws by operating as unregistered investment companies. Any liabilities or expenses arising from these developments or similar claims could adversely impact our business as well as harm our reputation.

A 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023, with certain exceptions (the
“Excise Tax”
). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from whom or which the stock is repurchased. Because we are domesticating and continuing as a Delaware corporation and our securities will continue to trade on a Stock Exchange, we believe that we are a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase.
However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax.
Any redemption or other repurchase that we make after the Domestication may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax would depend on a number of factors, including: (i) the fair market value of the redemptions and repurchases in connection with the Business Combination; (ii) the nature and amount of any equity issuances in connection with the Business Combination, including the Merger and any PIPE Investment (or otherwise issued not in connection with the business combination but issued within the same taxable year of the Business Combination); and (iii) the content of regulations and other guidance from the U.S. Department of Treasury. Prior to the consummation of the Business Combination, funds in the Trust Account, including any interest thereon, will not be used to pay for any Excise Tax. If we consummate the Business Combination, any Excise Taxes from redemptions of shares of Public Shares in connection with the Business Combination would reduce the funds available to Kodiak for working capital following the Business Combination.
If the Merger does not qualify as a “reorganization” for U.S. federal income tax purposes, U.S. Holders of Legacy Kodiak Common Stock will be required to recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Legacy Kodiak Common Stock for Kodiak Common Stock and the Exchange Right in the Merger.
The U.S. federal income tax consequences of the Merger to Legacy Kodiak U.S. holders generally will depend on whether the Merger qualifies as a “reorganization” for U.S. federal income tax purposes. If the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, a Legacy Kodiak U.S. holder generally would recognize gain or loss for U.S. federal income tax purposes on each share of Legacy Kodiak Common Stock surrendered in the Merger for Kodiak Common Stock and the Earn Out Right. For a more complete discussion of the material U.S. federal income tax consequences of the Mergers, please carefully review the information set forth in the section titled “
Material U.S. Federal Income Tax Considerations of the Merger
” in this proxy statement/prospectus. Each Legacy Kodiak U.S. holder should consult its own tax advisor to determine the particular tax consequences to it in light of its own particular circumstances if the Merger fails to qualify as a reorganization for U.S. federal income tax purposes.
If the Parties believe the Merger will not satisfy the requirements of a “reorganization” pursuant to Section 368(a)(2)(E) of the Code, Legacy Kodiak and AACT may cause Kodiak OpCo to be merged with and into Kodiak (or a subsidiary thereof treated as an entity disregarded from Kodiak for U.S. federal income tax purposes) immediately after the Merger.
As discussed, the parties intend that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, under the Business Combination Agreement, if Legacy Kodiak, prior to the Effective Time, determines in good faith that there is a reasonable possibility that the Merger and related transactions will not satisfy the requirements of Section 368(a)(2)(E) of the Code, then with AACT’s consent (not to be unreasonably withheld, conditioned or delayed), Legacy Kodiak and AACT will cause Kodiak OpCo to be merged with and into Kodiak or a subsidiary disregarded from Kodiak for U.S. federal income tax purposes immediately after the Merger (the “
Second Merger
” and together with the Merger, the “
Mergers
”), with Kodiak or such subsidiary entity being the surviving entity of the Second Merger. In the event that AACT and Kodiak determine that the Second Merger shall occur, each of Legacy Kodiak and AACT intend that the Mergers, taken together, qualify as a “reorganization” pursuant to Section 368(a) of the Code. Assuming the Mergers so qualify, the U.S. federal income tax consequences to Legacy Kodiak U.S. holders will generally be the same as described in this proxy statement/prospectus assuming the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to a Legacy Kodiak U.S. holder will generally be the same as described in this proxy statement/prospectus assuming the Merger did not qualify as a reorganization within the meaning of Section 368(a) of the Code. For a more complete discussion of the material U.S. federal income tax consequences of the Merger generally, please carefully review the information set forth in the section titled “
Material U.S. Federal Income Tax Considerations of the Merger
” in this proxy statement/prospectus.
Our shareholders may be held liable for claims by third parties against AACT to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it were proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors or as having acted in bad faith, exposing themselves and AACT to claims, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We, members of the AACT Board and our officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable for a fine of $18,293 and imprisonment for five years in the Cayman Islands.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate an initial business combination, require substantial financial and management resources, and increase the time and costs of completing the Business Combination or an alternative initial business combination.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. In the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination or an alternative initial business combination.
Our agreement with our Sponsor and our executive officers and members of the AACT Board may be amended without shareholder approval.
Our agreement with our Sponsor and our executive officers and members of the AACT Board contains provisions relating to transfer restrictions of the AACT Ordinary Shares and Private Placement Warrants, indemnification of the Trust Account, waiver of redemption rights and participation in liquidating distributions from the Trust Account. The agreement may be amended without shareholder approval. While we do not expect the AACT Board to approve any amendments to the agreement prior to our initial business combination, it may be possible that the AACT Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the agreement. Any such amendments to the agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. Concurrently with the execution of the Business Combination Agreement, our Sponsor entered into the Sponsor Support Agreement with Legacy Kodiak and AACT, pursuant to which our Sponsor agreed to vote their shares in favor of all Shareholder Proposals being presented at the Extraordinary General Meeting. Amendment of the Sponsor Support Agreement would require approval from Legacy Kodiak and the other parties to such agreement, but would not require approval from our shareholders.
You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your Public Shares or AACT Warrants, potentially at a loss.
Our Public Shareholders will be entitled to receive funds from the Trust Account only upon: (i) our completion of an initial business combination, and then only in connection with those AACT Class A Ordinary Shares that such shareholder properly elected to redeem, subject to the limitations described in this proxy statement/prospectus; (ii) the redemption of any Public Shares properly tendered in connection with certain shareholder votes (for example, to approve certain amendments to the Memorandum and Articles of Association); and (iii) the redemption of our Public Shares if we have not consummated an initial business combination within the Combination Period, in each case subject to applicable law and as further described in this proxy statement/prospectus. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Holders of Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the Public Warrants. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or Public Warrants, potentially at a loss.
AACT may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least 50% of the then-outstanding warrants. As a result, the exercise price of your Public Warrants could be increased, the exercise period could be shortened and the number of AACT Class A Ordinary Shares purchasable upon exercise of a Public Warrant could be decreased, all without your approval.
The Public Warrants are issued under the Warrant Agreement. The Warrant Agreement provides that the terms of the Public Warrants may be amended with the approval of the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the purchase agreement with respect to the Private Placement Warrants, 50% of the number of the then-outstanding Private Placement Warrants. Examples of such amendments could be to increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of AACT Class A Ordinary Shares purchasable upon exercise of a warrant.
The Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with AACT.
Subject to applicable law, the Warrant Agreement provides that: (i) any action, proceeding, claim or dispute against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York; and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. However, with respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, there is uncertainty as to whether a court would enforce this provision, because Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the U.S. are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the AACT Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the U.S. District Court for the Southern District of New York (a “
foreign action
”) in the name of any holder of the AACT Warrants, such holder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “
enforcement action
”), and (ii) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This
choice-of-forum
provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with AACT, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and members of the AACT Board.
A provision of our Warrant Agreement may make it more difficult for us to consummate the Business Combination or an alternative initial business combination.
Unlike most blank check companies, if: (i) we issue additional AACT Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per AACT Ordinary Share (with such issue price or effective issue price to be determined in good faith by the AACT Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any AACT Converted Class A Ordinary Shares held by the Sponsor or its affiliates, prior to such issuance) (the “
Newly Issued Price
”); (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest earned on such issuances, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions); and (iii) the volume weighted average trading price of AACT Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which we consummate an initial business combination (such price, the “
Market Value
”) is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate the Business Combination or an alternative initial business combination.
Even if we consummate the Business Combination, there is no guarantee that the Kodiak Warrants will ever be in the money, and they may expire worthless.
Upon the Closing, the AACT Warrants will become Kodiak Warrants. The exercise price for the Kodiak Warrants will be $11.50 per share of Kodiak Common Stock, subject to adjustment. There is no guarantee that the Kodiak Warrants, following the Business Combination, will ever be in the money prior to their expiration, and as such, the Kodiak Warrants may expire worthless.

Your Public Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you.
We may redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, if the closing price of Kodiak Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, and if certain other conditions are met. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem Public Warrants even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding Public Warrants could force you to: (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.
After the Closing, a significant number of shares of Kodiak Common Stock will be subject to issuance upon exercise of Kodiak Warrants, which may result in dilution to Kodiak stockholders.
We issued 25,000,000 Public Warrants to purchase 25,000,000 of our AACT Class A Ordinary Shares as part of the AACT Units offered in the IPO and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 14,300,000 Private Placement Warrants, each exercisable to purchase one AACT Class A Ordinary Share at $11.50 per share, subject to adjustment. In addition, as of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT. The Sponsor may convert up to $2.0 million of such loans into up to an additional 2,000,000 Private Placement Warrants, at the price of $1.00 per warrant.
As of the date of this proxy statement/prospectus, our Sponsor has extended to us Overfunding Loans of $5.0 million, which will, in the Sponsor’s discretion, either be repaid upon the closing of an initial business combination or converted into warrants of the post-business combination entity at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. Upon the Domestication, all of the outstanding AACT Warrants will be convert into the Kodiak Warrants, which will entitle the holders to purchase shares of Kodiak Common Stock. Such Kodiak Warrants, when exercised, will increase the number of issued and outstanding shares and may reduce the market price of the Kodiak Common Stock. To the extent that the Sponsor elects to receive Kodiak Warrants in lieu of the repayment in cash of the Working Capital Loans and/or the Overfunding Loans and subsequently exercises such Kodiak Warrants, the resulting issuances of Kodiak Common Stock would result in additional dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak and would increase the Sponsor’s ownership by a maximum of 1.7% on a fully diluted basis and assuming maximum redemptions.
You may only be able to exercise your Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Kodiak Common Stock from such exercise than if you were to exercise such Public Warrants for cash.
The Warrant Agreement provides that in the following circumstances holders of Public Warrants who seek to exercise their Public Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Kodiak’s Common Stock issuable upon exercise of the Public Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if Kodiak has so elected and the shares of Kodiak Common Stock are at the time of any exercise of a Public Warrant not listed on a Stock Exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption.

If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the Public Warrants for that number of shares of Kodiak Common Stock equal to the quotient obtained by dividing: (i) the product of the number of shares of Kodiak Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” of shares of Kodiak Common Stock (as defined in the next sentence) over the exercise price of the Public Warrants by (ii) the fair market value. The “fair market value” is the average reported closing price of the shares of Kodiak Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Public Warrants, as applicable. As a result, you would receive fewer shares of Kodiak Common Stock from such exercise than if you were to exercise such Public Warrants for cash.
Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption will cause holders to receive fewer shares of Kodiak Common Stock upon exercise than they would have received had they been able to pay the exercise price of their warrants in cash.
If we call the warrants for redemption, we may require all holders that wish to exercise warrants to do so on a cashless basis. If we elect to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of Kodiak Common Stock received by a holder upon exercise will be less than if such holder exercised his or her warrant for cash. For example, if the holder is exercising 875 Public Warrants at $11.50 per share through a cashless exercise when the Kodiak Common Stock has a fair market value of $17.50 per share, then upon the cashless exercise the holder will receive 300 shares of Kodiak Common Stock. The holder would have received 875 shares of Kodiak Common Stock if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in us because the warrant holder will hold a smaller number of shares of Kodiak Common Stock upon a cashless exercise of the warrants.
There is substantial doubt about our ability to continue as a “going concern.” Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
The date by which we must consummate an initial business combination is currently January 26, 2026. There can be no assurance that we will be able to consummate an initial business combination by this time or that we will be able to successfully extend the date by which we must consummate an initial business combination. If an initial business combination is not consummated within the Combination Period, there will be a mandatory liquidation of the Trust Account. Accordingly, our management has determined that the mandatory liquidation of the Trust Account, should an initial business combination not occur, raises substantial doubt about our ability to continue as a going concern.
The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from our inability to continue as a going concern. Please see the section of this proxy statement/prospectus entitled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of AACT—Going Concern Considerations, Liquidity, and Capital Resources
” for additional information.
If the Adjournment Proposal is not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal, the AACT Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in circumstances where such adjournment is necessary to permit the Business Combination to be approved.
If, at the Extraordinary General Meeting, the AACT Board determines that it would be in the best interests of AACT to adjourn the Extraordinary General Meeting to give AACT more time to consummate the Business Combination for whatever reason (such as if the Business Combination Proposal is not approved, or if additional time is needed to fulfill other closing conditions), the AACT Board will seek approval to adjourn the

Extraordinary General Meeting to a later date or dates. If the Adjournment Proposal is not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal, the AACT Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in order to solicit further votes or take other steps to cause the conditions to the Business Combination to be satisfied. In such event, the Business Combination would not be completed.

EXTRAORDINARY GENERAL MEETING OF AACT
General
AACT is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the AACT Board for use at the Extraordinary General Meeting. This proxy statement/prospectus provides AACT shareholders with information they need to know to be able to vote or direct their vote to be cast at the Extraordinary General Meeting.
Date, Time and Place of the Extraordinary General Meeting
The Extraordinary General Meeting will be held on    , 2025 at     , Eastern Time. For the purposes of the Memorandum and Articles of Association, the physical place of the meeting will be at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022. However, in order to facilitate access for AACT’s shareholders, the Extraordinary General Meeting will be held in virtual meeting format at https://www.cstproxy.com/aresacquisitioncorporationii/egm2025. There is no requirement to attend the Extraordinary General Meeting in person. Shareholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person
Extraordinary General Meeting. In particular, shareholders may submit questions in advance of the Extraordinary General Meeting by following the instructions and rules of conduct on the Extraordinary General Meeting website. You can participate in the Extraordinary General Meeting and vote via live webcast by visiting https://www.cstproxy.com/aresacquisitioncorporationii/egm2025.
You can
pre-register
to attend the virtual Extraordinary General Meeting starting       , 2025 at 9:00 a.m., Eastern Time (three business days prior to the meeting date). Enter the URL address into your browser https://www.cstproxy.com/aresacquisitioncorporationii/egm2025, enter your control number, name and email address. Once you pre-register
you can vote or enter questions in the chat box. At the start of the Extraordinary General Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.
Shareholders who hold their investments through a bank or broker will need to contact the Transfer Agent to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker. If you would like to join and not vote, the Transfer Agent will issue you a guest control number with proof of ownership. In either case you must contact the Transfer Agent for specific instructions on how to receive the control number. The Transfer Agent can be contacted at (917)
262-2373
or via email at proxy@continentalstock.com. Please allow up to 72 hours prior to the meeting for processing your control number.
If you do not have access to the internet, you can listen to the meeting by dialing 1
800-450-7155
(toll-free) (or +1
857-999-9155
if you are located outside the United States and Canada (standard rates apply)) and when prompted enter 8489057#. Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.
You may attend, vote and examine the list of shareholders entitled to vote at the Extraordinary General Meeting by visiting https://www.cstproxy.com/aresacquisitioncorporationii/egm2025 and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials.
Purpose of the Extraordinary General Meeting
At the Extraordinary General Meeting, AACT is asking holders of AACT Ordinary Shares to consider and vote upon:

•	the Business Combination Proposal. A current copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A ;

•	the Domestication Proposal. The Proposed Certificate of Incorporation is attached to this proxy statement/prospectus as Annex D ;

•	the Stock Issuance Proposal;

•	the Organizational Documents Proposal. The Proposed Certificate of Incorporation and the Proposed Bylaws are attached to this proxy statement/prospectus as Annex D and Annex E , respectively;

•	the Advisory Organizational Documents Proposals;

•	the Incentive Plan Proposal. A form of 2025 EIP is attached to this proxy statement/prospectus as Annex G ;

•	the Employee Stock Purchase Plan Proposal. A form of ESPP is attached to this proxy statement/prospectus as Annex H ;

•	the Director Election Proposal; and

•	the Adjournment Proposal, if presented to the Extraordinary General Meeting.
Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Advisory Organizational Documents Proposals are conditioned on the approval of each of the Condition Precedent Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of AACT. Accordingly, the AACT Board and the Special Committee unanimously recommend that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Proposal, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Employee Stock Purchase Plan Proposal, “FOR” the approval of the Director Election Proposal and “FOR” the approval of the Adjournment Proposal, if presented to the Extraordinary General Meeting.
Record Date; Who is Entitled to Vote
AACT shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned AACT Ordinary Shares at the close of business on       , 2025, which is the “Record Date” for the Extraordinary General Meeting. Shareholders will have one vote for each AACT Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. AACT Warrants do not have voting rights. As of the close of business on the Record Date for the Extraordinary General Meeting, there were        AACT Ordinary Shares issued and outstanding, of which        were issued and outstanding Public Shares.
The Sponsor and each director and each officer of AACT have agreed to vote in favor of the Business Combination, and to waive their redemption rights in connection with the Closing with respect to any AACT Ordinary Shares held by them. None of the Sponsor, directors or officers received separate consideration for their waiver of redemption rights. The AACT Ordinary Shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
Redemption Price. As of the Record Date, the Sponsor owns   % of the issued and outstanding AACT Ordinary Shares.

Quorum
The presence, in person, virtually or by proxy, of shareholders holding a majority of the AACT Ordinary Shares at the Extraordinary General Meeting constitutes a quorum at the Extraordinary General Meeting. Abstentions will be considered present for the purposes of establishing a quorum. The Sponsor owns        % of the issued and outstanding AACT Ordinary Shares as of the Record Date, which will count towards this quorum. As a result, as of the Record Date, in addition to the shares of the Sponsor,        AACT Ordinary Shares held by public shareholders would be required to be present at the Extraordinary General Meeting to achieve a quorum.
Abstentions and Broker
Non-Votes
Abstentions will be considered present for the purposes of establishing a quorum but, as a matter of Cayman Islands law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of the proposals voted upon at the Extraordinary General Meeting.
Under NYSE rules, if a shareholder holds their shares in “street” name through a bank, broker or other nominee and the shareholder does not instruct their broker, bank or other nominee how to vote their shares on a proposal, the broker, bank or other nominee has the authority to vote the shares in its discretion on certain “routine” proposals. However, banks, brokers and other nominees are not authorized to exercise their voting discretion on
“non-routine”
proposals. This can result in a “broker
non-vote,”
which occurs on a proposal when: (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of shareholders; (ii) there are one or more
“non-routine”
proposals to be voted on at the meeting for which the bank, broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares; and (iii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a
“non-routine”
proposal.
We believe that all of the proposals to be voted on at the Extraordinary General Meeting will be considered non-routine
matters. As a result, if you hold your shares in street name, your bank, brokerage firm or other nominee cannot vote your shares on the proposals to be voted on at the Extraordinary General Meeting without your instruction.
Vote Required for Approval
The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Business Combination Proposal at the Extraordinary General Meeting. The Business Combination does not require the approval of a majority of the unaffiliated securityholders of AACT. The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Domestication Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Domestication Proposal at the Extraordinary General Meeting. The Domestication Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Domestication Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Stock Issuance Proposal at the Extraordinary General Meeting. The Stock Issuance Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Stock Issuance Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Organizational Documents Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Organizational Documents Proposal at the Extraordinary General Meeting. The Organizational Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Advisory Organizational Documents Proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Advisory Organizational Documents Proposals at the Extraordinary General Meeting. The Advisory Organizational Documents Proposals is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Advisory Organizational Documents Proposals will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Incentive Plan Proposal at the Extraordinary General Meeting. The Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Incentive Plan Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Employee Stock Purchase Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Employee Stock Purchase Plan Proposal at the Extraordinary General Meeting. The Employee Stock Purchase Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Employee Stock Purchase Plan Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Director Election Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Director Election Proposal at the Extraordinary General Meeting. The Director Election Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Director Election Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Adjournment Proposal at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal.

Voting Your Shares
If you were a holder of record of AACT Ordinary Shares as of the close of business on the Record Date, you may vote with respect to the proposals in person or virtually at the Extraordinary General Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Your proxy card shows the number of AACT Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
If you are a holder of record of the AACT Ordinary Shares, including those shares held as a constituent part of AACT Units, you may vote virtually at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, AACT urges you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope. You may still attend the Extraordinary General Meeting and vote in person even if you have already voted by proxy.
If your AACT Ordinary Shares, including those shares held as a constituent part of AACT Units, are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Extraordinary General Meeting. However, since you are not the holder of record, you may not vote your shares virtually at the Extraordinary General Meeting unless you request and obtain a valid proxy from your broker or other agent. Beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other nominee) who wish to attend the Extraordinary General Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and
e-mail
a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who
e-mail
a valid legal proxy will be issued a
12-digit
meeting control number that will allow them to register to attend and participate in the online Extraordinary General Meeting. After contacting the Transfer Agent, a beneficial holder will receive an
e-mail
prior to the Extraordinary General Meeting with a link and instructions for entering the Extraordinary General Meeting online. Beneficial shareholders should contact the Transfer Agent at least five business days prior to the date of the Extraordinary General Meeting in order to ensure access.
Revoking Your Proxy
If you authorize a proxy, you may revoke it at any time at or before the Extraordinary General Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify AACT’s CEO in writing to Ares Acquisition Corporation II, 245 Park Avenue, 44th Floor, New York, NY 10167, before the Extraordinary General Meeting that you have revoked your proxy; or

•	you may attend the Extraordinary General Meeting, revoke your proxy, and vote in person or virtually, as indicated above.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.
Who Can Answer Your Questions about Voting Your Shares
If you are an AACT shareholder and have questions about how to vote or direct a vote in respect of your AACT Ordinary Shares, you may call Sodali, AACT’s proxy solicitor, by calling (800)
662-5200
(toll-free), or if you are a bank or a broker, by calling (203)
658-9400,
or by emailing AACT.info@investor.sodali.com.

Redemption Rights
Pursuant to the Memorandum and Articles of Association, a Public Shareholder may request to redeem all or a portion of its Public Shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)
(i) hold Public Shares or (ii) hold Public Shares through AACT Units and elect to separate your AACT Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares;

(b)
submit a written request to the Transfer Agent, including the legal name, phone number and address of the beneficial owner of the Public Shares for which redemption is requested, that Kodiak redeem all or a portion of your Public Shares for cash; and

(c)	deliver the certificates for your Public Shares (if any) along with the redemption forms to Transfer Agent, physically or electronically through DTC.
Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to the Redemption Deadline in order for their Public Shares to be redeemed.
Therefore, the election to exercise redemption rights will occur prior to the Domestication, but the redemption will be with respect to the Kodiak Common Stock that an electing Public Shareholder holds after the Domestication. For the purposes of the Memorandum and Articles of Association, the exercise of redemption rights will be treated as an election to have such Public Shares redeemed for cash and references in this proxy statement/prospectus to “redemption” or “redeeming” will be interpreted accordingly. Immediately following the Domestication and the Closing, Kodiak will satisfy the exercise of redemption rights by redeeming the corresponding shares of Kodiak Common Stock issued to the Public Shareholders that validly exercised their redemption rights.
Public Shareholders may elect to redeem all or a portion of the Public Shares held by them, regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a Public Shareholder properly exercises its redemption rights to redeem all or a portion of the Public Shares that it holds and timely delivers the certificates for its shares (if any) along with the redemption forms to the Transfer Agent, Kodiak will redeem such Public Shares for a per-share
price, payable in cash, equal to the pro rata portion of the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the Trust Account (net of taxes paid or payable, if any). For illustrative purposes, as of July 17, 2025, this would have amounted to approximately $11.35 per issued and outstanding Public Share. If a Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Public Shares for cash and will no longer own Public Shares.
If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through DTC’s DWAC (deposit withdrawal at custodian) system. The Transfer Agent will typically charge the tendering broker approximately $80 and it would be up to the broker to decide whether to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their Public Shares.
Any request for redemption, once made by a holder of AACT Class A Ordinary Shares, may not be withdrawn following the Redemption Deadline, unless the AACT Board determines (in its sole discretion) to permit such withdrawal of a redemption request (which it may do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by the Transfer Agent prior to the Redemption Deadline and, following such deadline, with AACT’s consent, prior to the Extraordinary General Meeting. No request for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically through DTC) to the Transfer Agent by the Redemption Deadline.
Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares sold in the IPO. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares sold in the IPO, then any such shares in excess of that 15% limit would not be redeemed for cash.
Our Sponsor, officers and directors have agreed to, among other things, vote in favor of the Business Combination and waive their redemption rights in connection with the Closing with respect to any AACT Ordinary Shares held by them. The AACT Ordinary Shares held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share
Redemption Price. As of the Record Date, the Sponsor owns  % of the issued and outstanding AACT Ordinary Shares.
Holders of the AACT Warrants will not have redemption rights with respect to the AACT Warrants.
The closing price of Public Shares on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, was $11.38. As of July 17, 2025, funds in the Trust Account totaled $560.2 million and were comprised entirely of U.S. government securities, within the meaning of Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by AACT meeting conditions of Rule
2a-7
under the Investment Company Act, as determined by AACT, until the earlier of (i) the consummation of a business combination and (ii) the distribution of the Trust Account.
Prior to exercising redemption rights, Public Shareholders should verify the market price of the Public Shares as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. AACT cannot assure its shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the Redemption Price, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their Public Shares.
Appraisal Rights
Neither AACT’s shareholders nor the holders of Public Warrants have appraisal rights in connection with the Business Combination or the Domestication under the Companies Act or under the DGCL.
Proxy Solicitation
AACT is soliciting proxies on behalf of the AACT Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. AACT has engaged Sodali to assist in the solicitation of proxies for the Extraordinary General Meeting. AACT and its directors and officers and employees may also solicit proxies in person. AACT will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
AACT will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of this proxy statement/prospectus and the related proxy materials. AACT will pay Sodali a fee of $30,000 plus disbursements, reimburse Sodali for its reasonable out-of-pocket
expenses and

indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as AACT’s proxy solicitor. AACT will reimburse brokerage firms and other custodians for their reasonable out-of-pocket
expenses for forwarding this proxy statement/prospectus and the related materials to AACT shareholders. AACT’s directors and officers and employees of AACT who solicit proxies will not be paid additional compensation for soliciting.
AACT Shareholders
As of the Record Date, there are       AACT Ordinary Shares issued and outstanding, which includes 12,500,000 Converted AACT Class A Ordinary Shares held by the Sponsor, and      Public Shares. As of the Record Date, there is outstanding an aggregate of 39,300,000 AACT Warrants, which includes 14,300,000 Private Placement Warrants held by the Sponsor and 25,000,000 Public Warrants.
Potential Purchases of Public Shares
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public
information regarding AACT, Legacy Kodiak, or its or their securities, the Sponsor, directors, executive officers, advisors or their affiliates may purchase Public Shares in privately negotiated transactions or in the open market from shareholders who redeem, or indicate an intention to redeem, their Public Shares, or they may enter into transactions with such persons and others to provide them with incentives to acquire Public Shares. Any Public Shares purchased by the Sponsor or its affiliates would be purchased at a price no higher than the Redemption Price for the Public Shares. For illustrative purposes, as of July 17, 2025, this would have amounted to approximately $11.35 per Public Share. Any Public Shares so purchased would not be voted by the Sponsor or its affiliates at the Extraordinary General Meeting and would not be redeemable by the Sponsor or its affiliates.
The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to provide additional equity financing. This may result in the completion of the Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value.
However, other than as expressly stated in this proxy statement/prospectus, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. AACT will file a Current Report on Form
8-K
prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of AACT Class A Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of AACT Class A Ordinary Shares for which AACT has received redemption requests.
Any such arrangements may have a depressive effect on the price of Kodiak Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares such investor or holder owns, either prior to or immediately after the Extraordinary General Meeting. The public “float” of AACT’s Public Shares and the number of beneficial holders of AACT’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of AACT’s securities on a Stock Exchange.

THE BUSINESS COMBINATION PROPOSAL
Business Combination Agreement
This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement. A current copy of the Business Combination Agreement is attached as
Annex A
to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties to the Business Combination Agreement made to each other as of the Signing Date and/or other specific dates. The assertions and obligations embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also qualified in part by the underlying disclosure letters delivered by the parties (the “
Disclosure Letters
”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The Disclosure Letters were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the Record Date. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about AACT, Legacy Kodiak, or any other matter.
Structure of the Business Combination
On the Signing Date, AACT entered into the Business Combination Agreement by and among AACT, Merger Sub and Legacy Kodiak. Pursuant to the Business Combination Agreement, among other things, following the Domestication, Merger Sub will merge with and into Legacy Kodiak, with Legacy Kodiak surviving, resulting in Legacy Kodiak becoming a direct wholly-owned subsidiary of AACT.
Prior to and as a condition of the Business Combination, pursuant to the Domestication, AACT will deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a Delaware corporation in accordance with the DGCL and the Companies Act.
Business Combination Consideration
The consideration to be received by the Legacy Kodiak Securityholders in the Business Combination will be equal to the Aggregate Consideration to be issued at the Closing, and, to the extent issuable pursuant to the Business Combination Agreement, the Earn Out Securities described below.
Prior to the Closing: (i) each share Legacy Kodiak Preferred Stock issued and outstanding immediately prior to the Effective Time, will be converted into shares of Legacy Kodiak Common Stock, at the applicable conversion rate for such share; (ii) each SAFE outstanding immediately prior to the Effective Time, will be converted into shares of Legacy Kodiak Common Stock, at the applicable conversion rate; and (iii) all $28.3 million of Second Lien Loans (not including the Exchanged SAFE Loan), including the (A) $20.0 million of the Second Lien Loans provided by the Sponsor Affiliate Investor and (B) $5.0 million of delayed draw Second Lien Loans, will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. In addition, at the Sponsor Affiliate Investor’s option, the $10.0 million Exchanged SAFE Loan will be convertible into Second Lien Conversion Shares and subsequently into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price prior to Closing. We expect the Exchanged SAFE Loan, together with accrued and unpaid interest, to be repaid in cash at maturity on October 1, 2026.
At the Closing:

(a)
each share of Legacy Kodiak Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and Cancelled Shares (each term as defined in the Business Combination Agreement), will be converted into the right to receive, without interest and subject to any applicable tax withholding, the Per Share Merger Consideration;

(b)
each issued, outstanding and unexercised warrant to purchase shares of Legacy Kodiak Common Stock as of immediately as of immediately prior to the Effective Time will be either (i) net exercised in exchange for shares of Legacy Kodiak Common Stock in accordance with its terms and cancelled, extinguished, retired or shall otherwise cease to exist and the holder of such warrants shall cease to have any rights with respect thereto, other than with respect to the Legacy Kodiak Common Stock into which such warrants have been exchanged or (ii) assumed and converted into a comparable warrant to purchase shares of Kodiak Common Stock, in each case, pursuant to the terms of such warrant;

(c)
each issued, outstanding and unexercised option to purchase shares of Legacy Kodiak Common Stock (whether vested or unvested) as of immediately prior to the Effective Time will be assumed and converted into a comparable option to purchase shares of Kodiak Common Stock determined in accordance with the Business Combination Agreement; and

(d)
Kodiak will contribute to Kodiak OpCo the Available Closing Cash equal to, as of immediately prior to the Closing, the sum of
(without duplication): (a) all amounts in the Trust Account, less (i) amounts required for the redemptions of Public Shares by Public Shareholders and related excise taxes as determined in accordance with the Business Combination Agreement and (ii) transaction expenses of Legacy Kodiak and AACT;
plus
(b) the aggregate proceeds, if any, actually received by AACT from the PIPE Investment;
plus
(c) all other cash and cash equivalents of AACT, determined in accordance with GAAP as of 11:59 p.m. Eastern Time on the day immediately preceding the Closing Date.

As part of the Business Combination, Legacy Kodiak Securityholders will receive or be eligible to receive, on a pro rata basis, up to an aggregate of 75,000,000 shares of the Earn Out Securities upon satisfaction of certain milestones. The Earn Out RSU will be issued shortly following Closing and be subject to certain service-based vesting conditions. The Kodiak Common Stock portion of the Earn Out Securities will be issued upon achievement of the applicable milestones. In addition to such milestone vesting conditions, the vesting of each Earn Out RSU will be subject to certain service-based vesting conditions. An initial 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds the Triggering Event I Threshold for a period of at least 20 out of 30 consecutive trading days. An additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds the Triggering Event II Threshold for a period of at least 20 out of 30 consecutive trading days. The remaining 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak securityholders, if, within the Earn Out Period, the volume weighted average closing sale price of Kodiak Common Stock equals or exceeds the Triggering Event III Threshold, for a period of at least 20 out of 30 consecutive trading days.
Representations and Warranties
The Business Combination Agreement contains representations and warranties of AACT, Merger Sub and Legacy Kodiak, certain of which are qualified by materiality and material adverse effect (as defined below) and may be further modified and limited by the Disclosure Letters. See
“—Legacy Kodiak Material Adverse Effect
” and
“—AACT Material Adverse Effect”
below. The representations and warranties of AACT are also qualified by information included in AACT’s public filings, filed or submitted to the SEC on or prior to the Signing Date (subject to certain exceptions contemplated by the Business Combination Agreement).
Representations and Warranties of Legacy Kodiak
The Business Combination Agreement contains representations and warranties of Legacy Kodiak and its subsidiaries relating to, among other things, organization and standing, authorization, capitalization, subsidiaries and investments, no conflict, government consents and filings, financial statements, undisclosed liabilities, absence of certain changes, compliance with laws, government contracts, company permits, litigation, material contracts, intellectual property, taxes and tax returns, real property, personal property, labor and employment matters, benefit plans, environmental matters, transactions with related persons, insurance, top customers and suppliers, certain business practices, the Investment Company Act, finders and brokers, independent investigation, information supplied, and that there are no additional representations or warranties.
Representations and Warranties of AACT
The Business Combination Agreement contains representations and warranties of AACT and Merger Sub relating to, among other things, organization and standing, authorization, government approvals, non-contravention,
capitalization, SEC filings and financial statements, internal controls, absence of certain changes, undisclosed liabilities, compliance with laws, legal proceedings, orders, permits, taxes and tax returns, properties, the Investment Company Act, the Trust Account, finders and brokers, insurance, information supplied, independent investigation, employees and benefit plans, transactions with AACT related persons, and that there are no additional representations and warranties.
Legacy Kodiak Material Adverse Effect
Under the Business Combination Agreement, certain of these representations and warranties of Legacy Kodiak are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Business Combination Agreement, “
Legacy Kodiak Material Adverse Effect
” means any event, state of facts, development, circumstance, condition, change, occurrence or effect (“
Event
”), that: (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Legacy Kodiak, including the Event described in the Disclosure Letters; or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent Legacy Kodiak from consummating the Business Combination. Notwithstanding the foregoing, in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Legacy Kodiak Material Adverse Effect pursuant to the foregoing clause:

(a)	any change in applicable laws or GAAP or any interpretation of such laws or GAAP following the Signing Date;

(b)	any change in interest rates or economic, political, business or financial market conditions generally;

(c)	the taking of any action required by the Business Combination Agreement;

(d)	any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences) or change in climate;

(e)	any epidemic, pandemic, other disease outbreak;

(f)
any acts of terrorism or war, the outbreak or escalation of hostilities or civil disobedience, geopolitical conditions, local, national or international political conditions, and in each of clauses (d), (e), and (f), any actions or omissions that are taken in compliance with applicable law or any directive or guideline of any governmental authority in connection with any of the foregoing in clauses (d), (e) and (f);

(g)
any failure of Legacy Kodiak to meet any projections or forecasts (provided that this clause (g) does not prevent a determination that any Event not otherwise excluded from this definition of Legacy Kodiak Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Legacy Kodiak Material Adverse Effect);

(h)
any Events generally applicable to the industries or markets in which Legacy Kodiak operates (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers);

(i)	any Event proximately caused by the announcement, pendency, or consummation of the Business Combination Agreement, except as provided in the Business Combination Agreement; or

(j)	any action taken by, or at the request of, AACT.
Notwithstanding the foregoing, any Event referred to in clauses (a), (b), (d), (e), (f) or (h) above may be taken into account in determining if a Legacy Kodiak Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Legacy Kodiak, relative to similarly situated companies in the industry in which Legacy Kodiak conducts its operations.
AACT Material Adverse Effect
Under the Business Combination Agreement, certain representations and warranties of AACT are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, “
AACT Material Adverse Effect
” means any Event that: (i) has had or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of AACT or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent AACT or Merger Sub from consummating the Business Combination. Notwithstanding the foregoing, no change or effect related to any of the following, alone or in combination, will be taken into account in determining whether an AACT Material Adverse Effect has occurred:

(a)	changes or proposed changes in applicable law, or regulations or interpretations of applicable law or regulations or decisions by courts or any governmental authority after the Signing Date;

(b)	changes or proposed changes in GAAP (or any interpretation of GAAP) after the Signing Date;

(c)
any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world;

(d)	the taking of any action required by the Business Combination Agreement;

(e)	any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences) or change in climate;

(f)	any epidemic, pandemic, other disease outbreak;

(g)
any acts of terrorism or war, the outbreak or escalation of hostilities or civil disobedience, geopolitical conditions, local, national or international political conditions, and in the case of each of clauses (e), (f) and (g), any actions or omissions which are taken in compliance with applicable law or any directive or guideline of any Governmental Authority in connection with any of the foregoing in clauses (e), (f) or (g);

(h)
any failure of AACT to meet any projections or forecasts (provided that this clause (h) does not prevent a determination that any Event not otherwise excluded from this definition of AACT Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in an AACT Material Adverse Effect);

(i)	any Events generally applicable in the industries or markets in which AACT does business;

(j)	any Event proximately caused by the announcement, pendency or consummation of this Agreement, except as provided in the Business Combination Agreement;

(k)	any action taken by or at the request of Legacy Kodiak;

(l)	the number of AACT Shareholders electing a Redemption (or any Redemption in connection with an Extension); or

(m)
any change in the market price or trading volume of the AACT Class A Ordinary Shares or the AACT Common Warrants (notwithstanding the foregoing, clause (m) shall not prevent a determination that any Event not otherwise excluded from this definition of AACT Material Adverse Effect underlying such change in the market price or trading volume of the AACT Class A Ordinary Shares or the AACT Common Warrants has resulted in a Purchaser Material Adverse Effect).

Notwithstanding the foregoing, any Event referred to in clauses (a), (b), (e), (f) or (g) above may be taken into account in determining if an AACT Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of AACT, relative to similarly situated companies in the industry in which AACT conducts its operations.
Survival of Representations and Warranties
Except in the case of Fraud, as defined in the Business Combination Agreement, or as otherwise provided in the Business Combination Agreement, none of the representations and warranties, covenants, obligations or other agreements in the Business Combination Agreement or in any other certificate, statement or instrument delivered pursuant to the Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, will survive the Closing (and there will be no liability after the Closing in respect of such provisions). The covenants and agreements contained in the Business Combination Agreement that by their terms expressly apply in whole or in part after the Closing, will survive only with respect to any breaches occurring after the Closing.
Covenants and Agreements
Legacy Kodiak has made covenants relating to, among other things, access and information, cooperation, conduct of business, financial information, no trading, obtaining approval of the Legacy Kodiak Stockholders, tax matters, and affiliate agreements.
AACT has made covenants relating to, among other things, access and information, cooperation, conduct of business, AACT public filings, the Trust Account, tax matters, AACT shareholder approval, employee matters, an extension, and the Domestication.
Conduct of Business of Legacy Kodiak
Legacy Kodiak has agreed that from the Signing Date through the earlier of the termination of the Business Combination Agreement or the Closing (the “
Interim Period
”), it will, subject to certain specified exceptions (including as set forth on the disclosure letter dated as of the Signing Date delivered by Legacy Kodiak to AACT (the “
Legacy Kodiak Disclosure Letter
”)) pursuant to the Business Combination Agreement, as consented to by AACT in writing (which consent will not be unreasonably withheld, conditioned or delayed) or as required by applicable law, use commercially reasonable efforts to:

•	conduct its business, in all material respects, in the ordinary course of business;

•	comply in all material respects with all laws applicable to Legacy Kodiak and its business, assets and employees;

•	preserve intact, in all material respects, Legacy Kodiak’s business organizations and ongoing business; and

•	maintain Legacy Kodiak’s existing relations and goodwill with its customers, suppliers, distributors, and creditors.
During the Interim Period, Legacy Kodiak also agreed not to, subject to certain specified exceptions (including as set forth on the Legacy Kodiak Disclosure Letter, as consented to by AACT in writing (which consent will not be unreasonably withheld, conditioned or delayed) or as required by applicable law):

•	amend, waive or otherwise change, in any respect, its organizational documents, except as required by applicable law;

•
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of, or accelerate the vesting of or waive any restriction applicable to or propose to accelerate the vesting of or waive any restriction applicable to, any of its equity securities except (i) as required by existing Legacy Kodiak benefits plans; (ii) any issuances to employees or other services providers as set forth in the Legacy Kodiak Disclosure Letter; or (iii) any Contract (including any warrant, option, SAFE or Second Lien Loan) outstanding as of the Signing Date;

•	engage in any hedging transaction with a third person with respect to its equity securities;

•
split, combine, recapitalize or reclassify any of its shares or other equity securities or issue any other securities in respect of such shares or other equity securities; pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination of cash, equity or property) in respect of its shares or other equity securities; or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities, except in the case of this clause, for: (i) purchases or redemptions pursuant to exercises or cancellations of equity securities outstanding as of the Signing Date or issued thereafter in compliance with the terms of the Business Combination Agreement; or (ii) the withholding of shares to satisfy net settlement or Tax obligations with respect to equity securities outstanding as of the Signing Date, in the case of each of clause (i) and (ii), in accordance with the terms of such equity securities;

•
other than indebtedness incurred as of the Signing Date pursuant to the Second Lien Loan and Security Agreement, voluntarily incur or guarantee any indebtedness for borrowed money (whether absolute, accrued, contingent or otherwise) in excess of $1.0 million in the aggregate;

•
(i) establish, adopt, materially amend or terminate any Legacy Kodiak Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Legacy Kodiak Benefit Plan if in effect on the Signing Date; (ii) increase or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided to any of the current or former employees, officers, directors or other service providers of Legacy Kodiak, including under any Legacy Kodiak Benefit Plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement other than as set forth in the Legacy Kodiak Disclosure Letter; (iii) grant, promise or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or any increase in the salaries, bonuses or other compensation and benefits payable to any of the current or former employees, officers, directors or other individual service providers of Legacy Kodiak (or any of their respective dependents or beneficiaries); (iv) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other service provider of Legacy Kodiak, other than in the ordinary course of business with respect to any such service provider below the level of Vice President; or (v) terminate any employee, officer, director or other service provider of Legacy Kodiak, other than for cause or in the ordinary course of business with respect to any such service provider below the level of Vice President;

•
(i) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenants applying to any current or former employee or other individual service provider; (ii) plan, announce, implement, or effect the reduction in force,
lay-off,
furloughs, early-retirement program, severance program or other program or effort concerning the termination of a group of employees of Legacy Kodiak (other than individual employee terminations for cause permitted under the Business Combination Agreement); or (iii) take other such actions that would reasonably be expected to implicate the Worker Adjustment and Retraining Notification Act of 1988;

•
enter into, amend, modify, negotiate, terminate or extend any collective bargaining agreement or similar labor agreement with any labor union, works council, labor organization, or other employee representative body, or recognize or certify any labor union, works council, labor organization, or group of employees of Legacy Kodiak as the bargaining representative for any employees of Legacy Kodiak;

•
(i) make, change or rescind any material election relating to taxes; (ii) settle any claim, suit, litigation, proceeding, arbitration, investigation, audit, examination, controversy or other legal proceeding relating to material taxes; (iii) file any amended tax return with respect to income taxes or other material taxes; (iv) voluntarily surrender any right to claim a refund of material taxes; (v) change or request to change any method of accounting for tax purposes; (vi) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued or in respect of any material tax attribute that would give rise to any claim or assessment of taxes of or with respect to Legacy Kodiak (other than as a result of any extension of time to file tax returns or pay taxes that is automatically or routinely granted); (vii) incur any material liability for taxes outside the ordinary course of business; (viii) enter into any tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to taxes); or (ix) enter into any “closing agreement” as described in Section 7121 of the Code or any other similar agreement or arrangement with any governmental authority with respect to income taxes or other material taxes;

•
(i) transfer, sell, assign, license, sublicense, covenant not to assert, subject to a lien (other than a permitted lien); abandon, allow to lapse, transfer or otherwise dispose of, any right, title or interest of Legacy Kodiak in or to any and all owned intellectual property material to the business of Legacy Kodiak (other than
(A) non-exclusive
licenses of owned intellectual property granted in the ordinary course of business or (B) abandoning, allowing to lapse or otherwise disposing of owned intellectual property registrations at the end of their statutory term; (ii) disclose, divulge, furnish to or make accessible any material trade secrets constituting owned intellectual property to any person who has not entered into a commercially reasonable confidentiality agreement, (except where Legacy Kodiak has, in the exercise of reasonable business judgment, decided to disclose, divulge, furnish or make accessible such Trade Secrets, including in the case of patent applications submitted to the USPTO, or similar office of another jurisdiction); or (iii) include, incorporate or embed in, link to, combine, make available or distribute with, or use in the development, operation, delivery or provision of any material Legacy Kodiak software any open source software in a manner that requires Legacy Kodiak to take a copyleft action;

•
other than in the ordinary course of business, terminate, waive any material provisions of, amend, or assign any Legacy Kodiak material contract or enter into any contract that would be a Legacy Kodiak material contract if it had been entered into prior to the Signing Date;

•	establish any subsidiary or enter into any new line of business;

•	fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

•
fail to maintain in full force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, properties, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect; or terminate without replacement or amend in a manner materially detrimental to Legacy Kodiak, any material insurance policy insuring Legacy Kodiak;

•
make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP or changes that are made in accordance with Public Accounting Oversight Board in the U.S. (“
PCAOB
”) standards;

•
waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Business Combination Agreement or the Business Combination), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by Legacy Kodiak or its affiliates) not in excess of $250,000 (individually or in the aggregate);

•
acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination: (i) any corporation, partnership, limited liability company, other business organization or any division thereof; or (ii) any material amount of assets outside the ordinary course of business;

•
other than: (i) capital expenditures in the ordinary course of business; or (ii) capital expenditures as reflected in Legacy Kodiak’s capital expenditure budget previously provided to AACT and set forth in the Legacy Kodiak Disclosure Letter, make individual capital expenditures in excess of $500,000;

•
fail to pay within a reasonable amount of time following the time due and payable, material amounts of accounts payable (other than any account payable that is, at such time, subject to a bona fide dispute) or other than in the ordinary course of business, fail to use commercially reasonable efforts to collect within a reasonable amount of time following the time due, discount or otherwise reduce any account receivable, in each case, in a manner that would reasonably be expected to materially reduce Legacy Kodiak’s working capital;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its tangible properties, or tangible assets, other than pursuant to permitted liens in the ordinary course;

•	enter into any agreement, understanding or arrangement with respect to the voting of equity securities of Legacy Kodiak;

•
take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Business Combination Agreement or that would impede the Business Combination;

•
enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business);

•
limit the right of Legacy Kodiak to: (i) engage in any line of business; (ii) operate in any geographic area; (iii) develop, market or sell products or services; or (iv) compete with any person or grant any exclusive or similar rights to any person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the business of Legacy Kodiak;

•
except as set forth in referenced parts of the Legacy Kodiak Disclosure Letter, issue any equity security at a price per share or with a conversion price per share that is less than the price per share of Legacy Kodiak’s common stock implied by the Business Combination; or

•	authorize or agree to do any of the foregoing actions.

Conduct of Business of AACT
AACT and Merger Sub have agreed that during the Interim Period, subject to certain specified exemptions (including as set forth on the disclosure letter dated as of the Signing Date delivered by AACT to Legacy Kodiak (the “
AACT Disclosure Letter
”)) pursuant to the Business Combination Agreement, as consented to by Legacy Kodiak in writing (which consent will not be unreasonably withheld, conditioned or delayed) or as is required by applicable law), each of AACT and Merger Sub will use reasonable best efforts to:

•	conduct its business, in all material respects, in the ordinary course of business;

•	comply in all material respects with all laws applicable to it and its business, assets and employees; and

•	use commercially reasonable efforts to preserve intact, in all material respects, its business organization.
Nothing in the Business Combination Agreement will prohibit or restrict AACT or Merger Sub from obtaining an extension, including the Extension (or making any payments to or from the Trust Account in connection with any Redemptions required in connection with such extension) and no consent of any other party will be required in connection with any extension, including the Extension.
During the Interim Period, AACT also agreed not to, subject to certain specified exceptions (including as set forth on the AACT Disclosure Letter, as consented to by Legacy Kodiak in writing (which consent will not be unreasonably withheld, conditioned or delayed), any ancillary documents or as required by applicable law):

•	amend, waive or otherwise change, in any respect, the Memorandum and Articles of Association except as required by applicable law;

•
other than in connection with a conversion into AACT Warrants of Working Capital Loan: (i) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or other security interests of any class and any other equity-based awards; or (ii) engage in any hedging transaction with a third person with respect to such securities;

•
(i) split, combine, recapitalize or reclassify any of its shares or other equity securities or issue any other securities in respect thereof; (ii) pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity securities; or (iii) directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities;

•
(i) incur, create, assume, prepay or otherwise become liable for any indebtedness (directly, contingently or otherwise); (ii) make a loan or advance to or investment in any third party; or (iii) guarantee or endorse any indebtedness, liability or obligation of any person, in the case of each of clauses (i), (ii) and (iii), other than any Working Capital Loan;

•
(i) make, change or rescind any material election relating to taxes; (ii) settle any claim, suit, litigation, proceeding, arbitration, investigation, audit, examination, controversy or other legal proceeding relating to material taxes; (iii) file any amended tax return with respect to income taxes or other material taxes; (iv) voluntarily surrender any right to claim a refund of material taxes; (v) change or request to change any method of accounting for tax purposes; (vi) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued or in respect of any material tax attribute that would give rise to any claim or assessment of taxes of or with respect to AACT (other than as a result of any extension of time to file tax returns or pay taxes that is automatically or routinely granted); (vii) incur any material liability for Taxes outside the ordinary course of business; (viii) enter into any tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes); or (ix) enter into any “closing agreement” as described in Section 7121 of the Code or any similar agreement or arrangement with any governmental authority with respect to income taxes or other material taxes;

•	waive or otherwise change the Trust Agreement;

•	terminate, waive or assign any material right under any material contract of AACT or Merger Sub;

•	fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

•	establish any subsidiary or enter into any new line of business;

•
fail to maintain in full force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations, properties and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

•	make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP or PCAOB standards;

•
waive, release, assign, settle or compromise any claim, action or proceeding (other than any transaction litigation), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, AACT, Merger Sub or their respective subsidiaries) not in excess of $250,000 (individually or in the aggregate);

•
acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

•	make any capital expenditures;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its tangible properties, assets or rights;

•
take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Business Combination Agreement; or

•	authorize or agree to do any of the foregoing actions.
Covenants of Legacy Kodiak
Pursuant to the Business Combination Agreement, Legacy Kodiak has agreed, among other things, to the following items.

•
During the Interim Period, use commercially reasonable efforts to deliver to AACT: (i) with respect to the fiscal year ended December 31, 2024, on or before May 5, 2025; (ii) with respect to the fiscal quarter ending March 31, 2025, on or before June 10, 2025; (iii) within 35 days following the end of each of the fiscal quarters ending March 31 (other than the fiscal quarter ending March 31, 2025), June 30 and September 30; and (iv) within 80 days following the end of each fiscal year ending December 31 (other than the fiscal year ending December 31, 2024), the financial statements required to be included in the proxy statement/prospectus and any other filings to be made by Legacy Kodiak or AACT with the SEC in connection with the Business Combination. Notwithstanding the foregoing, Legacy Kodiak has agreed to use commercially reasonable efforts to deliver to AACT: (i) with respect to the fiscal year ended December 31, 2024, the then-current draft financial statements on or before April 30, 2025; and (ii) with respect to the fiscal quarter ending March 31, 2025, the then-current draft financial statements on or before June 7, 2025.

•
While it is in possession of material nonpublic information, it will not, and it will cause its directors, officers and direct affiliates not to purchase or sell any securities of AACT (unless otherwise explicitly contemplated in the Business Combination Agreement), communicate such information to any third party, take any other action with respect to AACT in violation of applicable laws, or cause or encourage any third party to do any of the foregoing.

•
Except as set forth in the Legacy Kodiak Disclosure Letter, terminate or settle at or prior to the Closing, without further liability to AACT, Merger Sub or Legacy Kodiak all agreements with related persons.

Covenants of AACT
Pursuant to the Business Combination Agreement, AACT has agreed, among other things, to the following items.

•
During the Interim Period, use commercially reasonable efforts to keep current all of its public filings with the SEC and otherwise comply in all material respects with applicable securities laws and use commercially reasonable efforts prior to the Closing to maintain the listing of AACT Class A Ordinary Shares and AACT Public Warrants on the NYSE.

•
Upon satisfaction or waiver of the conditions set forth in the Business Combination Agreement and provision of notice thereof to the Transfer Agent, (i) in accordance with and pursuant to the Trust Agreement, at the Closing, AACT: (a) will cause any documents, opinions and notices required to be delivered to the Transfer Agent pursuant to the Trust Agreement to be delivered; and (b) will use its commercially reasonable efforts to cause the Transfer Agent to: (1) pay as and when due all amounts payable to AACT shareholders pursuant to redemptions (including any excise taxes in connection with redemptions); and (2) pay all remaining amounts then available in the Trust Account to AACT for immediate use, subject to the Business Combination Agreement and the Trust Agreement; and (ii) thereafter, the Trust Agreement will terminate in accordance with its terms, except as otherwise provided therein.

•
Prior to the Closing Date, but subject to the approval of AACT shareholders, AACT will adopt: (i) the 2025 EIP; and (ii) the ESPP, in each case, in a form that is mutually agreed upon between Legacy Kodiak and AACT. For additional information, see “
The Incentive Plan Proposal
” and “
The Employee Stock Purchase Plan Proposal
” of this proxy statement/prospectus. The 2025 EIP will have a share reserve equal to 10% of the aggregate number of shares of Kodiak Common Stock outstanding immediately following the Closing, on a fully-diluted, as-converted
and
as-exercised
basis (calculated after giving effect to the Business Combination).

•
Subject to receipt of the required AACT shareholder approval as set forth in the Business Combination Agreement, at least one day prior to the Closing and in accordance with applicable law, any applicable rules and regulations of the SEC, the NYSE, and the Memorandum and Articles of Association, AACT will cause the Domestication to become effective, including by: (i) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to AACT and Legacy Kodiak, together with the Proposed Certificate of Incorporation, in each case, in accordance with the provisions of the Certificate of Domestication with respect to the Domestication and the Proposed Certificate of Incorporation and applicable law; (ii) adopting the Proposed Bylaws upon Domestication; and (iii) completing, making and procuring all filings required to be made under the Companies Act in connection with the Domestication.

Joint Covenants of Legacy Kodiak and AACT
In addition, each of Legacy Kodiak and AACT has agreed, among other things to the following items.

•	During the Interim Period, each of Legacy Kodiak and AACT will not, and each will cause its representatives to not, without the prior written consent of Legacy Kodiak, on the one hand, and AACT and Merger Sub, on the other, directly or indirectly: (i) solicit, assist, initiate, engage or facilitate the making, submission or announcement of, or knowingly encourage, any acquisition proposal; (ii) furnish any non-public
information to any person or group (other than a party to the Business Combination Agreement or its respective representatives) in connection with or in response to, or that would reasonably be expected to lead to, an acquisition proposal; (iii) engage, encourage or participate in discussions or negotiations with any person or group with respect to, or that would reasonably be expected to lead to, an acquisition proposal; (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any acquisition proposal; (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or arrangement related to any acquisition proposal or that would reasonably be expected to lead to an acquisition proposal; (vi) release any third person from, or waive any provision of, any confidentiality agreement to which such party is a party; (vii) otherwise knowingly encourage, facilitate, or cooperate in any way with any such inquiries; proposals, discussions, or negotiations or any effort or attempt by any person to make an alternative transaction; (viii) enter into any agreement, arrangement or understanding that would reasonably be expected to adversely affect the ability of the parties to the Business Combination Agreement or their respective affiliates to consummate the Business Combination in a timely manner; (ix) solely with respect to Legacy Kodiak, prepare or take any steps in connection with a public offering of any securities of Legacy Kodiak or any of its subsidiaries (or any affiliate or successor of Legacy Kodiak or any of its subsidiaries), other than in connection with the Business Combination; or (x) agree or otherwise commit to enter into or engage in any of the foregoing.

•
Each of Legacy Kodiak and AACT will notify the other as promptly as practicable (and in any event within two business days) in writing of the receipt by such party or any of its representatives of: (i) any inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any acquisition proposal; (ii) any inquiries, proposals or offers, requests for information or requests for discussions or negotiations that would be reasonably expected to result in an acquisition proposal; and (iii) any request for non-public
information relating to such party or its affiliates in connection with any acquisition proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each party will keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each party will, and will cause its representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any person with respect to any acquisition proposal and will, and will direct its representatives to, cease and terminate any such solicitations, discussions or negotiations.

•
During the Interim Period, each of Legacy Kodiak and AACT will give prompt written notice to the other if such party or its affiliates: (i) receives any notice or other communication in writing from any third party (including any governmental authority) alleging (A) that the consent of such third party is or may be required in connection with the Business Combination or (B) any material non-compliance
with any law by such party or its affiliates; (ii) receives any notice or other communication from any governmental authority in connection with the Business Combination; or (iii) becomes aware of the commencement or threat of any legal proceeding against such party or any of its affiliates, or any of their respective properties or assets, or, to the knowledge of such party, any officer, director, partner, member or manager of such party or of its affiliates, in each case, in such person’s capacity as such, with respect to the Business Combination Agreement, any Related Agreement or the consummation of the transactions contemplated by the Business Combination Agreement.

•
Subject to the terms and conditions of the Business Combination Agreement, each of Legacy Kodiak and AACT will fully cooperate with each other and use its commercially reasonable efforts, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by the Business Combination

Agreement (including the preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings).

•
As promptly as practicable after the execution of the Business Combination Agreement and receipt by AACT of all audited and unaudited financial statements of Legacy Kodiak that are required by applicable law to be included in the proxy statement/prospectus, Legacy Kodiak and AACT will jointly prepare, and Legacy Kodiak and AACT will jointly file with the SEC, mutually acceptable materials that will include the proxy statement to be filed with the SEC and sent to AACT shareholders relating to the extraordinary general meeting. In connection with the registration under the Securities Act of the shares of: (i) Kodiak Common Stock and Kodiak Warrants to be issued in exchange for the issued and outstanding shares of AACT Class A Ordinary Shares and AACT Warrants, respectively, in the Domestication; and (ii) other than to the extent prohibited by the SEC, the shares of Kodiak Common Stock that constitute the Aggregate Consideration to be received by Legacy Kodiak securityholders, AACT and Legacy Kodiak will prepare and file with the SEC the registration statement, in which the proxy statement will be included as a prospectus. Subject to the following sentence, the AACT Board and the Special Committee may not, except as required by law, withdraw, amend, qualify or modify its recommendation to AACT shareholders that they vote in favor of the Shareholder Proposals (a “
Modification in Recommendation
”) and will include such recommendation in the proxy statement. Notwithstanding the foregoing, at any time prior to, but not after, the Domestication, the AACT Board and the Special Committee may make a Modification in Recommendation if they will have concluded in good faith, after consultation with outside legal advisors and financial advisors, that the failure to make a Modification in Recommendation would be a breach of its fiduciary duties under applicable law.

•
Each of Legacy Kodiak, AACT and Merger Sub will use their respective commercially reasonable efforts to cause the registration statement of which this proxy statement/prospectus forms a part to comply with the rules and regulations promulgated by the SEC, to have the registration statement in which this proxy statement/prospectus is included declared effective under the Securities Act as promptly as practicable after such filing and to keep the registration statement effective as long as is necessary to consummate the transactions contemplated by the Business Combination Agreement.

•
Each of Legacy Kodiak and AACT will take all necessary action, including causing the directors of AACT to resign, so that effective as of the Closing, Kodiak’s board of directors will consist of seven individuals (appointed in accordance with Stock Exchange rules). The Post-Closing AACT Board will be a three-class staggered board and consist of six directors chosen by Legacy Kodiak and one director chosen by the Sponsor (the “
Sponsor Director
”). The Sponsor Director will serve as a class III director. Subject to the terms of the Memorandum and Articles of Association, Proposed Certificate of Incorporation and Proposed Bylaws, AACT and Legacy Kodiak will take all such action within their power as may be necessary or appropriate such that immediately following the Closing Date, Kodiak’s board of directors will initially include such director nominees to be designated by Legacy Kodiak and Sponsor pursuant to written notice to AACT following the Signing Date. At or prior to the Closing, Legacy Kodiak and AACT will provide each initial director with a customary director indemnification agreement, in form and substance reasonably acceptable to such director, Legacy Kodiak and AACT.

•
Each of Legacy Kodiak and AACT agree that for a period of six years from the Closing Date, each party will, and will cause AACT and Kodiak OpCo to, maintain in effect, in favor of any individual who, at or prior to the Closing, was a director (or equivalent) or officer or employee of AACT or Legacy Kodiak (each, a “
D&O Indemnified Party
”) a D&O tail policy and the exculpation, indemnification and advancement of expenses provisions, of AACT’s Merger Sub’s and Legacy Kodiak’s respective organizational documents as in effect immediately prior to the Closing Date or in any indemnification agreements of AACT, Merger Sub or Legacy Kodiak, on the one hand, with any D&O Indemnified Party, on the other hand, as in effect immediately prior to the Closing Date.

•	Unless otherwise approved in writing by each of Legacy Kodiak and AACT, none of Legacy Kodiak, Merger Sub, or AACT will (i) enter into any additional PIPE Subscription Agreements or (ii) with respect to any PIPE Subscription Agreement, amend, modify, supplement, waive or terminate, or agree or provide consent to amend, modify, supplement, waive or terminate any provision or remedy under, or any replacement of, such PIPE Subscription Agreement, other than, in each case, any assignment or transfer contemplated in such PIPE Agreement or expressly permitted by such PIPE Subscription Agreement (without any further amendment, modification or waiver to such assignment or transfer provision). Following execution of any PIPE Subscription Agreement, each of AACT and Legacy Kodiak will use its reasonable best efforts to take, or to cause to be taken, all actions required or necessary, or that it otherwise deems to be proper or advisable, to consummate the transactions contemplated by such PIPE Subscription Agreement on the terms described in such PIPE Subscription Agreement.

•
Each of Legacy Kodiak, AACT and Merger Sub acknowledge and agree for U.S. federal, and applicable state and local income tax purposes that, among other things, the Domestication and Merger are each intended to qualify as a “reorganization” described in Section 368(a) of the Code and the Treasury Regulations promulgated under Section 368 of the Code, and will take the position that both so qualify, unless otherwise required by (i) a “determination” within the meaning of Section 1313(a) of the Code (or any similar or analogous law) or (ii) a change in applicable law. The parties further agree that they shall not (nor cause or permit their respective Affiliates to) knowingly take or knowingly cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action, if such action or failure to act would reasonably be expected to prevent or impede the Domestication and Merger from qualifying as such.

•
If, prior to the Effective Time, Legacy Kodiak determines in good faith that there is a reasonable possibility that the Merger and related transactions will not satisfy the requirements of Section 368(a)(2)(E) of the Code, then with AACT’s consent (not to be unreasonably withheld, conditioned or delayed), Legacy Kodiak and AACT will cause Kodiak OpCo to be merged with and into Kodiak or a subsidiary disregarded from Kodiak for U.S. federal income tax purposes immediately after the Merger, with Kodiak or such subsidiary entity being the surviving entity of the Second Merger. In the event that AACT and Legacy Kodiak determine that the Second Merger shall occur, each of Legacy Kodiak and AACT intend that the Mergers, taken together, qualify as a “reorganization” pursuant to Section 368(a) of the Code.

•
Each of Legacy Kodiak and AACT agree to take certain actions in connection with certain tax obligations and tax reporting matters, including, among other things, (i) AACT will use commercially reasonable efforts to provide certain information to enable Persons that were AACT Stockholders prior to the Domestication to make certain tax elections, report certain income amounts and comply with certain applicable Treasury Regulations with respect to the Domestication and (ii) the Company will deliver to AACT certain certifications pursuant to Treasury Regulations
Section 1.1445-2(c)(3)
and provide notice of such certification to the Internal Revenue Service pursuant to Treasury Regulations
Section 1.897-2(h)(2).

Closing Conditions
The consummation of the Business Combination Agreement is conditioned upon the satisfaction or waiver by the applicable parties to the Business Combination Agreement of the conditions set forth below. Therefore, unless these conditions are waived (to the extent they can be waived) by the applicable party(ies) to the Business Combination Agreement, the Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provisions of the Business Combination Agreement.

Conditions to the Obligations of Each Party
The consummation of the Business Combination is conditioned upon the satisfaction of certain customary closing conditions by each of the parties. These conditions include:

•	The requisite approval of Legacy Kodiak’s Stockholders will have been obtained.

•	The requisite approval of AACT’s Stockholders will have been obtained.

•
Any applicable waiting period or any extension of any applicable waiting period under the HSR Act in respect of the Business Combination will have expired or been earlier terminated without imposition of burdensome conditions.

•
No governmental authority will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and which has the effect of making the Business Combination illegal or which otherwise prevents or prohibits the Business Combination.

•
The registration statement will have been declared effective under the Securities Act by the SEC and will remain effective as of the Closing. No stop order or similar order suspending the effectiveness of the registration statement will have been issued and be in effect with respect to the registration statement. No proceedings for that purpose will have been initiated or threatened by the SEC and not withdrawn.

•
The shares of Kodiak Common Stock to be issued in connection with the Business Combination will be conditionally approved for listing upon the Closing on a Stock Exchange subject to any requirement to have a sufficient number of round lot holders of the Kodiak Common Stock.

Conditions to the Obligations of Legacy Kodiak
The obligations of Legacy Kodiak to consummate and effect the Business Combination, are subject to the satisfaction or written waiver (where permissible) of each of the following additional conditions at or prior to the Closing.

•
(i) The representations and warranties related to AACT’s organization and standing, authorization, capitalization and information supplied (the “
AACT Fundamental Representations
”) will be true and correct in all respects (other than de minimis inaccuracies), in each case on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for: (x) those representations and warranties that address matters only as of a particular date (which representations and warranties will be true and correct in all respects (other than de minimis
inaccuracies) as of such date) and (y) such changes after the Signing Date that are expressly contemplated or expressly permitted by the Business Combination Agreement or the Transaction Documents; and (ii) each of the representations and warranties of AACT and Merger Sub set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of AACT or Merger Sub pursuant to the Business Combination Agreement, other than the AACT Fundamental Representations, will be true and correct on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for (A) those representations and warranties that address matters only as of a particular date (which representations and warranties will be true and correct as of such date, subject to the following clause (B), and (B) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or AACT Material Adverse Effect or any similar qualification or exception), individually or in the aggregate, have not had and would not reasonably be expected to have an AACT Material Adverse Effect.

•
AACT and Merger Sub will have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date.

•	No AACT Material Adverse Effect will have occurred with respect to AACT or Merger Sub since the Signing Date that is continuing.

•
The Domestication will have been completed as provided in the Business Combination Agreement and a time-stamped copy of the certificate issued by the Secretary of State of Delaware in relation thereto will have been delivered to Legacy Kodiak.

•	AACT will have made appropriate arrangements to have the Trust Account available to AACT for payment of amounts to be paid pursuant to the Business Combination Agreement.

•
AACT will have delivered to Legacy Kodiak a certificate, signed by an executive officer of AACT and dated as of the Closing Date, certifying as to the matters described in the Business Combination Agreement.

•
AACT will have delivered to Legacy Kodiak a certificate, dated the Closing Date, signed by the secretary or other executive officer of AACT in such capacity, certifying as to the validity and effectiveness of, and attaching: (i) copies of Kodiak’s and Merger Sub’s organizational documents as in effect as of the Closing Date (after giving effect to the Domestication); and (ii) the resolutions of the AACT Board and Merger Sub’s board of directors authorizing and approving the execution, delivery and performance of the Business Combination Agreement and each Transaction Document to which AACT is a party or is bound, and the consummation of the Business Combination.

•	AACT will have delivered, or caused to be delivered, the A&R Registration Rights Agreement, duly executed by AACT and the Sponsor.
Conditions to the Obligations of AACT
The obligations of AACT and Merger Sub to consummate the Business Combination are subject to the satisfaction or written waiver (where available) of each of the following additional conditions at or prior to the Closing.

•
(i) The representations and warranties relating to Legacy Kodiak’s organization and standing, authorization, capitalization, subsidiaries and investments, Investment Company Act status, finders and brokers and information supplied (the “
Legacy Kodiak Fundamental Representations
”) will be true and correct in all respects (other than de minimis inaccuracies), in each case on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for (x) those representations and warranties that address matters only as of a particular date (which representations and warranties will be true and correct in all respects (other than de minimis inaccuracies) as of such date) and (y) such changes after the Signing Date that are expressly contemplated or expressly permitted by the Business Combination Agreement or the Transaction Documents; and (ii) each of the representations and warranties of Legacy Kodiak set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Legacy Kodiak pursuant to the Business Combination Agreement other than the Legacy Kodiak Fundamental Representations will be true and correct on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for: (A) those representations and warranties that address matters only as of a particular date (which representations and warranties will be true and correct as of such date, subject to the following clause (B)), and (B) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality, Legacy Kodiak Material Adverse Effect or any similar qualification or exception), individually or in the aggregate, have not had and would not reasonably be expected to have a Legacy Kodiak Material Adverse Effect.

•
Legacy Kodiak will have performed in all material respects all of its obligations and complied in all material respects with all of the agreements and covenants under the Business Combination Agreement to be performed or complied with by it on or prior to the Closing Date.

•	No Legacy Kodiak Material Adverse Effect will have occurred with respect to Legacy Kodiak since the Signing Date that is continuing.

•
Legacy Kodiak will have delivered to AACT a certificate, signed by an executive officer of Legacy Kodiak and dated as of the Closing Date, certifying as to the matters described in the Business Combination Agreement.

•
Legacy Kodiak will have delivered to AACT a certificate, signed by Legacy Kodiak’s secretary or other executive officer in such capacity, certifying as to the validity and effectiveness of, and attaching: (i) copies of Legacy Kodiak’s organizational documents as in effect as of the Closing Date (immediately prior to the Closing); and (ii) the requisite resolutions of the Legacy Kodiak Board authorizing and approving the execution, delivery and performance of the Business Combination Agreement and each Transaction Document to which Legacy Kodiak is or is required to be a party or bound, and the consummation of the Business Combination.

Termination
Legacy Kodiak and AACT will be able to terminate the Business Combination Agreement by mutual written consent. Either Legacy Kodiak or AACT would be able to terminate the Business Combination Agreement, by written notice to the other party:

•	if the Extension will not have been obtained prior to April 25, 2025 (as the Extension has been obtained, this termination right no longer applies for Legacy Kodiak or AACT);

•
if any of the conditions to the Closing set forth in Article VIII of the Business Combination Agreement have not been satisfied or waived on or prior to January 26, 2026, or such other date as may be agreed in writing by AACT and Legacy Kodiak (the “
Outside Date
”). The right to terminate the Business Combination Agreement as a result of the occurrence of the Outside Date will not be available to a party if a breach or violation by such party or its affiliates of any representation, warranty, covenant or obligation under the Business Combination Agreement was the primary cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date; or

•
if a governmental authority of competent jurisdiction will have issued an order or law or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Business Combination Agreement, and such order, law or other action has become final and non-appealable.
Notwithstanding the foregoing, the right to terminate the Business Combination Agreement as a result of any such order, law or action taken is not available to a party if the failure by such party or its affiliates to comply with any provision of the Business Combination Agreement has been a substantial cause of, or substantially resulted in, such action by such governmental authority.

Legacy Kodiak will be able to terminate the Business Combination Agreement by written notice to AACT:

•	if, at any time prior to the receipt of the requisite AACT shareholder approval, there has been a Modification in Recommendation;

•
if the approval of the Condition Precedent Proposals has not have been obtained by reason of the failure to obtain the required vote at the AACT shareholders’ meeting duly convened or at any adjournment or postponement; or

•
if: (i) there has been a breach by AACT or Merger Sub of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of AACT or Merger Sub will have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in the Business Combination Agreement to be satisfied (treating the Closing Date for such purposes as the Signing Date or, if later, the date of such breach); and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of: (A) 20 days after written notice of such breach or inaccuracy is provided to AACT; or (B) prior to the Outside Date. Legacy Kodiak will not have the right to terminate the Business Combination Agreement as a result of any such breach by AACT or Merger Sub if at such time Legacy Kodiak is in material breach of the Business Combination Agreement.

AACT will be able to terminate the Business Combination Agreement by written notice to AACT:

•
if (i) there has been a breach by Legacy Kodiak of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of Legacy Kodiak will have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in the Business Combination Agreement to be satisfied (treating the Closing Date for such purposes as the Signing Date or, if later, the date of such breach); and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of: (A) 20 days after written notice of such breach or inaccuracy is provided to Legacy Kodiak; or (B) prior to the Outside Date. Notwithstanding the foregoing, AACT will not have the right to terminate the Business Combination Agreement as a result of any such breach by Legacy Kodiak if at such time AACT or Merger Sub is in material breach of the Business Combination Agreement;

•
if Company Support Agreements, duly executed by the requisite stockholders and Legacy Kodiak had not been executed and delivered by Legacy Kodiak and such requisite stockholders. Such Company Support Agreements were executed and delivered shortly after the signing of the Business Combination Agreement (as such Company Support Agreements have been executed and delivered to AACT, this termination right no longer applies for AACT); or

•
if the requisite stockholders have not duly executed a written consent adopting the Business Combination Agreement and approving the Business Combination on or before two business days following the effectiveness, filing and distribution of the registration statement. Notwithstanding, AACT will not have the right to terminate the Business Combination Agreement for a failure to deliver the written consent adopting the Business Combination Agreement and approving the Business Combination once such Written Consent has been duly executed by the requisite stockholders and received by AACT.

Any termination of the Business Combination Agreement by AACT requires approval of both AACT’s Board and the Special Committee.
Waiver and Amendments
At any time prior to Closing, any party to the Business Combination Agreement may, by approval by their respective board of directors or other officers or persons duly authorized (which, in the case of AACT, will require approval of the Special Committee): (i) extend the time for the performance of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties (of the other party) that are contained in the Business Combination Agreement; or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Business Combination Agreement. The Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the party to the Business Combination Agreement granting such extension or waiver (which in the case of AACT, will require approval of the Special Committee).
AACT’s Sponsor
AACT’s Sponsor, Ares Acquisition Holdings II LP, is a Cayman Islands exempted limited partnership. Ares Acquisition Holdings II is the general partner of the Sponsor. The Sponsor is an affiliate of Ares, a leading, publicly traded, global alternative investment manager. The Sponsor is managed by its general partner, Ares Acquisition Holdings II (the “
Sponsor GP
”). The chief executive officer and sole director of the Sponsor GP is Peter Ogilvie and its chief financial officer is Jarrod Phillips. See “
Information about AACT—Directors and Executive Officers
” elsewhere in this proxy statement/prospectus for biographical information on Peter Ogilvie and Jarrod Phillips. The general character of the Sponsor’s business is to provide capital to and to be the sponsor of AACT. The Sponsor is not actively involved in any other special purpose acquisition company. A different affiliate of Ares previously sponsored another special purpose acquisition company, Ares Acquisition Corporation.

The Sponsor’s roles and responsibilities included organizing, directing and managing the business and affairs of AACT until the IPO. Currently, the Sponsor assists AACT with seeing an initial business combination and providing AACT with office space, utilities, secretarial support and administrative services.
For more information about the Sponsor and the agreements that the Sponsor has entered into with AACT, please see the section of this proxy statement/prospectus entitled “Information About AACT—Sponsor Information” and “Certain Relationships and Related Party Transactions—AACT Related Party Transactions.”
Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “
Related Agreements
”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The full text of the Related Agreements, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to the registration statement of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Shareholders of AACT and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the extraordinary general meeting.
A&R Registration Rights Agreement
At the Closing, AACT, the Sponsor, certain Legacy Kodiak Stockholders, and other parties to such agreement will enter into the A&R Registration Rights Agreement, pursuant to which, among other things, the Sponsor, certain Legacy Kodiak Stockholders, and such other parties will be granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to securities of Kodiak that they will hold following the Business Combination.
Company Support Agreement
Following the execution of the Business Combination Agreement (except in the case of the Company Support Agreement of Don Burnette, which was delivered in advance of the execution of the Business Combination Agreement), the Legacy Kodiak Support Parties entered into a Company Support Agreement pursuant to which such Legacy Kodiak Support Party agreed to execute and deliver a written consent approving the Business Combination and matters relating to the Business Combination within two business days following the date on which the registration statement in which this proxy statement/prospectus is included has been declared effective under the Securities Act. In addition, each Legacy Kodiak Support Party agreed at any meeting of the Legacy Kodiak Stockholders to be present at such meeting for the purposes of establishing a quorum and vote any common or preferred voting stock of Legacy Kodiak of which such Legacy Kodiak Support Party is the beneficial owner (the “
Subject Company Stock
”):

(i)	in favor of the Business Combination (and any actions required in furtherance of the Business Combination);

(ii)	in favor of the other matters set forth in the Business Combination Agreement;

(iii)
against any alternative transaction and any and all other proposals, (x) that could reasonably be expected to delay or impair the ability of Legacy Kodiak to consummate the transactions; (y) which are in competition with or materially inconsistent with the Business Combination Agreement or any other Transaction Document; or (z) that would reasonably be expected to result in any breach of any representation, warranty, covenant, obligation or agreement contained in the Business Combination Agreement or any Related Agreement; and

(iv)	any other action or proposal involving Legacy Kodiak that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Business

Combination or would reasonably be expected to result in any of the conditions to the AACT’s obligations to consummate the transactions set forth in the Business Combination Agreement to not be fulfilled.
In addition, pursuant to the Company Support Agreement, as a remedy, each Legacy Kodiak Support Stockholder granted AACT an irrevocable proxy to vote the Subject Company Stock on behalf of such in accordance with the provisions of the Company Support Agreement.
Pursuant to the Company Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement or the liquidation of Legacy Kodiak, without the prior written consent of Legacy Kodiak and AACT, no Legacy Kodiak Support Party will: (a) transfer any of the Subject Company Stock; (b) enter into: (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to transfer the Subject Company Stock prior to the Closing or termination of the Business Combination Agreement; or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock; or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b), unless such transfer is to a Permitted Transferee (as defined in the Company Support Agreement).
In addition, pursuant to the Company Support Agreement, each Legacy Kodiak Support Party has agreed not to commence, join in, facilitate, assist or encourage, or participate in, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against AACT, Merger Sub, Legacy Kodiak or any of their respective affiliates: (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Company Support Agreement; or (ii) alleging a breach of any fiduciary duty of the Legacy Kodiak Board in connection with the evaluation, negotiation or entry into the Company Support Agreement, the Business Combination Agreement or the Business Combination.
Sponsor Support Agreement
Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, AACT and Legacy Kodiak entered into the Sponsor Support Agreement. Pursuant to the terms of the Sponsor Support Agreement, among other things, the Sponsor agreed to vote (or act by written consent):

(i)	in favor of each Shareholder Proposal;

(ii)	against any alternative transaction or any proposal relating to an alternative transaction (in each case, other than the Shareholder Proposals);

(iii)
against any merger agreement or merger (other than the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement), consolidation, combination sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by AACT;

(iv)
against any change in the business, management or the AACT Board (other than in connection with the Shareholder Proposals or pursuant to the Business Combination Agreement or the agreements and instruments contemplated thereby or otherwise related to the transactions contemplated therein); and

(v)
against any proposal, action or agreement that would (i) impede, interfere, frustrate, prevent or nullify any provision of the Sponsor Support Agreement, the Business Combination Agreement or the transactions contemplated thereby, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of AACT under the Business Combination Agreement, (iii) result in any of the closing conditions set forth in the Business Combination Agreement not being fulfilled, (iv) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in the Sponsor Support Agreement or (v) change in any manner the dividend policy or capitalization of, including the voting rights of any AACT Ordinary Shares.

If at any time following the Signing Date and prior to the termination of the Business Combination Agreement, the AACT Board or the Special Committee effects a Modification in Recommendation, then the obligations to vote or consent in accordance with the foregoing clauses (i)-(v), will automatically be deemed to be modified such that AACT will vote or provide consent in respect of its AACT Ordinary Shares in the same proportion to the votes cast or consents provided, as applicable, by the other holders of AACT Class A Ordinary Shares.
Pursuant to the Sponsor Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement or the liquidation of AACT, without the prior written consent of Legacy Kodiak, the Sponsor will not: (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Founder Shares or Private Placement Warrants owned by the Sponsor; (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any such Founder Shares or Private Placement Warrants, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii), unless such transfer is deemed a Permitted Transfer (as defined in the Sponsor Support Agreement).
AACT agreed to indemnify the Sponsor and its related parties from and against certain liabilities incurred by the Sponsor arising out of third-party actions relating to the Sponsor’s entry into the Sponsor Support Agreement and compliance with the obligations under the Sponsor Support Agreement. The Sponsor Support Agreement terminates upon the earlier to occur of the Closing, the termination of the Business Combination Agreement, the liquidation of AACT or the written agreement of the Sponsor, AACT and Legacy Kodiak.
The Sponsor also agreed to subject fifty percent of its Founder Shares to a vesting requirement. Pursuant to the Sponsor Support Agreement, such Sponsor Earn Out Securities will vest only upon the occurrence of Triggering Event I within the Earn Out Period. If a Change of Control occurs following the third anniversary of the Closing and prior to the expiration of the Earn Out Period that results in the holders of Kodiak Common Stock receiving a per share price greater than or equal to $18.00 (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganizations, recapitalizations and similar actions occurring after the Closing), then Triggering Event I will be deemed to have been achieved as of immediately prior to the consummation of such Change of Control and the Sponsor Earn Out Securities will vest and participate in such Change of Control.
PIPE Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, in connection with financing activities related to the Business Combination, AACT entered into PIPE Subscription Agreements with each of the PIPE Investors. Under the terms and conditions of the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase shares of PIPE Stock from Kodiak. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock. AACT may enter into PIPE Subscription Agreements with additional PIPE Investors prior to the closing of the Business Combination.
Pursuant to the PIPE Subscription Agreements, a PIPE Investor may elect to reduce the number of shares of PIPE Stock it is obligated to purchase under its PIPE Subscription Agreement, on a one-for-one
basis, up to the total amount of shares of PIPE Stock subscribed for under the PIPE Subscription Agreement, to the extent the PIPE Investor (i) purchases AACT Class A Ordinary Shares in open market transactions at a price less than the Redemption Price prior to the Record Date; or (ii) beneficially owned any AACT Class A Ordinary Shares as of the date of its PIPE Subscription Agreement. With respect to Open Market Purchase Shares, a PIPE Investor must agree to (A) not sell or otherwise transfer any Open Market Purchase Shares prior to the Closing; (B) not vote any Open Market Purchase Shares in favor of approving the Business Combination or any extension of AACT and instead submit a proxy abstaining from voting on such proposal; and (C) to the extent such PIPE Investor has the right to have any of its Open Market Purchase Shares redeemed for cash in connection with the Closing or in connection with any extension of AACT, not exercise any such redemption rights. With respect to Currently Owned Shares, a PIPE Investor must agree to (A) not sell or otherwise transfer any Currently Owned Shares prior to the Closing, (B) vote all of its Currently Owned Shares in favor of approving the Business Combination or any extension of AACT, and (C) to the extent such PIPE Investor has the right to have any of its Currently Owned Shares redeemed for cash in connection with the Closing or in connection with any extension of AACT, not exercise any such redemption rights.
The closing of the PIPE Investment is contingent upon, among other things, all conditions precedent to the closing of the transactions contemplated by the PIPE Subscription Agreements having been satisfied or waived, and the Closing occurring substantially concurrently with the closing of the transactions contemplated by the PIPE Subscription Agreements. The PIPE Subscription Agreements provide that the PIPE Investors have certain customary registration rights with respect to the PIPE Stock.
Background of the Business Combination
AACT is a blank check company that was incorporated as a Cayman Islands exempted company on March 15, 2021. AACT was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Business Combination is the result of an extensive search for a potential business combination transaction utilizing Ares’ global investment presence, strong self-origination capabilities and underwriting capabilities. The terms of the Business Combination are the result of extensive negotiations among AACT and Legacy Kodiak. The following is a description of the background of these negotiations and the resulting terms of the Business Combination.
Prior to the consummation of its initial public offering, or IPO, on April 25, 2023, neither AACT, nor anyone on its behalf, had any substantive discussions, directly or indirectly, with any business combination target regarding a potential business combination transaction with AACT. Consistent with its strategy, following consummation of its IPO, AACT sought business combination targets with one or more of the following core attributes:

•	a differentiated and sustainable business model with a defensible market position;

•	strong people, processes and culture;

•	attractive growth prospects, including an ability to capitalize on positive secular tailwinds;

•	sufficient scale and resources to achieve a successful transition into the public market;

•	anticipated benefits from having a public currency to enhance the ability to grow organically or through M&A; and

•	anticipated benefits from Ares’ relationships and deep value creation capabilities.
After the completion of its IPO, representatives of AACT commenced an active search for prospective businesses and assets for AACT to acquire in its initial business combination. Representatives of AACT were also contacted by additional potential targets that AACT had not previously identified through its search process. AACT identified approximately 575 potentially attractive business combination opportunities through this active search process. Until agreeing to enter into exclusive negotiations with Legacy Kodiak on February 24, 2025, AACT conducted due diligence to varying degrees on such prospective businesses and assets, including a review of such businesses’ business model, competitive landscape, management and certain financial information, in each case, to the extent available. With the assistance of its advisors, AACT reviewed opportunities on a rolling basis and entered into 15 non-disclosure
agreements with potential targets, including Legacy Kodiak. AACT reviewed an additional seven potential targets under
pre-existing
non-disclosure
agreements between such targets and affiliates of the Sponsor. Each such non-disclosure
agreement was individually negotiated on customary terms. Only one of such agreements contained a standstill obligation, and none of the non-disclosure
agreements contained a “don’t ask, don’t waive” provision. AACT had active discussions with 15 of such potential targets, created detailed valuation presentations regarding approximately eight of such targets and delivered initial drafts of letters of intent to approximately five of such targets, including Legacy Kodiak.
Other than Legacy Kodiak, the potential targets with which AACT discussed value included: (i) an office supply retailer; (ii) a technology-enabled freight management company; (iii) a utilities services company; (iv) a renewable energy company (“
Company A
”); (v) a gaming company (“
Company B
”); (vi) a payments technology company (“
Company C
”); and (vii) a fitness and lifestyle company (“
Company D
”). AACT entered into formal negotiations through delivery of an initial letter of intent with each of Company A, Company B, Company C, and Company D.
AACT engaged in discussions with Company A from May 2023 through August 2023, but AACT put discussions on hold to pursue Company B. AACT engaged with Company B from June 2023 through September 2023, but AACT and Company B were ultimately unable to agree on economic terms with respect to a potential business combination transaction. AACT engaged in discussions with Company C from May 2024 through September 2024, but AACT ultimately concluded that Company C’s business would not be suitable for AACT or its shareholders, for various reasons, including scale and public market readiness. AACT engaged in discussions with Company D from November 2024 through February 2025. AACT ultimately halted discussions with Company D to focus on its pursuit of the Business Combination with Legacy Kodiak.
Over the course of its initial discussions with Legacy Kodiak, AACT determined that Legacy Kodiak was a strong target business due to, among other factors, its: (i) significant total addressable market; (ii) compelling industry tailwinds; (iii) strong customer traction; (iv) differentiated technology platform; and (v) industry-leading management team. These factors aligned with AACT’s investment criteria. For a further discussion of the AACT Board’s and the Special Committee’s considerations, see the section of this proxy statement/prospectus entitled “
—The AACT Board
’
s and the Special Committee
’
s Reasons for the Approval of the Business Combination
”.
The following chronology summarizes the key meetings and events that led to the execution of a non-binding
summary of terms for a proposed business combination between AACT and Legacy Kodiak (the “
Term Sheet
”) and the execution of the Business Combination Agreement and other Ancillary Documents with Legacy Kodiak. As a summary of key meetings and events leading to such outcomes, this chronology does not purport to catalogue every conversation among representatives of AACT, Legacy Kodiak and their respective advisors.
On December 2, 2024, an investor in Legacy Kodiak reached out to an affiliate of the Sponsor regarding a potential deSPAC transaction involving Legacy Kodiak. The investor was connected to Allyson Satin, the Chief Operating Officer of AACT. Following productive initial discussions, AACT and Legacy Kodiak entered into a mutual non-disclosure
agreement on December 10, 2024. In addition, AACT began to conduct high level business due diligence on Legacy Kodiak, which included market and industry due diligence, channel checks, conversations with internal investment professionals and meetings with Legacy Kodiak management and other team members.
On December 16, 2024, the AACT Board held a regularly scheduled pipeline update meeting and received an update from AACT management on its current prospective business combination targets, including an update on discussions with Legacy Kodiak.
Following additional interactions with Legacy Kodiak management and continued progress on its business due diligence efforts, AACT delivered an initial draft of the Term Sheet to Legacy Kodiak on January 15, 2025. The draft Term Sheet contemplated an all-equity
transaction giving Legacy Kodiak an initial
pre-closing
equity value of $2.0 billion and assigning a value (the “
SPAC Share Value
”) to Kodiak Common Stock of $10.00 in

the exchange. The initial draft of the Term Sheet also contemplated an earnout opportunity for Legacy Kodiak Securityholders totaling 25,000,000 shares of Kodiak Common Stock, with 25% of such earnout consideration becoming issuable upon achievement of each of a volume-weighted average price of Kodiak Common Stock, or volume-weighted average price hurdle, of $13.00 and $15.00, and the remaining 50% of such earnout consideration becoming issuable upon the achievement of a $20.00 volume-weighted average price hurdle, in each case, during the four year Earn Out Period. As part of the transaction, the Term Sheet provided for the Sponsor to subject 50% of its Founder Shares to forfeiture unless the Kodiak Common Stock achieved the $13.00 volume-weighted average price hurdle during the Earn Out Period.
Throughout the remainder of January, and through the signing of the Term Sheet on February 24, 2025, AACT and Legacy Kodiak continued to negotiate the Term Sheet, including the following material terms: (i) the pre-closing
equity value to be given to Legacy Kodiak in the Business Combination; (ii) whether a clawback should apply to earnout consideration receivable by Legacy Kodiak Securityholders in connection with the transactions in limited circumstances; (iii) the terms for, and duration of, exclusivity of negotiations between the parties; (iv) the initial reserve for the 2025 EIP; and (v) whether the Business Combination Agreement would include a closing condition in favor of AACT related to Legacy Kodiak or normalized levels of working capital. In addition, Legacy Kodiak negotiated an increase in the aggregate Kodiak Common Stock comprising the earnout consideration from 25,000,000 shares to 50,000,000 shares, with one third of such earnout shares becoming eligible for issuance at each of the higher volume-weighted average price hurdles of $18.00, $23.00 and $28.00. The volume-weighted average price hurdle for the vesting of the 50% of Sponsor’s Founder Shares to be subjected to a vesting requirement was similarly increased to $18.00.
On January 27, 2025, the AACT Board met to receive an update from AACT management on the status of negotiations with Legacy Kodiak and Company D.
On January 31, 2025, Jordan Coleman, Chief Legal and Policy Officer at Legacy Kodiak, and representatives from Legacy Kodiak’s counsel, Wilson Sonsini Goodrich & Rosati Professional Corporation (“
Wilson Sonsini
”), discussed with representatives from counsel to AACT, Kirkland & Ellis LLP (“
K&E
”), a proposal from Legacy Kodiak for an affiliate of the Sponsor (the “
Sponsor Affiliate Investor
”) to provide financing to Legacy Kodiak. Following such conversations, the Term Sheet was revised to contemplate the Sponsor Affiliate Investor providing: (i) $10.0 million of financing to Legacy Kodiak upon signing of the Term Sheet in the form of a SAFE; and (ii) $20.0 million of financing at the time of the signing of the Business Combination Agreement in the form of second lien convertible notes of Legacy Kodiak (the “
Second Lien
Financing
”; and the SAFE investment and the Second Lien Financing, together, the “
Legacy Kodiak Financing
”). In parallel with negotiations of the Term Sheet, the Sponsor Affiliate Investor and Legacy Kodiak negotiated the terms of the Legacy Kodiak Financing.
During this time, AACT continued to conduct due diligence on Legacy Kodiak and, at the direction of AACT, K&E commenced its legal due diligence review of Legacy Kodiak. K&E delivered an initial diligence request list on January 16, 2025 and was granted access to a data room on January 17, 2025 (the “
Data Room
”). Representatives of K&E held an initial due diligence call with Legacy Kodiak management, in which representatives of AACT participated, on January 20, 2025.
During the course of negotiations regarding the Term Sheet, AACT management updated the AACT Board on the status and terms of the negotiations.
On February 15, 2025, K&E circulated revised drafts of each of the Term Sheet, a form of SAFE and a side letter providing for the right of the Sponsor Affiliate Investor to exchange the purchase amount of its SAFE for a Second Lien Loan with the same principal amount. The Term Sheet provided for: (i) a pre-Closing
equity value of Legacy Kodiak of $2.0 billion; (ii) no clawback right over earnout consideration; (iii) a
45-day
exclusivity period; and (iv) an initial reserve for the 2025 EIP equal to ten percent of the outstanding equity of Kodiak as of the Closing. The proposed terms and vesting requirements for the Earn Out Securities and the Sponsor Earn Out Securities were as stated in this proxy statement/prospectus.

Over the course of the next week Legacy Kodiak and the Sponsor Affiliate Investor engaged with Legacy Kodiak’s first lien lender, Horizon Technology Finance Corporation, to negotiate a subordination agreement that would govern the relationship between Horizon Technology Finance Corporation and its relevant affiliates, as first lien lenders to Legacy Kodiak, and participants in the Second Lien Financing.
On February 19, 2025, following a meeting of the Legacy Kodiak Board, an investor in Legacy Kodiak contacted Ms. Satin of AACT to discuss their rationale for an increase in the pre-closing
equity value to be given to Legacy Kodiak in the Business Combination.
On February 20, 2025, AACT agreed to increase the
pre-Closing
equity value given to Legacy Kodiak in the transaction from $2.0 billion to $2.5 billion. Following a meeting of the Legacy Kodiak Board on February 20, 2025 to consider AACT’s revised proposal, an all hands call among principals and legal advisors from each of Legacy Kodiak, AACT and the Sponsor was held on February 21, 2025.
On February 24, 2025, AACT, the Sponsor Affiliate Investor and Legacy Kodiak executed the Term Sheet, the Sponsor Affiliate Investor’s SAFE and related side letter, and the Sponsor Affiliate Investor funded its $10.0 million SAFE later that morning. In addition, certain additional institutional investors made an additional $10.0 million SAFE investment alongside the Sponsor Affiliate Investor for a total of $20.0 million. An initial draft of the Business Combination Agreement, reflecting the terms set forth in the Term Sheet, was circulated by K&E to Wilson Sonsini later that day.
Following the execution of the Term Sheet, the AACT Board received an update regarding the Business Combination and next steps.
Given the Sponsor Affiliate Investor’s $10.0 million SAFE investment in Legacy Kodiak and commitment to provide an additional $20.0 million investment in Legacy Kodiak in the form of Second Lien Loans, following the execution of the Business Combination Agreement, the AACT Board formed the Special Committee for the purpose of considering the Business Combination. The Special Committee was formed by unanimous written consent of the AACT Board (the “
Enabling Resolutions
”). The Enabling Resolutions appointed independent directors Brad Coleman and David Hirz to the Special Committee. The Enabling Resolutions also empowered the Special Committee with the full power and authority of the AACT Board to: (i) review and evaluate the terms and conditions of the Business Combination; (ii) identify, review and evaluate the consequences of not engaging in the Business Combination; (iii) determine whether the Business Combination is fair to, advisable and in the best interests of AACT; (iv) engage, and obtain any necessary or desirable advice, assistance and opinions from legal counsel, financial and other advisors, consultants and agents; (v) recommend to the AACT Board what action, if any (including a determination not to pursue such business combination), should be taken by AACT with respect to the Business Combination; (vi) do all things that may, in the judgment of the members of the Special Committee, be necessary, appropriate or advisable to assist the Special Committee in carrying out its responsibilities; (vii) provide reports or recommendations to the AACT Board in regard to Business Combination at such times as the Special Committee deemed appropriate and consistent with its activities; and (viii) approve or reject, in the Special Committee’s sole discretion, the Business Combination. As further discussed more fully in the section of this proxy statement/prospectus entitled “
Information about AACT—Executive Compensation and Director Compensation,”
the members of the Special Committee (A) held no, and continued through the Signing Date to hold no, equity securities of AACT or Legacy Kodiak; and (B) are entitled to receive only directors’ fees paid in cash and reimbursement of out-of-pocket
expenses incurred in connection with activities on AACT’s behalf in cash in connection with their service on the AACT Board.
On March 3, 2025, the Special Committee met to discuss the transaction and transaction process as well as consider engaging a financial advisor and legal counsel. After appointing Brad Coleman as chair of the Special Committee, the Special Committee considered the credentials of Mourant Ozannes (Cayman) LLP (“
Mourant
”) as legal counsel. After deliberation among themselves and confirming that no conflicts would arise from its representation of the Special Committee, the Special Committee engaged Mourant as counsel to the Special

Committee. Representatives of a prospective financial advisor then joined the meeting and reviewed a presentation with the Special Committee discussing their credentials. After discussion with the Special Committee, the representatives of the prospective financial advisor left the meeting. The Special Committee also considered interviewing other financial advisors and directed K&E to provide a list of additional financial advisors who had relevant industry expertise and had previously provided fairness opinions in connection with similar transactions. After the meeting, K&E provided the requested list and the members of the Special Committee directed K&E to arrange a meeting with Lincoln.
Prior to and following the execution of the Term Sheet, representatives of AACT and representatives of Legacy Kodiak and its advisors had several in-person
and telephonic diligence meetings covering various topics related to Legacy Kodiak’s business, including Legacy Kodiak’s technology, commercial prospects, key contracts, and other financial and operational matters. Representatives from AACT also held discussions with numerous parties with relevant knowledge of the autonomous trucking sector. In addition, between February 24, 2025 and March 27, 2025, K&E continued its legal due diligence review of Legacy Kodiak. This included calls with Legacy Kodiak’s management team members on each of February 28, 2025, March 3, 2025, and March 17, 2025. K&E also sent supplemental diligence requests and conducted a review of supplemental documentation provided in the Data Room. A report prepared by K&E summarizing key findings of K&E’s legal due diligence review was made available to the Special Committee on April 2, 2025.
On March 5, 2025, Wilson Sonsini sent a revised draft of the Business Combination Agreement to K&E.
Beginning March 6, 2025, representatives of AACT, K&E and Wilson Sonsini worked with Legacy Kodiak management and AACT management on an investor presentation (the “
Investor Presentation
”) to use with prospective additional Second Lien Financing participants and prospective PIPE Investors in connection with the Business Combination.
On March 7, 2025, the Special Committee met to review the credentials of Lincoln as a prospective financial advisor to the Special Committee. Representatives from AACT’s management, who were present by invitation, gave an update on the transaction including key diligence findings and transaction agreement matters to date. Following the update from AACT’s management, AACT’s management departed the meeting. Lincoln, who was present by invitation, then gave a presentation regarding its credentials and prior experience serving as a financial advisor in deSPAC transactions generally and in the automotive sector specifically. Following the presentation, Lincoln departed the meeting. The Special Committee then deliberated and determined to engage Lincoln, due to their extensive industry knowledge and experience in connection with deSPAC transactions, subject to a review of any material business relationships between Lincoln, on the one hand, and AACT, the Sponsor, Legacy Kodiak or their affiliates, on the other hand.
On March 11, 2025, the AACT Board and the Audit Committee of the AACT Board held meetings to approve AACT’s
10-K
filing. The AACT Board also received an update on the proposed Business Combination.
On March 12, 2025, K&E circulated a revised draft of the Business Combination Agreement to Wilson Sonsini. On March 17, 2025, representatives from K&E and representatives from Wilson Sonsini held a call to discuss the then current draft of the Business Combination Agreement. Representatives from Lincoln were also given access to the Data Room.
On March 18, 2025, representatives from Lincoln held a due diligence call with Legacy Kodiak’s management.
On March 24, 2025, Wilson Sonsini circulated a revised draft of the Business Combination Agreement to K&E.
On March 25, 2025, the Special Committee met to receive an update on transaction status and an interim update on Lincoln’s valuation assessment. Representatives from AACT, who were present by invitation, gave an overview of the current status of negotiations with Legacy Kodiak regarding the Business Combination Agreement. Following the presentation by AACT management, AACT management departed the meeting. Lincoln was then invited into the meeting to give an interim update on its valuation analysis. At the conclusion of their presentation, representatives from K&E asked representatives from Lincoln to disclose Lincoln’s material business relationships with each of AACT, the Sponsor, Legacy Kodiak and their affiliates, which Lincoln did. Following Lincoln’s presentation, the Lincoln team departed the meeting. The Special Committee deliberated and instructed K&E to finalize an engagement letter with Lincoln.
On March 31, 2025, K&E circulated a revised draft of the Business Combination Agreement to Wilson Sonsini. In the revised draft of the Business Combination Agreement, K&E, at the direction of AACT, increased the SPAC Share Value from $10.00 to the Redemption Price. K&E also circulated an initial draft of the Sponsor Support Agreement.
On April 3, 2025, AACT executed PIPE Placement Agent Engagement Letters with each of the PIPE Placement Agents.
From March 31, 2025 through April 14, 2025, the parties continued to negotiate other terms in the Business Combination Agreement, the exhibits to the Business Combination Agreement, including the form of Company Support Agreement, the form of Amended and Restated Registration Rights Agreement, and the Sponsor Support Agreement. AACT and Legacy Kodiak continued also to finalize the Investor Presentation.
Representatives of AACT, Legacy Kodiak, K&E and Wilson Sonsini held a meeting on April 4, 2025, to discuss the effects of the change in the SPAC Share Value on the number of shares of Kodiak Common Stock to be issued to Legacy Kodiak Securityholders in the Business Combination, as well as its potential positive impacts on the success of the Business Combination. Thereafter, the parties continued to negotiate the increase in the SPAC Share Value and on April 9, 2025, Legacy Kodiak indicated that it would accept the increase in the SPAC Share Value to the Redemption Price in exchange for an increase in the aggregate number of Earn Out Securities. The parties agreed to an increase in the aggregate of number of Earn Out Securities, from 50,000,000 to 75,000,000 with one third of such Earn Out Securities becoming issuable upon achievement of each of the previously agreed volume-weighted average price hurdles of $18.00, $23.00 and $28.00.
Starting on April 4, 2025, the PIPE Placement Agents began to conduct outreach to prospective PIPE investors. In addition, Chardan, capital markets advisor for Legacy Kodiak, continued to seek additional providers of Legacy Kodiak Financing.
On April 9, 2025, the AACT Board held a meeting to receive an update from AACT management on the proposed Business Combination and the status of negotiations of the Business Combination Agreement.
Over the weekend from April 10, 2025 to April 13, 2025, AACT sent draft PIPE Subscription Agreements to certain institutional and accredited investors. In addition, K&E and Wilson Sonsini continued to exchange drafts of the Business Combination Agreement and the Ancillary Documents.
On April 13, 2025, the Special Committee held a meeting to consider the Business Combination. At the meeting, by invitation, were representatives of AACT, K&E, Mourant, Maples & Calder (Cayman) LLP (“
Maples
”), Cayman Islands counsel to the AACT Board, Lincoln and other members of the AACT Board on an observer basis. At the meeting: (i) representatives of AACT gave a transaction overview; (ii) following AACT’s transaction overview, K&E gave a presentation regarding the proposed terms of the Business Combination Agreement, the Ancillary Documents, the PIPE Subscription Agreements and the proposed resolutions to be considered; (iii) following K&E’s presentation, Mourant gave an overview of the fiduciary duties of the Special Committee under Cayman Islands law; (iv) following Mourant’s presentation, Maples gave an overview of the AACT Board’s fiduciary duties under Cayman Islands law and then exited the meeting immediately thereafter; and (v) following Maple’s presentation, Lincoln gave an overview of its financial analyses. At the conclusion of

Lincoln’s presentation to the Special Committee, Lincoln orally conveyed its opinion, which Lincoln subsequently confirmed in writing, that the Base Purchase Price, which excluded the Earn Out Securities, was fair, from a financial point of view, to the Purchaser Unaffiliated Shareholders. Following the rendering of Lincoln’s oral opinion, Lincoln, AACT management and the members of the AACT Board not on the Special Committee departed the meeting. The Special Committee then deliberated with its counsel over the proposed Business Combination. Following deliberation, the Special Committee unanimously, among other things: (i) authorized and approved the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements and the transactions contemplated by such agreements; (ii) determined that it was advisable and in the best interests of AACT and its shareholders for AACT to enter into the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements; (iii) recommended that the AACT Board authorize and approve Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements; and (iv) recommended that the AACT shareholders approve the Shareholder Proposals.
Immediately following the foregoing approval by the Special Committee, the AACT Board convened a meeting where the chair of the Special Committee informed the Board of the Special Committee’s recommendation and approvals. Following deliberation, the AACT Board unanimously, among other things: (i) determined that it was advisable and in the best interests of AACT and its shareholders for AACT to enter into the Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements; (ii) approved the transactions contemplated by the Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements; and (iii) recommended that the AACT shareholders approve the Shareholder Proposals.
Following the approval by the Special Committee and the AACT Board, on April 14, 2025, AACT and Legacy Kodiak executed and delivered the Business Combination Agreement and each PIPE Investor executed and delivered its respective PIPE Subscription Agreement. The Sponsor and AACT executed and delivered the Sponsor Support Agreement and Don Burnette, AACT and the Company executed and delivered a Company Support Agreement. In addition, the Sponsor Affiliate Investor provided a $20.0 million Second Lien Loan to Legacy Kodiak, alongside an additional $8.3 million of Second Lien Loans provided or committed from other participants in the Second Lien Financing. Immediately prior to the signing of the Business Combination Agreement, the Sponsor Affiliate Investor also exercised its option to exchange the $10.0 million in purchase amount of its SAFE for equal principal amount of Second Lien Loans. Shortly following the execution and delivery of the Business Combination Agreement, Company Support Agreements were executed and delivered by additional stockholders of Legacy Kodiak representing approximately 79% of the voting power of Legacy Kodiak’s outstanding common stock and preferred stock, on an as-converted
basis. The signatories to the Company Support Agreements beneficially own a sufficient number of shares of Legacy Kodiak voting stock to adopt the Business Combination Agreement and approve the Business Combination on behalf of Legacy Kodiak’s stockholders.
The AACT Board’s and the Special Committee’s Reasons for the Approval of the Business Combination
The AACT Board established the Special Committee for the purpose of reviewing and evaluating the Business Combination and recommending to the AACT Board what action, if any, should be taken by AACT with respect to the Business Combination. In evaluating the Business Combination, the Special Committee consulted with AACT management as well as the Special Committee’s financial and legal advisors. On April 13, 2025, the Special Committee unanimously: (i) authorized and approved the Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements and the transactions contemplated by such agreements; (ii) determined that it was advisable and in the best interests of AACT and its shareholders for AACT to enter into the Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements; and (iii) recommended that the AACT shareholders approve the Shareholder Proposals.
In evaluating the Business Combination, the AACT Board consulted with AACT’s management, the Special Committee and AACT’s financial and legal advisors. On April 13, 2025, following the Special Committee meeting referred to in the immediately preceding paragraph, the AACT Board unanimously: (i) determined that it was advisable and in the best interests of AACT and its shareholders for AACT to enter into the Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements; (ii) approved the transactions contemplated by the Business Combination Agreement, the Ancillary Documents, and the PIPE Subscription Agreements; and (iii) recommended that the AACT shareholders approve the Shareholder Proposals.
The AACT Board and the Special Committee each considered and evaluated a number of factors, including the factors discussed below. The AACT Board and the Special Committee did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching their respective determinations. The AACT Board and the Special Committee viewed their respective decisions as being based on all of the information available and the factors presented to and considered by them. In addition, individual directors may have given different weight to different factors. This explanation of the AACT Board’s and the Special Committee’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “
Cautionary Note Regarding Forward-Looking Statements
.”
The AACT Board and the Special Committee each considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements and the transactions contemplated by those agreements, including the following factors:

•	Size of the Total Addressable Market . Estimates of the size of the total addressable market for autonomous trucking.

•	Differentiated Technology Platform . Legacy Kodiak’s AI-driven software and modular hardware platform creates a single autonomous driver capable of working across a variety of all deployments.

•
Compelling Industry Tailwinds
. Autonomy is expected to help solve trucking industry pain points including the driver shortage and rising costs and that the regulatory environment for autonomous trucking is generally positive.

•	Contract with Atlas . Atlas Energy Solutions has had two driverless trucks in operation since December 2024. In March 2025, Atlas committed to deploying the Kodiak Driver on 100 Atlas-owned trucks.

•
Attractive Valuation
. The AACT Board and the Special Committee believe the Business Combination gives an attractive equity value to Legacy Kodiak as compared to a range of valuations given to comparable companies in connection with similar transactions and public and private financings, as more fully described under “—
Summary of Lincoln’s Financial Analysis
”. The AACT Board and the Special Committee also considered that Legacy Kodiak was able to secure over $110.0 million (including $60.0 million in aggregate from multiple PIPE Investors, committing to subscribe for Kodiak Common Stock in connection with the Business Combination), in connection with the negotiation of the Business Combination Agreement. The AACT Board and the Special Committee also considered that the PIPE Investors consisted of a mix of existing Legacy Kodiak investors and investors with no prior investment in Legacy Kodiak.

•	Industry-leading Management Team . Legacy Kodiak is managed by self-driving industry pioneers who are well-regarded across the industry with a history of consistently meeting or exceeding milestones.

•
Fairness Opinion of the Financial Advisor to the Special Committee
. The Special Committee took into account the financial analyses reviewed by Lincoln with the Special Committee as well as the oral opinion of Lincoln rendered to the Special Committee on April 13, 2025, as to the fairness, from a financial point of view, to the Purchaser Unaffiliated Shareholders of the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination. Lincoln subsequently confirmed its opinion in writing. The AACT Board also considered that the Special Committee had received a fairness opinion from Lincoln.

•
Modification in Recommendation
. As more fully described under “
The Business Combination Proposal
,” pursuant to the Business Combination Agreement, the AACT Board and the Special Committee may withdraw, amend, qualify or modify its recommendation to AACT shareholders that they vote in favor of the Shareholder Proposals (a “
Modification in Recommendation
”) at any time prior to, but not after, the Domestication if they conclude in good faith, after consultation with their outside legal advisors and financial advisors, that the failure to make such a Modification in Recommendation would be a breach of fiduciary duties under applicable law.

•
Lockup
. Subject to certain limited, and customary exceptions with respect to permitted transfers, Kodiak Securityholders will be subject to a 12-month lockup in respect of the Kodiak Common Stock and other Kodiak securities issued to them as consideration in the business combination, which will provide important stability to the combined company. Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions applicable to the Lockup Shares will expire.

•
Due Diligence
. AACT and its advisors, including K&E, conducted a diligence review of Legacy Kodiak and its businesses and operations, including review of relevant documentation and discussions with Legacy Kodiak management and Legacy Kodiak’s financial and legal advisors.

•
Other Alternatives
. No other alternative transactions were currently under consideration and not proceeding with the Business Combination was expected to have a negative impact on the Extension as well as deprive AACT’s shareholders from the opportunity to participate in an investment in Legacy Kodiak.

•
Shareholder Approval
. In connection with the Business Combination, AACT’s public shareholders have the option to: (i) remain shareholders of the combined company; (ii) sell their Public Shares; or (iii) redeem their Public Shares for the Redemption Price pursuant to the terms of AACT’s organizational documents.

•
Negotiated Transaction
. The financial and other terms and condition of the Business Combination Agreement, the Ancillary Documents and the PIPE Subscription Agreements are reasonable and were the product of an arm’s length negotiation between AACT and Legacy Kodiak.

•
Special Committee Recommendation
. The AACT Board considered that the Special Committee, comprised of independent directors of the AACT Board, unanimously recommended the approval of the Business Combination Agreement, the Business Combination, the PIPE Subscription Agreements and all actions necessary, appropriate or advisable to consummate the Business Combination by the AACT Board after careful consideration of the Business Combination and the investment opportunity in Legacy Kodiak.

The AACT Board and the Special Committee also considered a variety of risks and uncertainties and other potentially negative factors concerning the Business Combination, including the following:

•
Limited Commercialization of Legacy Kodiak’s Solution and Related Business Risks
. The AACT Board and the Special Committee considered the risks to successful implementation of Legacy Kodiak’s long-term business plan and strategy in light of its limited operating history. Such risks included: (i) the risk that further commercialization of Legacy Kodiak’s solution may be delayed; (ii) that Kodiak has incurred net losses since inception and may not be able to obtain necessary financing on terms favorable to Kodiak, or at all, whether in connection with the Business Combination or otherwise; (iii) risks relating to evolving regulatory requirements in the automotive industry including relating to autonomous and non-autonomous
vehicles and vehicle operation;

(iv) macroeconomic and geopolitical risks, including on supply chains of Legacy Kodiak’s suppliers that depend on components sourced from overseas markets, such as tariffs; (v) risks associated with flaws or misuse of AV technology, whether by Legacy Kodiak or third parties, and the adverse effects on Legacy Kodiak’s business that may result from such events.

•
Absence of Discounted Cash Flow Analysis or Multiples-Based Analysis
. Legacy Kodiak did not provide financial forecasts relating to Legacy Kodiak. As such, no discounted cash flow analysis or any multiples-based analysis was performed with respect to Legacy Kodiak.

•
Intellectual Property Risks
. The value of the intellectual property associated with Legacy Kodiak’s technology is based in part on Legacy Kodiak’s ability to use, protect and enforce its patents and other proprietary rights, which is not guaranteed and the inability to do so may expose Legacy Kodiak to the possible loss of competitive advantage.

•	Benefits May Not Be Achieved . The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

•
Redemption Risk
. The risk that a significant number of AACT shareholders elect to redeem their public shares prior to the consummation of the Business Combination pursuant to AACT’s organizational documentation, thereby reducing the amount of cash available to Kodiak following the consummation of the Business Combination, which could adversely affect Kodiak or reduce the benefits to AACT’s shareholders of the Business Combination.

•	Closing Conditions . The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within AACT’s control.

•
Listing Risks
. The challenges associated with preparing Legacy Kodiak, a private company, for the applicable disclosure and requisite internal controls and listing requirements to which Kodiak will be subject as a publicly traded company on a Stock Exchange.

•
Litigation
. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses . The fees and expenses associated with completing the Business Combination.

•	Other Risks . Various other risks associated with the business of Legacy Kodiak, as described in the section entitled “ Risk Factors ” appearing elsewhere in this proxy statement/prospectus.
In addition to considering the factors described above, the AACT Board and the Special Committee also considered the following:
Interests of Certain Persons.
Certain officers and directors of AACT may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of AACT shareholders (see section entitled “
The
Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
”). The AACT Board and the Special Committee reviewed and considered these interests during the negotiation of the terms of the Business Combination and in evaluating and unanimously approving, as members of the AACT Board and the Special Committee, respectively, the Business Combination Agreement and the Business Combination.
The AACT Board and the Special Committee concluded that the potential benefits expected to be received by AACT and its shareholders as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. The AACT Board and the Special Committee also noted that AACT’s shareholders would have a substantial economic interest in Kodiak (depending on the level of AACT shareholders that sought redemption of their Public Shares into cash). Accordingly, the AACT Board and the Special Committee unanimously determined that the Business Combination Agreement, the Business Combination, the PIPE Subscription Agreements and all actions necessary, appropriate or advisable to consummate the Business Combination and the PIPE Investments were advisable and in the best interests of AACT and its shareholders.
Fairness Opinion of Lincoln International LLC
On April 13, 2025, Lincoln rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing) to the effect that, as of such date and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln as set forth in its written opinion, the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement was fair, from a financial point of view, to the Purchaser Unaffiliated Shareholders.
In selecting Lincoln, the Special Committee considered, among other things, Lincoln’s experience providing fairness opinions in connection with deSPAC transactions and extensive industry experience.
Lincoln’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement, and did not address any other terms, aspects or implications of the Business Combination, or any agreements, arrangements or understandings entered into in connection with the Business Combination. The summary of Lincoln’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex L to this proxy statement/prospectus and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. Neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the AACT Board, AACT or any security holder as to whether they should elect to redeem their shares or how they should act or vote on any matter relating to the Business Combination or otherwise.
In connection with rendering its opinion, Lincoln, among other things:

•	reviewed the following documents:

•	audited financial statements for Legacy Kodiak as of and for the fiscal year ended December 31, 2023 (the “ Audited Historical Financials ”);

•
unaudited internal financial statements for Legacy Kodiak as of and for the nine-months ended September 30, 2024, in each case, provided to us by Legacy Kodiak (together with the Audited Historical Financials, the “
Historical Financials
”);

•	the pro forma equity ownership table of AACT and an estimated Business Combination sources and uses schedule provided to us on behalf of AACT (the “ Capitalization Model ”);

•	the Kodiak Driver-as-a-Service Economics;

•	a draft of the Business Combination Agreement, dated as of April 12, 2025;

•	Legacy Kodiak’s Investor Presentation dated April 2025;

•
other documents relating to the history, past and current operations, financial condition, and probable future outlook of Legacy Kodiak provided to us by the management of each of Legacy Kodiak and AACT;

•
discussed the business, financial outlook and prospects of Legacy Kodiak and its addressable market, as well as the terms and circumstances surrounding the Transactions, with management of Legacy Kodiak and AACT;

•
reviewed certain financial and other information for Legacy Kodiak, and compared that data and information with certain financial and corresponding data and information for companies with publicly traded securities that we deemed relevant, none of which was directly comparable to Legacy Kodiak;

•
reviewed certain financial and other information for Legacy Kodiak and the Business Combination, and compared that data and information with certain financial and corresponding data and information for companies that have been subject to change of control M&A transactions and capital raise transactions that we deemed relevant, none of which was directly comparable to Legacy Kodiak and the Business Combination; and

•	considered such other information and financial, economic and market criteria and analyses that we deemed relevant.
In performing its analyses and rendering its opinion with respect to the Base Purchase Price, Lincoln, with AACT management’s consent:

•
relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln did not assume any responsibility for the independent verification of, nor independently verified, any of such information;

•
relied upon the assurances of the management of AACT that to AACT’s knowledge, when delivered to Lincoln, the information provided to Lincoln was complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statement not misleading in light of the circumstances under which such statement was made;

•
assumed that the Historical Financials and the Capitalization Model provided to Lincoln were reasonably prepared in good faith on a basis reflecting the best currently reasonably available estimates and judgments of the management of AACT and, to AACT’s knowledge, Legacy Kodiak, as applicable, as to the financial condition, operating performance and financial results of Legacy Kodiak and the current and future assets, liabilities and financial condition of AACT, pro forma for the Business Combination and as of the effective date of the Business Combination, as applicable, and that the assumptions supporting the Capitalization Model were, in light of the circumstances under which they were made, the best currently reasonably available. Lincoln assumed no responsibility for and expressed no opinion on the assumptions, estimates and judgments on which the Capitalization Model was based.

•	assumed that the Business Combination would be consummated in a timely manner that complied in all respects with all applicable federal and state statutes, rules and regulations;

•
assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Business Combination, no modification, delay, limitation, restriction, or condition would be imposed that would have an adverse effect on AACT, Legacy Kodiak or the Business Combination;

•
assumed that the Business Combination would be consummated in accordance with the terms outlined by AACT, in the Business Combination Agreement and in other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement in the Business Combination Agreement that was material to Lincoln’s analysis;

•
assumed that there was no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of Legacy Kodiak or AACT since the date the most recent information was made available to Lincoln;

•	assumed that the final terms of the Business Combination would not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

•	assumed that the final versions of all documents (including the Business Combination Agreement) reviewed by Lincoln conformed in all material respects to the drafts reviewed by Lincoln.
Lincoln prepared its opinion as of the date of such opinion. Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as they existed on and the information made available to Lincoln as of the date of such opinion. Although subsequent developments may affect Lincoln’s opinion, Lincoln does not have any obligation to update, revise or reaffirm its opinion. As the Special Committee was aware, Lincoln was not provided with, and Lincoln did not have access to, financial forecasts relating to Legacy Kodiak prepared by the management of Legacy Kodiak. Accordingly, Lincoln did not perform a discounted cash flow analysis or any multiples-based analysis with respect to Legacy Kodiak. Lincoln relied upon the assessments of the management of Legacy Kodiak and AACT as to, among other things, the potential impact on Legacy Kodiak and AACT of market, competitive, seasonal, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the autonomous mobility industry and the geographic regions and local communities in which Legacy Kodiak operates. Lincoln assumed that there would not be any developments with respect to any such matters that would have an adverse effect on Legacy Kodiak, AACT or the Business Combination (including the contemplated benefits of the Business Combination) or that otherwise would be meaningful in any respect to Lincoln’s analyses or opinion. In preparing its opinion, Lincoln did not take into account any tax consequences of the Business Combination to any holder of Legacy Kodiak Common Stock, AACT Ordinary Shares or Kodiak Common Stock. The Special Committee advised Lincoln that the parties intended that the Domestication, the Sponsor Share Conversion, the Class A Ordinary Share Conversion and the Merger, each as defined in the Business Combination Agreement, taken individually, would qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and Lincoln assumed that the Domestication, the Sponsor Share Conversion, the Class A Ordinary Share Conversion and the Merger would otherwise qualify for the intended tax treatment contemplated by the Business Combination Agreement.
Lincoln did not evaluate AACT’s or Legacy Kodiak’s solvency or the adequacy of Kodiak’s capital following the Business Combination and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance
sheet or otherwise) of AACT or Legacy Kodiak or any of their respective subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. For purposes of Lincoln’s financial analyses and Lincoln’s opinion, with the consent of the Special Committee: (i) Lincoln did not perform any financial analyses to evaluate the value of AACT or to derive valuation reference ranges for shares of Kodiak Common Stock for purposes of comparison with the Base Purchase Price or otherwise; (ii) Lincoln assumed, at the Special Committee’s direction, that the value of each share of Kodiak Common Stock was equal to the Redemption Price (pursuant to the Business Combination Agreement and the Capitalization Model) and Lincoln assumed no responsibility and expressed no opinion as to such per share value; (iii) Lincoln assumed, at the Special Committee’s direction, that the aggregate value of the Base Purchase Price was equal to $2.5 billion as provided in the Business Combination Agreement and the Capitalization Model; and (iv) Lincoln’s analyses excluded consideration of the Earn Out Securities. Lincoln was not requested to, nor did Lincoln participate in the negotiation or structuring of the Business Combination. Lincoln was not requested to, nor did Lincoln seek alternative candidates for the Business Combination.
Lincoln’s opinion (i) did not address the underlying business decision of the Special Committee of AACT or AACT to proceed with or effect the Business Combination or the relative merits of the Business Combination as compared to other transaction structures, transactions or business strategies that may be available to AACT or the effect of any other transaction in which AACT might engage, and did not address whether the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement was the best possibly attainable under the circumstances, (ii) did not address the capital structure of AACT, whether AACT should be issuing debt or equity securities or a combination of both in connection with the Transactions or the PIPE Investment, or the form, structure or any aspect or terms of any debt or equity financing for Business Combination or the PIPE Investment or the likelihood of closing such financings, (iii) did not address the capital structure or equity capitalization of AACT or the effect of the Transactions or the capital structure or equity capitalization of AACT on the value of AACT Ordinary Shares after giving effect to the Business Combination; (iv) did not constitute advice or a recommendation to the Special Committee, the AACT Board, AACT or any security holder as to whether they should elect to redeem their shares, or how they should act or vote with respect to any matter relating to the Business Combination, (v) only addressed the fairness from a financial point of view to the Purchaser Unaffiliated Shareholders of the Base Purchase Price, which excluded the Earn Out Securities, to be paid by AACT in the Business Combination pursuant to the Business Combination Agreement and did not address any other terms, aspects or implications of the Business Combination, or any agreements, arrangements or understandings entered into in connection with the Business Combination or otherwise, (vi) did not address the individual circumstances of specific shareholders of AACT with respect to rights or aspects which may distinguish such holders or equity securities held by such holders; and (vii) did not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities or holders (including the Sponsor). Lincoln expressed no opinion as to the fairness of any portion or aspect of the Business Combination to (i) the holders of any class of securities, creditors or other constituencies of AACT, Legacy Kodiak or any other party, except as expressly set forth in its opinion, or (ii) any one class or group of AACT’s or Legacy Kodiak’s securityholders, creditors or other constituencies vis-à-vis
any other class or group of AACT’s or Legacy Kodiak’s security holders, creditors or other constituents (including, without limitation, the allocation of any of the Base Purchase Price among or within such classes or groups of security holders, creditors or other constituents). The decision as to whether to proceed with the Business Combination or any related transaction depended on an assessment of various factors, many of which were unrelated to the financial analyses on which Lincoln’s opinion was based.
Lincoln expressed no opinion as to what the market price or value of the AACT Ordinary Shares, Kodiak Common Stock or any other publicly traded securities issued by AACT or Legacy Kodiak would be after the announcement or consummation of the Business Combination (including as compared to the Redemption Price which holders of AACT Ordinary Shares may receive on redemption of their AACT Ordinary Shares in connection with the Redemption). Lincoln’s opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of AACT’s credit worthiness, as tax advice, or as accounting advice. Lincoln also expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to AACT’s officers, directors or employees, or class of such persons, in connection with the Business Combination relative to the Base Purchase Price in the Business Combination.
Set forth below is a summary of the material financial analyses reviewed by Lincoln with the Special Committee on April 13, 2025 in connection with rendering Lincoln’s opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Lincoln. The order of the analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Lincoln. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before April 13, 2025 and is not necessarily indicative of then-current market conditions.
The following summary of Lincoln’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Base Purchase Price, which excluded the Earn Out Securities. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses. Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness of the Base Purchase Price, which excluded the Earn Out Securities. Lincoln did not place any specific reliance on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its opinion.
In performing its analyses, Lincoln made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AACT, Legacy Kodiak or any other parties to the Business Combination. None of AACT, Legacy Kodiak or Lincoln or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Legacy Kodiak do not purport to be appraisals or reflect the prices at which Legacy Kodiak may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty.
Summary of Lincoln’s Financial Analysis
Implied Transaction Enterprise Value
Using information obtained from management of AACT and Legacy Kodiak, for purposes of the financial analysis described below, Lincoln derived an implied enterprise value of Legacy Kodiak in the Business Combination (the “
Transaction Enterprise Value
”) of $2,530 million (which excluded the Earn Out Securities). Lincoln derived the Transaction Enterprise Value by (i) calculating the number of shares of Kodiak Common Stock in the Aggregate Consideration, by dividing (A) the Base Purchase Price of $2,500 million by (B) the Redemption Price of $11.01 per share, each as provided in the Business Combination Agreement and the Capitalization Model, which resulted in a number of shares of 227,066,303; (ii) multiplying the number of shares in the Aggregate Consideration by the Redemption Price to derive an implied equity value for Legacy Kodiak of $2,500 million; and (iii) adding the pro forma debt balance of Legacy Kodiak of $33.0 million, as provided in the Capitalization Model. This resulted in an implied Transaction Enterprise Value for Legacy Kodiak of $2,530 million. The Transaction Enterprise Value did not incorporate the value of the Earn Out Securities or any use of cash for transaction expenses.
As mentioned above, Lincoln did not perform a discounted cash flow analysis or any multiples-based analysis with respect to Legacy Kodiak because Lincoln was not provided with and did not have access to financial forecasts relating to Legacy Kodiak prepared by the management of Legacy Kodiak.
Selected Public Companies Analysis
Lincoln performed a selected public companies analysis for Legacy Kodiak. Lincoln selected seven publicly traded companies focused on developing and/or providing components for autonomous driving and/or automotive technology (which companies are referred to in this section as the “
selected public companies
”) that Lincoln, based on its experience and professional judgment, deemed relevant to consider in relation to Legacy Kodiak and the Business Combination. Although none of the selected public companies are directly comparable to Legacy Kodiak, the selected public companies listed below were chosen by Lincoln because, among other reasons, their focus on autonomous driving and/or automotive technology, the commercial development stage of such technology and the comparability of such technology to Legacy Kodiak’s offering, the Kodiak Driver, or other factors, for purposes of Lincoln’s analysis, may be considered similar to Legacy Kodiak. Lincoln used its experience, expertise and knowledge of the industry to select public companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to those of Legacy Kodiak.
However, because none of the selected public companies are identical to Legacy Kodiak and Lincoln did not have access to non-public
information regarding those companies, Lincoln believed that it was inappropriate to,

and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Lincoln also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Legacy Kodiak and the selected public companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other publicly available data sources as of April 11, 2025, Lincoln calculated, for each selected public company, such selected public company’s enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money
options, warrants, restricted share units and other convertible securities) plus the book value of debt and certain liabilities less cash, cash equivalents and certain non-operating
assets), which is referred to in this section, with respect to the selected public companies, as the “
Enterprise Value
.”
The selected public companies and their respective Enterprise Values are listed below (dollars in millions):
Selected Public Companies Analysis

Selected Public Company	Enterprise Value ($ in millions)
Aurora Innovation, Inc.	$10,349
Pony AI Inc.	$991
WeRide Inc.	$2,117
Aptiv PLC	$17,500
HL Mando Corporation	$2,259
Luminar Technologies, Inc.	$505
Mobileye Global Inc.	$9,361
Mean	$6,155
Median	$2,259
Lincoln compared certain quantitative and qualitative factors of the selected public companies to Legacy Kodiak including: (i) a subset of the broader autonomous mobility ecosystem in which each operated, (ii) end market focus and total addressable market size where applicable, and (iii) projected revenue and revenue growth, based on consensus equity research analyst estimates, public filings and Lincoln’s experience and professional judgment. Taking into account such qualitative and quantitative factors, Lincoln observed the illustrative enterprise value range of the selected public companies was $505 million to $17,500 million, and the mean and median enterprise value of the selected public companies was $6,155 million and $2,259 million, respectively. Lincoln then analyzed and compared such Enterprise Values to the Transaction Enterprise Value of $2,533 million.
Selected Capital Raise Transaction Analysis
Lincoln reviewed and compared certain information relating to the following ten selected transactions involving companies focused on developing or providing components for autonomous driving and/or automotive technology (which transactions are referred to in this section as the “
selected capital raise transactions
”) that Lincoln, based on its experience and professional judgment, deemed relevant to consider in relation to Legacy Kodiak and the Business Combination. Although none of the selected capital raise transactions were directly comparable to the Business Combination, the selected capital raise transactions listed below were chosen by Lincoln because, among other reasons, their focus on autonomous driving and/or automotive technology, the commercial development stage of such technology and the comparability of such technology to Legacy Kodiak’s offering, the Kodiak Driver, or other factors, for purposes of Lincoln’s analysis, may be considered similar to the Business Combination. Lincoln used its experience, expertise and knowledge of the industry to select capital raise transactions that involved companies with certain operational, business and/or financial characteristics that, for purposes of this analysis, may be considered similar to those of Legacy Kodiak.

However, because none of the target companies in the selected capital raise transactions used in this analysis were identical to Legacy Kodiak, Lincoln believed that it was inappropriate to rely solely on the quantitative results of the selected capital raise transaction analysis. Accordingly, Lincoln also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Legacy Kodiak and each target company as well as the Transactions and the selected capital raise transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from data sources as of the time of the announcement of the relevant transactions, Lincoln calculated, for each selected capital raise transaction, the transaction value implied for each target company based on the amount raised in the applicable selected capital raise transaction and the amount of ownership in the targets that was sold, which transaction value is referred to in this section, with respect to the selected capital raise transactions, as the “
Pre-Money
Valuation
.”
The selected capital raise transactions considered in this analysis are summarized below:
Selected Capital Raise Transactions

Date Closed	Target	Lead Investors	Pre-Money Valuation ($ in millions)
2Q 2025 (1)	Einride AB	N/A – Rumored IPO	~$5,000
March 2025 (1)	Applied Intuition, Inc.	Kleiner Perkins	~$15,000 (2)
October 2024	Waymo LLC	Alphabet	$39,400
October 2024	Outrider Technologies, Inc.	New Enterprise Associates & Koch Disruptive Technologies	N/A
August 2024	Cruise LLC	N/A	N/A
August 2024	Gatik Inc.	N/A	N/A
May 2024	Motional AD Inc.	Hyundai Motors Group	$3,620
November 2023	May Mobility, Inc.	NTT Communications	$625
August 2023	Helm.AI Inc.	Freeman Group	$400
March 2023	Phantom AI, Inc.	InterVest Co., Ltd.	$165
		Mean	$8,202
		Median	$2,123

(1)	Represents announced date of the transactions.
(2)	Represents post-money valuation. Pre-money valuation figure is not publicly disclosed.
Lincoln compared certain quantitative and qualitative factors of the selected public companies to Legacy Kodiak including: (i) subset of the broader autonomous mobility ecosystem in which each operated and (ii) end market focus and total addressable market size where applicable, based on public filings and Lincoln’s experience and professional judgment. Taking into account various quantitative and qualitative factors and other considerations that Lincoln deemed relevant in its professional judgment and experience, including differences between the business, financial and operating characteristics of Legacy Kodiak and the target companies included in the selected capital raise transactions set forth above, Lincoln observed the illustrative
Pre-Money
Valuation range of the selected capital raise transactions was $165 million to $39,400 million, and the mean and median
Pre-Money
Valuation of the selected capital raise transactions was $8,202 million and $2,123 million, respectively. Lincoln then analyzed and compared such
Pre-Money
Valuations to the Transaction Enterprise Value of $2,533 million.

Lookback Analysis—Aurora Innovation
Lincoln reviewed the historical implied enterprise values of Aurora Innovation, Inc. (“
Aurora
”), from January 2024 through April 2025 based on the closing trading prices of Aurora’s common stock. During such period, the volume weighted average enterprise value of Aurora was $7,554 million.
In addition, Lincoln reviewed the development of Aurora’s technology. Similar to Legacy Kodiak’s current Kodiak Driver offering, Aurora aims to deliver an autonomous driver-as-a-service
platform primarily for freight and trucking end markets. Although Aurora is not directly comparable to Legacy Kodiak, Lincoln analyzed and compared the observed volume-weighted average enterprise value of Aurora during this time period of $7,554 million to the Transaction Enterprise Value of $2,533 million.
Miscellaneous
In the past two years, separate and apart from AACT’s engagement of Lincoln in connection with the Business Combination, Lincoln and its affiliates have been and are currently engaged by affiliates of Ares to provide certain valuation services for portfolio management and financial reporting purposes for which Ares and its affiliates have agreed to, through arm’s length negotiations, pay Lincoln an aggregate of approximately $6.0 million over such period, which Lincoln believes are customary professional fees, as well as certain related reimbursements for out of pocket expenses, and provided indemnification against certain liabilities that arise as a result of such services. For its services in connection with the Business Combination, AACT has agreed to pay Lincoln $600,000, $100,000 of which was paid upon Lincoln’s retention, and the balance of which became payable upon the delivery of Lincoln’s opinion to the Special Committee and which will be paid at the Closing. No portion of Lincoln’s fee was contingent upon the conclusion reached in its opinion or the consummation of the Business Combination. In addition, AACT has agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of its engagement. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may in the future provide investment banking and other financial services to AACT, Legacy Kodiak, Kodiak, Sponsor and each of their respective affiliates, for which Lincoln and its affiliates would expect to receive compensation. Lincoln did not provide any services to AACT, Legacy Kodiak or any of their respective affiliates in connection with the transactions contemplated by the Business Combination Agreement other than the services to AACT described above.
Satisfaction of the 80% Test
It is a requirement under the Memorandum and Articles of Association and the listing requirements of the NYSE that the target business acquired in AACT’s initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for AACT’s initial business combination. As of April 14, 2025, the date of the execution of the Business Combination Agreement, the balance of funds held in the Trust Account was at least $557,379,098 and 80% of such funds represents approximately $445,903,278. The AACT Board considered all of the factors described above and the fact that the Aggregate Consideration for AACT was the result of arm’s length negotiations with Legacy Kodiak. As a result, the AACT Board concluded that the fair market value of the business acquired was in excess of 80% of the assets held in the Trust Account (excluding any taxes payable on the interest earned on the Trust Account). In light of the financial background and experience of the members of AACT’s management team and the AACT Board, the AACT Board believes that the members of the management team and the AACT Board are qualified to determine whether the Business Combination meets the 80% test.
Interests of Legacy Kodiak’s Directors and Officers in the Business Combination
When you consider the recommendation of the Legacy Kodiak Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain of Legacy Kodiak’s directors and officers have interests in the Business Combination that may be different from, or in addition to, those of Legacy Kodiak’s Securityholders. The Legacy Kodiak Board was aware of such interests during its deliberations on the merits of the Business Combination Proposal and in deciding to recommend that Legacy Kodiak Securityholders submit written consents in favor of the Business Combination Proposal. These interests include, among other things:

•
Legacy Kodiak’s directors and executive officers are expected to become directors and/or executive officers of Kodiak upon the completion of the Business Combination. Specifically, the following individuals who are currently executive officers of Legacy Kodiak are expected to become executive officers of Kodiak upon the completion of the Business Combination, serving in the offices set forth opposite their names below.

Name	Position
Don Burnette	Chief Executive Officer and Director
Eric Chow	Chief Financial Officer
Jordan Coleman	Chief Legal and Policy Officer
Zsuzsanna Major	Chief People Officer
Andreas Wendel	Chief Technology Officer
Michael Wiesinger	Chief Operating Officer

•
In addition, the following individuals who are currently directors of Legacy Kodiak are expected to become directors of Kodiak upon the Closing: Don Burnette, Mohamed Elshenawy, Kenneth Goldman, James Reed, Kristin Sverchek, and Scott Tobin.

•
Certain of Legacy Kodiak’s executive officers hold Legacy Kodiak Options to purchase shares of Legacy Kodiak Common Stock, which will be assumed and converted into Exchanged Kodiak Options (as defined below) upon the completion of the Business Combination and will receive Earn Out RSUs. The treatment of such equity awards in connection with the Business Combination is described in the section entitled “
The Business Combination Proposal—Business Combination Agreement——Business Combination Consideration
”. The ownership of such awards by Legacy Kodiak’s executive officers and non-employee
directors as of July 17, 2025, is set forth in the table below.

Name	Vested Exchanged Kodiak Stock Options	Unvested Exchanged Kodiak Stock Options
Named Executive Officers	5,585,614	3,662,844
All Executive Officers as a Group	12,457,029	7,185,053
Non-Employee Directors	1,017,640	663,658

•
Certain executive officers of Legacy Kodiak hold shares of Legacy Kodiak Common Stock, the treatment of which is described in the section entitled “
The Business Combination Proposal—Business Combination Agreement—Business Combination Consideration
”. The following executive officers of Legacy Kodiak have a direct or indirect ownership interest in Legacy Kodiak Common Stock: Don Burnette, Eric Chow, Jordan Coleman, Zsuzsanna Major, Andreas Wendel, and Michael Wiesinger.

•
The following
non-employee
directors of Legacy Kodiak have a direct or indirect ownership interest in Legacy Kodiak Common Stock: Mohamed Elshenawy, Kenneth Goldman, James Reed, Kristin Sverchek, and Scott Tobin.

Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
When you consider the recommendation of the AACT Board and the Special Committee in favor of approval of the Business Combination Proposal and the other Shareholder Proposals included in this proxy statement/prospectus, you should keep in mind that the Sponsor and certain of AACT’s directors and officers have interests in such Shareholder Proposals that may be different from, or in addition to, those of the AACT shareholders generally. Further, AACT’s officers and directors have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, which are set forth in more detail in the section titled “
Information About AACT—Conflicts of Interest
.” We believe there were no such opportunities that were not presented as a result of the existing fiduciary or contractual obligations of our officers and directors to other entities. The AACT Board and the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and Business Combination Agreement and in recommending to our shareholders that they vote in favor of the Shareholder Proposals presented at the Extraordinary General Meeting, including the Business Combination Proposal. AACT shareholders should take these interests into account in deciding whether to approve the Shareholder Proposals presented at the Extraordinary General Meeting, including the Business Combination Proposal. These interests include, among other things, the following items.

•
The Sponsor (including certain of AACT’s officers and directors who are members of the Sponsor) has invested in AACT an aggregate of $14,325,000, consisting of the $25,000 purchase price for 12,500,000 AACT Class B Ordinary Shares and the $14.3 million purchase price for 14,300,000 Private Placement Warrants. Some of AACT’s officers and directors have an indirect economic interest in such shares. In connection with the Extension, the Sponsor converted all of its AACT Class B Ordinary Shares into Converted AACT Class A Ordinary Shares. Assuming a trading price of $11.38 per AACT Class A Ordinary Share and $1.45 per Public Warrant (based upon the respective closing prices of the AACT Class A Ordinary Shares and the Public Warrants on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), the 12,500,000 Converted AACT Class A Ordinary Shares and 14,300,000 Private Placement Warrants, in each case if unrestricted and freely tradable, would have an implied aggregate market value of $163.0 million. However, given such shares of Kodiak Common Stock will be subject to lockup restrictions, we believe such shares currently have less value. Even if the trading price of the Public Shares were as low as $1.15 per share, the aggregate market value of the Converted AACT Class A Ordinary Shares alone (without taking into account the value of the Private Placement Warrants) would be approximately equal to the initial investment in AACT by the Sponsor. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in AACT at a time when the AACT Class A Ordinary Shares have lost significant value. On the other hand, if the Business Combination is not approved and AACT is unable to complete another business combination within the Combination Period, the Sponsor may lose its entire investment in AACT.

•
The Sponsor purchased 14,300,000 Private Placement Warrants for $14.3 million, or $1.00 per Private Placement Warrant, in a private placement that closed simultaneously with the IPO. Certain of AACT’s officers and directors have an indirect economic interest in such Private Placement Warrants. If the Business Combination Proposal is not approved and AACT does not consummate a business combination within the Combination Period, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the public shareholders and the warrants held by the Sponsor may be worthless.

•
The Sponsor may lose its entire investment in AACT if the Business Combination Proposal is not approved and AACT does not complete another business combination by January 26, 2026, or such earlier date as the AACT Board may approve or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association. If AACT is unable to complete an initial business combination within the Combination Period, AACT will as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any and up to $100,000 of interest to pay liquidation expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to our obligations under Cayman

Islands law to provide for claims of creditors and other requirements of applicable law. In such event, the 12,500,000 Converted AACT Class A Ordinary Shares purchased by the Sponsor for $25,000 and the 14,300,000 Private Placement Warrants purchased by the Sponsor for $14.3 million may be worthless.

•
Prior to the execution of the Business Combination Agreement, the Sponsor Affiliate Investor provided $10.0 million of financing to Legacy Kodiak in the form of a SAFE. In addition, concurrently with the execution of the Business Combination Agreement, the Sponsor Affiliate Investor entered into the Second Lien Loan and Security Agreement with Legacy Kodiak to provide $20.0 million of financing in the form of Second Lien Loans. In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for the Exchanged SAFE Loan. In connection with the Closing, $20.0 million of the Second Lien Loans provided by the Sponsor Affiliate Investor will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. In addition, at the Sponsor Affiliate Investor’s option, the Exchanged SAFE Loan will be convertible into Second Lien Conversion Shares and subsequently into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price prior to Closing. Assuming the full conversion of all $20.0 million of Second Lien Loans held by the Sponsor Affiliate Investor (including accrued and unpaid interest through July 17, 2025 and excluding the Exchanged SAFE Loan), such shares of Kodiak Common Stock, if unrestricted and freely tradable, would have an aggregate market value of $25.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. Assuming the full conversion of the $10.0 million of Exchanged SAFE Loan (and including accrued and unpaid interest through July 17, 2025), such shares of Kodiak Common Stock, if unrestricted and freely tradable, would have an aggregate market value of $12.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. We expect the Exchanged SAFE Loan, together with accrued and unpaid interest, to be repaid in cash at maturity on October 1, 2026.

•	The Sponsor and AACT’s directors and officers have agreed not to redeem any of the AACT Ordinary Shares held by them in connection with a shareholder vote to approve the Business Combination.

•
The Sponsor and AACT’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the AACT Ordinary Shares (other than Public Shares) held by them if AACT fails to consummate an initial business combination within the Combination Period.

•
The Sponsor and AACT’s officers and certain directors may lose their entire investment in AACT and may not be reimbursed for loans extended, fees due or out-of-pocket expenses
if the Business Combination is not consummated within the Combination Period. As of the date of this proxy statement/prospectus, there are loans extended, fees due and outstanding out-of-pocket expenses
of $     in the aggregate for which the Sponsor and AACT’s officers and directors are awaiting reimbursement.

•
If the Trust Account is liquidated, including in the event AACT is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify AACT to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser per Public Share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which AACT has entered into an acquisition agreement or claims of any third party for services rendered or products sold to AACT, but only if such a vendor or target business has not executed a waiver of all rights to seek access to the Trust Account.

•	AACT’s independent directors will continue to receive director fees paid in cash, as described in the AACT Annual Report.

•
AACT’s existing officers and directors will be eligible for continued indemnification and continued coverage under a tail directors’ and officers’ liability insurance policy for a period of six years after the Business Combination.

•
Beginning April 25, 2025, the Sponsor commenced making monthly Contributions of $1.0 million each month, up to a maximum aggregate amount of $9.9 million. The Contributions are paid on the 25th day of each month (or if such day is not a business day, on the business day immediately preceding such day) until the Maturity Date. As of the date of this proxy statement/prospectus, the Sponsor has made $3.9 million of Contributions. Kodiak will reimburse the Sponsor for the Contributions upon Closing. If the proposed Business Combination does not close, 50% of the Contributions will be an obligation of Legacy Kodiak and 50% will be an obligation of AACT. AACT may use a portion of proceeds held outside the Trust Account to repay the Sponsor for 50% of the Contributions, but no proceeds held in the Trust Account may be used to repay the Sponsor for such amounts.

•
The Sponsor has extended Overfunding Loans in an aggregate outstanding principal amount of $5.0 million to AACT. The Overfunding Loans will, in the Sponsor’s discretion, be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. The Overfunding Loans were extended to ensure that the amount in the Trust Account was $10.10 per public share. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Overfunding Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Overfunding Loans if there are funds available outside the Trust Account to do so.

•
In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor has provided AACT with Working Capital Loans (separate from the Overfunding Loans). The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Working Capital Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Working Capital Loans if there are funds available outside the Trust Account to do so. As of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT.

•	AMCM, an affiliate of the Sponsor, will receive as a deferred IPO advisory fee in the amount of $2.8 million in connection with the Closing.

•
Pursuant to the A&R Registration Rights Agreement, the Sponsor will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back
provisions with respect to the Kodiak Common Stock and Kodiak Warrants held by it following the consummation of the Business Combination.

As a result of the foregoing interests, the Sponsor and AACT’s directors and officers will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms that would be less favorable to Public Shareholders. In the aggregate, the Sponsor and its affiliates have capital at risk that depends, in whole or in part upon the completion of a business combination. Such amount consists of (i) up to 12,500,000 shares of Kodiak Common Stock, with an implied aggregate market value of $142.3 million (based upon the closing price of $11.38 per AACT Class A Ordinary

Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), to be issued upon conversion of 12,500,000 AACT Class A Ordinary Shares currently held by the Sponsor, which shares include 6,250,000 Sponsor Earn Out Securities subject to vesting as though such shares were vested immediately upon the Closing; (ii) 14,300,000 Private Placement Warrants, with an implied aggregate market value of $20.7 million (based upon the closing price of $1.45 per Public Warrant on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), each of which entitles the holder of such warrant to purchase one AACT Class A Ordinary Share at a price of $11.50 per share, subject to adjustment, (iii) $5.0 million representing the Overfunding Loans extended by the Sponsor (using the $1.00 per warrant purchase price); (iv) 2,271,687 shares of Kodiak Common Stock, with an implied aggregate market value of $25.9 million, assuming full conversion of all Second Lien Loans held by the Sponsor Affiliate Investor under the Second Lien Loan and Security Agreement into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price (including accrued and unpaid interest through July 17, 2025, and based upon the closing price of the AACT Class A Ordinary Shares of $11.38 on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus and excluding the Exchanged SAFE Loan); (v) $10.4 million representing the repayment of the Exchanged Safe Loan (which is expected to be repaid in cash at maturity on October 1, 2026), including accrued and unpaid interest through July 17, 2025; (vi) up to $9.9 million in reimbursement for Contributions made prior to Closing, of which $3.9 million have been made as of the date of this proxy statement/prospectus; (vii) up to $2.0 million in repayment of Working Capital Loans made prior to the Closing, of which $1.2 million have been made as of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus; and (viii) $2.8 million that AMCM, an affiliate of the Sponsor, will receive as a deferred IPO advisory fee in connection with the Closing. In addition, the Sponsor is entitled to reimbursement for transaction expenses advanced and/or paid by the Sponsor on behalf of AACT or Legacy Kodiak.
The Sponsor and its affiliates are active investors across a number of different investment platforms, which AACT and the Sponsor believe improved the volume and quality of opportunities that were available to AACT. However, it also creates potential conflicts and the need to allocate investment opportunities across multiple investment vehicles. In order to provide the Sponsor with the flexibility to evaluate opportunities across these platforms, the Memorandum and Articles of Association provide that AACT renounces its interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in their capacity as a director or officer of AACT and is an opportunity that AACT is able to complete on a reasonable basis. This waiver allows the Sponsor and its affiliates to allocate opportunities based on a combination of the objectives, including the fundraising needs of the target and the investment objectives of the investment vehicle. AACT is not aware of any such conflict or opportunity being presented to any founder, director or officer of AACT nor does it believe that the waiver of the corporate opportunities doctrine otherwise had a material impact on its search for an acquisition target.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of AACT and its shareholders and what they may believe is best for themselves in determining to recommend that shareholders vote for the Shareholder Proposals.
The financial and personal interests of the Sponsor and its affiliates, as well as AACT’s directors and officers, may have influenced their motivation in identifying and selecting Legacy Kodiak as a business combination target, completing an initial business combination with Legacy Kodiak and influencing the operation of the business following the initial business combination. In considering the recommendations of the AACT Board and the Special Committee to vote for the Shareholder Proposals, its shareholders should consider these interests.

Kodiak
Driver-as-a-Service
Economics Information
In connection with its consideration of the potential Business Combination, Legacy Kodiak provided its internally derived economic assumptions and metrics related to the Kodiak Driver (the “
Kodiak
Driver-as-a-Service
Economics
”) to AACT for use in its overall evaluation of Legacy Kodiak. The Kodiak
Driver-as-a-Service
Economics are being included in this proxy statement/prospectus because the Kodiak
Driver-as-a-Service
Economics were provided to the AACT Board and the Special Committee for their respective evaluation of the Business Combination. In addition, Lincoln reviewed the Kodiak
Driver-as-a-Service
Economics in connection with preparing the Fairness Opinion. See the section entitled “
The Business Combination Proposal—Fairness Opinion of Lincoln International LLC
” for further information.
The Kodiak
Driver-as-a-Service
Economics are included in this proxy statement/prospectus solely to provide AACT’s shareholders access to information made available in connection with the AACT Board’s and the Special Committee’s consideration of the Business Combination. The Kodiak
Driver-as-a-Service
Economics should not be viewed as a projection or forecast of Kodiak’s future financial performance, as the Kodiak
Driver-as-a-Service
Economics rely on a variety of assumptions and relate exclusively to certain illustrative metrics related to the expected deployment of the Kodiak Driver. Furthermore, the Kodiak
Driver-as-a-Service
Economics do not take into account any circumstances or events occurring after the date on which such Kodiak
Driver-as-a-Service
Economics were prepared, which was March 2025, and may differ, perhaps significantly, from similarly titled measures that may be presented in the future.
The Kodiak
Driver-as-a-Service
Economics were prepared in good faith by Legacy Kodiak’s management team and are based on their reasonable estimates and assumptions with respect to the expected effect of the deployment of the Kodiak Driver on the identified metrics at the time the Kodiak
Driver-as-a-Service
Economics were prepared and speak only as of that time. As such, the Kodiak
Driver-as-a-Service
Economics do not reflect any updates since March 2025, when such Kodiak
Driver-as-a-Service
Economics were delivered to the AACT Board and the Special Committee.
The Kodiak
Driver-as-a-Service
Economics reflect certain estimates and assumptions, including estimates and assumptions with respect to matters specific to Legacy Kodiak’s business and the revenue models Kodiak expects to use in connection with the deployment of the Kodiak Driver. The Kodiak
Driver-as-a-Service
Economics also reflect certain estimates and assumptions relating to general and industry-related matters, including industry-wide business matters, the cost of a human driver and other economic, regulatory, market and financial conditions, and other future events, all of which are difficult to predict and which are beyond Legacy Kodiak’s and AACT’s control.
The time at which the assumptions underlying the Kodiak
Driver-as-a-Service
Economics may be realized, if at all, is highly uncertain. As a result, there can be no assurance that the Kodiak
Driver-as-a-Service
Economics will be realized or that the actual Kodiak
Driver-as-a-Service
Economics and the revenue and gross margin profile implied by the Kodiak
Driver-as-a-Service
Economics will be substantially similar (i.e., not significantly higher or lower) to the terms or implied impact of the Kodiak
Driver-as-a-Service
Economics.
Kodiak
Driver-as-a-Service
Economics
The Kodiak
Driver-as-a-Service
Economics are subjective in many respects and are susceptible to periodic revisions based on actual experience and business developments including the terms of contracts entered into with customers. Information provided in the Kodiak
Driver-as-a-Service
Economics constitutes forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Legacy Kodiak’s and AACT’s control. The various risks and uncertainties include those set forth in the “
Risk Factors
—Risks Related to Legacy Kodiak
,” “
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kodiak
” and “
Cautionary Note Regarding Forward-Looking Statements.
” The Kodiak
Driver-as-a-Service
Economics are not fact and are not necessarily indicative of future results. Readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information.

The Kodiak
Driver-as-a-Service
Economics were not prepared with a view toward public disclosure, are not financial measures prepared in accordance with GAAP, and are not non-GAAP
measures. The Kodiak
Driver-as-a-Service
Economics included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Kodiak’s management. Neither Legacy Kodiak’s nor AACT’s independent auditors, nor any other independent accountants, have complied, examined, or performed any procedures with respect to the Kodiak Driver-as-a-Service Economics information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Kodiak Driver-as-a-Service Economics information.
Nonetheless, a summary of the Kodiak
Driver-as-a-Service
Economics is provided in this proxy statement/prospectus because the Kodiak
Driver-as-a-Service
Economics were made available to the AACT Board and its Special Committee. The inclusion of the Kodiak
Driver-as-a-Service
Economics in this proxy statement/prospectus should not be regarded as an indication that Legacy Kodiak, AACT, the AACT Board, the Special Committee or their respective affiliates, advisors or other representatives considered, or now considers, such Kodiak
Driver-as-a-Service
Economics necessarily to be predictive of actual future results. The Kodiak
Driver-as-a-Service
Economics should not be considered to support or fail to support your decision whether to vote for or against this Business Combination Proposal. No person has made or makes any representation or warranty to any AACT shareholder regarding the information included in the
Driver-as-a-Service
Economics.
The Kodiak
Driver-as-a-Service
Economics are not included in this proxy statement/prospectus to induce any AACT shareholders to vote in favor of any of the proposals at the extraordinary general meeting.
AACT and Legacy Kodiak urge you to review the financial statements of Legacy Kodiak included in this proxy statement/prospectus, as well as the financial information in the section of this proxy statement/prospectus entitled “
Unaudited Pro Forma Condensed Combined Financial Information
” and to not rely on any single financial measure or other metric. The metrics set forth in the Kodiak
Driver-as-a-Service
Economics should not be considered as a substitute for or in isolation from our financial statements prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these metrics differently or not at all, which reduces their usefulness as comparative measures. Some of Legacy Kodiak’s assumptions are estimates. These estimates are based on Legacy Kodiak’s management’s beliefs, estimates and assumptions and on information available to Legacy Kodiak’s management when the estimates were made. Although AACT’s and Legacy Kodiak’s management teams believed that there was a reasonable basis for each of these estimates, AACT and Legacy Kodiak caution you that these estimates are based on a combination of assumptions that may result in such estimates proving to be inaccurate.
Legacy Kodiak uses certain metrics in its Kodiak
Driver-as-a-Service
Economics as supplemental measures to evaluate potential revenue models and these metrics are not prepared in accordance with GAAP. These metrics are not reported by all of Legacy Kodiak’s competitors and may not be directly comparable to similarly titled measures of Legacy Kodiak’s competitors. These metrics should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.

The Kodiak
Driver-as-a-Service
Economics is a service revenue model that is based on providing the Kodiak
Driver-as-a-Service
to commercial trucking and public sector customers. The Kodiak
Driver-as-a-Service
Economics includes different fee structures for different procurement models to address the fact that different customers may evaluate driver costs on different terms, such as per mile or per vehicle. Below are the Kodiak
Driver-as-a-Service
Economics:

Per Mile License Fee		Monthly / Annual License Fee per Vehicle	
Description	Customers pay a license fee for the software and supporting services on a per mile driven basis		Customers pay a monthly or annual license fee for the software and supporting services on a per vehicle basis	
Current driver costs for customers	$0.97	Current Cost per Mile of Human Driver[(1)]	$341k	Avg. Annual Cost of a Human Driver[(1)]
Incremental cost savings for customers driven by Kodiak solution	• Reduced Driver-Related Overhead • Reduced Insurance Premiums • Reduced Fuel Cost			
Total expected savings for customers from Kodiak solution	15-35% savings			
Target long-term gross margin profile	60-80% on a Blended Basis			

Past performance is not a guarantee of future results. All investments involve risk of loss, including loss of principal invested. There can be no assurance that historical trends will continue or that these results will be achieved.

(1)
American Transportation Research Institute, An analysis of the Operational Costs of Trucking: 2024: Update, June 2024 (“
ATRI Report
”). Data as of 2023. Average Annual Cost of a Human Driver calculated by adding 2023 Driver Wages and Benefits which totals to $38.90 x Target Daily Operational Hours 24 x Target Operational Days per Year 365.

Per Mile License Fees[1]

275 Annual Operating Days	x	**18** Operating Hours per Day	x	**45** MPH Avg. Speed			=	**~225k** Miles per Year
[**$0.97** Current driver cost per mile[2]	+	Driver Management /Overhead, Fuel, and Insurance Costs]	x	**225k** Miles per Year	**Less**	**15-35%** Total Expected Customer Savings	=	**$150k-$190k** Run-rate Recurring Revenue per Truck

Monthly / Annual License Fee per Vehicle

[**$341k** Avg. Annual Cost of Human Driver[2]	+	Driver Accommodation, Driver Management /Overhead, Fuel, and Insurance Costs]	**Less**	**15-35%** Total Expected Customer Savings	=	**$230k-$300k** Run-rate Recurring Revenue per Truck

Past performance is not a guarantee of future results. All investments involve risk of loss, including loss of principal invested. There can be no assurance that historical trends will continue or that these results will be achieved.

(1)	The assumed operational information is presented for illustrative purposes and may not reflect the actual output in a given period, or at all.
(2)
ATRI Report. Data as of 2023. Average Annual Cost of a Human Driver calculated by adding 2023 Driver Wages and Benefits which totals to $38.90 x Target Daily Operational Hours 24 x Target Operational Days per Year 365.

The Kodiak
Driver-as-a-Service
Economics set forth above, including the incremental cost savings, expected customer savings, illustrative long-term gross margin profile, the target mileage, and applicable license fees are based on numerous estimates and assumptions, including those set forth below. The actual terms of customer contracts are subject to negotiation and there is no assurance Kodiak will achieve the implied license fees set forth in the Kodiak
Driver-as-a-Service
Economics from any given customer or at all. See “
Risk Factors—Risks Related to Legacy Kodiak
.” In addition, no assurances can be given that Kodiak or its customers will achieve the savings or implied results described in the Kodiak
Driver-as-a-Service
Economics on the terms set forth in the Kodiak
Driver-as-a-Service
Economics or at all. See “
Risk Factors—Risks Related to Legacy Kodiak
.”
Kodiak also provided AACT and the Special Committee with certain estimates and other key assumptions that inform the Kodiak
Driver-as-a-Service
Economics. Such estimates and key assumptions included that the Kodiak Driver can deliver
15-35%
all-in
savings (inclusive of cost of human driver and other related expenses) to customers. These savings assumptions were based on a variety of assumptions and estimates by Kodiak’s management, including (i) that the Kodiak Driver can be at least two times as productive as a solo human driver due to its ability to operate up to 24 hours a day; (ii) the ability of the Kodiak Driver to provide more predictable costs by reducing driver overhead and turnover; (iii) the ability of the Kodiak Driver to reduce fuel costs by reducing the need for idling; (iv) the ability of the Kodiak Driver to optimize asset utilization; and (v) the potential for the Kodiak Driver to reduce insurance costs through a reduction in the frequency and severity of accidents, and therefore, lower insurance premiums. Such assumptions and estimates are based on a number of factors which are hard to predict and may not be achieved by some or any customers in the near term or at all. See “
Risk Factors—Risks Related to Legacy Kodiak
.”

Kodiak also provided certain estimates showing a potential near-term adoption curve for Kodiak’s solutions based upon a target number of truck deliveries as shown below:

(1)	Based on data from the American Transportation Research Institute. Total Class 8 trucks are as of 2021.
The ability for Legacy Kodiak to meet the illustrative schedule for truck deliveries or achieve the implied market penetration is subject to significant conditions and no assurances can be given that Legacy Kodiak will meet this schedule on the estimated timeline or at all. See “
Risk Factors—Risks Related to Legacy Kodiak—Any failure to commercialize our solution at scale may have an adverse effect on our business, financial condition, and results of operations.”
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, (INCLUDING A REGISTRANT’S RESPONSIBILITY TO MAKE FULL AND PROMPT DISCLOSURE AS REQUIRED BY SUCH FEDERAL SECURITIES LAWS) BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE KODIAK
DRIVER-AS-A-SERVICE
ECONOMICS RELATED TO KODIAK DRIVER, NONE OF AACT, LEGACY KODIAK OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES UNDERTAKES ANY OBLIGATION TO, AND EACH EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO, UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE KODIAK
DRIVER-AS-A-SERVICE
ECONOMICS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE KODIAK
DRIVER-AS-A-SERVICE
ECONOMICS AND THEIR PRESENTATION TO THE AACT BOARD AND THE SPECIAL COMMITTEE, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE KODIAK
DRIVER-AS-A-SERVICE
ECONOMICS ARE SHOWN TO BE IN ERROR OR CHANGE.
Sources and Uses of Funds for the Business Combination
The following tables summarize the sources and uses for funding the Business Combination. The first table assumes that none of the Public Shareholders exercise their redemption rights and the PIPE Investment is satisfied by cash payments from the PIPE Investors. The second table assumes that Public Shareholders exercise their redemption rights with respect to 49,359,712 AACT Class A Ordinary Shares, representing the maximum amount of Public Shares that can be redeemed, and the PIPE Investment is satisfied by cash payments from the PIPE Investors. Where actual amounts are not known or knowable, the figures below represent Kodiak’s good faith estimates based on the assumptions set forth in the notes to the tables. If the actual facts are different from these assumptions, actual amounts will be different from those below.
Estimated Sources and Uses (No Redemption Scenario)

Sources		Uses
	($ in millions)		($ in millions)
AACT’s Cash-in-Trust (1)	$560	Legacy Kodiak Equity Rollover	$2,500
PIPE Investment (2)	100	Cash to Balance Sheet (5)	610
Sponsor (3)	71	Sponsor	71
Legacy Kodiak Equity Rollover (4)	2,500	Estimated Transaction Expenses (6)	50

Total Sources	$3,231	Total Uses	$3,231

(1)	AACT total cash in trust as of July 17, 2025.
(2)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(3)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(4)
Includes (i) 56,562,426 shares of Legacy Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. Numbers may not tie due to rounding.

(5)
The actual amount of cash will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination and whether Kodiak determines to repay any existing indebtedness upon the Closing.

(6)
Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination. Excludes $12.5 million of fees payable to an advisor of Legacy Kodiak, which is expected to be satisfied by the issuance of shares of Kodiak Common Stock.

Estimated Sources and Uses (Maximum Redemption Scenario)

Sources		Uses
	($ in millions)		($ in millions)
AACT’s Cash-in-Trust	$0	Legacy Kodiak Equity Rollover	$2,500
PIPE Investment (1)	100	Cash to Balance Sheet (4)	50
Sponsor (2)	71	Sponsor	71
Legacy Kodiak Equity Rollover (3)	2,500	Estimated Transaction Expenses (5)	50

Total Sources	$2,671	Total Uses	$2,671

(1)
Assumes (i) completion of the contemplated $100.0 million PIPE Investment; and (ii) that 50% of the PIPE Investment prices at the Redemption Price and 50% of the PIPE Investment prices at 90% of the Redemption Price. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, PIPE Investors have subscribed for $60.0 million of PIPE Stock.

(2)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(3)
Includes (i) 56,562,426 shares of Legacy Kodiak Common Stock underlying Legacy Kodiak Options, which will automatically convert, on a one-for-one basis, into Exchanged Kodiak Options at Closing; (ii) 30,331,223 shares issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of all Second Lien Loans (excluding the Exchanged SAFE Loan) into shares of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 2,104,844 shares of Kodiak Common Stock issuable in respect of Legacy Kodiak Warrants that are expected to vest and be net exercised immediately prior to the Closing. Second Lien Loans convert at a price based on a price based on the Second Lien Conversion Price and the amount converted includes all accrued payment in kind interest. Excludes (i) 1,135,843 shares of Kodiak Common Stock issuable upon conversion of the Exchanged SAFE Loan and (ii) 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon achievement of certain milestones during the Earn Out Period and, in the case of the Earn Out RSUs, satisfaction of certain service-based vesting requirements. Numbers may not tie due to rounding.

(4)
The actual amount of cash used as a use of funds will vary depending on, among other things, actual fees and expenses incurred in connection with the Business Combination and whether Kodiak determines to repay any existing indebtedness upon the Closing.

(5)
Represents estimated transaction fees and expenses, the actual amount of which will vary depending on actual fees and expenses incurred in connection with the Business Combination. Excludes $12.5 million of fees payable to an advisor of Legacy Kodiak, which is expected to be satisfied by the issuance of shares of Kodiak Common Stock.

Anticipated Accounting Treatment of the Business Combination
Under both the No Redemption Scenario and the Maximum Redemption Scenario, Legacy Kodiak will be treated as the accounting acquirer and AACT will be treated as the acquired company for accounting purposes. This determination is primarily based on the facts that subsequent to the Business Combination:

•	Legacy Kodiak stockholders will have a significant majority of the voting power of Kodiak;

•	the Kodiak Board will have seven members of whom one individual shall be designated by AACT and of whom six individuals shall be designated by Legacy Kodiak;

•	Legacy Kodiak’s senior management will comprise the senior management roles of Kodiak and be responsible for the day-to-day operations; and

•	the intended strategy and operations of Kodiak will continue Legacy Kodiak’s current strategy.
Assuming no redemptions, the expected cash on hand results in the at-risk
equity being considered sufficient for Kodiak to finance its activities without additional subordinated financial support and Kodiak is not determined to be a variable interest entity. In this scenario, Legacy Kodiak will be considered the accounting acquirer in the Business Combination, and the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of Kodiak will represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization. The net assets of AACT and Legacy Kodiak will be stated at historical cost, with no goodwill or other intangible assets recorded.
Assuming maximum redemptions, upon consummation of the Business Combination, the expected cash on hand results in the at-risk
equity being considered insufficient for Kodiak to finance its activities without additional subordinated financial support. Therefore, Kodiak is considered a variable interest entity. However, as the Business Combination is primarily effected by the exchange of equity interests and Legacy Kodiak is determined to be a business, the Business Combination is in the scope of ASU 2025-03,
Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
(“ASU 2025-03”). Therefore, the ASC 805 considerations used to identify the accounting acquirer will be the same as under the no redemption scenario.
Regulatory Matters
Neither AACT nor Legacy Kodiak are aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “
The Business Combination Proposal—Business Combination Agreement—Closing Conditions—Conditions to the Obligations of Each Party.
” It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Certain Engagements in Connection with the Business Combination and Related Transactions
Lincoln (and its affiliates), provide a range of investment banking and financial services. In the future, Lincoln and certain of its affiliates may provide advisory and/or consulting services unrelated to the Business Combination to AACT, Legacy Kodiak, their respective subsidiaries, and their respective affiliates, for which it would expect to receive customary compensation.

Vote Required for Approval
The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Business Combination Proposal at the Extraordinary General Meeting. The Business Combination is not structured so that the approval of at least a majority of the unaffiliated securityholders of AACT is required. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Business Combination Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Business Combination Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least     AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that AACT’s entry into the Business Combination Agreement, dated as of April 14, 2025, attached to the proxy statement/prospectus as Annex A (the “
Business
Combination Agreement
”), pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination (as such term is defined in the proxy statement/prospectus) described in the proxy statement/prospectus, be approved, ratified and confirmed in all respects.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Business Combination Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

THE DOMESTICATION PROPOSAL
Overview
Assuming each of the Condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT is seeking shareholder approval of the Domestication Proposal. The approval of the Domestication Proposal is a condition to the Closing under the Business Combination Agreement. If the Domestication Proposal is approved, but the Business Combination Proposal is not approved, then neither the Domestication nor the Business Combination will be consummated.
As a condition to Closing, the AACT Board has unanimously approved a change of AACT’s jurisdiction of incorporation by de-registering
as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. In accordance with AACT’s Plan of Domestication, to effect the Domestication, AACT will file an application to deregister with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file the Proposed Certificate of Incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which AACT will be domesticated and continue as a Delaware corporation. In connection with the Domestication and prior to the Business Combination, AACT will be renamed Kodiak AI, Inc.
In connection with the Extension, the Sponsor converted all of its AACT Class B Ordinary Shares into Converted AACT Class A Ordinary Shares. In connection with the Domestication: (i) each AACT Class A Ordinary Share, including the Converted AACT Class A Ordinary Shares, issued and outstanding immediately prior to the Domestication will automatically convert, on a one-for-one
basis, into one share of Kodiak Common Stock; (ii) each AACT Warrant will convert automatically into a redeemable Kodiak Warrant to acquire one share of Kodiak Common Stock on the same terms as the AACT Warrants; and (iii) each AACT Unit issued and outstanding immediately prior to the Domestication will automatically be cancelled and each holder of AACT Units will be entitled to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant. No fractional Kodiak Warrants will be issued upon such cancellation.
The Domestication Proposal, if approved, will authorize a change of AACT’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while AACT is currently governed by the Companies Act, upon the Domestication, Kodiak will be governed by the DGCL. AACT encourages shareholders to carefully consult the information set out below under “—
Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication.
”
Reasons for the Domestication
The AACT Board believes that it would be in the best interests of AACT, in connection with the completion of the Business Combination, to effect the Domestication. Further, the AACT Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. Because Kodiak will operate within the United States following the Business Combination, it was the view of the AACT Board that Kodiak should be structured as a corporation organized in the United States.
The AACT Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of AACT and its shareholders. These additional reasons can be summarized as follows:

•
Prominence, Predictability and Flexibility of Delaware Law.
For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

•
Well-Established Principles of Corporate Governance.
There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. We believe such clarity would be advantageous to Kodiak, the Kodiak Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors and officers provides appropriate protection for Kodiak’s stockholders from possible abuses by directors and officers.

•
Increased Ability to Attract and Retain Qualified Directors.
Reregistration from the Cayman Islands to Delaware is attractive to directors, officers, and stockholders alike. Kodiak’s incorporation in Delaware may make Kodiak more attractive to future candidates for the Kodiak Board, because many such candidates are already familiar with Delaware corporate law from their past business experiences. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws—especially those relating to director indemnification (as discussed below)—draw such qualified candidates to Delaware corporations. The AACT Board therefore believes that providing the benefits afforded directors by Delaware law will enable Kodiak to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman Islands law on matters regarding a company’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable Kodiak to compete more effectively with other public companies in attracting and retaining new directors.
Reasons for the Name Change
The AACT Board believes that it would be in the best interests of AACT to, in connection with the Domestication and the Business Combination, change its corporate name to “Kodiak AI, Inc.” in order to more accurately reflect the business purpose and activities of Kodiak.
Regulatory Approvals; Third-Party Consents
AACT is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication. However, because the Domestication must occur in connection with the Business Combination, it will not occur unless the Business Combination can be completed, which will require the approvals as described under the section of this proxy statement/prospectus entitled “
The Business Combination Proposal
.” AACT must comply with applicable U.S. federal and state securities laws in connection with the Domestication.
The Domestication will not breach any covenants or agreements binding upon AACT and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the Cayman Islands and Delaware necessary to effect the Domestication.
Proposed Certificate of Incorporation and Proposed Bylaws
Commencing with the effective time of the Domestication, the DGCL the Proposed Certificate of Incorporation and the Proposed Bylaws will govern the rights of stockholders in Kodiak.
A chart comparing your rights as a holder of AACT Ordinary Shares as a Cayman Islands exempted company with your rights as a holder of Kodiak Common Stock can be found in the section below entitled “—
Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication
.”
Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication
When the Domestication is completed, the rights of stockholders of Kodiak will be governed by Delaware law, including the DGCL, rather than by the laws of the Cayman Islands. Certain differences exist between the DGCL and the Companies Act that will alter certain of the rights of shareholders of AACT and affect the powers of the Kodiak Board and management following the Domestication.
Shareholders should consider the following summary comparison of the laws of the Cayman Islands, on the one hand, and the DGCL, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the DGCL and the Companies Act.
The owners of a Delaware corporation’s shares are referred to as “stockholders.” For purposes of language consistency, in certain sections of this proxy statement/prospectus, we may continue to refer to the share owners of Kodiak as “shareholders.”

Provision	Delaware	Cayman Islands
Applicable legislation	General Corporation Law of the State of Delaware	The Companies Act (As Revised) of the Cayman Islands

General Vote Required for Combinations with Interested Stockholders/Shareholders	Generally, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless the corporation opts out of the statutory provision or the other statutory exceptions are met.	No similar provision
Appraisal Rights	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. Stockholders of a publicly traded corporation do, however, generally have appraisal	Under the Companies Act, minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which, if necessary, may ultimately be

Provision	Delaware	Cayman Islands
	rights in connection with a merger if they are required by the terms of a merger agreement to accept for their shares anything except: (a) shares or depository receipts of the corporation surviving or resulting from such merger; (b) shares of stock or depository receipts that will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above.	determined by the courts of the Cayman Islands.

Requirements for Stockholder/ Shareholder Approval	Subject to the certificate of incorporation, stockholder approval of mergers, a sale of all or substantially all the assets of the corporation, dissolution and amendments of constitutional documents require a majority of outstanding shares; unless otherwise specified in the corporation’s certificate of incorporation or bylaws, most other stockholder approvals require the affirmative vote of a majority of the shares present and entitled to vote on the subject matter, provided a quorum is present. The Proposed Bylaws will provide that except as otherwise provided by law, Kodiak’s certificate of incorporation, Kodiak’s bylaws or the rules of any applicable stock exchange on which Kodiak’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively will be the act of the stockholders.	Subject to the articles of association, matters which require shareholder approval, whether under the Companies Act or the company’s articles of association, are determined (subject to quorum requirements, the Companies Act, applicable law and the relevant articles of association) by ordinary resolution, being the approval of the holders of a majority of the shares, who, being present in person, virtually or proxy and entitled to vote, vote at the meeting of shareholders or by “special resolution” (such as the amendment of the company’s constitutional documents), being the approval of the holders of at least two-thirds
of the shares who, being present in person, virtually or by proxy and entitled to vote, vote at the meeting of shareholders.

Provision	Delaware	Cayman Islands
Requirement for Quorum	Quorum is a majority of shares entitled to vote and present at the meeting unless otherwise set in the constitutional documents, but cannot be less than one-third
	of shares entitled to vote at the meeting. The Proposed Bylaws will provide that the holders of a majority of the voting power of Kodiak’s capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, Kodiak’s certificate of incorporation, Kodiak’s bylaws or the rules of any applicable stock exchange on which Kodiak’s securities are listed.	Quorum is set in the company’s memorandum and articles of association.

Stockholder/Shareholder Consent to Action Without Meeting	Unless otherwise provided in the certificate of incorporation, stockholders may act by written consent. The Proposed Certificate of Incorporation will provide that subject to the rights of holders of Kodiak Preferred Stock, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.	Shareholder action by written resolutions (whether unanimous or otherwise) may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written resolutions.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of members or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances (e.g., where a company acts or proposes to act illegally or ultra vires (beyond the scope of its authority); the act

Provision	Delaware	Cayman Islands
complained of, although not ultra vires, could be effected if duly authorized by a special resolution that has not been obtained; and those who control the company are perpetrating a “fraud on the minority”).

Removal of Directors	Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, stockholders may effect such removal only for cause; or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board. For so long as the Kodiak Board will be classified after the Closing and subject to the rights of holders of Kodiak Preferred Stock, pursuant to the Proposed Certificate of Incorporation, a director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors, voting together as a single class.	A company’s memorandum and articles of association may provide that a director may be removed for any or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.

Number of Directors	The number of directors is fixed by the Bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The Bylaws may provide that the board may increase the size of the board and fill any vacancies.	Subject to the memorandum and articles of association, the board may increase the size of the board and fill any vacancies.

Provision	Delaware	Cayman Islands

Classified or Staggered Boards	Classified boards are permitted.	Classified boards are permitted.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty, including good faith to the corporation and its stockholders.	A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole. In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify any person who was or is a party to any proceeding because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. If the action was brought by or on behalf of the corporation, no indemnification is made for judgments, fines or amounts paid in settlement, and no indemnification shall be made in respect of expenses when a person is adjudged liable to the corporation unless a court determines such person is fairly and reasonably entitled to indemnity for expenses the court deems proper.	A Cayman Islands exempted company generally may indemnify its directors or officers, except with regard to fraud or willful default.

Limited Liability of Directors and Officers	Permits the limiting or eliminating of the monetary liability of a director or officer to a corporation or its stockholders, except with regard to breaches of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction involving an improper	Liability of directors may be limited, except with regard to their own fraud or willful default.

Provision	Delaware	Cayman Islands
personal benefit, or for directors involving unlawful stock repurchases or dividends, or for officers involving any action by or in the right of the corporation.
Accounting Treatment of the Domestication
The Domestication is being proposed solely for the purpose of changing the legal domicile of AACT. There will be no accounting effect or change in the carrying amount of the assets and liabilities of AACT as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of AACT immediately following the Domestication will be the same as those immediately prior to the Domestication.
Vote Required for Approval
The approval of the Domestication Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds
of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Domestication Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Domestication Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Domestication Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Domestication Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Domestication Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as a special resolution, that the Plan of Domestication, attached to the proxy statement/prospectus as Annex B, be approved and adopted and that AACT be de-registered
in the Cayman Islands in the manner required by Article 47 of AACT’s amended and restated memorandum and articles of association and be domesticated and continued as a corporation incorporated in the State of Delaware, pursuant to section 206 and 207 of the Companies Act (As Revised) of the Cayman Islands and section 388 of the Delaware General Corporation Law, as amended (the “
DGCL
”) and the Plan of Domestication.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Domestication Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.

THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

THE STOCK ISSUANCE PROPOSAL
Overview
Assuming each of the Condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT is seeking shareholder approval, by ordinary resolution, of the Stock Issuance Proposal.
Why AACT Needs Shareholder Approval
AACT is seeking shareholder approval in order to comply with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual. Pursuant to Section 312.03(c) of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.
Additionally, under Section 312.03(d) of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of AACT.
Furthermore, pursuant to the Section 312.03(b) of the NYSE Listed Company Manual, a NYSE-listed company is required to obtain shareholder approval when such company proposes to issue securities to a director, officer or substantial security holder, if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds 1% of the number of shares of common stock outstanding before the issuance. Section 312.04(e) of the NYSE Listed Company Manual defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a NYSE-listed company. The Sponsor currently owns greater than 5% of the AACT Ordinary Shares and is considered a substantial security holder of AACT under the Section 312.04(e). The Sponsor will be receiving Kodiak Common Stock, or securities convertible into or exercisable for Kodiak Common Stock, in an amount exceeding 1% of the number of AACT Ordinary Shares outstanding before the issuance.
Upon the Closing, AACT expects to (i) issue 9,300,048 shares of Kodiak Common Stock to the PIPE Investors pursuant to the PIPE Subscription Agreements; and (ii) issue or reserve for issuance up to an estimated 220,264,317 shares of Kodiak Common Stock to the Legacy Kodiak Securityholders in connection with the Business Combination. AACT may issue additional common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements it may enter into prior to Closing. For further details, see the section of this proxy statement/prospectus entitled “
Beneficial Ownership of Securities
.”
The aggregate number of shares of Kodiak Common Stock that Kodiak will issue in connection with the Business Combination will exceed 20% of both the voting power and the shares of Kodiak Common Stock outstanding before such issuance and may result in a change of control of Kodiak. Additionally, the Sponsor will be receiving Kodiak Common Stock in an amount exceeding 1% of the number of AACT Ordinary Shares outstanding before the issuance. For these reasons, AACT is seeking the approval of AACT shareholders for the issuance of shares of Kodiak Common Stock in connection with the Business Combination and the PIPE Investment and for any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements AACT may enter into prior to Closing.

Vote Required for Approval
The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Stock Issuance Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Stock Issuance Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Stock Issuance Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Stock Issuance Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Stock Issuance Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual, the issuance of (i) shares of common stock of Kodiak AI, Inc. (“
Kodiak Common Stock
”) in connection with the Business Combination and the PIPE Investment (as such terms are defined in the proxy statement/prospectus); and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements that AACT has entered, or may enter, into prior to closing of the Business Combination, be approved in all respects.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Stock Issuance Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL
Overview
Assuming each of the Condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT will become domesticated as a corporation under the laws of the State of Delaware and, as a result, replace the Memorandum and Articles of Association with the Proposed Certificate of Incorporation and the Proposed Bylaws, in each case, in accordance with the DGCL. Under the Business Combination Agreement, approval of the Organizational Documents Proposal is a condition to the Closing.
AACT is seeking Shareholder approval, by special resolution under the Companies Act, of the Organizational Documents Proposal in connection with the replacement of the Memorandum and Articles of Association. The Proposed Organizational Documents differ materially from the Memorandum and Articles of Association. The following is a summary of the key changes effected by the Proposed Organizational Documents, which summary is qualified in its entirety by reference to the full text of the Proposed Certificate of Incorporation, a copy of which is included as
 Annex D
to this proxy statement/prospectus, and by reference to the full text of the Proposed Bylaws, a copy of which is included as
 Annex E
to this proxy statement/prospectus:

•	to change the corporate name from “Ares Acquisition Corporation II” to “Kodiak AI, Inc.”;

•
to change the total number of authorized shares of capital stock from (i) 9,000,000,000 AACT Class A Ordinary Shares, 900,000,000 AACT Class B Ordinary Shares and 99,990,000 preference shares, each with a par value of $0.0001 per share, of AACT to (ii) 2,000,000,000 shares of Kodiak capital stock which consists of (A) 1,980,000,000 shares of Kodiak Common Stock and (B) 20,000,000 shares of Kodiak Preferred Stock, each with a par value of $0.0001 per share;

•	to amend the terms for the authorization of shares of Kodiak;

•	to adopt Delaware as the exclusive forum for certain litigation;

•	to provide that the Kodiak Board will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term;

•
to permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class;

•
subject to the rights of holders of Kodiak Preferred Stock, to require that any action required or permitted to be taken by stockholders of Kodiak be effected at a duly called annual or special meeting of stockholders of Kodiak and to prohibit stockholder action by any consent in writing by such stockholders;

•
to require that certain amendments to the Proposed Organizational Documents only be made with the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities of Kodiak, voting together as a single class; and

•
to authorize all other changes in connection with the replacement of the Memorandum and Articles of Association with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the Closing (copies of which are attached to this proxy statement/prospectus as
Annex D
and
Annex E
, respectively).

All shareholders are encouraged to read each of the Proposed Organizational Documents in its entirety for a more complete description of its terms. Additionally, as the Memorandum and Articles of Association are governed by the Companies Act and the Proposed Organizational Documents will be governed by the DGCL, we encourage shareholders to carefully consult the information set out under the section entitled “
The Domestication Proposal—Comparison of Shareholder Rights under Applicable Corporate Law Before and After Domestication
” of this proxy statement/prospectus.

Vote Required for Approval
The approval of the Organizational Documents Proposal requires a special resolution under the Companies Act and the Memorandum and Articles of Association, being the affirmative vote of the holders of at least two-thirds
of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Organizational Documents Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Organizational Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Organizational Documents Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Organizational Documents Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least     AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as a special resolution, that AACT’s amended and restated memorandum and articles of association currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Certificate of Incorporation and Proposed Bylaws in the form attached to the proxy statement/prospectus as Annex D and Annex E, respectively (the “
Proposed Organizational Documents
”), conditional upon, and with effect from the domestication of the company in the State of Delaware as a corporation incorporated under the laws of the State of Delaware in accordance with the DGCL and conditional upon, and with effect from, the domestication of the company in the State of Delaware as a corporation incorporated under the laws of the State of Delaware in accordance with the DGCL, the name of the company be changed to Kodiak AI, Inc. (“
Kodiak
”).”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Organizational Documents Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business

Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS
Overview
Assuming each of the Condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT will replace the Memorandum and Articles of Association, under the Companies Act, with the Proposed Organizational Documents of Kodiak, under the DGCL.
AACT is seeking Shareholder approval of the Advisory Organizational Documents Proposals in connection with the replacement of the Memorandum and Articles of Association with the Proposed Organizational Documents. These five proposals are being presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions and will be voted upon on a non-binding
advisory basis. This separate vote is not otherwise required by Cayman Islands or Delaware law, but pursuant to SEC guidance, AACT is required to submit these provisions to its shareholders separately for approval. The shareholder votes regarding these proposals are advisory in nature, and are not binding on AACT, the AACT Board, Kodiak or the Kodiak Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Organizational Documents Proposals (separate and apart from the approval of the Organizational Documents Proposal). Accordingly, regardless of the outcome of the non-binding
advisory vote on these proposals, AACT intends that the Proposed Organizational Documents will take effect from the domestication and continuance of AACT as a corporation incorporated under the laws of the State of Delaware, assuming approval of each of the Condition Precedent Proposals, including the Organizational Documents Proposal.
The Proposed Organizational Documents differ materially from the Memorandum and Articles of Association. The following table sets forth a summary of the principal changes proposed between the Memorandum and Articles of Association and the Proposed Organizational Documents. This summary is qualified by reference to the complete text of the Memorandum and Articles of Association of AACT, a copy of which is attached to this proxy statement/prospectus as
Annex C
, the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as
Annex D
, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as
Annex E
. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety. Additionally, as the Memorandum and Articles of Association are governed by the Companies Act and the Proposed Organizational Documents will be governed by the DGCL, AACT encourages shareholders to carefully consult the information set out under the section of this proxy statement/prospectus entitled “
The Domestication Proposal

—Comparison of Shareholder Rights Under Applicable Corporate Law Before and After Domestication
.”

	Memorandum and Articles of Association	Proposed Organizational Documents
Authorized Shares (Advisory Organizational Documents Proposal 5A)
The Memorandum and Articles of Association authorize 9,000,000,000 AACT Class A Ordinary Shares, 900,000,000 AACT Class B Ordinary Shares and 99,990,000 preference shares, each with a par value of $0.0001 per share.

See paragraph 5 of the Memorandum and Articles of Association.

The Proposed Certificate of Incorporation authorizes 2,000,000,000 shares of capital stock consisting of (i) 1,980,000,000 shares of Kodiak Common Stock and (ii) 20,000,000 shares of Kodiak Preferred Stock, each with a par value of $0.0001 per share.

See Article IV, Section 1 of the Proposed Certificate of Incorporation.

	Memorandum and Articles of Association	Proposed Organizational Documents
Exclusive Forum Provision (Advisory Organizational Documents Proposal 5B)
The Memorandum and Articles of Association, unless AACT consents in writing to the selection of an alternative forum, adopt the courts of the Cayman Islands as the exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum and Articles of Association.

These provisions are inapplicable to claims seeking to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.

See Article 52 of the Memorandum and Articles of Association.

The Proposed Organizational Documents adopt (i) Delaware as the exclusive forum for certain litigation and (ii) the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act.

These provisions are inapplicable to claims seeking to enforce any liability or duty created by the Exchange Act; and any other claim for which the U.S. federal courts have exclusive jurisdiction.

See Article IX, Section 9.5 of the Proposed Bylaws.

Removal of Directors (Advisory Organizational Documents Proposal 5C)
The Memorandum and Articles of Association provide that prior to the closing of a business combination, shareholders may remove any director by an ordinary resolution of the holders of AACT Ordinary Shares, being the affirmative vote of holders of a simple majority of AACT Ordinary Shares represented in person, virtually or by proxy and entitled to vote at a general meeting and who vote at the general meeting.

See Articles 29.1 of the Memorandum and Articles of Association.

For so long as the Kodiak Board is classified and subject to the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then-issued and outstanding shares of Kodiak capital stock entitled to vote in the election of directors, voting as a single class.

See Article VI, Section 1 of the Proposed Certificate of Incorporation.

Action by Written Consent of Stockholders (Advisory Organizational Documents Proposal 5D)
The Memorandum and Articles of Association permit shareholders to approve matters by unanimous written resolution of all of the shareholders entitled to receive notice of and to attend and vote at general meetings.

See Article 22.3 of the Memorandum and Articles of Association.

Subject to the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents require that any action taken by the stockholders be effected at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

See Article VIII, Section 1 of the Proposed Certificate of Incorporation and Article II, Section 2.10 of the Proposed Bylaws.

	Memorandum and Articles of Association	Proposed Organizational Documents

Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents (Advisory Organizational Documents Proposal 5E)
The Memorandum and Articles of Association provide that amendments may be made by a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds
of the AACT Ordinary Shares represented in person, virtually or by proxy and entitled to vote at an extraordinary general meeting and who vote at the extraordinary general meeting.

See Article 18.3 of the Memorandum and Articles of Association.

The Proposed Certificate of Incorporation will require, in addition to the vote of any holders of any class or classes or series of the stock of Kodiak required by law or by the Proposed Certificate of Incorporation, the Kodiak Board acting pursuant to a resolution adopted by a majority of all of the directors then serving on the Kodiak Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, to amend, repeal or modify provisions of Section 3 of Article IV, Article V, Article VI, Article VII, Article VIII, Article XI or Article XII of the Proposed Certificate of Incorporation.

See Article XI, Section 1 of the Proposed Certificate of Incorporation.

The Proposed Certificate of Incorporation permits the Kodiak Board to adopt, alter, amend or repeal the Proposed Bylaws without the consent or vote of the stockholders of Kodiak. The affirmative vote of at least a majority of all of the directors then serving on the Kodiak Board shall be required in order for the Kodiak Board to adopt, alter, amend or repeal the Proposed Bylaws.

See Article VII, Section 3 of the Proposed Certificate of Incorporation.

Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents (Cont.) (Advisory Organizational Documents Proposal 5E)		The Proposed Bylaws requires the affirmative vote of the holders of at least a majority of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, for the stockholders to adopt, alter, amend or repeal any section of the Proposed Bylaws, other than Article II (Meetings of

Memorandum and Articles of Association	Proposed Organizational Documents

Stockholders), Sections 3.1 (Powers), 3.2 (Number of Directors), 3.4 (Resignation and Vacancies) and 3.11 (Removal of Directors) of Article III (Directors), Article VIII (Indemnification), Section 9.5 (Forum Selection) of Article IX (General Matters) or Article X (Amendments), which may only be altered, amended or repealed by the Kodiak stockholders by the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities of Kodiak, voting together as a single class.

See Article X of the Proposed Bylaws.

Reasons for the Amendments
Advisory Organizational Documents Proposal 5A — Authorized Shares
The principal purpose of this proposal is to provide for an authorized capital structure of Kodiak that will enable it to continue as an operating company governed by the DGCL. The AACT Board believes that it is important for AACT to have available for issuance a number of authorized shares of Kodiak Common Stock and Kodiak Preferred Stock sufficient to support growth and to provide flexibility for future corporate needs.
As of the Record Date, there are      AACT Ordinary Shares issued and outstanding, which includes 12,500,000 Converted AACT Class A Ordinary Shares held by the Sponsor, and     Public Shares. As of the Record Date, there are an aggregate of 39,300,000 AACT Warrants outstanding, which includes 14,300,000 Private Placement Warrants held by the Sponsor and 25,000,000 Public Warrants. Subject to the terms and conditions of the Warrant Agreement, the AACT Warrants will be exercisable after giving effect to the Business Combination for one share of Kodiak Common Stock at an exercise price of $11.50 per share subject to adjustment.
The AACT Board has approved, subject to shareholder approval, that the Proposed Organizational Documents of Kodiak change the authorized capital stock of AACT from (i) 9,000,000,000 AACT Class A Ordinary Shares, 900,000,000 AACT Class B Ordinary Shares and 99,990,000 AACT Preference Shares to (ii) 2,000,000,000 shares of Kodiak capital stock (consisting of (A) 1,980,000,000 shares of Kodiak Common Stock and (B) 20,000,000 shares of Kodiak Preferred Stock).
Advisory Organizational Documents Proposal 5B — Exclusive Forum Provision
Adopting Delaware as the exclusive forum for certain litigation is intended to assist Kodiak in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The AACT Board believes that the Delaware courts are best suited to address disputes involving such matters given that, after the Domestication, Kodiak will be incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders of Kodiak and Kodiak with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts or the federal district court of the United States located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. The AACT Board further believes that providing that the federal district courts of the United States will be the exclusive forum for resolving actions arising under the Securities Act, provides the flexibility to file such suits in any federal district court while providing the benefits of eliminating duplicative litigation and having such cases heard by courts that are well-versed in the applicable law. Notwithstanding the foregoing, the Proposed Bylaws will provide that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.
The AACT Board further believes that the Proposed Organizational Documents providing for such exclusive forum would promote judicial fairness and avoid conflicting results, as well as make Kodiak’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.
Advisory Organizational Documents Proposal 5C — Removal of Directors
The Memorandum and Articles of Association provide that prior to the closing of a business combination, AACT shareholders may remove any director by an ordinary resolution of the holders of the AACT Ordinary Shares, being the affirmative vote of holders of a simple majority of the AACT Ordinary Shares, who are present in person, virtually or represented by proxy and entitled to vote at an extraordinary general meeting, vote at the extraordinary general meeting. Subject to applicable law and the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then-issued and outstanding shares of Kodiak capital stock entitled to vote in the election of directors, voting as a single class. The AACT Board believes that such a standard will (i) increase board continuity and the likelihood that experienced board members with familiarity of Kodiak’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquirer or other person, group or entity to gain control of the Kodiak Board.
Advisory Organizational Documents Proposal 5D — Action by Written Consent of Stockholders
Under the Proposed Organizational Documents, Kodiak’s stockholders will have the ability to propose items of business and nominations of persons for election to the Kodiak Board (subject to the restrictions set forth therein) at duly convened stockholder meetings. Subject to the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents require that any action taken by the stockholders be effected at an annual or special meeting of the stockholders and prohibit stockholder action by written consent in lieu of a meeting.
The AACT Board believes that eliminating the right of stockholders to act by written consent is appropriate to limit the circumstances under which stockholders can act on their own initiative to, among other things, alter or amend the Proposed Organizational Documents outside of a duly called special or annual meeting of the stockholders of Kodiak.
The elimination of the stockholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the Kodiak Board only at duly called special or annual meetings. Inclusion of these provisions in the Proposed Organizational Documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the Kodiak Board and help protect stockholders from the use of abusive and coercive takeover tactics.
Advisory Organizational Documents Proposal 5E — Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents
The Memorandum and Articles of Association provide that amendments may be made by a special resolution under the Companies Act, being the affirmative vote of holders of at least two-thirds
of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at a general meeting, vote at a general meeting. The Proposed Certificate of Incorporation requires the Kodiak Board, acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board, and the affirmative vote of at least two-thirds
of the voting power of the outstanding Kodiak voting securities entitled to vote thereon, voting together as a single class, to amend, repeal, or modify any provision of the Proposed Certificate of Incorporation, other than Article I (Name), Article II (Registered Agent and Address), Article III (Nature of Business), Sections 1 (Authorized Stock), 2 (Vote per Share), 4 (Common not Voting on Preferred Matters) and 5 (No Class Vote to Increase or Decrease Authorized Stock) of Article IV, Article IX (Exculpation of Directors and Officers and Indemnification), Article X (Location of Stockholder Meetings and Books) and Article XIII (Incorporator Information), which requires the affirmative vote of at least a majority of the voting power of the outstanding Kodiak capital stock entitled to vote thereon, voting together as a single class, in addition to any other requirements for such amendments under the DGCL.
The Proposed Bylaws require the affirmative vote of the holders of a majority of the total voting power of the outstanding Kodiak voting securities, voting together as a single class, in order for the Kodiak stockholders to adopt, alter, amend or repeal the Proposed Bylaws, provided that the affirmative vote of at least two-thirds
of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, is required for the stockholders to alter, amend or repeal, or adopt any bylaw inconsistent with, certain bylaw provisions.
The amendments are intended to protect the Proposed Organizational Documents from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.
The foregoing summaries are qualified by reference to the complete text of the Proposed Organizational Documents of Kodiak, copies of which are attached to this proxy statement/prospectus as
 Annex D
 and
 Annex
 E
. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.
Vote Required for Approval
The approval of the Advisory Organizational Documents Proposals requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Advisory Organizational Documents Proposals at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Advisory Organizational Documents Proposals is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Advisory Organizational Documents Proposals will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Advisory Organizational

Documents Proposals. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Advisory Organizational Documents Proposals will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least     AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolutions to be passed is as follows:
Advisory Organizational Documents Proposal 5A
— “
RESOLVED
, as an ordinary resolution, on an advisory
non-binding
basis, that under the Proposed Organizational Documents, Kodiak will be authorized to issue 2,000,000,000 shares, of which 1,980,000,000 shares are Kodiak Common Stock and 20,000,000 shares are preferred stock, $0.0001 par value per share (the “
Kodiak Preferred Stock
”).”
Advisory Organizational Documents Proposal 5B
— “
RESOLVED
, as an ordinary resolution, on an advisory
non-binding
basis, that the Proposed Organizational Documents will adopt (i) Delaware as the exclusive forum for certain litigation and (ii) the federal district courts of the United States as the exclusive forum for resolving actions arising under the U.S. Securities Act of 1933, as amended.”
Advisory Organizational Documents Proposal 5C
— “
RESOLVED
, as an ordinary resolution, on an advisory
non-binding
basis, that the Proposed Organizational Documents will permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class, subject to applicable law and the rights of holders of Kodiak Preferred Stock.”
Advisory Organizational Documents Proposal 5D
— “
RESOLVED
, as an ordinary resolution, on an advisory
non-binding
basis, that subject to the rights of holders of Kodiak Preferred Stock, the Proposed Organizational Documents will require that any action taken by stockholders must be effected at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.”
Advisory Organizational Documents Proposal 5E
— “
RESOLVED
, as an ordinary resolution, on an advisory
non-binding
basis, that the Proposed Organizational Documents will require the board of directors of Kodiak acting pursuant to a resolution adopted by a majority of the directors then serving on the board of directors of Kodiak and the affirmative vote of at least two-thirds
of the voting power of the outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, to amend, repeal, or modify any provision of the Proposed Certificate of Incorporation, other than Article I (Name), Article II (Registered Agent and Address), Article III (Nature of Business), Sections 1 (Authorized Stock), 2 (Vote per Share), 4 (Common not Voting on Preferred Matters) and 5 (No Class Vote to Increase or Decrease Authorized Stock) of Article IV, Article IX (Exculpation of Directors and Officers and Indemnification), Article X (Location of Stockholder Meetings and Books) and Article XIII (Incorporator Information), which requires the affirmative vote of at least a majority of the voting power of the outstanding Kodiak capital stock entitled to vote thereon, voting together as a single class, in addition to any requirements for such amendments under the DGCL. The Proposed Organizational Documents will also require the affirmative vote of at least a majority of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, for the stockholders to adopt, amend, alter, or repeal the Proposed Bylaws, provided the affirmative vote of at least two-thirds
of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, will be required for the Kodiak stockholders to alter, amend or repeal, or adopt any bylaw inconsistent with, certain provisions of the Proposed Bylaws.”

Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Advisory Organizational Documents Proposals to be presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination”
for a further discussion of these considerations.

THE INCENTIVE PLAN PROPOSAL
Overview
Assuming each of the Condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT is asking its shareholders to approve the 2025 EIP and the material terms thereunder. The AACT Board adopted the 2025 EIP prior to the Extraordinary General Meeting, subject to shareholder approval at the Extraordinary General Meeting. The 2025 EIP will become effective upon the Closing, assuming approval of this proposal by AACT’s shareholders.
The 2025 EIP is described in more detail below. However, this summary is not a complete description of all of the provisions of the 2025 EIP and is qualified in its entirety by the specific language of the 2025 EIP. A copy of the 2025 EIP is attached to this proxy statement/prospectus as
 Annex G
.
The 2025 EIP
The purpose of the 2025 EIP is to enhance Kodiak’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it competes. Such awards also are crucial to Kodiak’s ability to motivate employees to achieve its business goals.
Certain Key Plan Provisions

•
The 2025 EIP will continue until terminated by the Kodiak Board or Kodiak’s compensation committee (the “
Kodiak Compensation Committee
”), but (i) no incentive stock options may be granted after ten years from the earlier of the Kodiak Board or shareholder approval of the 2025 EIP, and (ii) the 2025 EIP’s automatic share increase (as described below) will operate only until the tenth anniversary of the earlier of the Kodiak Board of shareholder approval of the 2025 EIP.

•
The 2025 EIP provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

•
A number of shares of Kodiak Common Stock will be authorized for issuance pursuant to awards under the 2025 EIP equal to (i)    shares of Kodiak Common Stock, plus (ii) any shares of Kodiak Common Stock subject to the equity awards issued under the Legacy Kodiak 2018 Equity Incentive Plan (the “
2018 Plan
”) that are assumed in the Business Combination and that following the effective date of the 2025 EIP, are cancelled or forfeited, expire or otherwise terminated without being exercised in full, are tendered to or withheld by Kodiak to satisfy exercise price or tax withholding obligations, or are forfeited to or repurchased by Kodiak due to failure to vest (provided that the maximum number of shares that may be added to the 2025 EIP pursuant to the foregoing clause (ii) is    shares).

•
In addition, the 2025 EIP provides for an automatic share reserve increase feature, whereby the share reserve will be increased automatically on the first day of each fiscal year beginning with the 2026 fiscal year of Kodiak, in an amount equal to the least of (i)      shares, (ii) a number of shares equal to five percent (5%) of the total number of shares of Kodiak Common Stock outstanding on the last day of the immediately preceding fiscal year, and (iii) a lesser number of shares as determined by the administrator no later than the last day of Kodiak’s immediately preceding fiscal year.

•	The 2025 EIP will be administered by the Kodiak Board or, if designated by the Kodiak Board, the Kodiak Compensation Committee.
Eligibility
The 2025 EIP permits the grant of incentive stock options, within the meaning of Section 422 of the Code, to Kodiak’s employees and any of its parent and subsidiary corporations’ employees, and the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards to employees, directors and consultants of Kodiak and employees and consultants of any of its parents or subsidiaries. As of June 30, 2025, Kodiak and its subsidiaries had approximately five non-employee
directors, 272 employees and 11 consultants.
Authorized Shares; Adjustments
Subject to the adjustment provisions contained in the 2025 EIP and the evergreen provision described below, a number of shares of Kodiak Common Stock will be authorized for issuance pursuant to awards under the 2025 EIP equal to (i)    Shares, plus (ii) any shares of Kodiak Common Stock subject to the equity awards under the 2018 Plan that are assumed in the Business Combination and that, following the effective date of the 2025 EIP, are cancelled or forfeited, expire or otherwise terminated without being exercised in full, are tendered to or withheld by Kodiak to satisfy exercise price or tax withholding obligations, or are forfeited to or repurchased by Kodiak due to failure to vest (provided that the maximum number of shares that may be added to the 2025 EIP pursuant to the foregoing clause (ii) is    shares). The number of shares available for issuance under the 2025 EIP also will include an annual increase, or the evergreen feature, on the first day of each fiscal year, beginning with Kodiak’s 2026 fiscal year, equal to the least of:
1.      shares of Kodiak Common Stock;
2. a number of shares equal to five percent (5%) of the outstanding shares of all classes of Kodiak Common Stock as of the last day of the immediately preceding fiscal year; and
3. or such number of shares as the Kodiak Board or its designated committee may determine no later than the last day of Kodiak’s immediately preceding fiscal year.
Shares issuable under the 2025 EIP may be authorized, but unissued, or reacquired shares of Kodiak Common Stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, restricted stock units, or performance awards, is forfeited or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2025 EIP. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2025 EIP and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2025 EIP. Shares that actually have been issued under the 2025 EIP under any award will not be returned to the 2025 EIP; except if shares issued pursuant to awards of restricted stock, restricted stock units, or performance awards are repurchased or forfeited due to failure to vest, such shares will become available for future grant under the 2025 EIP. Shares otherwise issuable under an award that are used to pay the exercise price of an award or satisfy the tax liabilities or withholding obligations related to an award (which withholdings may be in amounts greater than the minimum statutory amount required to be withheld as determined by the administrator of the 2025 EIP) will become available for future grant or sale under the 2025 EIP. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2025 EIP.
If any dividend or other distribution (whether in cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase, or exchange of shares or other securities of Kodiak, or other change in the corporate structure of Kodiak affecting the shares, occurs (other than any ordinary dividends or other ordinary distributions), the administrator of the 2025 EIP, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2025 EIP, will adjust the number and class of shares that may be delivered under the 2025 EIP; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2025 EIP.

Plan Administration
The Kodiak Board or one or more committees appointed by the Kodiak Board will have authority to administer the 2025 EIP. The Kodiak Compensation Committee initially will administer the 2025 EIP.
In addition, to the extent it is desirable to qualify transactions under the 2025 EIP as exempt under
Rule 16b-3
of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule
16b-3.
Except to the extent prohibited by applicable laws, the administrator may delegate to one or more individuals the day-to-day
administration of the 2025 EIP and any of the functions assigned to it in the 2025 EIP, which delegation may be revoked at any time. Subject to the provisions of the 2025 EIP, the administrator has the power to administer the 2025 EIP and make all determinations deemed necessary or advisable for administering the 2025 EIP, including the power to determine the fair market value of Kodiak Common Stock, select the service providers to whom awards may be granted, determine the number of shares or dollar amounts covered by each award, approve forms of award agreements for use under the 2025 EIP, determine the terms and conditions of awards (including the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2025 EIP and awards granted under it, prescribe, amend and rescind rules and regulations relating to the 2025 EIP, including creating sub-plans,
modify or amend each award, allow a participant to defer the receipt of payment of cash or the delivery of shares that otherwise would be due to such participant under an award, and to determine whether awards will be settled in share, cash or in any combination thereof. The administrator also has the authority to allow participants the opportunity under an exchange program to transfer outstanding awards granted under the 2025 EIP to a financial institution or other person or entity selected by the administrator, and to institute an exchange program by which outstanding awards granted under the 2025 EIP may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash, or by which the exercise price of an outstanding award granted under the 2025 EIP is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants and will be given the maximum deference permitted by applicable law.
Types of Awards
The 2025 EIP provides for the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units and performance awards. A brief description of each award type follows.
Stock Options
Stock options may be granted under the 2025 EIP. The per share exercise price of options granted under the 2025 EIP generally must be equal to at least 100% of the fair market value of a share of Kodiak Common Stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of Kodiak’s (or any of its parent’s or subsidiary’s) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of Kodiak Common Stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, check, promissory note (to the extent permitted by applicable law), certain shares of Kodiak Common Stock, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law. After the cessation of service of an employee, director or consultant, he or she may exercise, to the extent exercisable, his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2025 EIP, the administrator determines the terms of options. Until shares are issued under an option, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2025 EIP, as summarized further above.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2025 EIP. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of Kodiak Common Stock between the exercise date and the date of grant. The term of a stock appreciation right may not exceed ten years. After the cessation of service of an employee, director or consultant, he or she may exercise, to the extent exercisable, his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the stock appreciation rights will remain exercisable for six months following the cessation of service. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2025 EIP, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of Kodiak Common Stock, or a combination of both, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Until shares are issued under a stock appreciation right, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the 2025 EIP, as summarized further above.
Restricted Stock
Restricted stock may be granted under the 2025 EIP. Restricted stock awards are grants of shares of Kodiak Common Stock that may have vesting requirements under any such terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2025 EIP, will determine the terms and conditions of such awards. The administrator may impose whatever restrictions on transferability, forfeiture provisions or other restrictions or vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator may determine that an award of restricted stock will not be subject to any period of restriction and consideration for such award is paid for by past services rendered as a service provider. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such shares upon grant unless the administrator provides otherwise. If such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the share of restricted stock with respect to which they were paid. Shares of restricted stock that do not vest are subject to the right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units (“
RSUs
”) may be granted under the 2025 EIP. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of Kodiak Common Stock. Subject to the provisions of the 2025 EIP, the administrator determines the terms and conditions of RSUs, including any vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Performance Awards
Performance awards may be granted under the 2025 EIP. Performance awards are awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock. Each performance award will have an initial value that is determined by the administrator. Subject to the terms and conditions of the 2025 EIP, the administrator determines the terms and conditions of performance awards, including any vesting criteria and form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Non-Employee
Directors Limitations
All outside
(non-employee)
directors will be eligible to receive all types of awards (except for incentive stock options) under the 2025 EIP. The 2025 EIP provides that in any given fiscal year of Kodiak, no outside director may be granted any equity awards (including equity awards under the 2025 EIP) (the value of which will be based on their grant date fair value) and be provided any cash retainers or fees that in the aggregate exceed $750,000, provided that in the Kodiak’s fiscal year of the individual’s initial service as a non-employee
director, such amount is increased to $1,000,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the 2025 EIP will be determined according to GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), or before the closing of the Business Combination, will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2025 EIP in the future.
Non-Transferability
of Awards
Unless the administrator provides otherwise, the 2025 EIP generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of Kodiak, the administrator will notify participants as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the administrator, all awards, to the extent that they have not been previously exercised, vested or settled, will terminate immediately before the consummation of such proposed action.
Merger or Change in Control
The 2025 EIP provides that in the event of Kodiak’s merger with or into another corporation or a change in control, as defined in the 2025 EIP, each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph), without a participant’s consent. The administrator may provide that awards granted under the 2025 EIP will be (i) assumed, or substantially equivalent awards substituted, by the acquiring or succeeding entity (or an affiliate thereof), (ii) awards will be continued, subject to adjustment pursuant to the terms of the 2025 EIP, (iii) upon written notice to the participant, terminated upon or immediately prior to the merger or change in control, (iv) made vested and exercisable or payable and, to the extent the administrator determines, terminated upon or immediately prior to the merger or change in control,

(v) terminated in exchange for cash, other property or other consideration, or any combination of the above (provided, for the avoidance of doubt, that if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated without payment), or replaced with such other rights or property selected by the administrator in its sole discretion, or (vi) any combination of the foregoing. The administrator is not required to treat all awards, all awards held by a participant, all portions of awards, or all awards of the same type, similarly.
If a successor (or an affiliate thereof) does not assume, substitute for or continue an award (or portion thereof), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator. In addition, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant authorized by the administrator, if an option or stock appreciation right (or a portion of such award) is not assumed, substituted or continued, the administrator will notify the participant that such option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
With respect to awards held by a
non-employee
director, in the event of a change in control, the
non-employee
director will fully vest in and have the right to exercise outstanding options and/or stock appreciation rights, all restrictions on other outstanding awards will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback
Awards will be subject to any clawback policy which is in effect at grant and any other clawback policy of which we are required to adopt pursuant to the listing standards of any national securities exchange or association on which Kodiak securities are listed or as is otherwise required by applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit or return to Kodiak or reimburse Kodiak for all or a portion of the award and any amounts paid under the award in order to comply with any clawback policy of Kodiak as described in the first sentence of this paragraph or with applicable laws.
Amendment or Termination
The 2025 EIP will become effective upon the Closing and will continue in effect until terminated by the administrator. However, no incentive stock options may be granted after 10 years from the date the 2025 EIP is adopted by the Kodiak Board and the evergreen feature of the 2025 EIP will terminate 10 years from the date the 2025 EIP is adopted by the Kodiak Board. In addition, the administrator will have the authority to amend, suspend, or terminate the 2025 EIP or any part of the 2025 EIP, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2025 EIP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state, or
non-U.S.
jurisdiction in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year
anniversary of the date the option was granted and the
one-year
anniversary of the date of exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.
However, if the participant disposes of such shares either on or before the two-year
anniversary of the date of grant or on or before the
one-year
anniversary of the date of exercise of the option (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized with respect to the share disposition, there will be no ordinary income, and such loss will be a capital loss.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the date of exercise of the option is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are disposed of in the same year as the option exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.
Non-statutory Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant of such an option. However, upon exercising the option, the participant generally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale or other disposition of the shares acquired by the exercise of a non-statutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income for ordinary income tax purposes is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. If a stock appreciation right is settled in cash, the participant generally will recognize ordinary at the time of exercise equal to the amount of cash received.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant, pursuant to Section 83(b) of the Code, may elect to accelerate the ordinary income tax event to the date of acquisition of the shares by filing an election with the Internal Revenue Service (the “
IRS
”) generally no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units and Performance Awards
There generally are no immediate tax consequences of receiving an award of RSUs or a performance award. A participant who is granted RSUs or performance awards generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the time of settlement of the award upon vesting. If the participant is an employee, generally such ordinary income is subject to income tax withholding and certain employment tax withholdings. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Section 409A
Section 409A of the Code (“
Section
 409A
”) provides certain requirements for
non-qualified
deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards with a deferral feature granted under the 2025 EIP to a participant subject to U.S. income tax will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for Kodiak
Kodiak generally will be entitled to a tax deduction in connection with an award under the 2025 EIP in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to the Kodiak CEO and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND KODIAK WITH RESPECT TO AWARDS UNDER THE 2025 EIP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR
NON-U.S.
JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
The number of awards that an employee, director, or consultant may receive under the 2025 EIP is in the discretion of the administrator and therefore cannot be determined in advance. Individuals who will be executive officers and non-employee
directors of Kodiak have an interest in this proposal because they are eligible to receive awards under the 2025 EIP. The following table sets forth the grant date fair value and number of shares of Legacy Kodiak Common Stock subject (at grant) to awards granted under the Legacy Kodiak 2018 Plan during Legacy Kodiak’s 2024 fiscal year, with respect to options to the individuals and groups set forth in the table below.

Name of Individual and Positions, or Group	Grant Date Fair Value of Stock Options ($)(1)	Number of Shares Subject to Stock Options (#)
Don Burnette	—	—
Chief Executive Officer
Andreas Wendel	$309,960	999,872
Chief Technology Officer
Michael Wiesinger	$486,797	1,570,313
Chief Operating Officer
All current executive officers, as a group (6 people)	$1,261,698	4,069,993
All current non-employee directors, who are not executive officers, as a group (5 people)	—	—
All employees, including all current officers who are not executive officers, as a group	$5,805,458	18,727,284

(1)	Reflects the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.
Vote Required for Approval
The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Incentive Plan Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Incentive Plan Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Incentive Plan Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Incentive Plan Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least     AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that AACT’s adoption of the Kodiak AI, Inc. 2025 Equity Incentive Plan, in the form attached to the proxy statement/prospectus as Annex G, be approved, ratified and confirmed in all respects.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Incentive Plan Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.

THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT
’
s Directors and Officers and Others in the Business Combination
”
for a further discussion of these considerations.

THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL
Overview
Assuming each of the condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT is asking its shareholders to approve the ESPP and the material terms thereunder. The AACT Board adopted the ESPP prior to the extraordinary general meeting, subject to shareholder approval at the extraordinary general meeting. The ESPP will become effective upon the Closing, but the first offering period will commence at a later date determined by the administrator of the ESPP, assuming approval of this proposal by AACT’s shareholders.
The ESPP is described in more detail below. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is attached to this proxy statement/prospectus as
 Annex H
.
The ESPP
The ESPP will provide eligible employees an opportunity to purchase Kodiak Common Stock at a discount through accumulated contributions of their earned compensation. If AACT’s shareholders do not approve the ESPP, Kodiak may not be able to offer competitive compensation to existing employees and qualified candidates, which could prevent us from successfully attracting and retaining highly skilled employees.
The ESPP’s initial share reserve which AACT’s shareholders are being asked to approve is    shares of Kodiak Common Stock, with an automatic annual increase as described further below. Following the ESPP’s effectiveness, offering periods will not commence under the ESPP until determined by the Kodiak Board or the Kodiak Compensation Committee.
The AACT Board believes an employee stock purchase plan is an important factor in attracting, motivating, and retaining qualified personnel who are essential to Kodiak’s success. The ESPP provides a significant incentive by allowing employees to purchase shares of Kodiak Common Stock at a discount.
Purpose
The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of Kodiak Common Stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP will permit the administrator of the ESPP to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the ESPP will authorize the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans
adopted by the administrator that are designed to achieve desired tax or other objectives.
Shares Available for Issuance; Adjustments
Subject to adjustment upon certain changes in Kodiak’s capitalization as described in the ESPP, the maximum number of shares of Kodiak Common Stock that will be available for issuance under the ESPP will be a number equal to the lesser of (i)    shares of Kodiak Common Stock or 2% of the total number of shares of Kodiak Common Stock outstanding immediately following the consummation of the Business Combination, plus any annual increase as described in the following sentence. The number of shares of Kodiak Common Stock available for issuance under the ESPP will be increased on the first day of the fiscal year beginning with Kodiak’s 2026 fiscal year in an amount equal to the least of (i)    shares of Kodiak Common Stock, (ii) a number of shares of Kodiak Common Stock equal to 1% of the outstanding shares of all classes of Kodiak Common Stock on the last day of the immediately preceding fiscal year of Kodiak, or (iii) such number of shares of Kodiak Common Stock determined by the administrator no later than the last day of the immediately preceding fiscal year of Kodiak. Shares issuable under the ESPP may be authorized, but unissued, or reacquired shares of Kodiak Common Stock.

We currently are unable to determine how long this share reserve may last because the number of shares that will be issued in any year or offering period depends on a variety of factors that cannot be predicted with certainty, including, for example, the number of employees who elect to participate in the ESPP, the level of contributions made by participants and the future price of shares of Kodiak Common Stock.
If AACT shareholders do not approve the ESPP, then the ESPP will not become effective and no shares of Kodiak Common Stock will be available for issuance thereunder.
The ESPP provides that in the event that any dividend or other distribution (whether in the form of cash, Kodiak Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase or exchange of Kodiak Common Stock or other securities of Kodiak or other change in Kodiak’s corporate structure affecting Kodiak Common Stock occurs (other than any ordinary dividends or other ordinary distributions), to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the ESPP, the administrator will make adjustments to the number and class of shares that may be delivered under the ESPP and/or the purchase price per share and number and class of shares covered by each option granted under the ESPP that has not yet been exercised, and the numerical share limits under the ESPP.
Administration
The Kodiak Board or a committee appointed by the Kodiak Board will have authority to administer the ESPP. Unless and until determined otherwise by the Kodiak Board, the Kodiak Compensation Committee will administer the ESPP. The administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of Kodiak’s employees, designate separate offerings under the ESPP, designate any subsidiaries of Kodiak as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary or advisable for the administration of the ESPP, including adopting such procedures, sub-plans
and appendices to the subscription agreement as are necessary or appropriate to permit participation in the ESPP by employees who are
non-U.S.
nationals or employed outside the United States. The administrator’s findings, decisions and determinations will be final and binding on all participants to the maximum extent permitted by law.
Eligibility
Generally, any of Kodiak’s employees will be eligible to participate in the ESPP if they are customarily employed by Kodiak or any of its participating subsidiaries for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, before an enrollment date for all options granted on such enrollment date in an offering, may determine (for each offering under the 423 Component, as defined below, on a uniform and nondiscriminatory basis or as otherwise permitted by applicable Treasury Regulations) that the definition of eligible employee will or will not include an individual if he or she: (i) has not completed at least two years of service (or a lesser period of time determined by the administrator) since the employee’s last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (iv) is a highly compensated employee within the meaning of Code Section 414(q) or (v) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or who is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act. In addition, an employee may not be granted an option to purchase stock under the ESPP if the employee (a) immediately after the grant, would own stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of Kodiak or any parent or subsidiary of Kodiak; or (b) holds rights to purchase stock under all of Kodiak’s employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock for each calendar year during which his or her right to purchase shares is outstanding at any time. As of June 30, 2025, Kodiak had approximately 272 employees (including employee directors).

Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of Kodiak Common Stock. Participation ends automatically upon termination of employment with Kodiak (or its participating subsidiaries).
Offering Periods and Purchase Periods
The ESPP will include a component, or the “423 Component,” that is intended to qualify as an “employee stock purchase plan” under Code Section 423, and a component that does not comply with Code Section 423, or the
“Non-423
Component.” The
Non-423
Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a
Non-423
Component may include features necessary to comply with applicable
non-U.S.
laws pursuant to rules, procedures or
sub-plans
adopted by the administrator. For purposes of this summary, a reference to the ESPP generally will mean the terms and operations of the 423 Component.
The ESPP will provide for offering periods with a duration and start and end dates as determined by the administrator, provided that no offering period will have a duration exceeding 27 months. Unless determined otherwise by the administrator, each offering period will have one purchase period with the same duration as the offering period. The administrator is authorized to change the duration of future offering periods and purchase periods under the ESPP, including the starting and ending dates of offering periods and purchase periods and the number of purchase periods in any offering periods. Unless determined otherwise by the administrator and to the extent an offering period provides for more than one purchase date in such offering period, if the fair market value of a share of Kodiak Common Stock on a purchase date is less than the fair market value of a share of Kodiak Common Stock on the first trading day of the offering period, participants in that offering period will be withdrawn from that offering period following their purchase of shares on such purchase date and automatically will be enrolled in a new offering period.
Contributions
The ESPP will permit participants to purchase shares of Kodiak Common Stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings but excludes payments for overtime, shift premium, commissions, incentive compensation, equity compensation, bonuses, and other similar compensation. The administrator may change the compensation eligible for contribution under the ESPP on a uniform and nondiscriminatory basis for future offering periods.
Exercise of Purchase Right
Amounts deducted and accumulated by a participant under the ESPP are used to purchase shares of Kodiak Common Stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of (i) the fair market value of a share of Kodiak Common Stock on the first trading day of the offering period or (ii) the fair market value of a share of Kodiak Common Stock on the exercise date. A participant will be permitted to purchase a maximum number of shares during each offering period to be determined by the administrator, provided that the administrator may increase or decrease such maximum number of shares for each purchase period or offering period. Until shares of Kodiak Common Stock are issued (as evidenced by the appropriate entry on Kodiak’s books or the books of a duly authorized transfer agent of Kodiak) to a participant, the participant will have only rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with Kodiak, or a participating subsidiary, ceases for any reason, the employee withdraws from the ESPP or Kodiak terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, generally the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.
Non-Transferability
A participant will not be permitted to transfer the contributions credited to his or her ESPP account or rights granted under the ESPP, other than by will or the laws of descent and distribution.
Dissolution or Liquidation
In the event of Kodiak’s proposed dissolution or liquidation, any offering period in progress will be shortened by setting a new purchase date and will terminate immediately before the completion of such proposed transaction, unless determined otherwise by the administrator.
Merger or Change in Control
In the event of a merger or change in control of Kodiak, as defined in the ESPP, a successor corporation may assume or substitute for each outstanding option. If the successor corporation does not assume or substitute for the options, the offering period then in progress under the ESPP will be shortened, and a new exercise date will be set to occur before the date of the proposed merger or change in control. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.
Effective Date; Amendment; Termination
The ESPP will become effective upon the later to occur of (i) its adoption by the AACT Board, (ii) its approval by AACT shareholders, or (iii) the time immediately prior to the closing of the Business Combination, and will continue in effect for 20 years unless the administrator terminates it earlier. The administrator will have the authority to modify, amend, suspend or terminate the ESPP at any time. If the ESPP is terminated, the administrator may elect to terminate all outstanding offering periods either immediately or upon the next exercise date, or may elect to permit offering periods to expire in accordance with their terms. If the offering periods are terminated prior to expiration, all amounts then credited to participants’ accounts that have not been used to purchase shares will be returned to the participants.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or
non-U.S.
jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances. Further, tax consequences for employees participating in the
Non-Section
423 Component of the ESPP are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The Section 423 Component of the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under an employee stock purchase plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Kodiak, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of Kodiak Common Stock acquired under the ESPP or in the event of the participant’s death while still owning the purchased shares of Kodiak Common Stock.

If the participant sells or otherwise disposes of the purchased shares of Kodiak Common Stock within two years after the start date of the offering period in which the shares of Kodiak Common Stock were acquired or within one year after the date of purchase of those shares of Kodiak Common Stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares of Kodiak Common Stock on the purchase date exceeded the purchase price paid for those shares of Kodiak Common Stock, and Kodiak will be entitled to an income tax deduction equal in amount to such excess, for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares of Kodiak Common Stock, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares of Kodiak Common Stock have been held for more than one year since the date of purchase, the gain or loss will be long-term capital gain or loss.
If the participant sells or disposes of the purchased shares of Kodiak Common Stock more than two years after the start date of the offering period in which the shares of Kodiak Common Stock were acquired and more than one year after the date of purchase of those shares of Kodiak Common Stock, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares of Kodiak Common Stock on the sale or disposition date exceeded the purchase price paid for those shares of Kodiak Common Stock, or (ii) 15% of the fair market value of the shares of Kodiak Common Stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares of Kodiak Common Stock on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Kodiak will not be entitled to an income tax deduction with respect to such disposition.
New Plan Benefits
Participation in the ESPP is voluntary and the number of shares of Kodiak Common Stock that would be purchased in any year or offering period under the ESPP is dependent on various factors such as each eligible employee’s election to participate, the amount of his or her eligible compensation, and his or her determination as to the portion of his or her eligible compensation to contribute to the ESPP. Further, such number of shares of Kodiak Common Stock that may be purchased under the ESPP is determined, in part, by the price of the shares of Kodiak Common Stock on the first day of each offering period and applicable exercise date of each purchase period. Accordingly, the actual number of shares of Kodiak Common Stock that would be purchased by any individual under the ESPP in the future is not determinable.
Vote Required for Approval
The approval of the Employee Stock Purchase Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Employee Stock Purchase Plan Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Employee Stock Purchase Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Employee Stock Purchase Plan Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Employee Stock Purchase Plan Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the

Sponsor, approval of the Employee Stock Purchase Plan Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least     AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that AACT’s adoption of the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan, in the form attached to the proxy statement/prospectus as Annex H, be approved, ratified and confirmed in all respects.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Employee Stock Purchase Plan Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination”
for a further discussion of these considerations.

THE DIRECTOR ELECTION PROPOSAL
Overview
Assuming each of the Condition Precedent Proposals, including the Business Combination Proposal, is approved, AACT is seeking shareholder approval by ordinary resolution of the election, effective immediately in connection with the consummation of the Business Combination, of the individuals listed below to serve as directors of Kodiak in the respective classes noted below, each until his or her respective successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.
Election of Directors
Pursuant to the Business Combination, AACT has agreed to take all necessary action, including causing the members of the AACT Board to resign, so that effective at the completion of the Business Combination, the entire Kodiak Board will consist of seven individuals. The directors will be classified into three classes, with each director holding office for a three-year term or until the next annual meeting of stockholders at which such director’s class is up for election and where such person’s successor is elected and qualified.
Under the Proposed Certificate of Incorporation, and subject to the rights of holders of Kodiak Preferred Stock with respect to the election of directors, the directors of Kodiak will be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. AACT is proposing the approval by ordinary resolution of the election of the following seven individuals, who will take office immediately following the completion of the Business Combination and who will constitute all the members of the Kodiak Board: (i) Don Burnette and Kristin Sverchek as Class I directors, (ii) Mohamed Elshenawy, James Reed and Scott Tobin as Class II directors, and (iii) Kenneth Goldman and Allyson Satin as Class III directors.
If elected, the initial Class I directors shall serve for a term expiring at the first annual meeting of stockholders; the initial Class II directors shall serve for a term expiring at the second annual meeting of stockholders; and the initial Class III directors shall serve for a term expiring at the third annual meeting of stockholders. At each annual meeting of stockholders beginning with the first annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders to be held following their election. Each director in each such class shall hold office until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal. It is anticipated that James Reed will be designated as Chairman of the Kodiak Board. Each of Mohamed Elshenawy, Kenneth Goldman, Allyson Satin, Kristin Sverchek and Scott Tobin is expected to qualify as an independent director under Nasdaq’s listing standards.
Subject to other provisions in the Proposed Certificate of Incorporation, the number of directors that constitutes the entire Kodiak Board will be fixed solely by a resolution adopted by a majority of the directors then serving on the Kodiak Board. Each director of the Kodiak Board will hold office until the expiration of the term for which such director is elected and until such person’s successor has been duly elected and qualified or until such person’s earlier resignation, death, or removal.
If the number of directors is hereafter changed, any increase or decrease in directorships will be so apportioned among the classes by the Kodiak Board as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Kodiak Board will shorten the term of any incumbent director.
Subject to the rights of holders of any series of Kodiak Preferred Stock with respect to the election of directors, for so long as the Kodiak Board is classified, any director may be removed from office by the stockholders only for cause. Vacancies occurring on the Kodiak Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Kodiak Board then in office, although less than a quorum, or by a sole remaining director, and not by stockholders of Kodiak. A person so elected by the Kodiak Board to fill a vacancy or newly created directorship will hold office until the next election of the class for which such director will have been chosen and until such person’s successor will be duly elected and qualified, or until such director’s earlier death, resignation or removal.
The AACT Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from AACT’s and Legacy Kodiak’s records.
Nominees
At the completion of the Business Combination, in accordance with the terms of the Business Combination Agreement and assuming the election of the nominees set forth in this section, the members of the Kodiak Board will be as follows:
Class I Directors: Don Burnette and Kristin Sverchek;
Class II Directors: Mohamed Elshenawy, James Reed and Scott Tobin; and
Class III Directors: Kenneth Goldman and Allyson Satin.
Information regarding each nominee is set forth in the section of this proxy statement/prospectus entitled “
Board of Directors and Management After the Business Combination
.”
Other than the requirement under the Business Combination Agreement that the parties thereto take all necessary action so that effective at the Closing the Kodiak Board will consist of six (6) directors chosen by Legacy Kodiak and one (1) director chosen by the Sponsor, which will serve as a Class III director, there is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to such person’s office or position.
For more information about the experience of each of these director nominees of the Kodiak Board following the Closing, see the sections of this proxy statement/prospectus entitled “
Board of Directors and Management After the Business Combination—Executive Officers and Directors After the Business Combination
”; and for more information about the compensation of the members of the AACT Board and executive officers of AACT prior to the Closing, see the section of this proxy statement/prospectus entitled “
Information about AACT

—

Directors and Executive Officers.
”
Vote Required for Approval
The approval of the Director Election Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Director Election Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Director Election Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Director Election Proposal will have no effect, even if approved by the requisite holders of AACT Ordinary Shares.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Director Election Proposal.

As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Director Election Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least     AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the election, effective immediately in connection with the consummation of the Business Combination, of Don Burnette and Kristin Sverchek to each serve as a Class I director of Kodiak, Mohamed Elshenawy, James Reed and Scott Tobin to each serve as a Class II director of Kodiak and Kenneth Goldman and Allyson Satin to each serve as a Class III director of Kodiak, each until his or her respective successor is duly elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal, be approved in all respects.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Director Election Proposal to be presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE KODIAK BOARD.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal allows the AACT Board to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary: (1) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting; (2) for the absence of a quorum; (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that AACT has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting; or (4) in order to engage with investors.
The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor, AACT and their members and shareholders, respectively, to make purchases of AACT Ordinary Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the Extraordinary General Meeting, or otherwise increase the likelihood of closing the Business Combination.
Notwithstanding the foregoing, without the consent of Legacy Kodiak (such consent not to be unreasonably withheld, conditioned or delayed), the Extraordinary General Meeting may not be adjourned to a date that is more than 30 days after the date for which the Extraordinary General Meeting was originally scheduled (excluding any adjournments required by applicable law).
See “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination.
”
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is presented to the Extraordinary General Meeting and is not approved by the shareholders, the AACT Board may not be able to adjourn the Extraordinary General Meeting to a later date (i) if based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Condition Precedent Proposals, in which event, the Business Combination would not be completed, (ii) in case of an absence of a quorum or (ii) in the event that adjourning the Extraordinary General Meeting to a later date would allow for reasonable additional time for (A) the filing or mailing of any supplemental or amended disclosure that AACT has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting or (B) engaging with investors.
Vote Required for Approval
The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the AACT Ordinary Shares who, being present in person, virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Adjournment Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.
The Adjournment Proposal is not conditioned on the approval of any other proposal.
As of the date of this proxy statement/prospectus, the Sponsor has agreed, and AACT’s officers and directors intend, to vote the AACT Ordinary Shares owned by them in favor of the Adjournment Proposal. As of the Record Date, the Sponsor owns % of the issued and outstanding AACT Ordinary Shares. AACT’s officers and directors do not hold any Public Shares, but may purchase Public Shares at any time, subject to compliance with law and AACT’s trading policies. As a result, in addition to approval by the Sponsor, approval of the Adjournment Proposal will require the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if all AACT Ordinary Shares are represented at the Extraordinary General Meeting and cast votes, and the affirmative vote of at least    AACT Ordinary Shares held by Public Shareholders (or approximately % of the Public Shares) if only such shares as are required to establish a quorum are represented at the Extraordinary General Meeting and cast votes.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“
RESOLVED
, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary: (1) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting; (2) for the absence of a quorum; (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that AACT has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its shareholders prior to the Extraordinary General Meeting; or (4) in order to engage with investors, be approved.”
Recommendation of the AACT Board and the Special Committee
The AACT Board and the Special Committee believe that the Adjournment Proposal if presented at the Extraordinary General Meeting is in the best interests of AACT.
THE AACT BOARD AND THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMEND THAT AACT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of AACT’s directors may result in a conflict of interest on such directors(s) between what such director may believe is in the best interests of AACT and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and AACT’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Certain Interests of AACT’s Directors and Officers and Others in the Business Combination
” for a further discussion of these considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO AACT
The following discussion is a summary of material U.S. federal income tax considerations (i) for U.S. Holders and
Non-U.S.
Holders (each as defined below, and together, “
Holders
”) of AACT Class A Ordinary Shares and AACT Warrants (each, an “
AACT Security
”) of the Domestication, (ii) for Holders of Kodiak Common Stock that exercise their redemption rights in connection with the Business Combination, (iii) for Holders of the ownership and disposition of Kodiak Common Stock and Kodiak Warrants (each, a “
Kodiak Security
”). With respect to the ownership and disposition of Kodiak Securities, this discussion is limited to (x) Kodiak Securities received in connection with the Domestication, (y) Kodiak Common Stock sold pursuant to the exercise of redemption rights in connection with the Business Combination, and (z) Kodiak Common Stock received upon the exercise of the Kodiak Warrants received by a Holder in connection with the Domestication. This section applies only to Holders that hold their AACT Securities and Kodiak Securities as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).
This discussion does not address the U.S. federal income tax consequences (i) to the Sponsor or its affiliates or any other sponsor, officers or directors of AACT, or (ii) to any person of holding Founder Shares, Private Placement Warrants, or Legacy Kodiak Common Stock. This discussion is limited to U.S. federal income tax considerations and does not address any estate, gift or other U.S. federal non-income
tax considerations or considerations arising under the tax laws of any U.S. state, or local or
non-U.S.
or other jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to any particular investor in light of their particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

(a)	banks, financial institutions or financial services entities;

(b)	broker-dealers;

(c)	taxpayers that are subject to, or who elect to apply, the mark-to-market accounting rules under Section 475 of the Code with respect to the AACT Securities or Kodiak Securities;

(d)	tax-exempt entities;

(e)	governments or agencies or instrumentalities of such governments or agencies;

(f)	insurance companies;

(g)	regulated investment companies or real estate investment trusts;

(h)
partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities (including S Corporations), or persons that will hold the AACT Securities or Kodiak Securities through such partnerships or pass-through entities;

(i)	U.S. expatriates or former long-term residents of the United States;

(j)	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of AACT’s shares or Kodiak’s shares;

(k)	persons that acquired their AACT Securities or Kodiak Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

(l)
persons that hold or sell their AACT Securities or Kodiak Securities as part of a straddle, constructive sale, hedge, synthetic security, wash sale, conversion or other integrated or similar transaction or risk reduction strategy;

(m)	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

(n)
persons subject to special tax accounting rules as a result of any item of gross income with respect to AACT Securities or Kodiak Securities being taken into account in an “applicable financial statement” (as defined in the Code); or

(o)	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.
If a partnership or other pass-through entity (or any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds AACT Securities or Kodiak Securities, the tax treatment of such partnership or other pass-through entity and a person treated as a partner of such partnership or owner of such other pass-through entity will generally depend on the status of the partner or owner, the activities of the partnership or other pass-through entity, and certain determinations made at the partner or owner level. Partnerships and other pass-through entities holding any AACT Securities or Kodiak Securities and persons that are treated as partners of such partnerships or owners of such other pass-through entities should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Domestication, the exercise of redemption rights with respect to AACT Class A Ordinary Shares and the ownership and disposition of Kodiak Securities.
This discussion is based on the Code, Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations promulgated under the Code, all as of the date of this proxy statement/prospectus. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described in this proxy statement/prospectus. AACT has not sought, and does not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described in this proxy statement/prospectus. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE DOMESTICATION, THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO AACT CLASS A ORDINARY SHARES AND THE OWNERSHIP AND DISPOSITION OF KODIAK SECURITIES RECEIVED IN THE DOMESTICATION OR KODIAK COMMON STOCK ACQUIRED BY THE EXERCISE OF KODIAK WARRANTS RECEIVED IN THE DOMESTICATION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION, THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO AACT CLASS A ORDINARY SHARES, THE OWNERSHIP AND DISPOSITION OF KODIAK SECURITIES AND THE EXERCISE OF KODIAK WARRANTS RECEIVED BY A HOLDER IN THE DOMESTICATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND
NON-U.S.
TAX LAWS.
Because the components of an AACT Unit are generally separable at the option of the holder, the holder of an AACT Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying AACT Class A Ordinary Share and AACT Warrant components of the AACT Unit, and the discussion below with respect to actual Holders of AACT Class A Ordinary Shares and AACT Warrants also should apply to holders of AACT Units (as the deemed owners of the underlying AACT Class A Ordinary Shares and AACT Warrants that constitute the AACT Units). Accordingly, the separation of an AACT Unit into one AACT Class A Ordinary Share and the one-half
of one AACT Warrant underlying the AACT Unit generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of AACT Securities are urged to consult their tax advisors concerning the U.S. federal, state, local and any
non-U.S.
tax consequences of the transactions contemplated by the Domestication and the Business Combination (including the exercise of any redemption rights) with respect to any AACT Class A Ordinary Shares and AACT Warrants held through AACT Units (including alternative characterizations of AACT Units).
I. TAX TREATMENT OF THE DOMESTICATION
Subject to the limitations set forth herein under the section entitled “
U.S. Federal Income Tax Considerations
” and in the opinion included as Exhibit 8.1 of the registration statement of which this proxy statement/prospectus forms a part, it is the opinion of Kirkland & Ellis LLP, United States tax counsel to AACT, that the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. A transaction qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code if it is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “
F Reorganization
”). Pursuant to the Domestication, AACT will change its jurisdiction of incorporation from the Cayman Islands to Delaware, and, in connection with the Closing, will be renamed “Kodiak AI, Inc.”
The U.S. federal income tax consequences of the Domestication to the Holders will depend primarily upon whether the Domestication qualifies as an F Reorganization. However, due to the absence of direct guidance, these results are not entirely clear. The discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any position set forth herein or the opinion included as Exhibit 8.1. AACT has not requested, and does not intend to request, a ruling from the IRS as to the U.S. federal income tax consequences of the Domestication. Accordingly, each Holder of AACT Securities is urged to consult its tax advisor with respect to the particular tax consequence of the Domestication to such Holder.
Assuming the Domestication qualifies as an F Reorganization, the Domestication should be treated for U.S. federal income tax purposes as if AACT (i) transferred all of its assets and liabilities to Kodiak in exchange for all of the outstanding Kodiak Common Stock, Kodiak Preferred Stock and Kodiak Warrants; and (ii) then distributed such shares of Kodiak Common Stock, Kodiak Preferred Stock and Kodiak Warrants to the holders of securities of AACT in liquidation of AACT. The taxable year of AACT will be deemed to end on the date of the Domestication.
If the Domestication fails to qualify as an F Reorganization (and does not otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code), a Holder of AACT Securities generally would be treated for U.S. federal income tax purposes as having exchanged its AACT Securities for Kodiak Securities in a taxable transaction.
II. U.S. HOLDERS
As used in this proxy statement/prospectus, a “U.S. Holder” is a beneficial owner of an AACT Security or a Kodiak Security, as applicable, who or that for U.S. federal income tax purposes is, or is treated as:

(a)	an individual who is a citizen or resident of the United States;

(b)	a corporation that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia;

(c)	an estate whose income is subject to U.S. federal income tax regardless of its source; or

(d)
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

A. Tax Effects of the Domestication to U.S. Holders
1. Generally
Assuming the Domestication qualifies as an F Reorganization, U.S. Holders of AACT Securities generally should not recognize gain or loss for U.S. federal income tax purposes in connection with the Domestication, except as provided below under the sections entitled “
—3. Effects of Section
 367 to U.S. Holders of AACT Class
 A Ordinary Shares
” and “
—5. PFIC Considerations
.”
Subject to the discussion below under the section entitled “
—
5. PFIC Considerations,
” if the Domestication fails to qualify as an F Reorganization (and does not otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code), a U.S. Holder of AACT Securities generally would recognize gain or loss with respect to its AACT Securities in an amount equal to the difference, if any, between the fair market value of the corresponding Kodiak Securities received in the Domestication and the U.S. Holder’s adjusted tax basis in its AACT Securities surrendered.
U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication. All U.S. Holders considering exercising redemption rights with respect to AACT Class A Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.
2. Basis and Holding Period Considerations
Assuming the Domestication qualifies as an F Reorganization, subject to the discussion below under the section entitled “
—5. PFIC Considerations
”: (i) the tax basis of a share of Kodiak Common Stock or Kodiak Warrant received by a U.S. Holder in the Domestication will equal the U.S. Holder’s tax basis in the AACT Class A Ordinary Share or AACT Warrant surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a share of Kodiak Common Stock or a Kodiak Warrant received by a U.S. Holder will include such U.S. Holder’s holding period for the AACT Class A Ordinary Share or AACT Warrant surrendered in exchange therefor.
If the Domestication fails to qualify as an F Reorganization (and does not otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code), the U.S. Holder’s basis in the Kodiak Common Stock and Kodiak Warrants would be equal to the sum of the fair market value of such Kodiak Common Stock and Kodiak Warrants on the date of the Domestication, and such U.S. Holder’s holding period for such Kodiak Common Stock and Kodiak Warrants would begin on the day following the date of the Domestication. Holders who hold different blocks of AACT Securities (generally, AACT Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above is general in nature and does not specifically address all of the consequences to U.S. Holders who hold different blocks of AACT Securities.
3. Effects of Section 367 to U.S. Holders of AACT Class A Ordinary Shares
Section 367 of the Code applies to certain transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as an F Reorganization. Subject to the discussion below under the section entitled “
—5. PFIC Considerations
,” Section 367(b) of the Code and the Treasury Regulations promulgated thereunder impose U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-deferred.
Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Domestication, including any such U.S. Holders exercising redemption rights.
a. U.S. Holders Who Own Ten Percent or More (By Vote or Value) of AACT Shares
Subject to the discussion below under the section entitled “
—5. PFIC Considerations,
” a 10% U.S. Shareholder on the date of the Domestication must include in income as a deemed dividend deemed paid by AACT the “all earnings and profits amount” attributable to the AACT Class A Ordinary Shares it directly owns within the meaning of Treasury Regulations under Section 367(b) of the Code. A U.S. Holder’s ownership of AACT Warrants will be taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Shareholder and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.
A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its AACT Class A Ordinary Shares is the net positive earnings and profits of AACT attributable to such AACT Class A Ordinary Shares

(each as determined under Treasury Regulations under Section 367(b) of the Code) but without regard to any gain that would be realized on a sale or exchange of such AACT Class A Ordinary Shares. Treasury Regulations under Section 367(b) of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations under the Code provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.
AACT does not expect to have significant, if any, cumulative net earnings and profits on the date of the Domestication. If AACT’s cumulative net earnings and profits through the date of the Domestication is less than or equal to zero, then a 10% U.S. Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its AACT Class A Ordinary Shares. However, the determination of earnings and profits is complex and may be impacted by numerous factors (including matters discussed in this proxy statement/prospectus). It is possible that the amount of AACT’s cumulative net earnings and profits could be positive through the date of the Domestication, in which case a 10% U.S. Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend deemed paid by AACT under Treasury Regulations under Section 367(b) of the Code as a result of the Domestication. Any such deemed dividend is expected to be treated as foreign-source income for U.S. federal income tax purposes, and is not expected to be eligible for preferential tax rates because AACT is expected to be treated as a PFIC.
b. U.S. Holders Who Own Less Than 10% (By Vote or Value) of AACT Shares
Subject to the discussion below under the section entitled “
—5. PFIC Considerations,
” a U.S. Holder who, on the date of the Domestication, is not a 10% U.S. Shareholder and whose AACT Class A Ordinary Shares have a fair market value of $50,000 or more on the date of the Domestication will recognize gain (but not loss) with respect to the Kodiak Common Stock received in the Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder’s AACT Class A Ordinary Shares as described below.
Subject to the discussion below under the section entitled “
—5. PFIC Considerations,
” unless a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to Kodiak Common Stock received in the Domestication in an amount equal to the excess of the fair market value of such Kodiak Common Stock over the U.S. Holder’s adjusted tax basis in the AACT Class A Ordinary Shares deemed surrendered in exchange therefor. U.S. Holders who hold different blocks of AACT Class A Ordinary Shares (generally, AACT Class A Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income as a deemed dividend deemed paid by AACT the “all earnings and profits amount” attributable to its AACT Class A Ordinary Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)
a statement that the U.S. Holder is making the election described in Treasury Regulations
Section 1.367(b)-3(c)(3),
which must include (i) a copy of the information that the U.S. Holder received from AACT (or Kodiak) establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s AACT Class A Ordinary Shares and (ii) a representation that the U.S. Holder has notified AACT (or Kodiak) that the U.S. Holder is making the election described in Treasury Regulations
Section 1.367(b)-3(c)(3);
and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.
The election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return (including extensions, if any) for the taxable year in which the Domestication occurs, and the U.S. Holder must send notice of making the election to AACT or Kodiak no later than the date such tax return is filed. In connection with this election, Kodiak will reasonably cooperate with U.S. Holders of AACT Class A Ordinary Shares, upon written request, to make available to such requesting U.S. Holders information regarding AACT’s earnings and profits.
AACT does not expect to have significant, if any, cumulative earnings and profits through the date of the Domestication and if that proves to be the case, U.S. Holders who make this election are not expected to have a significant income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were determined that AACT had positive earnings and profits through the date of the Domestication, a U.S. Holder that makes the election described in this proxy statement/prospectus could have an “all earnings and profits amount” with respect to its AACT Class A Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend deemed paid by AACT under applicable Treasury Regulations as a result of the Domestication. Any such deemed dividend is expected to be treated as foreign-source income for U.S. federal income tax purposes, and is not expected to be eligible for preferential tax rates because AACT is expected to be treated as a PFIC.
EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF MAKING AN ELECTION TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” ATTRIBUTABLE TO ITS AACT CLASS A ORDINARY SHARES UNDER SECTION 367(b) OF THE CODE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION.
A U.S. Holder who, on the date of the Domestication, is not a 10% U.S. Shareholder and whose AACT Class A Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication generally should not be required by Section 367(b) of the Code and the Treasury Regulations promulgated thereunder to recognize any gain or loss or include any part of the “all earnings and profits amount” in income in connection with the Domestication. However, such U.S. Holder may be subject to taxation under the PFIC rules as discussed below under the section entitled “
—5. PFIC Considerations
” including on subsequent dispositions of its stock or warrants after the Domestication, if AACT were a PFIC at any time during the period such U.S. Holder held the AACT Class A Ordinary Shares or AACT Warrants and such U.S. Holder is a Non-Electing Shareholder (as defined below).
4. Tax Consequences for U.S. Holders of AACT Warrants
Assuming the Domestication qualifies as an F Reorganization, subject to the considerations described above under the section entitled “
—3. Effects of Section
 367 to U.S. Holders of AACT Class
 A Ordinary Shares

-

a. U.S. Holders Who Own Ten Percent or More (By Vote or Value) of AACT Shares
” relating to a U.S. Holder’s ownership of AACT Warrants being taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder for purposes of Section 367(b) of the Code and the considerations described below under the section entitled “
—5. PFIC Considerations
” relating to the PFIC rules, a U.S. Holder of AACT Warrants should not be subject to U.S. federal income tax with respect to the exchange of AACT Warrants for Kodiak Warrants in the Domestication.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

5. PFIC Considerations
Regardless of whether the Domestication qualifies as an F Reorganization (and, if the Domestication qualifies as an F Reorganization, in addition to the discussion above under the section entitled
“—3. Effects of Section
 367 to U.S. Holders of AACT Class
 A Ordinary Shares
”), the Domestication could be a taxable event to U.S. Holders under the PFIC provisions of the Code if AACT is considered a PFIC.
a. Definition of a PFIC
A foreign (i.e.,
non-United
States) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually. Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “
startup year
”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.
b. PFIC Status of AACT
Based upon the composition of its income and assets, and upon a review of its financial statements, AACT believes that it likely will not be eligible for the startup exception and therefore likely has been a PFIC since its first taxable year and will likely be considered a PFIC for each taxable year thereafter, including the taxable year which ends as a result of the Domestication.
c. Effects of PFIC Rules on the Domestication
Even if the Domestication qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (including for this purpose, under a proposed Treasury Regulation that generally treats an “option” (which would generally include an AACT Warrant) to acquire the stock of a PFIC as stock of the PFIC, exchanging warrants of a PFIC for newly issued warrants in connection with a domestication transaction) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive proposed effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. Holders of AACT Class A Ordinary Shares and AACT Warrants as a result of the Domestication if:

(i)	AACT were classified as a PFIC at any time during such U.S. Holder’s holding period in such AACT Class A Ordinary Shares or AACT Warrants; and

(ii)
the U.S. Holder had not timely made (i) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such AACT Class A Ordinary Shares or in which AACT was a PFIC, whichever is later (or a QEF Election along with a purging election), or (ii) an MTM Election (as defined below) with respect to such AACT Class A Ordinary Shares. Under current law, neither a QEF Election nor an MTM Election can be made with respect to warrants (including AACT Warrants).

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of AACT. Under these rules (the “
excess distributions regime
”):

(a)	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s AACT Class A Ordinary Shares or AACT Warrants;

(b)
the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which AACT was a PFIC, will be taxed as ordinary income;

(c)
the amount of gain allocated to other taxable years (or portions of such taxable years) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

(d)
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

The proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the U.S. Holder to recognize gain or include an amount in income as a deemed dividend deemed paid by AACT, the gain realized on the transfer is taxable as an excess distribution under the excess distribution regime, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under the excess distribution regime is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “
—3. Effects of Section
 367 to U.S. Holders of AACT Class
 A Ordinary Shares
.”
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. Therefore, U.S. Holders of AACT Class A Ordinary Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Domestication with respect to their AACT Class A Ordinary Shares and AACT Warrants under the excess distribution regime in the manner set forth above. A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its AACT Class A Ordinary Shares is referred to in this proxy statement/prospectus as an “
Electing Shareholder
” and a U.S. Holder that is not an Electing Shareholder is referred to in this proxy statement/prospectus as a “
Non-Electing
Shareholder
.”
As discussed above, proposed Treasury Regulations issued under the PFIC rules generally treats an “option” (which would include an AACT Warrant) to acquire the stock of a PFIC as stock of the PFIC, while final Treasury Regulations issued under the PFIC rules provide that neither a QEF Election nor an MTM Election (as defined below) may be made with respect to options. Therefore, it is possible that the proposed Treasury Regulations, if finalized in their current form, would apply to cause gain recognition on the exchange of AACT Warrants for Kodiak Warrants pursuant to the Domestication.
Any gain recognized by a
Non-Electing
Shareholder of AACT Class A Ordinary Shares or a U.S. Holder of AACT Warrants as a result of the Domestication pursuant to the PFIC rules would be taxable income to such U.S. Holder and taxed under the excess distribution regime in the manner set forth above, with no corresponding receipt of cash.
As noted above, if AACT is considered a PFIC, the Domestication could be a taxable event under the PFIC rules regardless of whether the Domestication qualifies as an F Reorganization, and, absent a QEF Election (or a QEF Election along with a purging election) or an MTM Election, a U.S. Holder would be taxed under the excess distribution regime in the manner set forth above. If a U.S. Holder (including a U.S. Holder of AACT Warrants) (a) does not make a QEF Election (or a QEF Election along with a purging election) or an MTM Election with respect to its AACT Class A Ordinary Shares and/or AACT Warrants and does not recognize its gain or the “all earnings and profits amount” in connection with the Domestication and (b) subsequently sells or disposes of such stock after the Domestication, then any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described herein, if AACT were a PFIC at any time during the period the U.S. Holder held the AACT Class A Ordinary Shares or AACT Warrants.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE DOMESTICATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
d. QEF Election and
Mark-to-Market
Election
The impact of the PFIC rules on a U.S. Holder of AACT Class A Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat AACT as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of AACT Class A Ordinary Shares during which AACT qualified as a PFIC (a “
QEF Election
”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. One type of purging election creates a deemed sale of the U.S. Holder’s AACT Class A Ordinary Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to such purging election subject to the excess distribution regime described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its AACT Class A Ordinary Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its AACT Class A Ordinary Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
A U.S. Holder’s ability to make a timely and effective QEF Election (or a QEF Election along with a purging election) with respect to its AACT Class A Ordinary Shares is contingent upon, among other things, the provision by AACT of a “PFIC Annual Information Statement” to such U.S. Holder. AACT or Kodiak (as applicable) will endeavor to provide a requesting U.S. Holder such information the IRS may require, including a PFIC Annual Information Statement, for making or maintaining a QEF Election (or making a QEF Election along with a purging election) for AACT’s taxable year that ends on the date of the Domestication (and prior taxable years) but there is no assurance that AACT or Kodiak will timely provide such required information. As discussed above, a U.S. Holder is not able to make a QEF Election with respect to AACT Warrants under current law. An Electing Shareholder generally would not be subject to the excess distribution regime discussed above with respect to their AACT Class A Ordinary Shares. As a result, an Electing Shareholder generally should not recognize gain or loss as a result of the Domestication except to the extent described under “
—3. Effects of Section
 367 to U.S. Holders of AACT Class
 A Ordinary Shares,
” and subject to the discussion above under “
—A. Tax Effects of the Domestication to U.S. Holders,
” but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of AACT, whether or not such amounts are actually distributed.
The impact of the PFIC rules on a U.S. Holder of AACT Class A Ordinary Shares may also depend on whether the U.S. Holder has made a mark-to-market
election under Section 1296 of the Code (an “
MTM Election
”). U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may elect to mark such stock to its market value each taxable year if such stock is “marketable stock,” generally, stock that is regularly traded on a stock exchange that is registered with the SEC, including the NYSE. No assurance can be given that AACT Class A Ordinary Shares are considered to be marketable stock for purposes of the MTM Election for any taxable year or whether the other requirements of this election are satisfied. If such an election is available and has been made, such Electing Shareholder generally would not be subject to the excess distributions regime discussed above with respect to their AACT Class A Ordinary Shares in connection with the Domestication. Instead, in general, such Electing Shareholder will include as ordinary income each year the excess, if any, of the fair market value of its AACT Class A Ordinary Shares at the end of its taxable year over its adjusted tax basis in its AACT Class A Ordinary Shares. The Electing Shareholder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its AACT Class A Ordinary Shares over the fair market value of its AACT Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The Electing Shareholder’s tax basis in its AACT Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its AACT Class A Ordinary Shares will be treated as ordinary income (and any further loss recognized on such sale or disposition in excess of the net amount previously included in income as a result of the MTM Election would be capital loss). However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the AACT Class A Ordinary Shares in which AACT is a PFIC, then the excess distribution regime discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to, AACT Class A Ordinary Shares, including in connection with the Domestication. Under current law, an MTM Election is not available with respect to warrants, including the AACT Warrants.
THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367(b) RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS OF AACT SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), AN MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.
B. Tax Effects to U.S. Holders of Exercising Redemption Rights
1. Generally
The U.S. federal income tax consequences to a U.S. Holder of AACT Class A Ordinary Shares that exercises its redemption rights with respect to its AACT Class A Ordinary Shares will depend on whether the redemption qualifies as a sale of under Section 302 of the Code. If the redemption qualifies as a sale of shares by a U.S. Holder, the tax consequences to such U.S. Holder are as described below under the section entitled “
—3. Taxation of Redemption Treated as a Sale
.” If the redemption does not qualify as a sale of shares, a U.S. Holder will be treated as receiving a corporate distribution with the tax consequences to such U.S. Holder as described below under the section entitled “
—2. Taxation of Redemption Treated as a Distribution
.”
Whether a redemption of shares qualifies for sale treatment will depend largely on the total number of shares of Kodiak stock treated as held by the redeemed U.S. Holder before and after the redemption (including any shares treated as constructively owned by the U.S. Holder as a result of owning AACT Warrants and any shares that a U.S. Holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of the stock of Kodiak outstanding both before and after the redemption. The redemption generally will be treated as a sale of shares (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in Kodiak or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a U.S. Holder takes into account not only shares actually owned by the U.S. Holder, but also shares that are constructively owned by it under certain attribution rules set forth in the Code. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares that the holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of Kodiak Warrants. Moreover, any shares that a U.S. Holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.
In order to meet the substantially disproportionate test, the percentage of Kodiak’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of shares must, among other requirements, be less than 80% of the percentage of Kodiak’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption (determined based on reduction in voting power, and taking into account redemptions by other holders and possibly the Kodiak stock to be issued pursuant to the Business Combination). There will be a complete termination of a U.S. Holder’s interest Kodiak if either (1) all of the shares actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares (including any stock constructively owned by the U.S. Holder as a result of owning AACT Warrants). The redemption will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Kodiak. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Kodiak will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of shares generally will be treated as a corporate distribution to the redeemed U.S. Holder and the tax effects to such a U.S. Holder will be as described below under the section entitled “
—2. Taxation of Redemption Treated as a Distribution
.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares will be added to the U.S. Holder’s adjusted tax basis in its remaining Kodiak stock or, if it has none, to the U.S. Holder’s adjusted tax basis in its Kodiak Warrants or possibly in other Kodiak stock constructively owned by it.
U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication (discussed further above).
U.S. Holders who actually or constructively own at least five percent by vote or value (or, if Kodiak Common Stock is not then publicly traded, at least one percent by vote or value) or more of the total outstanding Kodiak stock may be subject to special reporting requirements with respect to a redemption of shares, and such holders should consult with their tax advisors with respect to their reporting requirements.
2. Taxation of Redemption Treated as a Distribution
If the redemption of a U.S. Holder’s shares is treated as a corporate distribution, as discussed above under the section entitled “
—1. Generally
,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Kodiak’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Distributions in excess of Kodiak’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares. Any remaining excess will be treated as gain realized on the sale of shares and will be treated as described below under the section entitled “
—3. Taxation of Redemption Treated as a Sale
.”

3. Taxation of Redemption Treated as a Sale
If the redemption of a U.S. Holder’s shares is treated as a sale, as discussed above under the section entitled “
—1.
Generally,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate
U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
U.S. Holders who hold different blocks of shares (including as a result of holding different blocks of AACT Class A Ordinary Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF AN EXERCISE OF REDEMPTION RIGHTS.
C. Tax Consequences of Ownership and Disposition of Kodiak Securities
1. Taxation of Distributions
In general, distributions of cash or other property to U.S. Holders of Kodiak Common Stock (other than certain distributions of Kodiak stock or rights to acquire Kodiak stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Kodiak’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Kodiak Common Stock. Any remaining excess generally will be treated as gain realized on the sale or other disposition of the Kodiak Common Stock, as described below under the section entitled “
2. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.”
Dividends paid to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate
U.S. Holder generally will constitute “qualified dividend income” subject to tax at reduced rates applicable to long-term capital gains.
2. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
Upon a sale or other taxable disposition of Kodiak Securities (which, in general, would include a redemption of Kodiak Warrants that is treated as a sale of such warrants as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Kodiak Securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Kodiak Securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate
U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Kodiak Securities so disposed of. See the section entitled “
—A. Tax Effects of the Domestication to U.S. Holders
” above for discussion of a U.S. Holder’s adjusted tax basis in its Kodiak Securities following the Domestication. See the section entitled “
—3. Exercise, Lapse or Redemption of Kodiak Warrants
” below for a discussion regarding a U.S. Holder’s tax basis in Kodiak Common Stock acquired pursuant to the exercise of a Kodiak Warrant.

3. Exercise, Lapse or Redemption of Kodiak Warrants
A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of Kodiak Common Stock upon exercise of Kodiak Warrants for cash. The U.S. Holder’s tax basis in the shares of Kodiak Common Stock received upon exercise of the Kodiak Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Kodiak Warrants and the exercise price. It is unclear whether the U.S. Holder’s holding period for the Kodiak Common Stock received upon exercise of the Kodiak Warrants will begin on the date following the date of exercise or on the date of exercise of the Kodiak Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Kodiak Warrants. If any Kodiak Warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the lapsed Kodiak Warrants.
The tax consequences of a cashless exercise of Kodiak Warrants are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. If the cashless exercise is not taxable, a U.S. Holder’s basis in the Kodiak Common Stock received would equal the U.S. Holder’s basis in the Kodiak Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Kodiak Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Kodiak Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Kodiak Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Kodiak Common Stock would include the holding period of the Kodiak Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Kodiak Warrants equal to the number of shares of Kodiak Common Stock having a value equal to the exercise price for the total number of Kodiak Warrants to be exercised. In such case, the U.S. Holder would recognize capital gain or loss with respect to the Kodiak Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Kodiak Common Stock that would have been received in a regular exercise of the Kodiak Warrants deemed surrendered and the U.S. Holder’s tax basis in the Kodiak Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Kodiak Common Stock received would equal the sum of the U.S. Holder’s tax basis in the Kodiak Warrants deemed exercised and the aggregate exercise price of such Kodiak Warrants. It is unclear whether a U.S. Holder’s holding period for the Kodiak Common Stock would commence on the date following the date of exercise or on the date of exercise of the Kodiak Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Kodiak Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Kodiak Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If Kodiak redeems Kodiak Warrants for cash or if it purchases Kodiak Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the section entitled “
—2. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.”
4. Possible Constructive Distributions
Consistent with the AACT Warrants, the terms of each Kodiak Warrant will provide for an adjustment to the number of shares of Kodiak Common Stock for which the Kodiak Warrant may be exercised or to the exercise price of the Kodiak Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the Kodiak Warrants would, however, be treated as receiving a constructive distribution from Kodiak if, for example, the adjustment increases the U.S. Holder’s proportionate interest in Kodiak’s assets or earnings and profits (for example, through an increase in the number of shares of Kodiak Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Kodiak Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Kodiak stock, or as a result of the issuance of a stock dividend to holders of shares of Kodiak stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution generally would be subject to tax as described above under the section entitled “
—1. Taxation of Distributions
” in the same manner as if the U.S. Holders of the Kodiak Warrants received a cash distribution from Kodiak equal to the fair market value of such increased interest.
D. Information Reporting and Backup Withholding
Payments of dividends on and the proceeds from a sale or other disposition of Kodiak Securities will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
III.
NON-U.S.
HOLDERS
As used in this proxy statement/prospectus, a “
Non-U.S.
Holder
” is a beneficial owner of an AACT Security or Kodiak Security, as applicable, who or that for U.S. federal income tax purposes is, or is treated as:

(a)	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

(b)	a foreign corporation; or

(c)	an estate or trust that is not a U.S. Holder.
A. Tax Effects of the Domestication to
Non-U.S.
Holders
The Domestication is not expected to result in any U.S. federal income tax consequences to a
Non-U.S.
Holder of AACT Securities unless the Domestication fails to qualify as an F Reorganization (and does not otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code) and such
Non-U.S.
Holder holds its AACT Securities in connection with a conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such
Non-U.S.
Holder maintains in the United States) or is a nonresident alien individual who is physically present in the United States for at least 183 days during that individual’s taxable year in which the Domestication occurs and meets certain other requirements.
Non-U.S.
Holders will own stock and warrants of a U.S. corporation, i.e., Kodiak, rather than a
non-U.S.
corporation, i.e., AACT, after the Domestication.
Non-U.S.
Holders exercising redemption rights will be subject to the potential tax consequences of the Domestication. All
Non-U.S.
Holders considering exercising redemption rights with respect to AACT Class A Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Domestication and exercise of redemption rights.

B. Tax Effects to
Non-U.S.
Holders of Exercising Redemption Rights
The U.S. federal income tax consequences to a
Non-U.S.
Holder of AACT Class A Ordinary Shares that exercises its redemption rights will depend on whether the redemption qualifies as a sale of shares redeemed, as described above under “
II. U.S. Holders

-

B. Tax Effects to U.S. Holders of Exercising Redemption Rights

-

1. Generally
.” The U.S. federal income tax consequences to the
Non-U.S.
Holder will be as described below under “
—C. Tax Consequences of Ownership and Disposition of Kodiak Securities

-

2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.” If the redemption does not qualify as a sale of Kodiak Common Stock, the
Non-U.S.
Holder will be treated as receiving a corporate distribution, the U.S. federal income tax consequences of which are described below under “
—C. Tax Consequences of Ownership and Disposition of Kodiak Securities

-

1. Taxation of Distributions
.”
Because it may not be certain at the time a
Non-U.S.
Holder is redeemed whether such
Non-U.S.
Holder’s redemption will be treated as a sale of shares or a corporate distribution, and because such determination will depend in part on a
Non-U.S.
Holder’s particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) a
Non-U.S.
Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a
Non-U.S.
Holder in redemption of such
Non-U.S.
Holder’s Kodiak Common Stock, unless (i) the applicable withholding agent has established special procedures allowing
Non-U.S.
Holders to certify that they are exempt from such withholding tax and (ii) such
Non-U.S.
Holders are able to certify that they meet the requirements of such exemption (
e.g.
, because such
Non-U.S.
Holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “
II. U.S. Holders

-

B. Tax Effects to U.S. Holders of Exercising Redemption Rights

-

1. Generally
”). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to a
Non-U.S.
Holder, such
Non-U.S.
Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS.
Non-U.S.
Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.
C. Tax Consequences of Ownership and Disposition of Kodiak Securities
1. Taxation of Distributions
In general, any distributions (including constructive distributions, but not including certain distributions of Kodiak stock or rights to acquire Kodiak stock) made to a
Non-U.S.
Holder of shares of Kodiak Common Stock, to the extent paid out of Kodiak’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States, Kodiak (or another applicable withholding agent) will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
Non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E).
In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a
Non-U.S.
Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such
Non-U.S.
Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
Non-U.S.
Holder’s adjusted tax basis in its shares of Kodiak Common Stock and, to the extent such distribution exceeds the
Non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Kodiak Common Stock, which will be treated as described below under the section entitled “
—2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.” If Kodiak determines that it is likely to be classified as a “U.S. real property holding corporation” (see the section entitled
“—2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
” below), the applicable withholding agent may be required to withhold 15% of any distribution that exceeds Kodiak’s current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a
Non-U.S.
Holder who provides an IRS Form
W-8ECI,
certifying that the dividends are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the
Non-U.S.
Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A
Non-U.S.
Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower rate provided in an applicable tax treaty).
2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
A
Non-U.S.
Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Kodiak Securities, including an expiration or redemption of the Kodiak Warrants as described below under the section entitled “
—3. Exercise, Lapse or Redemption of Kodiak Warrants
,” or a redemption of Kodiak Common Stock that is treated as a sale of shares as described above under the section entitled “
—B. Tax Effects to
Non-U.S.
Holders of Exercising Redemption Rights
,” unless:

(a)
the gain is effectively connected with the conduct by the
Non-U.S.
Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such
Non-U.S.
Holder maintains in the United States);

(b)
such
Non-U.S.
Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

(c)
Kodiak is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the
Non-U.S.
Holder’s holding period for the applicable Kodiak Security being disposed of.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
Non-U.S.
Holder were a U.S. resident. Any gains described in the first bullet point above of a
Non-U.S.
Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or a lower applicable income tax treaty rate).
If the second bullet point applies to a
Non-U.S.
Holder, such
Non-U.S.
Holder generally will be subject to U.S. tax on such
Non-U.S.
Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30% (or a lower applicable tax treaty rate).
If the third bullet point above applies to a
Non-U.S.
Holder, subject to certain exceptions in the case of interests that are regularly traded on an established market, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates, and a buyer of such Kodiak Security or Kodiak may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition or redemption. Based on the nature of the business and activities of Legacy Kodiak, it generally is not expected that Kodiak would be a U.S. real property holding corporation after the Domestication or immediately after the Business Combination is completed. However, neither AACT nor Kodiak has undertaken a formal analysis of Kodiak’s possible status as a U.S. real property holding corporation. Such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether Kodiak would be treated as a U.S. real property holding corporation in any taxable year.
Non-U.S.
Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its Kodiak Securities.

3. Exercise, Lapse or Redemption of Kodiak Warrants
A
Non-U.S.
Holder generally will not recognize taxable gain or loss on the acquisition of Kodiak Common Stock upon exercise of Kodiak Warrants for cash. The
Non-U.S.
Holder’s tax basis in the share of Kodiak Common Stock received upon exercise of Kodiak Warrants generally will be an amount equal to the sum of the
Non-U.S.
Holder’s tax basis in such Kodiak Warrants and the exercise price. It is unclear whether the
Non-U.S.
Holder’s holding period for the Kodiak Common Stock received upon exercise of the Kodiak Warrants will begin on the date following the date of exercise or on the date of exercise of the Kodiak Warrants; in either case, the holding period will not include the period during which the
Non-U.S.
Holder held the Kodiak Warrants. If any Kodiak Warrants are allowed to lapse unexercised, a
Non-U.S.
Holder generally will recognize a capital loss equal to such holder’s tax basis in such lapsed Kodiak Warrants and generally will be taxed as described above under “
—2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.”
Consistent with the AACT Warrants, the Kodiak Warrants may be exercised on a cashless basis in certain circumstances. The U.S. federal income tax characterization of a cashless exercise of Kodiak Warrants are not clear under current tax law. A cashless exercise may not be a taxable exchange, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. If the cashless exercise is not taxable, a
Non-U.S.
Holder’s tax basis in the Kodiak Common Stock received would equal the
Non-U.S.
Holder’s tax basis in the Kodiak Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a
Non-U.S.
Holder’s holding period in the Kodiak Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Kodiak Warrants; in either case, the holding period would not include the
Non-U.S.
Holder’s holding period for the Kodiak Warrants exercised therefor.
If the cashless exercise were treated as a recapitalization, the holding period of the Kodiak Common Stock would include the holding period of the Kodiak Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a
Non-U.S.
Holder could be deemed to have surrendered a number of Kodiak Warrants equal to the number of shares of Kodiak Common Stock having a value equal to the exercise price for the total number of Kodiak Warrants to be exercised. In such case, the
Non-U.S.
Holder would recognize capital gain or loss with respect to the Kodiak Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Kodiak Common Stock that would have been received in a regular exercise of the Kodiak Warrants deemed surrendered and the
Non-U.S.
Holder’s tax basis in the Kodiak Warrants deemed surrendered. Any gain or loss recognized by a
Non-U.S.
Holder generally will be taxed as described above in “
—2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.” It is unclear whether a
Non-U.S.
Holder’s holding period for the Kodiak Common Stock would commence on the date following the date of exercise or on the date of exercise of the Kodiak Warrants; in either case, the holding period would not include the
Non-U.S.
Holder’s holding period for the Kodiak Warrants exercised therefor.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a
Non-U.S.
Holder’s holding period would commence with respect to the Kodiak Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly,
Non-U.S.
Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If Kodiak redeems Kodiak Warrants for cash or if Kodiak purchases Kodiak Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the
Non-U.S.
Holder, taxed as described above under “
—2. Sale, Taxable Exchange or Other Taxable Disposition of Kodiak Securities
.”
Non-U.S.
Holders should consult their tax advisors regarding the tax consequences of the exercise, lapse, or redemption of Kodiak Warrants.

4. Possible Constructive Distributions
Similar with the AACT Warrants, the terms of each Kodiak Warrant will provide for an adjustment to the number of shares of Kodiak Common Stock for which the Kodiak Warrant may be exercised or to the exercise price of the Kodiak Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. A
Non-U.S.
Holder of the Kodiak Warrants would, however, be treated as receiving a constructive distribution from Kodiak if, for example, the adjustment increases the
Non-U.S.
Holder’s proportionate interest in Kodiak’s assets or earnings and profits (for example, through an increase in the number of shares of Kodiak Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Kodiak Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Kodiak stock, or as a result of the issuance of a stock dividend to holders of shares of Kodiak stock, in each case, which is taxable to the holders of such stock as a distribution. Any constructive distribution treated as received by a
Non-U.S.
Holder generally would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such
Non-U.S.
Holder received a corporate distribution from Kodiak equal to the fair market value of such increased interest without any corresponding receipt of cash, the U.S. federal income tax consequences of which are described above under “
—C. Tax Consequences of Ownership and Disposition of Kodiak Securities

-

1. Taxation of Distributions
.”
D. Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of Kodiak Securities. A
Non-U.S.
Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a
Non-U.S.
Holder generally will be allowed as a credit against such
Non-U.S.
Holder’s U.S. federal income tax liability and may entitle such
Non-U.S.
Holder to a refund, provided that the required information is timely furnished to the IRS.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER
The following is a discussion of the material U.S. federal income tax consequences of the Merger to Legacy Kodiak U.S. holders (as defined below) who exchange in the Merger the shares of Legacy Kodiak Common Stock for (i) Kodiak Common Stock in the Merger and (ii) a contingent right to receive Earn Out Securities that are shares of Kodiak Common Stock (an “
Earn Out Right
”). This summary is based upon current provisions of the Code, existing Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, all in effect as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, could alter the tax consequences to Legacy Kodiak Securityholders from the following summary. This discussion assumes that the Merger will be consummated in accordance with the Business Combination Agreement and as described in this proxy statement/prospectus.
This discussion applies only to Legacy Kodiak U.S. holders who hold their Legacy Kodiak Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not purport to address all U.S. federal income tax consequences relevant to Legacy Kodiak U.S. holders of Legacy Kodiak Common Stock. In addition, it does not address consequences relevant to Kodiak stockholders that are subject to particular U.S. or
non-U.S.
tax rules, including to Legacy Kodiak Stockholders that are:

•	brokers, dealers or traders in securities; banks; insurance companies; other financial institutions; mutual funds;

•	real estate investment trusts; regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	pass-through entities such as partnerships, S corporations, disregarded entities for U.S. federal income tax purposes (and investors therein);

•	persons who are not Legacy Kodiak U.S. holders;

•	persons who are subject to the alternative minimum tax provisions of the Code;

•
persons who hold or sell their Legacy Kodiak Common Stock as part of a hedge, wash sale, constructive sale, synthetic security, conversion transaction, or other integrated transaction or risk reduction strategy;

•	persons that have a functional currency other than the U.S. dollar;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•
persons who hold shares of Legacy Kodiak Common Stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code;

•	persons who elect to apply the provisions of Section 1400Z-2 of the Code to any gains realized in the Merger;

•	persons who acquired their shares of Legacy Kodiak Common Stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Legacy Kodiak Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•
persons who acquired their shares of Legacy Kodiak Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified
retirement plan or through the exercise of a warrant or conversion rights under convertible instruments;

•	persons who acquired their shares of Legacy Kodiak Common Stock upon conversion of SAFEs, indebtedness or warrants; and

•	certain expatriates or former citizens or long-term residents of the United States.
Legacy Kodiak Stockholders, including in particular those subject to special U.S. or
non-U.S.
tax rules that are described in the list above, are urged to consult their own tax advisors regarding the consequences to them of the Merger.
If a partnership or other pass-through entity (or any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds Legacy Kodiak Common Stock, the tax treatment of such partnership or other pass-through entity and a person treated as a partner of such partnership or owner of such other pass-through entity will generally depend on the status of the partner or owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner or owner level. Partnerships and other pass-through entities holding any Legacy Kodiak Common Stock and persons that are treated as partners of such partnerships or owners of such other pass-through entities should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Merger.
In addition, the following discussion does not address: (i) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including any transactions in which shares of Kodiak Common Stock are acquired or disposed of other than in exchange for shares of Legacy Kodiak Common Stock in the Merger; (ii) the tax consequences to holders of SAFEs, convertible debt and options or warrants issued by Legacy Kodiak; (iii) the tax consequences of the ownership of shares of Kodiak Common Stock following the Merger; (iv) any U.S. federal non-income
tax consequences of the Merger, including estate or gift tax consequences; (v) any state, local,
non-U.S.
or other tax consequences of the Merger; (vi) the Medicare contribution tax on net investment income; or (vii) any withholding tax considerations.
Definition of “Legacy Kodiak U.S. Holder”
For purposes of this discussion, a “Legacy Kodiak U.S. holder” is a beneficial owner of Legacy Kodiak Common Stock that for U.S. federal income tax purposes is, or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person; or

•	estate, the income of which is subject to U.S. federal income tax regardless of its source.
Legacy Kodiak Stockholders who are not Legacy Kodiak U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the particular tax consequences of the Merger to them under U.S. federal income tax laws and the tax laws of any applicable state, local or
non-U.S.
taxing jurisdiction.
IN ADDITION, IT IS RECOMMENDED THAT ALL HOLDERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR
NON-U.S.
TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

General
Each of Legacy Kodiak and AACT intends for the Merger to qualify, and each will take the position that the Merger qualifies, as a “reorganization” within the meaning of Section 368(a) of Code. However, under the Business Combination Agreement, if, prior to the Effective Time, Legacy Kodiak determines in good faith that there is a reasonable possibility that the Merger and related transactions will not satisfy the requirements of Section 368(a)(2)(E) of the Code, then with AACT’s consent (not to be unreasonably withheld, conditioned or delayed), Legacy Kodiak and AACT will cause Kodiak OpCo to be merged with and into Kodiak or a subsidiary disregarded from Kodiak for U.S. federal income tax purposes immediately after the Merger, with Kodiak or such subsidiary entity being the surviving entity of the Second Merger. In the event that AACT and Kodiak determine that the Second Merger shall occur, each of Legacy Kodiak and AACT intend that the Mergers, taken together, qualify as a single “reorganization” pursuant to Section 368(a) of the Code. Assuming the Mergers so qualify, the U.S. federal income tax consequences to Legacy Kodiak U.S. holders will generally be the same as described herein assuming the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to a Legacy Kodiak U.S. holder would generally be the same as described herein assuming the Merger did not qualify as a reorganization within the meaning of Section 368(a) of the Code. Moreover, if the Mergers fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, no adverse tax consequences are expected with respect to Legacy Kodiak. The remainder of this discussion assumes that the parties consummate solely the Merger.
Legacy Kodiak and AACT cannot guarantee that the IRS will not challenge the intended tax treatment of the Merger, and that such a challenge will not be successful. None of Legacy Kodiak, AACT or Merger Sub intend to obtain a ruling from the IRS with respect to the tax consequences of the Merger. Further, the closing of the Merger is not conditioned upon obtaining an opinion from counsel that the Merger will qualify as a reorganization. Accordingly, no assurance can be given that the IRS will not challenge the Merger’s qualification as a “reorganization” within the meaning of Section 368(a) of the Code or that a court would not sustain such a challenge.
Treatment of Legacy Kodiak U.S. Holders in the Merger
Assuming the Merger qualifies as a “reorganization” under Section 368(a) of the Code, the U.S. federal income tax consequences of the Merger to Legacy Kodiak U.S. holders of the Merger are as follows:

•
other than as described below relating to imputed interest, Legacy Kodiak U.S. holders will not recognize gain or loss upon the exchange of their Legacy Kodiak Common Stock for Kodiak Common Stock and the Earn Out Right in the Mergers. Legacy Kodiak U.S. holders will obtain a basis in the Kodiak Common Stock they receive in the Merger (other than Earn Out Securities that are treated as imputed interest, as described below) equal to their basis in the Legacy Kodiak Common Stock exchanged therefor. For this purpose, IRS guidance indicates that at the time of the Merger, the Legacy Kodiak U.S. holder should be treated as receiving the maximum number of Earn Out Securities it could receive under the terms of the Business Combination Agreement, and that adjustments to the Legacy Kodiak U.S. holder’s tax basis in shares of Kodiak Common Stock actually received should be made if the maximum number of Earn Out Securities ultimately is not issued. Except to the extent of Earn Out Securities treated as imputed interest (as described below), the holding period of the shares of Kodiak Common Stock received by a Legacy Kodiak U.S. holder in the Merger will include the holding period of the shares of Legacy Kodiak Common Stock surrendered in exchange therefor;

•
if a Legacy Kodiak U.S. holder acquired different blocks of shares of Legacy Kodiak Common Stock at different times or at different prices, such holder should consult its own tax advisor regarding the manner in which its basis and holding period should be allocated among its Kodiak Common Stock in light of its specific circumstances; and

•	a portion of the Earn Out Securities (if any) actually received by a Legacy Kodiak U.S. holder should be characterized as ordinary interest income for U.S. federal income tax purposes. A Legacy Kodiak

U.S. holder’s tax basis in that portion of the Earn Out Securities should be equal to the fair market value thereof on the date of receipt, and the Legacy Kodiak U.S. holder’s holding period for those Earn Out Securities (or portions thereof) should begin on the day following receipt.

If the Merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, then each Legacy Kodiak U.S. holder will be treated as exchanging his, her or its Legacy Kodiak Common Stock in a fully taxable transaction in exchange for Kodiak Common Stock and the Earn Out Right. Legacy Kodiak U.S. holders generally will recognize capital gain or loss in such exchange equal to the difference between (i) the fair market value of the Kodiak Common Stock and Earn Out Right received in the Merger (subject to the potential application of the “installment method” to the Earn Out Right) and (ii) such holder’s tax basis in the Legacy Kodiak Common Stock surrendered in the Merger. Gain or loss must be calculated separately for shares of Legacy Kodiak Common Stock acquired by Legacy Kodiak U.S. holders at different times for different prices and exchanged by such Legacy Kodiak U.S. holder in connection with the Merger. Any gain or loss recognized generally would be long-term capital gain or loss if the Legacy Kodiak U.S. holder’s holding period in a particular block of Legacy Kodiak Common Stock exceeds one year at the time of the Merger. Long-term capital gain of non-corporate
Legacy Kodiak U.S. holders (including individuals) generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. The aggregate tax basis of a Legacy Kodiak U.S. holder in the Kodiak Common Stock and Earn Out Right received in the Merger will equal its fair market value at the Effective Time, and the holding period of Kodiak Common Stock received in the Merger will begin on the day after the consummation of the Merger.
Information Reporting
Each Legacy Kodiak U.S. holder who receives shares of Kodiak Common Stock in the Merger is required to retain permanent records pertaining to the Merger, and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis, and fair market value of all shares of Legacy Kodiak Common Stock that are exchanged in the Merger, and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. Legacy Kodiak U.S. holders who owned immediately before the Merger at least one percent (by vote or value) of the total outstanding stock of Legacy Kodiak or securities of Legacy Kodiak with a basis of $1.0 million or more, are required to attach a statement to their tax returns for the year in which the Merger is consummated that contains the information listed in Treasury Regulation
Section 1.368-3(b).
Such statement must include the Legacy Kodiak U.S. holder’s tax basis in such holder’s Legacy Kodiak Common Stock or securities surrendered in the Merger, the fair market value of such stock or securities, the date of the Merger and the name and employer identification number of each of Legacy Kodiak and Kodiak. Legacy Kodiak U.S. holders are urged to consult with their own tax advisors to comply with these rules.
This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular consequences of the Merger to you.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of AACT and Legacy Kodiak, adjusted to implement the Business Combination and certain transactions contemplated in connection with the Business Combination. Defined terms in this section have the meanings ascribed to such terms elsewhere in this proxy statement/prospectus.
AACT was incorporated on March 15, 2021, as a Cayman Islands exempted company incorporated with limited liability. AACT was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. AACT has neither engaged in any operations nor generated any revenue to date.
Legacy Kodiak was incorporated in the state of Delaware on April 6, 2018 and is a leading provider of
AI-powered
AV technology that is addressing the needs of the commercial trucking industry and the public sector.
The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the historical balance sheet of AACT as of March 31, 2025 with the historical balance sheet of Legacy Kodiak as of March 31, 2025 on a pro forma basis as if the Business Combination had been consummated on March 31, 2025.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 combines the historical statement of operations of AACT for the three months ended March 31, 2025 and the historical statement of operations of Legacy Kodiak for the three months ended March 31, 2025 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the historical statement of operations of AACT for the year ended December 31, 2024 and the historical statement of operations of Legacy Kodiak for the year ended December 31, 2024 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•
the historical audited financial statements of AACT as of and for the year ended December 31, 2024 and the historical unaudited financial statements of AACT as of and for the three months ended March 31, 2025;

•
the historical audited financial statements of Legacy Kodiak as of and for the year ended December 31, 2024 and the historical unaudited financial statements of Legacy Kodiak as of and for the three months ended March 31, 2025; and

•
other information relating to Legacy Kodiak and AACT included in this proxy statement/prospectus, including the description of the Business Combination Agreement and the transactions contemplated in connection therewith under the section titled “
The Business Combination Proposal.
”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AACT” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak” included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Kodiak’s financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Kodiak. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
Description of the Transactions
On April 14, 2025, AACT, Legacy Kodiak and Merger Sub entered into the Business Combination Agreement. The Business Combination Agreement provides for, among other things, the following transactions:
(i) At least one day prior to the Closing Date, AACT will effect the Domestication and, in connection with the Domestication:

(A)	AACT’s name will be changed to “Kodiak AI, Inc.”;

(B)	each then-issued and outstanding AACT Unit will automatically be cancelled and each holder will be entitled to one share of Kodiak Common Stock and one-half of one Kodiak Warrant;

(C)	each then-issued and outstanding AACT Class A Ordinary Share will convert automatically into one share of Kodiak Common Stock;

(D)	each then-issued and outstanding Public Warrant will convert automatically into one Kodiak Warrant; and

(E)	each then-issued and outstanding Private Placement Warrant will convert automatically into one Kodiak Warrant.
(ii) On the Closing Date, Merger Sub will merge with and into Legacy Kodiak, with Legacy Kodiak as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of Kodiak.
(iii) Upon the consummation of the Business Combination, Legacy Kodiak Securityholders will receive or have the right to receive, in the aggregate, shares of Kodiak Common Stock equal to (i) the Base Purchase Price divided by (ii) the Redemption Price and the following transactions are expected to have occurred:

(A)
the conversion of all outstanding shares of Legacy Kodiak Preferred Stock into shares of Legacy Kodiak Common Stock at the then-effective conversion rate as calculated pursuant to Legacy Kodiak’s certificate of incorporation;

(B)
the full vesting and net exercise of all outstanding Legacy Kodiak Warrants prior to the consummation of the Business Combination into shares of Legacy Kodiak Common Stock based on the deemed value of a share of Legacy Kodiak Common Stock immediately prior to the Closing;

(C)	the automatic conversion of all of Legacy Kodiak’s outstanding SAFEs into shares of Legacy Kodiak Common Stock according to their terms and conditions;

(D)	the conversion of all Second Lien Loans, excluding the Exchanged SAFE Loan, into shares of Legacy Kodiak Common Stock at a price based on the Second Lien Conversion Price;

(E)
the conversion of each issued and outstanding share of Legacy Kodiak Common Stock, including shares of Legacy Kodiak Common Stock expected to be outstanding following the events described in subsections (A) through (D) above, to a number of shares of Kodiak Common Stock based on the Per Share Merger Consideration; and

(F)
the conversion of all outstanding vested and unvested Legacy Kodiak Options into Exchanged Kodiak Options exercisable for shares of Kodiak Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which will be adjusted based on the Per Share Merger Consideration.

Kodiak Earn Out Securities
During the Earn Out Period, Legacy Kodiak Securityholders, including Legacy Kodiak Option holders, will receive, or be entitled to receive, up to 75,000,000 Earn Out Securities, which will vest or be issued, as applicable, upon achievement of certain milestones during the Earn Out Period and, for the Earn Out RSUs, certain service-based vesting conditions.
An initial 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Kodiak Common Stock equals or exceeds the Triggering Event I Threshold, and causes Triggering Event I. An additional 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Kodiak Common Stock equals or exceeds the Triggering Event II Threshold, and causes Triggering Event II. The remaining 25,000,000 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Kodiak Common Stock equals or exceeds the Triggering Event III Threshold, and causes Triggering Event III.
If during the Earn Out Period there is a Change of Control that will result in:

(A)
holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then Triggering Event I shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control;

(B)
holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event II Threshold, then Triggering Event II shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; and

(C)
holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event III Threshold, then Triggering Event III shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control.

Other Related Events in Connection with the Business Combination
Other related events that have or are contemplated to take place in connection with the Business Combination are summarized below:
Legacy Kodiak Financing
From February 2025 through April 2025, certain institutional and accredited investors provided $23.7 million of financing to Legacy Kodiak in the form of SAFEs, including $10.0 million from the Sponsor Affiliate Investor. Concurrently with the execution of the Business Combination Agreement in April 2025, certain institutional and accredited investors invested or committed $28.3 million in the form of Second Lien Loans to Legacy Kodiak, including $20.0 million from the Sponsor Affiliate Investor. Of the $28.3 million of Second Lien Loans, an aggregate of $27.7 million was funded through June 30, 2025, and the remaining $0.6 million has been committed with funding to occur prior to the consummation of the Business Combination. An additional $2.0 million of Second Lien Loans were funded in June 2025. In connection with the consummation of the Business Combination: (i) immediately prior to the Closing, the Second Lien Loans will convert into equity shares of Legacy Kodiak Common Stock; and (ii) upon the Closing, such shares of Legacy Kodiak Common Stock will convert into shares of Kodiak Common Stock as provided for by the Business Combination Agreement. Additionally, in connection with entering into the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for the Exchanged SAFE Loan, which is convertible into shares of Kodiak Common Stock at the Sponsor Affiliate Investor’s option at a price based on the Second Lien Conversion Price prior to Closing. To the extent the Exchanged SAFE Loan is not converted, such borrowings will remain outstanding after the Closing and have a maturity date of October 1, 2026. For purposes of these pro forma financial statements, the Exchanged SAFE Loan has been assumed to remain outstanding after the Closing as the conversion is solely at the Sponsor Affiliate Investor’ option.
PIPE Investments
Concurrently with the execution of the Business Combination Agreement, AACT entered into the PIPE Subscription Agreements with the PIPE Investors. Under the terms of the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Kodiak an aggregate of $60.0 million of shares of PIPE Stock. Management expects that AACT will enter into PIPE Subscription Agreements relating to the issuance of an additional $40.0 million of PIPE Stock prior to Closing.
The purchase price per share for the PIPE Stock will equal the Redemption Price, subject to adjustment such that the purchase price per share will be 90% of the Redemption Price for any PIPE Investor that subscribes for $50.0 million or more of PIPE Stock. The consummation of the PIPE Investments is conditioned upon, among other things, the completion or concurrent consummation of the Business Combination.
Pursuant to the PIPE Subscription Agreements, a PIPE Investor may elect to reduce the number of shares of PIPE Stock it is obligated to purchase under its PIPE Subscription Agreement, on a one-for-one
basis, by up to the total amount of shares of PIPE Stock such PIPE Investor subscribed for under its PIPE Subscription Agreement, to the extent the PIPE Investor: (i) purchases Class A Shares in open market transactions at a price of less than the Redemption Price prior to the record date established for voting at the extraordinary general meeting of AACT to approve the Business Combination (the “
Open Market Purchase Shares
”); or (ii) beneficially owned any Class A Shares as of the date of its PIPE Subscription Agreement (the “
Currently Owned Shares
”). With respect to Open Market Purchase Shares, the PIPE Investor must agree to: (A) not sell or otherwise transfer any Open Market Purchase Shares prior to the Closing; (B) not vote any Open Market Purchase Shares in favor of approving the Business Combination or any extension of AACT and instead submit a proxy abstaining from voting on such proposal; and (C) to the extent such investor has the right to have any of its Open Market Purchase Shares redeemed for cash in connection with the Closing or in connection with any extension of AACT, not exercise any such redemption rights. With respect to Currently Owned Shares, the PIPE Investor must agree to (A) not sell or otherwise transfer any Currently Owned Shares prior to the Closing; (B) vote all of its Currently Owned Shares in favor of approving the Business Combination or any extension of AACT; and (C) to the extent such investor has the right to have any of its Currently Owned Shares redeemed for cash in connection with the Closing or in connection with any extension of AACT, not exercise any such redemption rights. As of June 13, 2025, no PIPE Investor had notified AACT that it owned any Open Market Purchase Shares or Currently Owned Shares. These pro forma financial statements do not reflect any potential purchases of Open Market Purchase Shares or Currently Owned Shares by the PIPE Investors.
AACT Capital Transactions

1)	AACT Share Redemption
At the extraordinary general meeting of AACT held on April 22, 2025, AACT shareholders voted on and approved a proposal to amend AACT’s Memorandum and Articles of Association to extend the date by which AACT has to consummate a business combination from April 25, 2025 to January 26, 2026. Immediately prior to this vote, AACT shareholders holding an aggregate of 640,288 AACT Class A Ordinary Shares chose to redeem such shares for a total redemption amount of $7.1 million.

2)	Sponsor Contribution
Beginning April 25, 2025, the Sponsor agreed to make monthly Contributions directly to the Trust Account of $1.0 million, which equates to $0.02 for each outstanding AACT Class A Ordinary Share, other than AACT Class A Ordinary Shares held by the Sponsor, up to a maximum aggregate amount of $9.9 million. The first Contribution was made on April 25, 2025 and additional Contributions will be made on the 25th day of each month following April 25, 2025 (or if such day is not a business day, on the business day immediately preceding such day) until the earlier of (i) the consummation of a business combination, including the Business Combination, and (ii) the last day AACT has to complete a business combination in accordance with the Memorandum and Articles of Association. As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, the Sponsor has made $3.9 million of Contributions. Kodiak will reimburse the Sponsor for the aggregate amount of all Contributions upon Closing. If the proposed Business Combination does not close, 50% of the Contributions will be an obligation of Legacy Kodiak and 50% will be an obligation of AACT. AACT may use a portion of any proceeds held outside the Trust Account to repay the Sponsor for 50% of the Contributions, but no proceeds held in the Trust Account may be used to repay the Sponsor for such amounts.

3)	Sponsor Class B Ordinary Share Conversion
On April 22, 2025, the Sponsor converted its 12,500,000 Class B Ordinary Shares into 12,500,000 Class A Ordinary Shares. The Sponsor agreed to not elect to redeem any of its AACT Class A Ordinary Shares at the consummation of the Closing.

4)	Sponsor Earn Out Securities
On March 19, 2021, the Sponsor paid $25,000 to cover certain offering and formation costs of Kodiak in consideration for the Sponsor Shares. As of March 31, 2025, there were 12,500,000 Sponsor Shares outstanding. As part of the Business Combination, AACT and the Sponsor agreed with respect to the Sponsor Shares that:

•	50%, or the Sponsor Earn Out Securities, will be subject to vesting and vest upon the occurrence of Triggering Event I during the Earn Out Period; and

•	50% will not be subject to any forfeiture or vesting conditions.
If, during the Earn Out Period, there is a Change of Control that will result in holders of Kodiak Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then the Sponsor Earn Out Securities shall vest as of immediately prior to the consummation of the Change of Control.

5)	Sponsor Working Capital Loan
In order to finance transaction costs in connection with the Business Combination, the Sponsor has provided AACT with Working Capital Loans. The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into warrants of Kodiak at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Working Capital Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Working Capital Loans if there are funds available outside the Trust Account to do so. As of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT.

Expected Accounting Treatment of the Business Combination
The expected accounting treatment of the Business Combination is dependent upon which entity in the Business Combination is considered the accounting acquirer. A combining entity can be considered an accounting acquirer in one scenario and an accounting acquiree in another.
On May 12, 2025, the FASB issued ASU
2025-03,
Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
(“ASU
2025-03”)
which amends the ASC 805,
Business Combinations
, framework for identifying the accounting acquirer in business combinations when the legal acquiree is a variable interest entity (“VIE”) by requiring entities to consider the general accounting acquirer factors in ASC 805 when the transaction is primarily effected by the exchange of equity interests. The ASU is applied prospectively to all business combinations with acquisition dates occurring on or after the date of initial application. The ASU is effective for all annual reporting periods (and interim periods in annual reporting periods) beginning after December 15, 2026. Early adoption is permitted in interim or annual reporting periods in which financial statements have not yet been issued (or made available for issuance). AACT and Legacy Kodiak have elected to early adopt ASU
2025-03
as of April 1, 2025. For purposes of these pro forma financial statements, management has assessed the Business Combination as if ASU
2025-03
had already been adopted as the Closing of the Business Combination will occur after the adoption date. The adoption of the ASU
2025-03
will not have any retrospective impact to AACT’s or Legacy Kodiak’s historical financial statements.
The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

1)	No Redemption Scenario
This presentation assumes that no Public Shareholder exercises its right to redeem its AACT Class A Ordinary Shares for its pro rata share of the Trust Account and the full amount held in the Trust Account as of immediately prior to the Closing is available for Kodiak.

2)	Maximum Redemption Scenario
This presentation assumes that all Public Shareholders exercise their right to redeem their AACT Class A Ordinary Shares for their pro rata share of the Trust Account and none of the amounts held in the Trust Account as of immediately prior to the Closing are available for Kodiak.
In the No Redemption Scenario, the expected cash on hand results in the at-risk
equity being considered sufficient for Kodiak to finance its activities without additional subordinated financial support and Kodiak is not determined to be a VIE. In the Maximum Redemption Scenario, the expected cash on hand results in the at-risk
equity being considered insufficient for Kodiak to finance its activities without additional subordinated financial support and Kodiak is determined to be a VIE. However, as the Business Combination is primarily effected by the exchange of equity interests and Legacy Kodiak is determined to be a business, the Business Combination is in the scope of ASU
2025-03.
Therefore, the ASC 805 considerations used to identify the accounting acquirer will be the same for both scenarios.
Under both scenarios, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, while AACT is the legal acquirer, it is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Kodiak will represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization. The net assets of AACT and Legacy Kodiak will be stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs will be recorded within equity in the unaudited pro forma condensed combined financial statements. Operations prior to the Business Combination will be those of Legacy Kodiak in future reports of Kodiak.

Legacy Kodiak has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Kodiak stockholders will have a significant majority of the voting power of Kodiak;

•	The Kodiak Board will have seven members of whom one individual shall be designated by AACT and of whom six individuals shall be designated by Legacy Kodiak;

•	Legacy Kodiak’s senior management will comprise the senior management roles of Kodiak and be responsible for the day-to-day operations; and

•	Legacy Kodiak is the larger entity based on historical operating activity and its larger employee base.
Additional Accounting Considerations
Kodiak is assessing the accounting related to the Business Combination and the treatment related to the following matters:

•
Sponsor Earn Out Securities – Management has preliminarily concluded the Sponsor Earn Out Securities are equity-classified instruments as they have an exercise contingency related to a single triggering event and will be indexed to the Kodiak Common Stock.

•
Earn Out Securities – Management has preliminarily concluded the Earn Out Securities are equity-classified instruments as the only variability in the number of shares issuable or to be issued is related to the price of Kodiak Common Stock which is an input into the valuation model and does not preclude the Earn Out Securities from being considered indexed to the Kodiak Common Stock.

Management is currently evaluating the accounting treatment related to the Earn Out Securities attributed to the unvested Legacy Kodiak Options issued in connection with the Business Combination. For purposes of the unaudited pro forma condensed combined financial information, these Earn Out Securities are accounted for as stock-based compensation due to the continued service requirement and also are equity-classified. However, the evaluation and finalization of accounting conclusions, including any related compensation expense, are ongoing and subject to change.

•
Public Warrants and Private Placement Warrants – These warrants were accounted for as equity instruments in the historical financial statements of AACT. Management has preliminarily concluded that equity classification for the Public Warrants and Private Placement Warrants continues to be appropriate.

The final accounting treatment related to the Business Combination, including the Earn Out Securities, Sponsor Earn Out Securities, Public Warrants, and Private Placement Warrants will be finalized by Kodiak and reported in the first reporting period following the consummation of the Business Combination.
Post-Transaction Reporting Consideration
After the Business Combination is consummated, Legacy Kodiak’s historical financial statements will replace those of AACT beginning with the filing of the financial statements that first include the Business Combination.

Pro forma Ownership after the Business Combination
The following presents the post-Closing share ownership of Kodiak under (1) the No Redemption Scenario and (2) the Maximum Redemption Scenario, in each case excluding the dilutive effect of (i) the shares of Kodiak Common Stock underlying Legacy Kodiak Options, (ii) the Earn Out Securities, (iii) the Sponsor Earn Out Securities, (iv) the Private Placement Warrants, and (v) the Public Warrants.

	No Redemption Scenario(1)		Maximum Redemption Scenario(1)
	Common Stock	% Ownership	Common Stock	% Ownership
Public Shareholders(2)	49,359,712	21.8%	—	—%
Sponsor(3)	6,250,000	2.8%	6,250,000	3.5%
Legacy Kodiak Securityholders(4)	163,701,891	72.4%	163,701,891	92.6%
PIPE Investors(5)	5,775,819	2.5%	5,775,819	3.3%
Legacy Kodiak Advisor(6)	1,101,321	0.5%	1,101,321	0.6%

Pro forma shares outstanding	226,188,743	100.0%	176,829,031	100.0%

(1)
Share ownership presented under each redemption scenario is presented for illustrative purposes. Management cannot predict how many Public Shares will be redeemed. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented above. The ownership percentages of Public Shareholders may also differ from the presentation above if the actual redemptions are different from these assumptions. Assumes a Redemption Price of $11.35, which was the approximate Redemption Price as of July 17, 2025.

(2)	Ownership percentage is based on 49,359,712 Public Shares outstanding as of July 17, 2025.
(3)
Excludes 50% or 6,250,000 of the Sponsor’s 12,500,000 Converted AACT Class A Ordinary Shares, which are Sponsor Earn Out Securities subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.

(4)
Includes (i) 127,912,576 shares of Kodiak Common Stock issuable for outstanding Legacy Kodiak Common and Preferred Stock as of July 17, 2025, (ii) 2,104,844 shares of Kodiak Common Stock issuable upon the full vesting and the net exercise of all outstanding Legacy Kodiak Warrants prior to the Closing based on the deemed value of a share of Legacy Kodiak Common Stock immediately prior to the Closing; and (iii) 30,331,223 shares of Kodiak Common Stock issuable upon conversion of all SAFEs and 3,353,248 shares issuable upon conversion of the Second Lien Loans, excluding the Exchanged SAFE Loan, into shares of Legacy Kodiak Common Stock immediately prior to the Closing. Second Lien Loans convert at a price based on the Second Lien Conversion Price and the amount converted includes all accrued and unpaid interest at the time of conversion. Excludes 75,000,000 Earn Out Securities that Legacy Kodiak Securityholders will be eligible to receive upon satisfaction of certain milestones during the Earn Out Period.

(5)	Assumes completion of the committed $60.0 million PIPE Investment, with $50.0 million being purchased at 90% of the Redemption Price and $10.0 million being purchased at the Redemption Price.
(6)	Represents shares of Kodiak Common Stock to be issued at Closing to an advisor to Legacy Kodiak in a private placement in satisfaction of $12.5 million of fees payable to such advisor.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2025
(in thousands, except par values)

							No Redemption Scenario			Maximum Redemption Scenario
	AACT (Historical)	Legacy Kodiak (Historical)	AACT Capital Transactions	Notes	Legacy Kodiak Interim Financing	Notes	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$657	$17,667	$—		$2,000	B1	$(8,359)	C1	$610,178	$(8,359)	C1	$56,856
					30,340	B2	60,000	C5		60,000	C5
							(3,949)	C6		(3,949)	C6
							(5,000)	C7		(5,000)	C7
							(36,500)	C8		(36,500)	C8
							553,322	D1
Trade receivables	—	289							289			289
Prepaid expenses and other current assets	90	2,252							2,342			2,342

Total current assets	747	20,208			32,340		559,514		612,809	6,192		59,487
Cash and Investments held in trust account	556,499	—	(7,126)	A1			(553,322)	D1	—	(553,322)	E1	—
			3,949	A2
Restricted cash	—	1,450							1,450			1,450
Property and equipment, net	—	8,690							8,690			8,690
Operating lease right-of-use assets	—	6,667							6,667			6,667
Other long-term assets	—	195							195			195

Total assets	$557,246	$37,210	$(3,177)		$32,340		$6,192		$629,811	$(547,130)		$76,489

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$2,861	$—		$—		$—		$2,861	$—		$2,861
Accrued expenses and other current liabilities	3,034	9,701							12,735			12,735
Due to related party	59	—							59			59
Operating lease liabilities, current	—	1,708							1,708			1,708
Current maturities of long-term debt	—	25,520							25,520			25,520

Total current liabilities	3,093	39,790							42,883			42,883
Second Lien Loans	—	—			30,340	B2	(30,340)	C3	10,000	(30,340)	C3	10,000
					10,000	B3
Contribution obligations	—	—	3,949	A2			(3,949)	C6	—	(3,949)	C6	—
Long term debt, net of current maturities	—	6,824							6,824			6,824
Operating leases liabilities, noncurrent	—	5,209							5,209			5,209
Liability due to SAFE arrangement, net of issuance costs	—	189,336			2,000	B1	(181,336)	C2	—	(181,336)	C2	—
					(10,000)	B3
Redeemable convertible preferred stock warrant liability	—	1,734					(1,734)	C4	—	(1,734)	C4	—
Other long-term liabilities	—	303							303			303
Overfunding loans	5,000	—					(5,000)	C7	—	(5,000)	C7	—
Deferred underwriters’ discount	17,500	—					(17,500)	C1	—	(17,500)	C1	—

Total liabilities:	25,593	243,196	3,949		32,340		(239,859)		65,219	(239,859)		65,219
Legacy Kodiak redeemable convertible preferred stock, $0.000001 par value	—	170,648					(170,648)	C10	—	(170,648)	C10	—
AACT Class A ordinary shares subject to redemption	556,398	—	(7,126)	A1			(553,221)	C9	—	(553,221)	E1	—
			3,949	A2
Stockholders’ equity (deficit):
Legacy Kodiak Common Stock	—	—					—	C10	—	—	C10	—
Preferred stock (AACT)	—	—
AACT Class A Ordinary Shares	—	—	1	A3			(1)	C9	—	(1)	C9	—
AACT Class B Ordinary Shares	1	—	(1)	A3			—		—			—
Kodiak Common Stock	—	—					3	C2	23	3	C2	18
							—	C3		—	C3
							—	C4		1	C5
							1	C5		1	C9
							—	C8		7	C10
							6	C9		6	C11
							7	C10
							6	C11
Additional paid-in capital	—	19,695					9,141	C1	964,847	9,141	C1	436,377
							181,333	C2		181,333	C2
							30,340	C3		30,340	C3
							1,734	C4		1,734	C4
							59,999	C5		59,999	C5
							(36,500)	C8		(36,500)	C8
							528,470	C9		170,641	C10
							170,641	C10		(6)	C11
							(6)	C11
Accumulated deficit	(24,746)	(396,329)	(3,949)	A2			24,746	C9	(400,278)	(101)	E1	(425,125)

Total stockholders’ (deficit) equity	(24,745)	(376,634)	(3,949)				969,920		564,592	416,598		11,270

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$557,246	$37,210	$(3,177)		$32,340		$6,192		$629,811	$(547,130)		$76,489

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months ended March 31, 2025
(in thousands, except per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	AACT (Historical)	Legacy Kodiak (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenues	$—	$1,471	$—		$1,471	$—		$1,471
Operating expenses:
Research and development	—	10,134			10,134			10,134
General and administrative	2,706	5,125			7,831			7,831
Truck and freight operations	—	4,005			4,005			4,005

Sales and marketing	—	806			806			806

Total operating expenses	2,706	20,070			22,776			22,776

Loss from operations	(2,706)	(18,599)			(21,305)			(21,305)
Other (expense) income:
Interest expense	—	(1,264)			(1,264)			(1,264)
Interest income and other, net	—	169			169			169
Change in fair value of SAFEs		(108,375)	108,375	F2	—	108,375	F2	—
Change in fair value of warrant liabilities	—	(115)	115	F2	—	115	F2	—
Investment income on investments held in trust account	5,698	—	(5,698)	F1	—	(5,698)	F1	—

Total other income (expense), net	5,698	(109,585)	102,792		(1,095)	102,792		(1,095)

Income (loss) before provision for income taxes	2,992	(128,184)	102,792		(22,400)	102,792		(22,400)

Provision for income taxes	—	(1)	—		(1)	—		(1)

Net income (loss)	$2,992	$(128,185)	$102,792		$(22,401)	$102,792		$(22,401)

Weighted average shares outstanding – basic and diluted	62,500	89,458			225,679			176,320

Net loss per share – basic and diluted	$0.05	$(1.43)			$(0.10)			$(0.13)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(in thousands, except per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	AACT (Historical)	Legacy Kodiak (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenues	$—	$14,933	$—		$14,933	$—		$14,933
Operating expenses:
Research and development	—	43,436			43,436			43,436
General and administrative	1,776	20,999			22,775			22,775
Truck and freight operations	—	9,013			9,013			9,013
Sales and marketing	—	3,204			3,204			3,204

Total operating expenses	1,776	76,652			78,428			78,428

Loss from operations	(1,776)	(61,719)			(63,495)			(63,495)
Other (expense) income:
Interest expense	—	(4,951)			(4,951)			(4,951)
Interest income and other, net	—	895			895			895
Change in fair value of SAFEs		(4,109)	4,109	F2	—	4,109	F2	—
Change in fair value of warrant liabilities	—	426	(426)	F2	—	(426)	F2	—
Investment income on investments held in trust account	27,762	—	(27,762)	F1	—	(27,762)	F1	—

Total other income (expense), net	27,762	(7,739)	(24,079)		(4,056)	(24,079)		(4,056)

Income (loss) before provision for income taxes	25,986	(69,458)	(24,079)		(67,551)	(24,079)		(67,551)

Provision for income taxes	—	(1)	—		(1)	—		(1)

Net income (loss)	$25,986	$(69,459)	$(24,079)		$(67,552)	$(24,079)		$(67,552)

Weighted average shares outstanding – basic and diluted	62,500	88,181			224,792			175,432

Net loss per share – basic and diluted	$0.42	$(0.79)			$(0.30)			$(0.39)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1—Description of the Business Combination
On April 14, 2025, AACT, Legacy Kodiak and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, at the Closing, among other things, Legacy Kodiak will merge with Merger Sub, a wholly-owned subsidiary of AACT, with Legacy Kodiak being the surviving corporation as a wholly owned subsidiary of AACT. In connection with the Domestication, AACT will change its name to “Kodiak AI, Inc.”
Note 2—Basis of the Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined balance sheet as of March 31, 2025 assumes that the Business Combination had been consummated on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2024.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•
the historical audited financial statements of AACT as of and for the year ended December 31, 2024 and the historical unaudited financial statements of AACT as of and for the three months ended March 31, 2025;

•
the historical audited financial statements of Legacy Kodiak as of and for the year ended December 31, 2024 and the historical unaudited financial statements of Legacy Kodiak as of and for the three months ended March 31, 2025; and

•
other information relating to Legacy Kodiak and AACT included in this proxy statement/prospectus, including the description of Business Combination Agreement and the transactions contemplated in connection therewith under the section titled “
The Business Combination Proposal
.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AACT” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kodiak” included elsewhere in this proxy statement/prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-Closing tax implications of Kodiak. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Kodiak.
The unaudited pro forma condensed combined financial statements present the following two redemption scenarios:

1)	No Redemption Scenario
This presentation assumes that no Public Shareholder exercises its right to redeem its AACT Class A Ordinary Shares for its pro rata share of the Trust Account and thus the full amount held in the Trust Account as of immediately prior to the Closing is available for Kodiak.

2)	Maximum Redemption Scenario
This presentation assumes that all Public Shareholders exercise their rights to redeem their AACT Class A Ordinary Shares for their pro rata share of the Trust Account and thus none of the amounts held in the Trust Account as of immediately prior to the Closing are available for Kodiak.
Under both scenarios, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AACT is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Kodiak will represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization. The net assets of AACT and Legacy Kodiak will be stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs attributed to equity-classified instruments issued or assumed in the Business Combination, consisting of the AACT Ordinary Shares, Public Warrants and Private Placement Warrants and Sponsor Shares, will be recorded within equity in the unaudited pro forma condensed combined financial statements. Operations prior to the Business Combination will be those of Legacy Kodiak in future reports of Kodiak.
Note 3—Pro Forma Adjustments
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of
Regulation S-X.
Article 11 provides guidance to depict the accounting for the transaction (“
Transaction Accounting Adjustments
”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“
Management Adjustments
”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, AACT has elected not to present any Management Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

AACT and Legacy Kodiak have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are as follows:
AACT Capital Transactions
(A1) In April 2025, AACT shareholders holding an aggregate of 640,288 shares of AACT Class A Ordinary Shares elected to redeem such shares for a pro rata portion of the funds then held in the Trust Account. For purposes of the pro forma balance sheet, the redemption amount has been calculated based on the amount in the Trust Account as of March 31, 2025.
(A2) Reflects the Contribution of $3.9 million to the Trust Account by the Sponsor through July 2025. The pro forma balance sheet reflects a reimbursement of such Contribution in cash upon the Closing.
(A3) In April 2025, the Sponsor converted 12,500,000 AACT Class B Ordinary Shares into 12,500,000 AACT Class A Ordinary Shares.
Legacy Kodiak Financing
(B1) In April 2025, Legacy Kodiak entered into a SAFE with an investor for a purchase amount of $2.0 million.
(B2) In April through June 2025, Legacy Kodiak issued an aggregate of $29.7 million in Second Lien Loans, including $20.0 million to the Sponsor Affiliate Investor. In connection with the consummation of the Business Combination, the Second Lien Loans will be converted into shares of Kodiak Common Stock. An additional $0.6 million has been committed with funding to occur prior to consummation of the Business Combination.
(B3) In April 2025, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE issued in February 2025 for the Exchanged SAFE Loan. The Exchanged SAFE Loan is convertible into shares of Kodiak Common Stock in connection with the Closing at the Sponsor Affiliate Investor’s option.
Both Scenarios
(C1) Reflects the cash payment of AACT’s deferred underwriting commissions and IPO advisory fees related to AACT’s initial public offering. Prior to the execution of the Business Combination Agreement, the IPO underwriters and IPO advisor agreed to reduce their aggregate deferred underwriting commission and deferred IPO advisory fees from $17.5 million to $8.4 million.
(C2) Reflects the conversion of the Legacy Kodiak SAFEs outstanding as of March 31, 2025 and the SAFEs issued in the financing to 30,331,223 shares of Kodiak Common Stock.
(C3) Reflects the conversion of the Second Lien Loans issued in the financing, excluding the Exchanged SAFE Loan, to 3,353,248 shares of Kodiak Common Stock. The pro forma adjustment assumes the Sponsor Affiliate Investor does not elect to convert the Exchanged SAFE Loan into Legacy Kodiak Common Stock immediately prior to the Closing as the conversion is solely at the Sponsor Affiliate Investor’ option. To the extent the Exchanged SAFE Loan is not converted, the $10.0 million liability will remain outstanding after the Closing with a maturity date of October 1, 2026. If the Sponsor Investor Affiliate elects to convert the Exchanged SAFE Loan, they will receive 1,135,843 shares of Kodiak Common Stock. Such shares would increase the pro forma basic and diluted weighted average shares outstanding, resulting in a $0 and $0.01 decrease in pro forma loss per share for the year ended December 31, 2024 in the no redemption scenario and the maximum redemption scenario, respectively and no change to the pro forma loss per share for the three months ended March 31, 2025.

(C4) Reflects the expected full vesting and net exercise of Legacy Kodiak Warrants to purchase Legacy Kodiak Common Stock or Legacy Kodiak Preferred Stock immediately prior to the Closing and the elimination of the corresponding redeemable convertible preferred stock warrant liability. Such Legacy Kodiak Common Stock and Legacy Kodiak Preferred Stock will be exchanged for an aggregate of 2,104,844 shares of Kodiak Common Stock.
(C5) Reflects (i) the committed $60.0 million PIPE Investment, with $50.0 million being purchased at 90% of the Redemption Price and $10.0 million being purchased at the Redemption Price and (ii) all PIPE Stock being purchased for cash.
(C6) Reflects the reimbursement in cash of the Contributions.
(C7) The Overfunding Loans held by the Sponsor will be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion), at the Sponsor’s discretion, which warrants will be identical to the Private Placement Warrants. This pro forma adjustment assumes that the entirety of the Overfunding Loans will be repaid in cash at Closing. If the Sponsor elects to convert the Overfunding Loans into 5,000,000 Kodiak Warrants, both the pro forma cash and cash equivalents and additional paid-in
capital will increase by $5.0 million. Each Kodiak Warrant will entitle the holder to purchase one share of Kodiak Common Stock at a price of $11.50 per share. The Kodiak Warrants are anti-dilutive on a pro forma basis and would be excluded from the diluted number of Kodiak’s shares outstanding at the Closing.
(C8) Represents the preliminary estimated direct and incremental transaction costs incurred by Legacy Kodiak and AACT related to the Business Combination subsequent to March 31, 2025. The Legacy Kodiak costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Kodiak’s additional paid-in
capital as the transaction costs are directly attributable to issuance of equity-classified instruments. Legacy Kodiak did not incur any transaction costs related to the Business Combination through December 31, 2024. Legacy Kodiak incurred transaction costs related to the Business Combination totaling $0.3 million in the three months ended March 31, 2025. Management expects Legacy Kodiak to satisfy its obligation to pay $12.5 million of its advisory fees related to the Business Combination in shares of Kodiak Common Stock upon the consummation of the Business Combination. This pro forma adjustment assumes such advisory fees will be settled in shares of Kodiak Common Stock upon the Closing. The remaining estimated transaction costs are assumed to be settled in cash upon the Closing. This adjustment does not reflect the deferred underwriting commissions and IPO advisory fees related to the IPO.
(C9) Reflects the recapitalization of AACT Class A Ordinary Shares into Kodiak Common Stock at $0.0001 par value and the elimination of AACT’s historical accumulated deficit with a corresponding adjustment to additional paid in capital for Kodiak.
(C10) Reflects the conversion of Legacy Kodiak Preferred Stock into shares of Legacy Kodiak Common Stock, and such shares being exchanged for shares of Kodiak Common Stock calculated based on the Per Share Merger Consideration.
(C11) Reflects the conversion of Legacy Kodiak Common Stock into shares of Kodiak Common Stock calculated based on the Per Share Merger Consideration.
No Redemption Scenario
(D1) Reflects the reclassification of cash and investments held in the Trust Account that becomes available at the Closing to cash and cash equivalents. The $553.3 million is calculated based on (x) the Trust Account balance as of March 31, 2025 minus
(y) the $7.1 million related to the 640,288 AACT Class A Ordinary Shares that were redeemed in April 2025 plus
(z) $3.9 million from the Sponsor Contribution through July 2025.

Maximum Redemption Scenario
(E1) Represents the Maximum Redemption Scenario in which approximately 49.4 million shares of AACT Class A Ordinary Shares are redeemed for $553.3 million, calculated based on (x) the Trust Account balance as of March 31, 2025 minus
(y) the $7.1 million related to the 640,288 AACT Class A Ordinary Shares that were redeemed in April 2025 plus
(z) $3.9 million from the Sponsor Contribution through July 2025.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 are as follows:
Both Scenarios
(F1) Reflects the elimination of interest income related to the investments held in the Trust Account.
(F2) Reflects the elimination of remeasurement gains and losses on the SAFEs and the Legacy Kodiak redeemable convertible preferred stock warrant liability.
Note 4—Loss per Share
As the Business Combination is being reflected as if it had been consummated on January 1, 2024, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes the following events occurred as of January 1, 2024:

•	the issuance and conversion of SAFEs and Second Lien Loans, excluding the Exchanged SAFE Loan, into Legacy Kodiak Common Stock immediately prior to the consummation of the Business Combination;

•	the April 2025 redemption of 640,288 AACT Class A Ordinary Shares by Public Shareholders;

•
the issuance of additional shares in connection with the Business Combination. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period;

•
the issuance of additional shares with respect to the PIPE Investments, assuming (i) completion of the committed $60.0 million PIPE Investment, with $50.0 million being purchased at 90% of the Redemption Price and $10.0 million being purchased at the Redemption Price and (ii) a Redemption Price of $11.35; and

•	the issuance of $12.5 million of shares of Kodiak Common Stock to a Legacy Kodiak advisor at a per-share price equal to the Redemption Price.

	Year Ended December 31, 2024		Three Months Ended March 31, 2025
	No Redemption	Maximum Redemption	No Redemption	Maximum Redemption
Pro Forma net loss (in thousands)	$(67,552)	$(67,552)	$(22,401)	$(22,401)
Public Shareholders	49,359,712	—	49,359,712	—
Vested Sponsor shares	6,250,000	6,250,000	6,250,000	6,250,000
Legacy Kodiak Securityholders – weighted average common stock	61,249,862	61,249,862	62,137,154	62,137,154
Legacy Kodiak Securityholders – weighted average preferred stock	65,266,006	65,266,006	65,266,006	65,266,006
Legacy Kodiak Securityholders – assumed net exercise of warrants	2,104,844	2,104,844	2,104,844	2,104,844
Legacy Kodiak SAFE holders	30,331,223	30,331,223	30,331,223	30,331,223
Legacy Kodiak Second Lien Loan holders (1)	3,353,248	3,353,248	3,353,248	3,353,248

PIPE Investors	5,775,819	5,775,819	5,775,819	5,775,819
Legacy Kodiak Advisor	1,101,321	1,101,321	1,101,321	1,101,321

Pro Forma basic and diluted weighted average shares outstanding	224,792,035	175,432,323	225,679,327	176,319,615

Pro Forma net loss per share, basic and diluted	$(0.30)	$(0.39)	$(0.10)	$(0.13)

(1)	Excluding the Exchanged SAFE Loan.
Following the Closing, the following outstanding shares of Kodiak Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented above because including them would have had an anti-dilutive effect:

	Year Ended December 31, 2024		Three Months Ended March 31, 2025
	No Redemption	Maximum Redemption	No Redemption	Maximum Redemption
Private Placement Warrants (1)	14,300,000	14,300,000	14,300,000	14,300,000
Public Warrants (1)	25,000,000	25,000,000	25,000,000	25,000,000
Legacy Kodiak Options (2)	51,596,138	51,596,138	51,616,380	51,616,380
Sponsor Earn Out Securities (3)	6,250,000	6,250,000	6,250,000	6,250,000
Earn Out Securities (3)	75,000,000	75,000,000	75,000,000	75,000,000

Total	172,146,138	172,146,138	172,166,380	172,166,380

(1)
Following the Domestication, one whole warrant will entitle the holder to purchase one share of Kodiak Common Stock at a price of $11.50 per share. The Private Placement Warrants and the Public Warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of Kodiak’s shares outstanding at the Closing.

(2)
All outstanding Legacy Kodiak Options at the Closing, whether vested or unvested, will convert into Exchanged Kodiak Options. Additionally, holders of Legacy Kodiak Options will receive Earn Out RSUs representing a pro rata share of the Earn Out Securities. Each Earn Out RSU will be subject to certain service-based vesting conditions.

(3)	The Earn Out Securities and the Sponsor Earn Out Securities are contingently issuable upon the achievement of the applicable triggering event(s).

INFORMATION ABOUT AACT
Unless the context otherwise requires, all references in this section to “AACT,” the “Company,” “we,” “us” or “our” refer to AACT prior to the Closing.
General
AACT is a blank check company formed on March 15, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. AACT has neither engaged in any operations nor generated any revenue to date. Based on AACT’s business activities, AACT is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.
IPO and Private Placement
On April 25, 2023, we consummated the IPO of 50,000,000 AACT Units, including 5,000,000 additional AACT Units to cover over-allotments (the “
Over-Allotment Units
”). The AACT Units sold in the IPO were sold at an offering price of $10.00 per AACT Unit, generating total gross proceeds of $500.0 million, and incurring offering costs of approximately $28.6 million, of which $17.5 million was for deferred underwriting commissions. Each AACT Unit consists of one AACT Class A Ordinary Share, and one-half
of one AACT Warrant. Each whole AACT Warrant entitles the holder of such AACT Warrant to purchase one AACT Class A Ordinary Share at a price of $11.50 per share, subject to certain adjustments.
Simultaneous with the consummation of the IPO, the Sponsor purchased the Private Placement Warrants, at a price of $1.00 per Private Placement Warrant in a private placement, generating total proceeds of $14.3 million. The Sponsor also extended to AACT the Overfunding Loans in connection with the sale of the Over-Allotment Units, for a total outstanding balance of $5.0 million. Of the gross proceeds received from the IPO, the Private Placement and the Overfunding Loans, $505.0 million was placed in the Trust Account. Each whole Private Placement Warrant entitles the holder of such warrant to purchase one AACT Class A Ordinary Share at a price of $11.50 per share, subject to certain adjustments.
Beginning June 12, 2023, holders of the AACT Units could elect to separately trade the AACT Class A Ordinary Shares and the AACT Warrants included in the AACT Units. Those AACT Units not separated continue to trade on the NYSE under the symbol “AACT.U” and the AACT Class A Ordinary Shares and AACT Warrants that are separated trade under the symbols “AACT” and “AACT WS,” respectively.
Following the IPO, the Sponsor owned 12,500,000 AACT Class B Ordinary Shares.
Extension
AACT’s Memorandum and Articles of Association provided that AACT had until April 25, 2025, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve, in accordance with the Memorandum and Articles of Association, to complete an initial business combination. On April 22, 2025, AACT held an Extraordinary General Meeting of shareholders, and the AACT shareholders voted to approve a proposal to amend the Memorandum and Articles of Association to extend the date by which AACT has to consummate an initial business combination from April 25, 2025 to January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve, in accordance with the Memorandum and Articles of Association. In connection with the approval of the Extension, AACT shareholders elected to redeem an aggregate of 640,288 AACT Class A Ordinary Shares, for which AACT paid cash from the Trust Account in an aggregate amount of $7.1 million ($11.16 per share) to redeeming shareholders.

Contribution
In connection with the Extension, the Sponsor agreed to make monthly Contributions following the approval and implementation of the Extension. Beginning April 25, 2025, the Sponsor commenced making monthly Contributions of $1.0 million up to a maximum aggregate amount of $9.9 million. The Sponsor shall make a Contribution on the 25th day of each month (or if such day is not a business day, on the business day immediately preceding such day) until the Maturity Date. Kodiak shall reimburse the Sponsor for all such Contributions upon the Closing. If the proposed Business Combination does not close, Legacy Kodiak shall repay 50% of such Contributions and AACT may use a portion of proceeds held outside the Trust Account to repay 50% of such Contributions, but no proceeds held in the Trust Account may be used to repay the Contributions. As of the date of this proxy statement/prospectus, the Sponsor has made Contributions in an aggregate amount of $3.9 million.
Conversion
On April 22, 2025, in connection with the Extension, the Sponsor converted its 12,500,000 AACT Class B Ordinary Shares into 12,500,000 AACT Class A Ordinary Shares. Such Converted AACT Class A Ordinary Shares are subject to the same restrictions as applied to the AACT Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in our prospectus for our IPO.
As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, there are 61,859,712 AACT Class A Ordinary Shares outstanding, of which 49,359,712 AACT Class A Ordinary Shares are held by Public Shareholders and there is approximately $560.2 million in the Trust Account.
Working Capital Loan
In order to finance transaction costs in connection with the Business Combination, the Sponsor has provided AACT with Working Capital Loans. The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into warrants of Kodiak at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Working Capital Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Working Capital Loans if there are funds available outside the Trust Account to do so. As of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT.
Sponsor Information
The Sponsor, Ares Acquisition Holdings II LP, is a Cayman Islands exempted limited partnership, acting through its general partner, Ares Acquisition Holdings II. Although the Sponsor is permitted to undertake any activities permitted under Cayman Islands law and other applicable law, the Sponsor’s business is focused on investing in AACT. In addition, the Sponsor provides office space, utilities, secretarial support and administrative services to AACT. The Sponsor is an affiliate of Ares, a leading, publicly traded, global alternative investment manager. Certain of AACT’s officers and directors are members of the Sponsor and therefore have an indirect economic interest in the securities held by the Sponsor. Other than AACT’s management team, none of the other members of the Sponsor participate in AACT’s activities. For more information about the Sponsor and its controlling persons please see the section of this proxy statement/prospectus entitled “
Beneficial Ownership of Securities
.”

Experience with Other SPACs
An affiliate of Ares previously sponsored another special purpose acquisition company, Ares Acquisition Corporation (“
AAC
”), a former blank check company that raised $1.0 billion in its initial public offering in February 2021 at an initial public offering price of $10.00 per unit. On December 5, 2022, AAC entered into a business combination agreement with X-Energy Reactor Company, LLC (“
X-energy
”), Delaware limited liability company. On October 31, 2023, AAC and X-energy entered into a termination agreement, effective as of such date, pursuant to which the parties agreed to mutually terminate the business combination agreement. AAC and X-energy determined to terminate the business combination due to a number of factors, including: (i) the challenging market conditions; (ii) peer-company trading performance and (iii) a balancing of the benefits and drawbacks of becoming a publicly traded company under the circumstances at the time. Subsequent to the termination of the business agreement, the shares of AAC were delisted and deregistered with NYSE on November 7, 2023, and subsequently all operation ceased.
David B. Kaplan, AACT’s Chief Executive Officer and Co-Chairman previously served as of the Chief Executive Officer and Co-Chairman of the board of directors of AAC.
Michael J Arougheti, AACT’s Co-Chairman previously served as of the Co-Chairman of the board of directors of AAC.
Jarrod Phillips, AACT’s Chief Financial Officer previously served as of the Chief Financial Officer of AAC.
Allyson Satin, AACT’s Chief Operating Officer previously served as of the Chief Operating Officer of AAC.
Peter Ogilvie, AACT’s Executive Vice President of Strategy previously served as of the Executive Vice President of Strategy of AAC.
Felicia Thornton, a director on the AACT Board previously served as a director on the board of director of AAC.
Other than their involvement discussed above, none of AACT’s officers or directors, the Sponsor, nor any of its affiliates, have had previous management experience with blank check companies or special purpose acquisition companies.
Sponsor and Affiliates Compensation
The following table sets forth the payments received by the Sponsor and its affiliates from AACT prior to or in connection with the completion of our initial business combination and the securities issued by AACT to the Sponsor or its affiliates:

		Sponsor and Affiliates Initial Investment			Sponsor and Affiliates Consideration upon Closing
Note	Date	Source of Consideration	Sponsor and Affiliates Outlay ($)	AACT Securities (#)	Kodiak Securities to be Received at Closing (#)	Value per Kodiak Security ($)	Aggregate Value Received in Cash ($)	Net Consideration in the Aggregate as of Closing ($)
(1)	March 2021	Converted AACT Class A Ordinary Shares	$25,000	12,500,000	12,500,000	$11.38	$—	$142,250,000
(2)	April 2023	Private Placement Warrants	$14,300,000	14,300,000	14,300,000	$1.45	$—	$20,735,000
(3)	April 2023	Overfunding Loans	$5,000,000	—	—	—	$5,000,000	$5,000,000
(4)	April 2025	Sponsor Affiliate Investor Second Lien Loans	$20,000,000	—	2,271,687	$11.38	$—	$25,851,798
(5)	February 2025	Exchanged Safe Loan	$10,000,000	—	—	—	$10,442,378	$10,442,378
(6)	April - July 2025	Contributions	$3,948,777	—	—	—	$3,948,777	$3,948,777
(7)	—	AMCM Deferred IPO Advisory Fee	—	—	—	—	$2,777,777	$2,777,777
(8)	June 2025	Working Capital Loan	$1,232,707	—	—	—	$1,232,707	$1,232,707

*	Amounts may not sum due to rounding.
(1)
On March 19, 2021, the Sponsor paid $25,000 to cover certain of the IPO offering costs of AACT in consideration of 12,500,000 AACT Class B Ordinary Shares, all of which were converted into the Converted AACT Class A Ordinary Shares upon the Conversion (as defined below). Upon the Domestication, the Sponsor is expected to receive 12,500,000 Kodiak Common Stock, with an implied aggregate market value of $142.3 million (based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus), including 6,250,000 Sponsor Earn Out Securities subject to vesting as described in section entitled “
Business Combination Proposal—Related Agreements—Sponsor Support Agreement
” as though such shares were vested immediately upon Closing.

(2)
The Sponsor purchased 14,300,000 Private Placement Warrants for $14.3 million, or $1.00 per Private Placement Warrant, in a private placement that closed simultaneously with the IPO. Upon the Domestication, the Sponsor is expected to receive 14,300,000 Kodiak Warrants, with an implied aggregate market value of $20.7 million (based upon the closing price of $1.45 per Public Warrant on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus).

(3)
Simultaneous with the consummation of the IPO, the Sponsor extended Overfunding Loans in an aggregate outstanding principal amount of $5.0 million to AACT. The Overfunding Loans will, in the Sponsor’s discretion, either be repaid to the Sponsor upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. To the extent that the Sponsor elects to receive the repayment of the Overfunding Loans in warrants of Kodiak at Closing and subsequently exercises such warrants to acquire Kodiak Common Stock, the issuances of Kodiak Common Stock may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak.

(4)
Concurrently with the execution of the Business Combination Agreement, the Sponsor Affiliate Investor entered into the Second Lien Loan and Security Agreement with Legacy Kodiak to provide $20.0 million of financing in the form of Second Lien Loans. In connection with the Closing, $20.0 million of the Second Lien Loans provided by the Sponsor Affiliate Investor will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received by the Sponsor Affiliate Investor upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. Assuming the full conversion of all $20.0 million of Second Lien Loans held by the Sponsor Affiliate Investor (including accrued and unpaid interest through July 17, 2025 and excluding the Exchanged SAFE Loan), such shares of Kodiak Common Stock, if unrestricted and freely tradable, would have an aggregate market value of $25.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus.

(5)
Prior to the execution of the Business Combination Agreement, the Sponsor Affiliate Investor provided $10.0 million of financing to Legacy Kodiak in the form of a SAFE. In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for the Exchanged SAFE Loan. The Exchanged SAFE Loan is convertible at the Sponsor Affiliate Investor’s option for Second Lien Conversion Shares and subsequently into shares of Kodiak Common Stock at a price based on the Second Lien Conversion Price prior to Closing. The table above assumes the Exchanged SAFE Loan is not converted into Second Lien Conversion Shares at Closing, and is repaid in cash at maturity on October 1, 2026, together with accrued and unpaid interest thereon. To the extent that the Sponsor Affiliate Investor elects to convert the $10.0 million of Exchanged Safe Loans into shares of Kodiak Common Stock at Closing, such shares of Kodiak Common Stock (including accrued and unpaid interest through July 17, 2025), if unrestricted and freely tradable, would have an aggregate market value of $12.9 million based upon the closing price of $11.38 per AACT Class A Ordinary Share on the NYSE on July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus. The issuances of such Kodiak Common Stock at Closing may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak.

(6)	Represents the $3.9 million of Contributions made as of the date of this proxy statement/prospectus. The Contributions shall be reimbursed to the Sponsor by Kodiak upon the Closing.
(7)	Represents the deferred IPO advisory fees payable to AMCM, an affiliate of the Sponsor, upon the Closing.
(8)
Represents the $1.2 million of Working Capital Loans made as of the date of this proxy statement/prospectus. The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. To the extent that the Sponsor elects to receive the repayment of the Working Capital Loans in Kodiak Warrants at Closing and subsequently exercises such warrants to acquire Kodiak Common Stock, the issuances of Kodiak Common Stock may result in dilution of the non-redeeming shareholders of AACT who become stockholders of Kodiak.

Transfer Restrictions
Bylaws
Pursuant to the Proposed Bylaws of Kodiak to be in effect immediately following the Domestication, for a period of one year following the Closing, unless Kodiak completes a liquidation, merger, stock exchange or other similar transaction that results in all of Kodiak’s stockholders having the right to exchange their shares of Kodiak capital stock for cash, securities or other property prior to the expiration of such period, the holders of shares of Kodiak Common Stock: (i) issued as consideration in the Business Combination, including the Earn Out Securities and the Sponsor Earn Out Securities; (ii) issued upon the exercise of options or warrants following the

Closing in respect of Legacy Kodiak Options or Legacy Kodiak Warrants that have become Exchanged Kodiak Options or Kodiak Warrants in connection with the Business Combination; (iii) issued to or owned by the Sponsor or by any directors or officers of AACT as of immediately prior to the Closing; or (iv) issued to directors, officers or employees of Kodiak or its subsidiaries (other than in connection with Kodiak Common Stock issued pursuant to Kodiak’s employee stock purchase plan), may not, without the prior written consent of the board of directors of Kodiak (including, for the avoidance of doubt, a duly authorized committee of the board of directors of Kodiak): (A) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to any Lockup Shares or any right or interest therein; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lockup Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (C) take any action in furtherance of any of the matters described in clause (A) or (B); or (D) publicly announce any intention to effect any transaction specified in clause (A) or (B). The Proposed Bylaws provide for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes. Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions applicable to the Lockup Shares will expire.
Sponsor Support Agreement
Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, AACT and Legacy Kodiak entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement or the liquidation of AACT, without the prior written consent of Legacy Kodiak, the Sponsor will not: (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Founder Shares or Private Placement Warrants owned by the Sponsor; (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any such Founder Shares or Private Placement Warrants, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii), unless such transfer is deemed a Permitted Transfer (as defined in the Sponsor Support Agreement).
The Sponsor also agreed to subject 50% of its Founder Shares to a vesting requirement. Pursuant to the Sponsor Support Agreement, the Sponsor Earn Out Securities will vest only upon the occurrence of Triggering Event I within the Earn Out Period. If a Change of Control occurs following the third anniversary of the Closing and prior to the expiration of the Earn Out Period that results in the holders of Kodiak Common Stock receiving a per share price greater than or equal to $18.00 (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganizations, recapitalizations and similar actions occurring after the Closing), then Triggering Event I will be deemed to have been achieved as of immediately prior to the consummation of such Change of Control and the Sponsor Earn Out Securities will vest and participate in such Change of Control.

Pursuant to the Proposed Bylaws and the Sponsor Support Agreement, the Sponsor is and will be restricted in its ability to transfer, assign, or sell its securities, as summarized in the table below:

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	Closing	Sponsor	Transfers that are deemed a Permitted Transfer

Private Placement Warrants	Closing	Sponsor	Transfers that are deemed a Permitted Transfer
Shares of Kodiak Common Stock held by the Sponsor following the Closing (excluding the Sponsor Earn Out Shares)	The earlier of: (i) one year from Closing; and (ii) the date on which Kodiak completes a liquidation, merger, stock exchange or other similar transaction that results in all of Kodiak’s stockholders having the right to exchange their shares of Kodiak capital stock for cash, securities or other property.	Sponsor
The Proposed Bylaws provide for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.

Additionally, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions will expire.

Sponsor Earn Out Securities
The earlier of: (i) one year from Closing; and (ii) the date on which Kodiak completes a liquidation, merger, stock exchange or other similar transaction that results in all of Kodiak’s stockholders having the right to exchange their shares of Kodiak capital stock for cash, securities or other property.

Sponsor
The Proposed Bylaws provide for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.

Additionally, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions will expire, however the vesting conditions would still apply to the Sponsor Earn Out Securities.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

Additionally, the Sponsor Earn Out Securities are subject to vesting upon the occurrence of Triggering Event I during the Earn Out Period.
If a Change of Control occurs following the third anniversary of the Closing and prior to the expiration of the Earn Out Period that results in the holders of Kodiak Common Stock receiving a per share price greater than or equal to $18.00 (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganizations, recapitalizations and similar actions occurring after the Closing), then Triggering Event I will be deemed to have been achieved as of immediately prior to the consummation of such Change of Control and the Sponsor Earn Out Securities will vest and participate in such Change of Control.

Private Placement Warrants	30 days after Closing	Sponsor	None
Effecting the Business Combination
Fair Market Value of Target Business
The rules of the NYSE require that we must consummate our initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting commissions held in the Trust Account and taxes payable on the income earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by the AACT Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of the AACT Board, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. As discussed in the Section entitled “
The Business Combination Proposal—Satisfaction of the 80% Test
,” the AACT Board determined that this test was met in connection with the Business Combination.
Shareholder Approval of Business Combination
We are seeking shareholder approval of the Business Combination at the Extraordinary General Meeting to which this proxy statement/prospectus relates and, in connection with such meeting, holders of Public Shares may redeem their shares for cash in accordance with the procedures described in this proxy statement/prospectus. Such redemption rights will be effected in accordance with the Memorandum and Articles of Association.

Voting Restrictions in Connection with Shareholder Meeting
The Sponsor and AACT’s directors and executive officers have agreed to vote their shares in favor of the Business Combination Proposal. We also expect them to vote their shares in favor of all other proposals being presented at the Extraordinary General Meeting. Further, concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Support Agreement with us and Legacy Kodiak. Pursuant to the Sponsor Support Agreement, the Sponsor agreed to vote its shares in favor of each Transaction Proposal.
The Sponsor has agreed to vote its shares in favor of the Transaction Proposals and the proposals to approve any separate or unbundled non-binding
advisory proposals as are required to implement the Proposed Organizational Documents and the adoption and approval of any other proposals AACT reasonably considers to be necessary or appropriate in connection with the Business Combination (following consultation with Legacy Kodiak). Further, concurrently with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Support Agreement with us and Legacy Kodiak, pursuant to which the Sponsor agreed to vote its shares in favor of all proposals being presented at the Extraordinary General Meeting. As of the Record Date, the Sponsor owns approximately    % of the total outstanding AACT Ordinary Shares.
At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public
information regarding AACT or its securities, our executive officers and directors and their affiliates may enter into a written plan to purchase our securities pursuant to Rule
10b5-1
of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public
information regarding AACT or its securities, our executive officers and directors and their respective affiliates may: (i) purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or the other Shareholder Proposals; (ii) execute agreements to purchase such shares from institutional and other investors in the future; and (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire Public Shares or vote their Public Shares in favor of the Business Combination Proposal or the other Shareholder Proposals. Such an agreement may include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our officers and directors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling Public Shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to provide additional equity financing. This may result in the completion of our Business Combination that may not otherwise have been possible.
While the exact nature of any such incentives has not been determined, they might include arrangements to protect such investors or holders against potential loss in value of their Public Shares, including the granting of put options and the transfer of shares or Private Placement Warrants owned by the Sponsor for nominal value to such investors or holders.
Redemption Rights for Public Shareholders upon Completion of the Business Combination
We will provide our Public Shareholders with the opportunity to redeem all or a portion of their AACT Class A Ordinary Shares in connection with the Business Combination at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then-outstanding Public Shares, in accordance with and subject to the limitations of the Memorandum and Articles of Association, described in this proxy statement/prospectus. The per share amount we will distribute to investors who properly elect to redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself before we can validly redeem its shares. There will be no redemption rights upon the completion of the Business Combination with respect to the AACT Warrants.
The Sponsor and each of our directors and executive officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Converted AACT Class A Ordinary Shares and any Public Shares in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to the Memorandum and Articles of Association (A) that would modify the substance or timing of our obligation to provide holders of the AACT Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association, or (B) with respect to any other material provision relating to the rights or pre-initial
business combination activity of holders of the AACT Class A Ordinary Shares.
Redemption of Public Shares and Liquidation If No Business Combination
The Memorandum and Articles of Association provide that we must complete our initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association. If we are unable to complete an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association, we will as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any and up to $100,000 of interest to pay liquidation expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association. The Memorandum and Articles of Association provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
The Sponsor, directors and executive officers have entered into an agreement with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association, or obtain an additional Extension. However, if the Sponsor, directors or executive officers acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if we fail to complete an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association.
The Sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to the Memorandum and Articles of Association (i) that would modify the substance or timing of our obligation to provide holders of AACT Class A Ordinary

Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association, or (ii) with respect to any other material provision relating to the rights or pre-initial
business combination activity of holders of AACT Class A Ordinary Shares, unless we provide our Public Shareholders with the opportunity to require us to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of the then-outstanding Public Shares. If this optional redemption right is exercised with respect to an excessive number of Public Shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our Public Shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our Sponsor, any executive officer, director or director nominee, or any other person.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $657,314 of proceeds held outside the Trust Account (as of March 31, 2025) plus up to $100,000 of interest income from the Trust Account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.
If we were to expend all of the net proceeds of the IPO, the sale of the Private Placement Warrants and the Overfunding Loans, other than the proceeds deposited in the Trust Account, and without taking into account the Contributions or the interest, if any, earned on the Trust Account, the per-share
redemption amount received by shareholders upon our dissolution would be $10.10. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Shareholders. We cannot assure you that the actual per-share
redemption amount received by shareholders will not be less than $10.10. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all material vendors, service providers (except for our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our directors and executive officers will consider whether competitive alternatives are reasonably available to AACT and will only enter into an agreement with a third party that has not executed a waiver if our directors and executive officers believe that such third party’s engagement would be in the best interest of the company given the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by our directors and executive officers to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our directors and executive officers are unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm and the underwriters of our IPO will not execute agreements with us waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. To protect the amounts held in the Trust Account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.10 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our redemptions as of the date of the liquidation of the Trust Account could be reduced to less than $10.10 per Public Share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Public Shares. None of our officers or directors will indemnify us for claims by third parties including claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.10 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.10 per share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our tax obligations, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. For example, the cost of such legal action may be deemed by the independent directors to be too high relative to the amount recoverable. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share
redemption price will not be less than $10.10 per share.
We will seek to reduce the possibility that our Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all material vendors, service providers (except for our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to $657,314 of proceeds held outside the Trust Account (as of March 31, 2025) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our Trust Account received by any such shareholder.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.10 per share to our Public Shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, the AACT Board may be viewed as having breached its fiduciary duty to our creditors or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. See “
Risk Factors—Risks Related
to AACT—If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us and is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the
AACT Board may be viewed as having breached their fiduciary duties to our creditors, exposing the members of the AACT Board and us to claims of punitive damages.
”
Our Public Shareholders will be entitled to receive funds from the Trust Account only: (i) in the event of the redemption of our Public Shares if we do not consummate our initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association; (ii) in connection with a shareholder vote to amend our Memorandum and Articles of Association (a) to modify the substance or timing of our obligation to provide holders of AACT Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our Public Shares if we do not consummate an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association, or (b) with respect to any other material provisions relating to the rights or pre-initial
business combination activity of holders of AACT Class A Ordinary Shares; or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public Shareholders who elect to have their AACT Class A Ordinary Shares redeemed in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if we have not completed an initial business combination by January 26, 2026, or such earlier date as the AACT Board may approve, or such later date as the shareholders may approve in accordance with the Memorandum and Articles of Association, with respect to such AACT Class A Ordinary Shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution, which requires the affirmative vote of shareholders holding a majority of AACT Ordinary Shares who attend and vote at a shareholder meeting. A shareholder’s voting in connection with the business combination alone will not result in a shareholder’s requiring us to redeem its shares for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of the Memorandum and Articles of Association, like all provisions of the Memorandum and Articles of Association, may be amended with a shareholder vote.
Facilities
Our executive offices are located at 245 Park Avenue, 44th Floor, New York, NY 10167. The cost for our use of this space is included in the $16,667 per month fee we pay to our Sponsor for office space, utilities, secretarial support and administrative services. We consider our current office space adequate for our current operations.
Employees
We currently have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information
The AACT Units, AACT Class A Ordinary Shares and AACT Warrants are registered under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants.
We were required to evaluate our internal control procedures beginning with the fiscal year ended December 31, 2024 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the completion of the IPO, (B) in which we have total annual gross revenue of at least $1.235 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that are held by non-affiliates
exceeds $700.0 million as of June 30th of that fiscal year, and (ii) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company during each fiscal year so long as (1) the market value of our Class A Ordinary Shares held by non-affiliates
did not equal or exceed $250.0 million as of the end of the most recently completed second fiscal quarter, or (2) our annual revenues did not equal or exceed $100.0 million during the most recently completed fiscal year and the market value of our Class A Ordinary Shares held by non-affiliates
did not exceed $700.0 million as of the end of the most recently completed second fiscal quarter.
Legal Proceedings
From time to time, we, our executive officers, directors, the Sponsor and its respective affiliates and/or any of their respective principals and employees are subject to legal proceedings, and as a result, incur significant costs and expenses in connection with such legal proceedings.
Additionally, we and the Sponsor and its affiliates are also subject to extensive regulation, which, from time to time, results in requests for information from us or the Sponsor or its affiliates, or legal or regulatory proceedings or investigations against us or the Sponsor or its affiliates. We incur significant costs and expenses in connection with any such proceedings, information requests and investigations.
Directors and Executive Officers
AACT’s directors and executive officers are as follows:

Name	Age	Position
David B. Kaplan	57	Chief Executive Officer and Co-Chairman
Michael J Arougheti	52	Co-Chairman
Jarrod Phillips	47	Chief Financial Officer
Allyson Satin	39	Chief Operating Officer
Peter Ogilvie	42	Executive Vice President of Strategy
Brad Coleman	64	Director
David G. Hirz	70	Director
Felicia Thornton	61	Director
David B. Kaplan
serves as Chief Executive Officer and is a
Co-Chairman
of the AACT Board. Mr. Kaplan is a
Co-Founder,
Director and Partner of Ares Management Corporation. He serves on several Ares Investment Committees including, among others, the Ares Private Equity Group’s Corporate Opportunities, Energy Opportunities and Extended Value Investment Committees and the Ares Credit Group’s Opportunistic Credit Investment Committee. Mr. Kaplan joined Ares in 2003 from Shelter Capital Partners, LLC, where he was a Senior Principal from June 2000 to April 2003. From 1991 through 2000, Mr. Kaplan was a Senior Partner of Apollo Management, L.P. and its affiliates. Prior to Apollo, Mr. Kaplan was a member of the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corp. Mr. Kaplan currently serves on the supervisory board of directors of MYT Netherlands Parent B.V., the parent entity of Mytheresa GmbH. Mr. Kaplan also serves as a member of the board of directors of
X-Energy
Reactor Company, LLC and as the Chairman of the board of directors of the parent entity of Cooper’s Hawk Winery & Restaurants. Mr. Kaplan’s previous public company board experience includes Floor & Decor Holdings, Inc., Maidenform Brands, Inc., where he served as the company’s Chairman, GNC Holdings, Inc., Dominick’s Supermarkets, Inc., Stream Global Services, Inc., Orchard Supply Hardware Stores Corporation, Smart & Final Stores, Inc. and Allied Waste Industries Inc. Mr. Kaplan also currently serves as Chairman of the Board of Directors of Cedars-Sinai Medical Center, and is on the Board of Trustees at the Los Angeles County Museum of Art (LACMA). Mr. Kaplan graduated with High Distinction, Beta Gamma Sigma, from the University of Michigan with a Bachelor of Business Administration degree, concentrating in Finance.
Michael J Arougheti
serves as a
Co-Chairman
of the AACT Board. Mr. Arougheti is a
Co-Founder,
the Chief Executive Officer and a Director of Ares Management Corporation. He is a member of the Ares Operating

Committee, the Ares Enterprise Risk Committee and is on the Board of Directors of the Ares Charitable Foundation. He additionally serves as Executive Vice President and Director of Ares Capital Corporation (“
ARCC
”). Mr. Arougheti also is a member of the Ares Credit Group’s U.S. Direct Lending and Pathfinder Investment Committees, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares Sports, Media and Entertainment Investment Committee. Prior to joining Ares in 2004, Mr. Arougheti was employed by Royal Bank of Canada (“
RBC
”) from 2001 to 2004, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm’s Mezzanine Investment Committee. Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined RBC in October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm’s Mergers and Acquisitions Group. Mr. Arougheti also serves on the board of directors of Operation HOPE, a not-for-profit
organization focused on expanding economic opportunity in underserved communities through education and empowerment. Additionally, he is a member of the PATH Organization Leadership Council. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University.
Jarrod Phillips
serves as Chief Financial Officer of AACT. Mr. Phillips is a Partner and Chief Financial Officer of Ares Management Corporation. He serves on the Ares Operating Committee and the Ares Enterprise Risk Committee. Prior to this, he served as Chief Accounting Officer from January 2016 to July 2021. Prior to joining Ares in 2016, Mr. Phillips was a Partner at Deloitte & Touche LLP, where he focused on financial services and asset management assurance and advisory services. Mr. Phillips was a member of the board of directors of Safe & Sound, a not-for-profit
dedicated to the strengthening of families and ending child abuse from 2010 until 2021 and is currently a member of the board of directors of School On Wheels, a not-for-profit
providing tutoring and mentoring to students experiencing homelessness. Mr. Phillips holds a B.S. from Virginia Polytechnic Institute and State University in Accounting. Mr. Phillips holds a Certified Public Accountant license (inactive) in the State of California.
Allyson Satin
serves as the Chief Operating Officer of AACT. Ms. Satin is a Partner in the Ares Corporate Strategy Group of Ares Management Corporation, where she focuses on the firm’s SPAC business. From 2009 to 2020, Ms. Satin was an investment professional in the Ares Private Equity Group, where she participated in various leveraged buyouts, growth equity and distressed debt transactions. Prior to joining Ares in 2009, Ms. Satin was an investment banking Analyst in the Global Financial Sponsors Group at Barclays Capital (formerly Lehman Brothers). Ms. Satin holds a B.S. from the University of California, Berkeley Haas School of Business in Business Administration.
Peter Ogilvie
serves as the Executive Vice President of Strategy of AACT. Mr. Ogilvie is a Partner and Head of the Ares Corporate Strategy Group of Ares Management Corporation. Additionally, he serves as a member of the Ares Operating Committee and the Management Capital Markets Investment Committee. Mr. Ogilvie
co-founded
the Corporate Strategy Group to drive growth and development across the Ares platform through acquisitions, balance sheet investments, partnerships and new team onboarding. He has led the Corporate Strategy Group’s efforts on numerous transactions including the acquisition of Landmark Partners, the acquisition of American Capital, Ltd. by Ares Capital Corporation, the business development company managed by Ares, the issuance of Ares first private backed note and the formation of Ares’ business partnership with Sumitomo Mitsui Banking Corporation. Mr. Ogilvie is a board member of Vinci Partners Investments and
X-Energy
Reactor Company, LLC. Prior to joining Ares in 2007, Mr. Ogilvie worked in the Leveraged Finance and Restructuring Group at Credit Suisse. Mr. Ogilvie holds a B.A. from Yale University in Economics.
Brad Coleman
serves as a director of AACT. Mr. Coleman is a Partner of SLR Capital Partners, an independent boutique alternative asset manager focused on direct lending and asset-based specialty finance.

Mr. Coleman served as an Operating Partner at SLR Capital Partners from September 2023 to December 2023 and as a Senior Advisor to Hunter Point Capital from January 2023 to January 2024. Previously, Mr. Coleman served as Managing Director and Head of GP Coverage at Hunter Point Capital and prior to his role at Hunter Point Capital, Mr. Coleman accumulated over 30 years of investment banking and capital markets experience at Citi and its predecessor firms, primarily focusing on Private Equity, the Alternative Asset Sector, and GP Solutions. From August 1988 to March 2021, Mr. Coleman served in various roles at Salomon Brothers and Citi, including Global Head of Asset Managers/Alternative Assets from May 2008 to January 2017 and Chairman of Global Asset Managers from February 2017 to March 2021. Mr. Coleman holds a bachelor’s degree in Accounting from SUNY Albany and an MBA in Finance and Marketing from the University of Chicago, Booth School of Business.
David G. Hirz
serves as a director of AACT. Mr. Hirz serves as a member of the board of directors of Heritage Grocers Group. Mr. Hirz served as President and Chief Executive Officer as well as a member the board of directors of Smart & Final Stores, Inc. from January 2012 through January 2022. Prior to that, from April 2010 to January 2012, Mr. Hirz served as President and Chief Operating Officer of Smart & Final Stores, Inc. Prior to joining Smart & Final Stores, Inc., Mr. Hirz held executive positions with divisions of The Kroger Company, one of the world’s largest supermarket operators, including President of Food4Less, a national warehouse grocery store chain of The Kroger Company, and President of the Ralphs Grocery Company, the largest supermarket chain in southern California at the time. Previously, Mr. Hirz held a variety of store and operations management positions with several retail grocery companies. Mr. Hirz received a B.B.A. in Finance and Economics & Political Science from California State University, Fullerton.
Felicia Thornton
serves as a director of AACT. Ms. Thornton is a member of the boards of directors and Chair of the Audit Committee of Convergint Technologies and CoolSys, Inc., both private companies. Ms. Thornton also serves on the board of directors of Floor & Decor Holdings, Inc., a specialty retailer of hard surface flooring and related accessories, where she currently serves as the Chair of the Nominating and Corporate Governance Committee. Previously, Ms. Thornton served as
Co-Chief
Executive Officer, President and Chief Operating Officer and Board Advisor for DeMoulas Super Market, Inc., a supermarket chain, from June 2014 to December 2014 and as the Chief Executive Officer of Knowledge Universe U.S., a private childhood education company, from 2006 to 2011. Ms. Thornton served as Chief Financial Officer and led overall strategy for Albertsons, a grocery and drugstore company, from 2001 to 2006. Ms. Thornton served in a variety of executive strategic and financial roles from 1992 to 2000 for Ralphs Grocery Company, Inc., a grocery store chain, and for Fred Meyer, a retail supermarket company, both of which eventually became part of The Kroger Company, a global retailer of grocery, multi-department, discount, convenience and jewelry stores, where Ms. Thornton served as Group Vice President responsible for retail operations. Ms. Thornton has served as a member of the boards of directors of public and private companies, including PACTIV Evergreen Inc., a food packaging company, from 2020 to 2025, Nordstrom, Inc., a luxury retailer, from November 2010 to May 2012, Knowledge Universe Education, Inc. from November 2006 to May 2012, and the parent entity of 99 Cents Only Stores LLC from February 2018 to January 2025, in addition to having previously held various executive positions at 99 Cents Only Stores LLC. Ms. Thornton is a fellow of the National Association of Corporate Directors (“
NACD
”), NACD Directorship Certification and a member of the Latino Corporate Director Association. Ms. Thornton received a B.S. in Economics from Santa Clara University and an M.B.A. from the University of Southern California.

Executive Compensation and Director Compensation
We pay fees in cash to each of our independent directors for service on AACT Board in the amounts of $150,000 per year, effective from their respective dates of appointment. The following table sets forth compensation for independent directors for the years ended December 31, 2024 and 2023.

Name	Year	Fees earned or paid in cash
Brad Coleman	2024	$150,000
	2023	84,066
David G. Hirz	2024	150,000
	2023	68,071
Felicia Thornton	2024	150,000
	2023	104,670
None of our executive officers or other directors have received any cash compensation from us for services rendered to us.
Commencing on the date that our securities were first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we agreed to pay the Sponsor for office space, utilities, secretarial support and administrative services provided to us in the amount of $16,667 per month. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, certain affiliates of the Sponsor are entitled to reimbursement for any out-of-pocket
expenses (or an allocable portion of such expenses), to the extent that such affiliates incur expenses for services provided to us before our initial business combination. Our audit committee reviews on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or our and their respective affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket
expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination.
Other than these payments and reimbursements and fees paid in cash to our independent directors as described above, no compensation of any kind, including finder’s and consulting fees, will be paid by us to the Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or executive officers who remain with us may be paid consulting or management fees by Kodiak. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by Kodiak to its directors or executive officers. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the AACT Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the AACT Board.
We do not intend to take any action to ensure that our directors and executive officers maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our directors and executive officer’s motivation in identifying or selecting a target business but we do not believe that the ability of our directors and executive officers to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Number and Terms of Office of Officers and Directors
The AACT Board consists of five members. The AACT Board is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual shareholder meeting) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual shareholder meeting until one year after our first fiscal year end following our listing on the NYSE. The term of office of the first class of directors, consisting of Michael J Arougheti and Brad Coleman, will expire at our first annual shareholder meeting. The term of office of the second class of directors, consisting of David B. Kaplan and David G. Hirz, will expire at our second annual shareholder meeting. The term of office of the third class of directors, consisting of Felicia Thornton, will expire at our third annual shareholder meeting. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.
Prior to the completion of an initial business combination, any vacancy on the AACT Board may be filled by a nominee chosen by holders of a majority of the remaining directors.
Pursuant to an agreement entered into concurrently with the issuance and sale of the securities in the IPO, the Sponsor, upon consummation of an initial business combination, is entitled to nominate three individuals for appointment to the Kodiak Board, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement. Following the Closing, pursuant to the Business Combination Agreement, the Kodiak Board will consist of a three-class “staggered” board of seven individuals (appointed in accordance with NYSE listing standards). The Kodiak Board is expected to consist of six directors chosen by Legacy Kodiak and one director chosen by the Sponsor. The Sponsor Director shall serve as a Class III director.
Our officers are appointed by the AACT Board and serve at the discretion of the AACT Board, rather than for specific terms of office. The AACT Board is authorized to appoint persons to the offices set forth in the Memorandum and Articles of Association as it deems appropriate. The Memorandum and Articles of Association provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice president, secretary, treasurer and such other offices as may be determined by the AACT Board.
Director Independence
NYSE listing standards require that a majority of the AACT Board be independent. The AACT Board has determined that each of Brad Coleman, David G. Hirz and Felicia Thornton is an “independent director” as defined in NYSE listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Committees of the AACT Board
The AACT Board has three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in
rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in
rules and a limited exception, the rules of the NYSE require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors. The charter of each committee is available on our website.

Audit Committee
Brad Coleman, David G. Hirz and Felicia Thornton serve as members of our audit committee. The AACT Board has determined that each of Brad Coleman, David G. Hirz and Felicia Thornton is independent under the NYSE listing standards and applicable SEC rules. Felicia Thornton serves as the Chairperson of the audit committee. Each member of the audit committee is financially literate and the AACT Board has determined that Felicia Thornton qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with our directors and executive officers our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between our directors and executive officers and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•
monitoring compliance on a quarterly basis with the terms of the IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of the IPO; and

•
reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by the AACT Board, with the interested director or directors abstaining from such review and approval.

Nominating Committee
The members of our nominating committee are Brad Coleman, David G. Hirz and Felicia Thornton, and Felicia Thornton serves as chairperson of the nominating committee. Under the NYSE listing standards, we are required to have a nominating committee composed entirely of independent directors. The AACT Board has determined that each of Brad Coleman, David G. Hirz and Felicia Thornton is independent under NYSE listing standards.
The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the AACT Board. The nominating committee considers persons identified by its members, directors, executive officers, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the nominating committee charter generally provides that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the AACT Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.
The nominating committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the AACT Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and also considers the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.
Compensation Committee
The members of our compensation committee are Brad Coleman, David G. Hirz and Felicia Thornton, and Felicia Thornton serves as chairperson of the compensation committee.
Under the NYSE listing standards, we are required to have a compensation committee composed entirely of independent directors. The AACT Board has determined that each of Brad Coleman, David G. Hirz and Felicia Thornton is independent under NYSE listing standards. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our CEO compensation, evaluating our CEO performance in light of such goals and objectives and determining and approving the remuneration (if any) of our CEO based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting our directors and executive officers in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on the AACT Board.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. A copy of the Code of Business Conduct and Ethics is posted on our website and a copy will be provided without charge upon request from AACT. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form
8-K.
Insider Trading Policy
The AACT Board has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations. In addition, with regard to our trading in our own securities, it is our policy to comply with all applicable insider trading laws, rules, and regulations. Our insider trading policy is filed as Exhibit 19 to the AACT Annual Report.
Hedging and Speculative Trading
The AACT Board has adopted, as part of our Insider Trading Policy, prohibitions against our officers or directors buying or selling puts or calls or other derivative securities based on our securities (other than derivative securities issued by us, such as convertible notes). In addition, such persons are prohibited from short-selling our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities.
Pledging of Company Securities
The AACT Board has adopted, as part of our Insider Trading Policy, prohibitions against our officers or directors holding our securities in a margin account or pledging our securities as collateral for a loan.
Conflicts of Interest
Under Cayman Islands common law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.
In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at shareholder meetings.
Certain of our directors and executive officers currently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including Ares and the Ares funds or their current or former portfolio companies.
Certain of these entities may have overlapping investment objectives and potential conflicts may arise with respect to Ares’ decision regarding how to allocate investment opportunities among these entities. If any of our directors and executive officers becomes aware of a business combination opportunity that is suitable for a fund or entity to which such director or executive officer has then-current fiduciary or contractual obligations (including any Ares funds or their current or former portfolio companies, or another entity affiliated with one of our directors), then, subject to their fiduciary duties under Cayman Islands common law, such person will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such fund or entity, before we can pursue such opportunity. If Ares, the Ares funds or other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to Ares or our directors and executive officers may be suitable for both us and Ares, a current or future Ares fund or one or more of their portfolio companies and, subject to applicable fiduciary duties or contractual obligations, will first be directed to Ares, such fund, investment vehicle or portfolio company before being directed, if at all, to us. None of Ares or any of our directors and executive officers who are also employed by Ares or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware in their capacities as employees of Ares, its funds or their portfolio companies. However, we do not expect these duties or contractual obligations to materially affect our ability to complete the initial business combination. The Memorandum and Articles of Association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity (including with respect to any business transaction that may involve another Ares entity) for any director or officer, on the one hand, and us, on the other.
We may, at our option, pursue an acquisition opportunity jointly with Ares, one or more parties affiliated with Ares, including officers and affiliates of Ares or Ares funds, or investors in such Ares funds, or another entity affiliated with one of our directors. Any such party may co-invest
with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by borrowing from or issuing to such parties a class of equity or debt securities. The amount and other terms and conditions of any such joint acquisition or specified future issuance would be determined at the time of such joint acquisition.
In addition, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our officers and directors including our CEO, David B. Kaplan, are, and in the future will be, required to commit time and attention to Ares and Ares funds. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, any of such entities (including arising as a result of certain officers and directors being required to offer acquisition opportunities to such entities), Ares and its affiliated funds will resolve such conflicts of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties and there can be no assurance that such conflict of interest will be resolved in our favor.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
David B. Kaplan	Ares Management Corporation (1)	Investment Management, Various	Director, Co-Founder, Partner
	X-Energy Reactor Company, LLC	Energy	Director
	CHWR Group GP LLC	Restaurant & Hospitality	Director
	MYT Netherlands Parent B.V.	Retail	Director
	Cedars-Sinai Medical Center	Non-profit	Director
	Los Angeles County Museum of Art	Non-profit	Trustee
Michael J Arougheti	Ares Management Corporation (1)	Investment Management, Various	Director, Co-Founder, Chief Executive Officer
	Ares Capital Corporation	Investment Management	Director, Executive Vice President
	Ares Charitable Foundation	Non-profit	Director
	Operation HOPE	Non-profit	Director
Jarrod Phillips	Ares Management Corporation (1)	Investment Management, Various	Chief Financial Officer, Partner
	School on Wheels	Non-profit	Director
Allyson Satin	Ares Management Corporation (1)	Investment Management, Various	Partner
Peter Ogilvie	Ares Management Corporation (1)	Investment Management, Various	Partner
	Vinci Partners Investments	Alternate Asset Manager	Director
	X-Energy Reactor Company, LLC	Energy	Director
Brad Coleman	SLR Capital Partners	Asset Manager Management	Partner
David G. Hirz	Heritage Grocers Group	Retail	Director
Felicia Thornton	Convergint Technologies	Technology	Director
	Coolsys, Inc.	Service	Director
	Floor & Decor Holdings, Inc.	Retail	Director

(1)	Includes certain of its funds and other affiliates, including portfolio companies.
Potential investors should also be aware of the following other potential conflicts of interest:

•
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of the Business Combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
The Sponsor subscribed for AACT Class B Ordinary Shares prior to the date of the IPO (all of which were converted into Converted AACT Class A Ordinary Shares in connection with the Extension) and purchased Private Placement Warrants in a transaction that closed simultaneously with the closing of the IPO.

•
The Sponsor and each of our directors and executive officers have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Converted AACT Class A Ordinary Shares and Public Shares in connection with: (i) the completion of our initial business combination; and (ii) a shareholder vote to approve an amendment to the Memorandum and Articles of Association (A) that would modify the substance or timing of our obligation to provide holders of AACT Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination by January 26, 2026, or such earlier date the AACT Board may approve or such later date as the shareholders may approve in connection with the Memorandum and Articles of Association; or (B) with respect to any other material provision relating to the rights or pre-initial
business combination activity of holders of AACT Class A Ordinary Shares. Additionally, the Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Converted AACT Class A Ordinary Shares if we fail to complete our initial business combination within the Combination Period. If we do not consummate an initial business combination within the prescribed time frame, the Private Placement Warrants may expire worthless. Except as described in this proxy statement/prospectus, the Sponsor has agreed not to transfer, assign or sell any of its Converted AACT Class A Ordinary Shares until the earliest of: (i) one year after the completion of our initial business combination; or (ii) subsequent to our initial business combination, (A) if the closing price of AACT Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after our initial business combination, or (B) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their AACT Ordinary Shares for cash, securities or other property. The Private Placement Warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and directors will own AACT Ordinary Shares or AACT Warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•
The Sponsor and our directors or executive officers or any of their affiliates may make additional investments in us in connection with our initial business combination, although they are under no obligation to do so. If the Sponsor or any of its affiliates (including any Ares funds or their portfolio companies) elect to make additional investments or provide financing, such proposed transactions could influence the Sponsor’s motivation to complete our initial business combination. Ares and its affiliates and certain of the Ares funds engage in the business of originating, underwriting, syndicating, acquiring and trading loans and debt securities of corporate and other borrowers, and may provide or participate in any debt financing arrangement in connection with any acquisition, financing or disposition of any target business that we may make.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination. Our directors and officers or Ares or its affiliates may also sponsor, form or participate in other blank check companies similar to our during the period in which we are seeking an initial business combination. In addition, funds managed by Ares may have provided debt to companies we pursue and such debt may or may not be paid off in connection with a potential business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly to the extent there is overlap among investment mandates and the director and officer teams.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with the Sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with the Sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with the Sponsor, executive officers or directors, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent entity that commonly renders valuation opinions, that such initial business combination is fair to AACT from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will the Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render to effectuate, the Business Combination. Certain affiliates of the Sponsor will be entitled to reimbursement for any out-of-pocket
expenses (or an allocable portion of such expenses), to the extent that such affiliates incur expenses for services provided to us before our initial business combination. Further, commencing on the date our securities are first listed on the NYSE, we pay the Sponsor for office space, utilities, secretarial support and services provided to us in the amount of $16,667 per month. Additionally, AMCM, an affiliate of the Sponsor, acted as an advisor to AACT in connection with the IPO and will receive a deferred IPO advisory fee of $2.8 million in connection with the Closing.
We cannot assure you that any of the above-mentioned conflicts will be resolved in favor of AACT.
In the event that we submit our initial business combination to our Public Shareholders for a vote, the Sponsor has agreed to vote its Converted AACT Class A Ordinary Shares, and the Sponsor and our officers and directors have agreed to vote any Public Shares acquired in or after the IPO, in favor of our initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AACT
The following discussion and analysis of the financial condition and results of operations of Ares Acquisition Corporation II (for purposes of this section, “AACT,” “we,” “us” and “our”) should be read in conjunction with the financial statements and related notes of AACT included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting AACT’s current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “
Risk Factors
” and “
Cautionary Note Regarding Forward-Looking Statements
” appearing elsewhere in this proxy statement/prospectus.
Overview
We are a blank check company formed on March 15, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We reviewed a number of opportunities to enter into an initial business combination with one or more operating businesses, and entered into the Business Combination Agreement on April 14, 2025. We intend to effectuate the Business Combination using cash from the proceeds of the IPO, the sale of the Private Placement Warrants and the Working Capital Loans received from the Sponsor, our capital stock, debt or a combination of cash, stock and debt.
The issuance of additional ordinary shares in connection with the Business Combination:

•	may significantly dilute the equity interest of investors in the IPO;

•	may subordinate the rights of holders of AACT Class A Ordinary Shares if preference shares are issued with rights senior to those afforded AACT Class A Ordinary Shares;

•
could cause a change in control if a substantial number of AACT Class A Ordinary Shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•	may adversely affect prevailing market prices for AACT Units, AACT Class A Ordinary Shares or Public Warrants; and

•	may not result in adjustment to the exercise price of AACT Warrants.
Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

•	the default and foreclosure on our assets if our operating revenues after the Business Combination are insufficient to repay our debt obligations;

•
the acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on AACT Class A Ordinary Shares;

•
us using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on AACT Class A Ordinary Shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation or prevailing interest rates;

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt; and

•	other disadvantages compared to our competitors who have less debt.
As indicated in the accompanying financial statements, as of March 31, 2025, we had $657,314 in our operating bank account and as of December 31, 2024, we had $975,319 in our operating bank account. Further, we expect to continue to incur significant costs in the pursuit of the Business Combination. We cannot assure you that our plans to complete the Business Combination will be successful.
Results of Operations
All activity for the period from March 15, 2021 (inception) through March 31, 2025 related to our formation and the preparation for the IPO, and since the closing of the IPO, the search for a prospective initial business combination. We will not generate any operating revenues until after completion of our initial business combination. We generate non-operating
income in the form of interest income on investments. We incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the three months ended March 31, 2025, we had net income of $2,992,795, which consisted of investment income earned on investments held in Trust Account of $5,698,441, offset by general and administrative costs of $2,705,646.
For the three months ended March 31, 2024, we had net income of $6,393,390, which consisted of investment income earned on investments held in Trust Account of $6,848,902, offset by general and administrative costs of $455,512.
For the year ended December 31, 2024, we had net income of $25,986,159, which consisted of investment income earned on investments held in Trust Account of $27,761,686, offset by general and administrative costs of $1,775,527.
For the year ended December 31, 2023, we had net income of $16,915,460, which consisted of investment income earned on investments held in Trust Account of $18,038,352, offset by general and administrative costs of $1,122,892.
Going Concern Considerations; Liquidity and Capital Resources
As of March 31, 2025, we had $657,314 in cash held outside of the Trust Account and a working capital deficit of $2,345,233.
As of December 31, 2024, we had $975,319 in our operating bank account and working capital of $360,413.
Our liquidity needs to date have been satisfied through: (i) a contribution of $25,000 from the Sponsor to cover certain expenses in exchange for the issuance of the AACT Class B Ordinary Shares; (ii) a loan of

$366,781 from our Sponsor pursuant to a
non-interest
bearing, unsecured promissory note payable upon the completion of the IPO, issued by AACT to the Sponsor on March 19, 2021, pursuant to which the Sponsor agreed to loan AACT up to an aggregate of $300,000 to be used for the payment of costs related to the IPO, as amended on February 8, 2023 with an effective date as of December 31, 2021 to increase the principal up to $400,000; and (iii) the proceeds from the consummation of the Private Placement not held in the Trust Account. On April 25, 2023, the total balance of $366,781 of the promissory note was fully repaid to the Sponsor. In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor may provide us Working Capital Loans. As of March 31, 2025 and December 31, 2024, there were no amounts outstanding under any Working Capital Loans. See “Recent Developments” for information on a Working Capital Loan made by the Sponsor.
In connection with our assessment of going concern considerations in accordance with Accounting Standards Update (“
ASU
”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” our management has determined that the extended mandatory liquidation of the Trust Account, as approved on April 22, 2025, should a business combination not occur by January 26, 2026, raises substantial doubt about our ability to continue as a going concern for a period of time within one year after the date that the unaudited condensed financial statements are issued. Our management plans to complete the initial business combination prior to the extended mandatory liquidation date of the Trust Account and expects to receive financing from the Sponsor or the affiliates of the Sponsor to meet its obligations through the time of liquidation of the Trust Account or the completion of the initial business combination. There is no financing that is currently committed and no assurance that our plans to consummate the initial business combination will be successful or successful until January 26, 2026 (as it may be extended). Neither the audited financial statements nor the unaudited condensed financial statements include any adjustments that might result from our inability to continue as a going concern.
Trends Affecting Our Business
We continue to evaluate the impact of persistent inflation and fluctuations in interest rates, financial market instability and certain geopolitical events. Management has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on our financial position, results of operations and/or ability to complete an initial business combination, we cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial business combination.
Contractual Obligations and
Off-Balance
Sheet Arrangements
We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations, off-balance
sheet arrangements or long-term liabilities.
Administrative Service Fee
On April 20, 2023, we entered into an agreement to pay the Sponsor a monthly fee of $16,667 for general and administrative services including office space, utilities, secretarial support and administrative services. This arrangement will terminate upon completion of our initial business combination or the distribution of the Trust Account to the Public Shareholders.
Underwriting Agreement and Advisory Agreement
The underwriters are entitled to a deferred fee of $17,500,000. The deferred fee will be waived by the underwriters in the event that we do not complete an initial business combination, subject to the terms of the Underwriting Agreement. On April 20, 2023, we also engaged AMCM, an affiliate of the Sponsor, to provide consulting and advisory services to us in connection with the IPO, for which it will receive a deferred IPO advisory fee of $3,500,000, payable solely in the event that we complete the initial business combination. The fees payable to AMCM will be reimbursed from a portion of the fees to the underwriters.

Subsequently, prior to the execution of the Business Combination Agreement, we, AMCM, and the representatives of the several underwriters in connection with our IPO agreed to adjust the aggregate amount payable to the underwriters as a deferred underwriting fee and to AMCM as an advisor to $8,359,410.
Contingent Fees
We have entered into a fee arrangement with a service provider pursuant to which certain transaction fees and service fees will become payable only if we consummate a business combination. If the business combination does not occur, we will not be required to pay these contingent fees. As of March 31, 2025 and December 31, 2024, the amount of these contingent fees with the service provider was $732,045.
In connection with the potential PIPE Investments, we entered into arrangements with certain placement agents pursuant to which such placement agents and certain other parties will receive up to 4.0% of funds raised in connection with the PIPE Investment (inclusive of the net proceeds of AACT’s IPO remaining in the Trust Account immediately prior to Closing) upon the successful consummation of a PIPE Investment subject to the payment of minimum amounts to certain placement agents. If the PIPE Investment does not occur, we will only be required to pay the minimum amount and will not be required to pay these contingent fees. The actual amount of fees payable will be based upon the final amounts in the PIPE Investment. No fees will be payable to the placement agents in connection with their role as placement agent in the event that we do not consummate the Business Combination.
Critical Accounting Estimates
This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We have identified the following as our critical accounting estimates:
AACT Class A Ordinary Shares Subject to Possible Redemption
We account for AACT Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“
ASC
”) Topic 480, “Distinguishing Liabilities from Equity.” AACT Class A Ordinary Shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable AACT Class A Ordinary Shares (including AACT Class A Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, AACT Class A Ordinary Shares are classified as shareholders’ equity (deficit). AACT Class A Ordinary Shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2025 and December 31, 2024 and 2023, 50,000,000 AACT Class A Ordinary Shares, subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of our balance sheets and condensed balance sheets. We recognize changes in redemption value immediately as they occur and adjust the carrying value of the redeemable AACT Class A Ordinary Shares to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security.
Net Income Per Ordinary Share
We comply with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” We have two classes of shares, which are referred to as AACT Class A Ordinary Shares and AACT

Class B Ordinary Shares (all of which were converted into Converted AACT Class A Ordinary Shares in connection with the Extension). Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is computed by dividing net income by the weighted average number of AACT Ordinary Shares outstanding during the period. Accretion associated with the redeemable AACT Class A Ordinary Shares is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted net income per share does not consider the effect of the Public Warrants issued in connection with the IPO and the sale of the Private Placement Warrants, because the exercise of the warrants is contingent upon the occurrence of future events.
Recent Accounting Pronouncements
Our management does not believe that any recently issued but not yet effective accounting pronouncement if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging
growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the JOBS Act; (ii) provide all of the compensation disclosure that may be required of non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (iii) comply with any requirement that may be adopted by the U.S. PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.
Working Capital Loan
To finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor has provided AACT with Working Capital Loans (separate from the Overfunding Loans). The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into warrants of Kodiak at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Working Capital Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Working Capital Loans if there are funds available outside the Trust Account to do so. As of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT.

DESCRIPTION OF KODIAK’S SECURITIES
The following summary sets forth the material terms of Kodiak’s securities following the completion of the Business Combination. The following summary is not intended to be a complete summary of the rights, powers and preferences of such securities, and is qualified by reference to the Proposed Certificate of Incorporation, a form of which is attached as
 Annex D
 to this proxy statement/prospectus, the Proposed Bylaws, a form of which is attached as
 Annex E
 to this proxy statement/prospectus, and the Warrant Agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. We urge you to read the Proposed Certificate of Incorporation, Proposed Bylaws and Warrant Agreement in their entirety for a complete description of the rights, powers and preferences of Kodiak’s securities following the Business Combination.
Certain provisions of the Proposed Certificate of Incorporation and Proposed Bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Kodiak Common Stock.
General
The Proposed Certificate of Incorporation will authorize the issuance of 2,000,000,000 shares, consisting of:

•	1,980,000,000 shares of Kodiak Common Stock, par value $0.0001 per share; and

•	20,000,000 shares of Kodiak Preferred Stock, par value $0.0001 per share.
In connection with the Domestication, each of the then issued and outstanding AACT Class A Ordinary Shares will convert, on a one-for-one
basis, into one share of Kodiak Common Stock.
Kodiak Common Stock
Voting rights.
Each holder of Kodiak Common Stock is entitled to one vote for each share of Kodiak Common Stock held of record in person, virtually or by proxy on all matters submitted to a vote of the holders of Kodiak Common Stock, whether voting separately as a class or otherwise. The Proposed Certificate of Incorporation that will be in effect following the consummation of the Business Combination will provide that the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board and the affirmative vote of at least two-thirds
of the voting power of the then outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, shall be required for the amendment, repeal or modification of certain provisions of the Proposed Certificate of Incorporation.
Dividend rights.
Subject to applicable law and the rights and preferences of any holders of any outstanding series of Kodiak Preferred Stock or any class or series of stock having a preference over or the right to participate with the Kodiak Common Stock with respect to the payment of dividends, holders of Kodiak Common Stock, as such, shall be entitled to the payment of dividends on the Kodiak Common Stock when, as and if declared by the Kodiak Board in accordance with applicable law.
The payment of future dividends on the shares of Kodiak Common Stock will depend on the financial condition of Kodiak after the completion of the Business Combination, and subject to the discretion of the Kodiak Board. There can be no guarantee that cash dividends will be declared. The ability of Kodiak to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by Kodiak or any of its subsidiaries from time to time.
Rights upon liquidation.
In the event of liquidation, dissolution or winding up of the affairs of Kodiak, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of

Kodiak and after making provisions for preferential and other amounts, if any, to which the holders of Kodiak Preferred Stock or any class or series of stock having a preference over or the right to participate with the Kodiak Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of Kodiak available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Kodiak Common Stock in proportion to the number of shares held by each such stockholder.
Other rights.
The holders of Kodiak Common Stock have no
pre-emptive
or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Kodiak Common Stock. The rights and powers of holders of the Kodiak Common Stock will be subject to those of the holders of any shares of the Kodiak Preferred Stock that Kodiak may issue in the future.
Kodiak Preferred Stock
No shares of Kodiak Preferred Stock will be issued or outstanding immediately after the completion of the Business Combination. The Proposed Certificate of Incorporation will authorize the Kodiak Board to establish one or more series of Kodiak Preferred Stock. Unless required by law or the Stock Exchange on which Kodiak is listed, the authorized shares of Kodiak Preferred Stock will be available for issuance without further action by the holders of Kodiak Common Stock.
The Kodiak Board has the discretion to determine the designations, powers, preferences and rights, including voting rights, dividend rights, conversion rights, rights and terms of redemption and liquidation preferences, and the qualifications, limitations or restrictions of each series of Kodiak Preferred Stock. The issuance of Kodiak Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Kodiak without further action by the stockholders. Additionally, the issuance of Kodiak Preferred Stock may adversely affect the holders of the Kodiak Common Stock by restricting dividends on the Kodiak Common Stock, diluting the voting power of the Kodiak Common Stock or subordinating the liquidation rights of the Kodiak Common Stock. As a result of these or other factors, the issuance of Kodiak Preferred Stock could have an adverse impact on the market price of the Kodiak Common Stock.
Anti-Takeover Effects of the Proposed Certificate of Incorporation, the Proposed Bylaws and Certain Provisions of Delaware Law
The provisions of the Proposed Certificate of Incorporation, the Proposed Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Kodiak Common Stock.
The Proposed Certificate of Incorporation and Proposed Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Kodiak Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Kodiak Board.
These provisions include the following items.

•
Authorized but unissued capital stock
. Subject to applicable law and applicable Stock Exchange requirements, the authorized but unissued shares of Kodiak Common Stock and Kodiak Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Kodiak Common Stock and Kodiak Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of the voting power of Kodiak capital stock by means of a proxy contest, tender offer, merger or otherwise.

•
Classes of directors
. Pursuant to the Proposed Certificate of Incorporation, the directors of Kodiak (other than any director who may be elected by holders of Kodiak Preferred Stock under specified circumstances) will be divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III. The term of the initial Class I directors will terminate on the date of the first annual meeting of stockholders following the Closing, the term of the initial Class II directors will terminate on the date of the second annual meeting of stockholders following the Closing, and the term of the initial Class III directors will terminate on the date of the third annual meeting of stockholders following the Closing. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of Kodiak as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•
Board vacancies; removal of directors
. Subject to the rights of holders of Kodiak Preferred Stock and except as otherwise authorized by the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board, the Proposed Certificate of Incorporation and Proposed Bylaws authorize only a majority of the remaining members of the Kodiak Board, although less than a quorum, to fill vacant or unfilled directorships, including newly created seats. In addition, subject to the rights of holders of any series of Kodiak Preferred Stock, the number of directors constituting the Kodiak Board will be permitted to be set only by a resolution of the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board. These provisions would prevent a stockholder from gaining control of the Kodiak Board by filling vacancies or increasing the size of the Kodiak Board and filling the resulting newly created seats with its own nominees. In addition, the Proposed Certificate of Incorporation provides that, subject to the rights of holders of Kodiak Preferred Stock, any director or the entire Kodiak Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of Kodiak entitled to vote in the election of directors, voting as a single class. These provisions will make it more difficult to change the composition of the Kodiak Board and may promote continuity of management.

•
No cumulative voting for directors.
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Proposed Certificate of Incorporation provides that no stockholder will be permitted to cumulate votes at any election of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the Kodiak Board as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on the Kodiak Board to influence any decision by the Kodiak Board regarding a takeover.

•
Quorum.
 The Proposed Bylaws will provide that at any meeting of the Kodiak Board, a majority of the total authorized number of directors will be required to constitute a quorum for the transaction of business.

•
Stockholder action by written consent.
The Proposed Certificate of Incorporation and Proposed Bylaws provide that, subject to the rights of holders of Kodiak Preferred Stock, the stockholders of Kodiak may not take action by written consent but may only take action at annual or special meetings of the stockholders. As a result, following the Business Combination, a holder of a majority of the voting power of Kodiak capital stock would not be able to amend the Proposed Bylaws, amend the Proposed Certificate of Incorporation or remove directors without holding a meeting of the stockholders of Kodiak called in accordance with the Proposed Certificate of Incorporation and Proposed Bylaws.

•
Special meetings of stockholders.
 Subject to the terms of any series of Kodiak Preferred Stock, special meetings of the stockholders of Kodiak may be called, for any purpose or purposes, at any time only by the chairperson of the Kodiak Board, the CEO, the president, or the Kodiak Board acting pursuant to a resolution adopted by a majority of the directors then serving on the Kodiak Board. Special meetings of the stockholders of Kodiak may not be called by the stockholders of Kodiak or any other person.

•
Advance notice procedures.
The Proposed Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders or any special meeting of stockholders. The Proposed Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders of Kodiak from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders or any special meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Kodiak.

•
Exclusive forum
. The Proposed Bylaws provide that, unless otherwise consented to by Kodiak in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions, suits or proceedings: (i) any derivative action, suit or proceeding brought on behalf of Kodiak; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of Kodiak’s directors, stockholders, officers, or other employees to Kodiak or its stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Proposed Certificate of Incorporation or the Proposed Bylaws; or (iv) any other action, suit or proceeding asserting a claim that is governed by the internal affairs doctrine, in all cases subject to the court having jurisdiction over indispensable parties as determined by such court. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Proposed Bylaws further provide that the federal district courts of the U.S. will be the sole and exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against Kodiak or Kodiak’s directors and officers.

•
Amendment of charter and bylaws provisions
. In addition to the vote of any holders of any class or series of the stock of Kodiak required by law or by the Proposed Certificate of Incorporation, the Kodiak Board acting pursuant to a resolution adopted by a majority of all of the directors then serving on the Kodiak Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of Kodiak entitled to vote thereon, voting together as a single class, will be required to amend, repeal or modify provisions of Section 3 of Article IV, Article V, Article VI, Article VII, Article VIII, Article XI or Article XII of the Proposed Certificate of Incorporation. In addition, the Proposed Bylaws require the affirmative vote of at least a majority of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, for the stockholders to adopt, alter, amend or repeal the Proposed Bylaws, provided the affirmative vote of at least two-thirds
of the total voting power of the outstanding voting securities of Kodiak, voting together as a single class, will be required for the Kodiak stockholders to alter, amend or repeal, or adopt any bylaw inconsistent with, certain provisions of the Proposed Bylaws.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Proposed Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The DGCL prohibits the Proposed Certificate of Incorporation from limiting the liability of directors or officers for the following:

•	any breach of the director’s or officer’s duty of loyalty to Kodiak or Kodiak’s stockholders;

•	acts or omissions of a director or officer not in good faith or that involve intentional misconduct or a knowing violation of law;

•	with respect to a director, unlawful payment of dividends or unlawful stock repurchases or redemptions;

•	any transaction from which the director or officer derived an improper personal benefit; and

•	with respect to an officer, any action by or in the right of Kodiak.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of a director or officer of Kodiak will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Proposed Certificate of Incorporation does not eliminate a director’s or officer’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary
relief, remain available under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
The Proposed Bylaws provide that Kodiak shall indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL and the Proposed Bylaws. Further, in connection with the Closing, Kodiak intends to enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements will require Kodiak, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements will also require Kodiak to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. The Proposed Bylaws will also empower Kodiak to purchase insurance on behalf of any person whom Kodiak is required or permitted to indemnify.
The limitation of liability, indemnification and advancement provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Kodiak and its stockholders. Your investment may be adversely affected to the extent Kodiak pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Kodiak believes that these provisions, liability insurance and any indemnification agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Kodiak’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Kodiak has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of AACT’s or Legacy Kodiak’s respective directors, officers or employees for which indemnification is sought.
Corporate Opportunities
Under the Proposed Certificate of Incorporation, to the fullest extent permitted by law and subject to certain exceptions, in the event that the Sponsor, certain affiliates or funds associated with the Sponsor or Kodiak non-employee
directors and their respective affiliates acquire knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and Kodiak or any of its affiliates, they will have no duty to communicate or offer such transaction or other business opportunity to

Kodiak or any of its affiliates and will not be liable to Kodiak or its stockholders or to any of its affiliates for breach of any fiduciary duty as a stockholder, director or officer of Kodiak solely by reason of the fact that they pursue or acquire such corporate opportunity for themselves, offer or direct such corporate opportunity to another person, or do not communicate information regarding such corporate opportunity to Kodiak or any of its affiliates.
Delaware Antitakeover Statute
Kodiak will be governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock of the corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds
of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with its affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Kodiak.
Transfer Agent and Registrar
The transfer agent and registrar for the Kodiak Common Stock will be      .
Listing
Pursuant to the terms of the Business Combination Agreement, AACT is required to cause the Kodiak Common Stock issued in the Domestication to be approved for listing on a Stock Exchange. There can be no assurance that such listing condition will be met. If the listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. Following the Closing, the Kodiak Common Stock and Kodiak Warrants will be listed, subject to the applicable Stock Exchange’s approval, under the proposed symbols “KDK” and “KDK WS,” respectively. We may not have received confirmation from a Stock Exchange of approval of the listing of the Kodiak Common Stock and Kodiak Warrants at the time of the Extraordinary General Meeting or prior to the Closing. It is possible that the listing condition to the Closing may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement/prospectus without such confirmation. Further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived. In such event, the Kodiak securities may not be listed on any Stock Exchange.

Warrants
As of July 17, 2025, the most recent practicable date prior to the date of this proxy statement/prospectus, there were 25,000,000 Public Warrants outstanding and 14,300,000 Private Placement Warrants outstanding. Pursuant to the Domestication, in accordance with the Memorandum and Articles of Association, each of the then issued and outstanding AACT Warrants representing the right to purchase one AACT Class A Ordinary share will convert automatically into a warrant to acquire one share of Kodiak Common Stock on the same terms as the AACT Warrants and each of the then issued and outstanding AACT Units will be cancelled and each holder of AACT Units will be entitled to one share of Kodiak Common Stock and one-half
of one Kodiak Warrant. No fractional Kodiak Warrants will be issued upon such cancellation.
Public Warrants
After the Domestication, each whole Public Warrant entitles the registered holder to purchase one share of Kodiak Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Kodiak Common Stock. No fractional warrants may be issued and only whole warrants may trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Kodiak Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Kodiak Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration or a valid exemption from registration is available. No Public Warrant will be exercisable and we will not be obligated to issue a share of Kodiak Common Stock upon exercise of a Public Warrant unless the shares of Kodiak Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.
We have agreed that as soon as practicable, but in no event later than 15 business days after the completion of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for this offering or a new registration statement for the registration, under the Securities Act, of the shares of Kodiak Common Stock issuable upon exercise of the Public Warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the completion of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Kodiak Common Stock until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the issuance of the Kodiak Common Stock issuable upon exercise of the Public Warrants is not effective by the 60th day after the completion of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” by exchanging such warrants in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Kodiak Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Kodiak Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of a share of Kodiak Common Stock less the exercise price of the warrants by (y) the fair market value of a share of Kodiak Common Stock. The “fair market value” as used in this paragraph means the average reported last sale price of the Kodiak

Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent. Notwithstanding the above, if the Kodiak Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrant who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify for sale the Kodiak Common Stock issuable upon exercise of the warrants under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per share of Kodiak Common Stock equals or exceeds $18.00.
 Once the Public Warrants become exercisable and prior to their expiration, we may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30-days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder and prior to their expiration; and

•
if, and only if, the closing price of the Kodiak Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “
—Warrants—Public Warrants—Anti-Dilution Adjustments
”) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the Public Warrants as described above unless such warrants are then exercisable and there is an effective registration statement covering the issuance of the Kodiak Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to those shares of Kodiak Common Stock is available throughout the
30-day
redemption period.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrants prior to the scheduled redemption date. However, the price of the Kodiak Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “
—Warrants—Public Warrants—Anti-dilution Adjustments
”) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Kodiak Common Stock issuable upon the exercise of the Public Warrants. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Kodiak Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Kodiak Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) of a share of Kodiak Common Stock by (y) the fair market value of a share of Kodiak Common Stock. The “fair market value” as used in this paragraph means the average last reported sale price of the Kodiak Common Stocks for the 10 trading days ending on the third trading day immediately prior to the date on which the notice of redemption is sent to the holders of the warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Kodiak Common Stock to be received upon exercise of the Public Warrants. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the completion of the Business Combination. If we call the Public Warrants for redemption and we do not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis as described in more detail below.
No fractional shares of Kodiak Common Stock will be issued upon exercise of a Public Warrant. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Kodiak Common Stock to be issued to the holder.
Ownership limit.
A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Kodiak Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments.
 If the number of outstanding Kodiak Common Stock is increased by a capitalization or share dividend payable in shares of Kodiak Common Stock, or by a sub-division of
shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or
similar event, the number of shares of Kodiak Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Kodiak Common Stock. A rights offering made to all or substantially all holders of Kodiak Common Stock entitling holders to purchase Kodiak Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of Kodiak Common Stock equal to the product of: (i) the number of shares of Kodiak Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Kodiak Common Stock) and multiplied by; (ii) one minus the quotient of (A) the price per share of Kodiak Common Stock paid in such rights offering divided by (B) the historical fair market value. For these purposes: (i) if the rights offering is for securities convertible into or exercisable for shares of Kodiak Common Stock, in determining the price payable for shares of Kodiak Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of the Kodiak Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Kodiak Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Kodiak Common Stock on account of such Kodiak Common Stock (or other securities into which the Public Warrants are convertible), other than (i) as described in the preceding paragraph or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Kodiak Common Stock during the 365-day period
ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Kodiak Common Stock issuable on exercise of each Public Warrant) does not exceed $0.50 but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash or the fair market value (as determined by the Kodiak Board, in good faith) of any securities or other assets paid on each share of Kodiak Common Stock in respect of such event.

If the number of outstanding Kodiak Common Stock is decreased by a consolidation, combination, reverse share split, or reclassification of Kodiak Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Kodiak Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Kodiak Common Stock.
Whenever the number of shares of Kodiak Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Kodiak Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Kodiak Common Stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Kodiak Common Stock or equity-linked securities for capital raising purposes in connection with the completion of the Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by Kodiak Board and, in the case of any such issuance to the Sponsor, AACT’s officers and directors or their affiliates, without taking into account any Kodiak Common Stock held by the Sponsor, AACT’s officers and directors or their affiliates, as applicable, prior to such issuance (the “
Newly Issued Price
”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of Kodiak Common Stock during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination (such price, the “
Market Value
”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “—
Redemption of warrants when the price per share of Kodiak Common Stock equals or exceeds $18.00
” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding shares of Kodiak Common Stock (other than those described above or that solely affects the par value of such shares of Kodiak Common Stock), or in the case of any merger or consolidation of us with or into another entity or conversion as another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Kodiak Common Stock), or in the case of any sale or conveyance to another entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Kodiak Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Kodiak Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event.
The Public Warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or curing, correcting or supplementing any defective provision contained therein, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the prospectus for the IPO or adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants, provided that the approval by the holders of at least a majority of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of Kodiak Common Stock and any voting rights until they exercise their warrants and receive shares of Kodiak Common Stock. After the issuance of Kodiak Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “
Risk
Factors—Risks Related to AACT—Our warrant agreement will designate the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company
.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the U.S. are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Private Placement Warrants
The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, except that the Private Placement Warrants: (i) may be exercised for cash or on a “cashless basis” as described below; (ii) may not be transferred, assigned or sold until thirty (30) days after the completion of the Business Combination, except to certain permitted transferees; and (iii) will not be redeemable by Kodiak. Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least a majority of the number of the then outstanding Private Placement Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Kodiak Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Kodiak Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “sponsor fair market value” (defined below) by (y) the sponsor fair market value. For these purposes, the “sponsor fair market value” shall mean the average last reported sale price of the Kodiak Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor may, but are not obligated to, loan AACT funds as may be required. Up to $2.0 million of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Any such warrants would be identical to the Private Placement Warrants.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to AACT regarding (i) the beneficial ownership of AACT Ordinary Shares as of July 17, 2025
(pre-Business
Combination) and (ii) the expected beneficial ownership following the Closing (post-Business Combination) of Kodiak Common Stock (assuming a No Redemption Scenario and a Maximum Redemption Scenario as described below) by:

•	each of AACT’s current executive officers and directors, and all executive officers and directors of AACT as a group, in each case pre-Business Combination;

•	each person who will become a named executive officer or director of Kodiak, and all executive officers and directors of Kodiak as a group, in each case post-Business Combination;

•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is known to be the beneficial owner of more than five percent of AACT Class A Ordinary Shares pre-Business
Combination; and

•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is expected to be the beneficial owner of more than five percent of Kodiak Common Stock post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, AACT believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
The beneficial ownership of AACT Class A Ordinary Shares
pre-Business
Combination is based on 61,859,712 AACT Class A Ordinary Shares issued and outstanding as of July 17, 2025.
The expected beneficial ownership of Kodiak Common Stock post-Business Combination assumes two scenarios: (i) no Public Shares are redeemed, and (ii) the maximum number of 49,359,712 Public Shares are redeemed. For purposes of calculating the shares of Kodiak Common Stock issued and outstanding in both such scenarios, it has been assumed that each of the Exchanged Kodiak Options will be unexercised and outstanding. Based on the foregoing assumptions and other applicable assumptions set forth in the section entitled “
Frequently Used Terms—Share Calculations and Ownership Percentages
,” we estimate that there would be 229,712,972 shares of Kodiak Common Stock issued and outstanding in the No Redemption Scenario and 180,353,260 shares of Kodiak Common Stock issued and outstanding in the Maximum Redemption Scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.

After Business Combination
	Before Business Combination		No Redemption		Maximum Redemption
Name and Address of Beneficial Owner	Number of AACT Class A Ordinary Shares	Approximate % of Ordinary Shares	Number of shares of Kodiak Common Stock	Approximate % of Kodiak Common Stock	Number of shares of Kodiak Common Stock	Approximate % of Kodiak Common Stock
Directors and Executive Officers of AACT Before the Business Combination
David B. Kaplan (2)	—	—	—	—	—	—
Michael J Arougheti (2)	—	—	—	—	—	—
Jarrod Phillips (2)	—	—	—	—	—	—
Allyson Satin (2)	—	—	—	—	—	—
Peter Ogilvie (2)	—	—	—	—	—	—
Brad Coleman	—	—	—	—	—	—
David G. Hirz	—	—	—	—	—	—
Felicia Thornton	—	—	—	—	—	—
All Directors and Executive Officers as a Group (eight individuals)	—	—	—	—	—	—

			After Business Combination
	Before Business Combination		No Redemption		Maximum Redemption
Name and Address of Beneficial Owner	Number of AACT Class A Ordinary Shares	Approximate % of Ordinary Shares	Number of shares of Kodiak Common Stock	Approximate % of Kodiak Common Stock	Number of shares of Kodiak Common Stock	Approximate % of Kodiak Common Stock
Directors and Named Executive Officers of Kodiak After the Business Combination
Don Burnette	—	—	29,173,024	12.7%	29,173,024	16.2%
Andreas Wendel (3)	—	—	9,181,539	3.9%	9,181,539	5.0%
Michael Wiesinger (4)	—	—	1,416,461	*	1,416,461	*
Mohamed Elshenawy	—	—	—	—	—	—
Kenneth Goldman	—	—	—	—	—	—
James Reed (5)	—	—	1,035,683	*	1,035,683	*
Allyson Satin (2)	—	—	—	—	—	—
Kristin Sverchek	—	—	—	—	—	—
Scott Tobin	—	—	—	—	—	—
All Directors and Executive Officers of Kodiak after the Business Combination as a Group (12 individuals) (6)	—	—	46,866,219	19.3%	46,866,219	24.2%
Other Five Percent Holders
Ares Acquisition Holdings II LP (the Sponsor) (7)	12,500,000	20.2%	12,500,000	5.4%	12,500,000	6.9%
Fort Baker Capital Management LP (8)	4,766,401	7.7%	4,766,401	2.0%	—	—
Mizuho Financial Group, Inc. (9)	3,133,249	5.1%	3,133,249	1.3%	—	—
Westchester Capital Management, LLC (10)	3,951,420	6.4%	3,951,420	1.7%	—	—
Barclays PLC (11)	3,538,577	5.7%	3,538,577	1.5%	—	—
HGC Investment Management Inc. (12)	4,881,504	7.9%	4,881,504	2.1%	—	—
Paz Eshel (13)	—	—	17,905,137	7.8%	17,905,137	9.9%
Entities affiliated with SIP (14)	—	—	13,118,334	5.7%	13,118,334	7.3%

*	Less than one percent
(1)
Unless otherwise noted, the principal business address of each of the directors and named executive officers of AACT before the Business Combination is c/o Ares Management LLC, 245 Park Avenue, 44th Floor, New York, NY 10167. Unless otherwise noted, the principal business address of each of the directors and named executive officers of Kodiak after the Business Combination is 1049 Terra Bella Avenue, Mountain View, CA 94043, other than Ms. Satin, whose principal business address is c/o Ares Management LLC, 245 Park Avenue, 44th Floor, New York, NY 10167.

(2)	Does not include any shares indirectly owned by this individual as a result of his or her partnership interest in the Sponsor.
(3)	Consists of (i) 4,514,872 shares of Common Stock and (ii) 4,666,667 shares of Common Stock subject to stock options exercisable within 60 days of July 17, 2025.
(4)	Consists of (i) 187,429 shares of Common Stock and (ii) 1,229,032 shares of Common Stock subject to stock options exercisable within 60 days of July 17, 2025.
(5)	Consists of 1,035,683 shares of Common Stock subject to stock options exercisable within 60 days of July 17, 2025.
(6)	Consists of (i) 33,914,823 shares of Common Stock and (ii) 12,951,396 shares of Common Stock subject to stock options exercisable within 60 days of July 17, 2025.
(7)
The Sponsor is a Cayman Islands exempted limited partnership managed by affiliates of Ares. Ares Acquisition Holdings II is the general partner of the Sponsor. Ares Holdings L.P. is the sole shareholder of Ares Acquisition Holdings II. Ares Holdings L.P. is an indirect subsidiary of Ares. Ares Management GP LLC (“
Ares Management GP
”) is the sole holder of the Class B common stock, $0.01 par value per share, of Ares (the “
Ares Class B Common Stock
”) and Ares Voting LLC (“
Ares Voting
”) is the sole holder of the Class C common stock, $0.01 par value per share, of Ares (the “
Ares Class C Common Sto
ck”). Pursuant to Ares’ Certificate of Incorporation, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners Holdco LLC (“
Ares Partners
”). Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over board decisions. The principal business address of the Sponsor is c/o Ares Management LLC, 245 Park Avenue, 44th Floor, New York, NY 10167.

(8)
Based on information provided by Fort Baker Capital Management LP on Schedule 13G, filed with the SEC on May 15, 2025 (filed jointly with Steven Patrick Pigott and Fort Baker Capital, LLC (together with Fort Baker Capital Management LP, “
Fort Baker
”)). As of March 31, 2025, Fort Baker reported aggregate beneficial ownership of 4,766,401 AACT Class A Ordinary Shares with sole voting power over 0 AACT Class A Ordinary Shares, shared voting power over 4,766,401 AACT Class A Ordinary Shares, sole dispositive power over 0 AACT Class A Ordinary Shares and shared dispositive power over 4,766,401 AACT Class A Ordinary Shares. Fort Baker Capital Management LP directly holds the AACT Class A Ordinary Shares. Steven

Patrick Pigott acts as Limited Partner/Chief Investment Officer for Fort Baker Capital Management LP. Fort Baker Capital, LLC acts as General Partner for Fort Baker Capital Management LP. Each reporting person of Form Baker disclaims beneficial ownership of the securities except to the extent of that person’s pecuniary interest therein. The principal business address of Fort Baker is 700 Larkspur Landing Circle, Suite 275, Larkspur, CA 94939.
(9)
Based on information provided by Mizuho Financial Group, Inc. (“
Mizuho
”) on Schedule 13G, filed with the SEC on May 13, 2025. As of March 31, 2025, Mizuho reported aggregate beneficial ownership of 3,133,249 AACT Class A Ordinary Shares with sole voting power over 3,133,249 AACT Class A Ordinary Shares, shared voting power over 0 AACT Class A Ordinary Shares, sole dispositive power over 3,133,249 AACT Class A Ordinary Shares and shared dispositive power over 0 AACT Class A Ordinary Shares. The principal business address of Mizuho is 1-5-5, Otemachi, Chiyoda-ku, Tokyo, 100-8176, Japan.

(10)
Based on information provided by Westchester Capital Management, LLC (“
Westchester Capital
”) on Schedule 13G/A, filed with the SEC on May 14, 2025 (filed jointly with Virtus Investment Advisers, LLC (“
Virtus
”) and The Merger Fund (“
TMF
” and, together with Westchester Capital Management, and Virtus, “
Westchester
”)). As of March 31, 2025, Westchester reported aggregate beneficial ownership of 3,951,420 AACT Class A Ordinary Shares. With respect to such amount: Westchester Capital reported sole voting and dispositive power over 138,222 AACT Class A Ordinary Shares and shared voting and dispositive power over 3,813,198 AACT Class A Ordinary Shares, Virtus reported shared voting and dispositive power over 3,813,198 AACT Class A Ordinary Shares, and TMF reported shared voting and dispositive power over 3,761,422 AACT Class A Ordinary Shares. Virtus acts as investment adviser to each of TMF and Virtus Westchester Credit Event Fund (“
CEF
”). Westchester Capital acts as sub-advisor to each of TMF, CEF and JNL Multi-Manager Alternative Fund (“
JARB
” and, together with TMF and CEF, the “
Funds
”) and may be deemed to beneficially own shares of ordinary shares held by TMF, CEF and JARB. Mr. Roy Behren and Mr. Michael T. Shannon each serve as Co-Presidents of Westchester Capital. The principal business address of Westchester Capital is 100 Summit Lake Drive, Valhalla, NY 10595. The principal business address of Virtus is One Financial Plaza, Hartford, CT 06103. The principal business address of TMF is 101 Munson Street, Greenfield, MA
01301-9683.

(11)
Based on information provided by Barclays PLC on Schedule 13G/A, filed with the SEC on March 21, 2025. As of September 30, 2024, Barclays PLC reported aggregate beneficial ownership of 3,538,577 of AACT Class A Ordinary Shares with sole voting power over 3,538,577 AACT Class A Ordinary Shares, shared voting power over 0 AACT Class A Ordinary Shares, sole dispositive power over 3,538,577 Class A Ordinary Shares and shared dispositive power over 0 AACT Class A Ordinary Shares. The principal business address of Barclays PLC is 1 Churchill Place, London - E14 5HP.

(12)
Based on information provided by HGC Investment Management Inc. on Schedule 13G, filed with the SEC on February 14, 2024. As of December 31, 2023, HGC Investment Management Inc. reported aggregate beneficial ownership of 4,881,504 AACT Class A Ordinary Shares with sole voting power over 4,881,504 AACT Class A Ordinary Shares, shared voting power over 0 AACT Class A Ordinary Shares, sole dispositive power over 4,881,504 AACT Class A Ordinary Shares and shared dispositive power over 0 AACT Class A Ordinary Shares. The principal business address of HGC Investment Management Inc. is 1073 Yonge Street, 2nd Floor, Toronto, Ontario M4W 2L2, Canada.

(13)	The business address of Paz Eshel is 2261 Market Street, Suite 85377, San Francisco, CA 94114.
(14)
Consists of (i) 3,103,446 shares of Common Stock, which are expected to be held of record by SIP Global Tech Fund I, L.P., (ii) 1,525,635 shares of Common Stock, which are expected to be held of record by SIP Global Tech Opportunity LLC, (iii) 1,179,078 shares of Common Stock, which are expected to be held of record by SIP Global Tech Opportunity 3 LLC and (iv) 7,319,175 shares of Common Stock, which are expected to be held of record by SIP Global Tech Opportunity 4 LLC (collectively referred to as “
SIP
”). The sole general partner of SIP Global Tech Fund I, L.P. is SIP Global Tech Fund I, Inc. The managing members of SIP Global Tech Fund I, Inc. who may be deemed to share voting and dispositive power with respect to the shares held by SIP Global Tech Fund I, L.P. are Jeffrey Smith, Justin Turkat, and Shigeki Saitoh. The manager of the rest of the SIP entities is SIP Global Opportunity Manager LLC. The managing members who may be deemed to share voting and dispositive power with respect to the shares held by SIP Global Tech Opportunity LLC, SIP Global Tech Opportunity 3 LLC and SIP Global Tech Opportunity 4 LLC are Matthew Salloway, Justin Turkat and Shigeki Saitoh. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The address of SIP Global Tech Fund I, Inc. is C/O Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Dr., P.O. Box 2681, George Town, Grand Cayman KY1-1111 Cayman Islands. The address of SIP Global Opportunity Manager LLC is 16192 Coastal Hwy, Lewes, DE 19958.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AACT Related Party Transactions
AACT Class B Ordinary Shares
On March 19, 2021, the Sponsor paid $25,000 to cover certain offering and formation costs of AACT in consideration of the issuance of AACT Class B Ordinary Shares. Following a share surrender and certain share recapitalizations by AACT, the Sponsor held an aggregate of 12,937,500 AACT Class B Ordinary Shares as of April 25, 2023. The Sponsor agreed to forfeit up to 1,687,500 of its AACT Class B Ordinary Shares to the extent that the underwriter’s over-allotment option was not exercised in full so that the AACT Class B Ordinary Shares would represent, on an as-converted
basis, 20% of AACT’s issued and outstanding shares after the IPO. On April 25, 2023, the underwriters partially exercised the over-allotment option to purchase 5,000,000 AACT Units, resulting in 1,250,000 AACT Class B Ordinary Shares no longer being subject to forfeiture. On June 5, 2023, following the expiration of the remaining over-allotment option, the Sponsor forfeited 437,500 of its remaining AACT Class B Ordinary Shares. On April 22, 2025, the Sponsor converted all of its 12,500,000 AACT Class B Ordinary Shares into Converted AACT Class A Ordinary Shares on a one-for-one
basis.
Pursuant to the letter agreement between AACT, the Sponsor and AACT’s officers and directors entered into in connection with the IPO (the “
Letter Agreement
”), the Sponsor and AACT’s officers and directors agreed not to transfer, assign or sell any of the AACT Class B Ordinary Shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the Closing or the completion of another initial business combination, or (ii) subsequent to the Closing or the completion of another initial business combination, (a) if the last reported sale price of AACT Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Business Combination or another initial business combination, or (b) subsequent to the Business Combination or another initial business combination, the date on which AACT completes a liquidation, merger, share exchange or other similar transaction which results in all of AACT’s shareholders having the right to exchange their AACT Ordinary Shares for cash, securities or other property. However, if the Business Combination closes, this provision of the Letter Agreement will be superseded by the lockup provisions in the Proposed Bylaws. The AACT Insiders (as defined in the Proposed Bylaws) and their respective permitted assigns will agree not to, without the prior written consent of the Kodiak Board, transfer the shares of Kodiak Common Stock received upon conversion of the Converted AACT Class A Ordinary Shares prior to the date that is twelve months after the Closing Date.
Private Placement Warrants
Concurrently with the closing of the IPO, AACT consummated the private placement of 14,300,000 Private Placement Warrants, including 1,000,000 Private Placement Warrants to cover over-allotments, for an aggregate purchase price of $14.3 million in a private placement to the Sponsor. Each Private Placement Warrant is exercisable to purchase one share of AACT Class A Ordinary Shares at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account. If AACT does not complete the Business Combination or an alternate initial business combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares, and the Private Placement Warrants may expire worthless.
Overfunding Loans
On April 25, 2023, concurrently with the closing of the IPO, the Sponsor extended to AACT a non-interest
bearing loan of $4.5 million and an additional
non-interest
bearing loan of $500,000, for an aggregate outstanding principal amount of $5.0 million. The Overfunding Loans will, in the Sponsor’s discretion, either be repaid upon the closing of the Business Combination or another initial business combination or converted into Kodiak Warrants or another post-business combination entity at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. The Overfunding Loans were extended to ensure that the initial amount in the Trust Account was $10.10 per public share. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Overfunding Loans from amounts held in the Trust Account, however, AACT may repay the Overfunding Loans if there are funds available outside the Trust Account. As of March 31, 2025, and December 31, 2024, AACT had $5.0 million outstanding in connection with the Overfunding Loans as reflected in AACT’s balance sheets included in this Proxy Statement/Prospectus.
Working Capital Loan
To finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor has provided AACT with Working Capital Loans (separate from the Overfunding Loans). The Working Capital Loans will, in the Sponsor’s discretion, either be repaid upon the Closing or converted into Kodiak Warrants at a price of $1.00 per warrant (or any combination of repayment or conversion). Any such warrants will be identical to the Private Placement Warrants. If AACT does not complete the Business Combination or another initial business combination, AACT will not repay the Working Capital Loans from amounts held in the Trust Account, and the Trust Account proceeds will be distributed to the Public Shareholders, subject to the limitations described in this proxy statement/prospectus; however, AACT may repay the Working Capital Loans if there are funds available outside the Trust Account to do so. As of date of this proxy statement/prospectus, the Sponsor has provided an aggregate of $1.2 million in Working Capital Loans to AACT. As of March 31, 2025 and December 31, 2024, AACT had no outstanding borrowings under the Working Capital Loans, as reflected for AACT’s balance sheets included in this proxy statement/prospectus.
Administrative Service Fee
On April 20, 2023, AACT agreed to pay the Sponsor, or an affiliate of the Sponsor, a monthly fee of $16,667 for office space, utilities, secretarial support and administrative services. This arrangement will terminate upon completion of the Business Combination or another initial business combination or the distribution of the Trust Account to the Public Shareholders. AACT incurred $50,000 during both the three months ended March 31, 2025 and 2024, and $200,004 and $139,447 during the years ended December 31, 2024 and 2023, respectively, in expenses in connection with such services. These expenses were presented within general and administrative expenses in AACT’s statements of operations included in this proxy statement/prospectus. As of March 31, 2025 and December 31, 2024, AACT had no outstanding balance in accrued expenses in connection with such services as reflected in AACT’s balance sheets included in this proxy statement/prospectus.
Advances from Related Parties
The Sponsor, or an affiliate of the Sponsor, paid certain operating costs on behalf of AACT. These advances are due on demand and are non-interest
bearing. As of March 31, 2025 and December 31, 2024, AACT had $58,590 and $50,221, respectively, outstanding advances owed to such related parties as reflected in AACT’s balance sheets included in this proxy statement/prospectus.
Registration and Shareholder Rights Agreement
AACT has previously entered into a registration and shareholder rights agreement pursuant to which the Sponsor will be entitled to certain registration rights with respect to the Private Placement Warrants, the warrants that may be issuable upon conversion of the Overfunding Loans and the Working Capital Loans and the AACT Class A Ordinary Shares issued or issuable upon exercise of the foregoing and upon conversion of the AACT Class B Ordinary Shares. Additionally, the Sponsor will be entitled upon consummation of a business combination, to nominate three individuals for appointment to the AACT Board, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement. At the Closing, AACT, the Sponsor, certain Legacy Kodiak Securityholders will enter into an A&R Registration Rights Agreement, pursuant to which, among other things, the Sponsor and such Legacy Kodiak Securityholders will be granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to securities of Kodiak that they will hold following the Business Combination. Following the Closing, the Sponsor will no longer be entitled to nomination rights for appointing a director to the Kodiak Board. For additional information, please see the section entitled “
The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement.
”
Advisory Agreement
On April 20, 2023, AACT engaged Ares Management Capital Markets LLC, an affiliate of the Sponsor, to provide consulting and advisory services to AACT in connection with the IPO and an initial business combination. AMCM received an IPO advisory fee of $2.0 million, paid upon the closing of the IPO. Pursuant to its engagement letter with AACT, AMCM is eligible to receive a deferred IPO advisory fee of $3.5 million, payable solely in the event that the AACT completes an initial business combination. Prior to the execution of the Business Combination Agreement, AACT and AMCM agreed to adjust the aggregate amount payable to AMCM as an IPO advisor upon closing of the Business Combination to $2.8 million. Such fees will be reimbursed from a portion of the fees paid to the underwriters of the IPO.
Sponsor Support Agreement
The Sponsor entered into an agreement with AACT and Legacy Kodiak, pursuant to which the Sponsor agreed to, among other things: (i) vote in favor of adoption of the Transaction Proposals; (ii) vote against any Alternative Transaction (as defined in the Business Combination Agreement) and any merger agreement or merger other than the Business Combination Agreement and the Business Combination; and (iii) vote against any change in the business, management or board of directors of AACT (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or ancillary agreements). For additional information, please see the section entitled “
The Business Combination Proposal—Related Agreements—Sponsor Support Agreement.
”
Contribution
On April 16, 2025, the Sponsor agreed to make monthly deposits of $1.0 million directly to AACT’s trust account, up to an aggregate amount of $9.9 million. The Contributions represent $0.02 for each outstanding AACT Class A Ordinary Share, other than the Converted AACT Class A Ordinary Shares held by the Sponsor. The first Contribution was made on April 25, 2025, and additional Contributions will be made on the 25th day of each month following April 25, 2025 (or if such day is not a business day, on the business day immediately preceding such day) until the Maturity Date. As of the date of this proxy statement/prospectus, the Sponsor has made $3.9 million of Contributions. Kodiak will reimburse the Sponsor for the Contributions upon Closing. If the proposed Business Combination does not close, 50% of the Contributions will be an obligation of Legacy Kodiak and 50% will be an obligation of AACT. AACT may use a portion of proceeds held outside the Trust Account to repay the Sponsor for 50% of the Contributions, but no proceeds held in the Trust Account may be used to repay the Sponsor for such amounts. The portion of the Contributions repayable by AACT does not bear any interest and will be repayable by AACT to the Sponsor upon the earlier of the Closing and January 26, 2026, subject to acceleration upon certain circumstances as described in the promissory note entered into by AACT and the Sponsor in connection with the Contributions. Any outstanding principal under such promissory note may be prepaid at any time by AACT, at its election and without penalty.
AACT’s Policy for Approval of Related Party Transactions
The audit committee of the AACT Board operates pursuant to a charter, providing for the review, approval or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to

Item 404 of Regulation
S-K
as promulgated by the SEC, by the audit committee. At its meetings, the audit committee is provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that AACT has already committed to, the business purpose of the transaction, and the benefits of the transaction to AACT and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the audit committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.
Legacy Kodiak Related Party Transactions
Walmart Agreement
On October 3, 2023, Legacy Kodiak entered into a Master Transportation Agreement with
Wal-Mart
Transportation, LLC (“
Walmart
”), as amended on May 28, 2024 and November 14, 2024 (the “
Walmart
Agreement
”). Pursuant to the Walmart Agreement, Legacy Kodiak agreed to provide certain transportation services utilizing its Kodiak Driver-powered trucks to Walmart. For the year ended December 31, 2024, Legacy Kodiak received revenue in the amount of $157,053 pursuant to the Walmart Agreement. James Reed served as Legacy Kodiak’s Chief Operating Officer until February 2024, and currently serves on the Legacy Kodiak Board. Mr. Reed served as the Vice President of Transportation of Walmart until May 2025. As a result, Mr. Reed may be deemed to have an indirect material interest in the Walmart Agreement.
James Reed Officer Compensation
On October 26, 2022, Legacy Kodiak entered into an offer letter with James Reed, whereby Legacy Kodiak offered Mr. Reed a position as its Chief Operating Officer (the “
James Reed Offer Letter
”). Pursuant to the James Reed Offer Letter and in exchange for Mr. Reed’s services, Legacy Kodiak agreed to provide (i) a $250,000 annual salary to Mr. Reed and (ii) a stock option to purchase 4,266,120 shares of Legacy Kodiak’s Common Stock (the “
James Reed Option
”), subject to the terms and conditions of Legacy Kodiak’s 2018 Plan.
On February 12, 2024, Legacy Kodiak and James Reed entered into a Consent to Partial Stock Option Cancellation and Amendment of Vesting Schedule Agreement, pursuant to which (i) James Reed resigned as Chief Operating Officer of Legacy Kodiak and continued to provide services solely as a member of the Legacy Kodiak Board, effective February 2, 2024 (the “
Resignation Date
”), and (ii) in consideration for Mr. Reed’s continued services, the James Reed Option was amended to reduce the number of shares subject to the option to be a total of 1,867,715 shares of Legacy Kodiak Common Stock, of which 1,244,285 shares were considered vested as of the Resignation Date, and 623,430 shares continue to vest, subject to Mr. Reed’s continued service on the Legacy Kodiak Board.
Gerhard Eschelbeck Compensation
Gerhard Eschelbeck, the
father-in-law
of Michael Wiesinger, has served as Legacy Kodiak’s Chief Security Officer since October 2022. Total compensation paid to Mr. Eschelbeck for the year ended December 31, 2022 consisted of base salary, bonus and other benefits totaling $20,833.35 and an option award granted under the 2018 Plan having an aggregate grant date fair value of $239,969.25, which award is subject to certain service-based vesting conditions.
Villa Rica Lease
On February 7, 2023, Legacy Kodiak entered into a Sublease Agreement (the “
Villa Rica Lease
”) with PFJ Southeast LLC (“
PFJ
”). Pursuant to the Villa Rica Lease, in exchange for a monthly fee, Legacy Kodiak rented certain properties from PFJ. For the year ended December 31, 2023, Legacy Kodiak recognized an aggregate rent expense of approximately $125,000 with respect to the Villa Rica Lease. PFJ is a joint venture between Speedway LLC and Pilot Travel Centers, LLC. An affiliate of Pilot Travel Centers LLC had a board designation right during the term of the Villa Rica Lease. As a result, the board members designated by the affiliate of Pilot Travel Centers LLC may be deemed to have an indirect material interest in the Villa Rica Lease.
SAFE Transactions
At various times since January 1, 2022, Legacy Kodiak has entered into SAFEs, each of which contemplates a valuation cap of $500.0 million and a discount rate of 50%, with certain investors, including certain of Legacy Kodiak’s related parties (collectively, the “
SAFE Transactions
”).
The following table sets forth a summary of the SAFE Transactions entered into with related parties:

Investor Name	Date of Transaction	Investment Amount ($)	Related Party
FP Direct Investment LVI LLC	05/10/2023	10,000,000	Ross Kestin(1)
SIP Global Tech Fund I, L.P. (together with SIP Global Tech Opportunity 3 LLC, “ SIP ”)	06/26/2024	1,900,000	SIP(2)
SIP Global Tech Opportunity 3 LLC	06/27/2024	100,000	SIP(2)
Aliya Growth Fund LLC – Series CC (together with its affiliates “ Aliya ”)	06/28/2024	390,000	Ross Kestin(1)
Battery Ventures XII, L.P. (together with Battery Investment Partners XII, LLC, “ Battery Ventures ”)	07/01/2024	1,962,000	Scott Tobin(3)
Battery Investment Partners XII, LLC	07/02/2024	38,000	Scott Tobin(3)
Aliya Growth Fund LLC – Series RR	08/09/2024	2,310,000	Ross Kestin(1)
Battery Ventures XII, L.P.	09/24/2024	2,943,000	Scott Tobin(3)
Battery Investment Partners XII, LLC	09/24/2024	57,000	Scott Tobin(3)
Aliya Growth Fund LLC – Series RR	09/30/2024	2,675,000	Ross Kestin(1)
Aliya Growth Fund LLC – Series RR	02/24/2025	2,500,000	Ross Kestin(1)
Battery Ventures XII, L.P.	02/24/2025	1,471,500	Scott Tobin(3)
Battery Investment Partners XII, LLC	02/24/2025	28,500	Scott Tobin(3)

(1)	Ross Kestin is the Founding Partner and CEO of Aliya and is a former director of the Legacy Kodiak Board.
(2)	SIP holds more than 5% of the outstanding capital stock of Legacy Kodiak and is expected to hold more than 5% of the outstanding capital stock of Kodiak upon the Closing.
(3)	Scott Tobin is Senior Partner at Battery Ventures and serves as a director on the Legacy Kodiak Board.
The terms detailed in the table above reflect the terms for each of the SAFEs after they were amended and restated on February 24, 2025.
Second Lien Loan and Security Agreement
On April 14, 2025, Legacy Kodiak entered into the Second Lien Loan and Security Agreement, pursuant to which Legacy Kodiak has received funding from certain lenders, including certain of Legacy Kodiak’s related parties, and issued Second Lien Loans to such parties convertible into Kodiak Common Stock In connection with the Closing, subject to certain exceptions, the Second Lien Loans will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price.

The following table sets forth a summary of the Second Lien Loan transactions entered into with related parties:

Lender Name	Date of Transaction	Delayed Draw Second Lien Loan ($)	Related Party	Description of the Relationship
Aliya Growth Fund LLC – Series AG	04/14/2025	5,000,000	Ross Kestin	(1)

(1)	Ross Kestin is the Founding Partner and CEO of Aliya and is a former director of the Legacy Kodiak Board.
On June 30, 2025, $4.4 million of the delayed draw Second Lien Loans described above were funded. For a description of the material terms of the Second Lien Loan and Security Agreement, see the section entitled “
Management’s Discussion and Analysis of Legacy Kodiak—Contractual Obligations and Other Commitments
.”
Company Support Agreement
In connection with the entrance into of the Business Combination Agreement, the Legacy Kodiak Support Parties and Don Burnette entered into a Company Support Agreement with Legacy Kodiak and AACT. Among the Legacy Kodiak Support Parties are: (i) Aliya, which is affiliated with Ross Kestin, a former director of the Legacy Kodiak Board; (ii) SIP, which holds more than 5% of the outstanding capital stock of Legacy Kodiak and is expected to hold more than 5% of the outstanding capital stock of Kodiak upon the Closing; (iii) Battery Ventures, which is affiliated with Scott Tobin, a director on the Legacy Kodiak Board; and (iv) Paz Eshel, who holds more than 5% of the outstanding capital stock of Legacy Kodiak and is expected to hold more than 5% of the outstanding capital stock of Kodiak upon the Closing.
For a description of the terms of the Company Support Agreement, please see the section entitled “
The Business Combination Proposal—Related Agreements—Company Support Agreement
.”
Indemnification Agreements
In connection with the consummation of the Business Combination, Kodiak intends to enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements will require Kodiak, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements will also require Kodiak to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. The Proposed Bylaws will also empower Kodiak to purchase insurance on behalf of any person whom Kodiak is required or permitted to indemnify. For additional information related to Kodiak’s indemnification obligations in respect of its directors and officers, see the section entitled “
Description of Kodiak’s Securities—Anti-Takeover Effects of the Proposed Certificate of
Incorporation, the Proposed Bylaws and Certain Provisions of Delaware Law—Limitations on Liability and Indemnification of Officers and Directors.
” Kodiak believes that the indemnification provisions in the Proposed Certificate of Incorporation and Proposed Bylaws, liability insurance and any indemnification agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.
Policies and Procedures for Related Person Transactions
Effective upon the Closing, Kodiak intends to adopt a formal, written policy regarding related person transactions, which will become effective at the Closing. This written policy regarding related person transactions will provide that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. This policy will also provide that a related person means any of Kodiak’s executive officers and directors (including director nominees), in each case at any time since the beginning of Kodiak’s last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. In connection with the Business Combination, the Kodiak Board intends to establish the audit committee of the Kodiak Board (the “
Kodiak Audit Committee
”), which will have the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to this policy, the Kodiak Audit Committee charter that will be in effect in connection with the Closing will provide that the Kodiak Audit Committee shall review and approve or disapprove any related person transactions.
All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

Kodiak delivers
AI-powered autonomy for
tough driving jobs that
keep the world moving.

The Kodiak Driver—our single AI-powered virtual driver—has been designed to address the needs of commercial trucking and the public sector.

Self-driving truck
Building the world's safest driver.
kodiak

kodiak

INFORMATION ABOUT LEGACY KODIAK
Unless the context otherwise requires, all references in this section to “Kodiak,” the “Company,” “we,” “us,” or “our” refer to the business of Legacy Kodiak, as conducted by Legacy Kodiak prior to the consummation of the Business Combination, and to Kodiak and its subsidiaries, including Kodiak OpCo, after the consummation of the Business Combination.
Company Overview
Kodiak is a leading provider of
AI-powered
autonomous vehicle (“
AV
”) technology that is designed to help tackle some of the toughest driving jobs. Our driverless solution can help address the critical problem of safely transporting goods in the face of unprecedented supply chain challenges. We believe that driverless trucks can enhance road safety, improve truck utilization, reduce costs, expand margins for fleet owners, alleviate supply chain pressures and create better jobs for truck drivers.
Kodiak’s vision is to become the trusted world leader in autonomous ground transportation. We are committed to a safer and more efficient future for all through the commercialization of driverless trucking at scale. To that end, we developed the Kodiak Driver, a virtual driver that combines advanced
AI-powered
software with modular and vehicle-agnostic hardware designed to help address our customers’ needs. The Kodiak Driver is a unified AI system powered by multiple parallel neural nets that continuously learns and adapts across domains for efficient, scalable autonomy.
The Kodiak Driver is not just an idea—it is operating without a human driver today. As of June 30, 2025, Kodiak Driver-powered vehicles have logged over 1,900 Cumulative Hours of Paid Driverless Operations and driven over 2.8 million autonomous miles with a safety driver in the cab.
We built the Kodiak Driver with key technological advantages and differentiators that include: (i) our customer-focused design, engineered for maintainability and uptime; (ii) cutting-edge
AI-powered
software; (iii) independence from the high-definition (“
HD
”) maps common in the AV industry; (iv) a common technology platform that is built for scale and adaptable to nearly any modern ground vehicle; and (v) our approach to modular hardware and remote assistance. Notably, we have accomplished this in a highly capital-efficient manner.
We serve customers in both commercial trucking and the public sector. In December 2024, we believe we achieved a historic milestone by becoming the first company to deploy customer-owned and -operated driverless trucks in commercial service. We delivered these driverless trucks to Atlas Energy Solutions (“
Atlas
”), an oil and gas logistics provider which operates these trucks in the oil-rich Permian Basin of West Texas and Eastern New Mexico. Following successful real-world operations and the achievement of key performance milestones, in March 2025, Atlas committed to deploying the Kodiak Driver on 100 Atlas-owned trucks, subject to the terms of the Atlas MSA. Additionally, we work with some of the largest fleets in the United States, including J.B. Hunt, Werner Enterprises, C.R. England and Martin Brower. As of June 30, 2025, our customers have utilized Kodiak-owned autonomous trucks to deliver more than 7,300 revenue generating loads across the southern United States.
The Kodiak Driver is also being utilized in the public sector, where we believe it can support national security initiatives and critical government applications. We have recognized approximately $30 million in revenue under contracts with the U.S. Army to adapt the Kodiak Driver for military vehicles.
We expect to continue to grow our
Driver-as-a-Service
(“
Daas
”) business model, which we launched in December 2024 in connection with our partnership with Atlas, under which our customers are provided with access to the Kodiak Driver on customer-owned and -operated vehicles. Under this model, we generate revenue through either a per-vehicle
or
per-mile
license fee. This flexible approach to pricing is designed to align with our customers’ diverse operational models, while generating predictable, recurring revenue for us. By integrating the Kodiak Driver into customer-owned fleets, we expect to build an asset-light business that can scale with our customers’ growth. We first implemented the DaaS model with Atlas in its industrial domain. Currently, we charge our on-highway
customers a traditional
per-mile
or
per-load
fee to deliver freight on Kodiak-owned autonomous trucks. We plan to transition those customers to our DaaS model once we commence on-highway
driverless operations.
Kodiak was founded by autonomy industry pioneer Don Burnette in 2018. Kodiak’s management team has decades of collective experience across AI, robotics, and AV technology. Our team of over 260 employees brings experience not only in technology but also operations, trucking and defense.
The AV Industry
For decades, AVs remained a fixture of science fiction. Progress was limited until the early 2000s, when the Defense Advanced Research Projects Agency (“
DARPA
”) catalyzed the field through a series of landmark competitions known as the DARPA Grand Challenges.
The DARPA Grand Challenges led to significant advancements in state-of-the-art
sensors, compute and
drive-by-wire
systems necessary to support AVs. Further, breakthroughs in AI and computer vision, powered by increasingly sophisticated graphics processing units (“
GPUs
”), have accelerated autonomy from the laboratory to real-world deployment. In the United States, policymakers, witnessing these advances, have cleared a regulatory path for AV deployment in 24 states as of June 30, 2025.
AV technology is no longer a technology of the future – it is currently being deployed across several economically-critical sectors including commercial trucking, personal transportation, last-mile goods delivery and the public sector, with the public increasingly embracing driverless vehicles. The autonomous trucking sector in particular has recently seen increased customer interest, as the
COVID-19
pandemic highlighted the fragility of supply chains to consumers, policymakers and investors.
Market Opportunity
Trucking is essential to the global economy. In 2023, the global road freight transportation market, which includes light commercial vehicles and heavy commercial vehicles, generated more than $4 trillion in annual revenue.
8
In the United States, the trucking market accounted for over $900 billion in revenue in 2024 and 77% of overall U.S. freight is projected to be delivered by truck by 2035.
9
According to the American Trucking Association (“
ATA
”), the United States trucking industry relied on over five million Class 7 and 8 trucks in 2023, many of which are underutilized due to a variety of factors, including driver availability constraints and increasing regulatory pressure.
10
The public sector represents a large and diverse market, spanning applications from defense to municipal services. Overall, global military truck market spending is expected to reach approximately $28 billion by 2027.
11
Across key markets, including the United States, defense modernization programs are focused on upgrading fleets with advanced technologies, with autonomy playing an increasing role. Deploying autonomous vehicles to perform critical and dangerous tasks has the potential to significantly reduce the risk to troops while enhancing tactical abilities.

8	Verified Market Research, Road Freight Transportation Market Size and Forecast 2023-2031, July 2024.
9	ATA, ATA U.S. Freight Transportation Forecast to 2035, January 2025 (“ ATA Freight Transportation Forecast ”).
10	ATA, American Trucking Trends 2024, September 2024.
11	The Business Research Company, Military Truck Global Market Report 2023, October 2023.

The U.S. trucking industry faces severe, unresolved near- and long-term challenges.
12
We believe driverless trucks represent a unique opportunity to help address these challenges, which include:

•
Safety Risks:
Truck driving is among the most dangerous professions for American workers. In 2023, truck drivers had the seventh highest frequency of fatal accidents among civilian jobs, with long hours, distractions and extreme conditions increasing overall driver risk.
13
From 2021 through 2023, over 15,000 people died in crashes involving large trucks on American roads.
14
These risks are especially acute in remote and industrial settings like the Permian Basin, where from 2018 to 2022, crashes were more than twice as likely to be deadly compared to crashes elsewhere in Texas.
15
Research by the Federal Motor Carrier Safety Administration (“
FMCSA
”) found that more than 85% of large truck crashes from April 2001 to December 2003 occurred due to human error.
16

•
Labor Shortages and Work Force Challenges:
Trucking involves long hours, time away from home and dangerous working conditions contributing to an estimated 60,000 truck driver shortage in 2023.
17
The ATA estimated that between 2021 and 2030, the United States will need to add nearly one million new truck drivers to both replace retiring drivers and meet anticipated freight demand.
18
Additionally, as of 2023, annual driver turnover in large fleets was over 70%
19
, and initiatives like
under-21
pilot programs have struggled to attract young drivers, suggesting that younger workers do not find these jobs appealing.
20

•
Rising Costs and Inefficiencies:
Commercial trucking costs have outpaced inflation in recent years. From 2014 to 2023, overall trucking costs have increased by approximately 33%, with driver wages rising by approximately 68%, and insurance costs, driven largely by safety issues, increasing by approximately 39%.
21
In addition, fuel costs and inefficient driving further increase expenses. These costs compare to approximately 31% cumulative inflation experienced in the United States over the same period.
22

•
Strategic and Operational Pressures:
The demand for rapid freight delivery continues to grow, particularly as consumers shift more of their purchases online. 71% of retailers target next-day
or
same-day
delivery, according to a 2022 report.
23
This shift has further increased demands on the trucking industry.

Our Solution
We believe the Kodiak Driver can help address the systemic challenges facing the trucking industry. We believe the benefits of adopting the Kodiak Driver include:

•
Improved Safety:
The Kodiak Driver is engineered to drive safely. Unlike human drivers, the Kodiak Driver never drives distracted or drowsy or looks at a phone. The Kodiak Driver has capabilities beyond human drivers, including real-time, continuous, near
360-degree
perception and faster-than-human reaction times. Additionally the Kodiak Driver learns in parallel: when one Kodiak Driver-

12	American Transportation Research Institute, An Analysis of the Operational Costs of Trucking: 2024 Update, June 2024 (“ ATRI Report ”).
13	U.S. Bureau of Labor Statistics, Civilian occupations with high fatal work injury rates, 2023, December 2024.
14	U.S. Department of Transportation, Motor Carrier Safety Progress Report Federal Motor Carrier Safety Administration, March 31, 2024 (“ USDOT Safety Report ”).
15	Center for Transportation Safety at the Texas A&M Transportation Institute, Analysis of Crash Data in the Texas Permian Basin, 2024.
16	Federal Motor Carrier Safety Administration, The Large Truck Crash Causation Study—Analysis Brief, July 2007 (“ FMCSA Study ”).
17	Bobby Samuels, The Economic Factors Fueling the Trucker Shortage, Vision Magazine, June 27, 2024.
18	ATA, Driver Shortage Update 2021, October 25, 2021.
19	ATRI Report.
20	U.S. Department of Transportation Federal Motor Carrier Safety Administration, Waivers, Exemptions, and Pilot Programs Annual Report to Congress Fiscal Year 2022, April 2024.
21	ATRI Report.
22	U.S. Bureau of Labor Statistics, CPI Inflation Calculator, May 2025.
23	Retailer Industry Leaders Association and McKinsey & Company, Retail Speaks. Retailer delivery speed goals as of 2022.

powered truck learns something new, all Kodiak Driver-powered trucks become smarter and safer. By reducing exposure to human error and fatigue and providing capabilities beyond what is possible with human drivers, we believe the Kodiak Driver enhances the safety profile of freight operations.

•
Reliable Freight Supply:
The Kodiak Driver is designed to provide consistent and predictable freight movement. We believe driverless trucks will help trucking companies more reliably manage their networks by automating long-haul routes, typically the hardest to recruit for, and improving operational predictability. By supporting the creation of more appealing local and regional driving jobs that allow more drivers to return home each night, we believe driverless trucks can also reduce turnover, simplifying driver management.

•
Increased Utilization and Margins:
We expect the Kodiak Driver will increase truck utilization and lower the cost of operations in our customers’ fleets. Unlike human drivers, which are limited by safety regulations to drive a maximum of 11 hours a day
24
and are estimated to drive an average of only 6.5 hours a day,
25
Kodiak Driver-powered trucks can operate nearly 24/7, stopping to refuel, receive maintenance and pick up and drop off loads. We believe this will allow our customers to meaningfully increase their truck utilization. In addition, AV trucks can optimize fuel use through less truck idling, more efficient routing, fewer non-revenue generating miles, and more consistent driving. We believe these collective improvements will expand our customers’ operating margins.

•
Single Solution for Diverse Environments:
The Kodiak Driver continuously learns across a variety of domains, and our technology benefits from our wide range of operational activities and the collection of diverse data. Our work in the public sector helped us evolve the Kodiak Driver for use in rugged environments. In turn, these learnings were critical to enabling commercial driverless operations with Atlas on the unimproved, industrial roads in the Permian Basin. We believe that the driverless experience we are gaining in the Permian Basin will enable scaling of our on-highway
driverless operations faster and more efficiently.

Why Kodiak is Positioned to Win
AI-Driven
Approach to Ground Autonomy
The Kodiak Driver operates today with AI designed to drive in a wide range of environments. We have implemented AI techniques, such as vision-language models (“
VLMs
”), to assist in the detection of rare events, without explicit training. We believe the Kodiak Driver outperforms the competition because of its multi-sensor perception, scalable and adaptable AI and iterative development with rigorous real-world testing.
Single Technology Platform
Our versatile driverless solution is built for scale, and its ease of integration and maintenance is proven across multiple platforms. Our integrated platform combines advanced
AI-powered
software with modular hardware designed for deployment across a variety of driving environments and use cases. Additionally, our hardware is vehicle-agnostic, subject to certain minimum specifications, allowing us to quickly scale our deployment to align with customer needs.
Strong Customer Traction
We launched driverless operations, and our DaaS business model, with Atlas in December 2024, hauling goods up to 24/7. As of June 30, 2025, we surpassed 1,900 Cumulative Hours of Paid Driverless Operations. In addition, we work with a range of customers, including some of the largest trucking fleets in the United States,

24	Federal Motor Carrier Safety Administration, Summary of Hours of Service Regulation, https://www.fmcsa.dot.gov/regulations/hours-service/summary-hours-service-regulations, last updated March 28, 2022.
25
Goldilocks and the Three Dispatchers: Quantifying the Impact of Dispatcher Management on Truck Driver Performance, https://dspace.mit.edu/bitstream/handle/1721.1/130951/Proctor_Sousa_Jr_project_Goldilocks_and_the_Three_Dispatchers.pdf, June 2021.

such as J.B. Hunt, Werner Enterprises, C.R. England and Martin Brower. Kodiak’s existing customer base has a total fleet size of approximately 115,000 trucks, providing us with a significant opportunity to implement our DaaS model with existing customers.
26
Kodiak Driver-Powered Trucks Generating Revenue
Kodiak Driver-powered driverless trucks are generating revenue today via the DaaS model with Atlas. Today, leading shippers and motor carriers pay us market rates to run freight using Kodiak Driver-powered autonomous trucks. Additionally, many of our customers have enrolled in our Partner Deployment Program (“
PDP
”), which is designed to enable freight carriers to smoothly integrate the Kodiak Driver into their operations, so they can easily transition to driverless operations once we expand our safety case to encompass on-highway
operations, thereby growing our recurring revenue base.
Disciplined Use of Capital
Since our inception, we have focused on deploying capital efficiently. As such, we have consistently prioritized the development and deployment of the Kodiak Driver. Unlike many of our competitors, who design and build expensive ancillary technologies in-house,
we have taken an ecosystem-first approach in collaboration with our suppliers and partners. Our approach allows us to stay on the forefront of the technology frontier, without the expense or increased development time of vertical integration. This has allowed us to deliver major milestones on or ahead of schedule.
Industry-Leading Team with Deep Domain Experience
Our founder, Don Burnette, is an AV pioneer with more than a decade working in autonomous software development. Our team of over 270 people has decades of collective experience in AI, robotics, mobility, operations, trucking and defense. We have over 150 team members focused on product development and continuous improvement complemented by an operations team capable of handling deployments in a variety of environments. Our focus is on hiring highly experienced and talented individuals and empowering them to make an organization-wide impact and supporting them through a strong and collaborative culture. As we scale, we will continue to expand our multi-disciplinary engineering team and buttress their expertise in AI, robotics, computer vision, embedded systems, hardware, machine learning, motion planning, perception, systems and safety engineering and simulation.
We have also assembled the Kodiak Industry Advisory Council which brings together a diverse group of forward-thinking trucking industry leaders who help inform our product development, deployment and community engagement. Their collective expertise helps us to shape AV technology’s impact on the trucking industry and the motoring public.
Our Competitive Advantages
The Kodiak Driver’s technological advantages and unique architecture reflects the experience and expertise of our team. We made key architectural decisions early in our development process enabling us to build robust software and modular, durable hardware in a capital efficient manner.
Our competitive advantages include:

1.	Customer-Focused Design

26
Fleet size data consists of existing customers as reported in (1) Transport Topics, 2024 Essential Financial and Operating Information for the 100 Largest
For-Hire
Carriers in North America and (2) the FMCSA Company Snapshot Report webpage accessed on March 10, 2025 (“
Transport Topics and FMCSA Company Snapshot Report
”). Fleet size includes company-owned,
lease-to-own
and owner-operator tractors.

2.	Cutting-edge AI Powering a Unified Virtual Driver

3.	Independence from HD Maps

4.	Common Technology Platform

5.	Modular Hardware

6.	Assisted Autonomy
Customer-Focused Design
We designed the Kodiak Driver with our customers in mind, leveraging our team’s experience deploying and operating real-world products. Specifically, we focused on the factors that we believe are critical for our customers, such as ease of maintenance, reliability and smooth integration into our customers tools and operations. Our iterative and efficient autonomy development process allows our team to move with agility and speed to address our customers’ needs.
Cutting-edge AI Powering a Unified Virtual Driver
Our cutting-edge virtual driver incorporates advancements in AI and a fundamentals-based sensor-fusion system. The Kodiak Driver can operate in various complex environments such as highways, dirt roads and off-road,
using Kodiak’s Modular Cognitive Architecture to understand the scene. Our neural net framework emphasizes redundancy, end-to-end
learnability, interpretability, generalizability and cross-sensor learning. The flexibility of the Kodiak Driver is based on this data-driven system architecture. Our approach is both modular and verifiable, and it utilizes emerging AI techniques, including VLMs, to easily integrate diverse data streams. Key to our AI is our iterative autonomy development process, which involves a defined testing approach and strong systems engineering, thorough yet cost-efficient validation, advanced simulation and rigorous software system design. The AI models in our proprietary perception and planning systems are trained and continually improved based on the data we collect through multiple sensing modalities, including camera, radar, and LiDAR sensor returns while a Kodiak Driver-powered vehicle is operating, as well as data from an Inertial Measurement Unit, which is incorporated into the Kodiak Driver. Our supervised learning is based on both manually-processed data processed and AI pre-labeling modules. For example, we use publicly available vision language encoders that are available for commercial use. We train our models on GPU cluster infrastructure, either at our own on-premise data center or in cloud-based clusters.
We do not use any third-party data sources in our autonomous system—all of our datasets are proprietary and originate from data we collect while a Kodiak Driver-powered vehicle is operating. This includes data we collect on our own Kodiak Driver-powered trucks, as well as data we collect while operating our DaaS model on customer-owned trucks.
Independence from HD Maps
The Kodiak Driver operates without relying on HD maps that are common in the AV industry. Instead, the Kodiak Driver is designed to see the road, analyze its surroundings, use limited pre-existing information and incorporate real-time perception. We believe this approach better enables the Kodiak Driver to adapt to construction, obstacles and shifting lanes.
Additionally, we believe this approach enhances the Kodiak Driver’s ability to operate in unstructured environments, such as the Permian Basin and military theaters, where maps are difficult, if not impossible, to build and maintain. We believe our independence from HD maps will enable broader scalability and resilience in complex and dynamic environments, giving our trucks the flexibility to navigate across a range of situations and locations.

Common Technology Platform
The Kodiak Driver is a single, common technology platform that is designed to operate across multiple vehicle types and in a variety of driving domains. We have already demonstrated the Kodiak Driver on a number of vehicle types, including Class 8 trucks, Ford
F-150s
and a Textron RIPSAW M3 treaded military vehicle. In addition, this common technology platform allows us to leverage learnings from one domain to the next. Our strategic decisions to expand the Kodiak Driver’s operating domain to highways, surface streets and unimproved roads has created a robust solution that allows us to leverage learnings across driving environments, creating a virtuous technology development cycle.
Modular Hardware
We recognize that truck uptime and efficient maintenance are important for our customers. We designed modular hardware that is easy to service and maintain without the need for specialized technicians. This technology enables our customers to keep their Kodiak Driver-powered trucks up and running. Our focus on meeting these needs is evident in the design of our SensorPods, which are engineered to be replaced in less time than it takes to change a tire.
Assisted Autonomy
The Kodiak Driver is designed to operate across a variety of environments. We have enhanced this capability by developing an end-to-end
service capability, which we call Assisted Autonomy. Assisted Autonomy blends remote support with onboard autonomy to create a solution that enables flexibility and safety. When operating in Assisted Autonomy mode, a driver holding a commercial driver’s license sits at a remote assistance station with intuitive controls including a steering wheel, pedals and brakes to provide guidance to the Kodiak Driver. Assisted Autonomy integrates into the Kodiak Driver’s AI safeguards, and uses redundant, low latency communications to enable safe, high-reliability remote assistance. We developed our Assisted Autonomy system to offer reliable end-to-end
solutions, leading to reduced development costs and additional operational flexibility for our customers, and operate our Assisted Autonomy system in partnership with Vay Technology Inc. (“
Vay
”). Vay’s stations and software tools enable communication with the trucks using multiple redundant communications protocols, offering a more flexible driver-out solution that facilitates broad operational capabilities.
Our Safety Approach
Safety is the foundation of everything we build. It is the driving force behind what we do and why we do it. Building a safe AV is not about using a single approach or achieving a single metric. It is about being comprehensive – identifying reasonably foreseeable risks and building layers of systems and processes to mitigate those risks. This holistic, comprehensive framework, common in safety-critical industries, is called a safety case. We utilize our safety case to provide a structured, evidence-backed argument for why the Kodiak Driver is acceptably safe.

Our safety case enables us to foster confidence among customers, regulators and the general public. To complete our driverless safety case for our initial operating domain, we conducted a comprehensive risk evaluation spanning functional safety, behavioral safety, operational safety, cybersecurity and other areas of focus. The evidence from this effort was then assembled into our safety case structure to support the claim that our system is acceptably safe for driverless operations in our off-highway
operating domain. We are now working to extend our safety case to additional operating environments, including on-highway.
Our Safety Case Pillars

Core to our safety approach is the Probabilistic Risk Assessment (“
PRA
”), a technique pioneered by the nuclear and aerospace industries, to quantify behavioral safety risks. The PRA provides a rigorous, data-driven assessment of risk, supporting a measurable and evidenced-backed path to deployment readiness, while helping to identify the highest-priority areas for development.
The PRA breaks down risks into testable and measurable scenarios, starting broad and progressively narrowing into specific, quantifiable events like “static vehicle-in-lane
exposures per mile.” This structured risk assessment enables a precise evaluation of our autonomy system’s performance under real-world conditions. By pinpointing key sources of risk, the PRA allows us to prioritize development towards the most critical scenarios. As we continuously expand and refine our PRA model, we systematically determine new engineering priorities, ensuring continuous refinement and ongoing safety improvements.
In addition to our safety case framework, we work both individually and with our suppliers to ensure we comply with all applicable FMVSSs and FMCSRs. Furthermore, we have established a strong set of principles, policies and procedures designed to promote safety throughout our organization. We work closely with both federal and state regulators to ensure that they are well informed of our operations and approach and commitment to safety.
Our Solution
The Kodiak Driver
We are focused on delivering a purpose-built,
AI-powered
ground autonomy solution that enables reliable and efficient driverless movement in a wide variety of environments. The Kodiak Driver’s software stack employs an
AI-driven
approach to ground autonomy, utilizing a single AI virtual driver across multiple environments, while the Kodiak Driver’s modular hardware is designed for easy maintenance with minimal training. The Kodiak Driver has demonstrated performance in complex environments with different trailer types and weights.

One Common Technology

AI Behind the Wheel

Modular Hardware Built to Scale

Oversight & Integration Tools

kodiakDriver

Driving Autonomy Across Applications

Oversight and Integration Tools
Kodiak has built oversight and integration tools that allow us to deliver a comprehensive and turnkey AV solution to our customers. This includes Kodiak OnTime, Kodiak’s proprietary suite of support services and tools designed to provide smooth integration with customer operations. Kodiak OnTime integrates the Kodiak Driver with our customers’ management systems, including fleet management, transportation management and yard operations. In addition, Kodiak OnTime enables real-time tracking and status updates, and includes in-field
applications for inspections as well as services to keep trucks moving safely and efficiently. Kodiak’s 24/7 Operations Center gives our operations specialists real-time visibility into every Kodiak Driver-powered truck, supporting efficient and reliable operations.
A Business Model Tailored to Customer Operations
Kodiak offers the Kodiak Driver as a virtual AI driver for a recurring license fee. Integrating the Kodiak Driver into customer-owned vehicles allows us to maintain a more asset-light business model. Under our DaaS model, which we launched in December 2024 in connection with our partnership with Atlas, we charge a per-vehicle
or
per-mile
license fee, depending on which fee structure better fits into our customers’ operations. These license fees cover the use of the Kodiak Driver hardware and software platforms, access to software and routing updates, maintenance of the autonomous system, remote monitoring and assistance and access to Kodiak OnTime and other services.
We believe that integration with our customers’ information management systems through Kodiak OnTime will aid in customer retention, as our customers adapt their processes and tools specifically to incorporate the

Kodiak Driver. We anticipate entering into long-term master service contracts with our customers which will provide for per-truck
or per-mile license fees and terms of three to four years in our commercial trucking business.
We will deliver certain components of our offerings, such as maintenance, hardware financing and insurance, in conjunction with our third-party partner network. We believe that this business model will allow us to scale while maintaining high margins – we succeed as our customers succeed.
Technology
Kodiak’s Self-Driving Software Stack
The Kodiak Driver uses a Modular Cognitive Architecture consisting of several parallel deep neural nets that simultaneously process large amounts of sensor data to perceive and understand the truck’s operating environment and its place within it, classify the objects and actors in its field of view, predict the behavior of those actors, and create and execute a motion plan for where to drive. Our data-driven AI framework emphasizes redundancy, end-to-end
learnability, interpretability, generalizability and cross-sensor learning.
The Kodiak Driver pulls in information from its suite of sensors: cameras, radars and LiDARs. Each of these sensors has strengths and benefits, with overlapping fields of view designed to improve safety. The Kodiak Driver’s
AI-powered
perception system then processes that sensor information, turning raw sensor data into actionable information. Next, the Kodiak Driver uses this information to determine its location, orientation and speed in relation to other objects and actors. It then formulates a motion plan for where to drive, setting both speed and trajectory to establish a safe path. Finally, the Kodiak Driver’s controls layer communicates with the underlying truck, applying the throttle or brakes and turning the wheels, as applicable. This full cycle repeats itself ten times every second.

The Kodiak Driver also utilizes technologies that promote safe and reliable operations even in challenging situations. Kodiak’s proprietary fallback system is designed to enable a Kodiak Driver-powered vehicle to safely and autonomously move over to the side of the road in the event of a truck or system failure, thereby achieving a minimal risk condition. Ten times each second, the Kodiak Driver evaluates the performance of more than 1,000 safety-critical processes and components in both the self-driving stack and the underlying truck platform. Should any of these critical components fall outside the acceptable performance parameters, the Kodiak Driver automatically executes a fallback plan, safely pulling the truck over to the side of the road. This fallback capability is critical for promoting safe operations.
Kodiak’s Hardware Solution
Guided by its ecosystem-first approach, Kodiak has developed differentiated, modular hardware to power its driverless operations. This hardware includes:

3
4
1
2

1. SensorPods
2. Redundant Architecture
3. AI Compute
4. Actuation Control Engine (ACE)

1.
SensorPods
—Kodiak’s proprietary SensorPods are mirror-mounted self-contained modules that contain cameras, radars and LiDARs. With two SensorPods per vehicle, the Kodiak Driver maintains overlapping fields of view. Kodiak’s patent-pending quick-disconnect attachment is designed to maximize uptime and utilization by enabling fast swaps with minimal training.

2.
Redundant Architecture
—Kodiak’s modular driverless hardware platform integrates redundancy into all safety-critical functions, including steering, braking, power and compute. This redundancy ensures the Kodiak Driver can maintain safe and reliable driverless operations, even in the event of a component failure.

3.
AI Compute
—The Kodiak Driver’s AI compute platform includes GPUs optimized for automotive applications and a hardened, military-spec compute designed to withstand the harsh environments where the Kodiak Driver operates.

4.
Actuation Control Engine (“ACE”)
—At the core of our safety architecture is the ACE, a custom-designed computer that manages vehicle actuation independently from the main autonomy system. If any safety-critical component of either the Kodiak Driver or the underlying vehicle platform fails, the ACE steps in to execute a safe fallback maneuver and bring the vehicle to a controlled stop.

Commercialization Strategy
Kodiak’s commercialization strategy has always been focused on meeting our customers’ needs. With a large truck driver shortage, an aging workforce and high turnover rates, our customers have consistently told us that they need a flexible DaaS solution. The DaaS solution is expected to help them supplement their existing workforce, grow their fleet and increase their asset utilization. With customer needs in mind, we first implemented with Atlas in December 2024, and expect to grow, our DaaS revenue model by licensing our solution to commercial trucking and public sector customers. We offer different license fee structures to align with our customers’ preferred driver cost approach, such as per-mile
or
per-vehicle.
This flexibility is critical in providing our customers with a solution that works for them.
This flexible and customer-centric business model is matched by the versatility of the Kodiak Driver to meet the operational needs of our customers. The Kodiak Driver’s underlying common technology platform and independence from HD maps is expected to enable commercialization across different use cases from off-highway
to
on-highway
commercial trucking applications, as well as
off-road
applications in the public sector.
The initial commercial launch of our recurring revenue-generating driverless trucking solution in December 2024 focused on the off-highway
segment. The 24/7 nature of oil and gas wells, the acute driver shortage and safety risks in the Permian Basin, and the remoteness of the environment made the oil and gas logistics market ripe for automation. Next, we plan to commercialize our technology in the on-highway
segment. We have built an extensive autonomous freight network of approximately 23,000 miles that runs across the southern United States. Following the expansion of our safety case to cover the on-highway
operating domain, we plan to launch

our
on-highway
driverless deployment initially in Texas. We believe Texas is an attractive launch market because it is one of the largest freight markets in the United States, and has a generally favorable business and regulatory environment, along with a relatively moderate climate.

In our
on-highway
operations, we are currently operating revenue-generating commercial operations with Kodiak-owned autonomous trucks. Since 2019, we have hauled commercial freight for our extensive customer base and, we currently offer regular service between our Dallas hub and Houston, Oklahoma City and Atlanta. We have also previously operated consistent service between Dallas and San Antonio, and piloted deliveries between California and Florida.
We partner with commercial upfitters to integrate the Kodiak Driver hardware into commercially available trucks, including our recently announced partnership with Roush Industries, Inc., a leading product development supplier serving the mobility, aerospace and defense industries. We believe this upfit-first strategy is the best approach for the current state of the market, which does not yet offer driverless-ready trucks directly from OEMs at scale. Partnering with an upfitter also gives us strategic flexibility to make continuous incremental improvements to the Kodiak Driver hardware as new technologies and techniques become available. In the long run, we believe integrating our technology into truck OEM manufacturing processes will help us achieve additional economies of scale, further reduce the cost of our system and enable significant scale of production.
We believe our customer-centric approach is a key differentiator. Rather than offering a one-size-fits-all
approach, we closely collaborate with our customers through our PDP. We have refined our PDP over several years to ensure the ease of integration of the Kodiak Driver into our customers’ operations. This structured program begins with: (i) assessing the customer’s freight network to identify optimal deployment opportunities; (ii) designing end-to-end
solutions that address customer needs; and (iii) defining operational workflows, including maintenance services and system integrations. This enables us to prove the viability of our technology and our commitment to customer success by hauling customer freight with Kodiak-owned autonomous trucks. As we scale our DaaS model beyond our agreement with Atlas, we expect Kodiak-owned autonomous trucks deployed on behalf of our customers will be replaced by customer-owned trucks powered with the Kodiak Driver.
Our Customers
Commercial Trucking
Our versatile technology supports the automation of a wide range of ground transportation use cases from off-highway
to
on-highway
applications, enabling us to support a broad customer base. Our existing customer base includes Atlas, a leading oil and gas logistics provider, J.B. Hunt, the largest intermodal carrier in the

United States, Werner Enterprises, one of the largest truckload carriers in the United States, C.R. England, one of the largest refrigerated carriers in the United States, and Martin Brower, a global supply chain partner to the world’s leading food brands, including quick service restaurants. Our customers have a total fleet size of approximately 115,000 trucks, giving us significant opportunity to grow even without adding any new customers.
27
Public Sector
We have also built a public-sector focused business and have been working with the Defense Innovation Unit and U.S. Army since October 2022 to deliver an autonomous driving solution. We have also partnered with Textron Systems to leverage its AV technology into a product adapted for and integrated into the RIPSAW M3.
Select Customer Case Studies
The below case studies illustrate the diversified application of our technology and the progression of our commercialization strategy. Other than the U.S. Army, the revenue received under each such commercial arrangement has been immaterial through March 31, 2025.

27	Transport Topics and FMCSA Company Snapshot Report. Fleet size includes company-owned, lease-to-own and owner-operator tractors.

Scaling Driverless Trucks with Atlas Energy Solutions

Atlas Energy Solutions

kodiak
Fountainhead
Powered by kodiak
USDOT 3892646

Kodiak and J.B. Hunt Move Freight Autonomously Between Dallas and Atlanta

J.B. HUNT
J.B. HUNT
BRIDGESTONE
kodiak

WERNER ENTERPRISES

Integrating Autonomy Into Freight Operations

WERNER
WE KEEP AMERICA MOVING
380297
kodiak
11013
WERNER
WERNER
WERNER
WE KEEP AMERICA MOVING

Delivering Military Ground Autonomy with Advanced AI-Powered Software

DEFENSE INNOVATION UNIT

kodiak
Defense

Atlas Energy Solutions
We have partnered with Atlas to launch the first known publicly announced customer-owned and customer-operated driverless trucks in commercial service. In December 2024, Atlas deployed its first Kodiak Driver-powered trucks under the Kodiak DaaS model to transport frac sand from depots to wellsites, which are operating day and night across the Permian Basin. The driverless trucks integrate with Atlas’ Dune Express conveyor system, creating a fully automated, end-to-end
logistics solution. Following successful real-world operations and achievement of key performance milestones, in March 2025, Atlas committed to deploying the Kodiak Driver on 100 Atlas-owned trucks, subject to the terms of the Atlas MSA. The active deployment of Kodiak Driver-powered Atlas trucks demonstrates both the viability and scalability of driverless freight in Atlas’ operating domain and the Kodiak DaaS model.
J.B. Hunt
Beginning in January 2024, we collaborated with J.B. Hunt to integrate autonomous trucks into long-haul freight operations. Together, we launched autonomous freight movements between Dallas and Atlanta—an approximately
15-hour
route where 24/7 operations can significantly improve asset utilization. Under this collaboration, Kodiak Driver-powered autonomous trucks complete middle-mile operations while J.B. Hunt manages first- and last-mile logistics. Together, Kodiak and J.B. Hunt have served major shipper customers, including Bridgestone, demonstrating the ability to deliver freight consistently and safely utilizing the Kodiak Driver to meet the demands of shippers. Pursuant to our active agreement with J.B. Hunt, J.B. Hunt tenders us its customers’ freight for freight hauling services between Dallas to Atlanta using Kodiak-owned, Kodiak Driver-powered autonomous trucks and pays us an agreed upon per mile rate and related accessorial charges. As such, any revenue generated under such arrangements is classified as freight delivery.
Werner Enterprises
We partnered with Werner Enterprises to integrate autonomous trucks into its operations beginning in 2022. Werner has been a key participant in our PDP and has an employee serving on our Industry Advisory Council, providing critical insight into our commercial deployment strategy. Together, we have demonstrated the viability of autonomous freight through continuous operations across freight-dense highways, including Dallas to Atlanta and Dallas to Jacksonville. Pursuant to our active agreement with Werner, Werner tenders us its customers’ freight for freight hauling services between Dallas to Atlanta using Kodiak-owned, Kodiak Driver-powered autonomous trucks and pays us an agreed upon per mile rate and related accessorial charges. As such, any revenue generated under such arrangements is classified as freight delivery.
U.S. Army
We were competitively awarded a contract by the U.S. Army in October 2022 to deliver an autonomous driving solution for military vehicles. Through the Software Acquisition Pathways initiative, we adapted our privately-funded commercial autonomy software for defense applications, integrating it onto a surrogate prototype vehicle. We demonstrated our technology in a series of real-world tests across challenging environments, including mountainous grassland, desert and snowy terrain, validating reliable autonomous navigation in unstructured and off-road
conditions. The modular, scalable autonomy system was adapted for tracked combat vehicles and other Army platforms, contributing to the Army’s broader evaluation of autonomous solutions for future tactical and logistics missions. While our contract with the Army is still effective, there are no current deliverables under the contract to be completed. The contracting vehicle may be used for other work we may put under contract prior to its expiration, which is currently set for October 21, 2025.
Textron Systems
We established a strategic partnership with Textron Systems to adapt and integrate the Kodiak Driver into Textron Systems’ military ground vehicles. In 2024, the collaboration achieved a major milestone with the integration of the Kodiak Driver onto the Textron Systems RIPSAW M3, a rugged, uncrewed treaded vehicle.

This successful proof of concept highlighted the versatility of the Kodiak Driver across vehicle types—a key capability for defense applications. The partnership leverages Textron’s legacy in military vehicle manufacturing and our AI innovation to deliver mission-ready solutions that improve soldier safety and enhance operational readiness. We do not currently generate any revenue under our partnership with Textron Systems. The agreement with Textron Systems was a technology collaboration agreement under which we and Textron Systems demonstrated the ease of integration of our autonomy system onto Textron Systems’ Ripsaw M3 and to showcase the capabilities of the Kodiak Driver-powered Textron Systems vehicle. Under the collaboration agreement, each party bore its own costs and neither party received any payments.
Competition
We believe our main competitors are other AV technology developers, particularly those who focus on commercial trucking and the public sector.
The principal competitive success factors in AVs for commercial trucking and the public sector, include:

•	market reputation;

•	safety and reliability;

•	technology quality;

•	team quality;

•	go-to-market approach;

•	commercial traction;

•	capital efficiency; and

•	intellectual property portfolio.
We believe we compare favorably to our competitors on most, if not all, of these categories, due to our demonstrated commercial traction, differentiated technology, strong safety culture and experienced team.
Our Growth Strategy
We plan to continue to build on our position as a leading AV technology provider through further commercialization and scaling of our commercial deployments and the continued development of the Kodiak Driver.
Domestic Expansion
Since our inception, we have focused on building a solution that solves customer pain points and easily integrates into our customers’ existing networks. We launched our driverless solution in the Permian Basin in West Texas and Eastern New Mexico with Atlas in December 2024 and expect our deployment with them to scale in 2025 and beyond. In addition, we plan to launch driverless highway operations in the second half of 2026 in the southern United States, following the completion of key systems and safety engineering work required to validate the expansion of our safety case to encompass on-highway
operations. We will then aim to strategically grow our geographic footprint to freight lanes across the country. We expect to expand nationwide over the course of the decade to meet the demands of our customers and as we validate our technology in additional operating environments.
We also see opportunities in the public sector, particularly given the DoD’s increasing preference for commercial off-the-shelf
technologies, rather than home-grown or defense-specific solutions. The DoD has stated that it views autonomous technologies as a priority area for investment, particularly as a means of maintaining combat superiority against adversaries that can field greater manpower.

International Expansion
While we are focusing our commercial operations in the United States in the near term, we expect to expand to key international markets that share certain similarities with the United States such as labor shortages, supportive regulatory environments and comparable roadway environments. We expect these jurisdictions may initially include Australia, Canada and Europe, subject to ongoing customer and prospective customer discussions, market analysis and trade policy considerations. Additionally, we see public sector opportunities with allied militaries in Europe, given instability in the region.
Intellectual Property
Our success and competitive advantage depend in part upon our ability to develop and protect our core technology and intellectual property. We own a portfolio of intellectual property, including patents and patent applications, trademarks, domain registrations, confidential technical information including trade secrets, technical data, curated data sets and expertise in the development of software and hardware for AVs.
We have filed applications and paid certain fees to register and maintain our patents and trademarks, to secure and protect our intellectual rights and defend against third parties who may infringe on our intellectual property rights. We also rely on trade secrets to protect our AI model architecture, design and manufacturing know-how
and individual model structures and model parameters that have been developed within our proprietary perception, mapping, planning and control systems with curated data structures. Additionally, we take commercially reasonable steps designed to secure and protect our intellectual property rights, including through agreements with our commercial partners, supply-chain vendors, employees and consultants, and by maintaining our software in an access-controlled proprietary cloud environment.
As of June 30, 2025, we own over 120 patents and pending patent applications, including filings in U.S. and foreign jurisdictions. In addition, we have two registered U.S. trademarks and one registered foreign trademark. Our patents and patent applications cover a broad range of technologies relevant to self-driving vehicles across different operating domains, including long-haul trucking, industrial and public sector related domains.
Regulatory Landscape
There is currently no comprehensive federal regulatory framework governing the deployment of driverless trucks. We are able to operate our driverless trucking business today as regulators continue to work towards developing regulatory frameworks specifically for AV deployment.
At the state level, the regulatory landscape continues to evolve. As of June 30, 2025, 24 states have enacted legislation explicitly permitting the deployment of driverless trucks. Critical freight corridors, including the I-10 and I-20 corridors stretching from Arizona to Georgia and Florida, are located in states with supportive legal frameworks in place. This has enabled us to pursue and expand our operations across key commercial routes critical to long-haul trucking. While California currently does not allow for AV truck deployment, in April 2025, the state launched a rulemaking process that we expect to lead to regulations allowing for driverless truck deployment.
While these state laws differ, they generally allow for driverless deployment, so long as vehicles are able to follow the rules of the road and are able to achieve minimal risk conditions. Differences in requirements, such as first responder interaction protocols and insurance standards, create compliance complexities.
At the federal level, the USDOT, through both the NHTSA and the FMCSA, continues to study and issue guidance related to autonomous vehicles. Both agencies have devoted considerable resources to understanding how automation will change roadway operations and safety. Secretary of Transportation Sean Duffy has pledged to create a federal framework for AV deployment, and in April 2025, the USDOT released the first installment of that framework. While this framework represents meaningful progress, current federal regulations largely rely on existing authorities. This includes 2018’s AV 3.0 guidance, which specifically states that “Going forward FMCSA regulations will no longer assume that the commercial motor vehicle driver is always a human or that a human is necessarily present onboard a commercial vehicle during its operation.”
29
In the United States, manufacturers must self-certify that their vehicles comply with the FMVSSs, promulgated by NHTSA. Companies such as Kodiak self-certify continued compliance with the FMVSSs, while NHTSA retains authority to oversee safety through its defect and recall powers. Further, we and our customers must comply with FMCSRs regarding the safe operation of commercial vehicles.
Moreover, in July 2021, NHTSA issued Standing General Order 2021-01 (“
SGO
”), which requires AV companies to report any crash that “results or allegedly results in any property damage, injury, or fatality.” This SGO has been amended twice in the ensuing years, most recently in April 2025. NHTSA both posts this data on a publicly available portal and uses it to identify potential safety defects that may necessitate a recall under the Vehicle Safety Act.
We play a central role in educational and advocacy efforts related to AV deployment. We belong to numerous industry associations and trade groups, including the Autonomous Vehicle Industry Association, the ATA, Partners for AV Education, the Consumer Technology Association, the Permian Road Safety Coalition, the Commercial Vehicle Safety Alliance and more. At a state and local level, we belong to over a half dozen state trucking associations and has engaged closely with state and local regulators to educate them about the opportunity for AV trucking to improve safety and grow the economy. We co-chair the Freight Subcommittee of the Texas Connected and Autonomous Vehicle Task Force and have twice testified before the Texas House Transportation Committee. We will continue to work closely with federal and state policymakers to strengthen an already robust regulatory picture and deploy our technology.
As the regulatory environment continues to advance, our business may need to evolve accordingly. For example, additional state-level requirements or new federal standards could require operational or technical adjustments. We proactively engage with policymakers and regulators to help ensure the regulatory frameworks support safe and scalable autonomous deployment. We are hopeful that in the near future, USDOT will issue additional regulations that will create further regulatory certainty for the AV industry, and the U.S. Congress will pass a federal legislative framework for AVs.
Corporate Social Responsibilities and Sustainability
Driving is dangerous. According to a 2007 FMCSA report, more than 85% of large truck crashes from April 2001 to December 2003 in the United States were caused by human error.
30
Further, according to the USDOT, from 2021 to 2023, large truck crashes led to more than 15,000 deaths in the United States.
31
We believe these numbers are unacceptable, and that AV technology can play a role in reducing them. The Kodiak Driver is designed to not speed and cannot get distracted or drive drowsy. We believe that the Kodiak Driver will help to create safer roadways.
Safety
We have a deep commitment to making driving safer. Delivering on this commitment is central to how we aim to make a positive contribution to our communities and our country. Safety is the foundation of everything we do at Kodiak. It is a responsibility that we take seriously and has been a key focus of the company since day one. We also firmly believe that safety requires a team approach, and we have worked closely with federal and state regulators, law enforcement and our industry partners to ensure that our vehicles are fundamentally safe. This commitment is also paramount in our public sector business, where we are helping to remove service members from harm’s way in some of the most dangerous jobs in the U.S. military.

29	U.S. Department of Transportation, Preparing for the Future of Transportation—Automated Vehicles 3.0, 2018.
30	FMCSA Study.
31	USDOT Safety Report.

Sustainability
We believe that autonomous trucks will help improve fuel efficiency, through less idling, more efficient routing, fewer non-revenue
producing miles and more efficient driving. We believe these improvements will facilitate reduced customer emissions, while lowering operating costs for our customers.
Strong Company Culture
Kodiak’s team members are the collective force that drive innovation and organizational excellence. Kodiak has established a clear purpose that employees, partners and customers identify with and are passionate about. This fosters a collaborative environment that we believe delivers personal and professional satisfaction. By focusing on employee engagement, collaboration, accountability and overall fulfillment, Kodiak is able to attract and retain top talent, which we believe creates a high-performance culture. This in turn allows the company to leverage the talent and knowledge of its workforce, contributing to our overall momentum and success.
We’re strongly driven by our company values:

•	Safety —Safety first and always. Reinforce safe choices as a community. Behave responsibly.

•	Integrity —Seek the truth, especially when it’s inconvenient. Speak with passion, but respect diverse points of view to move towards execution.

•	Innovation —Focus, efficiency and elegance. Learn from experience. Implement breakthrough solutions to solve meaningful problems.

•	Teamwork —Seek out best-in-class collaborators. Embrace the strength of different perspectives-across teammates, customers and the motoring public.

•	Trust and Accountability —Deliver smooth experiences wherever possible. Build trust through action. Be consistently and constantly accountable.
Employees
As of June 30, 2025, we had 271 full-time employees and one part-time employee. None of our employees are represented by a labor union, and we consider our employee relations to be in good standing. To date, we have not experienced any work stoppages.
Facilities
Our corporate headquarters is in Mountain View, California, where we lease approximately 34,000 square feet of office and industrial space pursuant to leases that expire between 2026 and 2027. Our Mountain View facilities contain R&D, operations and back-office functions. We lease approximately 75,000 square feet of office and industrial space in Lancaster, Texas that expires in 2031. Our Lancaster facility mainly contains operations with some back-office and R&D functions. We have leases with two third-party data centers—one in Santa Clara, California and one in Dallas, Texas. Our industrial operations are in Odessa, Texas where we lease over 18,000 square feet of industrial/warehouse space pursuant to a lease that expires in 2031.
We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Future litigation may be necessary or warranted to defend ourselves or our partners or to establish or assert our rights. The results of any current or future legal proceedings or litigation cannot be predicted with certainty and regardless of the outcome, legal proceedings or litigation can have an adverse impact on us, including because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LEGACY KODIAK
The following discussion and analysis of our financial condition and results of operations should be read together with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and Legacy Kodiak’s audited financial statements, unaudited condensed financial statements and related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis are set forth elsewhere in this proxy statement/prospectus, including information with respect to Kodiak’s plans and strategy for Kodiak’s business and related financing, and includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section of this proxy statement/prospectus entitled “Risk Factors—Risks Related to Legacy Kodiak,” Kodiak’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Throughout this section, unless otherwise noted or the context otherwise requires, “Kodiak,” “we,” “us,” “our”, and “its” refer to Legacy Kodiak prior to the Business Combination and Kodiak and its subsidiaries following the Business Combination.
Overview
Kodiak is a leading provider of
AI-powered
autonomous vehicle (“
AV
”) technology that is addressing the needs of the commercial trucking industry and the public sector. Our driverless solution can help address the critical problem of safely transporting goods in the face of unprecedented supply chain challenges. We believe that driverless trucks can enhance road safety, improve truck utilization, reduce costs, expand margins for fleet owners, alleviate supply chain pressures and create better jobs for truck drivers.
We serve customers in both commercial trucking and the public sector. In December 2024, we launched our driverless solution, which we refer to as the Kodiak Driver. We believe the launch of the Kodiak Driver represents the first customer-owned and -operated driverless trucks in commercial service. In addition, our customers have utilized Kodiak-owned driverless trucks to deliver revenue generating loads across the southern United States. As of June 30, 2025, Kodiak Driver-powered vehicles have logged over 1,900 Cumulative Hours of Paid Driverless Operations. In the public sector, we believe the Kodiak Driver can support national security initiatives and critical government applications.
We expect to continue to operate using a
Driver-as-a-Service
(“
DaaS
”) business model, which launched in December 2024 with our partnership with Atlas, under which our customers will be provided with access to the Kodiak Driver on customer-owned and -operated vehicles. Under this model, we generate revenue through either a per-vehicle
or
per-mile
license fee. This flexible approach is designed to align with our customers’ diverse operational models, while building predictable recurring revenue for us. By integrating the Kodiak Driver into customer-owned fleets, we expect to build an asset-light business that scales with our customers’ growth.
Recent Developments
The Business Combination
On April 14, 2025, we entered into the Business Combination Agreement with AACT and Merger Sub, pursuant to which Merger Sub will merge with and into us, with Legacy Kodiak being the surviving corporation and continuing as a direct wholly-owned subsidiary of Kodiak. The consummation of the Business Combination Agreement is conditioned upon the satisfaction or written waiver, where permissible, by the parties to the Business Combination Agreement of certain customary closing conditions.
Pursuant to the Business Combination Agreement, in exchange for our outstanding equity interests, Legacy Kodiak Securityholders will receive the Aggregate Consideration, which is equal to, in the aggregate, a number of shares of Kodiak Common Stock that is approximately equal to the quotient obtained by dividing (x) the Base

Purchase Price by (y) the Redemption Price, subject to adjustment in limited circumstances as set forth in the Business Combination Agreement. In addition, Legacy Kodiak Securityholders will receive or be eligible to receive, on a pro rata basis, up to an aggregate of 75,000,000 Earn Out Securities subject to the satisfaction of certain milestones, and for Earn Out RSUs, certain service-based vesting conditions. Our outstanding Legacy Kodiak Options and Legacy Kodiak Warrants will convert to Exchanged Kodiak Options and Kodiak Warrants at the Closing. For further details, see the section entitled “
The Business Combination Proposal—The Business Combination Agreement—Business Combination Consideration
.”
Concurrent with the execution of the Business Combination Agreement, AACT entered into the PIPE Subscription Agreements with certain PIPE Investors. Under the terms of the PIPE Subscription Agreements, the PIPE Investors agreed, subject to the terms and conditions set forth in the PIPE Subscription Agreements, and following the Domestication, to subscribe for PIPE Stock. As of July 17, 2025, PIPE Investors had subscribed for $60.0 million of PIPE Stock. The base purchase price per share for the PIPE Stock will equal the Redemption Price, subject to adjustment such that the purchase price per share will be 90% of the Redemption Price for any PIPE Investor that subscribes for $50.0 million or more of PIPE Stock. The closing of the PIPE Investment is conditioned upon, among other things, the completion or concurrent consummation of the Business Combination.
Prior to the execution of the Business Combination Agreement, certain institutional and accredited investors provided an aggregate principal amount of $23.7 million of financing to us in the form of SAFEs, including $10.0 million from the Sponsor Affiliate Investor. In addition, concurrently with the execution of the Business Combination Agreement, certain institutional and accredited investors entered into the Second Lien Loan and Security Agreement with us to provide an aggregate principal amount of $28.3 million of financing in the form of Second Lien Loans, including $20.0 million from the Sponsor Affiliate Investor. In connection with entering the Second Lien Loan and Security Agreement, and immediately prior to the execution and delivery of the Business Combination Agreement, the Sponsor Affiliate Investor exchanged its $10.0 million SAFE for such Second Lien Loans, which are referred to as the Exchanged SAFE Loan. In connection with the Closing, all Second Lien Loans other than the Exchanged SAFE Loan will automatically convert into Second Lien Conversion Shares and will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. The Exchanged SAFE Loan will, at the Sponsor Affiliate Investor’s option, convert into Second Lien Conversion Shares at a price based on the Second Lien Conversion Price prior to Closing, along with the rest of the Second Lien Loans.
For more information regarding the expected accounting treatment for the Business Combination and the related considerations, please see “
The Business Combination Proposal—Expected Accounting Treatment of the Business Combination
.”
We expect to use the net proceeds from the Business Combination primarily to support Kodiak’s growth initiatives. In preparation for becoming a public company, Kodiak has hired, and will need to continue to hire, additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We also expect to incur additional expenses as a public company for, among other things, incremental directors’ and officers’ liability insurance, director compensation and additional internal and external accounting, legal and administrative resources.
Key Factors Affecting our Results
We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “
Risk Factors
—
Risks Related to Legacy Kodiak
.”
Evolution of Business Model
Our business model has evolved and will continue to evolve in parallel with the growth of our business. Initially, our revenue was generated by transporting commercial freight using Kodiak-owned autonomous trucks and from our work with the U.S. Army. This approach allowed us to refine the Kodiak Driver, demonstrate commercial viability, grow our customer base and establish a freight network spanning approximately 23,000 miles across the southern United States and demonstrate the viability of the Kodiak Driver across multiple operating domains.
Under our DaaS model, which we launched in December 2024 with Atlas, our customers own and operate Kodiak Driver-powered trucks, and Kodiak provides the autonomy system, regular software updates, systems integrations, remote monitoring and operational and remote support. Under the DaaS model, revenue is generated on a recurring subscription basis, either through a per-vehicle
or a
per-mile
license fee structure, with mileage minimums, where applicable. The DaaS model is designed to scale efficiently, support diverse customer operations, and establish recurring revenue streams while helping minimize our capital expenditures.
As we expand deployments under the DaaS model, we expect a shift in our cost structure to an asset-light business model. Historically, we primarily used Kodiak-owned trucks in our operations. We expect to continue to own and operate a limited fleet of trucks to support continued development of the Kodiak Driver and continued business development efforts. In the near term, we expect our costs will continue to reflect the use of Kodiak-owned trucks. Over time, we expect customer-owned vehicles will represent a larger share of the deployed fleet, supporting a leaner, more capital-efficient and increasingly asset-light operating model. We also anticipate a shift in capital allocation, moving from an initial focus on technology development toward scaling operations. Future investments will increasingly focus on deployment growth and operational integration. As we grow, we expect to benefit from economies of scale driven by operational efficiencies and continued platform refinement.
Commercialization
We launched our DaaS business in December 2024 with Atlas, and as of June 30, 2025, have surpassed 1,900 Cumulative Hours of Paid Driverless Operations. We anticipate scaling our deployment with Atlas over the course of 2025 and beyond. We are also exploring opportunities among additional customers that operate in remote, unstructured environments similar to the Permian Basin. Like Atlas, these customers face acute driver recruitment issues and 24/7 operational requirements, presenting attractive growth and profitability opportunities. We additionally see an opportunity to expand our work on unimproved roads internationally, in similarly-well suited markets such as Australia and Canada.
We also continue to prepare our commercial trucking customers for our DaaS business model through our Partner Deployment Program (“
PDP
”) as we work to expand our safety case to interstate highways and seek to grow in the over $900 billion U.S. trucking market.
30
We see our customer base as a competitive advantage with: our existing customer base having an aggregate fleet size of approximately 115,000 trucks.
31
We also see increasing tailwinds in the public sector market, as defense modernization programs increasingly focus on upgrading vehicle fleets with advanced technologies. The U.S. Department of Defense is increasingly prioritizing adapting commercial, off-the-shelf
AI technologies for defense purposes, which creates opportunities for dual-use
developers like Kodiak. Additionally, allied European nations are ramping up investment in ground vehicles in response to instability in the region.
We anticipate that Kodiak will scale our DaaS deployment to tens of trucks in 2025, hundreds of trucks in 2026, and thousands of trucks in 2027 and beyond. Kodiak’s ability to achieve those goals, as well as profitability, depends on our ability to meet both technical and commercial milestones and the need to scale our deployments with existing customers and attract new customers. Delays in our deployment timelines could result in Kodiak failing to achieve revenue and profitability targets. We intend to pursue additional commercial trucking and public sector partnerships as we scale our DaaS business model. If our assumptions about our commercial or technical development are overly optimistic, or if we are unable to successfully commercialize the Kodiak Driver, we may fail to generate operating cash flow or achieve profitability. A failure to meet our

30	ATA Freight Transportation Forecast.
31	Transport Topics and FMCSA Company Snapshot Report. Fleet size includes company-owned, lease-to-own and owner-operator tractors.

technical or commercial milestones may lead to unanticipated delays or cost overruns, which could in turn adversely impact margins and cash flows.
Economies of Scale, Sales and Marketing, & Competition
We believe that our DaaS model, where we charge our customers a per-truck
or
per-mile
license fee, will enable us to achieve strong margin profiles at scale. Our future performance will depend on our ability to both deliver these high margins, including both revenue expansion and cost control measures, as well as scale our deployments beyond Atlas to higher volumes. Our approach allows us to focus on developing our core Kodiak Driver technologies while leveraging third-party ecosystem partnerships to ensure capital efficiency.
As we scale our DaaS model, we aim to transition our customers away from delivering freight on Kodiak-owned and -operated trucks to customer-owned and -operated trucks. We anticipate achieving additional economies of scale as we grow our deployments. We expect that these economies of scale will come from both increased efficiency and component cost reductions, as both we and our suppliers improve production efficiency. Achievement of this scale depends on our ability to transition our PDP customers to the DaaS model within our expected time frame.
While we expect to achieve and maintain strong margins on the Kodiak Driver, additional competition in AV technologies may negatively impact pricing, margins, and market share. This may lead to pricing pressure and lower margins that negatively impact operating results. However, we believe our capital efficient approach gives us a competitive advantage in terms of ensuring margins and unit economics. If we do not generate the margins we expect upon commercialization of our DaaS model, we may be required to raise additional debt or equity capital, which may not be available on acceptable terms or at all.
Regulatory Landscape
While there is currently no comprehensive federal regulatory framework governing the deployment of driverless trucks, we are able to operate our driverless trucking business today under existing regulation and related guidance. Many states support driverless deployment either through legislation or regulatory guidance, though different states have different requirements, such as first responder interaction protocols and insurance standards, which create compliance complexities.
As the regulatory environment related to driverless technologies advances, our business will need to continue to evolve accordingly. For example, additional state-level requirements or new federal standards could require operational or technical adjustments. We proactively engage with policymakers and regulators to help ensure the regulatory frameworks support safe and scalable driverless deployment.
Global Economic Conditions
Unfavorable economic conditions in the United States and globally may adversely impact our business growth and operating results. Macroeconomic factors such as inflation, higher interest rates, tariffs, banking disruptions, geopolitical tensions and conflicts in Ukraine and the Middle East have contributed to increased economic uncertainty and market volatility. Recent policy actions by the U.S. government, including changes to trade policy, tariffs on key imports and shifts in industrial and environmental regulations, may further impact global supply chains and business investment decisions. These effects may not be fully reflected in our financial performance until future periods. Additionally, adverse conditions could limit our ability to secure financing on acceptable terms, or at all. Ongoing geopolitical instability and related sanctions may further disrupt global financial markets, including in the United States, potentially resulting in a material impact on our operations.
Key Operating Metrics
We monitor the following key operating metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and financial projections and make strategic decisions.

Cumulative Hours of Paid Driverless Operations
We believe this metric is an important measure of the progress of the commercialization of our technology. We define Cumulative Hours of Paid Driverless Operations as the aggregate number of logged hours when the Kodiak Driver is actively engaged without a safety driver in the vehicle, and we are being paid by our customers.
This metric is critical to assessing the maturity, reliability and scalability of the Kodiak Driver. Growth in Cumulative Hours of Paid Driverless Operations indicates increasing driverless operational performance, customer adoption and commercial readiness.
In December 2024, we commenced tracking Cumulative Hours of Paid Driverless Operations following the initial delivery of the Kodiak Driver-powered trucks to Atlas. As of December 31, 2024, we had logged 17 Cumulative Hours of Paid Driverless Operations. As of June 30, 2025, we have surpassed 1,900 Cumulative Hours of Paid Driverless Operations.
Customer-Owned Driverless Vehicles
We believe that Customer-Owned Driverless Vehicles is an important measure of the unit growth rate of our business. We expect growth in this metric to signal customer adoption of our DaaS model and future revenue expansion. We define Customer-Owned Driverless Vehicles as the number of customer-owned driverless vehicles with a then-current license for the Kodiak Driver during the applicable period.
This metric reflects commercial adoption, operational scaling and our ability to deliver autonomous vehicles capable of operating without a safety driver. As of each of December 31, 2024 and March 31, 2025, our customers had two Customer-Owned Driverless Vehicles. As of June 30, 2025, our customers had five Customer-Owned Driverless Vehicles.
Components of Results of Operations
Basis of Presentation
Our financial statements are prepared in accordance with GAAP. We conduct business through one operating and reportable segment. See Note 2 of our audited financial statements for the years ended December 31, 2024 and 2023 and unaudited condensed financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this proxy statement/prospectus, for more information on the basis of our presentation.
Revenues
We generate revenues from: (i) providing DaaS to customers; (ii) delivering freight via Kodiak-owned autonomous trucks powered by the Kodiak Driver; and (iii) demonstrating and providing ground autonomy solutions to the U.S. Army. Public sector contracts, and associated revenue, particularly those with the DoD and the U.S. Army, can be episodic in nature and difficult to predict from period-to-period.
As we scale our DaaS business model beyond Atlas, we expect revenue under such arrangements to increase relative to other historical components of revenue.
Operating Expenses
Our operating expenses consist of research and development, general and administrative, truck and freight operations and sales and marketing.
Research and Development
Research and development costs are expensed as incurred and consist primarily of personnel costs, hardware and electrical engineering prototyping, cloud computing and storage, third-party software licenses, including simulation, data labeling and third-party design services.

We expect our research and development expenses to continue to increase for the foreseeable future as we advance our innovation efforts, expand into new operational domains and enhance solutions leveraging our proprietary technology.
General and Administrative
General and administrative costs consist primarily of personnel costs, facilities rent, insurance payments, fees for professional services, including external accounting and legal advisors, and other general and administrative expenses.
We expect our general and administrative expenses to continue to increase for the foreseeable future to support our additional headcount, driven by expanding operations and as a result of operating as a public company. These increased costs primarily relate to legal, audit, accounting, regulatory and tax-related
services associated with maintaining compliance with exchange listing and SEC requirements, incremental director and officer insurance costs, investor and public relations costs and other expenses that we did not incur as a private company.
Truck and Freight Operations
Truck and freight operations costs consist primarily of personnel costs, truck-related operational costs and DaaS operational infrastructure costs, including remote and on-site
support and the depreciation of deployed Kodiak Driver hardware.
We expect our truck and freight operations costs to continue to increase due to the expansion of our testing and deployment with new and existing customers and to support our geographic expansion.
Sales and Marketing
Sales and marketing costs consist primarily of personnel costs and sales-related, branding and public relations activities. We expect our sales and marketing expenses to continue to increase to support the expected growth in our commercial operations.
Interest Expense
Interest expense consists primarily of interest expenses incurred on our debt obligations.
Interest Income and Other, Net
Interest income and other, net consists primarily of interest income on our cash equivalents.
Change in Fair Value of Simple Agreements for Future Equity (“SAFEs”)
Change in fair value of SAFEs relates to the remeasurement of our SAFEs each reporting period, with changes in fair value recorded in our results of operations.
Change in Fair Value of Redeemable Convertible Preferred Stock Warrant Liabilities
Change in fair value of redeemable convertible preferred stock warrant liabilities relates to the remeasurement of our preferred stock warrants each reporting period, with changes in fair value recorded in our results of operations.

Results of Operations
Three Months Ended March 31, 2025 compared to Three Months Ended March 31, 2024
Our results of operations for the periods indicated are summarized in the table below (in thousands):

	Three Months Ended March 31,
	2025	2024	$ Change	% Change
Revenues	$1,471	$422	$1,049	249%
Operating expenses:
Research and development	10,134	9,332	802	9%
General and administrative	5,125	5,341	(216)	(4)%
Truck and freight operations	4,005	1,997	2,008	101%
Sales and marketing	806	795	11	1%

Total operating expenses	20,070	17,465	2,605	15%

Loss from operations	(18,599)	(17,043)	(1,556)	9%
Other (expenses) income:
Interest expense	(1,264)	(1,346)	82	(6)%
Interest income and other, net	169	286	(117)	(41)%
Change in fair value of simple agreements for future equity	(108,375)	—	(108,375)	N/M
Change in fair value of redeemable convertible preferred stock warrant liabilities	(115)	107	(222)	(207)%

Net loss before income taxes	$(128,184)	$(17,996)	$(110,188)	612%

N/M	= not meaningful
Revenues
Revenues increased by $1.0 million, or 249%, to $1.5 million for the three months ended March 31, 2025 from $0.4 million for the three months ended March 31, 2024. The increase was primarily driven by a $1.0 million increase in the revenue recognized related to ground autonomy solutions and pursuant to our contract with the U.S. Army, which represented 68% of our revenue for the three months ended March 31, 2025.
Research and Development
Research and development expenses increased by $0.8 million, or 9%, to $10.1 million for the three months ended March 31, 2025 from $9.3 million for the three months ended March 31, 2024. The increase was primarily driven by $0.9 million as it related to the timing of costs recognized pursuant to our contract with the U.S Army, $0.6 million in higher third-party software license costs and $0.2 million in increased headcount expenses. These increases were partially offset by $0.7 million in capitalized headcount costs related to Kodiak Driver hardware assembly and a $0.4 million reduction in prototyping hardware spend.
General and Administrative
General and administrative expenses decreased by $0.2 million, or 4%, to $5.1 million for the three months ended March 31, 2025 from $5.3 million for the three months ended March 31, 2024. The decrease was driven by lower leasehold improvements amortization due to assets that became fully amortized during the year ended December 31, 2024.

Truck and Freight Operations
Truck and freight operations expenses increased by $2.0 million, or 101%, to $4.0 million for the three months ended March 31, 2025 from $2.0 million for the three months ended March 31, 2024. The increase was primarily driven by $1.2 million in higher headcount costs related to remote monitoring and on-site
support and $0.5 million in increased operational infrastructure costs, both costs related to the support of DaaS operations.
Interest Expense
Interest expense decreased by $0.1 million, or 6%, to $1.3 million for the three months ended March 31, 2025 from $1.3 million for the three months ended March 31, 2024. The decrease was primarily driven by our lower debt obligations as of March 31, 2025.
Interest Income and Other, Net
Interest income and other, net decreased by $0.1 million, or 41%, to $0.2 million for the three months ended March 31, 2025 from $0.3 million for the three months ended March 31, 2024. The decrease was primarily driven by lower interest rates on our cash and cash equivalent balances during the three months ended March 31, 2025.
Change in Fair Value of Simple Agreements for Future Equity
Change in fair value of SAFEs was $108.4 million for the three months ended March 31, 2025, compared to $0 for the three months ended March 31, 2024. Our aggregate purchase price of SAFEs outstanding was $76.9 million and $10.0 million as of March 31, 2025 and 2024, respectively. The change in fair value was related to changes in the underlying assumptions and primarily driven by the increased probability of a liquidity event as of March 31, 2025.
Change in Fair Value of Redeemable Convertible Preferred Stock Warrant Liabilities
Change in fair value of redeemable convertible preferred stock warrant liabilities decreased by $0.2 million, or 207%, to a $0.1 million loss for the three months ended March 31, 2025 from a $0.1 million gain for the three months ended March 31, 2024. The decrease was a result of changes to the underlying assumptions used in the valuation model.

Year Ended December 31, 2024 compared to Year Ended December 31, 2023
Our results of operations for the periods indicated are summarized in the table below (in thousands):

	Year Ended December 31,
	2024	2023	$ Change	% Change
Revenues	$14,933	$16,946	$(2,013)	(12)%
Operating expenses:
Research and development	43,436	39,469	3,967	10%
General and administrative	20,999	20,305	694	3%
Truck and freight operations	9,013	7,662	1,351	18%
Sales and marketing	3,204	3,359	(155)	(5)%

Total operating expenses	76,652	70,795	5,857	8%

Loss from operations	(61,719)	(53,849)	(7,870)	15%
Other (expenses) income:
Interest expense	(4,951)	(5,407)	456	(8)%
Interest income and other, net	895	2,194	(1,299)	(59)%
Change in fair value of simple agreements for future equity	(4,109)	—	(4,109)	N/M
Change in fair value of redeemable convertible preferred stock warrant liabilities	426	126	300	238%

Net loss before income taxes	$(69,458)	$(56,936)	$(12,522)	22%

N/M	= not meaningful
Revenues
Revenues decreased by $2.0 million, or 12%, to $14.9 million for the year ended December 31, 2024 from $16.9 million for the year ended December 31, 2023. The decrease was primarily driven by a $1.8 million decrease in the revenue recognized related to ground autonomy solutions and pursuant to our contracts with the U.S. Army, which represented 89% of our revenues in each of the years ended December 31, 2024 and 2023.
Research and Development
Research and development expenses increased by $4.0 million, or 10%, to $43.4 million for the year ended December 31, 2024 from $39.5 million for the year ended December 31, 2023. The increase was primarily driven by additional headcount costs of $2.9 million, as well as an increased investment of $0.9 million in software tools to support our artificial intelligence and machine learning efforts, including simulation.
General and Administrative
General and administrative expenses increased by $0.7 million, or 3%, to $21.0 million for the year ended December 31, 2024 from $20.3 million for the year ended December 31, 2023. The increase was primarily driven by an expansion of our office footprint.
Truck and Freight Operations
Truck and freight operations expenses increased by $1.4 million, or 18%, to $9.0 million for the year ended December 31, 2024 from $7.7 million for the year ended December 31, 2023. The increase was primarily driven by additional headcount costs in support of our deployment of the DaaS solution, including remote monitoring and support personnel of $1.0 million and additional truck operation costs of $0.2 million.

Sales and Marketing
Sales and marketing expenses decreased by $0.2 million, or 5%, to $3.2 million for the year ended December 31, 2024 from $3.4 million for the year ended December 31, 2023. The decrease was primarily driven by lower spend on marketing events and programs of $0.4 million, partially offset by $0.2 million of increased headcount costs.
Interest Expense
Interest expense decreased by $0.5 million, or 8%, to $5.0 million for the year ended December 31, 2024 from $5.4 million for the year ended December 31, 2023. The decrease was primarily driven by our lower debt obligation at the end of 2024 together with a decrease in the variable rate on one of our debt obligations.
Interest Income and Other, Net
Interest income and other, net decreased by $1.3 million, or 59%, to $0.9 million for the year ended December 31, 2024 from $2.2 million for the year ended December 31, 2023. The decrease was primarily driven by a lower balance of cash and cash equivalents during 2024.
Change in Fair Value of SAFEs
Change in fair value of SAFEs was $4.1 million for the year ended December 31, 2024, compared to $0.0 million for the year ended December 31, 2023. We entered into SAFEs for an aggregate purchase price of $45.2 million in 2024. The change in fair value related to these SAFEs as well as the $10.0 million SAFE we entered into in 2023.
Change in Fair Value of Redeemable Convertible Preferred Stock Warrant Liabilities
Change in fair value of redeemable convertible preferred stock warrant liabilities increased by $0.3 million to $0.4 million for the year ended December 31, 2024, from $0.1 million for the year ended December 31, 2023. The increase was a result of changes in the underlying assumptions used in the valuation model.
Liquidity and Capital Resources
Sources of Liquidity
Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations and other commitments. We assess liquidity in terms of our cash flows from operations and their sufficiency to fund our operating and investing activities.
For the three months ended March 31, 2025, we incurred a net loss of $128.2 million. For the years ended December 31, 2024 and 2023, we incurred net losses of $69.5 million and $56.9 million, respectively. We expect to incur additional losses and increased expenses in future periods as we continue to scale our business, invest in research and development efforts, increase employee headcount and incur additional expenses associated with being a public company.
We expect our capital expenditures and working capital requirements to increase as we scale our business and our commercialization efforts and become a public company. Achieving future profitability will depend on our ability to scale our DaaS business, grow our customer base and deployments, manage our expenses, and otherwise successfully execute our business and marketing strategy, obtain adequate financing to fund our business plan and hire and retain appropriate personnel. To date, we have financed our operations primarily from sales of redeemable convertible preferred stock, SAFEs, cash flows from operations and borrowings under our debt facilities. Following the consummation of the Business Combination, we expect to initially finance our operations with the cash on hand from the Closing and, in the future, may seek additional equity or debt financing to support our continued operations and growth.
Assuming no redemptions, we expect that our cash on hand will be sufficient to meet our capital requirements for at least one year from the Closing. Although PIPE Investors have subscribed for $60.0 million of PIPE Stock and we expect that the PIPE Investment will increase to $100.0 million, the amount of cash on hand following the Business Combination is uncertain because we cannot predict the amount of redemptions by Public Shareholders in connection with the closing of the Business Combination or the amount of the PIPE Investment. If the net cash proceeds from the Business Combination are less than expected, there are material changes to our business conditions or other developments, including unanticipated delays in the development and commercialization of the Kodiak Driver, supply chain and tariff related challenges, competitive pressures and adverse regulatory developments, we may not have sufficient liquidity to meet our capital requirements and fund our operating plan. If we do not have sufficient cash to fund our operating plan, we may be required to seek additional funding through debt or equity offerings, reduce our research and development initiatives, reduce our growth plans or liquidate our assets. To the extent any or all of these events were to occur, our business, operating results, financial condition and prospects may be materially and adversely affected.
Cash Flows
Three Months Ended March 31, 2025 compared to Three Months Ended March 31, 2024
Our cash flows for the periods indicated are summarized in the table below (in thousands):

	Three Months Ended March 31,
	2025	2024
Net cash (used in) provided by:
Operating activities	$(16,506)	$(9,010)
Investing activities	(2,320)	(107)
Financing activities	19,784	(533)

Net change in cash and cash equivalents and restricted cash	$958	$(9,650)

Operating Activities
Net cash used in operating activities for the three months ended March 31, 2025 was $16.5 million and consisted of a net loss of $128.2 million and a $26 thousand change in our operating assets and liabilities, partially offset by $111.7 million in non-cash
adjustments.
Non-cash
adjustments primarily consisted of $108.4 million increase in the fair value of SAFEs, $1.9 million in stock-based compensation, $0.5 million in depreciation and amortization and $0.4 million in non-cash
lease expense. The change in our operating assets and liabilities was primarily due to a $0.8 million decrease in our accounts payable and accrued expenses and other current liabilities due to the timing of payments and a $0.4 million decrease in operating lease liabilities, partially offset by a $1.1 million decrease in our account receivables related to our contract with the U.S. Army.
Net cash used in operating activities for the three months ended March 31, 2024 was $9.0 million and consisted of a net loss of $18.0 million, partially offset by a $6.0 million change in our operating assets and liabilities and $3.0 million in non-cash
adjustments.
Non-cash
adjustments primarily consisted of $1.2 million in depreciation and amortization, $1.1 million in stock-based compensation and $0.6 million in non-cash
lease expense. The change in our operating assets and liabilities was primarily due to an increase of $7.5 million in our accrued expenses and other current liabilities due to the timing of payments, partially offset by a $1.4 million increase in prepaid expenses and other current assets due to timing of payments and a $0.5 million decrease in operating lease liabilities.

Investing Activities
Net cash used in investing activities for the three months ended March 31, 2025 was $2.3 million and related to purchases of property and equipment.
Net cash used in investing activities for the three months ended March 31, 2024 was $0.1 million and related to purchases of property and equipment.
Financing Activities
Net cash provided by financing activities for the three months ended March 31, 2025 was $19.8 million and consisted of $21.7 million in proceeds from the issuance of SAFEs and $0.4 million from exercise of stock options, partially offset by $2.2 million for the repayment of debt obligations.
Net cash used in financing activities for the three months ended March 31, 2024 was $0.5 million and primarily related to the repayment of debt obligations.
Year Ended December 31, 2024 compared to Year Ended December 31, 2023
Our cash flows for the periods indicated are summarized in the table below (in thousands):

	Year Ended December 31,
	2024	2023
Net cash (used in) provided by:
Operating activities	$(50,961)	$(43,842)
Investing activities	(3,212)	17,278
Financing activities	43,126	12,029

Net change in cash and cash equivalents and restricted cash	$(11,047)	$(14,535)

Operating Activities
Net cash used in operating activities for the year ended December 31, 2024 was $51.0 million and consisted of a net loss of $69.5 million, partially offset by $16.1 million in non-cash
adjustments and a $2.4 million change in our operating assets and liabilities.
Non-cash
adjustments primarily consisted of $5.6 million in stock-based compensation, $4.6 million in depreciation and amortization, $4.1 million in change in fair value of SAFEs and $1.8 million in non-cash
lease expense. The change in our operating assets and liabilities was primarily due to an increase of $5.1 million in our accrued expenses and other current liabilities due to the timing of payments, partially offset by a $1.8 million decrease in operating lease liabilities and a $1.0 million increase in our account receivables due to timing.
Net cash used in operating activities for the year ended December 31, 2023 was $43.8 million and consisted of a net loss of $56.9 million, partially offset by $11.4 million in non-cash
adjustments and a $1.7 million change in our operating assets and liabilities.
Non-cash
adjustments primarily consisted of $5.4 million in stock-based compensation, $4.1 million in depreciation and amortization and $2.2 million in noncash lease expense, partially offset by $0.9 million on accretion of discount on marketable securities. The change in our operating assets and liabilities was primarily due to an increase of $3.8 million in our accrued expenses and other current liabilities due to the timing of payments, partially offset by a $2.2 million decrease in operating lease liabilities.
Investing Activities
Net cash used in investing activities for the year ended December 31, 2024 was $3.2 million and primarily related to purchases of property and equipment.

Net cash provided by investing activities for the year ended December 31, 2023 was $17.3 million and consisted of $51.0 million in maturities of marketable securities, partially offset by $30.5 million in purchases of marketable securities and $3.3 million in purchases of property and equipment.
Financing Activities
Net cash provided by financing activities for the year ended December 31, 2024 was $43.1 million and primarily consisted of $45.2 million in proceeds from the issuance of SAFEs, partially offset by $2.2 million for the repayment of debt obligations.
Net cash provided by financing activities for the year ended December 31, 2023 was $12.0 million and primarily consisted of $10.0 million in proceeds from the issuance of a SAFE and $3.7 million in proceeds from the issuance of debt, partially offset by $1.9 million for the repayment of debt obligations.
Contractual Obligations and Other Commitments
Debt Agreements
2022 Credit Facility
In September 2022, we entered into a venture loan and security agreement (the “
2022 Credit Facility
”) with an affiliate of Horizon Technology Finance Corporation to borrow secured term loans of up to an aggregate principal amount of $30.0 million. The 2022 Credit Facility was amended in June 2024 to revise the repayment schedule and include our intellectual property as part of the collateral securing the 2022 Credit Facility. The 2022 Credit Facility was further amended in February 2025 to permit the Business Combination and related transactions.
As of March 31, 2025, we had outstanding term loans under the 2022 Credit Facility in an aggregate principal amount of $28.3 million. Outstanding loans accrue interest at an annual rate of the prime rate plus 5.50%. An aggregate of $13.3 million, plus accrued and unpaid interest, is payable in monthly installments during the remaining nine months in 2025, and an aggregate of $15.0 million, plus accrued and unpaid interest, is payable in monthly installments during the period from January 1, 2026 to April 1, 2026. A final payment of $1.2 million is due at maturity on April 1, 2026.
2022 Equipment Financing
In July 2022, we entered into a financing agreement with a lender to borrow up to $10.0 million as secured equipment line advances (the “
2022 Equipment Facility
”). As of March 31, 2025, we had outstanding debt under the 2022 Equipment Facility in an aggregate principal amount of $3.5 million at an interest rate ranging from approximately 6.00% to 7.00%, of which $1.6 million is due during the remaining nine months in 2025, and $1.9 million is due during the period from January 1, 2026 to March 1, 2028. The 2022 Equipment Facility matures on March 1, 2028.
2025 Second Lien Credit Facility
As discussed above, in April 2025, Kodiak entered into the Second Lien Loan and Security Agreement with the Sponsor Affiliate Investor and other lenders to borrow Second Lien Loans of up to an aggregate principal amount of $38.3 million which amounts consisted of $23.3 million in initial term loans, $5.0 million in delayed draw Second Lien Loans and the $10.0 million Exchanged SAFE Loan. In June 2025, $4.4 million of the delayed draw Second Lien Loans were funded. The Second Lien Loans carry a prime plus 9.00% per annum interest rate, subject to a minimum rate of 13.75%, which interest is paid in kind and capitalized. Other than the Exchanged SAFE Loan, borrowings under the Second Lien Loan and Security Agreement will automatically convert immediately prior to the consummation of the Business Combination into Second Lien Conversion Shares, which will subsequently convert into shares of Kodiak Common Stock. The number of shares of Kodiak Common

Stock ultimately received upon conversion of the Second Lien Loans shall be based on the Second Lien Conversion Price. If the Sponsor Affiliate Investor elects to convert the Exchanged SAFE Loan at Closing, the Exchanged SAFE Loan will convert on the same terms as the other Second Lien Loans. To the extent the holder of the Exchanged SAFE Loan does not convert the Exchanged SAFE Loan in connection with the Business Combination, such borrowings will remain outstanding after the consummation of the Business Combination in accordance with the terms of the Second Lien Loan and Security Agreement.
Each of our credit facilities contains a number of customary affirmative and negative covenants. Among other things, those covenants limit or restrict our ability to: incur additional indebtedness, including guaranty obligations; incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; make payments on or modify the terms of certain existing indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses with respect to our intellectual property; and change our line of business, in each case, subject to certain limited exceptions. As of March 31, 2025, we were in compliance with all covenants under our debt agreements.
See Note 7 to our audited financial statements and Note 5 to our unaudited condensed financial statements included elsewhere in this proxy statement/prospectus for additional information regarding our debt agreements.
Other Commitments
Our other cash requirements greater than a
one-year
period as of March 31, 2025 were related to leases and certain purchase commitments with our service providers.
Our operating lease arrangements are related to facilities located in Mountain View, California, as well as in Lancaster and Odessa, Texas, under non-cancellable
agreements expiring at various dates through 2031. As of March 31, 2025, the total undiscounted future lease payments under our operating leases were $9.1 million.
We may enter into purchase commitments with our service providers. As of March 31, 2025, the total purchase commitments under such vendor agreements were $10.8 million.
See Note 6 and Note 9 to our audited financial statements for the years ended December 31, 2024 and 2023, respectively, and Note 7 in our unaudited condensed financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this proxy statement/prospectus for additional information regarding our other commitments.
Emerging Growth Company Status
We expect to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We expect to remain an emerging growth company until the earlier of (1) the last day of the year (i) following April 4, 2028, which is the fifth anniversary of the effective date of AACT’s IPO registration statement, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates
equals or exceeds $700.0 million as of the prior June 30, or (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period.
Following the consummation of the Business Combination, we expect to elect to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. We expect to elect to continue to utilize the extended transition period. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. The JOBS Act does not preclude an emerging growth company from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. We expect to use the extended transition period for any other new or revised accounting standards during the period in which we remain an emerging growth company.
Critical Accounting Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
Revenue Recognition
Kodiak generates revenue from licensing the Kodiak Driver to its customers under its DaaS model, the delivery of freight via its own Kodiak Driver-powered trucks and the provision of services to the U.S. Army to automate ground vehicles. Kodiak recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration it expects to receive for those goods or services. Kodiak applies the following five-step revenue recognition model in accounting for its revenue arrangements:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when, or as, the performance obligations are satisfied.
Our performance obligations for our initial revenues have primarily been satisfied upon a point in time when control is transferred to our customers.

Our management may be required to exercise considerable judgment in estimating revenue to be recognized. Judgment is required in identifying performance obligations and whether there are multiple promises that should be a combined performance obligation. Generally, our performance obligations consist of either a single distinct good or service, or a combination of goods or services that are bundled together and accounted for as a single performance obligation when they are not separately identifiable. Additionally, evaluating how control is transferred, when or as performance obligations are satisfied can require significant judgment.
Stock-Based Compensation
We estimate the fair value of stock options granted under our equity incentive plan on the grant date using the Black-Scholes option pricing model, which requires us to make a number of assumptions. See Note 13 of our audited financial statements for the years ended December 31, 2024 and 2023 for a complete discussion of our stock-based compensation plans. The grant-date fair value of stock-based awards is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards.
The Black-Scholes option pricing model requires the use of subjective assumptions to determine the fair value of stock-based awards including:

•
Fair Value of Common Stock –
As there is no public market for Kodiak’s common stock, management and/or the board of directors has determined the fair market value of our common stock at the time of grant by considering a number of objective and subjective factors, including valuations of comparable companies, sales of redeemable convertible preferred stock to unrelated third parties, operating and financial performance, lack of liquidity of capital stock and general and industry-specific economic outlook, amongst other factors.

•
Expected Term
– The expected term represents the period that Kodiak’s stock-based awards are expected to be outstanding and is determined using the simplified method. The simplified method calculates the expected term as the average of the time-to-vesting
and the contractual life of the award.

•
Expected Volatility –
As there is no trading history for Kodiak’s common stock, we have determined expected volatility based on the average volatility for publicly traded companies that Kodiak considers to be comparable, over a period equal to the expected term assumption. Comparable companies are chosen based on their similar size, stage in the life cycle or industry.

•
Risk-Free Interest Rate –
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of award.

•	Expected Dividend – The expected dividend yield assumption is zero as we have never paid and have no plans to pay dividends on our common stock in the foreseeable future.
These assumptions involve inherent uncertainties and the application of significant judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our stock-based compensation expense could be materially different.
Valuation of Financial Instruments
We have issued certain financial instruments, such as redeemable convertible preferred stock warrant liabilities and SAFEs that require (i) a higher degree of judgment in estimating their fair values as of each reporting period and (ii) the use of valuation models that are dependent on management estimates and assumptions, primarily related to expected volatility, expected term, probabilities of triggering events, discount rates and risk-free
interest rates. Generally, expected volatility is determined based on the historical equity volatility of comparable companies over a period that matches the expected term of the instrument. The expected term is based on the contractual term or management’s best estimate based on the timing of certain events. The probability of a triggering event is based on management’s best estimate of the events occurring. The discount interest rate is generally based on the rate implied by the transaction as well as comparable companies and the risk-free interest rate is based on relevant U.S. Treasury rates for a period that matches the expected term of the instrument. If actual results are not consistent with our estimates or assumptions, the valuations underlying the issued financial instruments could be materially different.
Recent Accounting Pronouncements
See Note 2 to our audited financial statements and our unaudited condensed financial statements included elsewhere in this proxy statement/prospectus for more information about recent accounting pronouncements that may potentially have an impact on our financial position, results of operations or cash flows.

EXECUTIVE AND DIRECTOR COMPENSATION OF KODIAK
Throughout this section, unless otherwise noted, “we,” “us,” “our,” the “Company,” “our board of directors” and similar terms refer to Legacy Kodiak prior to the consummation of the Business Combination, and to Kodiak after the consummation of the Business Combination.
This section provides an overview of our executive compensation programs for the executive officers who are named in the “Named Executive Officers Summary Compensation Table” below, including a narrative description of the material factors necessary to understand the information disclosed therein. We are considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, our reporting obligations extend only to the individuals serving as our CEO and our two other most highly compensated executive officers.
Our board of directors, with input from our CEO, has historically determined the compensation for our named executive officers. For the fiscal year ended December 31, 2024, our named executive officers were:

•	Don Burnette—Chief Executive Officer

•	Andreas Wendel—Chief Technology Officer

•	Michael Wiesinger—Chief Operating Officer
Each of Messrs. Burnette, Wendel and Wiesinger will continue to serve in the same capacities after the closing of the Business Combination.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Kodiak adopts in advance of or following the Closing could vary significantly from Legacy Kodiak’s historical practices and currently planned programs summarized in this discussion.
Named Executive Officers Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the fiscal year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Total ($)
Don Burnette Chief Executive Officer	2024	325,000	—	65,000	390,000
Andreas Wendel Chief Technology Officer	2024	350,000	309,960	140,000	799,960
Michael Wiesinger Chief Operating Officer	2024	294,365	486,797	73,530	854,692

(1)
Amounts reported represent the aggregate grant date fair value of stock options granted to each named executive officer in fiscal 2024 computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC Topic 718, Compensation—Stock Compensation (“
ASC 718
”), excluding the effect of any estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 13 to our audited consolidated financial statements included in this proxy statement/prospectus.

(2)	Represents cash bonuses earned by the named executive officers pursuant to the Company’s Incentive Bonus Plan for 2024 performance.
Narrative Disclosure to Named Executive Officers Summary Compensation Table
For 2024, the compensation program for our named executive officers consisted of base salary and incentive compensation in the form of bonuses and stock option awards.

Base Salary
Base salaries are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.
Cash Bonus
Our named executive officers are each eligible for an annual bonus under the Company’s Incentive Bonus Plan (the “
Bonus Plan
”). Pursuant to the terms of the Bonus Plan, bonuses for our named executive officers are targeted at a specified percentage of their salary for the year. For the year ended December 31, 2024, the annual bonus target for Don Burnette and Michael Wiesinger was 20% of base salary and the annual bonus target for Andreas Wendel was 40% of base salary. Based on achievement, Mr. Wieseinger’s earned annual bonus for 2024 was 25% of base salary, and the other named executive officers earned annual bonuses for 2024 equal to the target bonus amount. Annual bonuses under the Bonus Plan are paid solely at the discretion of our board of directors, based on the Company’s performance and performance of the named executive officer in 2024.
Stock Option Awards
We have historically granted stock options under our 2018 Plan to our employees, consultants, and directors, including certain of our named executive officers. In order to provide a long-term incentive, these stock options generally vest over four years subject to continued service. We did not grant any equity awards to Mr. Burnette in 2024. Vesting terms of stock options granted to our named executive officers that were outstanding as of December 31, 2024 are set forth in the “Outstanding Equity Awards at Fiscal 2024 Year End” table below.
2018 Equity Incentive Plan
Our 2018 Plan was approved by our stockholders and adopted by our board of directors in April 2018.
Our 2018 Plan allows us to grant incentive stock options, within the meaning of Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock awards and restricted stock units (each, an “
award
” and the recipient of such award, a “
participant
”) to eligible employees, directors, officers and consultants of the Company and any of its parent or subsidiary. It is expected that as of one business day prior to the Closing, our 2018 Plan will be terminated and we will not grant any additional awards under our 2018 Plan thereafter. However, our 2018 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under our 2018 Plan.
As of April 30, 2025, we had stock options covering 73,419,508 shares of Legacy Kodiak Common Stock.
Plan Administration
. Our 2018 Plan is administered by our board of directors or one or more committees appointed by our board of directors. Different committees may administer our 2018 Plan with respect to different service providers. The administrator has all authority and discretion necessary or appropriate to administer our 2018 Plan and to control its operation, including the authority to construe and interpret the terms of our 2018 Plan and the awards granted under our 2018 Plan. The administrator’s decisions are final and binding on all participants and any other persons holding awards.
The administrator’s powers include the power to institute an exchange program under which: (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type or cash; (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator; or (iii) the exercise price of an outstanding award is increased or reduced. The administrator’s powers also include the power to prescribe, amend and rescind rules and regulations relating to our 2018 Plan, to modify or amend each award and to make all other determinations deemed necessary or advisable for administering our 2018 Plan.
Eligibility
. Employees, officers, directors and consultants of the Company or its parent or subsidiary companies are eligible to receive awards, provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and do not directly promote or maintain a market for our securities, in each case, within the meaning of Form
S-8
promulgated under the U.S. securities laws. Only our employees or employees of our parent or subsidiary companies are eligible to receive incentive stock options.
Stock Options
. Stock options have been granted under our 2018 Plan. Subject to the provisions of our 2018 Plan, the administrator determines the term of an option, the number of shares and the class of shares subject to an option, and the time period in which an option may be exercised. The term of an option is stated in the applicable award agreement, but the term of an option may not exceed 10 years from the grant date. The administrator determines the exercise price of options, which generally may not be less than 100% of the fair market value of Legacy Kodiak Common Stock on the grant date, unless expressly determined in writing by the administrator on the option’s grant date. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of our classes of stock or of any of our parent or subsidiary may have a term of no longer than 5 years from the grant date and will have an exercise price of at least 110% of the fair market value of Legacy Kodiak Common Stock on the grant date. In addition, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of our plans and any of our parent or subsidiary) exceeds $100,000, such options will be treated as non-statutory stock options. The administrator determines how a participant may pay the exercise price of an option, and the permissible methods are generally set forth in the applicable award agreement. If a participant’s status as a “service provider” (as defined in our 2018 Plan) terminates, that participant may exercise the vested portion of his or her option for the period of time stated in the applicable award agreement. Vested options generally will remain exercisable for 30 days or such longer period of time as set forth in the applicable award agreement if a participant’s status as a service provider terminates for a reason other than death or disability. If a participant’s status as a service provider terminates due to death or disability, vested options generally will remain exercisable for six months from the date of termination (or such other longer period as set forth in the applicable award agreement). In no event will an option remain exercisable beyond its original term. If a participant does not exercise his or her option within the time specified in the award agreement, the option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for an option.
Restricted Stock
. Restricted stock has been granted under our 2018 Plan. Subject to the terms and conditions of our 2018 Plan and the individual award agreement, the administrator determines the terms and conditions of the restricted stock awards, including the vesting criteria, which, depending on the extent to which the criteria are met, will determine the number of awards that will be paid to a participant. The administrator may set vesting criteria based on the achievement of Company-wide, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Upon meeting the applicable vesting criteria, a participant holding a restricted stock award is entitled to receive a payout as determined by the administrator. At any time after the grant of such awards, the administrator may, in its sole discretion, reduce or waive any vesting criteria that must be met to receive a payout. Payment of earned restricted stock awards will be made as soon as practicable after the date(s) determined by the administrator and set forth in the award agreement. Earned restricted stock awards generally will be settled in shares of Legacy Kodiak Common stock unless otherwise determined by the administrator in accordance with our 2018 Plan.
Non-transferability
of Awards
. Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner other than by will or by the laws of descent and distribution. In addition, during an applicable participant’s lifetime, only that participant may exercise their award. If the administrator makes an award transferable, such award may only be transferred (i) by will, (ii) by the laws of descent and distribution or (iii) as permitted by Rule 701 of the Securities Act.
Certain Adjustments
. If there is a dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, repurchase, exchange of shares or our other securities or other change in our corporate structure affecting the shares, the administrator will make proportionate adjustments to the number and type of shares that may be delivered under our 2018 Plan or the number, type and price of shares covered by each outstanding award. The administrator’s determination regarding such adjustments will be final, binding and conclusive.
Dissolution or Liquidation
. In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.
Merger and Change of Control
. In the event of a merger with or into another corporation or entity or a “change in control” (as defined in our 2018 Plan), each outstanding award will be treated as the administrator determines, including that: (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds or all awards of the same type, similarly. If a successor corporation does not assume or substitute an equivalent award for any outstanding award (or a portion of such award), in a merger or “change in control” (as defined in our 2018 Plan) then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
Amendment and Termination
. Our board of directors may, at any time, terminate or amend our 2018 Plan in any respect, including amendment of any form of award agreement or instrument to be executed pursuant to our 2018 Plan. To the extent necessary and desirable to comply with applicable laws, we will obtain stockholder approval of any amendment to our 2018 Plan. No amendment or alteration of our 2018 Plan will impair the rights of a participant, unless mutually agreed otherwise between the participant and the administrator in writing. As noted above, it is expected that as of one business day prior to the Closing, our 2018 Plan will be terminated, and we will not grant any additional awards under our 2018 Plan thereafter.

Kodiak 2025 Equity Incentive Plan
For a description of the 2025 EIP, see the section entitled “
The Incentive Plan Proposal
.”
Kodiak 2025 Employee Stock Purchase Plan
For a description of the ESPP, see the section entitled “
The Employee Stock Purchase Plan Proposal
.”
Outstanding Equity Awards at Fiscal 2024 Year End
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2024:

	Option Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) (2)	Option Expiration Date
Andreas Wendel (3)	04/21/2021	202,380	—	0.23	04/20/2031
Andreas Wendel (4)	02/09/2022	4,979,623	1,659,875	0.45	02/08/2032
Andreas Wendel (5)	08/21/2024	—	999,872	0.31	08/20/2034
Michael Wiesinger (6)	12/23/2021	463,494	154,498	0.45	12/22/2031
Michael Wiesinger (7)	06/02/2022	83,322	49,994	0.45	06/01/2032
Michael Wiesinger (8)	12/18/2022	276,646	276,646	0.45	12/17/2032
Michael Wiesinger (9)	08/30/2023	74,990	124,984	0.45	08/29/2033
Michael Wiesinger (10)	08/21/2024	294,433	1,275,880	0.31	08/20/2034

(1)	All stock options were granted pursuant to our 2018 Plan.
(2)
This column represents the fair market value of a share of Legacy Kodiak Common Stock on the date of the grant, as determined by our board of directors. The exercise price of each of Mr. Wendel’s equity award and Mr. Wiesinger’s equity awards with a grant date of November 11, 2022 was repriced to $0.45 per share in November 2022.

(3)	1/12th of the shares subject to the option vested each month following April 20, 2021.
(4)
1/8th of the shares subject to the option vested on December 15, 2021 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(5)
1/8th of the shares subject to the option vested on July 1, 2024 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(6)
1/8th of the shares subject to the option vested on December 15, 2021 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(7)
1/8th of the shares subject to the option vested on June 15, 2022 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(8)
1/8th of the shares subject to the option vested on December 15, 2022 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(9)
1/8th of the shares subject to the option vested on June 15, 2023 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

(10)
1/8th of the shares subject to the option vested on March 1, 2024 and 1/48th of the shares subject to the option began vesting each month thereafter, subject to the holder’s continuous service through the applicable vesting date.

Awards held by certain of our named executive officers may be eligible for accelerated vesting under specified circumstances, as described in more detail below under the section titled “
Potential Payments and Benefits upon Termination or Change in Control
.”
Employment Arrangements with Named Executive Officers
We have entered into written offer letters setting forth the terms and conditions of employment for each of our named executive officers, as described below.

Don Burnette
Mr. Burnette entered into the Company’s standard form
at-will
offer letter for salaried employees. Mr. Burnette’s offer letter specifies his base salary and bonus eligibility and eligibility to participate in Company-sponsored benefit programs. In addition, Mr. Burnette has entered into the Company’s standard
At-Will
Employment, Confidential Information, Invention Assignment and Arbitration Agreement.
We currently expect that, prior to the completion of the Closing, we will enter into a continuing employment letter with Mr. Burnette, our Chief Executive Officer. The confirmatory employment letter currently is expected to have no specific term and will provide for at-will
employment. Mr. Burnette’s current annual base salary is $425,000 and his annual target bonus is 80% of base salary.
Andreas Wendel
Mr. Wendel entered into the Company’s standard form
at-will
offer letter for salaried employees. Mr. Wendel’s offer letter specifies his base salary and bonus eligibility and eligibility to participate in Company-sponsored benefit programs. In addition, Mr. Wendel has entered into the Company’s standard
At-Will
Employment, Confidential Information, Invention Assignment and Arbitration Agreement. Mr. Wendel is also entitled to accelerated equity vesting upon the occurrence of certain events, the terms of which are described in more detail below under the section titled “
Potential Payments and Benefits upon Termination or Change in Control
.”
We currently expect that, prior to the completion of the Closing, we will enter into a continuing employment letter with Mr. Wendel, our Chief Technology Officer. The confirmatory employment letter currently is expected to have no specific term and will provide for at-will
employment. Mr. Wendel’s current annual base salary is $420,000 and his annual target bonus is 65% of base salary.
Michael Wiesinger
Mr. Wiesinger entered into the Company’s standard form
at-will
offer letter for salaried employees. Mr. Wiesinger’s offer letter specifies his base salary and bonus eligibility and eligibility to participate in Company-sponsored benefits programs. In addition, Mr. Wiesinger has entered into the Company’s standard
At-Will
Employment, Confidential Information, Invention Assignment and Arbitration Agreement. Mr. Wiesinger is also entitled to accelerated equity vesting upon the occurrence of certain events, the terms of which are described in more detail below under the section titled “
Potential Payments and Benefits upon Termination or Change in Control
.”
We currently expect that, prior to the completion of the Closing, we will enter into a continuing employment letter with Mr. Wiesinger, our Chief Operating Officer. The confirmatory employment letter currently is expected to have no specific term and will provide for at-will
employment. Mr. Wiesinger’s current annual base salary is $400,000 and his annual target bonus is 65% of base salary.
2025 Named Executive Officer Option Grants
In June 2025, prior to the Business Combination, Messrs. Burnette, Wendel and Wiesinger were granted Legacy Kodiak Options to purchase 1,535,563, 215,700 and 647,089 shares, respectively, at an exercise price per share equal to the then-current fair market value of a Legacy Kodiak share. The options were granted pursuant to the 2018 Plan and subject to vesting as to 12.5% of the shares on the date that is 6 months following the vesting commencement date, and as to 1/48th of the total shares each month thereafter, subject to the respective named executive officer’s continued service with us through each vesting date.

Benefits and Perquisites
We provide benefits to our named executive officers on the same basis as provided to all of our employees, including group life and disability insurance and travel insurance. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We maintain a 401(k) retirement savings plan, which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Code, for the benefit of its employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax
(traditional) or
post-tax
(Roth) basis, through contributions to the 401(k) plan. As a tax-qualified
retirement plan,
pre-tax
contributions to the 401(k) plan and earnings on those
pre-tax
contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Potential Payments upon Termination or Change in Control
We do not have a formal plan with respect to severance benefits payable to our named executive officers and other key employees. From time to time, we have granted equity awards to, or entered into letter agreements with, our named executive officers and other key employees that provide for severance benefits or accelerated vesting of equity awards in the event such key employee’s employment was involuntarily terminated.
Andreas Wendel
In the event that Mr. Wendel’s employment is terminated without cause (as defined in the applicable award agreement) or by his resignation for good reason (as defined in the applicable award agreement) within 12 months of a change in control (as defined in our 2018 Plan), certain Legacy Kodiak Options granted to him will accelerate vesting and become exercisable in full, conditioned upon Mr. Wendel executing and not revoking a release of claims in favor of Legacy Kodiak.
Michael Wiesinger
In the event that Mr. Wiesinger’s employment is terminated without cause (as defined in the applicable award agreement) or by his resignation for good reason (as defined in the applicable award agreement) within 12 months of a change in control (as defined in our 2018 Plan), certain Legacy Kodiak Options granted to him will accelerate vesting and become exercisable, conditioned upon Mr. Wiesinger executing and not revoking a release of claims in favor of Legacy Kodiak.
Director Compensation
Although we currently have no formal agreement or program under which our non-employee
directors receive compensation for their service on our board of directors or its committees, we have granted option awards to purchase 276,414 shares of Legacy Kodiak Common Stock with a grant date fair value of $1,252,155 to each of Kenneth Goldman and Kristin Sverchek in connection with his or her initial appointment to our board of directors in 2025. We also reimburse non-employee
directors for reasonable and necessary
out-of-pocket
expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as non-employee
directors. For the fiscal year ended December 31, 2024, we did not pay any compensation, make any equity awards or non-equity
awards to, or pay any other compensation to any of the members of our board of directors in connection with their service on our board of directors.

Mr. Burnette receives no additional compensation for his service as a director and the compensation provided to him as an employee is set forth in the Summary Compensation Table above.
Fiscal 2024 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our non-employee
directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($)		Total ($)
Mohamed Elshenawy	—	—	—		—
Kenneth Goldman	—	—	—		—
Ross Kestin (3)	—	—	—		—
James Reed	—	—	$22,859	(4)	—
Kristin Sverchek	—	—	—		—
Scott Tobin	—	—	—		—

(1)
The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the directors in fiscal 2024, computed in accordance ASC 718, excluding the effect of any estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 13 to our audited consolidated financial statements included in this proxy statement/prospectus.

(2)	The following lists all outstanding equity awards held by non-employee directors as of December 31, 2024.
(3)	Ross Kestin served as member of the Legacy Kodiak Board until July 2025.
(4)	The amount reported represents the cash compensation earned by Mr. Reed in 2024 for the services rendered in his capacity as the prior Chief Operating Officer of Legacy Kodiak.
Post-Business Combination Executive Compensation
Following the consummation of the Business Combination, we intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling Kodiak to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the Kodiak Compensation Committee.
Severance Policy
In connection with the Business Combination, we expect that our board of directors will adopt a new Change in Control and Severance Policy, in which designated participants, including our named executive officers, will participate (the “
Severance Policy
”). We expect that the Severance Policy will provide as follows:
If we terminate an executive officer’s employment other than for “cause,” death or “disability” or such executive officer resigns for “good reason” during the period from the period beginning three months prior to a “change in control” (as such terms are defined in the Severance Policy) and ending twelve months following a change in control (the “change in control period”), such executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):

•	100% of the executive officer’s then-outstanding and unvested equity awards will become fully vested and exercisable and any applicable performance goals will be deemed achieved at target achievement;

•
A lump sum cash amount equal to 100% of the executive officer’s base salary (or, for Mr. Burnette, 150%) as in effect immediately prior to the termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then the executive officer’s annual base salary in effect immediately prior to such reduction) or the change in control, whichever is greater;

•
A lump sum payment equal to the executive officer’s target bonus for the year of such termination of employment based on actual achievement and pro-rated
based on the portion of such year that the executive officer was employed by us; and

•
Payment or reimbursement of continued health coverage for the executive officer and the executive officer’s eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“
COBRA
”) for a period of up to 12 months (or, for Mr. Burnette, 18 months) or a taxable lump sum payment in lieu of payment or reimbursement, as applicable.

If we terminate an executive officer’s employment other than for “cause,” death, or “disability,” or the executive officer resigns for “good reason,” in any case, outside of the change in control period, such executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):

•
A lump sum cash amount equal to 50% of the executive officer’s base salary (or, for Mr. Burnette, 100%) in effect immediately prior to the termination (or if the termination is due to resignation for good reason based on a material reduction in base salary, then the annual base salary in effect immediately prior to such reduction); and

•
Payment or reimbursement of continued health coverage for the executive officer and the executive officer’s eligible dependents under COBRA for a period of up to 6 months (or, for Mr. Burnette, 12 months) or a taxable lump sum payment in lieu of payment or reimbursement, as applicable.

To receive the severance benefits upon a qualifying termination, an executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Severance Policy. If any of the payments provided for under the Severance Policy or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive officer will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits. The Severance Policy does not require us to provide any tax gross-up payments to any executive officer.
Executive Incentive Compensation Plan
In connection with the Business Combination, we expect that our board of directors will adopt an Executive Incentive Compensation Plan (the “
Incentive Compensation Plan
”) to provide periodic incentive bonus opportunities to Kodiak employees. We expect that the Kodiak Compensation Committee will administer the Incentive Compensation Plan.
Under the Incentive Compensation Plan, the administrator determines the performance goals applicable to any award, which goals may include, without limitation, goals related to: research and development milestones; regulatory milestones or regulatory-related goals; gross margin; financial milestones; new product or business development; operating margin; product release timelines or other product release milestones; publications; cash flow; procurement; savings; internal structure; leadership development; project function or portfolio-specific milestones; license or research collaboration agreements; capital raising; initial public offering preparations; patentability; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards will be paid in cash (or its equivalent) in a single lump sum only after they are earned, which usually requires continued employment through the date the actual award is paid. The administrator reserves the right to settle an actual award with a grant of an equity award under Kodiak’s then-current equity compensation plan, which equity award may have such terms and conditions, as the administrator determines. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Incentive Compensation Plan. The administrator has the authority to amend, alter, suspend or terminate the Incentive Compensation Plan, provided such action does not materially alter or materially impair the existing rights of any participant with respect to any earned awards.
Compensation Recovery Policy
In connection with the Business Combination, we expect that our board of directors will adopt an executive compensation recovery policy (the “
Clawback Policy
”), applicable to our current and future former executive officers in compliance with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act as implemented by SEC rules and regulations and applicable listing standards. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. As is described in more detail in the Clawback Policy, excess compensation generally is incentive-based compensation that exceeds the amount a covered executive otherwise would have received had the compensation been determined based on the restated amounts. Excess compensation is generally covered by the Clawback Policy if received by an individual following the effective date of the policy and during the three completed fiscal years immediately prior to the date it is determined that an accounting restatement is required, such amounts were received after the individual became an executive officer and such individual was an executive officer at any time during the applicable performance period.
Post-Business Combination Director Compensation
In connection with the Business Combination, we expect that our board of directors will adopt a new compensation policy for our directors, which will govern their cash and equity compensation following the consummation of the Business Combination (the “
Director Compensation Policy
”).
Following the effectiveness of our Director Compensation Policy, we expect that each eligible non-employee
director will receive cash and equity compensation for board services described below. We also will continue to reimburse our eligible non-employee
directors for reasonable, customary, and documented travel expenses to board and committee meetings.
Cash Compensation
We expect that eligible
non-employee
directors will be entitled to receive the following cash compensation for their services under the Director Compensation Policy:

•	$60,000 per year for service as a board member;

•	$40,000 per year for service as non-employee chair of the board of directors;

•	$20,000 per year for service as chair of the Kodiak Audit Committee;

•	$10,000 per year for service as a member of the Kodiak Audit Committee;

•	$15,000 per year for service as chair of the Kodiak Compensation Committee;

•	$7,500 per year for service as a member of the Kodiak Compensation Committee;

•	$10,000 per year for service as chair of the Kodiak Nominating and Corporate Governance Committee; and

•	$5,000 per year for service as a member of the Kodiak Nominating and Corporate Governance Committee.

Each eligible
non-employee
director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the additional annual fee as a member of the committee. All cash payments to non-employee
directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Award
It is expected that each person who first becomes an eligible non-employee
director following the closing of the Business Combination will be granted the following awards of RSUs covering a number of shares having a grant date fair value (determined in accordance with GAAP) equal to $390,000, rounded to the nearest whole share (an “
Initial Award
”). The Initial Award will be made on the first trading date on or after the date on which such individual first becomes a non-employee
director, whether through election by our stockholders or appointment by our board of directors to fill a vacancy. If an individual was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee
director to an Initial Award.
Subject to our Director Compensation Policy, it is expected that one-third
(1/3rd) of the RSUs subject to an Initial Award will vest on each anniversary of the grant date, subject to the non-employee
director continuing to be a service provider to us through the applicable vesting date.
Annual Award
It is expected that each eligible
non-employee
director automatically will be granted, on the date of each annual meeting of our stockholders starting in 2026, an annual award of RSUs covering a number of shares having a grant date fair value (determined in accordance with GAAP) of $195,000, rounded to the nearest whole share (the “
Annual Award
”). Subject to the terms of our Director Compensation Policy, it is expected that an Annual Award will vest on the earlier of the first anniversary of the grant date or our next annual meeting of stockholders, subject to the eligible non-employee
director continuing to be a service provider to us through the applicable vesting date.
Other Terms
It is expected that the Director Compensation Policy will include a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee
director in any fiscal year, increased to $1,000,000 in the initial fiscal year of service as a non-employee
director. For purposes of this limitation, the value of equity awards will be based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as a consultant (other than as a non-employee
director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee
directors.
In the event of a “change in control” (as will be defined in the 2025 EIP), each non-employee
director will fully vest in his or her outstanding equity awards under the 2025 EIP, including any Initial Award or Annual Award, provided that the eligible non-employee
director continues to be a
non-employee
director through such date.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE BUSINESS COMBINATION
Executive Officers and Directors After the Business Combination
Upon the Closing, the business and affairs of Kodiak will be managed by or under the direction of the Kodiak Board. The directors and executive officers of Kodiak upon the Closing are expected to include the following:

Name	Age (1)	Position
Don Burnette	39	Chief Executive Officer and Class I Director
Eric Chow	42	Chief Financial Officer
Jordan Coleman	43	Chief Legal and Policy Officer
Zsuzsanna Major	53	Chief People Officer
Andreas Wendel	41	Chief Technology Officer
Michael Wiesinger	38	Chief Operating Officer
Mohamed Elshenawy	50	Class II Director
Kenneth Goldman	76	Class III Director
James Reed	52	Class II Director
Allyson Satin	39	Class III Director
Kristin Sverchek	42	Class I Director
Scott Tobin	54	Class II Director

(1)	As of July 17, 2025.
Don Burnette
will serve as Kodiak’s CEO and a Class I Director upon the Closing
.
 Mr. Burnette has served as Legacy Kodiak’s CEO since he founded the company in April 2018. Mr. Burnette is one of the autonomous vehicle industry’s pioneers, with more than a decade of experience working on self-driving software development. Prior to founding Legacy Kodiak, Mr. Burnette served as a Software Technical Lead at Uber Technologies, Inc. from November 2016 to March 2018. Mr. Burnette was the co-founder
of Ottomotto LLC, the first self-driving truck startup that was acquired by Uber in August 2016. Prior to that, Mr. Burnette worked at as a software technical lead for Google’s Self-Driving Car Project, Waymo LLC’s predecessor, from May 2010 to February 2016. Mr. Burnette received Bachelor of Science degrees in Physics, Mathematics and Electrical Engineering, and a Master of Science degree in Physics from the University of Florida and a Master of Science degree in Robotics from Carnegie Mellon University.
We believe that Mr. Burnette is qualified to serve on the Kodiak Board due to his experience as our founder and Chief Executive Officer and his significant experience in the self-driving industry.
Eric Chow
will serve as Kodiak’s Chief Financial Officer upon the Closing. Mr. Chow has served as Legacy Kodiak’s Chief Financial Officer since December 2022. From September 2019 to November 2022, Mr. Chow served as Vice President of Finance at Legacy Kodiak and previously served as its Head of Finance from January 2019 to August 2019. Prior to joining Legacy Kodiak, Mr. Chow developed and executed M&A strategy at Visa Inc., HP Inc., and Microsoft Corporation. Mr. Chow started his career at Lazard, Inc. in its M&A and Strategic Advisory practice focused on Technology, Media and Telecom. Mr. Chow received a Bachelor of Science degree in Business Administration from the University of California Berkeley’s Haas School of Business.
Jordan Coleman
will serve as Kodiak’s Chief Legal and Policy Officer upon the Closing. Mr. Coleman has served as Legacy Kodiak’s Chief Legal and Policy Officer since March 2023, prior to which he served as Legacy Kodiak’s General Counsel since December 2018. Before joining Legacy Kodiak, Mr. Coleman practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati and DLA Piper. Mr. Coleman received a Bachelor of Science degree in International Business from Georgetown University and a Juris Doctorate from the University of California, College of the Law, San Francisco.

Zsuzsanna Major
will serve as Kodiak’s Chief People Officer upon the Closing. Ms. Major has served as Legacy Kodiak’s Chief People Officer since May 2025, and previously served as Vice President of People from October 2018 to May 2025. Prior to joining Legacy Kodiak, Ms. Major served as Vice President of People Operations at Kitty Hawk, an autonomous aircraft manufacturer (previously Zee.Aero), from March 2010 to March 2018. Prior to that, Ms. Major was Senior HR & Business Operations Manager at OQO Inc., a computer hardware manufacturing company, from May 2006 to June 2009. Ms. Major received a Bachelor of Commerce degree in International Business from Concordia University in Montreal.
Andreas Wendel
will serve as Kodiak’s Chief Technology Officer upon the Closing. Mr. Wendel has served as Legacy Kodiak’s Chief Technology Officer since February 2022. From May 2018 to February 2022, Mr. Wendel served in various roles, including as Vice President of Engineering, after joining Legacy Kodiak as a founding engineer. Prior to joining Legacy Kodiak, Mr. Wendel led Software Engineering teams for Waymo LLC, an autonomous driving technology company, from January 2017 to May 2018 as its Perception Tech Lead, and from August 2013 to December 2016 for Waymo LLC’s predecessor Google’s Self-Driving Car Project as Software Engineer. Mr. Wendel was a researcher and lecturer at the Institute of Computer Graphics and Vision at Graz University of Technology, where he founded the Aerial Vision Group, a workgroup which researches computer vision for autonomous drones, from October 2009 to August 2013. Mr. Wendel received a Bachelor of Science degree in Information and Computer Engineering (Telematik), a Master of Science degree in Information and Computer Engineering (Telematik), and a Ph.D. in Computer Science from Graz University of Technology.
Michael Wiesinger
will serve as Kodiak’s Chief Operating Officer upon the Closing. Mr. Wiesinger has served as Legacy Kodiak’s Chief Operating Officer since April 2025. From October 2019 until April 2025 he served in various roles, including as Vice President of Commercialization. Prior to joining Legacy Kodiak, Mr. Wiesinger served in various positions at Boston Consulting Group between February 2014 and September 2019, most recently as Project Leader. Mr. Wiesinger graduated from Vienna University of Economics and Business with a Master of Science in Management and from Vienna University of Technology with a Bachelor of Science in Industrial Engineering and a Master of Science in Industrial Engineering.
Mohamed Elshenawy
will serve as a Class II Director of Kodiak upon the Closing. Mr. Elshenawy has served as a director of Legacy Kodiak since July 2025. Mr. Elshenawy has served as the Chief Technology Officer of Hims & Hers Health, Inc., a telehealth company, since May 2025. Prior to that, Mr. Elshenawy served as President and Chief Technology Officer of Cruise LLC, a self-driving car company, from November 2023 to April 2025, as Executive Vice President from February 2022 to December 2023, and as Senior Vice President of Engineering from December 2019 to February 2022. Prior to that, Mr. Elshenawy held leadership roles at Amazon.com, Inc., a multinational technology company. Mr. Elshenawy earned dual Bachelor of Science degree in Computer Engineering and Electrical Engineering from Ain Shams University and an M.B.A. from Texas A&M University - Commerce. Mr. Elshenawy holds more than 10 patents across AI, robotics, and autonomous vehicles.
We believe Mr. Elshenawy is qualified to serve on the Kodiak Board due to his extensive technical and leadership experience in the self-driving industry.
Kenneth Goldman
will serve as a Class III Director of Kodiak upon the Closing. Mr. Goldman has served as a director of Legacy Kodiak since May 2025. Mr. Goldman served as the President of Hillspire LLC, a family office management company from September 2017 through April 2022. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., a provider of internet content and services. Prior to this, Mr. Goldman was the Senior Vice President and Chief Financial Officer of Fortinet Inc. (NASDAQ: FTNT), a provider of threat management technologies, from September 2007 to October 2012. From January 2015 to December 2017, Mr. Goldman served as a member of the PCAOB, Standing Advisory Group. Mr. Goldman has been serving as a member of the PCAOB, Investor Advisory Group since he joined in February 2024. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting

Standards Board’s primary advisory group. Mr. Goldman currently serves on the boards of directors of Fortinet Inc., RingCentral, Inc., a provider of cloud-based communication and collaboration products and services, and C3.ai, Inc., an enterprise artificial intelligence software company. Mr. Goldman previously served on the board of directors of Zuora, Inc., an enterprise software company, NXP Semiconductors N.V., a semiconductor company, and TriNET Group, Inc., a human resources management company. Mr. Goldman also served on the board of directors of the Value Reporting Foundation (“
VRF
”), which is responsible for the financing, oversight, administration and appointment of the VRF Standard Board, from July 2018 to July 2021. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School.
We believe Mr. Goldman is qualified to serve on the Kodiak Board based on his expertise in finance, including accounting and financial reporting, and his career experience managing human resources and legal functions. Mr. Goldman also has over ten years of outside board experience at the aforementioned companies and numerous other public and private companies.
James Reed
will serve as a Class II Director of Kodiak upon the Closing. Mr. Reed has served as a director of Legacy Kodiak since May 2023. Mr. Reed has served as the Operating Partner and Senior Advisor for Banner Capital Management, LLC, a private equity firm, since May 2025. Prior to that, Mr. Reed served as the Vice President of Transportation of Walmart Inc. from February 2024 to May 2025. Prior to joining Walmart, Mr. Reed served as the Chief Operating Officer at Legacy Kodiak from November 2022 to February 2024 and as President & Chief Executive Officer at USA Truck, Inc., a provider of transportation and logistics services which was acquired by DB Schenker in September 2022, from January 2017 to October 2022. From October 2022 to April 2024, Mr. Reed served on the board of directors of Moatable, Inc., an incubator of vertical industry SaaS businesses formerly known as Renren Inc. Mr. Reed currently serves on boards of directors of Montgomery Transport, LLC, a transportation company, and Loram Maintenance of Way, Inc., a railroad maintenance company. Mr. Reed earned Bachelors of Arts degree in History and a Master of Business Administration, each from Brigham Young University.
We believe Mr. Reed is qualified to serve on the Kodiak Board due to his experience and expertise in the transportation, technology and finance industries.
Allyson Satin
will serve as a Class III Director of Kodiak upon the Closing. Ms. Satin serves as the Chief Operating Officer of AACT. Ms. Satin is a Partner in the Ares Corporate Strategy Group of Ares Management Corporation, where she focuses on the firm’s SPAC business. From 2009 to 2020, Ms. Satin was an investment professional in the Ares Private Equity Group, where she participated in various leveraged buyouts, growth equity and distressed debt transactions. Prior to joining Ares in 2009, Ms. Satin was an investment banking Analyst in the Global Financial Sponsors Group at Barclays Capital (formerly Lehman Brothers). Ms. Satin holds a B.S. from the University of California, Berkeley Haas School of Business in Business Administration.
We believe Ms. Satin is qualified to serve on the Kodiak Board due to her knowledge of and extensive experience with leveraged finance, acquisitions and private equity investments, in addition to her service as a director of other companies.
Kristin Sverchek
will serve as a Class I Director of Kodiak upon the Closing. Ms. Sverchek has served as a director of Legacy Kodiak since May 2025. Ms. Sverchek was an Advisor at Lyft, Inc. from August 2024 to November 2024, and President of Lyft from July 2023 to August 2024. Prior to that, Ms. Sverchek served as President of Business Affairs at Lyft from November 2021 to July 2023. Prior to that, Ms. Sverchek served as General Counsel at Lyft from November 2012 to October 2021 and Secretary from October 2015 to October 2021. Ms. Sverchek has also served as Partner at Silicon Legal Strategy, P.C., a premier boutique law firm, from May 2011 to November 2012. Ms. Sverchek earned a Bachelor of Arts degree in Molecular & Cell Biology from University of California, Berkeley and a Juris Doctorate from the University of California, College of the Law, San Francisco.

We believe Ms. Sverchek is qualified to serve on the Kodiak Board due to her extensive experience leading and advising high growth technology companies.
Scott Tobin
will serve as a Class II Director of Kodiak upon the Closing. Mr. Tobin has served as a director of Legacy Kodiak since September 2021. Mr. Tobin is a Senior Partner at Battery Ventures, a venture capital and private equity firm that he joined in 1997. Mr. Tobin serves on the boards of directors of several private companies as well as Champions Oncology, Inc. Mr. Tobin graduated with honors from Brandeis University with a Bachelor of Arts degree.
We believe Mr. Tobin is qualified to serve on the Kodiak Board due to his extensive corporate finance and venture capital and investment experience.
Corporate Governance
Board Composition
Kodiak’s business and affairs will be organized under the direction of the Kodiak Board. We anticipate that the Kodiak Board will consist of seven members upon the Closing, with James Reed serving as Chair. The primary responsibilities of the Kodiak Board will be to provide oversight, strategic guidance, counseling and direction to Kodiak’s management. The Kodiak Board will meet on a regular basis and additionally as required.
In accordance with the terms of the Proposed Bylaws, which will be effective upon the Domestication, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
For so long as the Kodiak Board is classified and subject to the rights of holders of Kodiak Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the total voting power of all then-outstanding shares of Kodiak entitled to vote in the election of directors, voting as a single class.
In accordance with the Business Combination Agreement, the Sponsor designated Allyson Satin to serve as a Class III director on the Kodiak Board.
Director Independence
Upon the Closing, the Kodiak Board is expected to determine that each of the directors on the Kodiak Board other than Mr. Burnette and Mr. Reed will qualify as an independent director, as defined under the rules of Nasdaq, and the Kodiak Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, Kodiak will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the Kodiak Compensation Committee and the Kodiak Audit Committee, as discussed below.
Role of the Kodiak Board in Risk Oversight/Risk Committee
Upon the Closing, one of the key functions of the Kodiak Board will be informed oversight of Kodiak’s risk management process. The Kodiak Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Kodiak Board as a whole, as well as through various standing committees of the Kodiak Board that address risks inherent in their respective areas of oversight. In particular, the Kodiak Board will be responsible for monitoring and assessing strategic risk exposure and the Kodiak Audit Committee will have the responsibility to consider and discuss Kodiak’s major financial risk exposures and exposures associated with cybersecurity, information security and privacy matters and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Kodiak Audit Committee will also monitor compliance with legal and regulatory requirements. The Kodiak Compensation Committee will also assess and monitor whether Kodiak’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Effective upon the Closing, the Kodiak Board will have three standing committees—the Kodiak Audit Committee, the Kodiak Compensation Committee, and a nominating and corporate governance committee (the “
Kodiak Nominating and Governance Committee
”). Following the Closing, copies of the charters for each committee will be available on Kodiak’s website.
Audit Committee
The Kodiak Audit Committee will consist of Kenneth Goldman, Kristin Sverchek and Scott Tobin. The Kodiak Board will determine that each of the members of the Kodiak Audit Committee satisfies the independence requirements of Nasdaq and Rule
10A-3
under the Exchange Act and be able to read and understand fundamental financial statements in accordance with Nasdaq’s requirements and the Kodiak Audit Committee requirements. In arriving at this determination, the Kodiak Board will examine each of the Kodiak Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
Kenneth Goldman will serve as the chair of the Kodiak Audit Committee. The Kodiak Board will determine that Kenneth Goldman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq rules. In making this determination, the Kodiak Board will consider formal education and previous experience in financial roles. Kodiak’s independent registered public accounting firm and management will periodically meet privately with the Kodiak Audit Committee.
The functions of this committee are expected to include, among other things:

•
evaluating the performance, independence and qualifications of Kodiak’s independent auditors and determining whether to retain Kodiak’s existing independent auditors or engage new independent auditors;

•	providing oversight of the internal audit function, ensuring its independence, objectivity, and effectiveness in promoting a strong internal controls environment;

•	reviewing Kodiak’s financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of Kodiak’s independent auditors to perform audit services and any permissible non-audit services;

•	reviewing Kodiak’s cash management, investing activities and tax planning and compliance and approving related policies;

•
reviewing the adequacy and effectiveness of Kodiak’s internal controls policies and procedures, including the responsibilities, budget, staffing and effectiveness of Kodiak’s internal audit function, if applicable;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by Kodiak;

•
obtaining and reviewing at least annually a report by Kodiak’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of Kodiak’s independent auditors on Kodiak’s engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of Kodiak’s independent auditor;

•
reviewing Kodiak’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with Kodiak’s independent auditors and management;

•
reviewing with Kodiak’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of Kodiak’s financial controls and critical accounting policies;

•	reviewing with management any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by Kodiak regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in Kodiak’s annual proxy statement;

•
reviewing and providing oversight of any related person transactions in accordance with Kodiak’s related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including Kodiak’s Code of Conduct (as defined below);

•	consider questions of actual or possible conflicts of interests of Kodiak’s Board members and of its corporate officers and approve or prohibit applicable transactions or matters;

•	reviewing Kodiak’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the Kodiak Audit Committee and the Kodiak Audit Committee charter.
The composition and function of the Kodiak Audit Committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.
Compensation Committee
The Kodiak Compensation Committee will consist of Mohamed Elshenawy, Allyson Satin and Scott Tobin. Scott Tobin will serve as the chair of the Kodiak Compensation Committee. The Kodiak Board will determine that each of the members of the Kodiak Compensation Committee will be a non-employee
director, as defined in Rule
16b-3
promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the committee are expected to include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving or recommending for the Kodiak Board approval the compensation and other terms of employment and any other material arrangements for Kodiak’s executive officers;

•
making recommendations to the Kodiak Board regarding the administration, including adoption or amendment, of employee benefit and equity incentive plans and approving amendments to such plans to the extent authorized by the Kodiak Board;

•	reviewing and making recommendations to the Kodiak Board regarding the type and amount of compensation to be paid for service on the Kodiak Board and its committees;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	reviewing and approving or recommending to the Board for approval, the administration, including the adoption or amendment, of any clawback policy;

•
reviewing with management Kodiak’s disclosures under the caption “Compensation Discussion and Analysis” in Kodiak’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in Kodiak’s annual proxy statement;

•
advising the Board on management proposals to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and proposals received from stockholders on executive compensation matters;

•	reviewing risk management and compensation policies and practices to determine whether the policies and practices encourage excessive risk-taking; and

•	reviewing and evaluating on an annual basis the performance of the Kodiak Compensation Committee and recommending such changes as deemed necessary with the Kodiak Board.
The composition and function of the Kodiak Compensation Committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Nominating and Corporate Governance Committee
Kodiak’s nominating and corporate governance committee will consist of Mohamed Elshenawy, Kenneth Goldman and Kristin Sverchek. The Kodiak Board will determine that each of the members of Kodiak’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq.
Kristin Sverchek will serve as the chair of Kodiak’s nominating and corporate governance committee. The functions of this committee are expected to include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the Kodiak Board;

•
evaluating the performance of the Kodiak Board, committees of the Kodiak Board and individual directors and recommending to the Kodiak Board whether continued service on the Kodiak Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to the Kodiak Board;

•	evaluating the current size, composition and organization of the Kodiak Board and its committees and making recommendations to the Kodiak Board for approvals;

•	developing a set of corporate governance policies and guidelines and recommending to the Kodiak Board any changes to such policies and guidelines;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Kodiak Board current and emerging corporate governance trends;

•	reviewing periodically the succession planning process for Kodiak’s executive management team and assisting the Kodiak Board in evaluating potential successors;

•
reviewing and discussing with management disclosure of Kodiak’s corporate governance practices and recommending any proposed disclosure to be included in Kodiak’s proxy statement or annual report to the Kodiak Board; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Kodiak Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Compensation Committee Interlocks and Insider Participation
None of the intended members of the Kodiak Compensation Committee has ever been an executive officer or employee of Kodiak. None of Kodiak’s expected executive officers currently serves, or has served during the last completed fiscal year, on the Kodiak Compensation Committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Kodiak Board or the Kodiak Compensation Committee.
Limitation on Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Proposed Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The DGCL prohibits the Proposed Certificate of Incorporation from limiting the liability of directors or officers for the following:

•	any breach of the director’s or officer’s duty of loyalty to Kodiak or Kodiak’s stockholders;

•	acts or omissions of a director or officer not in good faith or that involve intentional misconduct or a knowing violation of law;

•	with respect to a director, unlawful payment of dividends or unlawful stock repurchases or redemptions;

•	any transaction from which the director or officer derived an improper personal benefit; and

•	with respect to an officer, any action by or in the right of Kodiak.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of a director or officer of Kodiak will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Proposed Certificate of Incorporation does not eliminate a director’s or officer’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary
relief, remain available under Delaware law. This provision also does not affect a director’s or officer’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
The Proposed Bylaws provide that Kodiak shall indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. Further, in connection with the Closing, Kodiak intends to enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements will require Kodiak, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements will also require Kodiak to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law. The Proposed Bylaws will also empower Kodiak to purchase insurance on behalf of any person whom Kodiak is required or permitted to indemnify.
The limitation of liability, indemnification and advancement provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Kodiak and its stockholders. Your investment may be adversely affected to the extent Kodiak pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Kodiak believes that these provisions, liability insurance and any indemnification agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Kodiak’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Kodiak has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
There is currently no pending material litigation or proceeding involving any of AACT’s or Legacy Kodiak’s respective directors, officers or employees for which indemnification is sought.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
The Kodiak Board will adopt a code of business conduct and ethics (the “
Code of Conduct
”), applicable to all of Kodiak’s employees, executive officers and directors. The Code of Conduct will be available on Kodiak’s website, www.kodiak.ai/investors. Information contained on or accessible through Kodiak’s website is not a part of this proxy statement/prospectus, and the inclusion of Kodiak’s website address in this proxy statement/prospectus is an inactive textual reference only. The Kodiak Board, or a duly appointed committee thereof, will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on Kodiak’s website.
Non-Employee
Director Compensation
Kodiak expects to adopt a
non-employee
director compensation policy in connection with the Closing. A description of that policy can be found in “
Executive and Director Compensation of Kodiak – Post-Business Combination Director Compensation.
”

SECURITIES ACT RESTRICTIONS ON RESALE OF KODIAK’S SECURITIES
Lockup Restrictions
The lockup provision in the Proposed Bylaws provides that, subject to certain customary exceptions, each holder of Kodiak Common Stock: (i) issued as consideration pursuant to the Business Combination Agreement, including the Earn Out Securities and the Sponsor Earn Out Securities; (ii) issued upon the exercise of options or warrants following the Closing in respect of Legacy Kodiak Options or Legacy Kodiak Warrants that have become Exchanged Kodiak Options or Kodiak Warrants in accordance with the Business Combination; (iii) issued to or owned by the Sponsor or by directors or officers of AACT as of immediately prior to the Closing; or (iv) issued to directors, officers or employees of Kodiak or its subsidiaries (other than in connection with shares issued pursuant to Kodiak’s employee stock purchase plan), may not, without the prior written consent of the Kodiak Board (including, for the avoidance of doubt, a duly authorized committee of the Kodiak Board), (A) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any Lockup Shares, or any right or interest therein; (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lockup Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (C) take any action in furtherance of any of the matters described in clause (A) or (B); or (D) publicly announce any intention to effect any transaction specified in clause (A) or (B). The Proposed Bylaws provide for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.
Notwithstanding the foregoing, if the closing price of Kodiak Common Stock equals or exceeds $12.00 for 20 of 30 consecutive trading days commencing at least 150 days after Closing, then the transfer restrictions applicable to the Lockup Shares will expire.
A&R Registration Rights Agreement
Pursuant to the Business Combination Agreement, at the Closing, Kodiak, the Sponsor and certain other securityholders of Legacy Kodiak will enter into the A&R Registration Rights Agreement. Pursuant to the terms of the A&R Registration Rights Agreement, Kodiak will be obligated to, among other things, file a registration statement to register the resale of certain securities of Kodiak held by the Sponsor and such other securityholders. In addition, pursuant to the terms of the A&R Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Sponsor and such other securityholders may demand at any time or from time to time, that Kodiak file a registration statement on Form
S-3
(or on Form
S-1
if Form
S-3
is not available) to register the securities of Kodiak held by such holders. The A&R Registration Rights Agreement will also provide the Sponsor and such securityholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.
See the section of this proxy statement/prospectus entitled “
The Business Combination Proposal—Related Agreements
—
A&R Registration Rights Agreement
.”
Rule 144
Pursuant to Rule 144 under the Securities Act (“
Rule 144
”) and subject to the requirements set forth under “—
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
,” a person who has beneficially owned restricted Kodiak Common Stock or Kodiak Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been an affiliate of Kodiak at the time of, or at any time during the three months preceding, a sale; and (ii) Kodiak is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Kodiak was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Kodiak Common Stock or Kodiak Warrants for at least six months but who are affiliates of Kodiak at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Kodiak Common Stock then outstanding; or

•
the average weekly reported trading volume of the Kodiak Common Stock or Kodiak Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Kodiak under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Kodiak.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
AACT is currently a shell company; however, AACT anticipates that following the completion of the Business Combination, Kodiak will no longer be a shell company. Rule 144 is not available for the resale of securities initially issued by (i) current shell companies (other than business combination related shell companies) or (ii) issuers that have been at any time previously a shell company unless, in the case of (ii), if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, stockholders of Kodiak will be unable to sell their Kodiak securities pursuant to Rule 144 without registration until the conditions set forth in the exceptions listed above are satisfied.
AACT anticipates that following the completion of the Business Combination, Kodiak will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
As of the Record Date, there were       AACT Ordinary Shares issued and outstanding, which included       Converted AACT Class A Ordinary Shares held by the Sponsor and      Public Shares. Of these shares, the    Public Shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining        shares held by the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to lockup restrictions.
As of the Record Date, there were an aggregate of 39,300,000 AACT Warrants, which included 14,300,000 Private Placement Warrants held by the Sponsor and 25,000,000 Public Warrants. Each warrant is exercisable for one AACT Class A Ordinary Share. The Public Warrants are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to maintain an effective registration statement under the Securities Act covering the 25,000,000 AACT Class A Ordinary Shares that may be issued upon the exercise of the Public Warrants.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of Kodiak’s employees, consultants or advisors who purchases equity shares from Kodiak in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lockup arrangements and would only become eligible for sale when the Lockup Period expires.
STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder Proposals
The Proposed Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The Proposed Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that: (i) is specified in the notice of such meeting (or any supplement thereto); (ii) is brought by or at the direction of the Kodiak Board or any formally authorized committee of the Kodiak Board; (iii) may be provided in the certificate of designations for any class or series of Kodiak Preferred Stock; or (iv) is otherwise properly brought before such meeting by a stockholder who (A) is a stockholder of record (1) at the time of giving timely notice in writing to Kodiak’s secretary, (2) on the record date for the determination of stockholders entitled to notice of such meeting, (3) on the record date for the determination of stockholders entitled to vote at such meeting, and (4) at the time of such meeting and (B) has complied with the notice procedures specified in the Proposed Bylaws in all applicable respects. To be timely, a stockholder’s notice must be received by Kodiak’s secretary at Kodiak’s principal executive offices no earlier than 8:00 a.m., Pacific Time, on the 120th day and no later than 5:00 p.m., Pacific Time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of Kodiak’s first annual meeting after the Closing, the Proposed Bylaws provide that the first anniversary date will be deemed to be      , 2025 as specified in Kodiak’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent).
Other than in connection with Kodiak’s first annual meeting after the Closing, in the event that no annual meeting was held in the preceding year or the date of Kodiak’s annual meeting of stockholders has been changed by more than 25 days from the first anniversary of a preceding year’s annual meeting, to be timely, notice of a stockholder proposal must be received by Kodiak’s secretary at Kodiak’s principal executive offices no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific Time, on the 90th day prior to the day of the annual meeting. In the event the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then the secretary must receive such notice no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made by Kodiak, or such notice will not be considered timely. Stockholder proposals must also comply with all applicable requirements under the Proposed Bylaws, the Exchange Act and the rules and regulations thereunder.
The Proposed Bylaws provide that the foregoing notice requirements with respect to the proposal of any business at an annual meeting will be deemed to be satisfied by a stockholder if (i) such stockholder has submitted a proposal to Kodiak in compliance with Rule 14a 8 under the Exchange Act; and (ii) such stockholder’s proposal has been included in a proxy statement that has been prepared by Kodiak to solicit proxies for the meeting. Under
Rule 14a-8
of the Exchange Act, a stockholder proposal (other than nominations) to be included in the proxy statement and proxy card for the 2026 annual meeting pursuant to
Rule 14a-8
must be received at Kodiak’s principal office at a reasonable time before Kodiak begins to print and send its proxy materials and must comply with
Rule 14a-8.

Stockholder Director Nominees
The Proposed Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by the Proposed Bylaws and must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule
14a-19.
In addition, the stockholder must give timely notice to Kodiak’s secretary in accordance with Proposed Bylaws, which, in general, require that the notice be received by Kodiak’s secretary within the time periods described above under the section entitled “
Stockholder Proposals
.”
SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with the AACT Board, any committee chairperson or the non-management
directors as a group by writing to the AACT Board or committee chairperson in care of Ares Acquisition Corporation II, 245 Park Avenue, 44th Floor, New York, NY 10167. Following the Closing, such communications should be sent to the Kodiak Board at 1049 Terra Bella Avenue, Mountain View, CA 94043. Each communication will be forwarded, depending on the subject matter, to the AACT Board, the appropriate committee chairperson or all non-management
directors.
LEGAL MATTERS
Kirkland & Ellis LLP will pass upon the validity of the securities of Kodiak to be issued in connection with the Domestication and certain other legal matters related to this proxy statement/prospectus. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with Ares.
OTHER MATTERS
As of the Record Date, the AACT Board does not know of any matters that will be presented for consideration at the Extraordinary General Meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Extraordinary General Meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.
EXPERTS
The financial statements of AACT as of December 31, 2024 and 2023 and for the years then ended appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report thereon (which includes an explanatory paragraph relating to AACT’s ability to continue as a going concern) and included in this proxy statement/prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of Kodiak Robotics, Inc. (Legacy Kodiak) at December 31, 2023, and for the year then ended, appearing in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Kodiak Robotics, Inc. (Legacy Kodiak) as of and for the year ended December 31, 2024, included in this proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, AACT and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, AACT will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies of such document. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that AACT deliver single copies of the proxy statement/prospectus in the future. Shareholders may notify AACT of their requests by calling or writing AACT at its principal executive offices at 245 Park Avenue, 44th Floor, New York, NY 10167 or
(212) 710-2100.
ENFORCEABILITY OF CIVIL LIABILITY
AACT is a Cayman Islands exempted company. If AACT does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the Domestication, you may have difficulty serving legal process within the United States upon AACT. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against AACT in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, AACT may be served with process in the United States with respect to actions against AACT arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of AACT’s securities by serving AACT’s U.S. agent irrevocably appointed for that purpose.
WHERE YOU CAN FIND MORE INFORMATION
AACT has filed a registration statement on Form
S-4
to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.
AACT files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on AACT at the SEC website containing reports, proxy statements and other information at:
http://www.sec.gov
.
This document is a proxy statement/prospectus of AACT for the Extraordinary General Meeting. AACT has not authorized anyone to give any information or make any representation about the Business Combination, AACT or Legacy Kodiak that is different from, or in addition to, that contained in this proxy statement/prospectus. AACT and Legacy Kodiak take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this proxy statement/prospectus speaks only as of the Record Date unless the information specifically indicates that another date applies.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact via phone or in writing:
Ares Acquisition Corporation II
245 Park Avenue, 44th Floor
New York, NY 10167
(212) 710-2100
You may also obtain these documents by requesting them in writing or by telephone from AACT’s proxy solicitation agent at the following address and telephone number:
Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free
(800) 662-5200
Banks and brokers call
(203) 658-9400
Email: AACT.info@investor.sodali.com
If you are a shareholder of AACT and would like to request documents, please do so no later than five business days before the Extraordinary General Meeting in order to receive them before the Extraordinary General meeting. If you request any documents from AACT, AACT will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Ares Acquisition Corporation II
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Ares Acquisition Corporation II (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in shareholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to consummate a business combination by April 25, 2025, the Company will be required to liquidate the Trust Account. The date for mandatory liquidation of the Trust Account raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
March 12, 2025
PCAOB Number 100

ARES ACQUISITION CORPORATION II
BALANCE SHEETS

	As of December 31,
	2024	2023
Assets
Current assets:
Cash	$975,319	$1,905,123
Prepaid expenses	125,663	509,950

Total current assets	1,100,982	2,415,073
Investments held in Trust Account	550,800,038	523,038,352

Total assets	$551,901,020	$525,453,425

Liabilities and shareholders’ deficit
Current liabilities:
Accrued expenses	$690,348	$271,633
Due to related party	50,221	7,500

Total current liabilities	740,569	279,133
Overfunding loans	5,000,000	5,000,000
Deferred underwriting and advisory fees	17,500,000	17,500,000

Total liabilities	23,240,569	22,779,133

Commitments and contingencies
Class A ordinary shares, $ 0.0001 par value; 50,000,000 shares subject to possible redemption at $11.01 and $10.46 per share at December 31, 2024 and 2023, respectively	550,700,038	522,938,352
Shareholders’ deficit
Preference shares, $0.0001 par value; 99,990,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 9,000,000,000 shares authorized; none issued and outstanding (excluding 50,000,000 shares subject to possible redemption at December 31, 2024 and 2023)	—	—
Class B ordinary shares, $0.0001 par value; 900,000,000 shares authorized; 12,500,000 shares issued and outstanding at December 31, 2024 and 2023	1,250	1,250
Accumulated deficit	(22,040,837)	(20,265,310)

Total shareholders’ deficit	(22,039,587)	(20,264,060)

Total liabilities and shareholders’ deficit	$551,901,020	$525,453,425

The accompanying notes are an integral part of these financial statements.

ARES ACQUISITION CORPORATION II
STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2024	2023
General and administrative expenses	$1,775,527	$1,122,892

Loss from operations	(1,775,527)	(1,122,892)

Other income:
Investment income on investments held in Trust Account	27,761,686	18,038,352

Total other income	27,761,686	18,038,352

Net income	$25,986,159	$16,915,460

Basic and diluted weighted average shares outstanding of Class A ordinary shares	50,000,000	34,383,562

Basic and diluted net income per share, Class A ordinary shares	$0.42	$0.36

Basic and diluted weighted average shares outstanding of Class B ordinary shares (1)	12,500,000	12,500,000

Basic and diluted net income per share, Class B ordinary shares	$0.42	$0.36

(1)
On April 25, 2023, the Company consummated the sale of Over-Allotment Units pursuant to the underwriters’ partial exercise of their over-allotment option. All share and per share amounts have been retroactively restated to reflect the share surrender and share recapitalization events and the share forfeitures (see Note 4).

The accompanying notes are an integral part of these financial statements.

ARES ACQUISITION CORPORATION II
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class B
	Shares	Amount
Balance at December 31, 2022 (1)	12,500,000	$1,250	$23,750	$(16,039)	$8,961
Sale of private placement warrants	—	—	14,300,000	—	14,300,000
Fair value of public warrants at issuance	—	—	2,625,000	—	2,625,000
Accretion of Class A ordinary shares to redemption amount	—	—	(16,948,750)	(37,164,731)	(54,113,481)
Net income	—	—	—	16,915,460	16,915,460

Balance at December 31, 2023 (1)	12,500,000	1,250	—	(20,265,310)	(20,264,060)
Accretion of Class A ordinary shares to redemption amount	—	—	—	(27,761,686)	(27,761,686)
Net income	—	—	—	25,986,159	25,986,159

Balance at December 31, 2024	12,500,000	$1,250	$—	$(22,040,837)	$(22,039,587)

(1)
On April 25, 2023, the Company consummated the sale of Over-Allotment Units pursuant to the underwriters’ partial exercise of their over-allotment option. All share amounts have been retroactively restated to reflect the share surrender and share recapitalization events and the share forfeitures (see Note 4).

The accompanying notes are an integral part of these financial statements.

ARES ACQUISITION CORPORATION II
STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$25,986,159	$16,915,460
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on investments held in Trust Account	(27,761,686)	(18,038,352)
Changes in operating assets and liabilities:
Prepaid expenses	384,287	(508,750)
Accrued expenses	418,715	271,633
Due to related party	42,721	7,500

Net cash used in operating activities	(929,804)	(1,352,509)

Cash flows from investing activities:
Cash deposited in Trust Account	—	(505,000,000)

Net cash used in investing activities	—	(505,000,000)

Cash flows from financing activities:
Proceeds received from initial public offering, gross	—	500,000,000
Proceeds received from sale of private placement warrants	—	14,300,000
Proceeds received from overfunding loans	—	5,000,000
Repayment of promissory note	—	(366,781)
Payment of underwriter and advisory fee	—	(10,000,000)
Payment of offering costs	—	(675,587)

Net cash provided by financing activities	—	508,257,632

Net change in cash	(929,804)	1,905,123
Cash – beginning of period	1,905,123	—

Cash – end of period	$975,319	$1,905,123

Supplemental disclosure of non-cash activities
Offering costs included in accrued expenses	$—	$(270,391)
Deferred offering costs paid by Sponsor through promissory note	$—	$133,538
Deferred underwriting and advisory fees	$—	$17,500,000
The accompanying notes are an integral part of these financial statements.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS
1. ORGANIZATION
Ares Acquisition Corporation II (the “Company”) was incorporated as a Cayman Islands exempted company on March 15, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2024, the Company had not commenced any operations. All activity for the period from March 15, 2021 (inception) through December 31, 2024 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on April 20, 2023. On April 25, 2023, the Company consummated its Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the shares Class A ordinary shares included in the Units being offered, the “public shares”) at $10.00 per Unit, including 5,000,000 Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, which is discussed in Note 3, generating gross proceeds of $500,000,000, and incurring offering costs of $28,550,129, of which $17,500,000 was for deferred underwriting commissions (see Note 5). Each Unit consists of one Class A ordinary share and one-half
of one redeemable warrant (“Public Warrant”).
Simultaneously with the closing of the Initial Public Offering: (i) the Company consummated the sale of 14,300,000 warrants (the “Private Placement Warrants”), including 1,000,000 Private Placement Warrants to cover over-allotments, for an aggregate purchase price of $14,300,000, in a private placement to Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (the “Sponsor”) and (ii) the Sponsor extended to the Company a non-interest
bearing promissory note of $4,500,000 (the “Base Overfunding Loan”) and an additional non-interest
bearing promissory note of $500,000 (the “Over-allotment Overfunding Loan”) in connection with the sale of the Over-Allotment Units, for which both loans are collectively referred to as the “Overfunding Loans,” for a total outstanding balance of $5,000,000 (see Note 4).
Upon the closing of the Initial Public Offering and the private placement, $505,000,000 ($10.10 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the private placement and the Overfunding Loans were placed in a trust account (“Trust Account”) located in the United States and invested solely in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Company’s initial Business Combination must be with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the outstanding public shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Class A ordinary shares upon the consummation of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to convert their public shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per public share, plus any pro rata interest earned on the funds held in the Trust Account and net of taxes paid or payable, if any). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The public shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination only if it obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of shareholders holding a majority of ordinary shares who attend and vote at a shareholder meeting. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Class B ordinary shares, and the Sponsor and the Company’s officers and directors have agreed to vote any public shares acquired in or after the Initial Public Offering in favor of a Business Combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or abstain from voting on the proposed transaction.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct conversion pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from converting its shares with respect to more than an aggregate of 15% or more of the public shares sold in the Initial Public Offering, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors have agreed (i) to waive their redemption rights with respect to their Class B ordinary shares and any public shares held by them in connection with the completion of a Business Combination and (ii) not to propose an amendment to (a) modify the substance or timing of the

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Company’s obligation to provide for the redemption of its public shares in connection with a Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete a Business Combination by the Combination Period (as defined below) or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides the public shareholders with the opportunity to redeem their public shares in conjunction with any such amendment.
The Company has until April 25, 2025 to complete a Business Combination (the “Combination Period”). The Company is currently seeking shareholder approval to amend its Amended and Restated Memorandum and Articles of Association to extend the Combination Period. Pursuant to the Amended and Restated Memorandum and Articles of Association, in connection with the shareholder vote for an extension, holders of Class A ordinary shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of then issued and outstanding Class A ordinary shares, subject to applicable law.
If the Company is unable to complete a Business Combination within the Combination Period and the Combination Period is not extended, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay liquidation expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and to the other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which may expire worthless if the Company fails to complete a Business Combination within the Combination Period (as it may be extended).
The Sponsor has agreed to waive its liquidation rights with respect to its Class B ordinary shares if the Company fails to complete a Business Combination within the Combination Period (as it may be extended). However, if the Sponsor or the Company’s officers or directors acquire public shares in or after the Initial Public Offering, such public shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period (as it may be extended). The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period (as it may be extended) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the public shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all material vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management has evaluated the impact of persistent inflation and rising interest rates, financial market instability and certain geopolitical events. Management has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.
Going Concern Considerations, Liquidity and Capital Resources
As of December 31, 2024, the Company had $975,319 in its operating bank account and investments held in the Trust Account of $550,800,038 consisting of cash and investments in U.S. government securities. Interest income on the balance in the Trust Account may be used by the Company to pay taxes, and to pay up to $100,000 of any dissolution expenses.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover certain expenses in exchange for the issuance of the Class B ordinary shares, a loan of $366,781 from the Sponsor pursuant to the Promissory Note (see Note 4), and the proceeds from the consummation of the private placement not held in the Trust Account. The Company repaid the Promissory Note in full on April 25, 2023. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may provide the Company with Working Capital Loans (see Note 4). As of December 31, 2024 and 2023, there were no amounts outstanding under any Working Capital Loan.
Management has determined that the mandatory liquidation of the Trust Account, should a business combination not occur, raises substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to complete the initial Business Combination prior to the mandatory liquidation date of the Trust Account and expects to receive financing from the Sponsor or an affiliate of the Sponsor to meet its obligations through the time of liquidation of the Trust Account or the completion of the initial Business Combination. There is no financing that is currently committed and no assurance that the plans to consummate the initial Business Combination will be successful or successful within the Combination Period (as it may be extended). The financial statements do not include any adjustments that might result from the Company’s inability to continue as a going concern.
2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Segment Reporting
The Company complies with ASU
2023-07,
which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.
The Company has $975,319 and $1,905,123 of cash as of December 31, 2024 and 2023, respectively. The Company did not have cash equivalents held outside the Trust Account as of December 31, 2024 and 2023.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Investments Held in Trust Account
The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in investment income on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using quoted market prices in active markets.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2024 and 2023, the carrying values of cash, accrued expenses, due to related party and advances from related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. The fair value for trading securities is determined using quoted market prices in active markets.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Derivative Financial Instruments
The Company evaluates its equity-linked financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging.” For derivative financial instruments that are classified as liabilities, the derivative instrument is initially recognized at fair value with subsequent changes in fair value recognized in the statements of operations each reporting period. The classification of derivative instruments, including whether such instruments should be classified as liabilities or as equity, is evaluated at the end of each reporting period.
The Company accounts for the Public Warrants and the Private Placement Warrants in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering. The Company incurred offering costs amounting to $28,550,129 as a result of the Initial Public Offering (consisting of $10,000,000 of underwriting fees, $17,500,000 of deferred underwriting fees, and $1,050,129 of other offering costs).
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2024 and 2023, 50,000,000 Class A ordinary shares, subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

As of December 31, 2024 and 2023, the Class A ordinary shares reflected in the accompanying balance sheets are reconciled in the following table:

Gross proceeds	$500,000,000
Less:
Proceeds allocated to Public Warrants	(2,625,000)
Class A ordinary shares issuance costs	(28,550,129)
Plus:
Accretion of carrying value to redemption value	54,113,481

Class A ordinary shares subject to possible redemption as of December 31, 2023	522,938,352
Plus:
Accretion of carrying value to redemption value	27,761,686

Class A ordinary shares subject to possible redemption as of December 31, 2024	$550,700,038

Income Taxes
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company has determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.
Net Income per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted net income per share does not consider the effect of the Public Warrants issued in connection with the Initial Public Offering and the sale of the Private Placement Warrants because the exercise of the warrants is contingent upon the occurrence of future events.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the year ended December 31,
	2024	2023
Class A ordinary shares
Numerator:
Net income attributable to Class A ordinary shares	$20,788,927	$12,405,494
Denominator:
Basic and diluted weighted average shares outstanding, Class A ordinary shares	50,000,000	34,383,562

Basic and diluted net income per share, Class A ordinary shares	$0.42	$0.36

Class B ordinary shares
Numerator:
Net income attributable to Class B ordinary shares	$5,197,232	$4,509,966
Denominator:
Basic and diluted weighted average shares outstanding, Class B ordinary shares	12,500,000	12,500,000

Basic and diluted net income per share, Class B ordinary shares	$0.42	$0.36

Recent Accounting Pronouncements
The Company considers the applicability and impact of all ASUs issued by FASB. ASUs not listed below were assessed and either determined to be not applicable or expected to have minimal impact on its financial statements.
In November 2023, the FASB issued ASU
No. 2023-07,
“Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures.” The ASU updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. This update is effective beginning with the Company’s 2024 fiscal year annual reporting period, with early adoption permitted. The Company has concluded this guidance does not have a material impact on its financial statements. Information presented within “Note 9. Segment Information” reflects the impact from adoption of ASU
2023-07.
3. INITIAL PUBLIC OFFERING
On April 25, 2023, the Company consummated its Initial Public Offering of 50,000,000 Units, including 5,000,000 Units to cover Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $500,000,000, and incurring offering costs of $28,550,129, of which $17,500,000 was for deferred underwriting commissions (see Note 5). Each Unit consists of one Class A ordinary share and one-half
of one Public Warrant.
4. RELATED PARTY TRANSACTIONS
Class B Ordinary Shares
On March 19, 2021, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration of the Company’s Class B ordinary shares. Through April 25, 2023, the Company effectuated a

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

share surrender and share recapitalizations resulting in the Sponsor holding an aggregate of 12,937,500 Class B ordinary shares, which would represent 20% of the outstanding shares upon completion of the offering. The Sponsor agreed to forfeit up to 1,687,500 Class B ordinary shares to the extent that the underwriters’ over-allotment option was not exercised in full so that the Class B ordinary shares would represent, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On April 25, 2023, the underwriters partially exercised the over-allotment option to purchase 5,000,000 Units; thus, 1,250,000 Class B ordinary shares were no longer subject to forfeiture. On June 5, 2023, following the expiration of the remaining over-allotment option, the Sponsor forfeited 437,500 Class B ordinary shares. The Class B ordinary shares will automatically convert into Class A ordinary shares upon consummation of a Business Combination, or earlier at the option of the holders of the Class B ordinary shares, on a one-for-one
basis, subject to certain adjustments, as described in Note 6.
The Sponsor has agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) subsequent to the consummation of a Business Combination, (a) if the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Business Combination, or (b) subsequent to a Business Combination, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Promissory Note
On March 19, 2021, the Company issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $300,000 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). On February 8, 2023, the Company amended the Promissory Note with an effective date as of December 31, 2021 to increase the principal up to $400,000. The Promissory Note was non-interest
bearing, unsecured and payable upon the completion of the Initial Public Offering. The Company borrowed $366,781 under the Promissory Note and fully repaid the Promissory Note on April 25, 2023. Borrowings under the Promissory Note were no longer available after consummation of the Initial Public Offering.
Private Placement Warrants
Concurrently with the closing of the Initial Public Offering, the Company consummated the private placement of 14,300,000 Private Placement Warrants, including 1,000,000 Private Placement Warrants to cover over-allotments, for an aggregate purchase price of $14,300,000 in a private placement to the Sponsor. Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period (as it may be extended), the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the public shares, and the Private Placement Warrants may expire worthless.
Overfunding Loans
Concurrently with the closing of the Initial Public Offering, the Sponsor extended the Base Overfunding Loan in the amount of $4,500,000 to the Company. On April 25, 2023, simultaneously with the sale of the Over-

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Allotment Units, the Sponsor further extended the Over-allotment Overfunding Loan in the amount of $500,000 to the Company, for an aggregate outstanding principal amount of $5,000,000. The Overfunding Loans will be repaid upon the closing of the initial Business Combination or converted into warrants of the post-business combination entity at a price of $1.00 per warrant (or any combination of repayment or conversion), at the Sponsor’s discretion, which warrants will be identical to the Private Placement Warrants. The Overfunding Loans are being extended in order to ensure that the amount in the Trust Account is $10.10 per public share. If the Company does not complete an initial Business Combination, the Company will not repay the Overfunding Loans from amounts held in the Trust Account, however, the Company may repay the Overfunding Loans if there are funds available outside the Trust Account. As of December 31, 2024 and 2023, the Company had $5,000,000 outstanding in connection with the Overfunding Loans as reflected in the accompanying balance sheets.
Working Capital Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2024 and 2023, the Company had no outstanding borrowings under the Working Capital Loans.
Administrative Service Fee
On April 20, 2023, the Company has agreed to pay the Sponsor, or an affiliate of the Sponsor, a monthly fee of $16,667 for office space, utilities, secretarial support and administrative services. This arrangement will terminate upon completion of a Business Combination or the distribution of the Trust Account to the public shareholders. The Company incurred $200,004 and $139,447, respectively, during the years ended December 31, 2024 and 2023 in expenses in connection with such services. These expenses were presented within general and administrative expenses in the accompanying statements of operations. As of December 31, 2024 and 2023, the Company had no outstanding balance in accrued expenses in connection with such services as reflected in the accompanying balance sheets.
Advances from Related Parties
The Sponsor, or an affiliate of the Sponsor, paid certain operating costs on behalf of the Company. These advances are due on demand and are non-interest
bearing. As of December 31, 2024 and 2023, the Company had $50,221 and $7,500, respectively, outstanding in due to related party as reflected in the accompanying balance sheets.
Advisory Agreement
On April 20, 2023, the Company engaged Ares Management Capital Markets LLC, an affiliate of the Company’s Sponsor, to provide consulting and advisory services to the Company in connection with the Initial

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

Public Offering and the initial Business Combination. Ares Management Capital Markets LLC received a
n IPO
advisory fee of $2,000,000, paid upon the closing of the Initial Public Offering, and will receive a deferre
d IPO
advisory fee of $3,500,000, payable solely in the event that the Company completes the initial Business Combination. The fees are reimbursed from a portion of the fees paid to the underwriters.
5. COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Class B ordinary shares, Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of Working Capital Loans and Overfunding Loans (and the Class A ordinary shares underlying such warrants) will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed upon consummation of the Initial Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will be entitled to “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the final prospectus relating to the Initial Public Offering to purchase up to 6,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On April 25, 2023, the underwriters partially exercised their over-allotment option for an additional 5,000,000 Units.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $10,000,000 in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commissions of $0.35 per Unit, or $17,500,000 in the aggregate. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Contingent Fees
The Company has entered into fee arrangement with a service provider pursuant to which certain transaction fees and service fees will become payable only if the Company consummates a Business Combination. If the Business Combination does not occur, the Company will not be required to pay these contingent fees. As of December 31, 2024, the amount of these contingent fees with the service provider was $732,045.
6. SHAREHOLDERS’ DEFICIT
Preference Shares
— The Company is authorized to issue 99,990,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2024 and 2023, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
— The Company is authorized to issue 9,000,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share.

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

As of December 31, 2024 and 2023, there were no Class A ordinary shares issued and outstanding, excluding 50,000,000 shares as of December 31, 2024 and 2023 that are subject to possible redemption and are presented as temporary equity, outside of the shareholders’ deficit section of the balance sheets.
Class
 B Ordinary Shares
— The Company is authorized to issue 900,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each ordinary share. On April 25, 2023, the Company consummated the sale of Over-Allotment Units pursuant to the underwriters’ partial exercise of their over-allotment option. On June 5, 2023, following the expiration of the remaining over-allotment option, the Sponsor forfeited 437,500 Class B ordinary shares. As of December 31, 2024 and 2023, there were 12,500,000 Class B ordinary shares issued and outstanding.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holders of the Class B ordinary shares, on a one-for-one
basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all ordinary shares outstanding upon completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
7. WARRANTS
As of December 31, 2024 and 2023, there were 39,300,000 warrants outstanding (14,300,000 Private Placement Warrants and 25,000,000 Public Warrants). The Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless the Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company will use its commercially reasonable efforts to cause the registration statement to become effective within 60 business days after the closing of its initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement provided that if its Class A

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

•
if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, if (i) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Class B ordinary shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest on such issuances, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (iii) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants (Note 4) are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis, be non-redeemable
and be entitled to registration rights.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization,

ARES ACQUISITION CORPORATION II
NOTES TO FINANCIAL STATEMENTS

merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period (as it may be extended) and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
8. FAIR VALUE MEASUREMENTS
As of December 31, 2024 and 2023, assets held in the Trust Account are comprised of cash and investments in U.S. government securities. During the years ended December 31, 2024 and 2023, the Company did not withdraw any interest income from the Trust Account.
The following table presents information about the Company’s financial assets that are measured at fair value as of December 31, 2024 and 2023, and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

Description	Level	As of December 31, 2024	As of December 31, 2023
Assets, at fair value
Investments held in Trust Account	1	$550,800,038	$523,038,352
9. SEGMENT INFORMATION
ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.
The Company’s CODM has been identified as a group that includes the chief executive officer, chief financial officer and chief operating officer, that collectively reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, the CODM has determined that the Company only has one operating segment. The CODM reviews several key metrics, which includes general and administrative expenses and investment income on investments held in the Trust Account which are included in the accompanying statements of operations.
The CODM reviews investment income on investments held in the Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.
10. SUBSEQUENT EVENTS
Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued required potential adjustment to or disclosure in the financial statements. The Company concluded that there have been no events that have occurred that would require adjustments to the financial statements.

ARES ACQUISITION CORPORATION II
CONDENSED BALANCE
SHEETS

	As of March 31, 2025	As of December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash	$657,314	$975,319
Prepaid expenses	90,297	125,663

Total current assets	747,611	1,100,982
Investments held in Trust Account	556,498,479	550,800,038

Total assets	$557,246,090	$551,901,020

Liabilities and shareholders’ deficit
Current liabilities:
Accrued expenses	$3,034,254	$690,348
Due to related party	58,590	50,221

Total current liabilities	3,092,844	740,569
Overfunding loans	5,000,000	5,000,000
Deferred underwriting and advisory fees	17,500,000	17,500,000

Total liabilities	25,592,844	23,240,569

Commitments and contingencies
Class A ordinary shares, $0.0001 par value; 50,000,000 shares subject to possible redemption at $11.13 and $11.01 per share at March 31, 2025 and December 31, 2024, respectively	556,398,479	550,700,038
Shareholders’ deficit
Preference shares, $0.0001 par value; 99,990,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 9,000,000,000 shares authorized; none issued and outstanding (excluding 50,000,000 shares subject to possible redemption at March 31, 2025 and December 31, 2024)	—	—
Class B ordinary shares, $0.0001 par value; 900,000,000 shares authorized; 12,500,000 shares issued and outstanding at March 31, 2025 and December 31, 2024	1,250	1,250
Accumulated deficit	(24,746,483)	(22,040,837)

Total shareholders’ deficit	(24,745,233)	(22,039,587)

Total liabilities and shareholders’ deficit	$557,246,090	$551,901,020

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARES ACQUISITION CORPORATION II
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended March 31,
	2025	2024
General and administrative expenses	$2,705,646	$455,512

Loss from operations	(2,705,646)	(455,512)

Other income:
Investment income on investments held in Trust Account	5,698,441	6,848,902

Total other income	5,698,441	6,848,902

Net income	$2,992,795	$6,393,390

Basic and diluted weighted average shares outstanding of Class A ordinary shares	50,000,000	50,000,000

Basic and diluted net income per share, Class A ordinary shares	$0.05	$0.10

Basic and diluted weighted average shares outstanding of Class B ordinary shares	12,500,000	12,500,000

Basic and diluted net income per share, Class B ordinary shares	$0.05	$0.10

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARES ACQUISITION CORPORATION II
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

	For the three months ended March 31, 2025
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance as of December 31, 2024	12,500,000	$1,250	$—	$(22,040,837)	$(22,039,587)
Accretion of Class A ordinary shares to redemption amount	—	—	—	(5,698,441)	(5,698,441)
Net income	—	—	—	2,992,795	2,992,795

Balance as of March 31, 2025	12,500,000	$1,250	$—	$(24,746,483)	$(24,745,233)

	For the three months ended March 31, 2024
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance as of December 31, 2023	12,500,000	$1,250	$—	$(20,265,310)	$(20,264,060)
Accretion of Class A ordinary shares to redemption amount	—	—	—	(6,848,901)	(6,848,901)
Net income	—	—	—	6,393,390	6,393,390

Balance as of March 31, 2024	12,500,000	$1,250	$—	$(20,720,821)	$(20,719,571)

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARES ACQUISITION CORPORATION II
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$2,992,795	$6,393,390
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on investments held in Trust Account	(5,698,441)	(6,848,902)
Changes in operating assets and liabilities:
Prepaid expenses	35,366	41,252
Accrued expenses	2,343,906	137,480
Due to related party	8,369	15,000

Net cash used in operating activities	(318,005)	(261,780)

Net change in cash	(318,005)	(261,780)
Cash – beginning of period	975,319	1,905,123

Cash – end of period	$657,314	$1,643,343

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
1
. ORGANIZATION
Ares Acquisition Corporation II (“AACT” or the “Company”) was incorporated as a Cayman Islands exempted company on March 15, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of March 31, 2025, the Company had not commenced any operations. All activity for the period from March 15, 2021 (inception) through March 31, 2025 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on April 20, 2023. On April 25, 2023, the Company consummated its Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “public shares”) at $10.00 per Unit, including 5,000,000 Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, which is discussed in Note 3, generating gross proceeds of $500,000,000, and incurring offering costs of $28,550,129, of which $17,500,000 was for deferred underwriting commissions (see Note 5). Each Unit consists of one Class A ordinary share and one-half
of one redeemable warrant (“Public Warrant”).
Simultaneously with the closing of the Initial Public Offering: (i) the Company consummated the sale of 14,300,000 warrants (the “Private Placement Warrants”), including 1,000,000 Private Placement Warrants to cover over-allotments, for an aggregate purchase price of $14,300,000, in a private placement to Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (the “Sponsor”) and (ii) the Sponsor extended to the Company a non-interest
bearing promissory note of $4,500,000 (the “Base Overfunding Loan”) and an additional non-interest
bearing promissory note of $500,000 (the “Over-allotment Overfunding Loan”) in connection with the sale of the Over-Allotment Units, for which both loans are collectively referred to as the “Overfunding Loans,” for a total outstanding balance of $5,000,000 (see Note 4).
Upon the closing of the Initial Public Offering and the private placement, $505,000,000 ($10.10 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the private placement and the Overfunding Loans were placed in a trust account (“Trust Account”) located in the United States and invested solely in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Company’s initial Business Combination must be with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the outstanding public shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Class A ordinary shares upon the consummation of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to convert their public shares for a pro rata portion of the amount then in the Trust Account (initially $10.10 per public share, plus any pro rata interest earned on the funds held in the Trust Account and net of taxes paid or payable, if any). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The public shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination only if it obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of shareholders holding a majority of ordinary shares who attend and vote at a shareholder meeting. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Class B ordinary shares, and the Sponsor and the Company’s officers and directors have agreed to vote any public shares acquired in or after the Initial Public Offering in favor of a Business Combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or abstain from voting on the proposed transaction. See “Subsequent Events” for information about the Sponsor’s conversion of its Class B ordinary shares to Class A ordinary shares.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct conversion pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from converting its shares with respect to more than an aggregate of 15% or more of the public shares sold in the Initial Public Offering, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors have agreed (i) to waive their redemption rights with respect to their Class B ordinary shares and any public shares held by them in connection with the completion of

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

a Business Combination and (ii) not to propose an amendment to (a) modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with a Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete a Business Combination by the Combination Period (as defined below) or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides the public shareholders with the opportunity to redeem their public shares in conjunction with any such amendment.
The Company originally had until April 25, 2025 to complete a Business Combination (the “Combination Period”). See “Subsequent Events” for details on an extraordinary general meeting of shareholders at which the Company extended the Combination Period until January 26, 2026, or such earlier date as the Company’s board of directors may approve, or such later date that the shareholders may approve, in accordance with the Company’s Amended and Restated Memorandum and Articles of Association. If the Company is unable to complete a Business Combination within the Combination Period, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay liquidation expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and to the other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which may expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to its Class B ordinary shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the Company’s officers or directors acquire public shares in or after the Initial Public Offering, such public shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the public shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all material vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management has evaluated the impact of persistent inflation and rising interest rates, financial market instability and certain geopolitical events. Management has concluded that while it is reasonably possible that the risks and uncertainties related to or resulting from these events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.
Going Concern Considerations, Liquidity and Capital Resources
As of March 31, 2025, the Company had $657,314 in cash held outside of the Trust Account and a working capital deficit of $2,345,233.
As of March 31, 2025, the Company had investments held in the Trust Account of $556,498,479, consisting of cash and investments in a money market fund that invests solely in U.S. government securities. Interest income on the balance in the Trust Account may be used by the Company to pay taxes, and to pay up to $100,000 of any dissolution expenses.
The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from the Sponsor to cover certain expenses in exchange for the issuance of the Class B ordinary shares, a loan of $366,781 from the Sponsor pursuant to the Promissory Note (see Note 4), and the proceeds from the consummation of the private placement not held in the Trust Account. The Company repaid the Promissory Note in full on April 25, 2023. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may provide the Company with Working Capital Loans (see Note 4). As of March 31, 2025 and December 31, 2024, there were no amounts outstanding under any Working Capital Loan.
Management has determined that the extended mandatory liquidation of the Trust Account, as approved on April 22, 2025, should a business combination not occur by January 26, 2026, raises substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the unaudited condensed financial statements are issued. Management plans to complete the initial Business Combination prior to the extended mandatory liquidation date of the Trust Account and expects to receive financing from the Sponsor or an affiliate of the Sponsor to meet its obligations through the time of liquidation of the Trust Account or the completion of the initial Business Combination. There is no financing that is currently committed and no assurance that the plans to consummate the initial Business Combination will be successful or successful within the Combination Period. The unaudited condensed financial statements do not include any adjustments that might result from the Company’s inability to continue as a going concern.
2
. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year or any future period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company with the SEC on March 12, 2025.
Segment Reporting
The Company complies with ASU
2023-07,
which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of these unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $657,314 and $975,319 of cash as of March 31, 2025 and December 31, 2024, respectively. The Company did not have cash equivalents held outside the Trust Account as of March 31, 2025 and December 31, 2024.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in investment income on investments held in Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using quoted market prices in active markets.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

As of March 31, 2025 and December 31, 2024, the carrying values of cash, accrued expenses, due to related party and advances from related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. The fair value for trading securities is determined using quoted market prices in active markets.
Derivative Financial Instruments
The Company evaluates its equity-linked financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging.” For derivative financial instruments that are classified as liabilities, the derivative instrument is initially recognized at fair value with subsequent changes in fair value recognized in the unaudited condensed statements of operations each reporting period. The classification of derivative instruments, including whether such instruments should be classified as liabilities or as equity, is evaluated at the end of each reporting period.
The Company accounts for the Public Warrants and the Private Placement Warrants in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2025 and December 31, 2024, 50,000,000 Class A ordinary shares, subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in
capital and accumulated deficit.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

As of March 31, 2025 and December 31, 2024, the Class A ordinary shares reflected in the accompanying condensed balance sheets are reconciled in the following table:

Class A ordinary shares subject to possible redemption as of December 31, 2023	$522,938,352
Plus:
Accretion of carrying value to redemption value	27,761,686

Class A ordinary shares subject to possible redemption as of December 31, 2024	550,700,038
Plus:
Accretion of carrying value to redemption value	5,698,441

Class A ordinary shares subject to possible redemption as of March 31, 2025	$556,398,479

Income Taxes
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company has determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman Islands income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed financial statements.
Net Income per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding during the period. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted net income per share does not consider the effect of the Public Warrants issued in connection with the Initial Public Offering and the sale of the Private Placement Warrants because the exercise of the warrants is contingent upon the occurrence of future events.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the three months ended March 31,
	2025	2024
Class A ordinary shares
Numerator:
Net income attributable to Class A ordinary shares	$2,394,236	$5,114,712
Denominator:
Basic and diluted weighted average shares outstanding, Class A ordinary shares	50,000,000	50,000,000

Basic and diluted net income per share, Class A ordinary shares	$0.05	$0.10

Class B ordinary shares
Numerator:
Net income attributable to Class B ordinary shares	$598,559	$1,278,678
Denominator:
Basic and diluted weighted average shares outstanding, Class B ordinary shares	12,500,000	12,500,000

Basic and diluted net income per share, Class B ordinary shares	$0.05	$0.10

Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.
3
. INITIAL PUBLIC OFFERING
On April 25, 2023, the Company consummated its Initial Public Offering of 50,000,000 Units, including 5,000,000 Units to cover Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $500,000,000, and incurring offering costs of $28,550,129, of which $17,500,000 was for deferred underwriting commissions (see Note 5). Each Unit consists of one Class A ordinary share and one-half
of one Public Warrant.
4
. RELATED PARTY TRANSACTIONS
Class B Ordinary Shares
On March 19, 2021, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration of the Company’s Class B ordinary shares. Through April 25, 2023, the Company effectuated a share surrender and share recapitalizations resulting in the Sponsor holding an aggregate of 12,937,500 Class B ordinary shares, which would represent 20% of the outstanding shares upon completion of the offering. The Sponsor agreed to forfeit up to 1,687,500 Class B ordinary shares to the extent that the underwriters’ over-allotment option was not exercised in full so that the Class B ordinary shares would represent, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On April 25, 2023, the underwriters partially exercised the over-allotment option to purchase 5,000,000 Units; thus, 1,250,000

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Class B ordinary shares were no longer subject to forfeiture. On June 5, 2023, following the expiration of the remaining over-allotment option, the Sponsor forfeited 437,500 Class B ordinary shares. The Class B ordinary shares will automatically convert into Class A ordinary shares upon consummation of a Business Combination, or earlier at the option of the holders of the Class B ordinary shares, on a one-for-one
basis, subject to certain adjustments, as described in Note 6.
The Sponsor has agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees) until the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) subsequent to the consummation of a Business Combination, (a) if the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Business Combination, or (b) subsequent to a Business Combination, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
See “Subsequent Events” for information about the Sponsor’s conversion of its Class B ordinary shares into Class A ordinary shares.
Promissory Notes
On March 19, 2021, the Company issued a promissory note to the Sponsor, pursuant to which the Sponsor agreed to loan the Company up to an aggregate of $300,000 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). On February 8, 2023, the Company amended the Promissory Note with an effective date as of December 31, 2021 to increase the principal up to $400,000. The Promissory Note was non-interest
bearing, unsecured and payable upon the completion of the Initial Public Offering. The Company borrowed $366,781 under the Promissory Note and fully repaid the Promissory Note on April 25, 2023. Borrowings under the Promissory Note were no longer available after consummation of the Initial Public Offering.
See “Subsequent Events” for details about additional related party transactions.
Private Placement Warrants
Concurrently with the closing of the Initial Public Offering, the Company consummated the private placement of 14,300,000 Private Placement Warrants, including 1,000,000 Private Placement Warrants to cover over-allotments, for an aggregate purchase price of $14,300,000 in a private placement to the Sponsor. Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary shares at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the public shares, and the Private Placement Warrants may expire worthless.
Overfunding Loans
Concurrently with the closing of the Initial Public Offering, the Sponsor extended the Base Overfunding Loan in the amount of $4,500,000 to the Company. On April 25, 2023, simultaneously with the sale of the Over-Allotment Units, the Sponsor further extended the Over-allotment Overfunding Loan in the amount of $500,000 to the Company, for an aggregate outstanding principal amount of $5,000,000. The Overfunding Loans will be

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

repaid upon the closing of the initial Business Combination or converted into warrants of the post-business combination entity at a price of $1.00 per warrant (or any combination of repayment or conversion), at the Sponsor’s discretion, which warrants will be identical to the Private Placement Warrants. The Overfunding Loans are being extended in order to ensure that the amount in the Trust Account is $10.10 per public share. If the Company does not complete an initial Business Combination, the Company will not repay the Overfunding Loans from amounts held in the Trust Account, however, the Company may repay the Overfunding Loans if there are funds available outside the Trust Account. As of March 31, 2025 and December 31, 2024, the Company had $5,000,000 outstanding in connection with the Overfunding Loans as reflected in the accompanying condensed balance sheets.
Working Capital Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor may loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of March 31, 2025 and December 31, 2024, the Company had no outstanding borrowings under the Working Capital Loans.
Administrative Service Fee
On April 20, 2023, the Company has agreed to pay the Sponsor, or an affiliate of the Sponsor, a monthly fee of $16,667 for office space, utilities, secretarial support and administrative services. This arrangement will terminate upon completion of a Business Combination or the distribution of the Trust Account to the public shareholders. The Company incurred $50,001 during the three months ended March 31, 2025 and 2024, respectively, in expenses in connection with such services. These expenses were presented within general and administrative expenses in the accompanying unaudited condensed statements of operations. As of March 31, 2025 and December 31, 2024, the Company had no outstanding balance in accrued expenses in connection with such services as reflected in the accompanying condensed balance sheets.
Advances from Related Parties
The Sponsor, or an affiliate of the Sponsor, paid certain operating costs on behalf of the Company. These advances are due on demand and are non-interest
bearing. As of March 31, 2025 and December 31, 2024, the Company had $58,590 and $50,221, respectively, outstanding in due to related party as reflected in the accompanying condensed balance sheets.
Advisory Agreement
On April 20, 2023, the Company engaged Ares Management Capital Markets LLC (“AMCM”), an affiliate of the Company’s Sponsor, to provide consulting and advisory services to the Company in connection with the Initial Public Offering and the initial Business Combination. Ares Management Capital Markets LLC received an

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

advisory fee of $2,000,000, paid upon the closing of the Initial Public Offering, and will receive a deferred advisory fee of $3,500,000, payable solely in the event that the Company completes the initial Business Combination. The fees are reimbursed from a portion of the fees paid to the underwriters. See “Subsequent Events” for details about additional agreements with respect to AMCM’s advisory fee.
5
. COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Class B ordinary shares, Private Placement Warrants and Private Placement Warrants that may be issued upon conversion of Working Capital Loans and Overfunding Loans (and the Class A ordinary shares underlying such warrants) will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed upon consummation of the Initial Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will be entitled to “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the final prospectus relating to the Initial Public Offering to purchase up to 6,750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On April 25, 2023, the underwriters partially exercised their over-allotment option for an additional 5,000,000 Units.
The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $10,000,000 in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to deferred underwriting commissions of $0.35 per Unit, or $17,500,000 in the aggregate. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. See “Subsequent Events” for details about additional agreements with respect to the deferred underwriting commissions.
Contingent Fees
The Company has entered into fee arrangement with a service provider pursuant to which certain transaction fees and service fees will become payable only if the Company consummates a Business Combination. If the Business Combination does not occur, the Company will not be required to pay these contingent fees. As of March 31, 2025, the amount of these contingent fees with the service provider was $732,045.
See “Subsequent Events” for details about additional agreements with respect to certain contingent fees payable upon consummation of an initial business combination.
6
. SHAREHOLDERS’ DEFICIT
Preference Shares
— The Company is authorized to issue 99,990,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of March 31, 2025 and December 31, 2024, there were no preference shares issued or outstanding.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Class
 A Ordinary Shares
— The Company is authorized to issue 9,000,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of March 31, 2025 and December 31, 2024, there were no Class A ordinary shares issued and outstanding, excluding 50,000,000 shares as of March 31, 2025 and December 31, 2024 that are subject to possible redemption and are presented as temporary equity, outside of the shareholders’ deficit section of the condensed balance sheets.
Class
 B Ordinary Shares
— The Company is authorized to issue 900,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each ordinary share. As of March 31, 2025 and December 31, 2024, there were 12,500,000 Class B ordinary shares issued and outstanding.
Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holders of the Class B ordinary shares, on a one-for-one
basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all ordinary shares outstanding upon completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
7
. WARRANTS
As of March 31, 2025 and December 31, 2024, there were 39,300,000 warrants outstanding (14,300,000 Private Placement Warrants and 25,000,000 Public Warrants). The Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless the Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company will use its commercially reasonable efforts to cause the registration statement to become effective within 60 business days after the closing of its initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

until the warrants expire or are redeemed, as specified in the warrant agreement provided that if its Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

•
if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, if (i) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Class B ordinary shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest on such issuances, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (iii) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants (Note 4) are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis, be non-redeemable
and be entitled to registration rights.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.
8
. FAIR VALUE MEASUREMENTS
As of March 31, 2025 and December 31, 2024, assets held in the Trust Account are comprised of cash and investments in a money market fund that invests solely in U.S. government securities. During the three months ended March 31, 2025 and 2024, the Company did not withdraw any interest income from the Trust Account.
The following table presents information about the Company’s financial assets that are measured at fair value as of March 31, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

Description	Level	As of March 31, 2025	As of December 31, 2024
Assets, at fair value
Investments held in Trust Account	1	$556,498,479	$550,800,038
9
. SEGMENT INFORMATION
ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.
The Company’s CODM has been identified as a group that includes the chief executive officer, chief financial officer and chief operating officer, that collectively reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, the CODM has determined that the Company only has one reporting segment.
The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed statements of operations. The measure of segment assets is reported on the condensed balance sheets as total assets. The CODM reviews several key metrics, including general and administrative expenses, which represent the significant segment expenses, and investment income on investments held in the Trust Account, both of which are included in the accompanying unaudited condensed statements of operations.
The CODM reviews investment income on investments held in the Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews general and administrative

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.
10
. SUBSEQUENT EVENTS
Management has evaluated subsequent events to determine if events or transactions occurring through the date the unaudited condensed financial statements were issued required potential adjustment to or disclosure in the unaudited condensed financial statements. Other than as described below, the Company concluded that there have been no events that have occurred that would require adjustments to the unaudited condensed financial statements.
On April 14, 2025, the Company entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among the Company, Kodiak Robotics Inc., a Delaware corporation (“Kodiak”), and AAC II Merger Sub, Inc., a Delaware corporation (“Merger Sub”). The transactions contemplated by the Business Combination Agreement are referred to as the “Proposed Business Combination.” Concurrently with the execution of the Business Combination Agreement, the Company entered into a sponsor support agreement with Kodiak and the Sponsor (the “Sponsor Support Agreement”), and certain stockholders of Kodiak entered into certain company support agreements with Kodiak and the Company. The Business Combination Agreement and the Proposed Business Combination were unanimously approved by the board of directors of each of the Company (including, in the case of the Company, the special committee of the board of directors, which consists of its independent directors), Merger Sub and Kodiak.
Concurrently with the execution of the Business Combination Agreement, in connection with a financing effort related to the Business Combination, AACT entered into subscription agreements with certain institutional and accredited investors (the “PIPE Investors” and the subscription agreements, the “Subscription Agreements”). Under the terms of the Subscription Agreements, the PIPE Investors agreed, subject to the terms and conditions set forth in the Subscription Agreements, and following the domestication, to subscribe for and purchase an aggregate of $60 million worth of shares of the post-closing company (the “PIPE Stock”). The base purchase price per share for the PIPE Stock will equal the redemption price of the Class A ordinary shares in connection with the closing of the Proposed Business Combination (the “Redemption Price”), subject to adjustment such that the purchase price per share will be 90% of the Redemption Price for any PIPE Investor that subscribes for $50 million or more of PIPE Stock. We refer to such transactions as the “PIPE Investments.” The closing of the PIPE Investments is conditioned upon, among other things, the completion or concurrent consummation of the Proposed Business Combination.
In connection with the potential PIPE Investments, the Company entered into arrangements with certain placement agents pursuant to which such placement agents and certain other parties will receive up to 4.0% of funds raised in connection with the PIPE Investment upon the successful consummation of a PIPE Investment subject to the payment of minimum amounts to certain placement agents. If the PIPE Investment does not occur, the Company will only be required to pay the minimum amount and will not be required to pay these contingent fees. The actual amount of fees payable will be based upon the final amounts in the PIPE Investment. No fees will be payable to the placement agents in connection with their role as placement agents in the event that the Company does not consummate the Proposed Business Combination.
In addition, prior to the execution of the Business Combination Agreement, the Company, AMCM, and the representatives of the several underwriters in connection with the Company’s Initial Public Offering agreed to adjust the aggregate amount payable to the underwriters as a deferred underwriting fee and to AMCM as a deferred Initial Public Offering advisory fee to an aggregate amount of $8,359,410.

ARES ACQUISITION CORPORATION II
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For further details on the Proposed Business Combination, refer to the Current Report on Form
8-K
filed by the Company with the SEC on April 14, 2025.
On April 22, 2025, the Company held an extraordinary general meeting of shareholders (the “Shareholder Meeting”) and approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate an initial business combination from April 25, 2025 to January 26, 2026, or such earlier date as the Company’s board of directors may approve, or such later date that the shareholders may approve, in accordance with the Company’s Amended and Restated Memorandum and Articles of Association (the “Extension”). In connection with the approval of the Extension, shareholders elected to redeem an aggregate of 640,288 Class A ordinary shares, for which the Company paid cash from the Trust Account in the aggregate amount of approximately $7.1 million (approximately $11.16 per share) to redeeming shareholders.
In connection with the Extension, the Company issued an aggregate of 12,500,000 Class A ordinary shares to the Sponsor upon the conversion (the “Conversion”) by the Sponsor of an equal number of Class B ordinary shares. The 12,500,000 Class A ordinary shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the Company’s prospectus for its Initial Public Offering. Following the Conversion and redemptions in connection with the Shareholder Meeting, there are 61,859,712 Class A ordinary shares and no Class B ordinary shares issued and outstanding.
In connection with the approval of the Extension, the Sponsor agreed to make monthly deposits directly to the Trust Account of $0.02 for each outstanding Class A ordinary share, other than Class A ordinary shares held by the Sponsor upon any conversion of Class B ordinary shares (each deposit, a “Contribution”), beginning on April 25, 2025. All Contributions will be repaid in full by the post-closing company at the time of the closing of the Proposed Business Combination. If the Proposed Business Combination does not close, 50% of the Contributions will be an obligation of Kodiak and 50% will be an obligation of the Company pursuant to a non-interest
bearing, unsecured promissory note (the “Extension Promissory Note”) issued by the Company to the Sponsor. The Extension Promissory Note will be repaid to the Sponsor on the earlier of (i) the consummation of a business combination, or (ii) January 26, 2026. In April 2025, the Sponsor deposited approximately $1.0 million into the Trust Account.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of Kodiak Robotics, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Kodiak Robotics, Inc. (the “Company”) as of December 31, 2024, the related statement of operations and comprehensive loss
,
redeemable convertible preferred stock and stockholders’ deficit, and cash flows, for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
San Jose, California
May 14, 2025
We have served as the Company’s auditor since 2025.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Kodiak Robotics, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Kodiak Robotics, Inc. (the Company) as of December 31, 2023, the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
The Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2023.
San Jose, CA
May 14, 2025

Kodiak Robotics, Inc.
Balance Sheets
(In thousands, except par values)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$16,709	$27,756
Accounts receivable	1,280	236
Prepaid expenses and other current assets	2,260	2,904

Total current assets	20,249	30,896
Restricted cash	1,450	1,450
Property and equipment, net	6,723	7,746
Operating lease right-of-use assets	7,115	5,920
Other assets	24	281

Total assets	$35,561	$46,293

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,372	$1,821
Accrued expenses and other current liabilities	11,416	6,274
Operating lease liabilities, current	1,638	1,592
Debt, current portion	16,792	5,193

Total current liabilities	31,218	14,880
Debt, net of current portion	17,574	31,009
Simple agreements for future equity	59,301	10,000
Operating lease liabilities, noncurrent	5,723	4,539
Redeemable convertible preferred stock warrant liabilities	1,619	2,045
Other liabilities	313	270

Total liabilities	115,748	62,743
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock, par value $0.000001; 98,127 shares authorized as of December 31, 2024 and 2023; 93,963 shares issued and outstanding as of December 31, 2024 and 2023, respectively	170,648	170,648
Stockholders’ deficit:
Common stock, $0.000001 par value; 265,000 shares authorized as of December 31, 2024 and December 31, 2023; 87,646 and 87,222 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	17,309	11,587
Accumulated deficit	(268,144)	(198,685)

Total stockholders’ deficit	(250,835)	(187,098)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$35,561	$46,293

The accompanying notes are an integral part of these financial statements.

Kodiak Robotics, Inc.
Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Revenues	$14,933	$16,946

Operating expenses:
Research and development	43,436	39,469
General and administrative	20,999	20,305
Truck and freight operations	9,013	7,662
Sales and marketing	3,204	3,359

Total operating expenses	76,652	70,795

Loss from operations	(61,719)	(53,849)
Other (expenses) income:
Interest expense	(4,951)	(5,407)
Interest income and other, net	895	2,194
Change in fair value of simple agreements for future equity	(4,109)	—
Change in fair value of redeemable convertible preferred stock warrant liabilities	426	126

Total other expenses	(7,739)	(3,087)

Net loss before income taxes	(69,458)	(56,936)

Income taxes	(1)	(9)

Net loss	(69,459)	(56,945)

Other comprehensive loss:
Unrealized loss on marketable securities	—	(10)

Comprehensive loss	$(69,459)	$(56,955)

Net loss per common share, basic and diluted	$(0.79)	$(0.65)

Weighted-average common shares outstanding, basic and diluted	88,181	87,459

The accompanying notes are an integral part of these financial statements.

Kodiak Robotics, Inc.
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Comprehensive Income (Loss)	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	93,963	$170,648	86,360	$—	$6,602	$(141,740)	$10	$(135,128)
Issuance of common stock upon exercise of stock options	—	—	862	—	306	—	—	306
Other comprehensive loss	—	—	—	—	—	—	(10)	(10)
Stock-based compensation	—	—	—	—	5,399	—	—	5,399
Correction of an immaterial error of redeemable convertible preferred stock warrants	—	—	—	—	(720)	—	—	(720)
Net loss	—	—	—	—	—	(56,945)	—	(56,945)

Balance as of December 31, 2023	93,963	$170,648	87,222	$—	$11,587	$(198,685)	$—	$(187,098)
Issuance of common stock upon exercise of stock options	—	—	424	—	172	—	—	172
Stock-based compensation	—	—	—	—	5,550	—	—	5,550
Net loss	—	—	—	—	—	(69,459)	—	(69,459)

Balance as of December 31, 2024	93,963	$170,648	87,646	$—	$17,309	$(268,144)	$—	$(250,835)

The accompanying notes are an integral part of these financial statements.

Kodiak Robotics, Inc.
Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2024	2023
Operating activities:
Net loss	$(69,459)	$(56,945)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,616	4,114
Stock-based compensation	5,550	5,399
Non-cash lease expense	1,832	2,164
Accretion of discount on marketable securities	—	(909)
Change in fair value of simple agreements for future equity	4,109	—
Change in fair value of redeemable convertible preferred stock warrant liabilities	(426)	(126)
Non-cash interest expense	402	788
Changes in operating assets and liabilities:
Accounts receivable	(1,044)	9
Prepaid expenses and other current assets	645	(484)
Other assets	276	(276)
Accounts payable	(811)	558
Accrued expenses and other current liabilities	5,102	3,833
Operating lease liabilities	(1,796)	(2,222)
Other liabilities	43	255

Net cash used in operating activities	(50,961)	(43,842)

Investing activities:
Proceeds from maturities of marketable securities	—	51,000
Purchases of marketable securities	—	(30,452)
Purchases of property and equipment	(3,192)	(3,270)
Payment of deposits	(20)	—

Net cash (used in) provided by investing activities	(3,212)	17,278

Financing activities:
Proceeds from the issuance of debt, net of issuance costs	—	3,671
Repayment of debt	(2,238)	(1,934)
Proceeds from issuance of simple agreements for future equity	45,192	10,000
Proceeds from exercise of stock options	172	292

Net cash provided by financing activities	43,126	12,029

Net change in cash and cash equivalents and restricted cash	(11,047)	(14,535)
Cash and cash equivalents and restricted cash at beginning of period	29,206	43,741

Cash and cash equivalents and restricted cash at end of period	$18,159	$29,206

Components of cash and restricted cash at period end:
Cash and cash equivalents	$16,709	$27,756
Restricted cash	1,450	1,450

Total cash and cash equivalents and restricted cash	$18,159	$29,206

Supplemental disclosure of cash activities:
Cash paid for interest	$4,561	$4,606
Cash paid for income taxes	$3	$5
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$118	$—
Operating lease right-of-use asset obtained in exchange for operating lease liability upon modification of operating lease	$1,881	$2,388
Operating lease right-of-use asset obtained in exchange for operating lease liability upon new operating lease	$1,146	$—
Proceeds from exercise of stock options in prepaid and other current assets	$—	$14
The accompanying notes are an integral part of these financial statements.

Kodiak Robotics, Inc.
Notes to Financial Statements

1.	Description of Business
Kodiak Robotics, Inc. (the “Company”) was incorporated in 2018 in the State of Delaware and is headquartered in Mountain View, California. The Company is a provider of AI-powered autonomous vehicle technology that is addressing the needs of the commercial trucking industry and the public sector. The Company has developed the Kodiak Driver, a single-platform virtual driver that combines advanced
AI-powered
software with modular hardware designed for customer deployments. The Company does not have any operations outside the United States.
In April 2025, the Company entered into a definitive business combination agreement (“BCA”) with Ares Acquisition Corporation II (“AACT”), a publicly traded special purpose acquisition company (“SPAC”). Upon closing of the transaction, the combined company will be named Kodiak AI, Inc. and is expected to be traded on a national securities exchange under the new ticker symbol “KDK”. The transaction is expected to be completed in the second half of 2025, subject to customary closing conditions.
Liquidity and Going Concern
The Company has incurred recurring net losses and negative cash flows from operations since inception and, as of December 31, 2024, had an accumulated deficit of $268.1 million. As of December 31, 2024, the Company had cash and cash equivalents of $16.7 million and debt, current portion of $16.8 million. The Company expects to incur additional losses and increased expenses in future periods as it continues to scale its business, invest in research and development efforts, increase employee headcount, and incur other expenses commonly associated with being a public company. These factors in the aggregate raise substantial doubt regarding the Company’s ability to continue as a going concern for at least one year after the date these financial statements were issued.
To date, the Company has financed its operations primarily from the sales and issuances of redeemable convertible preferred stock, simple agreements for future equity, cash flows from operations, and borrowings under debt facilities. The Company’s ability to achieve its intended business objectives is dependent upon, among other things, its ability to scale its
Driver-as-a-Service
(“DaaS”) business, grow its customer base, manage its expenses, or otherwise successfully execute its business and marketing strategy, obtain adequate financing to fund its business plan, and hire and retain appropriate personnel. While the Company has been reviewing a number of potential strategic alternatives regarding its liquidity, including securing alternative sources for additional financing, such alternatives may not be achievable on favorable conditions, or at all. Future capital requirements will depend on many factors, including the rate of adoption for its autonomous driving solutions and associated revenue growth, the expansion of supporting activities, and the timing and extent of research and development efforts.
The Company is pursuing a transaction with a SPAC and expects to use the proceeds from the SPAC transaction to support its operations. There can be no assurance that the SPAC transaction will be successful. In the event the Company does not complete its SPAC transaction, the Company may seek additional equity or debt financing, including through strategic partnerships. Management also plans to manage the Company’s cash burn by controlling expenditures. Failure to generate sufficient cash flow from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

2.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have
been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission regarding annual financial reporting.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments the Company makes about the carrying values of assets and liabilities that are not readily apparent from other sources, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. These estimates are based on management’s knowledge about current events and expectations about actions the Company may undertake in the future. These judgments, estimates and assumptions are used for, but not limited to, the useful life of property and equipment, impairment of long-lived assets, the fair value of redeemable convertible preferred stock warrants, the fair value of each simple agreement for future equity (“SAFE”), the fair value of the Company’s common stock, determination of stock-based compensation, the incremental borrowing rate for operating lease liabilities, and uncertain tax positions and the valuation allowance for net deferred tax assets. Actual results may differ from the Company’s estimates.
Risk and Uncertainties
The Company has devoted most of its time and resources to developing its proprietary autonomous vehicle technology and first deployed the Kodiak Driver in a customer-owned vehicle in December 2024. The Company’s business and operations may be impacted by general business and economic conditions worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the world economy, including uncertainty around tariffs. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations. In addition, the Company will have to compete with companies that have extensive and well-funded projects, marketing and sales operations. The Company may be unable to compete successfully against these companies. The Company’s industry is characterized by rapid changes in technology and market demands. As a result, the Company’s products, services, or expertise may become obsolete or unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance its current technology.
Segment Reporting
The Company manages its operations as one operating and reportable segment. The Company’s chief operating decision maker (“CODM”), its Chief Executive Officer, manages the Company’s operations on a consolidated basis for the purposes of allocating resources and evaluating financial performance. The CODM reviews significant segment expenses based on functional line items as disclosed in the statements of operations and comprehensive loss.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Cash and Cash Equivalents
Cash and cash equivalents are cash deposits and highly liquid investments, such as money market funds or U.S. Treasury securities, that are readily convertible to known amounts of cash and are subject to insignificant risk of change including due to interest rate, quoted price, or penalty of withdrawal. Marketable securities with an original maturity of 90 days or less when purchased are considered to be cash equivalents.
Restricted Cash
Restricted cash consists of funds that are contractually restricted as to usage or withdrawal, typically due to the Company’s operating lease agreements. Restricted cash, which is unavailable for a period longer than one year from the balance sheet date, is classified as a noncurrent asset. Otherwise, restricted cash is included in other current assets in the balance sheets.
Concentration of Risks
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash deposited in accounts at several financial institutions that may exceed the Federal Deposit Insurance Corporation’s insurance limit. The Company is exposed to credit risk in the event of a default by the financial institutions holding its cash and cash equivalents and restricted cash to the extent recorded on the balance sheets of such financial institutions. The Company believes it is not exposed to significant credit risk due to the financial position of the financial institutions in which those deposits are held.
The Company
is also subject to credit risk from its accounts receivable and does not require any collateral. The Company had one customer that accounted for 78% of the Company’s accounts receivable as of December 31, 2024 and no customers that accounted for 10% or more of the Company’s accounts receivable as of December 31, 2023. As of December 31, 2024 and 2023, and January 1, 2023, the Company’s balance of accounts receivable was $1.3 million, $0.2 million, and $0.2 million, respectively.
A single customer represented 89% of revenues in both of the years ended December 31, 2024 and 2023.
Marketable Securities
The Company may invest its excess cash in marketable debt securities with high credit ratings including money market funds and securities issued by the U.S. government and its agencies that are accounted for as available-for-sale
and carried at fair value. The Company classifies its marketable securities as current assets, including those with maturities beyond 12 months, as the Company’s intention is to use the proceeds from sales of its securities to fund its operations. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, which is included in interest income and other, net in the statements of operations and comprehensive loss. Unrealized gains or losses, if any, are included in accumulated other comprehensive income (loss) in the balance sheets and in comprehensive loss in the statements of operations and comprehensive loss. Realized gains and losses on marketable securities, if any, are included in interest income and other, net. The cost of securities sold is determined based on the trade date using the specific identification method.
The Company periodically assesses its marketable debt securities for impairment. For debt securities in an unrealized loss position, this assessment first considers the Company’s intent to sell, or whether it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of these criteria are met, the debt security’s amortized cost basis is written down to fair value within interest income and

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

other, net. For debt securities in an unrealized loss position that do not meet the aforementioned criteria, the Company assesses whether the decline in fair value has resulted from credit losses or other factors. If a credit loss exists, an allowance for credit losses is recorded within interest income and other, net to the extent the fair value is less than the amortized cost basis.
As of December 31, 2024 and 2023, the Company did not hold any marketable securities.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company measures fair value by maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. Financial assets and liabilities recorded at fair value in the balance sheets are categorized in the fair value hierarchy based upon the lowest level of input that is significant to the fair value as follows:

•	Level 1—Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

•
Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable inputs for similar assets or liabilities. These include quoted prices for identical or similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value of the instrument.
Accounts Receivable
Accounts receivable are unsecured assets where the Company has unconditional rights to consideration and are recorded at the invoiced amount net of any allowance for credit losses. The Company provides an allowance for expected credit losses based upon the Company’s estimate of collectability of the accounts receivable balances by considering factors such as contractual payment terms, historical experience, credit quality, the age of the account receivable balances, and current economic conditions that may affect a customer’s ability to pay. As of December 31, 2024 and 2023, there was no allowance for expected credit losses.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Property and Equipment, Net
Property and equipment, net is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets, as follows:

Useful life
Leasehold improvements	Shorter of remaining useful life or lease term
Vehicles	5 years
Technology infrastructure	3 years
Equipment	5 - 7 years
Other	3 - 5 years
Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheets and any resulting gain or loss is reflected in the statement of operations and comprehensive loss in the period realized.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, including property and equipment and operating lease right-of-use
assets, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets as of and for the years ended December 31, 2024 and 2023.
Leases
The Company determines if an arrangement is or contains a lease at inception by assessing whether it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. If a lease is identified, classification is determined at lease commencement. To date, all of the Company’s leases have been determined to be operating leases. Operating lease liabilities are recognized at the present value of the future lease payments over the expected remaining lease term at the lease commencement date. As the implicit rate in the Company’s lease is generally not readily determinable, the Company estimates its incremental borrowing rate to discount lease payments. The incremental borrowing rate reflects the interest rate that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term. Operating lease right-of-use
(“ROU”) assets are based on the corresponding lease liability adjusted for any lease payments made at or before commencement, initial direct costs, and lease incentives. Certain leases also include options to renew or terminate the lease at the election of the Company. The Company evaluates these options at lease inception and on an ongoing basis. Renewal and termination options that the Company is reasonably certain to exercise are included when classifying leases and measuring lease liabilities and ROU assets. Operating lease expense is recognized on a straight-line basis over the lease term.
The Company has lease agreements with lease and
non-lease
components, which the Company has elected to account for as a single lease component. The Company has elected to not record leases on the balance sheet that, at the lease commencement date, have a lease term of 12 months or less.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Simple Agreements for Future Equity
The Company accounts for the contractual obligation under its SAFEs to issue a variable number of shares as a liability stated at fair value based on the expected value of shares to be issued in the future to settle the obligation with changes in fair value recognized in the Company’s statements of operations and comprehensive loss until settlement.
Redeemable Convertible Preferred Stock
The Company classifies its redeemable convertible preferred stock as temporary or mezzanine equity because events triggering liquidation were not solely within the control of the Company. No accretion was recognized as a liquidation event was not considered probable as of the end of each reporting period.
Warrant to Purchase Redeemable Convertible Preferred Stock
The Company’s warrants to purchase shares of redeemable convertible preferred stock, or the redeemable convertible preferred stock warrants, are classified as liabilities as the underlying securities were contingently redeemable upon the occurrence of events that were outside of the control of the Company. The warrants were recorded at fair value upon issuance and are subsequently remeasured at fair value at the end of each balance sheet date, with changes in fair value recognized in the Company’s statements of operations and comprehensive loss until expiration or settlement.
Warrants to Purchase Common Stock
The Company’s warrants to purchase shares of common stock, or the common stock warrants, are equity-classified instruments because the warrants are indexed to its common stock and meet the requirements for equity classification. This assessment is conducted at the time the common stock warrants were issued and as of each reporting period that the common stock warrants remain outstanding.
Revenue Recognition
The Company generates revenues from: (i) providing DaaS to customers; (ii) delivering freight via Kodiak-owned autonomous trucks powered by the Kodiak Driver; and (iii) demonstrating and providing ground autonomy solutions to the U.S. Army. The Company recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration the Company expects to receive for those goods or services. The Company applies the following five-step revenue recognition model in accounting for its revenue arrangements:

•	identification of a contract with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when or as the performance obligations are satisfied.
DaaS
Beginning in December 2024, the Company began recognizing revenue on a per-vehicle fee under its Driver-as-a-Service (“DaaS”) business model.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Under its DaaS model, the Company supplies self-driving technology consisting of a highly integrated bundle of goods and services that represents a single combined output for which the customer has contracted. This single combined output is made up of both hardware and software, together with ongoing support services, including regular software updates, systems integrations and operational support, including remote monitoring and on-site support. These promises are accounted for as if they were a single performance obligation, as they are delivered to the customer concurrently over the same period of time. Revenue for DaaS arrangements is recognized over time on a ratable basis over the contract term, which is expected to be for a duration of three to four years. Fees are generally billed monthly and are typically on 30-day payment terms.
DaaS revenues were immaterial for the year ended December 31, 2024.
Freight Delivery
The Company’s freight delivery revenues are generated from providing freight transportation services to customers in the commercial sector utilizing Company-owned autonomous trucks powered by the Kodiak Driver. The Company generates revenues based on number of paid miles and rate-per-mile fees primarily determined by local market dynamics, which fees are generally billed upon delivery and are typically on 30-day payment terms.
Customer contracts have a single performance obligation to transport commercial freight to an agreed-upon destination. This performance obligation is satisfied over time as freight delivery is performed, which typically occurs within one day.
Ground Autonomy Solutions
The Company provides ground autonomy solutions to a single customer in the public sector. Services under these contracts relate to the demonstration of specific capabilities of autonomous driving solutions for military vehicles. Each contract is separately agreed with no interdependencies with respect to pricing, promises or objectives and accounted for as separate arrangements. Each contract has a specified deliverable(s) that represents a single (or combined) performance obligation with the transfer of the significant risks and rewards of ownership occurring upon acceptance of the final deliverable(s) within each contract. The contracts have fixed fees that are invoiced on an agreed upon billing schedule on payment terms in accordance with the Prompt Payment Act.
Control is transferred at a point in time and revenue is recognized upon completion and customer acceptance of each contract’s deliverable(s).
Contract Assets and Contract Liabilities
A contract asset represents amounts that are unbilled due to agreed-upon contractual terms in which billing occurs subsequent to revenue recognition.
A contract liability represents amounts that have been invoiced to the customer for which the Company has the right to invoice (and for which payment was received) but has not been recognized as revenues because the related products or services have not been transferred to the customer. Such amounts are recognized in revenues as performance obligations are met.
Practical Expedients and Policy Elections
Significant financing component: The promised amount of consideration is not adjusted for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
Taxes collected on behalf of the customers: The Company excludes from the measurement of the transaction price all taxes assessed by governmental authorities when these taxes are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from a customer.
Disclosure of remaining performance obligations: The Company does not disclose remaining performance obligations for contracts that have an original expected duration of one year or less.
Research and Development
Research and development costs are expensed as incurred, and consist primarily of personnel costs, hardware and electrical engineering prototyping, cloud computing and storage, third-party software licenses (including simulation), data labeling, and third-party design services.
General and Administrative
General and administrative costs consist primarily of personnel costs, facilities rent, insurance, professional services (including external accounting and legal advisors), and other general and administrative costs.
Truck and Freight Operations
Truck and freight operations costs consist primarily of personnel costs and truck-related operational costs, including fuel, tires, and repair and maintenance.
Sales and Marketing
Sales and marketing costs consist primarily of personnel costs and sales-related, branding and public relations activities. Advertising costs were $0.4 million and $0.6 million for the years ended December 31, 2024 and 2023, respectively.
Software Development Costs
Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility of the product has been established. Software development costs incurred after technological feasibility has been established are capitalized up to the time the product is available for general release to customers. For the years ended December 31, 2024 and 2023, no amounts were capitalized.
Stock-based Compensation
The Company’s stock-based compensation relates to stock-based awards granted to employees and other service providers. The Company recognizes the cost of stock-based awards based on the estimated grant-date fair value of the awards. Forfeitures are accounted for as they occur.
For stock-based awards with service-only vesting conditions, expense is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award of four years. The Company estimates

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

the grant-date fair value of the stock options with service only vesting conditions using the Black-Scholes option-pricing model, which utilizes inputs and assumptions that involve certain subjective judgment, including:

•
Fair Value of Common Stock
– As there is no public market for the Company’s common stock, management and/or the board of directors has determined the fair market value of the Company’s common stock at the time of grant by considering a number of objective and subjective factors, including valuations of comparable companies, sales of redeemable convertible preferred stock to unrelated third parties, operating and financial performance, lack of liquidity of capital stock and general and industry-specific economic outlook, amongst other factors.

•
Expected Term
– The expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method. The simplified method calculates the expected term as the average of the time-to-vesting
and the contractual life of the award.

•
Expected Volatility
– As there is no trading history for the Company’s common stock, the Company has determined expected volatility based on the average volatility for publicly traded companies that the Company considers to be comparable, over a period equal to the expected term assumption. Comparable companies are chosen based on their similar size, stage in the life cycle or industry.

•
Risk-Free Interest Rate
– The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of award.

•	Expected Dividend – The expected dividend yield assumption is zero as the Company has never paid and has no plans to pay dividends on the Company’s common stock in the foreseeable future.
Income Taxes
The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the carrying values of assets and liabilities for financial reporting purposes and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when necessary to reduce net tax assets to an amount that is more likely than not to be realized. The Company recognizes the benefits of tax-return
positions in the financial statements when they are “more likely than not” to be sustained by the taxing authority, based on the technical merits at the reporting date. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. The Company recognizes interest and penalties related to unrecognized tax benefits, if any, as a component of income taxes.
Basic and Diluted Net Loss Per Common Share
Basic and diluted net loss per common share is calculated by dividing net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Contingently issuable shares, including shares that are issuable for little or no cash consideration, are considered outstanding common shares and included in the calculation of basic and diluted net loss per share, even if they are antidilutive. Such shares include common stock warrants with a nominal exercise price.
Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted
method based on the nature of such securities. As the Company reported a net loss for the periods presented, diluted net loss per common share was the same as basic net loss per common share because the effects of potentially dilutive common stock equivalents were antidilutive.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Comprehensive Loss
Comprehensive loss represents the change in the Company’s stockholders’ deficit from all sources other than investments by or distributions to stockholders. The Company’s comprehensive loss is comprised of net loss and changes in unrealized gains or losses on marketable securities.
Emerging Growth Company
The Company intends to operate as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until such time as those standards would apply to private companies. The Company elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
Recently Adopted Accounting Standards
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2016-13,
Financial Instruments – Credit Losses
(Topic 326): Measurement of Credit Losses on Financial Instruments
, (“ASU
2016-13”),
which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The Company adopted ASU
2016-13
on January 1, 2023, using a modified retrospective method. The adoption of ASU
2016-13
did not have a material impact on the Company’s financial statements and related disclosures.
In August 2020, the FASB issued ASU
No. 2020-06,
Debt –
Debt with Conversion and Other Options
(Subtopic 470-20)
and
Derivatives and Hedging – Contracts in Entity’s Own Equity
(Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
(“ASU
2020-06”)
to reduce the number of accounting models for convertible debt instruments and to allow more contracts to qualify for equity classification. The Company adopted ASU
2020-06
on January 1, 2024, using a modified retrospective method. The adoption of ASU
2020-06
did not have a material impact on the Company’s financial statements and related disclosures.
In November 2023, the FASB issued ASU
No. 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
(“ASU
2023-07”),
which requires additional disclosures with respect to significant segment expenses that are regularly provided to the CODM, a description of other segment items by reportable segment, and any additional measures of a segment’s profit or loss used by the CODM when deciding how to allocate resources. The Company adopted ASU
2023-07
on December 31, 2024, using a retrospective method. As a result of adoption, the required disclosures have been included in Note 2 and Note 17.
Recently Issued Accounting Standards
In December 2023, the FASB issued ASU
No. 2023-09,
Improvements to Income Tax Disclosures
(“ASU
2023-09”),
which requires entities to make incremental income tax disclosures on an annual basis. The amendments require that public business entities disclose specific categories in the rate reconciliation and

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. ASU
2023-09
is effective for the Company’s annual reporting periods ending December 31, 2025 and thereafter, with early adoption permitted. The Company is evaluating adoption timing and the impact ASU
2023-09
will have on its financial statements and related disclosures.
In November 2024, the FASB issued ASU
No. 2024-03,
Income Statement—Reporting Comprehensive Income
(Topic 220): Expense Disaggregation Disclosures
(“ASU
2024-03),
which requires entities to provide disaggregated disclosures of certain expense captions presented on the face of the income statement into specific categories within the footnotes to the financial statements to provide enhanced transparency into the nature and function of expenses. ASU
2024-03
is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim periods within years beginning after December 15, 2027, with early adoption permitted. ASU
2024-03
may be applied retrospectively or prospectively. The Company is evaluating adoption timing and the impact ASU
2024-03
will have on its financial statements and related disclosures.
In May 2025, the FASB issued ASU No. 2025-03,
Business Combinations (Topic 805) and Consolidation (Topic 810)—Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
(“ASU 2025-03”), which revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions. ASU 2025-03 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-03 is required to be applied prospectively. The Company is evaluating adoption timing and the impact ASU 2025-03 will have on its financial statements and related disclosures.

3.	Cash Equivalents
The following tables summarize the amortized cost and fair value of the Company’s cash equivalents by major category for the periods presented (in thousands):

	December 31, 2024
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Cash equivalents:
Money market funds	$9,439	$—	$—	$9,439

Total cash equivalents	$9,439	$—	$—	$9,439

	December 31, 2023
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
Cash equivalents:
Money market funds	$7,042	$—	$—	$7,042
U.S. treasury securities	5,055	—	—	5,055

Total cash equivalents	$12,097	$—	$—	$12,097

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

For the years ended December 31, 2024 and 2023, interest income was $0.9 million and $2.2 million, respectively, and was included within interest income and other, net in the statements of operations and comprehensive loss.

4.	Fair Value Measurements
The carrying amounts of the Company’s financial instruments, including accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities and the current portion of operating lease liabilities approximate their fair value due to the short-term nature of those instruments. The fair value of the Company’s debt approximates its carrying value, or amortized cost, due to the prevailing market rates of interest rates it bears.
The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Money market funds	$9,439	$—	$—	$9,439

Total assets measured at fair value	$9,439	$—	$—	$9,439

Liabilities
SAFEs	$—	$—	$59,301	$59,301
Redeemable convertible preferred stock warrant liabilities	—	—	1,619	1,619

Total liabilities measured at fair value	$—	$—	$60,920	$60,920

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets
Money market funds	$7,042	$—	$—	$7,042
U.S. treasury securities	5,055	—	—	5,055

Total assets measured at fair value	$12,097	$—	$—	$12,097

Liabilities
SAFE	$—	$—	$10,000	$10,000
Redeemable convertible preferred stock warrant liabilities	—	—	2,045	2,045

Total liabilities measured at fair value	$—	$—	$12,045	$12,045

All of the Company’s money market funds and U.S. treasury securities are highly liquid and actively traded marketable securities that generally transact at a stable $1.00 net asset value representing its estimated fair value.
The Company measures its SAFEs (see Note 8) and redeemable convertible preferred stock warrants (see Note 10) at fair value based on significant inputs not observable in the market and therefore represent Level 3 inputs. The valuations of the future equity obligations and redeemable convertible preferred stock warrants use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. Changes in the fair value of these instruments are recognized within the statements of operations and comprehensive loss.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Simple Agreements for Future Equity
The Company determined the fair value of its SAFE obligations by using a valuation model with key assumptions summarized in the table below. The Company utilized a probability-weighted model that used both the pay-off method and Black-Scholes option-pricing model based on the potential settlement outcomes of the SAFE obligations, including a liquidity event, next equity financing and dissolution, as these events became known or knowable as of the valuation date.

	Year Ended December 31,
	2024	2023
Expected term to underlying triggering events (in years)	0.7	0.4 – 3.0
Discount rate	20.9%	26.0%
Volatility	60.7%	49.9 – 102.3%
Redeemable Convertible Preferred Stock Warrants
The Company determined the fair value of its redeemable convertible preferred stock warrants by using a Black-Scholes option-pricing model with key assumptions summarized in the table below. The Company utilized a probability-weighted Black-Scholes option-pricing model based on the potential settlement outcomes of the redeemable convertible preferred stock warrants, including a liquidity event or future equity financing as well as other settlement alternatives, as these events became known or knowable as of the valuation date.

	Year Ended December 31,
	2024	2023
Exercise price	$0.001 – $2.34	$0.001 – $2.34
Expected term (in years)	3.6 – 7.7	4.6 – 8.7
Risk-free interest rate	4.3% – 4.5%	3.8% – 3.9%
Volatility	80.3%	83.1%
Dividend yield	—	—
Fair Value Remeasurement
The following table summarizes changes in the estimated fair values of these liabilities (in thousands):

	SAFE	Redeemable Convertible Preferred Stock Warrants	Total
Balance as of December 31, 2022	$—	$1,451	$1,451
Issuance of SAFE	10,000	—	10,000
Correction of an immaterial error of redeemable convertible preferred stock warrants	—	720	720
Fair value remeasurement	—	(126)	(126)

Balance as of December 31, 2023	10,000	2,045	12,045

Issuance of SAFEs	45,192	—	45,192
Fair value remeasurement	4,109	(426)	3,683

Balance as of December 31, 2024	$59,301	$1,619	$60,920

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

5.	Balance Sheet Components
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	December 31,
	2024	2023
Deferred contract costs	$—	$1,026
Prepaid expenses and other receivables	1,610	978
Payroll tax credit receivable	650	900

Total prepaid expenses and other current assets	$2,260	$2,904

Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):

	December 31,
	2024	2023
Leasehold improvements	$7,261	$7,207
Vehicles	6,331	5,835
Technology infrastructure	2,912	2,641
Equipment	2,524	1,002
Other	694	666

Total property and equipment	19,722	17,351
Less: accumulated depreciation	(13,980)	(9,605)
Construction in progress	981	—

Total property and equipment, net	$6,723	$7,746

Depreciation and amortization expense for the years ended December 31, 2024 and 2023 was $4.6 million and $4.2 million, respectively.
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2024	2023
Accrued bonus	$8,800	$3,984
Deferred revenue	—	1,144
Accrued payroll and related expenses	1,460	447
Other current liabilities and accrued expenses	1,156	699

Total accrued expenses and other current liabilities	$11,416	$6,274

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

6.	Leases
The Company has operating lease arrangements for facilities under non-cancellable
agreements with various expiration dates through 2031. The agreements may include renewal options to extend the term that the Company is not reasonably certain to exercise.
In September 2023, the Company extended its facility lease in Lancaster, Texas, from October 2024 to October 2031.
In October 2024, the Company extended one of its facility leases in California from December 2024 to June 2027. In October 2024, the Company entered into a lease agreement for additional facilities in Odessa, Texas, which expires in September 2031.
Rent expense related to operating lease liabilities was $2.5 million and $2.3 million for the years ended December 31, 2024 and 2023, respectively. In addition, the Company recognized $0.2 million and $0.1 million in rent expense related to a short-term lease for the years ended December 31, 2024 and 2023, respectively.
As of December 31, 2024, future minimum lease payments for the Company’s operating lease liabilities were as follows (in thousands):

Year Ended December 31,	Amount
2025	$2,626
2026	2,605
2027	1,200
2028	839
2029	866
Thereafter	1,568

Total undiscounted lease payments	9,704
Less: Imputed interest	(2,343)

Present value of lease liabilities	7,361
Less: Operating lease liabilities, current	(1,638)

Operating lease liabilities, noncurrent	$5,723

The following table summarizes additional information related to operating leases for the periods presented:

	December 31,
	2024	2023
Weighted-average remaining lease term	4.6 years	5.2 years
Weighted-average discount rate	12.3%	11.2%
Cash payments made for operating leases (in thousands)	$2,327	$2,308

7.	Debt
2022 Credit Facility
In September 2022, the Company entered into a venture loan and security agreement (“2022 Credit Facility”) with a financial institution to borrow secured term loans of up to an aggregate principal amount of $30.0 million.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

The Company drew the full amount available under the 2022 Credit Facility upon execution. The proceeds were primarily used to settle outstanding obligations with another lender. Borrowings under 2022 Credit Facility are secured by substantially all of the assets of the Company, excluding the Company’s intellectual property. The 2022 Credit Facility contains customary representations and warranties, non-financial
covenants and customary events of default. The Company was in compliance with its covenants as of December 31, 2024 and 2023. The 2022 Credit Facility was amended in June 2024 to revise the repayment schedule, delay principal payments from November 1, 2024 to April 1, 2025, which was accounted for as a modification, and included our intellectual property as part of the collateral securing the 2022 Credit Facility.
Borrowings under the 2022 Credit Facility mature in April 2026 and provide for interest-only payments to March 1, 2025. Consecutive payments of principal and interest are due beginning on April 1, 2025 once the interest-only period elapses. The 2022 Credit Facility bears an annual rate of interest that is payable monthly at 5.5% plus the greater of (i) 4.75% and (ii) the prime rate. The interest rate was 11.75% at inception and 13.0% as of December 31, 2024. In addition, a final payment fee of $1.2 million is due upon the earlier of prepayment or maturity of the debt. The Company has the option to prepay the entire outstanding balance of the debt subject to a prepayment fee ranging from 1.0% to 3.0% depending on the timing and circumstances of such prepayment.
Total debt issuance costs related to the 2022 Credit Facility of $1.1 million were recorded as a debt discount, which included $0.7 million related to the fair value of warrants to purchase shares of the Company’s redeemable convertible preferred stock issued concurrently with the execution of the 2022 Credit Facility (see Note 10), a commitment fee of $0.3 million and other issuance costs of $0.1 million. The debt discount, together with the final payment fee, is recognized as interest expense using the effective interest method.
2022 Equipment Facility
In July 2022, the Company entered into a financing agreement with a lender to borrow up to $10.0 million as equipment line advances (“2022 Equipment Facility”). As of December 31, 2024 and 2023, the Company had borrowed an aggregate principal amount of $8.5 million. Borrowings under 2022 Equipment Facility are secured by the specific assets that were financed. The 2022 Equipment Facility contains customary representations and warranties, non-financial
covenants and customary events of default. The Company was in compliance with its covenants as of December 31, 2024 and 2023.
Borrowings under the 2022 Equipment Facility mature in March 2028 and repayments of principal and interest are due monthly commencing in the month following each draw. Accordingly, an aggregate principal amount of $4.1 million was outstanding as of December 31, 2024. The 2022 Equipment Facility bears an annual interest rate of equivalent to a five-year swap plus 3.38% or ranging from approximately 6.0% to 7.0%.
Total debt issuance costs related to the 2022 Equipment Facility of $0.1 million were recorded as a debt discount, which included immaterial amounts related to the fair value of warrants to purchase shares of the Company’s common stock issued concurrently with the execution of the 2022 Equipment Facility (see Note 12) and other issuance costs. The debt discount is recognized as interest expense using the effective interest method.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

As of December 31, 2024, the Company’s future minimum principal payments under its debt arrangements are as follows (in thousands):

Year Ended December 31,	Amount
2025	$17,181
2026	17,267
2027	808
2028	45

Total principal debt payments and final payment fee	35,301
Less: unamortized debt discount	(449)
Less: unamortized final payment fee	(486)
Less: Debt, current portion	(16,792)

Debt, net of current portion	$17,574

8.	Simple Agreements for Future Equity
The Company has entered into SAFEs with various investors that were classified as liabilities on the Company’s balance sheets and accounted for at fair value, subject to remeasurement each reporting period (see Note 4). Each SAFE has no maturity date, does not bear any interest and provides the investor with the right to convert into a variable number of shares of future equity in the Company at the stated conversion amount, if certain events or conditions are triggered.
In 2023, the Company entered into a SAFE with one investor, who is an affiliate of a board member, for an aggregate purchase amount of $10.0 million (“2023 SAFE”). In 2024, the Company entered into SAFEs with several investors for an aggregate purchase amount of $45.2 million (“2024 SAFEs”), including $10.4 million with affiliates of two board members. At the same time, the 2023 SAFE terms were aligned with the 2024 SAFE terms. The fair value of the SAFEs, including changes as a result of the amendments, was recorded in the statement of operations and comprehensive loss for the years ended December 31, 2024 and 2023. The 2023 SAFE and 2024 SAFEs (collectively, the “SAFEs”) are subject to conversion as described below. For the years ended December 31, 2024 and 2023, there were no events or conditions that triggered termination or conversion of the SAFEs. The number of shares to be issued upon conversion of the SAFEs is subject to the following:
Equity Financing
– Upon the occurrence of an equity financing event, each SAFE automatically converts into a greater of (i) the number of shares of preferred stock equal to the SAFE purchase amount divided by the discount price or (ii) the number of shares of preferred stock equal to the SAFE purchase amount divided by the SAFE price.

•
“Discount price” means the price per share equal to the price per share of preferred stock sold in the equity financing multiplied by the discount rate of 50.0% (for the 2023 SAFE prior to being amended, the discount rate was 75.0%).

•
“SAFE price” means the price per share equal to the valuation cap of $500.0 million divided by Company capitalization calculated as of immediately prior to the equity financing on a fully-diluted basis as described in the SAFEs (for the 2023 SAFE prior to being amended, the valuation cap was $800.0 million).

Liquidity Event
– If there is a liquidity event before the conversion of each SAFE, the holder of each SAFE will automatically be entitled to the greater of (i) two times the purchase amount (for the 2023 SAFE prior to being

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

amended, it was the purchase amount), or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (determined as the valuation cap divided by Company capitalization calculated as of immediately prior to the liquidity event on a fully-diluted basis, as described in the SAFEs).
Dissolution Event
– If there is a dissolution event before the conversion of each SAFE, the holder of each SAFE will automatically be entitled to receive a portion of proceeds equal to two times the purchase amount (for the 2023 SAFE prior to being amended, it was the purchase amount).
Subsequent to December 31, 2024 (see Note 19), the SAFEs were further amended to provide for conversion terms upon a SPAC transaction. If there is a SPAC transaction before termination of each SAFE, each SAFE automatically converts into the greater of (i) the number of shares of common stock equal to the purchase amount divided by the SPAC discount price or (ii) the number of shares of common stock equal to the purchase amount divided by the SPAC SAFE price.

•	“SPAC discount price” means the price per share equal to 50% of the implied price per share of the common stock of the Company in the SPAC transaction.

•
“SPAC SAFE price” means the price per share equal to the valuation cap of $500.0 million divided by Company capitalization calculated as of immediately prior to the SPAC transaction on a fully-diluted basis as described in the SAFEs.

9.	Commitments and Contingencies
Litigation
From time to time, the Company may become involved in various litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. As of December 31, 2024, the Company was not involved in any legal actions that could have a material effect on the Company’s financial position, results of operations or liquidity.
Purchase Commitments
The Company’s contracts with vendors in the conduct of the normal course of its business are generally terminable with advanced written notice and payment for any products or services received by the Company through the effective time of termination. However, the Company has entered into contracts to purchase services under which non-cancellable
future minimum payments as of December 31, 2024 were as follows (in thousands):

Year ended December 31,	Amount
2025	$5,450
2026	3,600
2027	2,700

Total	$11,750

10.	Redeemable Convertible Preferred Stock Warrant Liabilities
The Company has issued redeemable convertible preferred stock warrants in connection with entering into services agreements and debt arrangements. As of December 31, 2024, outstanding warrants to purchase the

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Company’s redeemable convertible preferred stock were as follows (in thousands, except exercise price per share):

	Shares Underlying Warrants	Series of Redeemable Convertible Preferred Stock	Exercise Price Per Share	Expiration Date
Warrants issued with services agreement	486	Series A	$0.001	August 2028
Warrants issued with debt arrangement	303	Series A	$1.482	December 2028
Warrants issued with debt arrangement	540	Series A	$1.482	June 2031
Warrants issued with 2022 Credit Facility	640	Series B-2	$2.344	September 2032

Total outstanding	1,969

The redeemable convertible preferred stock warrants are subject to remeasurement each reporting period (see Note 4).

11.	Redeemable Convertible Preferred Stock
As of December 31, 2024 and 2023, the Company’s redeemable convertible preferred stock consisted of the following (in thousands):

	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Liquidation Preference
Series Seed	6,746	6,746	$3,000	$3,000
Series A	27,470	25,439	37,537	37,710
Series B-1	20,559	20,559	37,716	32,760
Series B-2	43,352	41,219	92,395	96,619

Total redeemable convertible preferred stock	98,127	93,963	$170,648	$170,089

The holders of the Company’s Seed Series, Series A, Series
B-1
and Series
B-2
redeemable convertible preferred stock (collectively, “redeemable convertible preferred stock”) have the following significant terms as of December 31, 2024.
Dividends
The holders of the outstanding shares of redeemable convertible preferred stock are entitled to receive noncumulative dividends, only when, as and if, declared by the board of directors, out of any funds and assets legally available therefor, at the rate of 8.0% per annum of the original issuance price, subject to adjustment for any stock splits, stock dividends, combinations of shares, recapitalizations, reclassifications, reorganizations or other similar event including, without limitation, a SPAC transaction, and in preference to any declaration or payment of any dividends to the holders of common stock. No dividends have been declared or paid as of December 31, 2024.
Liquidation Rights
In the event of any liquidation event of the Company, either voluntary or involuntary, the holders of shares then outstanding of redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

distribution of the assets of the Company to the holders of common stock, a liquidation preference in an amount per share equal to the greater of (i) the original issue price, plus any declared but unpaid dividends on such shares and (ii) such amount as would have been payable had all shares of such series of redeemable convertible preferred stock been converted into common stock immediately prior to the liquidation event, or such lesser amount as may be approved by the holders of a majority of the then outstanding shares of the Series A, Series
B-1
and Series
B-2
redeemable convertible preferred stock voting together on an as-converted
basis. If the assets available for distribution are insufficient to permit full payment to the holder of the redeemable convertible preferred stock, then the holders shall share ratably on a pari passu basis in any distribution of assets. After payment to the holders of redeemable convertible preferred stock, any remaining assets of the Company will be distributed ratably on a pari passu basis to the holders of common stock.
Voting
Each holder of redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of redeemable convertible preferred stock are then convertible as of the record date. Except as otherwise expressly provided or as required by law, the holders of redeemable convertible preferred stock and common stock shall vote as a single class.
The holders of Series A redeemable convertible preferred stock, voting as a separate class, shall be entitled to elect one member of the board of directors for so long as at least 5,059,290 shares of Series A redeemable convertible preferred stock remain outstanding. The holders of Series
B-1
redeemable convertible preferred stock and Series
B-2
redeemable convertible preferred stock, voting together as a separate class, shall be entitled to elect one member of the board of directors for so long as at least 853,224 shares of
B-1
redeemable convertible preferred stock and
B-2
redeemable convertible preferred stock remain outstanding. The holders of common stock, voting as a separate class, shall be entitled to elect two members of the board of directors for so long as at least 7,500,000 shares of common stock remain outstanding. Any additional member of the board of directors shall be elected by the holders of a majority of the then outstanding shares of common stock and redeemable convertible preferred stock (with redeemable convertible preferred stock voting as a single class on an as-converted
basis and the common stock and redeemable convertible preferred stock voting as separate classes).
Conversion
At the option of the holder, each share of redeemable convertible preferred stock is convertible into shares of common stock determined by dividing the applicable original issue price by the applicable conversion price in effect at the time of conversion for such series, subject to adjustment for diluting issues. The original issue price and conversion price is $0.444706 per share for Series Seed redeemable convertible preferred stock, $1.482355 per share for Series A redeemable convertible preferred stock, $1.59349 per share for Series
B-1
redeemable convertible preferred stock and $2.34405 per share for Series
B-2
redeemable convertible preferred stock.
Each share of redeemable convertible preferred stock will be automatically converted into shares of common stock, at the applicable conversion rate upon the occurrence of the following events: (i) a qualified initial public offering where the aggregate gross proceeds to the Company are not less than $100.0 million, (ii) a SPAC transaction, provided that the aggregate gross proceeds to the successor entity (including any proceeds from concurrent private placement offerings of securities by the Company and the SPAC) are not less than $100.0 million, (iii) a direct listing with an anticipated valuation of at least $500.0 million, and (iv) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the redeemable convertible preferred stock then outstanding (voting together as a single class and on an as-converted
basis), or, if later, the effective date for conversion specified in such request.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Redemption
The holders of the outstanding shares of redeemable convertible preferred stock have no redemption rights outside of a liquidation event, which was outside of the Company’s control as of December 31, 2024 and 2023.

12.	Stockholders’ Deficit
Common Stock
As of December 31, 2024 and 2023, the Company had authorized 265,000,000 shares of its common stock and each holder is entitled to one vote per share. The Company has the following shares of common stock reserved for future issuance, on an as-if
converted basis (in thousands):

December 31, 2024
Redeemable convertible preferred stock	93,963
Outstanding stock options	74,211
Shares available for issuance under equity incentive plan	2,175
Redeemable convertible preferred stock warrants	1,969
Common stock warrants	1,433

Total	173,751

Common Stock Warrants
The Company has issued common stock warrants in connection with entering into advisory and services agreements as well as debt arrangements. As of December 31, 2024, outstanding warrants to purchase the Company’s common stock were as follows, which all met the conditions for equity classification (in thousands, except price per share):

	Shares Underlying Warrants	Exercise Price Per Share	Expiration Date
Warrants issued with debt arrangement	168	$0.34	January 2029
Warrants issued with advisory agreement	1,167	$0.01	March 2026
Warrants issued with 2022 Equipment Facility	46	$0.84	July 2032
Warrants issued with services agreement	52	$0.01	February 2025 and 2026

Total outstanding	1,433

In April 2021, the Company issued a warrant to purchase 1,167,295 shares of its common stock in connection with an advisory agreement. The warrant was valued using the Black-Scholes option-pricing model, with a grant-date fair value of $0.2 million at inception. As these warrants are subject to time-based vesting based on the provision of services, expense is recognized over the service period and was included within stock-based compensation. As of December 31, 2024, 250,128 shares underlying the warrant remain unvested.
In each of March 2023 and August 2024, the Company issued a warrant to purchase 25,641 shares of its common stock in connection with a services agreement. The warrants issued in March 2023 and August 2024, were both valued using the Black-Scholes option-pricing model, each with an immaterial grant-date fair value at inception.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

As these warrants are subject to time-based vesting based on the provision of services, expense is recognized over the service period and was included within stock-based compensation. As of December 31, 2024, an immaterial number of shares underlying the warrant issued in August 2024 remain unvested.

13.	Stock-based Compensation
Equity Incentive Plan
In 2018, the Company adopted its 2018 equity incentive plan (the “2018 Plan”). The Plan provides for the granting of stock-based awards, including stock options and restricted stock to eligible participants, including employees, directors, and service providers. Stock options granted under the 2018 Plan can be in the form of incentive stock options or nonqualified stock options. The number of shares of common stock available for issuance under the 2018 Plan may be increased from time to time by the board of directors. As of December 31, 2024, 2,174,985 shares of the Company’s common stock were available for future grant under the 2018 Plan.
Under the 2018 Plan, stock options may be granted for a contractual term not exceeding 10 years and at an exercise price no less than 100% of the estimated fair value of the shares on the date of grant as determined by management and/or the board of directors. The general vesting term for stock options is four years, with a one-year
cliff vest and monthly thereafter. Additionally, a stock option granted to a 10% stockholder shall not have an exercise price that is less than 110% of the estimated fair value of the shares on the date of grant as determined by the board of directors, and the term of such option grant shall not exceed five years.
Stock Option Activity
Stock option activity under the Company’s equity incentive plan was as follows:

	Options Outstanding
	Number of Options (in thousands)	Weighted– Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2023	64,357	$0.42
Granted	18,727	0.31
Exercised	(424)	0.41
Forfeited	(4,780)	0.42
Cancelled	(2,403)	0.45
Expired	(1,266)	0.39

Outstanding as of December 31, 2024	74,211	$0.39	7.6	$8,729

Exercisable as of December 31, 2024	39,510	$0.41	6.6	$4,146

The aggregate intrinsic value in the above table is calculated as the difference between the exercise price of the underlying stock options and the Company’s estimated fair value of its common stock as of each balance sheet date.
The weighted-average grant-date fair value per share of stock options granted during the years ended December 31, 2024 and 2023 was $0.42 and $0.27 per share, respectively. The total grant-date fair value of stock options that vested during the years ended December 31, 2024 and 2023 was $3.3 million and $1.9 million,

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

respectively. As of December 31, 2024, total unrecognized compensation expense related to unvested options was $12.3 million, which the Company expects to recognize over an estimated weighted average period of 2.4 years.
Fair Value of Stock Options
The fair value of stock options granted was estimated at the grant-date using the Black-Scholes option-pricing model using the following assumptions:

	Year Ended December 31,
	2024	2023
Expected volatility	87.0% – 91.9%	59.4%
Expected term (in years)	5.1 – 6.1	6.0
Risk-free interest rate	3.6% – 4.3%	4.2%
Expected dividend yield	—	—
Stock-based Compensation
Total stock-based compensation recorded in the Company’s statements of operations and comprehensive loss was as follows (in thousands):

	Year Ended December 31,
	2024	2023
Research and development	$3,482	$3,270
General and administrative	1,405	1,658
Sales and marketing	454	289
Truck and freight operations	209	182

Total stock-based compensation	$5,550	$5,399

Modification
In October 2023, the Company’s board of directors approved an extension to the post-termination exercise period from three months to three years for certain option holders. The modification resulted in total incremental expense of $0.6 million, of which $0.3 million was recognized immediately as it related to vested awards, with the balance recognized over the remaining service periods.

14.	Revenues
The Company’s revenues are primarily derived from (i) demonstrating and providing ground autonomy solutions to the U.S. Army, (ii) delivering freight via Kodiak-owned autonomous trucks powered by the Kodiak Driver, and (iii) providing DaaS to customers. The Company recognizes revenue when customers obtain control of promised services in an amount that reflects the consideration the Company expects to receive for those services.
Disaggregation of Revenues
For the years ended December 31, 2024 and 2023, the Company’s revenues were generated from customers located in the U.S. Ground autonomy solutions represented 89% of revenues for each of the years ended December 31, 2024 and 2023. The remaining revenues were substantially related to freight delivery for the year ended

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

December 31, 2024 and entirely to freight delivery for the year ended December 31, 2023. Revenues related to DaaS were immaterial for the year ended December 31, 2024 and $0 for the year ended December 31, 2023.
The Company recognized revenue disaggregated by timing as follows for the periods presented (in thousands):

	December 31,
	2024	2023
Point in time	$14,839	$16,946
Over time	94	—

Total revenues	$14,933	$16,946

Contract Balances
As of December 31, 2024 and 2023, the Company did not have any material amounts related to unbilled receivables or contract assets.
As of December 31, 2024 and 2023, the contract liability was $0 and $1.1 million, respectively, which was included in accrued expenses and other current liabilities on the balance sheets. For the year ended December 31, 2024, the Company recognized revenue of $1.1 million that was included in the corresponding deferred revenue balance at the beginning of the year.

15.	Income Taxes
Income Taxes and Rate Reconciliation
The Company is subject to U.S. federal and state corporate income taxes. For the years ended December 31, 2024 and 2023, net loss before income taxes was generated in the U.S.
Income taxes consisted of the following for the periods presented (in thousands):

	Year Ended December 31,
	2024	2023
Current:
Federal	$—	$—
State	1	9

Total	1	9

Deferred:
Federal	—	—
State	—	—

Total	—	—

Income taxes	$1	$9

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

The Company’s effective income tax rate reconciliation was composed of the following for the periods presented (in thousands):

	Year Ended December 31,
	2024	2023
Federal statutory rate, benefit	$(14,586)	$(11,958)
State income taxes, net of benefit	(5,318)	(4,881)
Nondeductible expenses	35	153
Stock-based compensation	2,566	1,618
Change in valuation allowance	20,366	18,099
R&D credits	(3,084)	(3,022)
Other	22	—

Income taxes	$1	$9

The expense for income taxes in the table above related to continuing operations differs from the amounts computed by applying the statutory income tax rate of 21% due to a pretax loss in each period.
Deferred Income Taxes
The components of net deferred tax assets were as follows for the periods presented (in thousands):

	December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$47,448	$35,486
Accrued expenses and other current liabilities	1,666	1,212
Charitable contributions	22	8
Depreciation and amortization	930	756
Stock-based compensation	233	—
Operating lease liabilities	2,136	1,848
Capitalized research and development expense	12,920	8,659
Tenant improvement allowance	—	4
Section 195 capitalization	369	418
Research and development credits	12,076	8,764

Total deferred tax assets	77,800	57,155
Less: valuation allowance	(75,737)	(55,372)

Total deferred tax assets, net of valuation allowance	2,063	1,783

Deferred tax liabilities:
Operating lease right-of-use assets	(2,064)	(1,784)
Other	1	1

Total deferred tax liabilities	(2,063)	(1,783)

Net deferred tax assets	$—	$—

The Company determines its valuation allowance on deferred tax assets by considering whether it is more likely than not that deferred tax assets will be realized. Due to the Company’s history of operating losses, the

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

Company’s deferred tax assets are not likely to be realized and, accordingly, the Company has provided a full valuation allowance on its deferred tax assets. The valuation allowance increased by $20.4 million and $18.1 million for the years ended December 31, 2024 and 2023, respectively, primarily due to the increase in the Company’s U.S. and state net operating losses (“NOL”) carryforwards and tax credit carryforwards.
Available Carryforwards
As of December 31, 2024, NOLs and tax credit carryforwards were as follows (in millions):

	Amount	Expiration Years
NOLs, federal	$160.8	Indefinite
NOLs, state	154.3	2039
Research and development tax credits, federal	9.4	2039
Research and development tax credits, state	6.7	Indefinite
Under Section 382 and Section 383 of the Internal Revenue Code of 1986, utilization of the Company’s NOL carryforwards and tax credit carryforwards may be subject to a substantial annual limitation if the Company experiences an “ownership change.” An ownership change generally occurs if one or more stockholders or groups of stockholders that own at least 5% of the Company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage (by value) within a rolling three-year period. Similar rules may apply under state tax laws. The Company may have experienced an ownership change in the past, and may experience future ownership changes, some of which are outside of the Company’s control, or future regulatory changes could further limit the Company’s ability to utilize its net operating loss and tax credit carryforwards. The Company has not conducted a study to assess whether a change of control has occurred. Any limitation may result in expiration of a portion of the NOL carryforwards or tax credit carryforwards before utilization; however, such limitation, if any, would not have an impact on the Company’s financial statements as of December 31, 2024 due to the recognition of a full valuation.
Uncertain Tax Positions
A reconciliation of the beginning and ending balance of total gross unrecognized tax benefits was as follows for the periods presented (in thousands):

	December 31,
	2024	2023
Beginning balance of unrecognized tax benefits	$2,441	$1,679
Gross increases based on tax positions related to current year	795	762
Gross increases based on tax positions related to prior years	33	—

Ending balance of unrecognized tax benefits	$3,269	$2,441

The unrecognized tax benefits, if recognized, would not have an impact on the Company’s effective tax rate assuming the Company continues to maintain a full valuation allowance. As of December 31, 2024, no significant increases or decreases are expected to the Company’s uncertain tax positions within the next twelve months.
For the years ended December 31, 2024 and 2023, no material interest and penalties related to unrecognized tax benefits were recognized. The Company is subject to taxation in the United States and various state jurisdictions. All tax years are open for examination. The Company currently has no federal or state tax examinations in progress.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

16.	Net Loss Per Common Share
The following table summarizes the computation of basic and diluted net loss per common share (in thousands, except per share amounts):

	Year Ended December 31,
	2024	2023
Numerator
Net loss	$ (69,459)	$(56,945)

Denominator
Weighted-average common shares outstanding, basic and diluted	88,181	87,459

Net loss per common share, basic and diluted	$(0.79)	$(0.65)

The following potentially dilutive common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive (in thousands):

	Year Ended December 31,
	2024	2023
Redeemable convertible preferred stock	93,963	93,963
Common stock options	74,211	64,357
Redeemable convertible preferred stock warrants	1,969	1,969
Common stock warrants (1)	469	719

Total	170,612	161,008

(1)
Excluded from this amount are those common stock warrants with an exercise price of $0.01, which have been included in the computation of basic and diluted net loss per share on the date all necessary conditions have been satisfied for issuance, which if from the date any service based vesting conditions have been met.

17.	Segment
The Company has one operating and reportable segment related to the development of autonomous vehicle technology and related services that can be applied at scale across a broad range of industries and environments. Factors used in determining the reportable segment include the nature of the Company’s activities, the organizational and reporting structure and the type of information reviewed by the CODM to allocate resources and evaluate financial performance. Net loss is the key measure of segment profit and loss that the CODM uses to allocate resources and assess performance. The CODM uses net loss to evaluate the Company’s expenditures and monitor budget-to-actual results. The CODM considers budget-to-actual variances and available cash when making decisions about the allocation of resources across the organization.
Significant expenses within net loss include research and development, general and administrative, truck and freight operations and sales and marketing, as well as other segment items, which are separately presented on the Company’s statements of operations and comprehensive loss. The Company’s long-lived assets are located in the United States.

18.	Employee Benefit Plan
The Company sponsors a 401(k) Plan whereby eligible employees can elect to contribute to the 401(k) Plan, subject to certain limitations, on a pretax basis. The Company’s contribution to the 401(k) Plan is at its discretion. The Company did not make any employee contributions during the years ended December 31, 2024 and 2023.

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

19.	Subsequent Events
The Company has evaluated all material events occurring after the balance sheet date, up to May 14, 2025, the date the financial statements were available to be issued.
2022 Credit Facility Second Amendment
In February 2025, the Company entered into the second amendment to the 2022 Credit Facility to include certain Company intellectual property as collateral and to permit the business combination as discussed below.
SAFEs
From February 2025 to April 2025, certain institutional and accredited investors provided $23.7 million to the Company in the form of SAFEs (“2025 SAFE”), including $10.0 million from an affiliate of AACT. At the same time, the 2023 SAFE and 2024 SAFEs were amended to include conversion terms upon a SPAC transaction (see Note 8).
Business Combination Agreement and Related Events
As discussed in Note 1, on April 14, 2025, the Company entered into a BCA with AACT, a publicly traded SPAC. Upon the closing of the transactions contemplated by the BCA, which are subject to customary closing conditions, the Company is expected to become a publicly listed company.
Concurrent with the execution of the BCA, AACT entered into subscription agreements with certain institutional and accredited investors under which the investors agreed to subscribe for and purchase in a private placement in equity (“PIPE”) financing shares of its common stock for an aggregate purchase price of $60.0 million. The closing of the PIPE investments is conditioned upon, among other things, the completion or concurrent consummation of the transactions contemplated by the BCA.
Beginning April 25, 2025, Ares Acquisition Holdings II L.P. (“Sponsor”) agreed to make monthly contributions directly to AACT’s trust account of $1.0 million, up to a maximum aggregate amount of $9.9 million. The first contribution was made on April 25, 2025 and additional contributions will be made on the 25th day of each month following April 25, 2025 until the earlier of (i) the consummation of the proposed transaction contemplated by the BCA, and (ii) the last day AACT has to complete a business combination in accordance with its amended and restated memorandum and articles of association. The post-closing company will reimburse the Sponsor for the aggregate amount of all contributions upon closing. If the proposed transaction contemplated by the BCA does not close, 50% of the aggregate contributions paid by Sponsor will be an obligation of the Company and 50% will be an obligation of AACT.
2025 Convertible Notes
In April 2025, certain institutional and accredited investors entered into a second lien loan and security agreement (the “Second Lien Facility”) with the Company to provide $28.3 million of financing in the form of convertible notes (each a “2025 Convertible Note”), including $20.0 million from an affiliate of AACT. In connection with entering the Second Lien Facility, and immediately prior to the execution and delivery of the BCA, such affiliate also exchanged its $10.0 million outstanding of the 2025 SAFE for a 2025 Convertible Note. In connection with the consummation of the transaction contemplated by the BCA, immediately prior to the closing, all of the 2025 Convertible Notes will automatically convert into equity securities of the Company, other

Kodiak Robotics, Inc.
Notes to Financial Statements (continued)

than the exchanged $10.0 million 2025 SAFE where such conversion is optional. The conversion price will equal 90% of the lower of the transaction price and the lowest price paid in the PIPE. Upon the closing of the transaction contemplated by the BCA, the equity securities of the Company issued upon conversion of the 2025 Convertible Note will convert into equity securities of the combined company.
Increase in Authorized Shares of Common Stock and Shares Available for Issuance
In May 2025, the Company amended its certificate of incorporation to increase the total authorized shares of common stock from 265.0 million to 280.0 million. At the same time, the Company increased the shares of Company common stock reserved for issuance under its 2018 Plan by 15.0 million to 109.0 million.

Kodiak Robotics, Inc.
Condensed Balance Sheets
(In thousands, except par values; unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$17,667	$16,709
Accounts receivable	289	1,280
Prepaid expenses and other current assets	2,252	2,260

Total current assets	20,208	20,249
Restricted cash	1,450	1,450
Property and equipment, net	8,690	6,723
Operating lease right-of-use assets	6,667	7,115
Other assets	195	24

Total assets	$37,210	$35,561

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,861	$1,372
Accrued expenses and other current liabilities	9,701	11,416
Operating lease liabilities, current	1,708	1,638
Debt, current portion	25,520	16,792

Total current liabilities	39,790	31,218
Debt, net of current portion	6,824	17,574
Simple agreements for future equity	189,336	59,301
Operating lease liabilities, noncurrent	5,209	5,723
Redeemable convertible preferred stock warrant liabilities	1,734	1,619
Other liabilities	303	313

Total liabilities	243,196	115,748
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock, par value $0.000001; 98,127 shares authorized as of March 31, 2025 and December 31, 2024; 93,963 shares issued and outstanding as of March 31, 2025 and December 31, 2024	170,648	170,648
Stockholders’ deficit:
Common stock, $0.000001 par value; 265,000 shares authorized as of March 31, 2025 and December 31, 2024; 89,094 and 87,646 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	19,695	17,309
Accumulated deficit	(396,329)	(268,144)

Total stockholders’ deficit	(376,634)	(250,835)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$37,210	$35,561

The accompanying notes are an integral part of these condensed financial statements.

Kodiak Robotics, Inc.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$1,471	$422

Operating expenses:
Research and development	10,134	9,332
General and administrative	5,125	5,341
Truck and freight operations	4,005	1,997
Sales and marketing	806	795

Total operating expenses	20,070	17,465

Loss from operations	(18,599)	(17,043)
Other (expenses) income:
Interest expense	(1,264)	(1,346)
Interest income and other, net	169	286
Change in fair value of simple agreements for future equity	(108,375)	—
Change in fair value of redeemable convertible preferred stock warrant liabilities	(115)	107

Total other expenses	(109,585)	(953)

Net loss before income taxes	(128,184)	(17,996)

Income taxes	(1)	(2)

Net loss and comprehensive loss	(128,185)	(17,998)

Net loss per common share, basic and diluted	$(1.43)	$(0.20)

Weighted-average common shares outstanding, basic and diluted	89,458	87,980

The accompanying notes are an integral part of these condensed financial statements.

Kodiak Robotics, Inc.
Condensed Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands; unaudited)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	93,963	$170,648	87,646	$—	$17,309	$(268,144)	$(250,835)
Issuance of common stock upon exercise of common stock warrants	—	—	26	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	1,422	—	508	—	508
Stock-based compensation	—	—	—	—	1,878	—	1,878
Net loss	—	—	—	—	—	(128,185)	(128,185)

Balance as of March 31, 2025	93,963	$170,648	89,094	$—	$19,695	$(396,329)	$(376,634)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	93,963	$170,648	87,222	$—	$11,587	$(198,685)	$(187,098)
Issuance of common stock upon exercise of common stock warrants	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	33	—	13	—	13
Stock-based compensation	—	—	—	—	1,122	—	1,122
Net loss	—	—	—	—	—	(17,998)	(17,998)

Balance as of March 31, 2024	93,963	$170,648	87,255	$—	$12,722	$(216,683)	$(203,961)

The accompanying notes are an integral part of these condensed financial statements.

Kodiak Robotics, Inc.
Condensed Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net loss	$(128,185)	$(17,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	532	1,210
Stock-based compensation	1,878	1,122
Non-cash lease expense	447	570
Change in fair value of simple agreements for future equity	108,375	—
Change in fair value of redeemable convertible preferred stock warrant liabilities	115	(107)
Non-cash interest expense	228	184
Loss on disposal of property and equipment	130	—
Changes in operating assets and liabilities:
Accounts receivable	1,057	(17)
Prepaid expenses and other current assets	133	(1,424)
Other assets	—	276
Accounts payable	1,387	175
Accrued expenses and other current liabilities	(2,149)	7,511
Operating lease liabilities	(444)	(545)
Other liabilities	(10)	33

Net cash used in operating activities	(16,506)	(9,010)

Investing activities:
Purchases of property and equipment	(2,320)	(107)

Net cash used in investing activities	(2,320)	(107)

Financing activities:
Repayment of debt	(2,249)	(546)
Proceeds from issuance of simple agreements for future equity	21,660	—
Proceeds from exercise of stock options	383	13
Payments for deferred offering costs	(10)	—

Net cash provided by (used in) financing activities	19,784	(533)

Net change in cash and cash equivalents and restricted cash	958	(9,650)
Cash and cash equivalents and restricted cash at beginning of period	18,159	29,206

Cash and cash equivalents and restricted cash at end of period	$19,117	$19,556

Components of cash and restricted cash at period end:
Cash and cash equivalents	$17,667	$18,106
Restricted cash	1,450	1,450

Total cash and cash equivalents and restricted cash	$19,117	$19,556

Supplemental disclosure of cash activities:
Cash paid for interest	$1,039	$1,162
Cash paid for income taxes	$—	$5
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$833	$—
Proceeds from exercise of stock options included in prepaid and other current assets	$125	$—
Deferred offering costs related to SPAC included in accrued liabilities	$160	$—
The accompanying notes are an integral part of these condensed financial statements.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited)
1. Description of Business
Kodiak Robotics, Inc. (the “Company”) was incorporated in 2018 in the State of Delaware and is headquartered in Mountain View, California. The Company is a provider of
AI-powered
autonomous vehicle technology that is addressing the needs of the commercial trucking industry and the public sector. The Company has developed the Kodiak Driver, a single-platform virtual driver that combines advanced
AI-powered
software with modular hardware designed for customer deployments. The Company does not have any operations outside the United States.
In April 2025, the Company entered into a definitive business combination agreement (“BCA”) with Ares Acquisition Corporation II (“AACT”), a publicly traded special purpose acquisition company (“SPAC”). Upon closing of the transaction, the combined company will be named Kodiak AI, Inc. and is expected to be traded on a national securities exchange under the new ticker symbol “KDK”. The transaction is expected to be completed in the second half of 2025, subject to customary closing conditions.
Liquidity and Going Concern
The Company has incurred recurring net losses and negative cash flows from operations since inception and, as of March 31, 2025, had an accumulated deficit of $396.3 million. As of March 31, 2025, the Company had cash and cash equivalents of $17.7 million and debt, current portion of $25.5 million. The Company expects to incur additional losses and increased expenses in future periods as it continues to scale its business, invest in research and development efforts, increase employee headcount, and incur other expenses commonly associated with being a public company. These factors in the aggregate raise substantial doubt regarding the Company’s ability to continue as a going concern for at least one year after the date these condensed financial statements were issued.
To date, the Company has financed its operations primarily from the sales and issuances of redeemable convertible preferred stock, simple agreements for future equity (“SAFEs”), cash flows from operations, and borrowings under debt facilities. The Company’s ability to achieve its intended business objectives is dependent upon, among other things, its ability to scale its
Driver-as-a-Service
(“DaaS”) business, grow its customer base, manage its expenses, or otherwise successfully execute its business and marketing strategy, obtain adequate financing to fund its business plan, and hire and retain appropriate personnel. While the Company has been reviewing a number of potential strategic alternatives regarding its liquidity, including securing alternative sources for additional financing, such alternatives may not be achievable on favorable conditions, or at all. Future capital requirements will depend on many factors, including the rate of adoption for its autonomous driving solutions and associated revenue growth, the expansion of supporting activities, and the timing and extent of research and development efforts.
The Company is pursuing a transaction with a SPAC and expects to use the proceeds from the SPAC transaction to support its operations. There can be no assurance that the SPAC transaction will be successful. In the event the Company does not complete its SPAC transaction, the Company may seek additional equity or debt financing, including through strategic partnerships. Management also plans to manage the Company’s cash burn by controlling expenditures. Failure to generate sufficient cash flow from operations, raise additional capital and manage discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. The accompanying condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and the requirements of the Securities and Exchange Commission for interim financial reporting. Accordingly, certain footnotes or other financial information that are normally required by GAAP can be condensed or omitted.
The interim condensed balance sheet as of March 31, 2025, and the interim condensed statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the three months ended March 31, 2025 and 2024, are unaudited. These unaudited interim condensed financial statements have been prepared on the same basis as the Company’s audited annual financial statements for the years ended December 31, 2024 and 2023, and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the interim periods presented. The results for the three months ended March 31, 2025, are not necessarily indicative of results to be expected for the year ending December 31, 2025, or any other future interim or annual period. The condensed balance sheet as of December 31, 2024, included herein was derived from the audited financial statements as of that date. These unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements included elsewhere is this proxy statement/prospectus.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the condensed financial statements and accompanying notes. These estimates form the basis for the judgments the Company makes about the carrying values of assets and liabilities that are not readily apparent from other sources, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. These estimates are based on management’s knowledge about current events and expectations about actions the Company may undertake in the future. These judgments, estimates and assumptions are used for, but not limited to, the useful life of property and equipment, impairment of long-lived assets, the fair value of redeemable convertible preferred stock warrants, the fair value of each SAFE, the fair value of the Company’s common stock, determination of stock-based compensation, the incremental borrowing rate for operating lease liabilities, uncertain tax positions and the valuation allowance for net deferred tax assets. Actual results may differ from the Company’s estimates.
Concentration of Risks
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash deposited in accounts at several financial institutions that may exceed the Federal Deposit Insurance Corporation’s insurance limit. The Company is exposed to credit risk in the event of a default by the financial institutions holding its cash and cash equivalents and restricted cash to the extent recorded on the balance sheets of such financial institutions. The Company believes it is not exposed to significant credit risk due to the financial position of the financial institutions in which those deposits are held.
The Company
is also subject to credit risk from its accounts receivable and does not require any collateral. Three customers represented 10% or greater of the Company’s accounts receivable as of March 31, 2025,

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

constituting 74% of accounts receivable in aggregate. One customer represented 10% or greater of the Company’s accounts receivable as of December 31, 2024, constituting 78% of accounts receivable. As of March 31, 2025, and December 31, 2024, the Company’s balance of accounts receivable was $0.3 million and $1.3 million, respectively.
Two customers, Customer A and Customer B, represented 68% and 12%, respectively, of revenues for the three months ended March 31, 2025 and three customers, Customer C, Customer D and Customer E, represented 41%, 18% and 16%, respectively, of revenues for the three months ended March 31, 2024.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company measures fair value by maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs. Financial assets and liabilities recorded at fair value in the condensed balance sheets are categorized in the fair value hierarchy based upon the lowest level of input that is significant to the fair value as follows:

•	Level 1—Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

•
Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable inputs for similar assets or liabilities. These include quoted prices for identical or similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value of the instrument.
Deferred Offering Costs
Deferred offering costs consist of expenses directly attributable to the Company’s planned business combination, including but not limited to legal, accounting, printing, underwriter, and filing fees, which are capitalized as incurred. Upon the successful completion of the business combination, deferred offering costs will be offset against the business combination proceeds and reclassified to additional paid-in
capital. As of March 31, 2025, the Company recorded deferred offering costs of $0.2 million within other assets in the condensed balance sheet.
Simple Agreements for Future Equity
The Company accounts for the contractual obligation under its SAFEs to issue a variable number of shares as a liability stated at fair value based on the expected value of shares to be issued in the future to settle the obligation with changes in fair value recognized in the Company’s condensed statements of operations and comprehensive loss until settlement.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

Warrants to Purchase Redeemable Convertible Preferred Stock
The Company’s warrants to purchase shares of redeemable convertible preferred stock, or the redeemable convertible preferred stock warrants, are classified as liabilities as the underlying securities were contingently redeemable upon the occurrence of events that were outside of the control of the Company. The warrants were recorded at fair value upon issuance and are subsequently remeasured at fair value at the end of each balance sheet date, with changes in fair value recognized in other (expenses) income in the Company’s condensed statements of operations and comprehensive loss until expiration or settlement.
Revenue Recognition
The Company generates revenues from: (i) providing DaaS to customers; (ii) delivering freight via Kodiak-owned autonomous trucks powered by the Kodiak Driver; and (iii) demonstrating and providing ground autonomy solutions to the U.S. Army. The Company recognizes revenue when customers obtain control of promised goods or services in an amount that reflects the consideration the Company expects to receive for those goods or services. The Company applies the following five-step revenue recognition model in accounting for its revenue arrangements:

•	identification of a contract with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when or as the performance obligations are satisfied.
DaaS
Beginning in December 2024, the Company began recognizing revenue on a per-vehicle
fee under its
Driver-as-a-Service
(“DaaS”) business model.
Under its DaaS model, the Company supplies self-driving technology consisting of a highly integrated bundle of goods and services that represents a single combined output for which the customer has contracted. This single combined output is made up of both hardware and software, together with ongoing support services, including regular software updates, systems integrations and operational support, including remote monitoring and on-site
support. These promises are accounted for as if they were a single performance obligation, as they are delivered to the customer concurrently over the same period of time. Revenue for DaaS arrangements is recognized over time on a ratable basis over the contract term, which is expected to be for a duration of three to four years. Fees are generally billed monthly and are typically on 30-day payment terms.
Freight Delivery
The Company’s freight delivery revenues are generated from providing freight transportation services to customers in the commercial sector utilizing Company-owned autonomous trucks powered by the Kodiak Driver. The Company generates revenues based on number of paid miles and rate-per-mile fees primarily determined by local market dynamics, which fees are generally billed upon delivery and are typically on
30-day
payment terms.
Customer contracts have a single performance obligation to transport commercial freight to an agreed upon destination. This performance obligation is satisfied over time as freight delivery is performed, which typically occurs within one day.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

Ground Autonomy Solutions
The Company provides ground autonomy solutions to a single customer in the public sector. Services under these contracts relate to the demonstration of specific capabilities of autonomous driving solutions for military vehicles. Each contract is separately agreed with no interdependencies with respect to pricing, promises or objectives and accounted for as separate arrangements. Each contract has a specified deliverable(s) that represents a single (or combined) performance obligation with the transfer of the significant risks and rewards of ownership occurring upon acceptance of the final deliverable(s) within each contract. The contracts have fixed fees that are invoiced on an agreed upon billing schedule on payment terms in accordance with the Prompt Payment Act.
Control is transferred at a point in time and revenue is recognized upon completion and customer acceptance of each contract’s deliverable(s).
Contract Assets and Contract Liabilities
A contract asset represents amounts that are unbilled due to agreed-upon contractual terms in which billing occurs subsequent to revenue recognition.
A contract liability represents amounts that have been invoiced to the customer for which the Company has the right to invoice (and for which payment was received) but has not been recognized as revenues because the related products or services have not been transferred to the customer. Such amounts are recognized in revenues as performance obligations are met.
Practical Expedients and Policy Elections
Significant financing component: The promised amount of consideration is not adjusted for the effects of a significant financing component if the Company expects, at contract inception, that the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
Taxes collected on behalf of the customers: The Company excludes from the measurement of the transaction price all taxes assessed by governmental authorities when these taxes are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from a customer.
Disclosure of remaining performance obligations: The Company does not disclose remaining performance obligations for contracts that have an original expected duration of one year or less.
Recently Adopted Accounting Standards
In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
No. 2023-07,
Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures
(“ASU 2023-07”),
which requires additional disclosures with respect to significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), a description of other segment items by reportable segment, and any additional measures of a segment’s profit or loss used by the CODM when deciding how to allocate resources. The Company adopted ASU
2023-07
on December 31, 2024, using a retrospective method. As a result of adoption, the required disclosures have been included in Note 15.
In December 2023, the FASB issued ASU
No. 2023-09,
Improvements to Income Tax Disclosures
(“ASU 2023-09”),
which requires entities to make incremental income tax disclosures on an annual basis. The

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

amendments require that public business entities disclose specific categories in the rate reconciliation and provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. The Company adopted ASU
2023-09
on January 1, 2025 for its annual reporting period ending December 31, 2025. The Company expects that ASU
2023-09
will not have a material impact on its annual income tax disclosures.
Recently Issued Accounting Standards
In November 2024, the FASB issued ASU
No. 2024-03,
Income Statement—Reporting Comprehensive Income
(Topic 220): Expense Disaggregation Disclosures
(“ASU
2024-03),
which requires entities to provide disaggregated disclosures of certain expense captions presented on the face of the income statement into specific categories within the footnotes to the financial statements to provide enhanced transparency into the nature and function of expenses. ASU
2024-03
is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim periods within years beginning after December 15, 2027, with early adoption permitted. ASU
2024-03
may be applied retrospectively or prospectively. The Company is evaluating adoption timing and the impact ASU
2024-03
will have on its financial statements and related disclosures.
In May 2025, the FASB issued ASU
No. 2025-03,
Business Combinations (Topic 805) and Consolidation (Topic
 810)—Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity
(“ASU 2025-03”),
which revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions.
ASU 2025-03
is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU
2025-03
is required to be applied prospectively. The Company expects to adopt ASU
2025-03
on April 1, 2025 and does not expect a material retrospective impact upon adoption on its financial statements and related disclosures.
3. Fair Value Measurements
The carrying amounts of the Company’s financial instruments, including accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities and the current portion of operating lease liabilities approximate their fair value due to the short-term nature of those instruments. The fair value of the Company’s debt approximates its carrying value, or amortized cost, due to the prevailing market rates of interest it bears.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

The following tables summarize the Company’s financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	March 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents:
Money market funds	$7,369	$—	$—	$7,369

Total assets measured at fair value	$7,369	$—	$—	$7,369

Liabilities
SAFEs	$—	$—	$189,336	$189,336
Redeemable convertible preferred stock warrant liabilities	—	—	1,734	1,734

Total liabilities measured at fair value	$—	$—	$191,070	$191,070

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents:
Money market funds	$9,439	$—	$—	$9,439

Total assets measured at fair value	$9,439	$—	$—	$9,439

Liabilities
SAFEs	$—	$—	$59,301	$59,301
Redeemable convertible preferred stock warrant liabilities	—	—	1,619	1,619

Total liabilities measured at fair value	$—	$—	$60,920	$60,920

All of the Company’s money market funds are highly liquid and actively traded marketable securities that generally transact at a stable $1.00 net asset value representing its estimated fair value.
The Company measures its SAFEs (see Note 6) and redeemable convertible preferred stock warrants (see Note 8) at fair value based on significant inputs not observable in the market and therefore represent Level 3 inputs.
The valuations of the future equity obligations and redeemable convertible preferred stock warrants use assumptions and estimates the Company believes would be made by a market participant in making the same valuation. Changes in the fair value of these instruments are recognized in other (expenses) income in the Company’s condensed statements of operations and comprehensive loss.
Simple Agreements for Future Equity
The Company determined the fair value of its SAFE obligations by using a valuation model with key assumptions summarized as follows. The Company utilized a probability-weighted model that used both the pay-off
method and Black-Scholes option-pricing model based on the potential settlement outcomes of the SAFE obligations, including a liquidity event, next equity financing and dissolution, as these events became known or knowable as of the valuation date. For the three months ended March 31, 2025 the key assumptions used in the

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

fair value model were the expected remaining term, implied discount rate and volatility of 0.4 years, 23.4% and 61.8%, respectively. For the three months ended March 31, 2024, the Company determined there were no material events that had occurred within the business and together with insignificant market movement during the period, there were no significant changes to the key assumptions used in the fair value model. As such, for the three months ended March 31, 2024, there was no material change to the fair value of its SAFE obligation.
Redeemable Convertible Preferred Stock Warrants
The Company determined the fair value of its redeemable convertible preferred stock warrants by using a Black-Scholes option-pricing model with key assumptions summarized in the table below. The Company utilized a probability-weighted Black-Scholes option-pricing model based on the potential settlement outcomes of the redeemable convertible preferred stock warrants, including a liquidity event or future equity financing as well as other settlement alternatives, as these events became known or knowable as of the valuation date.

	Three Months Ended March 31,
	2025	2024
Exercise price	$0.01 – $2.34	$0.01 – $2.34
Expected term (in years)	3.4 – 7.5	4.4 – 8.5
Risk-free interest rate	3.9% – 4.1%	4.2%
Volatility	82.1%	80.3%
Dividend yield	—	—
Fair Value Remeasurement
The following table summarizes changes in the estimated fair values of these liabilities (in thousands):

	SAFE	Redeemable Convertible Preferred Stock Warrants	Total
Balance as of December 31, 2024	$59,301	$1,619	$60,920
Issuance of SAFEs	21,660	—	21,660
Fair value remeasurement	108,375	115	108,490

Balance as of March 31, 2025	$189,336	$1,734	$191,070

Balance as of December 31, 2023	$10,000	$2,045	$12,045
Fair value remeasurement	—	(107)	(107)

Balance as of March 31, 2024	$10,000	$1,938	$11,938

4. Balance Sheet Components
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	March 31, 2025	December 31, 2024
Prepaid expenses and other receivables	$1,602	$1,610
Payroll tax credit receivable	650	650

Total prepaid expenses and other current assets	$2,252	$2,260

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):

	March 31, 2025	December 31, 2024
Leasehold improvements	$7,318	$7,261
Vehicles	6,631	6,331
Technology infrastructure	3,071	2,912
Equipment	2,547	2,524
Other	743	694

Total property and equipment	20,310	19,722
Less: accumulated depreciation	(14,504)	(13,980)
Construction in progress	2,884	981

Total property and equipment, net	$8,690	$6,723

Depreciation and amortization expense for the three months ended March 31, 2025 and 2024 was $0.5 million and $1.2 million, respectively.
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	March 31, 2025	December 31, 2024
Accrued bonus	$6,637	$8,800
Accrued payroll and related expenses	1,650	1,460
Other current liabilities and accrued expenses	1,414	1,156

Total accrued expenses and other current liabilities	$9,701	$11,416

5. Debt
2022 Credit Facility
In September 2022, the Company entered into a venture loan and security agreement (“2022 Credit Facility”) with a financial institution to borrow secured term loans of up to an aggregate principal amount of $30.0 million. The Company drew the full amount available under the 2022 Credit Facility upon execution. The proceeds were primarily used to settle outstanding obligations with another lender. Borrowings under 2022 Credit Facility were initially secured by substantially all of the assets of the Company, excluding the Company’s intellectual property. The 2022 Credit Facility contains customary representations and warranties, non-financial
covenants and customary events of default. The Company was in compliance with its covenants as of March 31, 2025. The 2022 Credit Facility was amended in June 2024 to revise the repayment schedule, delay principal payments from November 1, 2024 to April 1, 2025, which was accounted for as a modification, and was also amended in February 2025 to include certain Company intellectual property as collateral and to permit the business combination as discussed in Note 1 and Note 16.
Borrowings under the 2022 Credit Facility mature in April 2026 and provide for interest-only payments to March 1, 2025. Consecutive payments of principal and interest are due beginning on April 1, 2025 once the

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

interest-only period elapses. The Company made its April 1, 2025 principal payment prior to the end of March 31, 2025, and accordingly, an aggregate principal amount of $28.3 million was outstanding as of March 31, 2025. The 2022 Credit Facility bears an annual rate of interest that is payable monthly at 5.5% plus the greater of (i) 4.75% and (ii) the prime rate. The interest rate was 11.75% at inception and 13.0% as of March 31, 2025. In addition, a final payment fee of $1.2 million is due upon the earlier of prepayment or maturity of the debt. The Company has the option to prepay the entire outstanding balance of the debt subject to a prepayment fee ranging from 1.0% to 3.0% depending on the timing and circumstances of such prepayment.
Total debt issuance costs related to the 2022 Credit Facility of $1.1 million were recorded as a debt discount, which included $0.7 million related to the fair value of warrants to purchase shares of the Company’s redeemable convertible preferred stock issued concurrently with the execution of the 2022 Credit Facility (see Note 8), a commitment fee of $0.3 million and other issuance costs of $0.1 million. The debt discount, together with the final payment fee, is recognized as interest expense using the effective interest method.
2022 Equipment Facility
In July 2022, the Company entered into a financing agreement with a lender to borrow up to $10.0 million as equipment line advances (“2022 Equipment Facility”) pursuant to which it borrowed at various dates an aggregate principal amount of $8.5 million. Borrowings under 2022 Equipment Facility are secured by the specific assets that were financed. The 2022 Equipment Facility contains customary representations and warranties, non-financial
covenants and customary events of default. The Company was in compliance with its covenants as of March 31, 2025.
Borrowings under the 2022 Equipment Facility mature in March 2028 and repayments of principal and interest are due monthly commencing in the month following each draw. Accordingly, an aggregate principal amount of $3.5 million and $4.1 million was outstanding as of March 31, 2025, and December 31, 2024, respectively. The 2022 Equipment Facility bears an annual interest rate equivalent to a five-year swap plus 3.38% or ranging from approximately 6.0% to 7.0%.
Total debt issuance costs related to the 2022 Equipment Facility of $0.1 million were recorded as a debt discount, which included immaterial amounts related to the fair value of warrants to purchase shares of the Company’s common stock issued concurrently with the execution of the 2022 Equipment Facility (see Note 10) and other issuance costs. The debt discount is recognized as interest expense using the effective interest method.
As of March 31, 2025, the Company’s future minimum principal payments under its debt arrangements are as follows (in thousands):

Year Ended December 31,	Amount
2025 (remaining nine months)	$14,931
2026	17,267
2027	808
2028	45

Total principal debt payments and final payment fee	33,051
Less: unamortized debt discount	(340)
Less: unamortized final payment fee	(367)
Less: Debt, current portion	(25,520)

Debt, net of current portion	$6,824

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

6. Simple Agreements for Future Equity
The Company has entered into SAFEs with various investors that were classified as liabilities on the Company’s condensed balance sheets and accounted for at fair value, subject to remeasurement each reporting period (see Note 3). Each SAFE has no maturity date, does not bear any interest and provides the investor with the right to convert into a variable number of shares of future equity in the Company at the stated conversion amount, if certain events or conditions are triggered.
In 2024, the Company entered into SAFEs with several investors for an aggregate purchase amount of $45.2 million (“2024 SAFEs”), including $10.4 million with affiliates of two board members. At the same time, the terms of a SAFE entered into in 2023, with an affiliate of a board member, for an aggregate purchase amount of $10.0 million (“2023 SAFE”) were aligned with the 2024 SAFE terms. During the three months ended March 31, 2025, the Company entered into SAFEs with certain investors for an aggregate purchase amount of $21.7 million (“2025 SAFEs”), including $10.0 million from an affiliate of AACT and $4.0 million with affiliates of two board members. At the same time, the terms of the 2023 SAFE and 2024 SAFEs were amended to include conversion terms upon a SPAC transaction to align with the 2025 SAFE terms.
The fair value of the SAFEs, including changes as a result of the amendments, were recorded in the condensed statements of operations and comprehensive loss for the three months ended March 31, 2025 and 2024. All of the outstanding SAFEs are subject to conversion as described below. For the three months ended March 31, 2025 and 2024, there were no events or conditions that triggered termination or conversion of the SAFEs. The number of shares to be issued upon conversion of the SAFEs is subject to the following:
Equity Financing
– Upon the occurrence of an equity financing event, each SAFE automatically converts into a greater of (i) the number of shares of preferred stock equal to the SAFE purchase amount divided by the discount price or (ii) the number of shares of preferred stock equal to the SAFE purchase amount divided by the SAFE price.

•
“Discount price” means the price per share equal to the price per share of preferred stock sold in the equity financing multiplied by the discount rate of 50.0% (for the 2023 SAFE prior to being amended, the discount rate was 75.0%).

•
“SAFE price” means the price per share equal to the valuation cap of $500.0 million divided by Company capitalization calculated as of immediately prior to the equity financing on a fully-diluted basis as described in the SAFEs (for the 2023 SAFE prior to being amended, the valuation cap was $800.0 million).

Liquidity Event
– If there is a liquidity event before the conversion of each SAFE, the holder of each SAFE will automatically be entitled to the greater of (i) two times the purchase amount (for the 2023 SAFE prior to being amended, it was the purchase amount), or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (determined as the valuation cap divided by Company capitalization calculated as of immediately prior to the liquidity event on a fully-diluted basis, as described in the SAFEs).
Dissolution Event
– If there is a dissolution event before the conversion of each SAFE, the holder of each SAFE will automatically be entitled to receive a portion of proceeds equal to two times the purchase amount (for the 2023 SAFE prior to being amended, it was the purchase amount).
SPAC transaction
– If there is a SPAC transaction before termination of each SAFE, each SAFE automatically converts into the greater of (i) the number of shares of common stock equal to the purchase amount divided by

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

the SPAC discount price or (ii) the number of shares of common stock equal to the purchase amount divided by the SPAC SAFE price.

•	“SPAC discount price” means the price per share equal to 50% of the implied price per share of the common stock of the Company in the SPAC transaction.

•
“SPAC SAFE price” means the price per share equal to the valuation cap of $500.0 million divided by Company capitalization calculated as of immediately prior to the SPAC transaction on a fully-diluted basis as described in the SAFEs.

7. Commitments and Contingencies
Litigation
From time to time, the Company may become involved in various litigation and administrative proceedings relating to claims arising from its operations in the normal course of business. As of March 31, 2025, the Company was not involved in any legal actions that could have a material effect on the Company’s financial position, results of operations or liquidity.
Purchase Commitments
The Company’s contracts with vendors in the conduct of the normal course of its business are generally terminable with advanced written notice and payment for any products or services received by the Company through the effective time of termination. However, the Company has entered into contracts to purchase services under which non-cancellable
future minimum payments as of March 31, 2025, were as follows (in thousands):

Year ended December 31,	Amount
2025 (remaining nine months)	$4,465
2026	3,600
2027	2,700

Total	$10,765

8. Redeemable Convertible Preferred Stock Warrant Liabilities
The Company has issued redeemable convertible preferred stock warrants in connection with entering into services agreements and debt arrangements. As of March 31, 2025, the outstanding warrants to purchase the Company’s redeemable convertible preferred stock were as follows (in thousands, except exercise price per share):

	Shares Underlying Warrants	Series of Redeemable Convertible Preferred Stock	Exercise Price Per Share	Expiration Date
Warrants issued with services agreement	486	Series A	$0.001	August 2028
Warrants issued with debt arrangement	303	Series A	$1.482	December 2028
Warrants issued with debt arrangement	540	Series A	$1.482	June 2031
Warrants issued with 2022 Credit Facility	640	Series B-2	$2.344	September 2032

Total outstanding	1,969

The redeemable convertible preferred stock warrants are subject to remeasurement each reporting period (see Note 3).

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

9. Redeemable Convertible Preferred Stock
As of March 31, 2025, and December 31, 2024, the Company’s redeemable convertible preferred stock consisted of the following (in thousands):

	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Liquidation Preference
Series Seed	6,746	6,746	$3,000	$3,000
Series A	27,470	25,439	37,537	37,710
Series B-1	20,559	20,559	37,716	32,760
Series B-2	43,352	41,219	92,395	96,619

Total redeemable convertible preferred stock	98,127	93,963	$170,648	$170,089

10. Stockholders’ Deficit
Common Stock
As of March 31, 2025, the Company had authorized 265,000,000 shares of its common stock and each holder is entitled to one vote per share. The Company has the following shares of common stock reserved for future issuance, on an as-if
converted basis (in thousands):

March 31, 2025
Redeemable convertible preferred stock	93,963
Outstanding stock options	74,311
Shares available for issuance under equity incentive plan	653
Redeemable convertible preferred stock warrants	1,969
Common stock warrants	1,424

Total	172,320

Common Stock Warrants
The Company has issued common stock warrants in connection with entering into advisory and services agreements as well as debt arrangements, which all met the conditions for equity classification.
As of March 31, 2025, outstanding warrants to purchase the Company’s common stock were as follows (in thousands, except price per share):

	Shares Underlying Warrants	Exercise Price Per Share	Expiration Date
Warrants issued with debt arrangement	168	$0.34	January 2029
Warrants issued with advisory agreement	1,167	$0.01	March 2026
Warrants issued with 2022 Equipment Facility	46	$0.84	July 2032
Warrants issued with services agreement	43	$0.01	February 2026 and 2027

Total outstanding	1,424

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

In April 2021, the Company issued a warrant to purchase 1,167,295 shares of its common stock in connection with an advisory agreement. The warrant was valued using the Black-Scholes option-pricing model, with a grant-date fair value of $0.2 million at inception. As these warrants are subject to time-based vesting based on the provision of services, expense is recognized over the service period and was included within stock-based compensation. As of March 31, 2025, 187,596 shares underlying the warrant remain unvested.
In March 2023, August 2024, and March 2025, the Company issued a warrant to purchase 25,641, 25,641 and 16,667 shares, respectively, of its common stock in connection with a services agreement. These warrants were valued using the Black-Scholes option-pricing model, each with an immaterial grant-date fair value at inception. As these warrants are subject to time-based vesting based on the provision of services, expense is recognized over the service period and was included within stock-based compensation. As of March 31, 2025, an immaterial number of shares underlying the warrants issued in March 2025 remain unvested. The warrants issued in March 2023 were exercised during the three months ended March 31, 2025.
11. Stock-based Compensation
Stock Option Activity
Stock option activity under the Company’s equity incentive plan was as follows:

	Options Outstanding
	Number of Options (in thousands)	Weighted– Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2024	74,211	$0.39
Granted	3,163	3.48
Exercised	(1,422)	0.36
Forfeited	(1,500)	0.36
Expired	(141)	0.33

Outstanding as of March 31, 2025	74,311	$0.53	7.4	$258,216

Exercisable as of March 31, 2025	43,271	$0.41	6.5	$155,553

The aggregate intrinsic value in the above table is calculated as the difference between the exercise price of the underlying stock options and the Company’s estimated fair value of its common stock as of the balance sheet date.
As of March 31, 2025, total unrecognized compensation expense related to unvested options was $19.3 million, which the Company expects to recognize over an estimated weighted average period of 2.3 years.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

Stock-based Compensation
Total stock-based compensation recorded in the Company’s condensed statements of operations and comprehensive loss was as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Research and development	$1,185	$755
General and administrative	482	259
Sales and marketing	143	65
Truck and freight operations	68	43

Total stock-based compensation	$1,878	$1,122

12. Revenues
The Company’s revenues are primarily derived from (i) demonstrating and providing ground autonomy solutions to the U.S. Army, (ii) delivering freight via Kodiak-owned autonomous trucks powered by the Kodiak Driver, and (iii) providing DaaS to customers. The Company recognizes revenue when customers obtain control of promised services in an amount that reflects the consideration the Company expects to receive for those services.
Disaggregation of Revenues
The Company’s revenues were generated from customers located in the U.S. Ground autonomy solutions represented 68% and 0% of revenues for the three months ended March 31, 2025 and 2024, respectively. Freight delivery represented 20% and 100% of revenues for the three months ended March 31, 2025 and 2024, respectively. DaaS represented the remaining revenues for the three months ended March 31, 2025.
The Company’s contracts with a duration of one year or more consisted entirely of a DaaS contract as of March 31, 2025. The aggregate amount of the transaction price allocated to unsatisfied performance obligations was $2.2 million as of March 31, 2025, which is expected to be recognized ratably through December 2028.
Contract Balances
As of March 31, 2025 and December 31, 2024, the Company did not have any material amounts related to unbilled receivables or contract assets. As of March 31, 2025 and December 31, 2024, there were no contract liabilities.
13. Income Taxes
The Company’s income tax expense was immaterial for the three months ended March 31, 2025, and 2024.
The Company’s effective tax rate for the three months ended March 31, 2025 and 2024 was approximately 0%. For the periods presented, the difference between the effective tax rate and the federal statutory rate of 21% primarily relates to certain non-deductible
items, the absence of current taxable income, and the full valuation allowance on deferred tax assets.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

14. Net Loss Per Common Share
The following table summarizes the computation of basic and diluted net loss per common share (in thousands, except per share amounts):

	Three Months Ended March 31,
	2025	2024
Numerator
Net loss	$(128,185)	$(17,998)

Denominator
Weighted-average common shares outstanding, basic and diluted	89,458	87,980

Net loss per common share, basic and diluted	$(1.43)	$(0.20)

The following potentially dilutive common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive (in thousands):

	Three Months Ended March 31,
	2025	2024
Redeemable convertible preferred stock	93,963	93,963
Common stock options	74,311	59,561
Redeemable convertible preferred stock warrants	1,969	1,969
Common stock warrants (1)	391	650

Total	170,634	156,143

(1)
Excluded from this amount are those common stock warrants with an exercise price of $0.01, which have been included in the computation of basic and diluted net loss per share on the date all necessary conditions have been satisfied for issuance, which is from the date any service based vesting conditions have been met.

15. Segment
The Company has one operating and reportable segment related to the development of autonomous vehicle technology and related services that can be applied at scale across a broad range of industries and environments. Factors used in determining the reportable segment include the nature of the Company’s activities, the organizational and reporting structure and the type of information reviewed by the CODM, its chief executive officer, to allocate resources and evaluate financial performance. Net loss is the key measure of segment profit and loss that the CODM uses to allocate resources and assess performance. The CODM uses net loss to evaluate the Company’s expenditures and monitor budget-to-actual
results. The CODM considers
budget-to-actual
variances and available cash when making decisions about the allocation of resources across the organization.
Significant expenses within net loss include research and development, general and administrative, truck and freight operations and sales and marketing, as well as other segment items, which are separately presented on the Company’s condensed statements of operations and comprehensive loss. The Company’s long-lived assets are located in the United States.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

16. Subsequent Events
The Company has evaluated all material events occurring after the balance sheet date, up to June 30, 2025, the date the condensed financial statements were available to be issued.
SAFE
In April 2025, the Company entered into a SAFE with one investor for an aggregate purchase amount of $2.0 million.
Business Combination Agreement and Related Events
As discussed in Note 1, on April 14, 2025, the Company entered into a BCA with AACT, a publicly traded SPAC. Upon the closing of the transactions contemplated by the BCA, which are subject to customary closing conditions, the Company is expected to become a publicly listed company.
Concurrent with the execution of the BCA, AACT entered into subscription agreements with certain institutional and accredited investors under which the investors agreed to subscribe for and purchase in a private placement in equity (“PIPE”) financing shares of its common stock for an aggregate purchase price of $60.0 million. The closing of the PIPE investments is conditioned upon, among other things, the completion or concurrent consummation of the transactions contemplated by the BCA.
Beginning April 25, 2025, Ares Acquisition Holdings II L.P. (“Sponsor”) agreed to make monthly contributions directly to AACT’s trust account of $1.0 million, up to a maximum aggregate amount of $9.9 million. The first contribution was made on April 25, 2025, and additional contributions are made on the 25th day of each month following April 25, 2025, until the earlier of (i) the consummation of the proposed transaction contemplated by the BCA, and (ii) the last day AACT has to complete a business combination in accordance with its amended and restated memorandum and articles of association. The post-closing company will reimburse the Sponsor for the aggregate amount of all contributions upon closing. If the proposed transaction contemplated by the BCA does not close, 50% of the aggregate contributions paid by Sponsor will be an obligation of the Company and 50% will be an obligation of AACT.
2025 Convertible Notes
In April 2025, certain institutional and accredited investors entered into a second lien loan and security agreement (the “Second Lien Facility”) with the Company to provide $28.3 million of financing in the form of convertible notes (each a “2025 Convertible Note”), including $20.0 million from an affiliate of AACT. In connection with entering the Second Lien Facility, and immediately prior to the execution and delivery of the BCA, such affiliate also exchanged its $10.0 million outstanding of the 2025 SAFE for a 2025 Convertible Note. In addition, in June 2025, the Company issued an additional $2.0 million of 2025 Convertible Notes.
In connection with the consummation of the transaction contemplated by the BCA, immediately prior to the closing, all of the 2025 Convertible Notes will automatically convert into equity securities of the Company, other than the exchanged $10.0 million 2025 SAFE where such conversion is optional. The conversion price will equal 90% of the lower of the transaction price and the lowest price paid in the PIPE. Upon the closing of the transaction contemplated by the BCA, the equity securities of the Company issued upon conversion of the 2025 Convertible Note will convert into equity securities of the combined company.

Kodiak Robotics, Inc.
Notes to Condensed Financial Statements (unaudited) (continued)

Increase in Authorized Shares of Common Stock and Shares Available for Issuance
In May 2025, the Company amended its certificate of incorporation to increase the total authorized shares of common stock from 265.0 million to 280.0 million. At the same time, the Company increased the shares of Company common stock reserved for issuance under its 2018 Plan by 15.0 million to 109.0 million.

Annex A
Execution Version
CONFIDENTIAL
Dated April 14, 2025
Business Combination Agreement
by and between
Ares Acquisition Corporation II,
as the Purchaser,
AAC II Merger Sub, Inc.,
and
Kodiak Robotics, Inc.,
as the Company,

A-i

A-ii

A-iii

EXHIBITS

Exhibit A	—	Form of Purchaser Charter upon Domestication
Exhibit B	—	Form of Purchaser Bylaws upon Domestication
Exhibit C	—	Form of Company Support Agreement
Exhibit D	—	Form of A&R Registration Rights Agreement
Exhibit E	—	Form of Written Consent

A-iv

BUSINESS COMBINATION AGREEMENT
This Business Combination Agreement (this “
Agreement
”) is made and entered into as of April 14, 2025 (the “
Signing Date
”) by and between Ares Acquisition Corporation II, a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “
Purchaser
”), AAC II Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Purchaser (“
Merger Sub
”), and Kodiak Robotics, Inc., a Delaware corporation (the “
Company
”). The Purchaser, Merger Sub and the Company are sometimes referred to individually as a “
Party
” and, collectively, as the “
Parties.
”
RECITALS:
WHEREAS
, the Purchaser is a special purpose acquisition company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;
WHEREAS
, subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing), prior to the Closing, the Purchaser shall transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “
DGCL
”), and Part XII of the Cayman Companies Act (the “
Domestication
”). The Domestication will take place at least one day prior to the Closing;
WHEREAS
, immediately prior to the Domestication, each then issued and outstanding Purchaser Class B Ordinary Share shall convert automatically, on a one-for-one
basis, into a Purchaser Class A Ordinary Share (the “
Sponsor Share Conversion
”). In connection with the Domestication: (a) each then issued and outstanding Purchaser Class A Ordinary Share shall convert automatically, on a one-for-one
basis, into a share of Domesticated Purchaser Common Stock; (b) each then issued and outstanding warrant of the Purchaser (each a “
Cayman Purchaser Warrant
”) shall convert automatically into a warrant to acquire one share of the Domesticated Purchaser Common Stock (“
Domesticated Purchaser Warrant
”), pursuant to the Warrant Agreement; and (c) each then issued and outstanding unit of Purchaser (the “
Cayman Purchaser
Units
”) shall be cancelled and will thereafter entitle the holder of such unit to one share of Domesticated Purchaser Common Stock and one-half
of one Domesticated Purchaser Warrant;
WHEREAS
, substantially concurrently with or immediately following the Domestication, and subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing), the Purchaser will: (a) file a certificate of incorporation with the Secretary of State of the State of Delaware in substantially the form attached as
Exhibit A
(the “
Purchaser Charter upon Domestication
”); and (b) adopt bylaws in substantially the form attached as
Exhibit B
(the “
Purchaser Bylaws upon Domestication
”). Purchaser and the Company may agree upon changes to the forms attached as
Exhibits A
and
B
, provided those changes are reflected in a written instrument signed by each of Purchaser and the Company;
WHEREAS,
subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing), at the Closing, Merger Sub will merge with and into the Company, with the Company surviving (the “
Merger
”), resulting in the Company becoming a direct wholly-owned subsidiary of the Purchaser;
WHEREAS
, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Company the Sponsor Support Agreement, pursuant to which the Sponsor has agreed, subject to the terms and conditions set forth in the Sponsor Support Agreement, among other things, to vote to adopt and approve this Agreement and the Transactions, including the Domestication and the Merger;
WHEREAS
, as a condition and inducement to Purchaser’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Founder has executed and delivered to Purchaser a Company Support Agreement in the form attached as
Exhibit C
(a “
Company Support Agreement
”) pursuant to which the Founder has agreed, subject to the terms and conditions set forth in the Company Support Agreement, to vote (whether pursuant to a duly convened meeting of the equityholders of the Company or pursuant to an action by written consent of the equityholders of the Company) to adopt and approve, promptly following the time at which the Proxy Statement/Registration Statement shall have been declared effective by the SEC, this Agreement and the Transactions, including the Merger;
WHEREAS
, following the execution and delivery of this Agreement, each of the remaining Company Support Stockholders will execute and deliver to Purchaser by the Company Support Agreement Deadline a Company Support Agreement pursuant to which each such Company Support Stockholder will agree, subject to the terms and conditions set forth in the Company Support Agreement, to vote (whether pursuant to a duly convened meeting of the equityholders of the Company or pursuant to an action by written consent of the equityholders of the Company) to adopt and approve, promptly following the time at which the Proxy Statement/Registration Statement shall have been declared effective by the SEC, this Agreement and the Transactions, including the Merger;
WHEREAS
, on or prior to the Signing Date, Purchaser entered into subscription agreements with certain investors (the “
Initial PIPE Investors
”), and Purchaser may, in accordance with
Section
 7.19
, from time to time following the Signing Date and prior to the Closing, enter into additional subscription agreements with certain additional investors (“
Additional PIPE Investors
” and, together with the Initial PIPE Investors, the “
PIPE Investors
”). Pursuant to such agreements, the Initial PIPE Investors have agreed to purchase from the Purchaser shares of Domesticated Purchaser Common Stock (such investments, collectively, the “
Initial
PIPE Investment
”) and any Additional PIPE Investors will agree to purchase from the Purchaser shares of Domesticated Purchaser Common Stock (such investments, collectively, the “Additional
PIPE Investment
” and, together with the Initial PIPE Investment, the “PIPE Investment”). The PIPE Investment will be consummated prior to or substantially concurrently with the Closing (but at the earliest, the day after the day on which the Domestication is consummated);
WHEREAS
, in connection with the consummation of the Transactions, simultaneously with the Closing, the Sponsor, the Purchaser, the Company Stockholders and the other parties to such agreement will enter into an Amended and Restated Registration and Shareholders Rights Agreement (the “
A&R Registration Rights Agreement
”) in substantially the form attached as
Exhibit D
. The Purchaser and the Company may agree upon changes to the form attached as
Exhibit D
, provided those changes are reflected in writing signed by each of the Purchaser and the Company;
WHEREAS
, the Parties intend that, for U.S. federal, and applicable state and local, income tax purposes: (i) the Domestication qualifies as a “reorganization” described in Section 368(a)(1)(F) of the Code and the Treasury Regulations promulgated under Section 368 of the Code; (ii) the Sponsor Share Conversion qualifies as a “reorganization” described in Section 368(a)(1)(E) of the Code and the Treasury Regulations promulgated under Section 368 of the Code; (iii) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; (iv) this Agreement constitutes, and is adopted by the Purchaser as, a separate “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated under Sections 354, 361 and 368 of the Code for each of the Domestication and Sponsor Share Conversion; and (v) this Agreement constitutes, and is adopted by the Purchaser, Merger Sub, and the Company as, a separate “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated under Sections 354, 361 and 368 of the Code for the Merger (each an “
Intended Tax Treatment,
” and collectively, the “
Intended Tax Treatments
”);

WHEREAS
, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, for the Company to enter into this Agreement and each Ancillary Document to which the Company will be a party and to consummate the Transactions, including the Merger; (b) approved the execution and delivery by the Company of this Agreement, each of the Ancillary Documents to which it will be a party and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement; (c) directed that this Agreement be submitted to the Company Stockholders for their adoption and approval; and (d) resolved to recommend the approval and adoption of this Agreement and the Transactions, including the Merger, by the Company Stockholders;
WHEREAS
, concurrently with the execution of this Agreement, the Company is entering into a Second Lien Loan and Security Agreement (the “
Second Lien Loan and Security Agreement
”) pursuant which the Company has borrowed an aggregate of $38,340,000 from the Second Lien Lenders;
WHEREAS
, the board of directors of the Purchaser and the Special Committee have: (a) determined that it is in the best interests of the Purchaser and the Purchaser Shareholders, and declared it advisable, for the Purchaser to enter into this Agreement providing for the Transactions, including the Domestication and the Merger, and each Ancillary Document to which it will be a party; (b) approved the execution and delivery by the Purchaser of this Agreement, each of the Ancillary Documents to which it will be a party and the Transactions, including the Domestication and Merger, on the terms and subject to the conditions of this Agreement; (c) directed that this Agreement be submitted to the Purchaser Shareholders for adoption; and (d) resolved to recommend the approval and adoption of this Agreement and the Transactions, including the Domestication and the Merger, by the Purchaser Shareholders; and
WHEREAS
, the board of directors of Merger Sub has: (a) determined that it is in the best interests of Merger Sub and its stockholder, and declared it advisable, for Merger Sub to enter into this Agreement and consummate the Transactions, including the Merger; (b) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement; (c) directed that this Agreement be submitted to its stockholder for its adoption and approval; and (d) resolved to recommend the approval and adoption of this Agreement and the Transactions, including the Merger, by its stockholder.
NOW, THEREFORE
, the Parties agree as follows:
ARTICLE I
MERGER
Section
 1.01
Merger
. On the terms and subject to the conditions of this Agreement, at least one day following the Domestication, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company surviving the Merger (the Company being sometimes referred to in reference to the periods at and after the Effective Time as the “
Surviving Company
”). Following the Merger the separate corporate existence of Merger Sub shall cease. The Merger shall be evidenced by a certificate of merger (the “
Certificate of Merger
”) and consummated in accordance with this Agreement and the DGCL and, upon the filing of the Certificate of Merger or at such later time as may be agreed by the Purchaser and the Company in writing and specified in the Certificate of Merger (the “
Effective Time
”).
Section
 1.02
Effects of the Merger
.
(a) The Merger shall have the effects set forth in this Agreement and the DGCL. By virtue of the Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, subject to the terms of this Agreement, including
Section
 10.14
. In addition, all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

(b) At the Effective Time, the certificate of incorporation and bylaws of the Company as in effect immediately prior to the Effective Time shall by operation of law be the certificate of incorporation and bylaws of the Surviving Company. Such certificate of incorporation shall be the certificate of incorporation of the Surviving Company until thereafter amended in accordance with applicable Law.
(c) The Parties will take such actions as are necessary so that immediately following the Effective Time: (i) the directors installed at the Purchaser in accordance with
Section
 7.17
will be the initial directors of the Surviving Company, each to serve in accordance with the certificate of incorporation and bylaws of the Surviving Company; and (ii) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company.
Section
 1.03
Effect of the Merger on Capital Stock of the Company and Merger Sub
. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holder of any Company Stock:
(a)
Conversion
of Merger Sub Common Stock
. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company, par value $$0.000001 per share.
(b)
Cancellation
of Certain Company Stock
. All Company Stock issued and outstanding immediately prior to the Effective Time held by the Company in treasury or owned by the Purchaser or Merger Sub (collectively, the “
Cancelled Shares
”) shall no longer be outstanding. All such shares shall be automatically canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c)
Treatment of Company Common Stock
. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares and Dissenting Shares, without any action on the part of the Parties or the Company Stockholders, shall be converted into the right to receive, without interest and subject to any applicable Tax withholding: (a) the Per Share Merger Consideration, as set forth in the Allocation Schedule; and (b), as, when and to the extent issuable pursuant to this Agreement, the Per Share Additional Consideration, as set forth in the Allocation Schedule.
(d)
Treatment of Company Preferred Stock
. As of immediately prior to the Effective Time, in accordance with Article V, Section 4(b)(ii) or Section 4(b)(iv), as applicable, of the Company’s certificate of incorporation, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into fully-paid, non-assessable
shares of Company Common Stock at the then effective applicable Conversion Rate for such share. Each share of Company Common Stock received upon conversion of the Company Preferred Stock in accordance with the immediately preceding sentence shall be treated in the Merger as provided in
Section
 1.03(c)
, above.
Section
 1.04
Equitable Adjustments
. If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock, Company Preferred Stock, Purchaser Class A Ordinary Shares or Purchaser Class B Ordinary Shares shall have been changed into a different number of shares or a different class or series, by reason of any share subdivision, stock split, reverse stock split, share consolidation, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction, then any number, value or amount contained in this Agreement which is based upon the number of shares of Company Common Stock, Company Preferred Stock, Purchaser Class A Ordinary Shares or Purchaser Class B Ordinary Shares will be appropriately adjusted to provide to the holders of Company Common Stock and Company Preferred Stock and the holders of Purchaser Class A Ordinary Shares and Purchaser Class B Ordinary Shares the same economic effect as contemplated by this Agreement. Notwithstanding the immediately preceding sentence, this
Section
 1.04
shall not be construed to permit any Party to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

Section
 1.05
Allocation Schedule
.
(a) No later than three Business Days prior to the Closing Date, the Company shall deliver to the Purchaser (and the Purchaser shall thereafter deliver to the Exchange Agent) an allocation schedule (the “
Allocation Schedule
”), setting forth:
(i)
Company Securityholders
:
(A) The number of shares of Company Common Stock held by each Company Stockholder as of immediately prior to the Effective Time, on an as-converted
to Company Common Stock basis (including the number of shares of Company Common Stock issuable to each Company Stockholder upon conversion of the Company Preferred Stock based on the then applicable Conversion Rate);
(B) The number of shares of Company Common Stock subject to each Company Option held by each holder of Company Options as of immediately prior to the Effective Time, and the exercise price of such Company Options;
(C) The number of SAFE Conversion Shares attributable to each Company SAFE Investor as of immediately prior to the Effective Time;
(D) The number of and type of Second Lien Conversion Shares attributable to each Second Lien Lender as of immediately prior to the Effective Time;
(E) The number of shares of Company Common Stock subject to each Company Warrant that has not been exercised as of immediately prior to the Effective Time, and the exercise price of each such Company Warrant;
(ii)
Allocation of Closing Merger Consideration; Exchanged Options; Assumed Warrants
:
(A) The portion of the Aggregate Consideration to be allocated to each Company Stockholder, Company SAFE Investor and holder of Net Exercising Warrants;
(B) (1) The number of shares of Domesticated Purchaser Common Stock that will be subject to each Exchanged Company Option; and (2) the exercise price of such Exchanged Company Option at the Effective Time;
(C) (1) The number of shares of Domesticated Purchaser Common Stock that will be subject to each Assumed Warrant; and (2) the exercise price of such Assumed Warrant at the Effective Time;
(D) The Second Lien Loan Consideration to be allocated to each Second Lien Lender;
(iii)
Allocation of Earnout Stock; Earnout RSUs
:
(A) The portion of Triggering Event I Earnout Stock, Triggering Event II Earnout Stock and Triggering Event III Earnout Stock that may become issuable to each Eligible Recipient in accordance with
Section
 4.01
; and
(B) The number of Earnout RSUs to be awarded to each holder of Company Options in accordance with
Section
 1.06(a)(ii)
.
(iv)
Company Transaction Costs
: A good faith calculation of the aggregate amount of the Company Transaction Costs to be paid as of the Closing, including all invoices, wire instructions and applicable Tax forms for each Person owed (and any other supporting details reasonably requested by the Purchaser); and
(v)
Certificate
: A certificate, duly executed by an authorized executive officer of the Company in his or her capacity as an executive officer of the Company that the information delivered in the Allocation Schedule is and as of immediately prior to the Effective Time will be true, complete and correct in all respects.

The Company will review and consider any comments to the Allocation Schedule provided by the Purchaser or any of its Representatives in good faith.
Notwithstanding anything to the contrary in this Agreement, the aggregate number of shares of Domesticated Purchaser Common Stock that each Company Securityholder or other Person will have a right to receive under this Agreement as of the Effective Time will be rounded down to the nearest whole share. In no event shall the aggregate number of shares of Domesticated Purchaser Common Stock set forth on the Allocation Schedule exceed the Aggregate Consideration, Earnout RSUs and, to the extent issued pursuant to
Section
 4.01
, the Earnout Stock.
(b) The Purchaser, Merger Sub, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to rely on the names, amounts and other information set forth in the Allocation Schedule without any independent investigation or inquiry. None of the Purchaser, Merger Sub, the Exchange Agent or their respective Affiliates or Representatives shall have any liability to any Company Securityholder or any other Person for relying on the Allocation Schedule. Further, the Purchaser, Merger Sub, the Exchange Agent and their respective Affiliates have no obligations, duty or liability with respect to the calculation of amounts or information set forth in the Allocation Schedule. Except with the Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Allocation Schedule will not be formally modified for purposes of this Agreement after its initial delivery to the Purchaser except pursuant to a written instruction from the Company. To be valid, any such written instruction shall be accompanied by a certification from an authorized executive officer of the Company acting in his or her capacity as an executive officer of the Company that such modification is true, complete and correct. The Purchaser, the Exchange Agent and their respective Affiliates and Representatives shall then be entitled to rely, without any independent investigation or inquiry, on such modified Allocation Schedule.
Section
 1.06
Treatment of Company Equity Awards
.
(a)
Company Options
.
(i) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, automatically and without any action on the part of the Parties or the holder of such Company Option, shall cease to represent an option to purchase Company Common Stock (a “
Company Option
”) and shall be converted into an option to purchase a number of shares of Domesticated Purchaser Common Stock (such option, an “
Exchanged Company Option
”) equal to: (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time;
multiplied
by
(B) the Per Share Merger Consideration (rounded down to the nearest whole share, with no cash being payable for any fractional share eliminated by such rounding). The exercise price of each Exchanged Company Option shall be an exercise price per share equal to: (x) the exercise price per share of Company Common Stock of the predecessor former Company Option immediately prior to the Effective Time divided
by
(y) the Per Share Merger Consideration (rounded up to the nearest whole cent).
(ii) In addition, as soon as reasonably practicable following the Effective Time, each holder of a Company Option shall receive for each outstanding share of Company Common Stock underlying such Company Option, an award of restricted stock units of Purchaser denominated in a number of shares of Domesticated Purchaser Common Stock (each, an “
Earnout RSU
”) equal to the product of (A) the number of shares of Company Common Stock that were issuable upon exercise of such Company Option as of immediately prior to the Effective Time multiplied
by
(B) the Per Option Share Earnout RSU Amount (rounded down to the nearest whole number of shares of Domesticated Purchaser Common Stock, with no cash being payable for any fractional share eliminated by such rounding).
(iii) Notwithstanding this
Section
 1.06(a)
, the treatment of Company Options shall be subject to such modifications, if any, as are required to cause such treatment to be made in a manner consistent with the requirements of Section 409A of the Code; and, as applicable, Section 424 of the Code. Except as specifically provided in
Section
 1.06(a)(i)
above, following the Effective Time, each Exchanged Company Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the predecessor former Company Option immediately prior to the Effective Time, subject to such adjustments as reasonably determined by the Post-Closing Purchaser Board or a committee thereof administering the Equity Incentive Plan to be necessary or appropriate to give effect to the Transactions.
(iv) Notwithstanding anything in this
Section
 1.06(a)
to the contrary, a holder of a Company Option shall only be granted Earnout RSUs if such holder is a Continuing Employee and remains in continuous service to the Purchaser or its Subsidiaries on the grant date of such award. In addition, each Earnout RSU shall be subject to substantially the same service-based vesting condition as applied to the former Company Option in respect of which it has been issued. In addition, the following vesting conditions shall additionally apply to each Earnout RSU: (A) one third of such Earnout RSU shall vest only if Triggering Event I shall have occurred or been deemed to have occurred in accordance with
Section
 4.01
; (B) an additional one third of such Earnout RSU shall vest only if Triggering Event II shall have occurred or been deemed to have occurred in accordance with
Section
 4.01
and (C) the remaining one third of such Earnout RSU shall vest only if Triggering Event III shall have occurred or been deemed to have occurred in accordance with
Section
 4.01
, subject, in the case of each of
clauses (A)
 through
(C)
, to the Earnout RSU holder’s continued service to the Purchaser or its Subsidiaries as of such time the applicable Triggering Event occurs.
(b) At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall: (i) adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this
Section
 1.06
; and (ii) take all actions necessary to ensure that from and after the Effective Time the Purchaser will not be required to deliver Company Stock or other shares of capital stock of the Company to any Person pursuant to or in settlement of Company Options.
Section
 1.07
Treatment of Company Warrants
.
(a) Immediately prior to the Effective Time, it is anticipated that each Company Warrant that has not been exercised as of immediately prior to the Effective Time, pursuant to the terms such Company Warrant either: (i) will be “net” exercised in exchange for shares of Company Stock in accordance with its terms and cancelled, extinguished, retired or shall otherwise cease to exist and the holder of such Company Warrant shall cease to have any rights with respect thereto, other than with respect to the Company Stock into which such Company Warrant has been exchanged (each such Company Warrant, a “
Net Exercising Warrant
”); or (ii) will be assumed by the Purchaser pursuant to the terms of such Company Warrant (each resulting warrant, an “
Assumed Warrant
”).
(b) Each Assumed Warrant shall be subject to the same terms and conditions as were applicable to its predecessor Company Warrant immediately prior to the Effective Time (including applicable vesting conditions), except to the extent such terms or conditions are rendered inoperative by the Transactions. Accordingly, effective as of the Effective Time: (A) each Assumed Warrant shall be exercisable solely for shares of Domesticated Purchaser Common Stock; (B) the number of shares of Domesticated Purchaser Common Stock subject to each Assumed Warrant shall be determined by multiplying the number of shares of Company Common Stock subject to the predecessor Company Warrant, as in effect immediately prior to the Effective Time, by the Per Share Merger Consideration and rounding the resulting number down to the nearest whole number of shares of Domesticated Purchaser Common Stock; (C) the per share exercise price for the Domesticated Purchaser Common Stock issuable upon exercise of each Assumed Warrant shall be determined by dividing the per share exercise price for the shares of Company Common Stock subject to the predecessor Company Warrant, as in effect immediately prior to the Effective Time by the Per Share Merger Consideration, and rounding the resulting exercise price up to the nearest whole cent; and (D) as, when and to the extent issuable pursuant to and subject to the terms this Agreement, the holder of each Assumed Warrant shall be entitled to a portion of Earnout Stock determined by dividing the aggregate number of shares of Company Common Stock underlying such Assumed Warrant by the number of shares of Company Fully Diluted Stock.
Section
 1.08
Treatment of Company SAFEs
. Effective as of immediately prior to the Effective Time, each outstanding Company SAFE shall automatically, without any action on the part of the Parties or the applicable Company SAFE Investor, be converted into SAFE Conversion Shares. Each SAFE Conversion Share received upon conversion of the Company SAFEs in accordance with the immediately preceding sentence shall be treated in the Merger as provided in
Section
 1.03(c)
, above (the “
SAFE Consideration
”). Following the Effective Time, each Company SAFE shall terminate in accordance with its terms, and each Company SAFE Investor shall cease to have any rights with respect to its Company SAFE other than the right to receive the SAFE Consideration in respect of the SAFE Conversion Shares attributable to such Company SAFE as set forth in the Allocation Schedule.
Section
 1.09
Treatment of Second Lien Loans
.
Except as otherwise agreed with the applicable Second Lien Lender, effective as of immediately prior to the Effective Time, each outstanding Second Lien Loan shall automatically, without any action on the part of the Parties or the applicable Second Lien Lender, be converted into the Second Lien Conversion Shares, and effective as of the Effective Time, the Second Lien Conversion Shares shall automatically, without any action on the part of the Parties or the applicable Second Lien Lender, be converted into the right to receive, subject to any applicable Tax withholding the consideration specified in the Second Lien Loan and Security Agreement (the “
Second Lien Loan Consideration
”). Following the Effective Time, each Second Lien Loan shall terminate in accordance with its terms, and each Second Lien Lender shall cease to have any rights with respect to its Second Lien Loan other than the right to receive the Second Lien Loan Consideration.
Section
 1.10
Exchange of Company Certificates and Company Book Entry Shares
.
(a)
Exchange Agent
. Prior to the Effective Time, the Company and the Purchaser shall appoint a bank or trust company to act as exchange agent (the “
Exchange Agent
”) for the payment and delivery of the Merger Consideration in accordance with this
Section
 1.10
. At or immediately following the Effective Time, the Purchaser shall deposit (or cause to be deposited) with the Exchange Agent the number of shares of Domesticated Purchaser Common Stock and, if applicable, other Equity Securities of the Purchaser comprising the aggregate Merger Consideration or other consideration to be issued at Closing in respect of: (i) certificates that immediately prior to the Effective Time represented Company Stock, other than Cancelled Shares and Dissenting Shares (“
Company Certificates
”); (ii)
non-certificated
outstanding Company Stock represented by book entry, other than Cancelled Shares and Dissenting Shares (“
Company Book-Entry Shares
”); (iii) Company SAFEs outstanding as of immediately prior to the Effective Time; (iv) Second Lien Loans outstanding as of immediately prior to the Effective Time; and (v) Net Exercising Warrants, in the case of each of clauses
(i)
 through
(v)
, in accordance with the Allocation Schedule, for exchange in accordance with this
Section
 1.10
through the Exchange Agent (the “
Exchange Fund
”). Pursuant to irrevocable instructions, the Exchange Agent shall deliver the aggregate Merger Consideration contemplated to be issued at the Closing pursuant to the Allocation Schedule out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.
(b)
Exchange Procedures
. Promptly following the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Securityholder (other than any holder of Assumed Warrants or Company Options) a letter of transmittal in such form as the Exchange Agent customarily provides and reasonably acceptable to Purchaser and the Company (the “
Letter of Transmittal
”). The Letter of Transmittal shall specify that delivery shall be effected, and, in the case of Surrenderable Company Securities, risk of loss and title shall pass, only upon delivery of a duly completed Letter of Transmittal and, if applicable, the surrender to the Company of Surrenderable Company Securities covered by such Letter of Transmittal (or delivery of an affidavit of loss, theft or destruction in lieu of the surrender of such Surrenderable Company Securities in accordance with
Section
 1.10(e)
). Such Letter of Transmittal will include instructions for effecting the surrender of Surrenderable Company Securities (or the provision of an affidavit of loss, theft or destruction in lieu of the surrender of such Surrenderable Company Securities in accordance with
Section
 1.10(e)
) in exchange for the Merger Consideration due in respect of such Surrenderable Company Securities. Upon delivery to the Exchange Agent of a Letter of Transmittal, duly executed and in proper form with all required enclosures and attachments, together with the surrender to the Exchange Agent for cancellation of any Surrenderable Company Securities covered by such Letter of Transmittal (or the provision of an affidavit of loss, theft or destruction in lieu of the surrender of such Surrenderable Company Securities in accordance with
Section
 1.10(e)
), each Company Securityholder shall be entitled to receive the Merger Consideration issuable at the Closing as set forth in the Allocation Schedule in respect of his, her or its Surrenderable Company Securities or Company Book-Entry Shares. If payment of any Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Company Certificate is registered, it shall be a condition precedent to payment that: (x) the Company Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer; (y) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the delivery of the Merger Consideration in respect of such Company Certificate to a Person other than the registered holder of such Company Certificate; and (z) the Person requesting such payment shall have established to the satisfaction of the Purchaser that such Taxes either have been paid or are not required to be paid. Delivery of the Merger Consideration with respect to Surrenderable Company Securities (other than Company Certificates) or Company Book-Entry Shares shall only be made to the Company Securityholder: (i) in whose name such Company Book-Entry Shares are registered; or (ii) to whom such Surrenderable Company Securities (other than Company Certificates) have been issued. Until surrendered as contemplated by this
Section
 1.10(b)
, following the Effective Time, each Surrenderable Company Security or Company Book-Entry Share shall represent only the right to receive the Merger Consideration specified in
Section
 1.03(c)
,
Section
 1.07
,
Section
 1.08
or
Section
 1.09
, as applicable, in accordance with the terms of this Agreement.
(c)
Transfer Books
. At the Effective Time, the stock transfer books of the Company shall be closed. Thereafter, there shall be no further registration of transfers of Company Stock outstanding immediately prior to the Effective Time on the records of the Company. From and after the Effective Time, the holders of Company Certificates and Company Book-Entry Shares representing Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Company Certificates representing Company Stock, Company SAFEs, Second Lien Notes or Net Exercising Warrants are presented to the Purchaser for any reason, they shall be cancelled and, subject to the requirements of this
Section
 1.10
, exchanged for the consideration specified in
Section
 1.03(c)
,
Section
 1.07
,
Section
 1.08
or
Section
 1.09
, as applicable.
(d)
Termination of Exchange Fund; Abandoned Property
. At any time following the
one-year
anniversary of the Closing Date, the Purchaser shall be entitled to require the Exchange Agent to deliver to it any shares of Domesticated Purchaser Common Stock remaining in the Exchange Fund made available to the Exchange Agent and not delivered to Company Securityholders. Thereafter, but subject to abandoned property, escheat or other similar Laws, such Persons shall be entitled to look only to the Purchaser as general creditors of the Exchange Fund with respect to the Merger Consideration payable upon due surrender of their Surrenderable Company Securities or Company Book-Entry Shares and compliance with the procedures in this
Section
 1.10
. Notwithstanding the foregoing, none of the Purchaser, the Surviving Company or the Exchange Agent shall be liable to any Company Securityholder for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e)
Lost, Stolen or Destroyed Certificates
. If any Surrenderable Company Securities shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Surrenderable Company Securities the Merger Consideration payable in respect of each of them pursuant to the Allocation Schedule upon the making of an affidavit of the loss, theft or destruction of such Surrenderable Company Securities. Notwithstanding the immediately preceding sentence, in its reasonable discretion and as a condition precedent to the payment of the consideration specified under this Agreement, the Purchaser or the Exchange Agent may require the owners of any lost, stolen or destroyed Surrenderable Company Securities to provide a customary indemnity against any claim that may be made against the Purchaser, the Surviving

Company or the Exchange Agent or any of their respective Affiliates with respect to the Surrenderable Company Securities alleged to have been lost, stolen or destroyed.
(f)
Distributions with Respect to Unexchanged Shares
. No dividends or other distributions declared or made after the Effective Time with respect to the Domesticated Purchaser Common Stock with a record date after the Effective Time shall be paid to the holder of any Surrenderable Company Security or Company Book-Entry Share with respect to the Domesticated Purchaser Common Stock issuable to such holder unless and until such holder shall have delivered a Letter of Transmittal covering such instruments and, if applicable, surrendered the Surrenderable Company Securities covered by such Letter of Transmittal in exchange for the Merger Consideration in accordance with this
Section
 1.10
. Subject to the effect of escheat, Tax or other applicable Laws, following the delivery of a Letter of Transmittal and, if applicable, the surrender of any Surrenderable Company Security covered by such Letter of Transmittal in accordance with this
Section
 1.10
, there shall be paid by the Purchaser to the holder of whole shares of Domesticated Purchaser Common Stock issued in exchange therefor, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Domesticated Purchaser Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Domesticated Purchaser Common Stock.
Section
 1.11
Fractional Shares
. Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Domesticated Purchaser Common Stock shall be issued pursuant to this
Article
 I
. In lieu of the issuance of any such fractional share, such fractional shares shall be rounded down to the nearest whole share on the Allocation Schedule pursuant to Section 1.05.
Section
 1.12
Dissenting Shares
. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the Effective Time and held by a Company Stockholder, or owned by a Beneficial Owner of Company Stock, as applicable, who has not voted in favor of the Merger or consented thereto in writing or by electronic transmission and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, “
Dissenting Shares
”), shall not be converted into the right to receive the Merger Consideration and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL (any Company Stockholder or Beneficial Owner of shares of Company Stock who exercises such right, a “
Dissenting Stockholder
”). At the Effective Time: (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist; and (b) each holder or owner of Dissenting Shares, in respect of such Dissenting Shares, shall be entitled only to such rights as may be granted to him, her or it under the DGCL. If any such Company Stockholder or Beneficial Owner of shares of Company Stock fails to perfect or otherwise waives, withdraws or loses such Company Stockholder’s or Beneficial Owner’s right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine such holder or Beneficial Owner is not entitled to the relief provided by Section 262 of the DGCL, then, the right of such holder or Beneficial Owner shall be as specified in the DGCL. The Company shall give the Purchaser reasonably prompt notice of any demands received by the Company for appraisal of shares of Company Stock, purported withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares. The Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, except with the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

ARTICLE II
CLOSING DATE PAYMENTS
Section
 2.01
Closing Date Payments
. Subject to the satisfaction or waiver of the conditions of this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing), at or prior to the Closing, the Parties shall cause the consummation of the following transactions:
(a) The Purchaser shall make any payments, by wire of immediately available funds from the Trust Account, required to be made by the Purchaser in connection with the Redemptions elected by the Purchaser Shareholders.
(b) The Purchaser shall pay or cause to be paid, by wire of immediately available funds from the Trust Account to the applicable payees, from the Available Purchaser Closing Cash, all Purchaser Transaction Costs to the extent such Purchaser Transaction Costs are not paid prior to the Closing.
(c) On behalf of the Company, the Purchaser shall pay or cause to be paid, by wire of immediately available funds from the Trust Account to the applicable payees as set forth on the Allocation Schedule, from the Available Purchaser Closing Cash, all Company Transaction Costs, to the extent such Company Transaction Costs are not paid prior to the Closing. On behalf of the Company, the Purchaser shall pay, or cause to be paid, any amounts included in the Company Transaction Costs that represent compensation to current or former employees or other individual service providers to the Company for payment to the applicable service provider at the time required by the applicable arrangement through the payroll system of the Company. The amounts paid by the Purchaser pursuant to this
Section
 2.01(b)
shall be treated as a contribution to capital of the Company by the Purchaser.
(d) The Purchaser shall contribute to the Company all remaining Available Purchaser Closing Cash. Such Available Purchaser Closing Cash shall be used for working capital, growth and other general corporate purposes.
Section
 2.02
Withholding Taxes
. Notwithstanding anything in this Agreement to the contrary, each of Purchaser, Merger Sub, the Company, the Surviving Company, the Exchange Agent and their Affiliates (each, a “
Withholding Party
”) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable Law. For the elimination of doubt, the ability to make deductions required by applicable Law shall apply to any payments made to the Company Securityholders. If a Withholding Party determines that any payment to the Company Securityholders under this Agreement, excluding any compensatory payments to be made pursuant to this Agreement, is subject to deduction or withholding, then such Person shall use commercially reasonable efforts to provide written notice to the Person in respect of whom such amounts are intended to be deducted or withheld as soon as reasonably practicable after such determination. Each Withholding Party shall use commercially reasonable efforts to provide the payment recipient with reasonable opportunity to provide any forms or other documentation and otherwise reasonably cooperate with the relevant Parties in good faith to avoid or minimize such deduction or withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made (including with respect to payments, if any, made to the Company Stockholders). In the case of any such payment payable to current or former employees or other individual service providers of the Company in connection with the Transactions that is treated as compensation, the relevant Parties shall reasonably cooperate to pay such amounts through the Company’s payroll to facilitate applicable withholding.
Section
 2.03
Further Assurances
. From time to time after the Closing Date, upon the reasonable request of any Party in writing, each Party shall execute, acknowledge and deliver such further instruments and documents,

and take such additional action, to effect, consummate, confirm or evidence the Transactions and carry out the purpose this Agreement.
ARTICLE III
CLOSING
Section
 3.01
Closing
. Subject to the satisfaction or waiver of the conditions set forth in
Article
 VIII
(other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing), the consummation of the Transactions (the “
Closing
”) shall take place by electronic exchange of documents and signatures at a time and date to be specified in writing by the Parties. The specified date shall be no later than the third Business Day after all the Closing conditions in
Article
 VIII
have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing), or at such other date, time or place (including remotely) as the Purchaser and the Company may agree (the date at which the Closing is actually held being the “
Closing Date
”).
Section
 3.02
Closing Documents
.
(a)
Purchaser Closing Certificate
. No later than two Business Days prior to the Closing Date, the Purchaser shall deliver to the Company a written notice setting forth a good faith calculation of the following: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Redemptions; (ii) the aggregate amount of the Purchaser Transaction Costs as of the Closing; and (iii) the number of shares of Domesticated Purchaser Common Stock and Domesticated Purchaser Warrants, in each case, to be outstanding as of the Closing and after giving effect to the Redemptions, the Domestication, the issuance of securities in connection with the consummation of the Transactions and the PIPE Investment.
(b)
Allocation Schedule
. No later than three Business Days prior to the Closing Date, the Company shall deliver to the Purchaser and the Purchaser shall thereafter deliver to the Exchange Agent the Allocation Schedule in accordance with
Section
 1.05
.
ARTICLE IV
EARNOUT
Section
 4.01
Earnout Stock
.
(a)
Earnout Achievement
. During the Earnout Period:
(i) Upon the occurrence of Triggering Event I, the Purchaser shall promptly, but in any event within 15 Business Days after the occurrence of Triggering Event I, issue the Triggering Event I Earnout Stock to Eligible Recipients in the amounts prescribed by the Allocation Schedule.
(ii) Upon the occurrence of Triggering Event II, the Purchaser shall promptly, but in any event within 15 Business Days after the occurrence of Triggering Event II, issue Triggering Event II Earnout Stock to Eligible Recipients in the amounts prescribed by the Allocation Schedule.
(iii) Upon the occurrence of Triggering Event III, the Purchaser shall promptly, but in any event within 15 Business Days after the occurrence of Triggering Event III, issue Triggering Event III Earnout Stock to Eligible Recipients in the amounts prescribed by the Allocation Schedule.

(b)
Equitable Adjustment
. The number of shares of Earnout Stock to be issued upon the occurrence of a Triggering Event shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Domesticated Purchaser Common Stock occurring during the Earnout Period. Stock dividends shall include any dividend or distribution of securities convertible into Domesticated Purchaser Common Stock. The adjustments made pursuant to this
Section
 4.01(b)
shall be subject to the reasonable mutual agreement of the Purchaser and the Company. The Triggering Events may be achieved at the same time or over the same overlapping Trading Days.
(c)
Change of Control
. If, during the Earnout Period, there occurs any transaction resulting in a Change of Control:
(i) That will result in the holders of Domesticated Purchaser Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then to the extent Triggering Event I has not occurred prior to such Change of Control, Triggering Event I shall be deemed to have occurred. In such event, the Purchaser shall issue the Triggering Event I Earnout Stock to Eligible Recipients in accordance with the Allocation Schedule as of immediately prior to the consummation of such Change of Control;
(ii) That will result in the holders of Domesticated Purchaser Common Stock receiving a per share price equal to or in excess of the Triggering Event II Threshold, then to the extent Triggering Event II has not occurred prior to such Change of Control, Triggering Event II shall be deemed to have occurred and the Purchaser shall issue the Triggering Event II Earnout Stock to Eligible Recipients in accordance with the Allocation Schedule as of immediately prior to such Change of Control; and
(iii) That will result in the holders of Domesticated Purchaser Common Stock receiving a per share price equal to or in excess of the Triggering Event III Threshold, then to the extent Triggering Event III has not occurred prior to such Change of Control, Triggering Event III shall be deemed to have occurred and the Purchaser shall issue the Triggering Event III Earnout Stock to Eligible Recipients in accordance with the Allocation Schedule as of immediately prior to such Change of Control.
The Eligible Recipients shall be eligible to participate in such Change of Control with respect to the Earnout Stock so issued. The per share price received by the holders of Domesticated Purchaser Common Stock in a Change of Control shall be based on the value of the cash, securities or in-kind
consideration being delivered in respect of Domesticated Purchaser Common Stock, as determined in good faith by the board of directors of the Purchaser. Such per share price shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Domesticated Purchaser Common Stock occurring after the Effective Time. Following a Change of Control, except for the right of Eligible Recipients to receive Earnout Stock that participates in such Change of Control in accordance with this
Section
 4.01(c)
, the Company Securityholders will have no further rights under this
Section
 4.01
or to receive Earnout Stock pursuant to this Agreement.
(d)
No Double Payments
. The maximum shares of Earnout Stock issuable pursuant to this
Section
 4.01
is 75,000,000
minus
the number of Earnout RSUs issued at the Closing. The Triggering Event I Earnout Stock, Triggering Event II Earnout Stock and Triggering Event III Earnout Stock are only issuable once pursuant to this
Section
 4.01
, regardless of how many times the Triggering Event I, Triggering Event II, Triggering Event III occur or are deemed to have occurred during the Earnout Period.
(e)
Available Shares
. At all times during the Earnout Period, Purchaser shall (A) keep available for issuance a sufficient number of unissued shares of Domesticated Purchaser Common Stock to permit Purchaser to satisfy its obligations set forth in this
Section
 4.01
; (B) take all actions required to increase the authorized number of shares of Domesticated Purchaser Common Stock if at any time there are insufficient authorized but unissued shares of Domesticated Purchaser Common Stock to permit it to satisfy its obligations set forth in this
Section
 4.01
; and (C) if, at the time the Earnout Stock is issued, Purchaser is listed as a public company on, and the Domesticated Purchaser Common Stock is tradeable over, the Stock Exchange, the Purchaser shall use commercially reasonable efforts to cause Earnout Stock, when issued, to be approved for listing on the Stock Exchange or such other securities exchange on which the shares of Domesticated Purchaser Common Stock are then listed, as applicable. Notwithstanding the foregoing clause
(C)
, nothing in this Agreement shall require Purchaser to remain listed on the Stock Exchange or any other securities exchange or limit Purchaser from consummating a Change of Control or entering into a Contract that contemplates a Change of Control, in each case, following the Closing (including during the Earnout Period).
(f)
Tax Treatment
. For U.S. federal (and applicable state and local) income tax purposes, the Parties agree: (i) that the issuance of the Earnout Stock is intended to comply with, and shall, to the extent otherwise consistent with the terms of this Agreement, be effected in accordance with, Internal Revenue Service Revenue Procedure 84-42,
1984-1
C.B. 521; and (ii) except to the extent any portion of any Earnout Stock that is required to be treated as imputed interest pursuant to applicable Law, to treat the Earnout Stock as an adjustment to the Aggregate Consideration received pursuant to the Merger and, to the extent such Earnout Stock is issued to an Eligible Recipient in respect of stock or securities of the Company, to treat such Earnout Stock as issued in exchange for such stock or securities in pursuance of the plan of reorganization, within the meaning of Section 354 of the Code. The Parties agree to file all Tax Returns on a basis consistent with such treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar applicable state or local Law) or a change in applicable Law.
(g)
HSR Issuances
. If a
one-time
aggregate issuance of Earnout Stock with respect to an Eligible Recipient is subject to the notification and waiting period requirements of the HSR Act (an “
HSR Issuance
”), solely with respect to the applicable Eligible Recipient(s), the Company’s obligation to make such HSR Issuance shall be delayed until, and contingent upon the occurrence of the time that, any applicable Company Securityholder has filed notification under the HSR Act and the applicable waiting period under the HSR Act (including any extensions of such waiting period) with respect to such HSR Issuance has expired or been terminated.
(h)
Certain Matters
.
(i) The right to receive Earnout Stock in the amount specified in the Allocation Schedule, on the terms and subject to the conditions of this
Section
 4.01
, does not entitle any Company Stockholder to voting or dividend rights prior to the issuance of Earnout Stock in accordance with this
Section
 4.01
. The right to receive the Earnout Stock in the amount specified in the Allocation Schedule, on the terms and subject to the conditions of this
Section
 4.01
, is personal in nature and may not be transferred or assigned without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), except in a Permitted Transfer.
(ii) Purchaser shall take such actions as are reasonably requested by an Eligible Recipient to evidence the issuance of Earnout Stock to such Eligible Recipient pursuant to this
Article
 IV
, including through the provision of an updated stock ledger showing such issuance (as certified by an officer of Purchaser responsible for maintaining such ledger or the applicable registrar or transfer agent of Purchaser).
(i)
Company Options
. For the elimination of doubt, no holder of a Company Option shall be entitled to receive any Earnout Stock in respect of his, her or its Company Options.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure letter dated as of the Signing Date delivered by the Company to the Purchaser (the “
Company Disclosure Letter
”), each section or subsection of which, subject to
Section
 10.18
, qualifies only the correspondingly numbered and lettered representations in this
Article
 V
, the Company represents and warrants to the Purchaser as follows:
Section
 5.01
Organization and Standing
. The Company is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where such failure to have all requisite power and authority would not, individually, or in the aggregate, be material to the Company. The Company is duly qualified or licensed in the jurisdiction in which it is formed or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents each as amended to date and as currently in effect. The Company is not in violation of any provision of its Organizational Documents.
Section
 5.02
Authorization; Binding Agreement
. Subject to the receipt of the Requisite Stockholder Approval, the Company has all requisite power and authority to, and has taken all corporate or other legal action necessary in order to, execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations under this Agreement and each Ancillary Document to which it is or is required to be a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is a party and the consummation of the Transactions: (a) have been duly and validly authorized by the Company’s board of directors in accordance with its Organizational Documents; and (b) other than the Requisite Stockholder Approval, no other proceedings on the part of the Company or its Subsidiaries are necessary to authorize the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution, delivery and performance of this Agreement by the Purchaser and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off
or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “
Enforceability Exceptions
”). When delivered, each Ancillary Document to which the Company is a party shall be duly and validly executed and delivered by the Company. Assuming the due authorization, execution, delivery and performance, such Ancillary Document shall constitute the legal valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. By resolutions duly adopted, the Company’s board of directors has unanimously: (i) determined that it is fair to and in the best interests of the Company and the Company Stockholders, and declared it advisable, for the Company to enter into this Agreement and consummate the Transactions, including the Merger; (ii) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement; (iii) directed that this Agreement be submitted to the Company Stockholders for their adoption and approval; and (iv) resolved to recommend the approval and adoption of this Agreement and the Transactions, including the Merger, by the Company Stockholders. The execution of the Written Consent by the Company Support Stockholders will constitute the Requisite Stockholder Approval.

Section
 5.03
Capitalization
.
(a) As of the Signing Date and immediately prior to the Effective Time, without giving effect to the conversion of Company Preferred Stock, Second Lien Loans or Company SAFEs, the authorized capital stock of the Company consists of: (i) 265,000,000 shares of Company Common Stock, of which 89,380,771 are issued and outstanding; (ii) 6,745,910 shares of Company Series Seed Preferred Stock, of which 6,745,910 are issued and outstanding; (iii) 27,470,120 shares of Company Series A Preferred Stock, of which 25,439,230 are issued and outstanding; (iv) 20,558,510 shares of Company Series
B-1
Preferred Stock, of which 20,558,510 are issued and outstanding; and (v) 43,351,980 shares of Company Series
B-2
Preferred Stock, of which 41,218,915 are issued and outstanding. As of the Signing Date, the Conversion Rate of each share of Company Preferred Stock is one and the total number of shares of Company Common Stock outstanding assuming conversion of all outstanding shares of Company Preferred Stock to Company Common Stock at such time is 183,343,336. Each issued and outstanding share of Company Stock: (w) has been duly authorized and is validly issued, fully paid and nonassessable; (x) was issued in compliance in all material respects with applicable Laws; (y) was not issued in breach or violation of any preemptive rights or Contract to which the Company is a party; and (z) is owned free and clear of any Lien imposed by or resulting from any Contract to which the Company is party (other than the Company’s Organizational Documents and Contracts that have been provided to the Purchaser that set forth the Company Stockholders’ obligations to the Company). In addition, as of the Signing Date: the aggregate Purchase Amount of the Company SAFEs totaled $68,851,855.77. As of the Signing Date, 842,013 shares of Company Common Stock were reserved and available for issuance under the Company Stock Plan and the Company had outstanding Company Warrants exercisable for a total of 3,212,251 shares of Company Common Stock, assuming conversion to Company Common Stock of any Company Preferred Stock for which the Company Warrants are exercisable.
(b) Set forth on
Section
 5.03(b)
of the Company Disclosure Letter is a true, correct and complete statement as of the Signing Date of (i) the number and class or series (as applicable) of all Equity Securities of the Company issued and outstanding (including warrants, notes, Company Options, Company SAFEs and other securities convertible into Equity Securities of the Company); (ii) the identity of the Persons that are the record holders and, if different, Beneficial Owners, of such Equity Securities; (iii) with respect to each Company Option: (A) the date of grant and applicable expiration date; (B) number of shares of Company Common Stock subject to the Company Option; (C) any applicable exercise (or similar) price; (D) any applicable vesting schedule (including acceleration provisions); and (E) whether such Company Option is an incentive stock option; and (iv) with respect to each Company Warrant: (A) the number and type of Company Stock subject to the Company Warrant; (B) the applicable exercise (or similar) price; and (C) whether such Company Warrant provides for a mandatory “net” exercise in exchange for shares of Company Stock in accordance with its terms in connection with the Transactions. Except as set forth in
Section
 5.03(b)
of the Company Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, phantom interests, conversion rights, equity appreciation rights, other equity or equity-based rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or to sell any shares of its capital stock or other Equity Securities of the Company, or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any Equity Securities of the Company or to vote with the stockholders of the Company on any matter, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(c) With respect to the Company Options: (i) all Company Options were granted with a per share exercise price at least equal to the fair market value of the underlying share of Company Common Stock on the date such Company Option was granted (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated under Section 409A of the Code); and (ii) no Company Option has had its exercise date or grant date “back-dated” or materially delayed. All Company Options have been issued in compliance in all material respects with the Company Stock Plan and all applicable Laws and properly accounted for in all material respects in accordance with GAAP.

(d) Except as set forth in
Section
 5.03(d)
of the Company Disclosure Letter, the Company is not party to any stockholders agreement, voting agreement, registration rights or similar agreement relating to its equity interests.
(e) Except as provided for in this Agreement, the Company Warrants, the Company SAFEs or the Second Lien Loan and Security Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other Equity Securities of the Company are issuable. Except as provided in this Agreement, the Company Warrants, the Company SAFEs or the Second Lien Loan and Security Agreement, as a result of the consummation of the Transactions, no rights in connection with any shares, warrants, options or other securities of the Company will accelerate or become vested, exercisable, convertible or otherwise triggered.
(f) There are no declared but unpaid dividends or distributions in respect of any Equity Securities of the Company. The Company has not made, declared, set aside, established a record date or paid any dividends or distributions.
(g) All Indebtedness of the Company, as of the Signing Date, of the type set forth in clause
(a)
 or
(c)
of the definition of Indebtedness (or
clause
(j)
 of the definition of Indebtedness as it would relate to
clause
(a)
 or
(c)
of the definition of Indebtedness) is disclosed on
Section
 5.03(g)
of the Company Disclosure Letter. No such Indebtedness of the Company is required to be repaid in connection with the Transactions.
Section
 5.04
Subsidiaries and Investments
. The Company has no equity interest in, nor has it agreed to acquire, any share capital or other equity security of any other Person (wherever formed).
Section
 5.05
No Conflict; Governmental Consents and Filings
.
(a) Except for the applicable requirements, if any, of the HSR Act and the receipt of the Requisite Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the other Ancillary Documents to which the Company is a party and the consummation by the Company of the Transactions does not and will not: (i) violate any provision of, or result in the breach of, any applicable Law to which the Company is subject or by which any property or asset of the Company is bound; (ii) conflict with or violate the Organizational Documents of the Company; (iii) violate any provision of or result in a breach, default or acceleration of, require a consent under, create any right of modification to, right to payment or any posting of collateral (or the right to require the posting of collateral), or trigger vesting or increase in the amount of any compensation or benefit payable under any Company Material Contract or Material Current Government Contract, or terminate or result in the termination of Company Material Contract or Material Current Government Contract, or result in the creation of any Lien (other than a Permitted Lien) under any Company Material Contract or Material Current Government Contract upon any of the properties or assets of the Company, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien (other than a Permitted Lien); or (iv) result in a violation or revocation of any required Consents, except to the extent that the occurrence of any of the foregoing items set forth in clauses
(i)
,
(ii)
,
(iii)
or
(iv)
 would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or would not reasonably be expected to be material to the Company.
(b) Assuming the truth and completeness of the representations and warranties of the Purchaser contained in this Agreement and the receipt of the Requisite Stockholder Approval, no Consent is required with respect to the Company’s execution, delivery and performance of this Agreement, any of the other Ancillary Documents to which it is a party or the consummation by the Company of the Transactions, except for: (i) any Consents the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) compliance with any applicable requirements of the securities Laws; and (iii) compliance with the applicable requirements, if any, of the HSR Act.

Section
 5.06
Financial Statements
.
(a) The Company has provided to the Purchaser: (i) unaudited financial statements of the Company, consisting of the unaudited consolidated balance sheet and the statements of operations and comprehensive loss and cash flows of the Company as of and for the nine-month period ended September 30, 2024 (the “
Interim Company Financials
”); and (ii) the audited consolidated financial statements of the Company (including, in each case, any related notes to such financial statements), consisting of the audited consolidated balance sheet of the Company as of December 31, 2023 and December 31, 2022, and the related audited consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows of the Company for the fiscal years then ended (the “
Annual Company Financials
” and, together with the Interim Company Financials, the “
Company Financials
”). The Company Financials were derived from and accurately reflect in all material respects the books and records of the Company. Such books and records are, in all material respects, true, correct and complete and have been maintained in all material respects in accordance with commercially reasonable business practices and applicable legal requirements. The Annual Company Financials: (x) have been prepared in all material respects in accordance with GAAP consistently applied throughout the periods covered by such Annual Company Financials; and (y) fairly present in all material respects the consolidated financial position, results of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows of the Company as of the dates and for the periods referred to in such Annual Company Financials in conformity with GAAP. The Interim Company Financials fairly present in all material respects the consolidated financial position, results of operations and comprehensive loss, and cash flows of the Company as of the dates and for the periods referred to in such Interim Company Financials. The Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.
(b) The Company has established and maintains a system of internal controls. Such internal controls are designed to provide reasonable assurance that: (i) transactions are executed in all material respects in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Company’s assets; and (iii) material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer. Such internal controls are sufficient in timely alerting the Company’s principal executive officer and principal financial officer to material information that would be required to be included in the Company Financials.
(c) The Company has not identified in writing and none has received notice from an independent auditor of: (i) any significant deficiency or material weakness in the system of internal controls utilized by the Company; (ii) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal controls over financial reporting utilized by the Company; or (iii) any claim or allegation regarding any of the foregoing.
(d) There are no outstanding loans or other extensions of credit made by any Company to any executive officer (as defined in Rule
3b-7
under the Exchange Act) or director of the Company.
Section
 5.07
Undisclosed Liabilities
. There is no material liability, debt, obligation, claim or judgment of the Company of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts (including Indebtedness), obligations, claims or judgements: (a) provided for in, or otherwise reflected or reserved for on the Company Financials or disclosed in the notes to the Company Financials; (b) that have arisen since the date of the most recent balance sheet included in the Company Financials in the ordinary course of business of the Company (none of which relates to or arises from violation of Law, tort, breach of contract, infringement or misappropriation); or (c) arising under this Agreement or incurred in connection with the Transaction. The Company is not party to any
“off-balance
sheet arrangement” (as defined in Item 303(a) of Regulation
S-K
promulgated by the SEC).
Section
 5.08
Absence of Certain Changes
. Except for activities conducted in connection with this Agreement and the Transactions, since September 30, 2024 through the Signing Date: (a) there has not been any

Company Material Adverse Effect; and (b) the Company (i) has conducted its business in the ordinary course of business and (ii) has not:
(i) amended, waived or otherwise changed, in any respect, its Organizational Documents, except as required by applicable Law;
(ii) authorized for issuance, issued, granted, sold, pledged, disposed of or proposed to issue, grant, sell, pledge or dispose of, or accelerated the vesting of or waived any restriction applicable to or proposed to accelerate the vesting of or waive any restriction applicable to, any of its Equity Securities except: (A) as required by existing Company Benefits Plans; (B) any issuances to employees or other services providers in the ordinary course of business; or (C) pursuant to any Contract (including any warrant, option, Company SAFE or Second Lien Loan) outstanding as of September 30, 2024;
(iii) engaged in any hedging transaction with a third person with respect to its Equity Securities;
(iv) (A) split, combined, recapitalized or reclassified any of its shares or other Equity Securities or issued any other securities in respect of such shares or other Equity Securities; (B) paid or set aside any dividend or other distribution (whether in cash, equity or property or any combination of cash, equity or property) in respect of its shares or other Equity Securities; or (C) directly or indirectly redeemed, purchased or otherwise acquired or offered to acquire any of its Equity Securities, except purchases or redemptions pursuant to exercises or cancellations of Equity Securities or the withholding of shares to satisfy net settlement or Tax obligations with respect to Equity Securities;
(v) other than Indebtedness incurred pursuant to the Second Lien Loan and Security Agreement, voluntarily incurred or guaranteed any Indebtedness for borrowed money;
(vi) (A) established, adopted, materially amended or terminated any Company Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement; (B) increased or accelerated or committed to accelerate the funding, payment or vesting of the compensation or benefits provided to any of the current employees, officers, or directors of the Company, other than ordinary course base compensation increases with respect to any such service provider whose annual base compensation does not exceed $250,000; (C) granted, promised or announced any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation; (D) hired, promoted, or engaged, or otherwise entered into any employment or consulting agreement or arrangement with, any current employee, officer, or director of the Company whose annual base salary exceeds $250,000; or (E) terminated any employee, officer, or director of the Company, other than for cause, whose annual base salary exceeds $250,000;
(vii) (A) waived or released any noncompetition, nonsolicitation, nondisclosure or other restrictive covenants applying to any current or former employee or other individual service provider; (B) planned, announced, implemented or effected the reduction in force, lay-off,
furloughs, early-retirement program, severance program or other program or effort concerning the termination of a group of employees of the Company (other than individual employee terminations for cause); or (C) taken other such actions that would reasonably be expected to implicate the WARN Act;
(viii) entered into, amended, modified, negotiated, terminated or extended any Labor Agreement, or recognized or certified any labor union, works council, labor organization, or group of employees of the Company as the bargaining representative for any employees of the Company;
(ix) (A) made (other than in the ordinary course of business consistent with past practice), changed or rescinded any material election relating to Taxes; (B) settled any claim, suit, litigation, proceeding, arbitration, investigation, audit, examination, controversy or other Legal Proceeding relating to material Taxes; (C) filed any amended Tax Return with respect to Income Taxes or other material Taxes; (D) voluntarily surrendered any right to claim a refund of material Taxes; (E) changed or requested to change any method of accounting for Tax purposes; (F) waived or extended any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued or in respect of any material Tax attribute that would give rise to any claim or assessment of Taxes of or with respect to the Company (other than as a result of any extension of time to file Tax Returns or pay Taxes that is automatically or routinely granted); (G) incurred any material liability for Taxes outside the ordinary course of business; (H) entered into any tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes); or (I) entered into any “closing agreement” as described in Section 7121 of the Code or any other similar agreement or arrangement with any Governmental Authority with respect to Income Taxes or other material Taxes;
(x) (A) transferred, sold, assigned, licensed, sublicensed, covenanted not to assert, subjected to a Lien (other than a Permitted Lien), abandoned, allowed to lapse, transferred or otherwise disposed of, any right, title or interest of the Company in or to any Owned Intellectual Property material to the business of the Company (other than:
(x) non-exclusive
licenses of Intellectual Property granted in the ordinary course of business; or (y) abandoning, allowing to lapse or otherwise disposing of Owned Intellectual Property registrations at the end of their statutory term, or in the ordinary course of business where the Company has, in the exercise of reasonable business judgement, decided to abandon such registration or allow it to lapse);
(xi) established any Subsidiary or enter into any new line of business;
(xii) failed to maintain its books, accounts and records in all material respects in the ordinary course of business;
(xiii) (A) failed to maintain in full force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, properties, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect; or (B) terminated without replacement or amend in a manner materially detrimental to the Company any material insurance policy insuring the Company;
(xiv) made any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP or changes that are made in accordance with PCAOB standards;
(xv) acquired, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination: (A) any corporation, partnership, limited liability company, other business organization or any division of any corporation, partnership, limited liability company or other business organization; or (B) any material amount of assets outside the ordinary course of business;
(xvi) sold, leased, licensed, transferred, exchanged or swapped, mortgaged or otherwise pledged or encumbered (including securitizations) or otherwise disposed of any material portion of its tangible properties, or tangible assets, other than pursuant to Permitted Liens in the ordinary course;
(xvii) entered into any agreement, understanding or arrangement with respect to the voting of Equity Securities of the Company;
(xviii) entered into, amended, waived or terminated (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business);
(xix) authorized or agreed to do any of the foregoing actions.
Section
 5.09
Compliance with Laws
. During the last three years, the Company has been in compliance with, and is not currently in violation of, any applicable Law with respect to the conduct of its business, or the ownership or operation of its business except for failures to comply or violations which, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company. No written notice of violation or of non-compliance
with any applicable Law has been received by the Company since its inception. To the Company’s Knowledge, no assertion or action of any violation or of non-compliance
with any applicable Law is pending or currently threatened against the Company.
Section
 5.10
Government Contracts
.
(a)
Section
 5.10
of the Company Disclosure Letter sets forth a list of each Contract with a Governmental Authority in existence as of the Signing Date that involves aggregate payments to the Company in excess of $100,000 (each, a “
Material Current Government Contract
”). The Company has not: (i) materially breached or violated any Law, clause or other material requirement pertaining to any Government Contract; (ii) been excluded from bidding by a Governmental Authority; (iii) been audited (other than normal course audits) or investigated by any Governmental Authority with respect to any Government Contract; (iv) conducted or initiated any internal investigation or made any disclosure with regard to any irregularity in connection with a Government Contract; (v) received any small business set aside contract or other order or contract requiring small business or other preferred bidder status; or (vi) received any written, or to the Company’s Knowledge, other, allegations of fraud, false claims or overpayments with respect to any of the Company’s Government Contracts.
(b) The Company has taken all necessary steps to preserve and protect, in all material respects, its rights in and title to all material Owned Intellectual Property delivered, deliverable or otherwise provided directly or indirectly through any other Person to any Governmental Authority in connection with any Government Contract, including by: (i) providing all notices required in connection with the development of any patentable invention for which the Company has chosen to pursue patent protection; and (ii) properly asserting any applicable restricted, limited or government purpose rights in connection with the delivery of any data, including software and source code. The Company has complied in all material respects with the U.S. Department of Defense requirements for safeguarding covered defense information and cyber incident reporting.
Section
 5.11
Company Permits
. The Company holds all Permits required to own, lease and operate its assets and properties and carry on its business as it is now being conducted, except where the failure to have such approvals have not been, and would not, individually or in the aggregate, reasonably be expected to be material to the Company (collectively, the “
Company Permits
”).
Section
 5.11
of the Company Disclosure Letter sets forth a true, correct and complete list of all material Company Permits held by the Company. Each Company Permit is in full force and effect and will, upon its termination or expiration, be timely renewed or reissued upon terms and conditions substantially similar to its existing terms and conditions, except where the failure to be in effect has not, and would not, individually or in the aggregate, reasonably be expected to be material to the Company. There are no Legal Proceedings pending or, to the Company’s Knowledge, threatened, that seek the revocation, cancellation, limitation, suspension, restriction, adverse modification or termination of any Company Permit. The Company is not in default or violation in any material respect of any Company Permit applicable to the Company. No event has occurred with respect to any Company Permit that permits, or after the giving of notice or lapse of time or both would permit, revocation, cancellation or termination of any Company Permit or would result in any other impairment of the rights of the holder of any Company Permit, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company.
Section
 5.12
Litigation
. There are no, and for the past three years there have been no: (a) Legal Proceedings of any nature pending or, to the Company’s Knowledge, threatened, against the Company or any of its properties or assets, or any of the directors or officers of the Company with regard to their actions in such activities, in which the reasonably expected damages are in excess of $100,000 or which otherwise would reasonably be expected to result in an Order for specific performance, an injunction or other equitable relief; (b) pending or threatened audits, examinations or investigations by any Governmental Authority against the Company that, individually or in the aggregate, would reasonably be expected to be material to the Company; (c) pending or threatened Legal Proceedings by the Company against any third party that, individually or in the aggregate, would reasonably be expected to be material to the Company; (d) settlements or similar agreements that impose any material ongoing obligations or restrictions on the Company; or (e) Orders imposed or, to the Company’s Knowledge, threatened to be imposed upon the Company or any of its properties or assets, or any of the directors or officers of the Company with regard to their actions in such activities.
Section
 5.13
Material Contracts
.
(a)
Section
 5.13(a)
of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts described in clauses
(i)
 through
(xvii)
below to which, as of the Signing Date, the Company is a party or by which the Company, or any of its properties or assets, are bound (each Contract required to be set forth on
Section
 5.13(a)
of the Company Disclosure Letter, a “
Company Material Contract
”). True, complete and correct copies of the Company Material Contracts, including true, complete and correct copies of all amendments to such Company Material Contracts, have been delivered or made available to the Purchaser. The Company Material Contracts include:
(i) Each Contract that contains covenants that limit the ability of the Company (or purports to bind any Affiliate of the Company): (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any employee, customer or other Person, including any covenants regarding non-competition,
employee and customer
non-solicitation,
exclusivity, rights of first refusal or most-favored pricing, in each case, that would reasonably be expected to be material to the Company; or (B) to purchase or acquire an interest in any other Person;
(ii) Each joint venture Contract, profit-sharing agreement, legal partnership, limited liability company agreement with a third party or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any legal partnership or joint venture;
(iii) All Contracts that involve any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract based on any commodity, security, instrument, currency, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible;
(iv) All Contracts that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 or Equity Securities of the Company or another Person;
(v) Each Company Real Property Lease or lease, rental agreement, installment and conditional sale agreement or other Contract that: (A) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or tangible personal property; and (B) involves aggregate payments in excess of $100,000 in any
12-month
period;
(vi) Each Contract involving aggregate payments, receipts or expenditures by the Company under such Contract or Contracts of at least $500,000 in the
12-month
period ending December 31, 2023 or December 31, 2024 or $1,000,000 in the aggregate prior to December 31, 2024 (other than Contracts with any employee, independent contractor, or consultant);
(vii) All Contracts with any Top Customer or Top Supplier;
(viii) Each Contract that is a collective bargaining agreement or other Contract with any labor union, works council, labor organization or other employee representative body (each, a “
Labor Agreement
”);
(ix) All Contracts the primary purpose of which, is for the Company to provide continuing indemnification or a guarantee of obligations of a third party after the Signing Date in excess of $1,000,000;

(x) Any employment, independent contractor or consulting, deferred compensation, severance or bonus Contract with any current employee, officer, or director of the Company that (A) provides for (1) annual compensation exceeding $250,000; (2) payment of any severance benefits; or (3) any change in control, retention or other payments that would be triggered solely by the consummation of the Transactions; or (B) cannot be terminated upon 60 days’ notice or less without further payment, liability or obligation;
(xi) Any Contract that obligates the Company to make any capital commitment or expenditure in excess of $1,000,000 in any twelve-month period (including pursuant to any joint venture);
(xii) All Contracts that relate to a settlement or conciliation entered into within three years prior to the Signing Date or under which the Company has outstanding non- monetary obligations (other than customary confidentiality obligations) or monetary obligations in excess of $100,000;
(xiii) All Government Contracts;
(xiv) Any Contract: (A) that contains any assignment or license of, or any covenant not to assert or enforce, or other similar right in or to any material Owned Intellectual Property; (B) pursuant to which any material Intellectual Property is or was developed by, with or for the Company; or (C) pursuant to which the Company either: (1) grants to a third Person (I) a license, immunity or other right in or to any material Owned Intellectual Property or (II) an exclusive license, immunity or other right in or to any Owned Intellectual Property; or (2) is granted by a third Person a license, immunity or other right in or to any Intellectual Property that is material to the business of the Company, but excluding, in the case of each of clauses
(A)
,
(B)
, and
(C)
: (t)
non-exclusive
Trademark licenses that are incidental to the primary purpose of the Contract; (u) feedback licenses; (v) nondisclosure agreements;
(w) non-exclusive
licenses of Owned Intellectual Property granted in the ordinary course of business to customers or service providers; (x) licenses of Open Source Software;
(y) non-exclusive
licenses of
Off-the-Shelf
Software; and
(z) non-exclusive
licenses from employees, contractors and other service providers granted in the ordinary course of business in connection with providing services to Company;
(xv) All Contracts involving transactions with an Affiliate, Related Person or equityholder of the Company (other than employment agreements, employee confidentiality and invention assignment agreements, equity or incentive equity documents and Organizational Documents);
(xvi) All broker, distributor, agency, sales promotion, market research, marketing consulting and advertising Contracts or arrangements that are material to the business of the Company; and
(xvii) each other Contract that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form
S-1
pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation
S-K
under the Securities Act as if the Company was the registrant.
(b) Each Company Material Contract is valid, binding, in full force and effect and enforceable in all respects against the Company and, to the Company’s Knowledge, each other party to such Company Material Contract, except as such enforcement may be limited by the Enforceability Exceptions. With respect to each Company Material Contract: (i) the Company is not in breach of or default in any material respect under such Company Material Contract, and, to the Company’s Knowledge, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach by the Company of, default under, or permit termination or acceleration by the other party to, such Company Material Contract; (ii) no party to such Company Material Contract has given any written notice of any such breach, default or event described in clause
(i)
; and
(iii)
 the Company has not received written or, to the Company’s Knowledge, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party to such Company Material Contract to terminate such Company Material Contract or amend the terms of such Company

Material Contract, other than modifications in the ordinary course of business that do not adversely affect the Company in any material respect.
Section
 5.14
Intellectual Property
.
(a)
Section
 5.14(a)
of the Company Disclosure Letter sets forth sets forth, as of the Signing Date, a complete and accurate list of each U.S. and foreign issued or registered (i) Patent, (ii) Trademark, (iii) Copyright or (iv) internet domain name in which the Company is the owner, applicant or assignee as of the Signing Date, in the case of each of clause
(i)
 through
(iii)
, including applications therefor (collectively, the “
Company Registered IP
”), indicating for each item, as applicable, the registration or application number, the applicable filing jurisdiction and the date of filing or issuance. Each item of Company Registered IP is valid (except for any pending applications included therein), and to the Company’s Knowledge, subsisting and enforceable.
(b) The Company exclusively owns all right, title and interest in and to all material Owned Intellectual Property free and clear of all Liens (other than Permitted Liens) and has sufficient rights to use all other material Intellectual Property used in or necessary for the operation of its business (provided that the foregoing will not be deemed a representation regarding non-infringement).
The Owned Intellectual Property, and all other Intellectual Property used in the operation of the Company’s business will, immediately after the Closing and to the Company’s Knowledge, be owned by, licensed to or available for use by the Company on the same or substantially the same terms and conditions to those immediately prior to the Closing, without any additional consideration.
(c) Except as set forth in
Section
 5.14(c)
of the Company Disclosure Letter, no Legal Proceeding is pending nor, to the Company’s knowledge, threatened in the past three years against the Company alleging that the Company has infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any other Person in any material respect (including cease and desist letters or offers to take a license) or challenging the validity, registrability, enforceability, ownership, or right to use, sell, license or sublicense any Owned Intellectual Property, in each case, that would reasonably be expected to be material to the Company. There are no Orders to which the Company is a party or its otherwise bound that: (i) restrict the rights of the Company to use, transfer, license or enforce any Owned Intellectual Property; or (ii) restrict the conduct of the business of the Company in order to accommodate a third Person’s Intellectual Property. The Company, and the operations of its business, are not, to the Company’s Knowledge, currently infringing, misappropriating, diluting or otherwise violating, or have, during the past six years, infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any other Person. To the Company’s Knowledge, no third party is currently, or in the past six years has been, infringing, misappropriating, diluting or otherwise violating the Owned Intellectual Property in a manner that would reasonably be expected to be material to the Company.
(d) The Company has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any material source code, weights, or parameters for any Software owned or purported to be owned by the Company to any Person other than third parties engaged by the Company to provide development, support or maintenance services to the Company (each of which is subject to agreements with reasonable confidentiality provisions). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license, or disclosure of any such source code, weights, or parameters of any such Software to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee, contractor or service provider of the Company subject to confidentiality obligations with respect thereto.
(e) To the Company’s Knowledge, there has been: (i) no violation or unauthorized access to or disclosure of any material Trade Secrets of or in the possession of the Company; and (ii) no material breach of any written contract containing non-disclosure
obligations with respect to such Trade Secrets. To the Company’s Knowledge, there has been no material violation of the Company’s policies or practices related to protection of material Owned Intellectual Property or any confidentiality or nondisclosure Contract relating to the material Owned Intellectual Property. To the Company’s Knowledge, none of the employees of the Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s reasonable efforts to promote the interests of the Company or that would materially conflict with the business of the Company as presently conducted. The Company has taken reasonable steps and security measures to preserve, maintain and protect all Owned Intellectual Property, and reasonable measures to protect the secrecy and confidentiality and value of the material Trade Secrets used by the Company in the operation of its business. All Persons who have participated in or contributed to the authorship, invention, creation, conception, improvement, modification or development of any material Intellectual Property have executed valid, enforceable and binding written agreements (or have similar obligations pursuant to Law) pursuant to which all of such Person’s right, title and interest in and to any such Intellectual Property has been assigned to the Company (by way of a present grant of assignment) or vested in the Company (by operation of Law).
(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company’s business, taken as a whole, the Company is, and has been in the past three years, in compliance with all licenses governing any Open Source Software that is incorporated (either directly by the Company, or indirectly, by the incorporation of third party Software that itself incorporates Open Source Software) into, used, intermingled or bundled with any material Company Software. To the Company’s Knowledge, no Open Source Software is or has been included, incorporated or embedded in, linked to, combined, made available or distributed with, or used in the development, operation, delivery or provision of any material Company Software in a manner that requires the Company to: (i) disclose, distribute, license or otherwise make available to any Person (including the open source community) any source code, weights, or parameters to such material Company Software; (ii) license any such material Company Software or other material Owned Intellectual Property for making modifications or derivative works; (iii) disclose, distribute, license or otherwise make available to any Person any such material Company Software or other material Owned Intellectual Property for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing any of, its Patents constituting material Owned Intellectual Property, in each case of (i) through (iv), other than with respect to the Open Source Software itself (each of clauses
(i)
 through
(iv)
, a “
Copyleft Action
”).
(g) Except as set forth on
Section
 5.14(g)
(i)
of the Company Disclosure Letter, the Company has not used any government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center in the development of any Owned Intellectual Property. Except as set forth in
Section
 5.14(g)
(ii)
of the Company Disclosure Letter or as would not be material to the Company, no Governmental Authority has any: (i) ownership interest or exclusive license in or to any material Owned Intellectual Property; (ii) “unlimited rights” (as defined in 48 C.F.R. § 52.227-14 and in 48 C.F.R. § 252.227-7013(a)) in or to any of the Software; or (iii) “march in rights” (pursuant to 35 U.S.C. § 203) in or to any Patents constituting material Owned Intellectual Property.
(h) To the Company’s Knowledge, during the past three years: (i) no Person has obtained unauthorized access to information and data (including Personal Information) in the possession or control of the Company, or otherwise held or processed on its behalf; (ii) there has been no unauthorized loss, damage, disclosure, use, breach of security, or other compromise of the security, confidentiality or integrity of such information or data; (iii) there has been no unauthorized access to the IT Assets used by the Company for the operation of its business; and (iv) there has been no written complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data or relating to any information security-related incident has been received by the Company, in each case, that would, individually or in the aggregate, reasonably be expected to be material to the Company. During the last three years, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company: (i) has not been required by applicable Law, regulation or contract to notify, any person or entity of any security incident involving Personal Information; (ii) has not been subject to any complaints, audits or investigations by any Governmental Authority or any other Person relating to any violation of Data Privacy and Security Requirements; (iii) has complied in all material respects with all Data Privacy and Security Requirements; (iv) has taken reasonable actions designed to ensure that all Personal Information in its possession or control is protected against unauthorized or unlawful loss, access, use, modification, disclosure or other use or misuse or processing; and (v) there has not been any failure or continued substandard performance with respect to any of the IT Assets used by or for the Company that has not been remedied or replaced in all material respects.
(i) To the Company’s Knowledge, the IT Assets used by or for the operation of the Company’s business do not contain any malware, viruses, malicious code, “worms,” “Trojan horses,” “back doors,” or other vulnerabilities or unauthorized tools or scripts that would reasonably be expected to materially adversely impact the confidentiality, integrity and availability of the information technology and operational technology systems and Software, and such IT Assets operate and perform in accordance with their documentation and functional specifications in all material respects and otherwise as required by the Company for the operation of its business as currently conducted.
(j) The Company has implemented and complied with commercially reasonable policies and procedures relating to use of AI Technology at and by the Company (collectively for all members of the Company, “
Company AI Policies
”).
Section
 5.15
Taxes and Tax Returns
.
(a) The Company: (i) has filed, or caused to be filed, all Income Tax and other material Tax Returns required to be filed by it (taking into account all valid extensions of time to file) and all filed Tax Returns are true, accurate and complete in all material respects; and (ii) has paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Income Taxes and other material Taxes required to be paid, collected, withheld or remitted, whether or not such Taxes are shown as due and payable on any Tax Return (and complied in all material respects with applicable Law with respect to such Tax withholding).
(b) There is no Legal Proceeding currently pending or, to the Company’s knowledge, threatened against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax or required to file a Tax Return in that jurisdiction.
(c) There are no audits, examinations, investigations or other proceedings pending against the Company in respect of any material Tax. The Company has not been notified in writing of any proposed Tax claims or assessments against the Company, including in respect of a Tax of a particular type in a jurisdiction where the Company does not file Tax Returns of such type that the Company is or may be subject to taxation of such type by that jurisdiction.
(d) There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens.
(e) The Company has not requested or consented to any waivers or extensions of any applicable statute of limitations for the collection or assessment of any Taxes, which waiver or extension (or request for such waiver or extension) is outstanding or pending, other than waivers or extensions that are automatically or routinely granted by the applicable Governmental Authority (including by reason of any extension of time to file Tax Returns or pay Taxes that is automatically or routinely granted).
(f) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion of any taxable period) beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Law) or the use of an improper method of accounting on or prior to the Closing Date; (iii) any prepaid amounts received or deferred revenue realized on or prior to the Closing Date other than in the ordinary course of business consistent with past practices; (iv) any intercompany transaction described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law); or (v) any “closing agreement” pursuant to Section 7121 of the Code or any other agreement or arrangement with a Governmental Authority relating to Taxes.
(g) The Company has not participated in or been a party to, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in Treasury Regulations Section 1.6011-4 (or any similar or corresponding provision of state, local or foreign Law).
(h) The Company has not been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than a group the common parent of which is the Company). The Company has no Liability or potential Liability for the Taxes of another Person: (i) under any applicable Tax Law; (ii) as a transferee or successor; or (iii) by Contract, indemnity or otherwise by operation of Law (excluding customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (excluding customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes, but including advance pricing agreements, closing agreements or other agreements relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period (or portion of any period) following the Closing Date.
(i) Since its formation, the Company is, and has at all times been classified as, a corporation for U.S. federal income tax purposes.
(j) The Company has never owned any interest that is treated as equity for Tax purposes in any “business entity” within the meaning of Treasury Regulations
Section 301.7701-2.
(k) The Company has no permanent establishment in any country other than the country of its jurisdiction of formation. The Company has not engaged in a trade or business in any country other than the country of its jurisdiction of formation that subjected it to Tax in such country.
(l) The Company (or any predecessor of the Company) has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free
treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) during the two-year
period ending on the date of this Agreement.
(m) The Company has not knowingly taken any action, nor is it aware of any fact or circumstance, that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for their respective Intended Tax Treatments.
The representations and warranties contained in this
Section
 5.15
, the representations and warranties in
Section
 5.06
,
Section
 5.07
,
Section
 5.08
and
Section
 5.19
that relate to Taxes and the representations contained in the other sections of this
Article
 V
that explicitly refer to Taxes or the Code or other provisions of Tax Law are the sole representations and warranties provided by the Company with respect to Taxes or Tax Returns.
Section
 5.16
Real Property
.
(a) The Company does not own and never has owned any real property. The Company is not a party to any Contract or option to purchase any real property or interest therein.
(b)
Section
 5.16(b)
of the Company Disclosure Letter contains a true, correct and complete list as of the Signing Date of: (i) the street address of all premises currently leased or subleased or licensed or otherwise used or occupied by the Company for the operation of its business (collectively, the “
Leased Real Property
”); and (ii) all current leases, lease guarantees, agreements and documents related to such Leased Real Property, including all amendments, terminations and modifications or waivers of such current leases, lease guarantees, agreements and documents related to such Leased Real Property (collectively, the “
Company Real Property Leases
”). The Company has delivered to the Purchaser a true and complete copy of each Company Real Property Lease document. Each Company Real Property Lease is legal, valid, binding, in full force and effect and enforceable in all respects against the Company, and, to the Company’s Knowledge, each other party to such Company Real Property Lease (except as such enforcement may be limited by the Enforceability Exceptions). With respect to each Company Real Property Lease: (A) the Company is not in breach of, or default under, such Company Real Property Lease, and no event has occurred and no circumstance exists that, if not remedied, whether with or without notice or the passage of time or both, would result in such a breach or default, or permit the termination, modification or acceleration of rent under such Company Real Property Lease; (B) the Company’s possession and quiet enjoyment of the Leased Real Property under such Company Real Property Leases has not been disturbed; (C) to the Company’s Knowledge, no disputes with respect to such Company Real Property Lease have arisen; (D) the Company has not exercised, nor has the Company received written notice of any other parties exercise of, any termination rights with respect to any Company Real Property Lease; (E) the Company has not subleased, licensed, or otherwise granted any Person the right to use or occupy any of the Leased Real Property or any portion of such Leased Real Property; and (F) the Company has not collaterally assigned or granted any other security interests in any Leased Real Property.
Section
 5.17
Personal Property
. The Company owns and has good and marketable title to, or a valid leasehold interest in or right to use, their respective material tangible assets and personal property, free and clear of all Liens other than: (a) Permitted Liens; and (b) the rights of lessors under any leases. The material tangible assets and personal property of the Company: (i) constitute all of the tangible assets and personal properties that are necessary for the operation of the business of the Company as currently conducted; (ii) taken together, are adequate and sufficient for the operation of the business of the Company as currently conducted; (iii) have been maintained in accordance with generally accepted industry practice; and (iv) are in good working order and condition and are not in need of maintenance or repairs, except for ordinary wear and tear and, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company.
Section
 5.18
Labor and Employment Matters
.
(a) The Company is not and has never been a party to, or bound by, any Labor Agreement. No employees of the Company are represented by any labor union, works council, or other labor organization with respect to their employment with the Company. To the Company’s Knowledge, in the past three years, there have been no activities or proceedings of any labor union or other party to organize or represent such employees. In the past three years, there has not occurred or, to the Company’s Knowledge, been threatened any unfair labor practice charge, material labor arbitration, material labor grievance, strike, slow-down, lockout, picketing, work-stoppage, or other similar labor activity or dispute against the Company.
(b) The Company is and has been in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices. Such compliance in all material respects includes all laws respecting terms and conditions of employment, health and safety and wages and hours (including the classification of independent contractors and exempt and non-exempt
employees), discrimination, retaliation, harassment, disability rights and benefits, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration (including the completion of Forms
I-9
for all employees and the proper confirmation of employee visas), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“
WARN Act
”)), employee trainings and notices, labor relations, employee leave issues,
COVID-19,
automated employment decision tools and other artificial intelligence, affirmative action, unemployment insurance, workers’ compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave and employee terminations. There are no, and in the past three years there have been no, material Legal Proceedings pending or threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee or independent contractor, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment or other relationship.
(c) Except as would not result in material liability for the Company: (i) the Company has fully and timely paid all wages, salaries, overtime, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Law, Contract or company policy; and (ii) each individual who is providing or within the past three years has provided services to the Company and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee
service provider, is and has been properly classified and treated as such for all applicable purposes.
(d) In the past three years, the Company has not engaged in layoffs, furloughs or employment terminations sufficient to trigger application of the WARN Act.
(e) In the past five years: (i) no allegations of sexual harassment or sexual misconduct have been made, or, to the Company’s Knowledge, threatened to be made against or involving any current or former officer, director or other employee at the level of Vice President or above by any current or former officer, employee or individual service provider of the Company; and (ii) the Company has not entered into any settlement agreements resolving, in whole or in part, allegations of sexual harassment or sexual misconduct by any current or former officer, director or other key employee. The Company has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them is aware. With respect to each such allegation with potential merit, the Company has taken corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material Liabilities with respect to any such allegations.
(f) To the Company’s Knowledge: (i) no current employee with annualized compensation at or above $150,000, intends to terminate his or her employment with the Company prior to the one-year
anniversary of the Closing; and (ii) no current or former employee or independent contractor of the Company is in any material respect in violation of any term of any nondisclosure agreement, noncompetition agreement or restrictive covenant obligation owed to: (A) the Company; or (B) any third party with respect to such person’s right to be employed or engaged by the Company.
Section
 5.19
Benefit Plans
.
(a) Set forth on
Section
 5.19(a)
of the Company Disclosure Letter is a true and complete list of each material Company Benefit Plan. Each Company Benefit Plan is exclusive to the Company. No Company Benefit Plan covers or provides benefits to any Person who is not a current or former employee of the Company (or an eligible dependent of such current or former employee). With respect to each Company Benefit Plan, all contributions and other payments that have become due have been timely made or paid or, to the extent not yet due, are properly accrued in accordance with GAAP on the Company Financials.
(b) Each Company Benefit Plan is and has been operated, administered, maintained, and funded at all times in compliance with its terms and all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code: (i) has received a favorable determination letter from the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter upon which the Company is entitled to rely); or (ii) the Company has requested an initial favorable IRS determination of qualification or exemption within the period permitted by applicable Law. No event has occurred or circumstance exists that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan required to be listed on
Section
 5.19(c)
of the Company Disclosure Letter, the Company has provided to the Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents (including any amendments, modifications or supplements) or, for any unwritten Company Benefit Plan, a written summary of the material terms of such unwritten Company Benefit Plan; (ii) the most recent summary plan descriptions and each summary of material modifications to such plan descriptions; (iii) the most recent Form 5500, if applicable, and annual report, including all schedules; (iv) the most recent determination letter (or opinion letter) received from the IRS, if any; (v) the most recent actuarial valuation; and (vi) all non-routine
communications with any Governmental Authority within the last three years.
(d) No Legal Proceeding or claim is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration and administrative appeals of denied claims) against or relating to any Company Benefit Plan or the assets any Company Benefit Plan. There has been no non-exempt
“prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty with respect to any Company Benefit Plan. The Company has not incurred (whether or not assessed), or could reasonably be expected to incur or be subject to, any Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(e) None of the Company nor any ERISA Affiliate currently sponsors, maintains, contributes to, has an obligation to contribute to or has any Liability or obligation under or with respect to, and no Company Benefit Plan is: (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA); (ii) a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code, a “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); and (iv) or a “multiple employer plan” (as described in Section 413(c) of the Code or Section 210 of ERISA). The Company has not incurred any Liability or otherwise would reasonably be expected to have any Liability, contingent or otherwise, under Title IV of ERISA or as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person.
(f) Neither the execution and delivery of this Agreement, nor the consummation of the Transactions contemplated hereby, either alone or in combination with another event, could: (i) entitle any current or former employee, officer, director or other individual service provider of the Company (or any dependent or beneficiary of any current or former employee, officer, director or other individual service provider of the Company) to any payment of compensation or benefits (whether in cash, property or the vesting of property); (ii) increase the amount of compensation or benefits due or payable to any such person set forth in the preceding clause
(i)
; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; (iv) require a contribution by the Company to any Company Benefit Plan; (v) restrict the ability of the Company to merge, amend or terminate any Company Benefit Plan; or (vi) result in the forgiveness of any employee or service provider loan.
(g) The Company has no current or contingent obligation to provide any gross-up
payment to or to indemnify, reimburse or otherwise make whole any Person for any Taxes.
(h) Except to the extent required by Section 4980B of the Code or similar state Law for which the recipient pays the full cost of coverage, the Company has no Liability to provide, and no Company Benefit Plan provides, health or welfare benefits to any former or retired employee and are not obligated to provide such benefits to any active employee or any other Person following such employee’s retirement or other termination of employment or service.
(i) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated under Section 409A of the Code. No amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code. No amounts paid or payable by the Company are subject to any Tax or penalty imposed under Section 457A of the Code.
(j) The Company does not maintain any Company Benefit Plans on behalf of any current or former directors, officers, managers, employees or other service providers who reside or work primarily outside of the United States.
(k) Neither the execution and delivery of this Agreement, nor the consummation of the Transactions contemplated hereby, either alone or in combination with another event, could result in any “parachute payment” under Section 280G of the Code.
Section
 5.20
Environmental Matters
.
(a) The Company is, and for the past five years has been, in compliance in all material respects with all Environmental Laws, including obtaining, maintaining and complying in all material respects with all Permits required under Environmental Laws (collectively, the “
Environmental Permits
”).
(b) No Legal Proceeding is pending or, to the Company’s Knowledge, threatened against the Company, the Company has not received any written notice, report or other information from any Person, and the Company is not the subject of any outstanding Order, in each case regarding any actual or alleged material violation, material non-compliance
with, or material Liability, under Environmental Laws.
(c) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, sold, marketed, repaired, installed, distributed, released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Materials, in each case so as has given or would give rise to any material Liability of the Company under Environmental Laws.
(d) The Company has not assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any material Liability of any other Person under Environmental Laws or regarding Hazardous Materials.
(e) The Company has provided to the Purchaser true and complete copies of all material environmental reports, audits, assessments, liability analyses, memoranda, studies and similar documents in the Company’s possession or control.
Section
 5.21
Transactions with Related Persons
.
Section
 5.21
of the Company Disclosure Letter contains a list of each transaction or Contract to which the Company is a party with any: (a) present or former officer or director of the Company; (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or Equity Securities of the Company; or (c) any Affiliate, “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules
12b-2
and
16a-1
of the Exchange Act) of any of the foregoing. Notwithstanding the foregoing, each of clauses
(a)
,
(b)
and
(c)
 shall exclude, in the case of an employee, officer or director of the Company, any employment Contract made in the ordinary course of business or any Company Benefit Plans. To the Company’s Knowledge, no Related Person or any Affiliate of a Related Person has, directly or indirectly, an economic interest in any Contract, property or right (tangible or intangible) with the Company (other than such Contracts that relate to any such Person’s ownership of the Company Stock or other Equity Securities of the Company as set forth on
Section
 5.21
of the Company Disclosure Letter or such Person’s employment or consulting arrangements with the Company).
Section
 5.22
Insurance
.
(a)
Section
 5.22(a)
of the Company Disclosure Letter lists as of the Signing Date, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the business of the Company (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy). Copies of such insurance policies have been provided to the Purchaser. As of the Signing Date, all premiums due and payable under all such insurance policies have been paid. As of the Signing Date, the Company is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy is legal, valid and binding, in full force and effect and enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. The Company has no self-insurance or co-insurance
programs. In the past three years, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving any: (i) adverse material change; (ii) notice of cancellation or termination; (iii) any change other than in the ordinary course of business in the conditions of insurance; (iv) any refusal to issue an insurance policy; or
(v) non-renewal
of a policy, and, to the Company’s Knowledge, no such action has been threatened. To the Company’s Knowledge, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies.
(b)
Section
 5.22(b)
of the Company Disclosure Letter identifies each individual insurance claim made by the Company in the past three years. The Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company. To the Company’s Knowledge, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. The Company has not made any claim against an insurance policy as to which the insurer has denied coverage. The consummation of the Transactions will not affect coverage under any insurance policies in any material respect.
Section
 5.23
Top Customers and Suppliers
.
(a)
Section
 5.23(a)
of the Company Disclosure Letter lists as of the Signing Date, by aggregate dollar value of the Company’s business’ revenue with such counterparty, as applicable, the 10 largest customers of the Company, for the 12 months ended on each of December 31, 2024 and December 31, 2023 (the “
Top Customers
”). As of the Signing Date, no Top Customer has: (i) informed the Company in writing or, to Company’s Knowledge, orally, of its intention, or has threatened in writing, or, to the Company’s Knowledge, orally, to cancel or otherwise terminate, or materially reduce, its present relationship with the Company; or (ii) informed the Company in writing or, to the Company’s Knowledge, orally, that the Company is, as of the Signing Date, in material breach of the terms of any Contract to which it is a party with such Top Customer. To the Company’s Knowledge, as of the Signing Date, no Top Customer has asserted or threatened a force majeure event or provided notice of an anticipated inability to perform, in whole or in part, its obligations with respect to a material Contract to which the Company is a party with such Top Customer.
(b)
Section
 5.23(b)
of the Company Disclosure Letter lists as of the Signing Date, by aggregate dollar value of the Company’s business’ cost to such counterparty, as applicable, the 10 largest suppliers or manufacturers of goods or services to the Company, for the 12 months ended on each of December 31, 2024 and December 31, 2023 (the “
Top Suppliers
”). As of the Signing Date, no Top Supplier has: (A) informed the Company in writing or, to the Company’s Knowledge, orally, of its intention, or, has threatened in writing, or, to the Company’s Knowledge, orally, to cancel or otherwise terminate, or materially reduce, its present relationship with the Company; or (B) informed the Company in writing or, to the Company’s Knowledge, orally, that the Company is, as of the Signing Date, in material breach of the terms of any Contract to which it is a party with such Top Supplier. To the Company’s Knowledge, as of the Signing Date, and except as would not reasonably be expected to be material to the Company, no Top Supplier has asserted or threatened a force majeure event or provided notice of an anticipated inability to perform, in whole or in part, its obligations with respect to a material Contract to which the Company is a party with such Top Supplier.
(c) As of the Signing Date, none of the Top Customers or Top Suppliers has notified the Company in writing that it is in a material dispute with the Company or its business.

Section
 5.24
Certain Business Practices
.
(a) The Company has not and none of the Company’s officers, directors, employees or, to the Company’s knowledge, any other of their respective Representatives acting on the Company’s behalf has, during the last five years, offered, given, paid, promised to pay, or authorized or received or accepted the payment of anything of value to or from: (i) an official or employee of a foreign or domestic Governmental Authority; (ii) a foreign or domestic political party or an official of a foreign or domestic political party; (iii) a candidate for foreign or domestic political office, in any such case under circumstances where the Company or Representative of the Company knew that all or a portion of such thing of value would be offered, given, or promised to an official or employee or a foreign or domestic Governmental Authority, a foreign or domestic political party, an official of a foreign or domestic political party, or a candidate for a foreign or domestic political office; or (iv) any other Person (in each case in violation of any Anti-Bribery Law). The Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anti-Bribery Law. The Company has not received any written notice, request, or citation from any Governmental Authority for any actual or potential noncompliance with any Anti-Bribery Law.
(b) The operations of the Company are and have been conducted at all times since April 24, 2019, in compliance with applicable economic Sanctions Laws, export and import control Laws and money laundering Laws and the rules and regulations under such Laws of the United States and any other relevant jurisdictions. No Legal Proceeding involving the Company with respect to any of the foregoing is pending or, to the Company’s Knowledge, threatened.
(c) None of the Company or any of its officers, directors or employees, or to the Company’s Knowledge, any of its Representatives acting on behalf of Company is or has been since April 24, 2019: (i) a Sanctioned Person; or (ii) in material violation of applicable Sanctions Laws or export or import control Laws during the applicable statute of limitation period.
Section
 5.25
Investment Company Act
. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.
Section
 5.26
Finders and Brokers
. Except as reflected on
Section
 5.26
of the Company Disclosure Letter, no broker, finder, financial advisor, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which the Company would be liable in connection with the Transactions. The Company shall be solely responsible for any such fees (which shall be included as a Company Transaction Cost to the extent not paid prior to the Closing).
Section
 5.27
Independent Investigation
. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Purchaser and Merger Sub. The Company acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser and Merger Sub for such purpose. In making its decision to enter into this Agreement and to consummate the Transactions, the Company has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Letter) and in any certificate delivered to the Company pursuant to this Agreement. None of the Purchaser or Merger Sub nor any of their respective Representatives have made any representation or warranty as to the Purchaser or Merger Sub or this Agreement, and the Company disclaims reliance upon any such representation or warranty, and the accuracy or completeness thereof, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Letter) or in any certificate delivered to the Company pursuant to this Agreement.

Section
 5.28
Information Supplied
. None of the information the Company has supplied expressly for inclusion or incorporation by reference in: (a) any current report on Form
8-K,
and any exhibits to such
Form 8-K
or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the Transactions or any Ancillary Documents or in the Proxy Statement/Registration Statement; or (b) any of the Signing Press Release, the Signing Filing (including information provided for inclusion in the presentation that the Parties have agreed to file with the SEC in connection with the Signing Filing), the Closing Press Release, the Closing Filing and any other press releases or prospectuses filed under Rule 425 of the Securities Act in connection with the Transactions or any Ancillary Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated in such documents or necessary in order to make the statements in such documents, in light of the circumstances under which they are made, not misleading at: (i) the time such information is filed with or furnished to the SEC (but if such information is revised by any subsequently filed amendment or supplement, this clause
(i)
 shall solely refer to the time of such subsequent revision); (ii) the time the Proxy Statement/Registration Statement is declared effective by the SEC; (iii) the time the Proxy Statement/Registration Statement or any amendment or supplement to such Proxy Statement/Registration Statement is first disseminated to the Purchaser Shareholders; or (iv) the time of the Purchaser Shareholders’ Meeting. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its respective Affiliates. All forward looking financial information or unit economics calculations with respect to the Company that: (A) were delivered by or on behalf of the Company or its Representatives for inclusion in the presentation that the Parties have agreed to file with the SEC in connection with Signing Filing; or (B) will be delivered by the Company or its Representatives for inclusion in the Proxy Statement/Registration Statement were or will be, as the case may be, prepared in good faith using assumptions the Company believes to be reasonable.
Section
 5.29
No Additional Representations or Warranties
. Except as provided in this
Article
 V
, in any Ancillary Document to which the Company is a party or in any certificate or instrument delivered pursuant to this Agreement or an Ancillary Document, Purchaser and Merger Sub agree that none of the Company or any of its Affiliates, or any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser or its Affiliates. No such Person shall be liable in respect of the accuracy or completeness of any information provided to the Purchaser or its Affiliates.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB
Except as set forth in: (i) any Purchaser SEC Reports filed or submitted on or prior to the Signing Date (excluding (a) any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended to such Purchaser SEC Reports); or (ii) in the disclosure letter dated as of the Signing Date delivered by the Purchaser to the Company (the “
Purchaser Disclosure Letter
”), each section or subsection of which, subject to
Section
 10.18
, qualifies only the correspondingly numbered and lettered representations in this
Article
 VI
, the Purchaser and Merger Sub represent and warrant to the Company as follows:
Section
 6.01
Organization and Standing
. Each of the Purchaser and Merger Sub is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where such failure to have all requisite corporate power and authority would not, individually, or in the aggregate, be material to the Purchaser and Merger Sub, taken as a whole. Each of the Purchaser and Merger Sub is duly qualified or licensed in the jurisdiction in which it is formed or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect. Each of the Purchaser and Merger Sub has provided to the Company accurate and complete copies of its Organizational Documents each as amended to date and as currently in effect. Neither the Purchaser nor Merger Sub is in violation of any provision of its Organizational Documents.
Section
 6.02
Authorization; Binding Agreement
. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations under this Agreement and each Ancillary Document to which it is a Party and to consummate the Transactions, subject to obtaining the Purchaser Shareholder Approval. The execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions: (a) have been duly and validly authorized by the Special Committee and the board of directors of the Purchaser and the board of directors of Merger Sub; and (b) other than the Purchaser Shareholder Approval and the proceedings described in
Section
 7.13
, no other corporate proceedings on the part of the Purchaser or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement and each Ancillary Document to which the Purchaser or Merger Sub is a party or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by each of the Purchaser and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of each of the Purchaser and Merger Sub, enforceable against each of the Purchaser and Merger Sub in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. When delivered, each Ancillary Document to which the Purchaser or Merger Sub is or is required to be a party shall be duly and validly executed and delivered by the Purchaser or Merger Sub, as applicable. Assuming the due authorization, execution, delivery and performance, such Ancillary Document, shall constitute the legal, valid and binding obligation of the Purchaser or Merger Sub, as applicable, enforceable against the Purchaser or Merger Sub, as applicable, in accordance with its terms except as such enforcement may be limited by the Enforceability Exceptions.
Section
 6.03
Governmental Approvals
. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no Consent of or with any Governmental Authority on the part of the Purchaser or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser or Merger Sub of this Agreement and each Ancillary Document to which Purchaser or Merger Sub is a party or the consummation by each of the Purchaser and Merger Sub of the Transactions, other than: (a) such filings as contemplated by this Agreement; (b) any filings required with the Stock Exchange or the SEC with respect to the Transactions; (c) applicable requirements, if any, of the Securities Act, the Exchange Act or any state “blue sky” securities Laws, and the rules and regulations under the Securities Act, the Exchange Act or any state “blue sky” securities Laws; (d) applicable requirements, if any, of the HSR Act or other Antitrust Laws; and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Purchaser Material Adverse Effect.
Section
 6.04
Non-Contravention
. Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, the execution, delivery and performance by each of the Purchaser and Merger Sub of this Agreement and each Ancillary Document to which Purchaser or Merger Sub is a party, the consummation by the Purchaser or Merger Sub of the Transactions, and compliance by the Purchaser or Merger Sub with any of the provisions those documents, do not and will not: (a) conflict with or violate any provision of the Purchaser’s or Merger Sub’s Organizational Documents; (b) violate any provision of, or result in the breach of, any applicable Law to which the Purchaser or Merger Sub is subject or by which any property or asset of the Purchaser or Merger Sub is bound; (c) violate any provision of or result in a breach, default or acceleration of, require a consent under, create any right to payment or any posting of collateral (or the right to require the posting of collateral), or trigger vesting or increase in the amount of any compensation or benefit payable under any material Contract of Purchaser or Merger Sub, or terminate or result in the termination of any material Contract of the Purchaser or Merger Sub, or result in the creation of any Lien (other than a Permitted

Lien) under any material Contract of the Purchaser or Merger Sub upon any of the properties or assets of the Purchaser or Merger Sub, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien (other than a Permitted Lien); or (d) result in a violation or revocation of any required Consents, except to the extent that the occurrence of any of the foregoing items set forth in clauses
(b)
,
(c)
or
(d)
 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.
Section
 6.05
Capitalization
.
(a) As of the Signing Date, the authorized share capital of Purchaser is divided into: (i) 9,000,000,000 Purchaser Class A Ordinary Shares, 50,000,000 of which are issued and outstanding but subject to Redemption; (ii) 900,000,000 Purchaser Class B Ordinary Shares, of which 12,500,000 shares are issued and outstanding; and (iii) 99,990,000 Purchaser Preference Shares, of which no shares are issued and outstanding as of the Signing Date. All outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable.
The outstanding Purchaser Ordinary Shares are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, the Purchaser’s Organizational Documents or any Contract to which the Purchaser is a party. None of the outstanding Purchaser Ordinary Shares have been issued in violation of any applicable securities Laws.
(b) Subject to the terms and conditions of the Warrant Agreement and in connection with the Domestication, the Cayman Purchaser Warrants will be converted into Domesticated Purchaser Warrants. The Domesticated Purchaser Warrants will be exercisable after giving effect to the Transactions for one share of Domesticated Purchaser Common Stock at an exercise price of $11.50 per share. As of the Signing Date, 39,300,000 Cayman Purchaser Warrants, consisting of 25,000,000 public warrants and 14,300,000 private placement warrants are issued and outstanding. All outstanding Cayman Purchaser Warrants are duly authorized, validly issued, fully paid and non-assessable.
The outstanding Cayman Purchaser Warrants are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, the Purchaser’s Organizational Documents or any Contract to which the Purchaser is a party. None of the outstanding Cayman Purchaser Warrants have been issued in violation of any applicable securities Laws.
(c) Other than the Redemption or as expressly set forth in this Agreement (including any redemptions that may occur in connection with an Extension), there are no outstanding obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of the Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which the Purchaser is a party with respect to the voting of any shares of the Purchaser.
(d) All Indebtedness of the Purchaser, as of the Signing Date, of the type set forth in clauses
(a)
 or
(c)
of the definition of Indebtedness (or
clause
(j)
 of the definition of Indebtedness as it would relate to
clauses
(a)
 or
(c)
of the definition of Indebtedness) is disclosed on Section 6.05(d) of the Purchaser Disclosure Letter. No such Indebtedness of the Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness; (ii) the incurrence of Indebtedness by the Purchaser; or (iii) the ability of the Purchaser to grant any Lien on its properties or assets.
(e) Since the date of incorporation of the Purchaser, and except in connection with an Extension or as otherwise contemplated by this Agreement, the Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares. The Purchaser’s board of directors has not authorized any of the foregoing.
(f) On or prior to the Signing Date, Purchaser entered into subscription agreements with the Initial PIPE Investors (the “
Initial PIPE Agreements
”). True and correct copies of the Initial PIPE Agreements have been provided to the Company on or prior to the date of this Agreement. In connection with the transactions contemplated by this Agreement, the Initial PIPE Investors have agreed to consummate the Initial PIPE Investment on the terms and subject to the conditions of the Initial PIPE Agreements. On or prior to the Signing Date, Purchaser has identified to the Company each of the Initial PIPE Investors (or has caused the identification of each such Initial PIPE Investor to the Company) and, to Purchaser’s Knowledge, the Company did not object to any such Initial PIPE Investor. The Initial PIPE Agreements are in full force and effect with respect to, and binding on, Purchaser and, to Purchaser’s Knowledge, on each Initial PIPE Investor party to an Initial PIPE Agreement, in accordance with their terms, subject to the Enforceability Exceptions.
Section
 6.06
SEC Filings and Purchaser Financials; Internal Controls
.
(a) Since the IPO, the Purchaser has filed all forms, reports, schedules, statements and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act or the Exchange Act, together with any amendments, restatements or supplements (all of the foregoing filed prior to the Signing Date, the “
Purchaser SEC Reports
”). The Purchaser will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Signing Date through the Closing Date (the “
Additional Purchaser SEC Reports
”). All of the Purchaser SEC Reports, Additional Purchaser SEC Reports, any correspondence from or to the SEC (other than such correspondence in connection with the IPO of the Purchaser or the Proxy Statement/Registration Statement) and all certifications and statements required by Rule
13a-14
or
15d-14
under the Exchange Act or 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “
Public Certifications
”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. The Purchaser SEC Reports were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. Subject to
Section
 6.17
, the Additional Purchaser SEC Reports will be prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. The Purchaser SEC Reports did not, at the time they were filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Reports or necessary in order to make the statements made in such Purchaser SEC Reports, in light of the circumstances under which they were made, not misleading. The Additional Purchaser SEC Reports will not, at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Additional Purchaser SEC Reports or necessary in order to make the statements made in the Additional Purchaser SEC Reports, in light of the circumstances under which they were made, not misleading. Each director and executive officer of the Purchaser has filed with the SEC on a timely basis all statements required with respect to the Purchaser by Section 16(a) of the Exchange Act and the rules and regulations under Section 16(a) of the Exchange Act. The Public Certifications are, or will be, true and correct as of their respective dates of filing. As used in this
Section
 6.06
, a document or information will be deemed to have been “filed” if such document or information has been furnished, supplied or otherwise made available to the SEC.
(b) The financial statements and notes contained or incorporated by reference in the Purchaser SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Purchaser as at the respective dates of, and for the periods referred to, in such financial statements. The financial statements and notes to be contained in or to be incorporated by reference in the Additional Purchaser SEC Reports will fairly present the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Purchaser as at the respective dates of, and for the periods referred to, in such financial statements. Such financial statements were prepared in accordance with: (i) GAAP; and (ii) Regulation
S-X
or Regulation
S-K,
as applicable, subject, in the case of interim financial statements, to normal recurring year-end
adjustments and the omission of notes to the extent permitted by Regulation
S-X
or Regulation
S-K,
as applicable.

(c) The Purchaser has no
off-balance
sheet arrangements that are not disclosed in the Purchaser SEC Reports. No financial statements other than those of the Purchaser are required by GAAP to be included in the consolidated financial statements of the Purchaser.
(d) The issued and outstanding Cayman Purchaser Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “AACT.U.” The issued and outstanding Purchaser Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “AACT.” The issued and outstanding Purchaser Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “AACT WS.” The Purchaser is a listed company in good standing with the NYSE. Since the consummation of the IPO, the Purchaser has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. There is no Legal Proceeding pending or, to the Purchaser’s Knowledge, threatened against the Purchaser by the NYSE or the SEC with respect to: (i) deregistering the Cayman Purchaser Units; (ii) deregistering the Purchaser Class A Ordinary Shares; (iii) deregistering the Purchaser Public Warrants; or (iv) terminating the listing of the Purchaser on the NYSE. None of the Purchaser or any of its Affiliates has taken any action in an attempt to terminate the registration of the Cayman Purchaser Units, the Purchaser Class A Ordinary Shares or Purchaser Public Warrants under the Exchange Act.
(e) Except as not required in reliance on exemptions from various reporting requirements by virtue of Purchaser’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“
JOBS Act
”), the Purchaser has established and maintains disclosure controls and procedures (as defined in Rule
13a-15
under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Purchaser is made known to the Purchaser’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Purchaser’s principal executive officer and principal financial officer to information required to be included in the Purchaser’s periodic reports required under the Exchange Act.
Section
 6.07
Absence of Certain Changes
. As of the Signing Date and since the date of its formation, neither the Purchaser nor Merger Sub has: (a) conducted any business other than as is or was incidental to its formation, or, in the case of the Purchaser, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of agreements related to a Business Combination, including this Agreement) and related activities; or (b) been subject to a Purchaser Material Adverse Effect.
Section
 6.08
Undisclosed Liabilities
. Except for any fees, costs or expenses payable by the Purchaser as a result of or in connection with the consummation of the Transactions, there is no material liability, debt, obligation, claim or judgment against the Purchaser or Merger Sub of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations: (a) reflected or reserved for on the financial statements or disclosed in the notes to such financial statements included in the Purchaser SEC Reports; (b) that have arisen since the date of the most recent balance sheet included in the Purchaser SEC Reports in the ordinary course of business of the Purchaser or Merger Sub; or (c) arising under this Agreement or incurred in connection with the Transactions.
Section
 6.09
Compliance with Laws
. Since its inception, each of the Purchaser and Merger Sub has complied with, and is not currently in violation of, any applicable Law with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and would not reasonably be expected to have a Purchaser Material Adverse Effect. No written notice of violation or of non-compliance
with any applicable Law has been received by the Purchaser

or Merger Sub since Purchaser’s or Merger Sub’s inception, as applicable. To the Purchaser’s Knowledge, no assertion or action of any violation or of non-compliance
with any applicable Law is currently threatened against the Purchaser or Merger Sub.
Section
 6.10
Legal Proceedings; Orders; Permits
. There is no Legal Proceeding pending or, to the Purchaser’s Knowledge, threatened to which the Purchaser or Merger Sub is subject that would reasonably be expected to have a Purchaser Material Adverse Effect. There is no material Legal Proceeding that the Purchaser or Merger Sub has pending against any other Person. Neither the Purchaser nor Merger Sub is subject to any material Orders of any Governmental Authority, nor are any such Orders pending. Each of the Purchaser and Merger Sub holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties. All such material Permits are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Purchaser Material Adverse Effect.
Section
 6.11
Taxes and Tax Returns
.
(a) Each of the Purchaser and Merger Sub: (i) has filed, or caused to be filed, all Income Tax and other material Tax Returns required to be filed by it (taking into account all valid extensions of time to file), and all filed Tax Returns are true, accurate and complete in all material respects; and (ii) has paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Income Taxes and other material Taxes required to be paid, collected, withheld or remitted, whether or not such Taxes are shown as due and payable on any Tax Return (and complied in all material respects with applicable Law with respect to such Tax withholding).
(b) There is no Legal Proceeding currently pending or to the Company’s knowledge, threatened against the Purchaser or Merger Sub by a Governmental Authority in a jurisdiction where the Purchaser or Merger Sub, as applicable does not file Tax Returns that it is or may be subject to Tax or required to file a Tax Return in that jurisdiction.
(c) There are no audits, examinations, investigations or other proceedings pending against the Purchaser or Merger Sub in respect of any material Tax. Neither the Purchaser nor Merger Sub has been notified in writing of any proposed Tax claims or assessments against the Purchaser or Merger Sub, including in respect of a Tax of a particular type in a jurisdiction where the Purchaser or Merger Sub or any of their respective Subsidiaries, as applicable, does not file Tax Returns of such type that the Purchaser or Merger Sub or any of their respective Subsidiaries, as applicable, is or may be subject to taxation of such type by that jurisdiction.
(d) There are no Liens with respect to any Taxes upon any of the Purchaser’s or Merger Sub’s assets, other than Permitted Liens.
(e) Neither the Purchaser nor Merger Sub has requested or consented to any waivers or extensions of any applicable statute of limitations for the collection or assessment of any Taxes, which waiver or extension (or request for such waiver or extension) is outstanding or pending, other than waivers or extensions that are automatically or routinely granted by the applicable Governmental Authority (including by reason of any extension of time to file Tax Returns or pay Taxes that is automatically or routinely granted).
(f) Neither the Purchaser nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion of any taxable period) beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Law) or the use of an improper method of accounting on or prior to the Closing Date; (iii) any prepaid amounts received or deferred revenue realized or received on or prior to the Closing Date; (iv) any intercompany transaction described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) other than in the ordinary course of business consistent with past practices; or (v) any “closing agreement” pursuant to Section 7121 of the Code or any other agreement or arrangement with a Governmental Authority relating to Taxes.
(g) Neither the Purchaser nor Merger Sub has participated in or been a party to, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in Treasury Regulations Section 1.6011-4 (or any similar or corresponding provision of state, local or foreign Law).
(h) Neither the Purchaser nor Merger Sub has been a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes (other than in the case of Merger Sub, the common parent of which is the Purchaser). Neither the Purchaser nor Merger Sub has any Liability or potential Liability for the Taxes of another Person (other than Purchaser or Merger Sub): (i) under any applicable Tax Law; (ii) as a transferee or successor; or (iii) by Contract, indemnity or otherwise by operation of Law (excluding customary commercial agreements entered into in the ordinary course of business, the primary purpose of which is not the sharing of Taxes). Neither the Purchaser nor Merger Sub is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (excluding customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes, but including advance pricing agreements, closing agreements or other agreements relating to Taxes with any Governmental Authority) that will be binding on the Purchaser or Merger Sub with respect to any period (or portion of any period) following the Closing Date.
(i) Since its formation or incorporation, as applicable, each of the Purchaser and Merger Sub is, and has at all times been classified as, a corporation for U.S. federal income tax purposes.
(j) Neither the Purchaser nor Merger Sub has ever owned any interest that is treated as equity for Tax purposes in any “business entity” within the meaning of Treasury Regulations
Section 301.7701-2
(other than the Purchaser’s ownership of Merger Sub).
(k) Neither the Purchaser nor Merger Sub has any permanent establishment in any country other than the country of its jurisdiction of formation. Neither the Purchaser nor Merger Sub has engaged in a trade or business in any country other than the country of its jurisdiction of formation that subjected it to Tax in such country.
(l) Neither the Purchaser nor Merger Sub (nor any predecessor of Purchaser or Merger Sub) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free
treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) during the two-year
period ending on the date of this Agreement.
(m) Neither the Purchaser nor Merger Sub has knowingly taken any action, nor are they aware of any fact or circumstance, that would reasonably be expected to prevent the relevant portions of the Transactions from qualifying for their respective Intended Tax Treatments.
(n) The representations and warranties contained in this
Section
 6.11
, the representations and warranties in Section 6.06, Section 6.07, Section 6.08 and
Section
 6.19
that relate to Taxes, and the representations contained in the other sections of this
Article
 VI
that explicitly refer to Taxes or the Code or other provisions of Tax Law are the sole representations and warranties provided by the Purchaser with respect to Taxes or Tax Returns.
Section
 6.12
Properties
. Neither the Purchaser nor Merger Sub owns, license or otherwise has any right, title or interest in any material Intellectual Property. Neither the Purchaser nor Merger Sub owns or lease any material real property or material Personal Property.

Section
 6.13
Investment Company Act
. Neither the Purchaser nor Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended. As of the Signing Date, the Purchaser constitutes an “emerging growth company” within the meaning of the JOBS Act.
Section
 6.14
Trust Account
. As of the Signing Date, the Purchaser has at least $555,615,780 in the Trust Account. Trust Account funds are held in cash or invested in United States government securities or money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act pursuant to the Trust Agreement. Whether written or unwritten, express or implied, there are no separate Contracts, side letters or other arrangements or understandings that would cause the description of the Trust Agreement in the Purchaser SEC Reports to be inaccurate or that would entitle any Person (other than Purchaser Shareholders who shall have properly elected to redeem their Purchaser Class A Ordinary Shares pursuant to the Purchaser’s Organizational Documents and the underwriters of the IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to the Redemption of Purchaser Class A Ordinary Shares (including any excise Taxes payable in connection with such Redemptions) properly submitted in connection with a shareholder vote to amend the Purchaser’s Organizational Documents to: (A) modify the substance or timing of its obligation to allow redemption in connection with its initial business combination; (B) to redeem 100% of its Purchaser Class A Ordinary Shares if it has not consummated an initial business combination by April 25, 2025 (or such later date as may be determined pursuant to an Extension); or (C) with respect to any other material provisions related to shareholders’ rights or pre-initial
business combination activity. The Trust Agreement has not been amended or modified and is a valid and binding obligation of Purchaser. The Trust Account is in full force and effect and is enforceable in accordance with its terms except as such enforcement may be limited by the Enforceability Exceptions. There are no claims or proceedings pending or, to the Purchaser’s Knowledge, threatened with respect to the Trust Account. The Purchaser has performed all material obligations required to be performed by it to date under the Trust Agreement. The Purchaser is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement. No event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach under the Trust Agreement. As of the Closing, the obligations of the Purchaser to dissolve or liquidate pursuant to the Purchaser’s Organizational Documents shall terminate. As of the Closing, the Purchaser shall have no obligation whatsoever pursuant to the Purchaser’s Organizational Documents to dissolve and liquidate the assets of Purchaser by reason of the consummation of the Transactions. To the Purchaser’s Knowledge, as of the Signing Date, following the Closing, no Purchaser Shareholder shall be entitled in its capacity as a Purchaser Shareholder to receive any amount from the Trust Account except to the extent such Purchaser Shareholder is exercising their option to redeem Purchaser Class A Ordinary Shares in connection with the Redemption. As of the Signing Date, assuming the accuracy of the representations and warranties of the Company contained in this Agreement, the compliance by the Company with its obligations under this Agreement and the satisfaction of the conditions to the Closing set forth in
Article
 VIII
and
Section
 8.03
the Purchaser does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Purchaser on the Closing Date.
Section
 6.15
Finders and Brokers
. Except as reflected on
Section
 6.15
of the Purchaser Disclosure Letter, no broker, finder, financial advisor, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which the Purchaser would be liable in connection with the Transactions based upon arrangements made by the Purchaser or any of their Affiliates.
Section
 6.16
Insurance
.
Section
 6.16
of the Purchaser Disclosure Letter lists all material insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser or Merger Sub or relating to the Purchaser or Merger Sub or their respective business, properties, assets, directors, officers and employees. Copies of such insurance policies have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser or Merger Sub, as applicable is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect. To the Purchaser’s Knowledge there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser or Merger Sub. Each of the Purchaser and Merger Sub has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Purchaser Material Adverse Effect.
Section
 6.17
Information Supplied
. Any information supplied by each of the Purchaser and Merger Sub expressly for inclusion or incorporation by reference in: (a) any current report on Form
8-K,
and any exhibits to such Form
8-K
or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the Transactions or any Ancillary Documents or in the Proxy Statement/Registration Statement; or (b) any of the Signing Press Release, the Signing Filing, the Closing Press Release, the Closing Filing and any other press releases or prospectuses filed under Rule 425 of the Securities Act in connection with the Transactions or any Ancillary Documents. No such information contains any untrue statement of a material fact or omits to state any material fact required to be stated in such documents or necessary in order to make the statements in such documents, in light of the circumstances under which they are made, not misleading at: (i) the time such information is filed with or furnished to the SEC (but if such information is revised by any subsequently filed amendment or supplement, this clause
(i)
 shall solely refer to the time of such subsequent revision); (ii) the time the Proxy Statement/Registration Statement is declared effective by the SEC; (iii) the time the Proxy Statement/Registration Statement or any amendment or supplement to such Proxy Statement/Registration Statement is first disseminated to the Purchaser Shareholders; or (iv) the time of the Purchaser Shareholders’ Meeting. Notwithstanding the foregoing, neither the Purchaser nor Merger Sub makes any representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or its respective Affiliates.
Section
 6.18
Independent Investigation
. Each of the Purchaser and Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company. Each of the Purchaser and Merger Sub acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. In making its decision to enter into this Agreement and to consummate the Transactions, Purchaser and Merger Sub have relied solely upon: (a) their own investigation and the express representations and warranties of the Company set forth in this Agreement and the Ancillary Documents (including the related portions of the Company Disclosure Letter) and in any certificate delivered to the Purchaser or Merger Sub pursuant to this Agreement or any Ancillary Document; and (b) the information provided by or on behalf of the Company for the Registration Statement. Neither the Company nor its Representatives have made any representation or warranty as to the Company or this Agreement, and Purchaser and Merger Sub disclaim reliance upon any such representation or warranty, and the accuracy or completeness thereof, except as: (i) expressly set forth in this Agreement (including the related portions of the Company Disclosure Letter) or any Ancillary Document or in any certificate delivered to the Purchaser or Merger pursuant to this Agreement or any Ancillary Document; or (ii) with respect to the information provided by or on behalf of the Company for the Registration Statement.
Section
 6.19
Employees; Benefit Plans
. Neither the Purchaser nor Merger Sub has had any employees and neither the Purchaser nor Merger Sub has any unsatisfied material liability with respect to any employee. Neither the Purchaser nor Merger Sub currently maintains or has any direct liability under any benefit plan.
Section
 6.20
Transactions with Purchaser Related Persons
.
Section
 6.20
of the Purchaser Disclosure Letter contains a list of each transaction or Contract to which either the Purchaser or Merger Sub is a party with any: (a) present or former officer or director of any of the Purchaser or Merger Sub; (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or Equity Securities of any of the Purchaser; or (c) any Affiliate, “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules
12b-2
and
16a-1
of the Exchange Act) of any of the foregoing Persons referred to in clauses
(a)
 and
(b)
. To the Purchaser’s Knowledge, no Purchaser Related Person or any Affiliate of a Purchaser Related Person has, directly or indirectly, an economic interest in any Contract, property or right (tangible or intangible) with the Purchaser or Merger Sub (other than such Contracts that relate to any such Person’s ownership of the Equity Securities of the Purchaser).
Section
 6.21
No Additional Representation or Warranties
. Except as provided in this
Article
 VI
, neither the Purchaser, Merger Sub nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any other Party or its Affiliates. No Persons listed in the preceding sentence shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates.
ARTICLE VII
COVENANTS
Section
 7.01
Access and Information; Cooperation
.
(a) During the period from the Signing Date and continuing until the earlier of the termination of this Agreement in accordance with
Section
 9.01
or the Closing (the “
Interim Period
”), subject to
Section
 7.16
, the Company shall give, and shall cause its Representatives to give, the Purchaser, Merger Sub and its Representatives reasonable access to all offices and other facilities and to all officers, managers, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information, of or pertaining to the Company in the Company’s possession as the Purchaser, Merger Sub or their respective Representatives may reasonably request regarding the Company and its business, assets, Liabilities, financial condition, prospects, operations, management, employees and advisors in connection with the Transactions. The Company shall cause each of the Company’s Representatives to reasonably cooperate with the Purchaser, Merger Sub and their respective Representatives in their investigation. Such reasonable access shall be provided at reasonable times during normal business hours and upon reasonable intervals and notice and shall not include any invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company. The Purchaser, Merger Sub and their Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company. Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided, to the Purchaser, Merger Sub or any of their respective Representatives any information if and to the extent doing so would: (i) violate any Law to which the Company is subject; (ii) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party; (iii) violate any legally-binding obligation of the Company with respect to confidentiality, non-disclosure
or privacy; or (iv) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine. In the case of each of clauses
(i)
 through
(iv)
in the preceding sentence, the Company shall: (x) provide Purchaser with written notice that it is withholding requested access or information stating the general nature of the access or information so withheld and the reasons for withholding such access or information; (y) provide such access or information as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law; and (z) to the extent reasonably practicable, provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law. The Company shall not be required to provide, or cause to be provided, to the Purchaser, Merger Sub or any of their respective Representatives any information if the Company or any of its Representatives, on the one hand, and the Purchaser, Merger Sub or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent to such litigation. All information obtained by Purchaser, Merger Sub or any of their respective Representatives pursuant to this
Section
 7.01(a)
shall be subject to the Mutual
Non-Disclosure
Agreement.

(b) During the Interim Period, subject to
Section
 7.16
, the Purchaser and Merger Sub shall give, and shall cause their respective Representatives to give, the Company and its Representatives reasonable access to all offices and other facilities and to all officers, directors, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information, of or pertaining to the Purchaser, Merger Sub or their respective Subsidiaries in Purchaser’s or Merger Sub’s possession, as the Company or its Representatives may reasonably request regarding the Purchaser, Merger Sub, their respective Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and advisors in connection with the Transactions. The Purchaser and Merger Sub shall cause each of their respective Representatives to reasonably cooperate with the Company and its Representatives in their investigation. Such reasonable access shall be provided at reasonable times during normal business hours and upon reasonable intervals and notice and shall not include any invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company. The Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser, Merger Sub or any of their respective Subsidiaries. Notwithstanding the foregoing, neither the Purchaser or Merger Sub shall be required to provide, or cause to be provided, to the Company or any of its Representatives any information if and to the extent doing so would: (i) violate any Law to which the Purchaser or Merger Sub is subject; (ii) violate any legally-binding obligation of the Purchaser or Merger Sub with respect to confidentiality, non-disclosure
or privacy; or (iii) jeopardize protections afforded to the Purchaser or Merger Sub under the attorney-client privilege or the attorney work product doctrine. In the case of each of clauses
(i)
 through
(iii)
in the preceding sentence, the Purchaser and Merger Sub shall: (x) provide the Company with written notice that it is withholding requested access or information stating the general nature of the access or information so withheld and the reasons for withholding such access or information; (y) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law; and (z) to the extent reasonably practicable, provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law. Neither the Purchaser nor Merger Sub shall be required to provide, or cause to be provided, to Company or any of its Representatives any information if the Purchaser or Merger Sub or any of their respective Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent to such litigation. All information obtained by the Company or its Representatives pursuant to this
Section
 7.01(b)
shall be subject to the Mutual
Non-Disclosure
Agreement.
(c) During the Interim Period, each of the Company, Purchaser and Merger Sub shall, and shall cause their respective Representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement the Parties mutually agree to seek in connection with the Transactions (including in connection with the PIPE Investment), including: (i) by providing such information and assistance as another Party may reasonably request; (ii) granting such access to another Party and its Representatives as may be reasonably necessary for their due diligence; and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such financing efforts. Such cooperation shall include direct contact between senior management and other Representatives of the Company at reasonable times and locations. All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, the Purchaser, Merger Sub or their respective Representatives.
Section
 7.02
Conduct of Business of the Company
.
(a) During the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, as required by applicable Law, as set forth on
Section
 7.02
of the Company Disclosure Letter or as consented to in writing by the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall use commercially reasonable efforts to: (i) conduct its business, in all material respects, in the ordinary course of business; (ii) comply in all material respects with all Laws applicable to the Company and its business, assets and employees; (iii) preserve intact, in all material respects, the Company’s business organizations and ongoing business; and (iv) maintain the Company’s existing relations and goodwill with its customers, suppliers, distributors and creditors.
(b) Without limiting
Section
 7.02(a)
and except as contemplated by the terms of this Agreement or the Ancillary Documents, as required by applicable Law or as set forth on
Section
 7.02(b)
of the Company Disclosure Letter, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed except in the case of clause
(xxvi)
 in respect of which Purchaser may withhold or grant consent in its sole discretion), the Company shall not:
(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;
(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of, or accelerate the vesting of or waive any restriction applicable to or propose to accelerate the vesting of or waive any restriction applicable to, any of its Equity Securities except (A) as required by existing Company Benefits Plans or (B) any issuances to employees or other services providers as set forth on
Section
 7.02(b)(ii)(B)
of the Company Disclosure Letter, or (C) any Contract (including any warrant, option, Company SAFE or Second Lien Loan) outstanding as of the Signing Date;
(iii) engage in any hedging transaction with a third person with respect to its Equity Securities;
(iv) (A) split, combine, recapitalize or reclassify any of its shares or other Equity Securities or issue any other securities in respect of such shares or other Equity Securities; (B) pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination of cash, equity or property) in respect of its shares or other Equity Securities; or (C) directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its Equity Securities, except, in the case of this clause
(C)
, for: (I) purchases or redemptions pursuant to exercises or cancellations of Equity Securities outstanding as of the Signing Date or issued thereafter in compliance with the terms of this Agreement; or (II) the withholding of shares to satisfy net settlement or Tax obligations with respect to Equity Securities outstanding as of the Signing Date, in the case of each of clause
(I)
 and
(II)
, in accordance with the terms of such Equity Securities;
(v) other than Indebtedness incurred as of the Signing Date pursuant to the Second Lien Loan and Security Agreement, voluntarily incur or guarantee any Indebtedness for borrowed money (whether absolute, accrued, contingent or otherwise) in excess of $1,000,000 in the aggregate;
(vi) (A) establish, adopt, materially amend or terminate any Company Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the Signing Date; (B) increase or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits provided to any of the current or former employees, officers, directors or other service providers of the Company, including under any Company Benefit Plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement other than as set forth on
Section
 7.02(b)(vi)(B)
of the Company Disclosure Letter; (C) grant, promise or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or any increase in the salaries, bonuses or other compensation and benefits payable to any of the current or former employees, officers, directors or other individual service providers of the Company (or any of their respective dependents or beneficiaries); (D) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other service provider of the Company, other than in the ordinary course of business with respect to any such service provider below the level of Vice President; or (E) terminate any employee, officer, director or other service provider of the Company, other than for cause or in the ordinary course of business with respect to any such service provider below the level of Vice President;

(vii) (A) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenants applying to any current or former employee or other individual service provider; (B) plan, announce, implement or effect the reduction in force, lay-off,
furloughs, early-retirement program, severance program or other program or effort concerning the termination of a group of employees of the Company (other than individual employee terminations for cause permitted under clause (E)
 of
Section
 7.02(b)(vi)
); or (C) take other such actions that would reasonably be expected to implicate the WARN Act;
(viii) enter into, amend, modify, negotiate, terminate or extend any Labor Agreement, or recognize or certify any labor union, works council, labor organization, or group of employees of the Company as the bargaining representative for any employees of the Company;
(ix) (A) make, change or rescind any material election relating to Taxes; (B) settle any claim, suit, litigation, proceeding, arbitration, investigation, audit, examination, controversy or other Legal Proceeding relating to material Taxes; (C) file any amended Tax Return with respect to Income Taxes or other material Taxes; (D) voluntarily surrender any right to claim a refund of material Taxes; (E) change or request to change any method of accounting for Tax purposes; (F) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued or in respect of any material Tax attribute that would give rise to any claim or assessment of Taxes of or with respect to the Company (other than as a result of any extension of time to file Tax Returns or pay Taxes that is automatically or routinely granted); (G) incur any material liability for Taxes outside the ordinary course of business; (H) enter into any tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes); or (I) enter into any “closing agreement” as described in Section 7121 of the Code or any other similar agreement or arrangement with any Governmental Authority with respect to Income Taxes or other material Taxes;
(x) (A) transfer, sell, assign, license, sublicense, covenant not to assert, subject to a Lien (other than a Permitted Lien), abandon, allow to lapse, transfer or otherwise dispose of, any right, title or interest of the Company in or to any Owned Intellectual Property material to the business of the Company (other than:
(x) non-exclusive
licenses of Owned Intellectual Property granted in the ordinary course of business; or (y) abandoning, allowing to lapse or otherwise disposing of Owned Intellectual Property registrations at the end of their statutory term); (B) disclose, divulge, furnish to or make accessible any material Trade Secrets constituting Owned Intellectual Property to any Person who has not entered into a commercially reasonable confidentiality agreement, (except where Company has, in the exercise of reasonable business judgement, decided to disclose, divulge, furnish or make accessible such Trade Secrets, including in the case of patent applications submitted to the United States Patent and Trademark Office, or similar office of another jurisdiction); or (C) include, incorporate or embed in, link to, combine, make available or distribute with, or use in the development, operation, delivery or provision of any material Company Software any Open Source Software in a manner that requires the Company to take a Copyleft Action;
(xi) other than in the ordinary course of business: (A) terminate, waive any material provisions of, amend or assign any Company Material Contract; or (B) enter into any Contract that would be a Company Material Contract if it had been entered into prior to the Signing Date;
(xii) establish any Subsidiary or enter into any new line of business;
(xiii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;
(xiv) (A) fail to maintain in full force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, properties, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect; or (B) terminate without replacement or amend in a manner materially detrimental to the Company any material insurance policy insuring the Company;

(xv) make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP or changes that are made in accordance with PCAOB standards;
(xvi) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $250,000 (individually or in the aggregate);
(xvii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination (A) any corporation, partnership, limited liability company, other business organization or any division of any corporation, partnership, limited liability company or other business organization; or (B) any material amount of assets outside the ordinary course of business;
(xviii) other than (A) capital expenditures in the ordinary course of business or (B) capital expenditures as reflected in the Company’s capital expenditure budget previously provided to the Purchaser and set forth on
Section
 7.02(b)(xviii)
of the Company Disclosure Letter, make individual capital expenditures in excess of $500,000;
(xix) (A) fail to pay within a reasonable amount of time following the time due and payable, material amounts of accounts payable (other than any account payable that is, at such time, subject to a bona fide dispute) or (B) other than in the ordinary course of business, fail to use commercially reasonable efforts to collect within a reasonable amount of time following the time due, discount or otherwise reduce any account receivable, in each case, in a manner that would reasonably be expected to materially reduce the Company’s working capital;
(xx) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(xxi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations) or otherwise dispose of any material portion of its tangible properties, or tangible assets, other than pursuant to Permitted Liens in the ordinary course;
(xxii) enter into any agreement, understanding or arrangement with respect to the voting of Equity Securities of the Company;
(xxiii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement or that would impede the Transactions;
(xxiv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business);
(xxv) (A) limit the right of the Company to: (w) engage in any line of business; (x) operate in any geographic area; (y) develop, market or sell products or services; or (z) compete with any Person or (B) grant any exclusive or similar rights to any Person, in each case, except where such limitation or grant does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the business of the Company;
(xxvi) except as permitted by clauses
Section
 7.02(b)(ii)(A), (B) or (C)
 or as set forth in
Section
 7.02(b)(vi)(B) or (C)
 of the Company Disclosure Letter, issue any Equity Security at a price per share or with a conversion price per share that is less than the price per share of Company Common Stock implied by the Transactions; or
(xxvii) authorize or agree to do any of the foregoing actions.

Section
 7.03
Conduct of Business of the Purchaser
.
(a) During the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, as required by applicable Law, as required to effect the Domestication, Redemptions, the Extension or the PIPE Investment, as set forth on
Section
 7.03(a)
of the Purchaser Disclosure Letter or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), each of the Purchaser and Merger Sub shall: (i) conduct its business, in all material respects, in the ordinary course of business; (ii) comply in all material respects with all Laws applicable to it and its business, assets and employees; and (iii) use commercially reasonable efforts to preserve intact, in all material respects, its business organizations. Notwithstanding anything to the contrary in this
Section
 7.03
, nothing in this Agreement shall prohibit or restrict the Purchaser or Merger Sub from obtaining an Extension in accordance with
Section
 7.20
(or making any payments to or from the Trust Account in connection with any Redemptions required in connection with such Extension) and no consent of any other Party shall be required in connection with such Extension.
(b) Without limiting
Section
 7.03(a)
and except as contemplated by the terms of this Agreement or the Ancillary Documents, as required by applicable Law or as set forth on
Section
 7.03(b)
of the Purchaser Disclosure Letter, or as required to effect the Domestication, Redemptions, the Extension or a PIPE Investment, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), neither Purchaser or Merger Sub shall:
(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;
(ii) other than in connection with a conversion of the Working Capital Loans into Purchaser Common Warrants, (A) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its Equity Securities or other security interests of any class and any other equity-based awards; or (B) engage in any hedging transaction with a third Person with respect to such securities;
(iii) (A) split, combine, recapitalize or reclassify any of its shares or other Equity Securities or issue any other securities in respect of such shares or other Equity Securities; (B) pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination of cash, equity or property) in respect of its shares or other Equity Securities; or (C) directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its Equity Securities;
(iv) (A) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise); (B) make a loan or advance to or investment in any third party; or (C) guarantee or endorse any Indebtedness, Liability or obligation of any Person, in the case of each of clauses (A)
,
(B)
and
(C)
, other than any Working Capital Loan;
(v) (A) make, change or rescind any material election relating to Taxes; (B) settle any claim, suit, litigation, proceeding, arbitration, investigation, audit, examination, controversy or other Legal Proceeding relating to material Taxes; (C) file any amended Tax Return with respect to Income Taxes or other material Taxes; (D) voluntarily surrender any right to claim a refund of material Taxes; (E) change or request to change any method of accounting for Tax purposes; (F) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued or in respect of any material Tax attribute that would give rise to any claim or assessment of Taxes of or with respect to the Purchaser (other than as a result of any extension of time to file Tax Returns or pay Taxes that is automatically or routinely granted); (G) incur any material liability for Taxes outside the ordinary course of business; (H) enter into any tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes); or (I) enter into any “closing agreement” as described in Section 7121 of the Code or any other similar agreement or arrangement with any Governmental Authority with respect to Income Taxes or other material Taxes;

(vi) waive or otherwise change the Trust Agreement;
(vii) terminate, waive or assign any material right under any material Contract of the Purchaser or Merger Sub;
(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business;
(ix) establish any Subsidiary or enter into any new line of business;
(x) fail to maintain in full force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations, properties and activities in such amount and scope of coverage substantially similar to that which is currently in effect;
(xi) make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP or PCAOB standards;
(xii) waive, release, assign, settle or compromise any claim, action or proceeding (other than any Transaction Litigation), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser, Merger Sub or their respective Subsidiaries) not in excess of $250,000 (individually or in the aggregate);
(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division of any corporation, partnership, limited liability company or other business organization, or any material amount of assets outside the ordinary course of business;
(xiv) make any capital expenditures;
(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its tangible properties, assets or rights;
(xvii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or
(xviii) authorize or agree to do any of the foregoing actions.
Section
 7.04
Additional Financial Information
and Financing Cooperation
.
(a) During the Interim Period, the Company shall use commercially reasonable efforts to deliver to the Purchaser: (i) with respect to the fiscal year ended December 31, 2024, on or before May 5, 2025; (ii) with respect to the fiscal quarter ending March 31, 2025, on or before June 10, 2025; (iii) within 35 days following the end of each of the fiscal quarters ending March 31 (other than the fiscal quarter ending March 31, 2025), June 30 and September 30; and (iv) within 80 days following the end of each fiscal year ending December 31 (other than the fiscal year ending December 31, 2024) (collectively, the deadlines referred to in each of clauses
(i)
 through
(iv)
, “
Staleness Deadlines
”) the financial statements required to be included in the Proxy Statement/Registration Statement and any other filings to be made by the Company or the Purchaser with the SEC in connection with the Transactions. If the Company determines that it will be unable to deliver the financial statements required by this

Section
 7.04(a)
by the applicable Staleness Deadline, the Company shall promptly notify the Purchaser of such determination. Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to deliver to the Purchaser: (i) with respect to the fiscal year ended December 31, 2024, the then-current draft financial statements on or before April 30, 2025; and (ii) with respect to the fiscal quarter ending March 31, 2025, the then-current draft financial statements on or before June 7, 2025. Upon delivery of the updated financial statements by the Company in accordance with clauses
(i)
 through
(iv)
above, the representations and warranties with respect to the Annual Company Financials set forth in
Section
 5.06
shall be deemed to apply to such financial statements (in the case of quarterly financial statements, with allowance for the absence of footnote disclosures and for year-end
adjustments that are not expected to be material). The Company will use commercially reasonable efforts to cause such financial statements, together with any audited or unaudited consolidated balance sheet and the related statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows of the Company as of and for any year-to-date
period ended as of the end of a fiscal quarter (or solely in the case of any audited financial statements, the fiscal year) that are required to be included in the Proxy Statement/Registration Statement, including any applicable comparative period in the preceding fiscal year, and any other filings to be made by the Company or the Purchaser with the SEC in connection with the Transactions, to, in each case: (A) be prepared in accordance with GAAP consistently applied throughout the periods covered (except for the absence of footnote disclosures and for year-end
adjustments that are not expected to be material); (B) fairly present in all material respects the consolidated financial position, results of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows of the Company as of the dates and for the periods referred to in such financial statements in conformity with GAAP (except for the absence of footnote disclosures and for year-end
adjustments that are not expected to be material); (C) be derived from and accurately reflect in all material respects the books and records of the Company; and (D) solely in the case of any such audited financial statements, be audited in accordance with the standards of the PCAOB.
(b) During the Interim Period, the Company shall use its commercially reasonable efforts: (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, the Purchaser in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy Statement/Registration Statement, the Current Report on Form
8-K
pursuant to the Exchange Act and any other filings to be made by the Company or the Purchaser with the SEC in connection with the Transactions, including: (A) all business information and summary financial information of the Company provided for inclusion in the Proxy Statement/Registration Statement and the Current Report on Form
8-K
pursuant to the Exchange Act in connection with the Transactions; and (B) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation
S-K
of the SEC as necessary for inclusion in the Proxy Statement/Registration Statement and the Current Report on Form
8-K
pursuant to the Exchange Act in connection with the Transactions (including customary pro-forma
financial information); and (ii) to obtain the consents of its auditors as may be required by applicable Law or required or requested by the SEC.
(c) The Company’s use of commercially reasonable efforts pursuant to this
Section
 7.04
shall include the incurrence of reasonable fees, costs and expenses that may be required in order to timely comply with the Company’s obligations to deliver the financial statements and related information pursuant to this
Section
 7.04(c)
.
(d) During the Interim Period, each of the Company, Purchaser and Merger Sub shall, and shall cause their respective Representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement the Parties mutually agree to seek in connection with the Transactions (including in connection with the PIPE Investment), including: (i) by providing such information and assistance as another Party may reasonably request; (ii) granting such access to another Party and its Representatives as may be reasonably necessary for their due diligence; (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such financing efforts and (iv) using its commercially reasonable efforts to deliver or, cause its Representatives to deliver, all documents that may be reasonably required by any financial advisor to the Company or the Purchaser (the “
Financial Advisors
”), in form and substance reasonably satisfactory to the Financial Advisors to facilitate the PIPE Investment or the consummation of the Transactions. Such documents may include customary comfort letters from each of the Company’s and the Purchaser’s respective current or former independent auditors and legal opinions and negative assurance letters from counsel to each of the Company and the Purchaser. Such cooperation shall include direct contact between senior management and other Representatives of the Company at reasonable times and locations. All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, the Purchaser, Merger Sub or their respective Representatives.
Section
 7.05
Purchaser Public Filings
. During the Interim Period, the Purchaser will use commercially reasonable efforts to keep current all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws. During the Interim Period, the Purchaser will use its commercially reasonable efforts prior to the Closing, maintain the listing of the Purchaser Class A Ordinary Shares and the Purchaser Public Warrants on the NYSE. Notwithstanding the foregoing, from and after the Closing, the Parties intend to list on the Stock Exchange only the Domesticated Purchaser Common Stock and the Domesticated Purchaser Warrants.
Section
 7.06
No Solicitation
.
(a) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company, on the one hand, and the Purchaser and Merger Sub, on the other, directly or indirectly: (i) solicit, assist, initiate, engage or facilitate the making, submission or announcement of or knowingly encourage, any Acquisition Proposal; (ii) furnish any non-public
information to any Person or group (other than a Party or its Representatives) in connection with or in response to, or that would reasonably be expected to lead to, an Acquisition Proposal; (iii) engage, encourage or participate in discussions or negotiations with any Person or group with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal; (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal; (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or arrangement related to any Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal; (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party; (vii) otherwise knowingly encourage, facilitate or cooperate in any way with any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Alternative Transaction; (viii) enter into any agreement, arrangement or understanding that would reasonably be expected to adversely affect the ability of the Parties or their respective Affiliates to consummate the Transaction in a timely manner; (ix) solely with respect to the Company, prepare or take any steps in connection with a public offering of any securities of the Company or any of its Subsidiaries (or any Affiliate or successor of the Company or any of its Subsidiaries), other than in connection with the Transactions; or (x) agree or otherwise commit to enter into or engage in any of the foregoing.
(b) Each Party shall notify the others as promptly as practicable (and in any event within two Business Days) in writing of the receipt by such Party or any of its Representatives of: (i) any inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal; (ii) any inquiries, proposals or offers, requests for information or requests for discussions or negotiations that would reasonably be expected to result in an Acquisition Proposal; and (iii) any request for non-public
information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions of such Acquisition Proposal (including a copy of such Acquisition Proposal if in writing or a written summary of such Acquisition Proposal if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the other Party promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal. During the Interim Period, each Party shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.
Section
 7.07
No Trading
. The Company is aware of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC and the NYSE promulgated under the U.S. federal securities Laws or otherwise (the “
Federal Securities Laws
”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. While the Company is in possession of such material nonpublic information, it shall not, and it will cause its directors, officers and direct Affiliates not to: (a) purchase or sell any securities of the Purchaser (unless otherwise explicitly contemplated in this Agreement); (b) communicate such information to any third party; (c) take any other action with respect to the Purchaser in violation of such Laws; or (d) cause or encourage any third party to do any of the foregoing.
Section
 7.08
Notification of Certain Matters
. During the Interim Period, each Party shall give prompt written notice to the other Parties if such Party or its Affiliates: (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging: (i) that the Consent of such third party is or may be required in connection with the Transactions; or (ii) any material non-compliance
with any Law by such Party or its Affiliates; (b) receives any notice or other communication from any Governmental Authority in connection with the Transactions; or (c) becomes aware of the commencement or threat of any Legal Proceeding against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager of such Party or of its Affiliates, in each case, in such person’s capacity as such, with respect to this Agreement, any Ancillary Document or the consummation of the Transactions (other than demands for appraisal, which are discussed in
Section
 1.12
) (any such Legal Proceeding, “
Transaction Litigation
”). Any such notice shall not constitute an acknowledgement or admission by the Party providing the notice regarding whether or not: (x) any of the conditions to the Closing have been satisfied; or (y) any of the representations, warranties or covenants contained in this Agreement have been breached. If prior to the Closing a third party brings, or to any Party’s knowledge, threatens any Transaction Litigation, against a Party, or the board of directors (or similar governing body) of such Party or its Subsidiaries or Affiliates or Representatives, such Party shall promptly notify the other Party of any such litigation and keep the other Party reasonably informed with respect to the status of any such litigation. Each Party shall provide the other Party the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation. Each Party shall in good faith also give due consideration to the other Party’s advice with respect to such litigation. The Company shall not settle or agree to settle any Transaction Litigation without the prior written consent of the Purchaser, which consent shall not to be unreasonably withheld, conditioned or delayed.
Section
 7.09
Efforts
.
(a) In furtherance and not in limitation of
Section
 7.12
, to the extent required under any Antitrust Laws, each Party agrees to make any required filing or application under the HSR Act with respect to the Transactions as promptly as practicable, but in no event later than 25 Business Days after the Signing Date, and make any required filing or application under other Antitrust Laws, as applicable, with respect to the Transactions as promptly as practicable after the Signing Date. In each case, such filing and application shall be made at such Party’s sole cost and expense (except that the Company will pay when due all filing fees in connection with the HSR Act or charged by any Governmental Authorities relating to such filings or applications). Each Party also agrees to: (i) supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws; (ii) use reasonable best efforts to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws; and (iii) obtain any Consents under applicable Antitrust Laws, including by requesting early termination of the waiting period provided for under the Antitrust Laws. In connection with its efforts to obtain the expiration or termination of the applicable waiting periods under Antitrust Laws, and to obtain any Consents under applicable Antitrust Laws, each Party shall use its reasonable best efforts to: (A)
 keep the other Parties reasonably informed of any material communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority; (B) keep the other Parties reasonably informed of any material communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (C) permit a Representative of the other Party and its outside counsel to review (and consider their views in good faith) any material communication given by it to, and consult with each other in good faith in advance of any material meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person; (D) to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity with reasonable advance notice to attend and participate in such meetings and conferences; (E) if a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised of such meetings or conferences; and (F) use reasonable best efforts to cooperate in the preparation and filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority. Any such disclosures, rights to participate or provisions of information by one Party to the other under this
Section
 7.09
may be made on an outside counsel-only basis to the extent required under applicable Law or as appropriate to satisfy contractual confidentiality obligations. Notwithstanding the foregoing, in any event, even when sharing information on a counsel-only basis, each Party may redact: (x) any information related to valuation of the Company; and (y) information that benefits from attorney- client privilege where disclosure would cause such information to cease to benefit from attorney-client privilege.
(b) As soon as reasonably practicable following the Signing Date, the Parties shall reasonably cooperate with each other and use their respective reasonable best efforts to prepare and file with Governmental Authorities any requests for approval, to the extent applicable or required, of the Transactions. The Parties shall use their reasonable best efforts to have such Governmental Authorities approve the Transactions. Each Party shall give prompt written notice to the other Party if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the Transactions. Each Party shall promptly furnish the other Party with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions under any applicable Law or if any Legal Proceeding is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, the Parties shall use their reasonable best efforts to resolve any such objections or Legal Proceedings so as to timely permit consummation of the Transactions. The foregoing obligations shall include using reasonable best efforts to resolve such objections or Legal Proceedings that if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions. If any Legal Proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to (i) contest and resist any such Legal Proceeding; and (ii) have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions or the Ancillary Documents.
(c) Prior to the Closing, each Party shall use its reasonable best efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by the Purchaser, Merger Sub and the Company of the Transactions or required as a result of the execution or performance of, or consummation Transactions by the Purchaser, Merger Sub and the Company. The Parties shall provide reasonable cooperation with each other in connection with such efforts.

(d) The Purchaser will lead all meetings, discussions, and communications with any Governmental Authority relating to obtaining antitrust approval for the Transactions. Notwithstanding the foregoing, the Purchaser will consult with and consider in good faith the comments of the Company in connection with any filing, communication, defense, litigation, negotiation, or strategy. The Purchaser shall not, without the prior approval of the Company, have the right to stay, toll or extend any applicable waiting period under any Antitrust Laws.
Section
 7.10
Trust Account
. Upon satisfaction or waiver of the conditions set forth in
Article
 VIII
and provision of notice of such satisfaction or waiver to the Trustee then, at the Closing, the Purchaser: shall: (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered; and (ii) use its commercially reasonable efforts to cause the Trustee to: (A) pay as and when due all amounts payable to the Purchaser Shareholders pursuant to Redemptions (including any excise Taxes payable in connection with Redemptions); and (B) pay all remaining amounts then available in the Trust Account to the Purchaser for immediate use, subject to this Agreement and the Trust Agreement. Purchaser’s notice to the Trustee of satisfaction or waiver as referenced in the preceding sentence shall be in accordance with the terms of the Trust Agreement. Thereafter, the Trust Agreement shall terminate in accordance with its terms, except as otherwise provided under the Trust Agreement.
Section
 7.11
Tax Matters
.
(a) The Parties agree and acknowledge their intent for U.S. federal, and applicable state and local, income Tax purposes, that the relevant portions of the Transactions qualify for their respective Intended Tax Treatments. The Parties agree and acknowledge that: (i) this Agreement constitutes, and is hereby adopted by the Purchaser as, a separate “plan of reorganization” within the meaning of Treasury Regulations
Sections 1.368-2(g)
and
1.368-3(a)
for each of the Domestication and the Sponsor Share Conversion for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated under Sections 354, 361 and 368 of the Code; and (ii) this Agreement constitutes, and is hereby adopted by the Purchaser, Merger Sub, and the Company as, a separate “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and
1.368-3(a)
for each of the Domestication, the Sponsor Share Conversion and Merger for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated under Sections 354, 361 and 368 of the Code. No Party shall (and no Party shall cause or permit or their respective Affiliates to) knowingly take or knowingly cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action, if such action or failure to act would reasonably be expected to prevent or impede the relevant portions of the Transactions from qualifying for their respective Intended Tax Treatments. The Parties agree to file all Tax Returns on a basis consistent with the Intended Tax Treatments unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar or analogous Law) or a change in applicable Law. Each Party agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the qualification of any relevant portion of the Transactions for its Intended Tax Treatment by any Governmental Authority. Notwithstanding anything else in this Agreement, if, prior to the Closing, the Company determines in good faith that there is a reasonable possibility the Merger and related transactions will not satisfy all of the requirements to qualify as a “reorganization” pursuant to Section 368(a)(2)(E) of the Code, then, with consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed), the Parties will cause the Surviving Company to be merged with and into Purchaser (or a subsidiary thereof treated as an entity disregarded from Purchaser for U.S. federal tax purposes) (the “
Second Merger
”) immediately after the Merger, with the Purchaser or such subsidiary being the surviving entity of the Second Merger, with such Second Merger being integrated with the Merger and treated, together with the Merger, as a single “reorganization” pursuant to Section 368(a)(1)(A) of the Code, and in such case, this Agreement shall constitute, and shall be treated as adopted by the Purchaser, Merger Sub, and the Company as, a “plan of reorganization” within the meaning of Treasury Regulations Sections
1.368-2(g)
and
1.368-3(a)
with respect to the Merger and Second Merger.

(b) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration, value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (“
Transfer Taxes
”) shall be borne and paid 50% by the Purchaser and 50% by the Company. The Purchaser shall, at its own expense, timely file all necessary Tax Returns or other documentation with respect to such Transfer Taxes. If required by applicable Law, the other Parties shall join in the execution of any such Tax Returns or other documentation.
(c) Each Party shall terminate or cause to be terminated all of the Tax sharing, allocation, indemnification or similar agreements, arrangements or undertakings to which such Party is a party to or bound by, or under which such Party has any obligation in effect on the Closing Date for any Tax liability of another Person, regardless of the period in which such Tax liability arises. The foregoing obligation to terminate any such agreements or arrangements shall apply regardless of whether they are written or unwritten. There shall be no continuing obligation for any Party make any payments under any such agreements, arrangements or undertakings. Notwithstanding the foregoing, there shall be no such termination obligation with respect to customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes.
(d) Following the Closing Date, the Purchaser shall use commercially reasonable efforts to (i) publicly post a “PFIC Annual Information Statement”, within the meaning of Treasury Regulations
Section 1.1295-1(g),
to enable Persons that were Purchaser Shareholders prior to the Closing Date (each, a “
Pre-Domestication
Purchaser Shareholder
”) to make a “Qualifying Electing Fund” election under Section 1295 of the Code with respect to Purchaser for the taxable year of Purchaser that ends on the date of the Domestication; (ii) provide information reasonably requested by a
Pre-Domestication
Purchaser Shareholder to enable such Person to report its allocable share of “subpart F” income under Section 951 of the Code for taxable years of Purchaser ending on or prior to the date of the Domestication; and (iii) provide information reasonably requested by a
Pre-Domestication
Purchaser Shareholder to enable such Person to comply with Treasury Regulations
Section 1.367(b)-3(b)
or make the election described in Treasury Regulations
Section 1.367(b)-3(c)(3),
in each case, with respect to the Domestication.
(e) On the Closing Date, the Company shall deliver to Purchaser (i) a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c)(3) and (ii) a notice of such certification to the Internal Revenue Service pursuant to Treasury Regulations Section 1.897-2(h)(2), in each case, in form and substance reasonably satisfactory to Purchaser, dated as of the Closing Date and duly signed by a responsible corporate officer of the Company.
Section
 7.12
Further Assurances
.
(a) Except as set forth in
Section
 7.09
, the Parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable. The foregoing shall include preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, unless otherwise set forth in
Section
 7.09
.
(b) The Company shall use commercially reasonable efforts to cause the holders of Company Warrants to agree to exercise such Company Warrants as of immediately prior to, but conditional upon the occurrence of, the Closing.

Section
 7.13
The Preparation of Proxy Statement/Registration Statement; Shareholders
’
Meeting and Approvals
.
(a)
Registration Statement and Prospectus
.
(i) As promptly as practicable after the execution of this Agreement and receipt by the Purchaser of all audited and unaudited financial statements of the Company that are required by applicable Law to be included in the Proxy Statement/Registration Statement, the Purchaser and the Company shall jointly prepare, and the Purchaser and the Company shall jointly file with the SEC, mutually acceptable materials that shall include the proxy statement to be filed with the SEC as part of the Registration Statement and sent to the Purchaser Shareholders relating to the Purchaser Shareholders’ Meeting (such proxy statement, together with any amendments or supplements, the “
Proxy Statement
”). In connection with the registration under the Securities Act of the shares of (A) Domesticated Purchaser Common Stock and Domesticated Purchaser Warrants to be issued in exchange for the issued and outstanding shares of the Purchaser Class A Ordinary Shares and the Purchaser Common Warrants, respectively, in the Domestication, and (B) other than to the extent prohibited by the SEC, the shares of Domesticated Purchaser Common Stock that constitute the Aggregate Consideration to be received by Company Securityholders (collectively, the “
Registration Statement Securities
”), the Purchaser and the Company shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “
Proxy Statement/Registration Statement
”). The Company and its Representatives shall reasonably cooperate with the Purchaser in the preparation of the Proxy Statement/Registration Statement. The Purchaser, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Proxy Statement/Registration Statement to: (i) comply with the rules and regulations promulgated by the SEC; (ii) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing; and (iii) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Without prejudice to Section 8.01(e), neither the Company’s counsel nor its other tax advisors nor the Purchaser’s counsel nor its other tax advisors shall be required to provide a tax opinion as a condition to the Closing. If there is any tax opinion required by the SEC (or its staff) to be provided in connection with the Proxy Statement/Registration Statement, the Parties shall use their respective commercially reasonable efforts to cause such opinion to be provided by a tax counsel, subject to customary assumptions and limitations. Such commercially reasonable efforts shall include cooperating, and causing their Affiliates to cooperate, in order to facilitate the issuance of any such tax opinion and, to the extent requested by such counsel, execute and deliver customary tax representation letters to such tax counsel in form and substance reasonably satisfactory to such counsel for purposes of delivering such opinion. The Purchaser and Merger Sub also agree to use commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Transactions. The Company shall furnish all information concerning the Company and the Company Stockholders as may be reasonably requested in connection with any such action. Each of the Purchaser, Merger Sub and the Company agrees to use commercially reasonable efforts to furnish to the other parties: (x) all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders and other equityholders; and (y) information regarding such other matters, in each case, as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement/Registration Statement, a Current Report on Form
8-K
pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of the Purchaser, Merger Sub or the Company to any regulatory authority (including the NYSE or the Stock Exchange, as applicable) in connection with the Transactions (the “
Offer Documents
”).
(ii) To the extent not prohibited by Law, the Purchaser will advise the Company, reasonably promptly after the Purchaser receives notice (but in any event no later than two Business Days thereafter), of: (A) the time when the Proxy Statement/Registration Statement has become effective or any supplement or amendment has been filed; (B) the issuance of any stop order or the suspension of the qualification of the Domesticated Purchaser Common Stock for offering or sale in any jurisdiction; (C) the initiation or written threat of any proceeding for any such purpose; or (D) any request by the SEC for the amendment or supplement of the Proxy Statement/Registration Statement or for additional information. To the extent not prohibited by Law, the

Company and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Registration Statement and any Offer Document each time before any such document is filed with the SEC. The Purchaser shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, the Purchaser shall provide the Company and their counsel with any comments or other communications, whether written or oral, that the Purchaser or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Registration Statement or Offer Documents promptly after receipt of those comments or other communications. Each of the Purchaser and the Company shall reasonably cooperate with respect to any response to comments of the SEC or its staff with respect to the Proxy Statement/Registration Statement and any Offer Document and any amendments thereto.
(iii) Each of the Purchaser, Merger Sub and the Company shall use commercially reasonable efforts to ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in: (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement, not misleading; or (B) the Proxy Statement will, at the date it is first disseminated to the Purchaser Shareholders and at the time of the Purchaser Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading.
(iv) If, at any time prior to the Closing, any information relating to the Company, the Purchaser or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or the Purchaser, which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements in such documents, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties. In such event, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Purchaser Shareholders.
(b)
Purchaser Shareholder Approval
.
(i) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, the Purchaser shall: (1) cause the Proxy Statement to be disseminated to Purchaser Shareholders in compliance with applicable Law; (2) duly (x) give notice of and (y) convene and hold an extraordinary general meeting of Purchaser Shareholders (the “
Purchaser Shareholders
’
Meeting
”) in accordance with the Purchaser’s Organizational Documents and applicable Law, as promptly as practicable following the date the Registration Statement is declared effective; and (3) solicit proxies from the holders of Purchaser Ordinary Shares to vote in favor of each of the Transaction Proposals. Concurrently, the Purchaser shall provide the Purchaser Shareholders with the opportunity to elect to effect a Redemption. Unless the board of directors of the Purchaser and the Special Committee have made a Modification in Recommendation, the Purchaser, through its board of directors and Special Committee, shall recommend to the Purchaser Shareholders: (A) the adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations; (B) approval of the Domestication; (C) adoption of the Purchaser Charter upon Domestication and the Purchaser Bylaws upon Domestication; (D) the approval of any separate or unbundled non-binding
advisory proposals as are required to implement the foregoing; (E) approval of the issuance of shares of Domesticated Purchaser Common Stock as required by listing rules of the NYSE or the Stock Exchange, as applicable; (F) approval of the adoption by the Purchaser of the Equity Incentive Plan and the ESPP; (G) the election of the members of the Post-Closing Purchaser Board in accordance with
Section
 7.17
; (H) adoption and approval of any other proposals as the SEC (or staff members of the SEC and NYSE or the Stock Exchange, as applicable) may indicate are necessary in its comments to the Registration Statement or correspondence; (I) adoption and approval of any other proposals the Purchaser reasonably considers to be necessary or appropriate in connection with the Transactions (following consultation with the Company); and (K) adjournment of the Purchaser Shareholders’ Meeting to a later date or dates, if (w) necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, any of the foregoing (such proposals in clauses
(A)
 through
(H)
, together, the “
Transaction Proposals
”); (x) the Purchaser determines that one or more of the conditions to Closing is not satisfied or waived; (y) up to three times, in each instance for a period not exceeding 10 Business Days, if the Purchaser determines in its reasonable discretion that adjournment is otherwise required; or (z) mutually agreed by Purchaser and the Company. Unless the board of directors of the Purchaser or the Special Committee has made a Modification in Recommendation prior to its dissemination, the Purchaser shall include such recommendation in the Proxy Statement. Subject to the following sentence, each of the board of directors of the Purchaser and the Special Committee, as applicable, shall not, except as required by applicable Law, withdraw, amend, qualify or modify its recommendation to the Purchaser Shareholders that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the Purchaser Shareholders described in the Recitals to this Agreement, a “
Modification in Recommendation
”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to, but not after, the Domestication, the board of directors of the Purchaser and the Special Committee may make a Modification in Recommendation if they shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to make a Modification in Recommendation would be a breach of its fiduciary duties under applicable Law. To the fullest extent permitted by applicable Law, the Purchaser’s obligations to establish a record date for, duly call, give notice of, convene and hold the Purchaser Shareholders’ Meeting shall not be affected by any Modification in Recommendation. Notwithstanding anything to the contrary in this Agreement, the Purchaser agrees that if the Purchaser Shareholder Approval shall not have been obtained at any such Purchaser Shareholders’ Meeting, then the Purchaser shall promptly continue to take all such necessary actions, including the actions required by this
Section
 7.13(b)
, and hold additional Purchaser Shareholders’ Meetings as promptly as practicable in order to obtain the Purchaser Shareholder Approval. The Purchaser may only adjourn the Purchaser Shareholders’ Meeting: (1) to solicit additional proxies for the purpose of obtaining the Purchaser Shareholder Approval; (2) for the absence of a quorum; (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Purchaser has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Purchaser Shareholders prior to the Purchaser Shareholders’ Meeting; or (4) in order to engage with investors. Notwithstanding the foregoing, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser Shareholders’ Meeting may not be adjourned to a date that is more than 30 days after the date for which the Purchaser Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law). The Purchaser shall provide the holders of Purchaser Class A Ordinary Shares the opportunity to elect redemption of such Purchaser Class A Ordinary Shares in connection with the Purchaser Shareholders’ Meeting, as required by the Purchaser’s Organizational Documents (the “
Redemption
”).
Section
 7.14
Employee Matters
.
(a) Prior to the Closing Date, but subject to the approval of the Purchaser Shareholders, the Purchaser shall adopt: (i) an equity incentive plan that provides for grants of awards to eligible service providers (the “
Equity Incentive Plan
”); and (ii) an employee stock purchase plan, in each case, in a form that is mutually agreed upon between the Company and the Purchaser (the “
ESPP
”). The Equity Incentive Plan shall have a share reserve equal to 10% of the aggregate number of shares of Domesticated Purchaser Common Stock outstanding immediately following the Closing, on a fully diluted, as-converted
and
as-exercised
basis (calculated after giving effect to the Transactions).
(b) Notwithstanding anything in this Agreement to the contrary, all provisions contained in this
Section
 7.14
are included for the sole benefit of the Purchaser, Merger Sub and the Company. Nothing in this Agreement, whether express or implied: (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement; (ii) shall limit the right of the Purchaser or its respective Affiliates (including, following the Closing, the Surviving Company) to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date; or (iii) shall confer upon any Person who is not a Party any right to continued or resumed employment or recall, any: (x) right to compensation or benefits; or (y) third-party beneficiary or other right of any kind or nature whatsoever. Without limiting the generality of the foregoing, the prohibitions set forth in the preceding sentence shall apply to any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary of such participant).
Section
 7.15
Public Announcements
.
(a) During the Interim Period no public release, filing or announcement concerning this Agreement, the Ancillary Documents or the Transactions shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange. In the event any such release, filing or announcement is required in accordance with the preceding sentence, the applicable Party shall use its commercially reasonable efforts, to the extent permitted by applicable Law, to allow the other Party reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.
(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four Business Days thereafter), issue a press release announcing the execution of this Agreement (the “
Signing Press Release
”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form
8-K
(the “
Signing Filing
”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws. The Company shall have an opportunity to review and comment upon the Signing Filing prior to filing and Purchaser shall not file the Signing Filing without the consent of the Company (which approval shall not be unreasonably withheld, conditioned or delayed). As promptly as practicable after the Closing (but in any event within four Business Days thereafter), the Parties shall mutually agree upon and issue a press release announcing the consummation of the Transactions (the “
Closing Press Release
”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form
8-K
(the “
Closing Filing
”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws. The Company shall have an opportunity to review and comment upon the Closing Filing prior to filing and Purchaser shall not file the Closing Filing without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).
Section
 7.16
Confidential Information
.
(a) The Company acknowledges and agrees that, during the Interim Period and, if this Agreement is terminated in accordance with
Article
 IX
, until the expiration of the term under the Mutual
Non-Disclosure
Agreement, the Purchaser Confidential Information being provided to it in connection with this Agreement and the consummation of the Transactions are subject to the terms of the Mutual
Non-Disclosure
Agreement, the terms of which are incorporated in this Agreement by reference. The Mutual
Non-Disclosure
Agreement shall survive the execution, delivery and performance of this Agreement.
(b) The Purchaser acknowledges that the Company Confidential Information being provided to it in connection with this Agreement and the consummation of the Transactions are subject to the terms of the Mutual
Non-Disclosure
Agreement, the terms of which are incorporated in this Agreement by reference. The Mutual
Non-Disclosure
Agreement shall survive the execution, delivery and performance of this Agreement. The Company acknowledges that, in connection with the PIPE Investment, the Purchaser shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation provided to the subscribers in the PIPE Investment. Such information may include Company Confidential Information. This
Section
 7.16
is not intended to restrict Purchaser’s Representatives or their respective Affiliates’ ability to compete with the Company or the Purchaser or Merger Sub, but only to prohibit disclosure and knowing use of Company Confidential Information by the Purchaser, Merger Sub or their respective Representatives.

Section
 7.17
Post-Closing Board of Directors and Executive Officers
.
(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “
Post-Closing Purchaser Board
”) will consist of a three-class “staggered” board of seven individuals (appointed in accordance with Stock Exchange rules). The Post-Closing Purchaser Board shall consist of six directors chosen by the Company (the “
Company Directors
”) and one director chosen by the Sponsor (the “
Sponsor Director
”). The Sponsor Director shall serve as a class III director. Subject to the terms of the Purchaser’s Organizational Documents, the Purchaser Charter upon Domestication and the Purchaser Bylaws upon Domestication, the Parties shall take all such action within their power as may be necessary or appropriate such that immediately following the Closing Date, the Post-Closing Purchaser Board shall initially include such director nominees to be designated by the Company and Sponsor pursuant to written notice to the Purchaser following the Signing Date. At or prior to the Closing, the Company and the Purchaser shall provide each initial director with a customary director indemnification agreement, in form and substance reasonably acceptable to such director, the Company and the Purchaser.
(b) The Parties shall take all action necessary, including causing the officers of the Purchaser to resign, so that the individuals serving as the officers of the Purchaser immediately after the Closing will be individuals the Company desires to appoint to such role.
(c) The Company shall designate the Company Directors and the Sponsor shall designate the Sponsor Director by written notice to Purchaser, in each case, delivered prior to the effectiveness of the Registration Statement. If any of the directors designated by the parties shall be unable or unwilling to serve at the Closing, the Company or the Purchaser, respectively, shall promptly designate a replacement director and provide any relevant information about such appointee as the other party may reasonably request.
Section
 7.18
Indemnification of Directors and Officers; Tail Insurance
.
(a) For a period of six years from the Closing Date, the Parties shall, and shall cause the Purchaser and the Surviving Company to, maintain in effect, in favor of the D&O Indemnified Parties, the exculpation, indemnification and advancement of expenses provisions, of the Purchaser’s, Merger Sub’s and the Company’s respective Organizational Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of the Purchaser, Merger Sub or the Company, on the one hand, with any D&O Indemnified Party, on the other hand, as in effect immediately prior to the Closing Date. The Parties shall not, and shall cause the Purchaser and the Company not to, amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights of any D&O Indemnified Party under the respective Organizational Documents and indemnification agreements described in the preceding sentence. Notwithstanding the foregoing, all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, the Purchaser shall honor, and shall cause the Surviving Company to honor, in accordance with their respective terms, each of the covenants contained in this
Section
 7.18
without limit as to time.
(b) At or prior to the Closing, the Purchaser shall obtain a “tail” directors’ and officers’ liability insurance policy (the “
D&O Tail
”) in respect of acts or omissions occurring prior to the Closing. Such tail policy shall cover each Person that is a director or officer of the Purchaser, Merger Sub or the Company currently covered by a directors’ and officers’ liability insurance policy of the Purchaser, Merger Sub or the Company. True, correct and complete copies of such policies have been made available to each of the Purchaser and the Company. With respect to coverage, deductibles and amounts for the six-year
period following the Closing, the D&O Tail shall be on terms no less favorable than those of such applicable policy in effect on the Signing Date. Notwithstanding the foregoing, in no event shall the Purchaser be required to expend on the premium of such D&O Tail in excess of 300% of the aggregate annual premiums currently payable by the Purchaser or the

Company with respect to such current policies (the “
Premium Cap
”). If such minimum coverage under any such D&O Tail is or becomes unavailable at the Premium Cap, then any such D&O Tail shall contain the maximum coverage available at the Premium Cap. The Purchaser shall maintain the D&O Tail in full force and effect for its full term and cause all obligations under the D&O Tail to be honored by the Surviving Company, as applicable. No other party shall have any further obligation to purchase or pay for such insurance pursuant to this
Section
 7.18(b)
. No claims made under or in respect of the D&O Tail related to any fiduciary or employee of the Company shall be settled without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed).
(c) The rights of each D&O Indemnified Party under this Agreement shall be in addition to, and not in limitation of, any other rights such Person may have under the Organizational Documents of the Purchaser, Merger Sub or the Company, any other indemnification arrangement, any Law or otherwise. The obligations of the Purchaser and the Company under this
Section
 7.18(c)
shall not be terminated or modified after the Closing in such a manner as to materially and adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this
Section
 7.18
shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this
Section
 7.18
.
(d) If, prior to the sixth anniversary of the Closing Date, the Purchaser or, after the Closing, the Surviving Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successors and assigns of the Purchaser or the Company, as applicable, assume the obligations set forth in this
Section
 7.18
.
Section
 7.19
PIPE Investment
. Unless otherwise approved in writing by each of the Purchaser and the Company (which approval shall not be unreasonably withheld, conditioned or delayed), none of the Purchaser, Merger Sub or the Company shall: (a) enter into any agreements with additional PIPE Investors (such agreements, “
Additional PIPE Agreements
”, and together with the Initial PIPE Agreements, the “
PIPE Agreements
”); or (b) with respect to any PIPE Agreement, amend, modify, supplement, waive or terminate, or agree or provide consent to amend, modify, supplement, waive or terminate any provision or remedy under, or any replacement of, such PIPE Agreement, other than, in each case, any assignment or transfer contemplated in such PIPE Agreement or expressly permitted by such PIPE Agreement (without any further amendment, modification or waiver to such assignment or transfer provision). Following execution of any PIPE Agreement, each of the Parties shall use its commercially reasonable efforts to take, or to cause to be taken, all actions required or necessary, or that it otherwise deems to be proper or advisable, to consummate the transactions contemplated by such PIPE Agreement on the terms described in such PIPE Agreement. Without limiting the generality of the foregoing, such actions by each of the Parties shall include each of the Parties using commercially reasonable efforts to enforce their rights, as applicable, under such PIPE Agreement to cause the other parties to such PIPE Agreement, as applicable, to pay to (or as directed by) the Purchaser the applicable purchase price under such PIPE Agreement in accordance with its terms. Each of the Purchaser and the Company, as applicable, shall give the other party prompt written notice
(e-mail
being acceptable): (i) of the receipt of any request from any other party to any PIPE Agreement for an amendment to, modification of, supplement to, waiver under or termination of such PIPE Agreement; (ii) of any breach or default to the Knowledge of such Party that (or any event or circumstance that, to the Knowledge of such Party, with or without notice, lapse of time or both) would give rise to any breach or default, by any party to any PIPE Agreement; (iii) of the receipt by such Party of any written notice or other written communication with respect to any actual or potential threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation of any PIPE Agreement by another party to such PIPE Agreement; and (iv) if such Party does not expect to receive all or any portion of the applicable purchase price under any PIPE Agreement in accordance with its terms.

Section
 7.20
Extension
.
(a) On March 5, 2025, the Purchaser filed with the SEC a preliminary proxy statement (such preliminary proxy statement, together with all amendments or supplements to such preliminary proxy statement, the “
Extension Proxy Statement
”) pursuant to which the Purchaser is seeking the approval of the Purchaser Shareholders to amend the Purchaser’s Organizational Documents to extend the deadline by which the Purchaser must complete a Business Combination in accordance with its Organizational Documents from April 25, 2025 to January 26, 2026 (an “
Extension
”). The Purchaser shall use its commercially reasonable efforts to cause the Extension Proxy Statement to: (i) comply with the rules and regulations promulgated by the SEC; and (ii) be cleared by the SEC as promptly as practicable. The Purchaser will use its commercially reasonable efforts to provide the Company a reasonable opportunity to review any amendments or supplements to the Extension Proxy Statement filed after the Signing Date prior to filing with the SEC and will consider in good faith the incorporation of any comments from the Company on such documents.
(b) To the extent not prohibited by Law, the Purchaser will advise the Company, reasonably promptly after the Purchaser receives notice, of: (i) the time when any supplement or amendment to the Extension Proxy Statement has been filed; or (ii) any request by the SEC for the amendment or supplement of the Extension Proxy Statement or for additional information. To the extent not prohibited by Law, the Purchaser will use its commercially reasonable efforts to provide the Company and its counsel with: (x) any comments or other communications, whether written or oral, that the Purchaser or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement (including any notification (orally or in writing) from the SEC that the Extension Proxy Statement will not be “reviewed” or will not be subject to further review) promptly after receipt of those comments or other communications; and (y) a reasonable opportunity to participate in the response of the Purchaser to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given).
(c) Each of the Purchaser and the Company agrees to use commercially reasonable efforts to, as promptly as reasonably practicable, furnish the other party with such information as shall be reasonably requested concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested for inclusion in (including to be incorporated by reference in) or attachment to any amendments or supplements to the Extension Proxy Statement. Each of the Purchaser and the Company shall use commercially reasonable efforts to ensure that: (i) all of the information supplied by it or on its behalf for inclusion in (including to be incorporated by reference in) or attachment to any amendments or supplements to the Extension Proxy Statement, at the earlier of the date it is filed with the SEC or first mailed to the Purchaser Shareholders, shall be accurate in all material respects and shall not omit to state any material fact required to be stated in the Extension Proxy Statement or necessary in order to make the statements in the Extension Proxy Statement, in light of the circumstances under which they are made, not misleading; (ii) any amendments or supplements to the Extension Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated under the Exchange Act; and (iii) if the Purchaser deems it necessary or appropriate, that any future amendments or supplements the Extension Proxy Statement contain substantially the same financial and other information about the Company and its equityholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. If, at any time prior to the Closing, the Purchaser or the Company becomes aware of: (x) the Extension Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (y) any other information which is required to be set forth in an amendment or supplement to the Extension Proxy Statement so that it would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or the Purchaser (as applicable) shall promptly inform the Purchaser or the Company (as applicable). Thereafter, each of the Company and the Purchaser shall cooperate with the other in filing with the SEC or mailing to the Purchaser Shareholders an amendment or supplement to the Extension

Proxy Statement. Each of the Company and the Purchaser shall use its commercially reasonable efforts: (x) to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to the Purchaser, the Company and their respective counsel in connection with the drafting of any amendments or supplements to the Extension Proxy Statement; and (y) respond in a timely manner to any comments from the SEC with respect thereto.
(d) After the Extension Proxy Statement is cleared by the SEC, the Purchaser will: (i) cause the Extension Proxy Statement to be disseminated to the Purchaser Shareholders in compliance with applicable Law; and (ii) duly give notice of and convene and hold a meeting of the Purchaser Shareholders (the “
Purchaser Extension Meeting
”) in accordance with the Purchaser’s Organizational Documents and the applicable rules of the NYSE for a date no later than April 25, 2025. Purchaser will also (x) solicit proxies from the Purchaser Shareholders to vote in favor of the Extension; and (y) provide the Purchaser Shareholders with the opportunity to elect to effect a Redemption.
(e) To the fullest extent permitted by applicable Law, the Purchaser shall: (x) establish a record date for, duly call, give notice of, convene and hold the Purchaser Extension Meeting and submit for approval the Extension; and (y) promptly continue to take all such necessary actions, including the actions required by this
Section
 7.20
, and hold additional Purchaser Extension Meetings in order to obtain the approval of the Extension, in each case, if the Extension shall not have been approved at any such Purchaser Extension Meeting. The Purchaser may only adjourn the Purchaser Extension Meeting: (i) to solicit additional proxies for the purpose of obtaining approval of the Extension; (ii) for the absence of a quorum; (iii) to allow reasonable additional time for the filing, mailing, or dissemination of any supplemental or amended disclosure that the Purchaser has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Purchaser Shareholders prior to the Purchaser Extension Meeting; or (iv) to engage with investors. Notwithstanding the foregoing, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser Extension Meeting: (A) may not be adjourned to a date that is more than 20 days after the date for which the Purchaser Extension Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (B) will be held no later than April 25, 2025.
Section
 7.21
Domestication
.
(a) Subject to receipt of the Purchaser Shareholder Approval with respect to the matters set forth in clauses
(A)
,
(B)
,
(C)
,
(D)
,
(E)
,
(F)
and
(G)
 of
Section
 7.13(b)(i)
, at least one day prior to the Closing and in accordance with applicable Law, any applicable rules and regulations of the SEC, the NYSE or the Stock Exchange, as applicable, and the Purchaser’s Organizational Documents, the Purchaser shall cause the Domestication to become effective on such date (or such other date that is at least one day prior to the Closing), including by: (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to the Purchaser and the Company, together with the Purchaser Charter upon Domestication, in each case, in accordance with the provisions of the Certificate of Domestication with respect to the Domestication and the Purchaser Charter upon Domestication and applicable Law; (b) adopting the Purchaser Bylaws upon Domestication; and (c) completing, making and procuring all filings required to be made with the Cayman Registrar in connection with the Domestication.
(b) Following the consummation of the Domestication and prior to the Closing, the board of directors of Purchaser will resolve to ratify and approve such matters as may be required to effect the Transactions as contemplated by this Agreement and any such other matters as the Company and Purchaser may mutually agree.
Section 7.22
Affiliate Agreements
.
Except as set forth on
Section
 7.22
of the Company Disclosure Letter, all agreements with Related Persons shall be terminated or settled at or prior to the Closing without further liability to the Purchaser, Merger Sub or the Company.

Section
 7.23
Requisite Stockholder Approval
.
(a) As promptly as practicable following the date upon which the Proxy Statement/Registration Statement has been declared effective by the SEC and the prospectus relating to such Proxy Statement/Registration Statement has been filed with the SEC, the Company shall use commercially reasonable efforts to: (i) (x) promptly distribute such prospectus to all holders of Company Stock; (y) solicit from all holders of Company Stock entitled to vote thereon a duly executed counterpart to the Written Consent; and (z) obtain the Requisite Stockholder Approval; and (ii) deliver such Requisite Stockholder Approval to the Purchaser no later than the Written Consent Deadline. The Company will prepare (subject to the reasonable approval of the Purchaser) and deliver, to each applicable Company Stockholder that did not execute and deliver the Written Consent, the notice required by Section 228(e) of the DGCL, which notice shall include a description of the appraisal rights of such holders available under Section 262 of the DGCL, along with such other information as is required under Section 228(e) and Section 262 of the DGCL and pursuant to other applicable Law.
(b) In the event the Company is not able to obtain and deliver to Purchaser the Requisite Stockholder Approval as set forth in clause
(a)
, above, and the Purchaser does not elect to exercise its right to terminate this Agreement pursuant to
Section
 9.01(j)
, the Company shall duly convene a meeting of the stockholders of the Company (the “
Company Stockholder Meeting
”) for the purpose of voting solely upon the adoption and approval of this Agreement and the Transactions, including the Merger, and the other matters set forth in the form of Written Consent included as
Exhibit E
, as soon as reasonably practicable after the Written Consent Deadline. The Company shall provide the Purchaser with notice of the time and location of the Company Stockholder Meeting reasonably in advance of, and in any event not less than ten Business Days prior to, the Company Stockholder Meeting, which notice shall contain sufficient information and other materials to enable the Purchaser to exercise its right to vote the shares of Company Stock subject to the Company Support Agreements pursuant to the irrevocable proxies granted to the Purchaser set forth in such Agreements. Notwithstanding the foregoing, the Company shall have no obligation to call or hold a Company Stockholder Meeting if a Written Consent executed by or on behalf of the Requisite Stockholders shall have previously been delivered to and accepted by the Company and subsequently delivered to the Purchaser.
ARTICLE VIII
CLOSING CONDITIONS
Section
 8.01
Conditions to Each Party
’
s Obligations
. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:
(a)
Purchaser Shareholder Approval
. The Purchaser Shareholder Approval with respect to the matters set forth in clauses
(A)
,
(B)
,
(C)
,
(E)
,
(F)
,
(G)
, and
(H)
 of
Section
 7.13(b)(i)
shall have been obtained.
(b)
Company Stockholder Approval
. The Requisite Stockholder Approval shall have been obtained.
(c)
Regulatory Approvals
. (i) Any applicable waiting period or any extension of any applicable waiting period under the HSR Act in respect of the Transactions shall have expired or been earlier terminated without the imposition of burdensome conditions.
(d)
No Adverse Law or Order
. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions.
(e)
Registration Statement
. The Registration Statement shall have been declared effective under the Securities Act by the SEC and shall remain effective as of the Closing. No stop order or similar order suspending the effectiveness of the Registration Statement shall have been issued and be in effect with respect to the Registration Statement. No proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.
(f)
Stock Exchange Listing
. The shares of Domesticated Purchaser Common Stock to be issued in connection with the Transactions shall be conditionally approved for listing upon the Closing on the Stock Exchange subject to any requirement to have a sufficient number of round lot holders of the Domesticated Purchaser Common Stock.
Section
 8.02
Conditions to Obligations of the Company
. The obligations of the Company to consummate the Transactions shall also be subject to the satisfaction or written waiver (where permissible) by the Company of the following conditions:
(a)
Representations and Warranties
.
(i) The Purchaser Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies), in each case on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for: (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) as of such date); (y) such changes after the Signing Date that are expressly contemplated or expressly permitted by this Agreement or the Ancillary Documents.
(ii) Each of the representations and warranties of the Purchaser and Merger Sub set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser or Merger Sub pursuant to this Agreement, other than the Purchaser Fundamental Representations, shall be true and correct on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for: (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall be true and correct as of such date, subject to the following clause
(y)
); and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality, Purchaser Material Adverse Effect or any similar qualification or exception), individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.
(b)
Agreements and Covenants
. The Purchaser and Merger Sub shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.
(c)
No Purchaser Material Adverse Effect
. No Purchaser Material Adverse Effect shall have occurred with respect to the Purchaser or Merger Sub since the Signing Date that is continuing.
(d)
Domestication
. The Domestication shall have been completed as provided in
Section
 7.21
and a time-stamped copy of the certificate issued by the Secretary of State of Delaware in relation thereto shall have been delivered to the Company.
(e)
Trust Account
. The Purchaser shall have made appropriate arrangements to have the Trust Account available to Purchaser for payment of amounts to be paid pursuant to
Section
 2.01
.
(f)
Closing Deliveries
.
(i)
Officer Certificate
. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in
Section
 8.02(a)
,
Section
 8.02(b)
and
Section
 8.02(c)
.

(ii)
Secretary Certificate
. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by the secretary or other executive officer of the Purchaser in such capacity, certifying as to the validity and effectiveness of, and attaching: (A) copies of the Purchaser’s and Merger Sub’s Organizational Documents as in effect as of the Closing Date (after giving effect to the Domestication); and (B) the resolutions of the Purchaser’s board of directors and Merger Sub’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions.
(iii)
Ancillary Documents
. The Purchaser shall have delivered to the Company a copy of the A&R Registration Rights Agreement, duly executed by the Purchaser and the Sponsor.
Section
 8.03
Conditions to Obligations of the Purchaser
. The obligations of the Purchaser and Merger Sub to consummate the Transactions shall also be subject to the satisfaction or written waiver (where available) of the following conditions:
(a)
Representations and Warranties
.
(i) The Company Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies), in each case on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for: (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) as of such date) and (ii) such changes after the Signing Date that are expressly contemplated or expressly permitted by this Agreement or the Ancillary Documents.
(ii) Each of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant to this Agreement other than the Company Fundamental Representations shall be true and correct on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for: (x) those representations and warranties that address matters only as of a particular date (which representations and warranties shall be true and correct as of such date, subject to the following clause
(y)
); and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality, Company Material Adverse Effect or any similar qualification or exception), individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)
Agreements and Covenants
. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of the agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.
(c)
No Company Material Adverse Effect
. No Company Material Adverse Effect shall have occurred with respect to the Company since the Signing Date that is continuing.
(d)
Closing Deliveries
.
(i)
Officer Certificate
. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in
Section
 8.03(a)
,
Section
 8.03(b)
and
Section
 8.03(c)
.
(ii)
Secretary Certificate
. The Company shall have delivered to the Purchaser a certificate, signed by the Company’s secretary or other executive officer in such capacity, certifying as to the validity and effectiveness of, and attaching: (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Closing); and (B) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Transactions.

Section
 8.04
Frustration of Conditions
. Notwithstanding anything to the contrary contained in this Agreement, no Party may rely on the failure of any condition set forth in this
Article
 VIII
to be satisfied if such failure was primarily caused by the failure of such Party or the failure of such Party’s Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.
ARTICLE IX
TERMINATION AND EXPENSES
Section
 9.01
Termination
. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing as follows:
(a) by mutual written consent of the Purchaser and the Company;
(b) by the Company by written notice to the Purchaser if at any time prior to the receipt of the Purchaser Shareholder Approval there has been a Modification in Recommendation;
(c) by the Company by written notice to the Purchaser if the Purchaser Shareholder Approval shall not have been obtained with respect to the matters set forth in clauses (A)
,
(B)
,
(C)
,
(E)
,
(F)
,
(G)
, and
(H)
 of
Section
 7.13(b)(i)
by reason of the failure to obtain the required vote at any Purchaser Shareholders’ Meeting duly convened or at any adjournment or postponement;
(d) by the Purchaser or the Company by written notice to the other Party if the Extension shall not have been obtained prior to April 25, 2025;
(e) by the Purchaser or the Company by written notice to the other Party if any of the conditions to the Closing set forth in
Article
 VIII
have not been satisfied or waived on or prior to January 26, 2026, or such other date as may be agreed in writing by Purchaser and the Company (January 26, 2026 or such other date agreed in writing by Purchaser and the Company, the “
Outside Date
”). The right to terminate this Agreement under this
Section
 9.01(e)
shall not be available to a Party if a breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the primary cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;
(f) by the Purchaser or the Company by written notice to the other Party if a Governmental Authority of competent jurisdiction shall have issued an Order, Law or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions, and such Order, Law or other action has become final and non-appealable.
Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this
Section
 9.01(f)
shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;
(g) by the Company by written notice to the Purchaser if: (i) there has been a breach by the Purchaser or Merger Sub of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser or Merger Sub shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in
Section
 8.02(a)
or
Section
 8.02(b)
to be satisfied (treating the Closing Date for such purposes as the Signing Date or, if later, the date of such breach); and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of: (A) 20 days after written notice of such breach or inaccuracy is provided to the Purchaser; or (B) prior to the Outside Date. The Company shall not have the right to terminate this Agreement pursuant to this
Section
 9.01(g)
if at such time the Company is in material breach of this Agreement;
(h) by the Purchaser by written notice to the Company if: (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in
Section
 8.03(a)
or
Section
 8.03(b)
to be satisfied (treating the Closing Date for such purposes as the Signing Date or, if later, the date of such breach); and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of: (A) 20 days after written notice of such breach or inaccuracy is provided to the Company; or (B) prior to the Outside Date. The Purchaser shall not have the right to terminate this Agreement pursuant to this
Section
 9.01(h)
if at such time the Purchaser or Merger Sub is in material breach of this Agreement;
(i) by the Purchaser by written notice to the Company if Company Support Agreements, duly executed by the Requisite Stockholders and the Company, have not been delivered to Purchaser on or before the Company Support Agreement Deadline; or
(j) by the Purchaser by written notice to the Company if the Written Consent, duly executed by the Requisite Stockholders, has not been delivered to the Purchaser on or before the Written Consent Deadline. Notwithstanding the foregoing, Purchaser shall not have the right to terminate this Agreement pursuant to this Section 9.01(j) once such Written Consent has been duly executed by the Requisite Stockholders and received by Purchaser.
(k) Any termination of this Agreement by the Purchaser shall require the approval of both the Purchaser’s board of directors and the Special Committee.
Section
 9.02
Effect of Termination
. This Agreement may only be terminated in the circumstances described in
Section
 9.01
and pursuant to a written notice delivered by the applicable Party to the other Party, which sets forth the basis for such termination, including the provision of
Section
 9.01
under which such termination is made. If this Agreement is validly terminated pursuant to
Section
 9.01
, this Agreement shall forthwith become void. In such event, there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i)
 Section
 7.15
,
Section
 7.16
,
Article
 X
, and this
Section
 9.02
shall survive the termination of this Agreement; and (ii) nothing in this Agreement shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or Fraud against such Party, in either case, prior to termination of this Agreement (in each case of clauses
(i)
 and
(ii)
above, subject to
Section
 10.16
and
Section
 10.17
).
ARTICLE X
MISCELLANEOUS
Section
 10.01
No Survival
. Except (x) as otherwise contemplated by
Section
 9.02
or (y) in the case of Fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing (and there shall be no liability after the Closing in respect of such provisions). Notwithstanding the foregoing, those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Closing shall survive only with respect to any breaches occurring after the Closing.
Section
 10.02
Notices
. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received); (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid
and return receipt requested, to the applicable Party at the following addresses (or at such other address of a Party as shall be specified by like notice):

If to the Purchaser:
Ares Acquisition Corporation II
245 Park Avenue, 44th Floor
New York, New York 10167
Attn: Allyson Satin; Anton Feingold; Eric Waxman
and
Ares Acquisition Corporation II
2000 Avenue of the Stars
Suite 1200
Los Angeles, CA 90067
Attn: Allyson Satin; Anton Feingold; Eric Waxman
Email:	[***]
[***]
[***]
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, California 90067
Attn: Monica J. Shilling, P.C.; F. Walton Dumas
Email:	[***]
[***]
If to the Company, to:
Kodiak Robotics, Inc.
1045 Terra Bella Ave
Mountain View, CA 94043
Attn: Chief Legal Officer
Email:	[***]
with a copy (which will not constitute notice) to:
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn: Melissa Rick; Austin March
E-mail:	[***]
[***]
Section
 10.03
Binding Effect; Assignment
. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void. No such assignment shall relieve the assigning Person of its obligations under this Agreement.
Section
 10.04
Third Parties
. The rights set forth in
Section
 7.11
,
Section
 7.17
,
Section
 7.18
, and
Section
 10.14
are express rights granted for the benefit of third parties. Subject to the preceding sentence, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or a successor or permitted assign of a Party.
Section
 10.05
Governing Law
. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the

Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction (except that the Cayman Company Act shall apply to the Domestication and any claims related to internal affairs of Purchaser prior to the Domestication).
Section
 10.06
Jurisdiction
. Any Legal Proceeding based upon, arising out of or related to this Agreement or the Transactions must be brought in the Court of Chancery of the State of Delaware and any State of Delaware appellate court from the Court of Chancery of the State of Delaware. Each of the Parties irrevocably: (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Legal Proceeding; (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum; (iii) agrees that all claims in respect of the proceeding or Legal Proceeding shall be heard and determined only in any such court; and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any other court. Nothing in this Agreement shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this
Section
 10.06
.
Section
 10.07
WAIVER OF JURY TRIAL
. ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE, EACH PARTY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.
Section
 10.08
Specific Performance
. Each Party: (i) acknowledges that the rights of each Party to consummate the Transactions are unique; (ii) recognizes and affirms that if this Agreement is breached by any Party, money damages may be inadequate and the non-breaching
Party may have no adequate remedy at law; and (iii) agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed by any Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate. The foregoing is in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.
Section
 10.09
Severability
. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
Section
 10.10
Amendment; Waiver
. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser (which in the case of the Purchaser, shall require the approval of the Special Committee), Merger Sub and the Company. At any time prior to the Closing, any Party may, as applicable, by action taken by its board of directors or other officers or Persons thereunto duly authorized: (a) extend the time for the performance of the obligations or acts of another Party; (b) waive any inaccuracies in the representations and warranties (of another Party) that are contained in this Agreement; or (c) waive compliance by another Party with any of the agreements or conditions contained in this Agreement. Notwithstanding the foregoing, such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party granting such extension or waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights under this Agreement shall not constitute a waiver of such rights. The approval of this Agreement by the shareholders or stockholders of any of the Parties shall not restrict the ability of the board of directors of any of the Parties to terminate this Agreement in accordance with
Section
 9.01
or to cause such Party to enter into an amendment to this Agreement pursuant to this
Section
 10.10
.
Section
 10.11
Entire Agreement
. This Agreement and the documents or instruments referred to in this Agreement, including any exhibits and schedules attached, which exhibits and schedules are incorporated by reference, together with the Ancillary Documents and the Company Disclosure Letter and the Purchaser Disclosure Letter referenced in this Agreement, embody the entire agreement and understanding of the Parties in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained in this Agreement.
Section
 10.12
Interpretation
. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless as otherwise expressly provided in this Agreement: (a) words denoting any gender shall include all genders, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and permitted assigns, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) all accounting terms used and not otherwise defined in this Agreement or any Ancillary Document have the meaning given to such terms in accordance with GAAP; (d) the word “including” (and with correlative meaning “include”) means “including, without limitation”; (e) the words “hereof,” “herein,” “hereto,” and “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used in this Agreement means “if and only if”; (g) except as the context otherwise provides, the words “either,” “or,” “neither,” “nor” and “any” are not exclusive; (h) any agreement, instrument, insurance policy, Law or Order defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws or Orders) by succession or comparable successor Laws or Orders and references to all attachments to such agreement, instrument, insurance policy, Law or Order and instruments incorporated in such agreement, instrument, insurance policy, Law or Order; (i) references to “days” shall refer to calendar days unless Business Days are specified; (j) all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or character “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body. Any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the Equity Securities of such Person, in whatever form, including, with respect to the Purchaser, its shareholders under the Cayman Companies Act or DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties. No presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives at least two days prior to the Signing Date.

Section
 10.13
Counterparts
. This Agreement and each Ancillary Document may be executed and delivered (including by electronic transmission) in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
Section
 10.14
Expenses
.
(a) Purchaser shall be responsible for and pay the Purchaser Transaction Costs and the Company shall be responsible for and pay the Company Transaction Costs. Except as otherwise set forth in this Agreement (including the immediately preceding sentence and as provided in the remainder of this
Section
 10.14
), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.
(b) If the Closing does not occur, the Company shall be responsible for the Company Transaction Costs, and Purchaser shall be responsible for the Purchaser Transaction Costs. If the Closing occurs, in accordance with
Section
 2.01
, the Purchaser shall (x) pay all Purchaser Transaction Costs and (y), on behalf of the Company, pay all Company Transaction Costs, in the case of each of clause
(x)
 and
(y)
, from the Available Purchaser Closing Cash.
(c) Notwithstanding the foregoing or anything else in this Agreement to the contrary, Purchaser or its Affiliate shall pay 100% of any Purchaser Reimbursable Expenses required to be paid during the Interim Period. To the extent such Purchaser Reimbursable Expenses constitute “Company Transaction Costs” under this Agreement, the Purchaser or its Affiliate shall pay such amount on behalf of the Company. The amount paid on behalf of the Company shall be considered an Obligation under the Second Lien Loan and Security Agreement secured by the security interest granted pursuant to Section 4 under such Agreement. If the Closing does not occur, such Purchaser Reimbursable Expenses that constitute “Company Transaction Costs” under this Agreement shall be repaid in cash (without penalty or pre-payment
premium) by the Company upon the earlier of the termination of this Agreement and the Closing.
Section
 10.15
Legal Representation
.
(a)
Conflicts and Privilege
.
(i) The Purchaser, Merger Sub and the Company, on behalf of their respective successors and assigns, agree that, if a dispute with respect to this Agreement or the Transactions arises after the Closing between or among: (x) the Sponsor, the stockholders, shareholders or holders of other Equity Securities of the Purchaser or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than Purchaser or the Surviving Company) (collectively, the “
AAC
Group
”), on the one hand; and (y) the Purchaser following the Closing, the Surviving Company or any member of the Company Group, on the other hand, any legal counsel, including K&E, Maples and Mourant, that represented the Purchaser, Merger Sub or the Sponsor prior to the Closing may represent the Sponsor or any other member of the AAC Group in such dispute even though: (A) the interests of such Persons may be directly adverse to the Purchaser, the Surviving Company or their Affiliates (following the Closing); and (B) such counsel may have represented the Purchaser in a matter substantially related to such dispute or may be handling ongoing matters for the Purchaser, the Surviving Company or the Sponsor. The Purchaser, Merger Sub and the Company, on their own behalf and on behalf of their respective successors and assigns, further agree that, as to all Legally Privileged Communications prior to the Closing between or among the Purchaser, Merger Sub, the Sponsor or any other member of the AAC Group, on the one hand, and K&E, Maples, Mourant or their other legal advisors, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Transactions and belong to the AAC Group from and after the Closing. The attorney/client privilege and the expectation of client confidence with respect to the foregoing shall not pass to or be claimed or controlled by the Purchaser, the Surviving Company or their respective Affiliates (after the Closing) (other than, if applicable, the AAC Group). Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with the

Purchaser, Merger Sub or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Purchaser.
(ii) The Purchaser and the Company, on behalf of their respective successors and assigns agree that, if a dispute with respect to this Agreement or the Transactions arises after the Closing between or among: (x) the stockholders, shareholders or holders of other Equity Securities of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company or Purchaser) (collectively, the “
Company Group
”), on the one hand; and (y) the Surviving Company, Purchaser or any member of the AAC Group, on the other hand, any legal counsel, including WSGR that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though: (A) the interests of such Persons may be directly adverse to the Purchaser or the Surviving Company; and (B) such counsel may have represented the Purchaser or the Company in a matter substantially related to such dispute or may be handling ongoing matters for the Purchaser or the Surviving Company. The Purchaser, Merger Sub and the Company, on behalf of their respective successors and assigns, further agree that, as to all Legally Privileged Communications prior to the Closing between or among the Company or any member of the Company Group, on the one hand, and WSGR, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Transactions and belong to the Company Group after the Closing. The attorney/client privilege and the expectation of client confidence with respect to the foregoing shall not pass to or be claimed or controlled by the Purchaser or the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Purchaser prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.
(b)
Company
Privilege;
Waiver
.
(i) WSGR has represented the Company Group and the Company with respect to the Transactions. All Parties recognize the commonality of interest that exists and will continue to exist until the Closing, and that such commonality of interest should continue to be recognized after the Closing. Specifically, the AAC Group, Purchaser and the Surviving Company shall not, and shall cause their Affiliates not to, seek to have WSGR be disqualified from representing the Company Group in connection with any dispute that may arise between such Persons and the AAC Group, Purchaser or the Surviving Company in connection with this Agreement, the Ancillary Document or the Transactions. In connection with any such dispute, the Company Group involved in such dispute (and not the AAC Group (including following the Closing)) will have the right to decide whether or not to waive the attorney-client privilege that may apply to any communications between the Company Group, the Company (including following the Closing), and their Representatives or Affiliates (collectively, the “
Company Parties
”) that occurred prior to the Closing.
(ii) Without limiting the foregoing, the AAC Group (on their own behalf and on behalf of their Representatives and Affiliates) also acknowledge and agree that WSGR has been and will be providing legal advice to the Company Parties in connection with the Agreement, the Ancillary Documents, and any Transactions. In such capacity, WSGR will have had confidential or privileged communications between WSGR and the Company Parties, including written and electronic communications between or among WSGR or the Company Parties, relating to this Agreement, the Ancillary Documents, and the Transactions (collectively, the “
Company Privileged Materials
”). The AAC Group (on their own behalf and on behalf of their Representatives and Affiliates) further acknowledge and agree that, at and after the Closing, the Company Privileged Materials shall belong solely to the Company Group and any privilege or other right related to the Company Privileged Materials, including the attorney-client privilege and the expectation of client confidences, shall be owned and controlled solely by the Company Group and shall not pass to or be claimed by the AAC Group the Purchaser or the Surviving Company. Notwithstanding the foregoing, the Company Group and its Representatives shall reasonably cooperate with the AAC Group, Purchaser or the Surviving Company seeking to assert such privilege in a post-Closing dispute with a Person that is not a member of the Company Group or any of its Affiliates. In furtherance of the foregoing, each of the Parties agree to take the steps necessary to ensure that all privileges attaching to the Company Privileged Materials shall survive the Closing, remain in effect and be owned and controlled solely by the Company Group. The AAC Group (on their own behalf and on behalf of their Representatives and Affiliates), the Purchaser and the Company (on behalf of the Surviving Company) also agree: (A) that they will not, directly or indirectly, obtain or seek to obtain from WSGR any such Company Privileged Materials (or assist any other Person); and (B) not to knowingly access, review, use or rely on any Company Privileged Materials in any dispute involving any of the Parties after the Closing.
(c)
Purchaser Privilege; Waiver
.
(i) Each of K&E, Maples and Mourant has represented the AAC Group, the Purchaser and Merger Sub with respect to the Transactions. All Parties recognize the commonality of interest that exists and will continue to exist until the Closing, and that such commonality of interest should continue to be recognized after the Closing. Specifically, the Company Group and, following the Closing, the Purchaser and the Surviving Company, shall not, and shall cause their Affiliates not to, seek to have K&E, Maples or Mourant be disqualified from representing the AAC Group in connection with any dispute that may arise between such Persons and the Purchaser, the Surviving Company or the Company Group in connection with this Agreement, the Ancillary Documents or the Transactions. In connection with any such dispute, the AAC Group involved in such dispute (and not the Company Group (including following the Closing)) will have the right to decide whether or not to waive the attorney-client privilege that may apply to any communications between the AAC Group, the Purchaser (including following the Closing), Merger Sub and their Representatives or Affiliates (collectively, the “
Purchaser Parties
”) that occurred prior to the Closing.
(ii) Without limiting the foregoing, the Company Group (on their own behalf and on behalf of their Representatives and Affiliates) also acknowledge and agree that each of K&E, Maples and Mourant have been and will be providing legal advice to the Purchaser Parties in connection with the Agreement, the Ancillary Documents, and any Transactions. In such capacity, K&E, Maples and Mourant will have had confidential or privileged communications between K&E, Maples or Mourant, on the one hand, and the Purchaser Parties, on the other hand, including written and electronic communications between or among K&E, Maples, Mourant or the Purchaser Parties relating to this Agreement, the Ancillary Documents, and the Transactions (collectively, the “
Purchaser Privileged Materials
”). The Company Group (on their own behalf and on behalf of their Representatives and Affiliates) the Purchaser and the Company (on behalf of the Surviving Company) further acknowledge and agree that, at and after the Closing, the Purchaser Privileged Materials shall belong solely to the AAC Group and any privilege or other right related to the Purchaser Privileged Materials, including the attorney-client privilege and the expectation of client confidences, shall be owned and controlled solely by the AAC Group and shall not pass to or be claimed by the Company Group or their Affiliates, the Purchaser or the Surviving Company. Notwithstanding the foregoing, the AAC Group and its Representatives shall reasonably cooperate with the Company Group, the Purchaser (following the Closing) or the Surviving Company seeking to assert such privilege in a post-Closing dispute with a Person that is not a member of the AAC Group or any of its Affiliates. In furtherance of the foregoing, each of the Parties agree to take the steps necessary to ensure that all privileges attaching to the Purchaser Privileged Materials shall survive the Closing, remain in effect and be owned and controlled solely by the AAC Group. The Company Group (on their own behalf and on behalf of their Representatives and Affiliates), the Purchaser and the Company (on behalf of the Surviving Company) also agree: (A) that they will not, directly or indirectly, obtain or seek to obtain from K&E, Maples or Mourant any such Purchaser Privileged Materials (or assist any other Person in seeking to obtain such materials); and (B) not to knowingly access, review, use or rely on any Purchaser Privileged Materials in any dispute involving any of the Parties after the Closing.
Section
 10.16
Waiver of Claims Against Trust
. The Company acknowledges that the Purchaser is a blank check company with the powers and privileges to affect a Business Combination. The Company further acknowledges that, as described in the IPO Prospectus available at www.sec.gov, substantially all of the Purchaser’s assets consist of the cash proceeds of the Purchaser’s initial public offering and private placements of its securities. Substantially all of those proceeds have been deposited in the Trust Account for the benefit of the Purchaser, the Purchaser Shareholders and the underwriters of the Purchaser’s initial public offering. The

Company acknowledges that it has been advised by the Purchaser that the Purchaser may disburse monies from the Trust Account only in the express circumstances described in the IPO Prospectus. The Company, on behalf of itself and its Affiliates, acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, no such Person: (a) now has or shall at any time after the Signing Date have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions from the Trust Account; or (b) may make any claim against the Trust Account (including any distributions from the Trust Account), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Purchaser, Merger Sub or its Representatives, on the one hand, and any such Person or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any such claims are collectively referred to as, the “
Released Claims
”). For and in consideration of the Purchaser and Merger Sub entering into this Agreement, the receipt and sufficiency of which are acknowledged, the Company irrevocably waives on behalf of itself and its Affiliates, the Released Claims and any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account. The Company agrees on behalf of itself and its Affiliates, not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with the Purchaser or Merger Sub (including any distributions to the Purchaser Shareholders in respect of Redemptions or deferred underwriting commissions relating to the IPO). Notwithstanding the foregoing, nothing in this Agreement shall serve to limit or prohibit the Company’s right to pursue a claim against the Purchaser or Merger Sub for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions so long as such claim would not adversely affect the Purchaser’s ability to fulfill its obligation to effectuate the Redemption. The Company’s right pursuant to the preceding sentence shall include the right to bring a claim for the Purchaser to specifically perform its obligations under this Agreement upon the occurrence of the Closing with respect to the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement. Nothing in this
Section
 10.16
shall serve to limit or prohibit any claims that the Company may have in the future against the Purchaser’s or Merger Sub’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to the Purchaser and any assets that have been purchased or acquired with any such funds). This section will survive the termination of this Agreement for any reason.
Section
 10.17
Non-Recourse
. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth with respect to such Party. Except to the extent a named Party (and then only to the extent of the specific obligations undertaken by such named Party), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any named Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, the Purchaser or Merger Sub under this Agreement or for any claim based on, arising out of, or related to this Agreement or the Transactions.
Section
 10.18
Company and Purchaser Disclosure Letters
. In accordance with Section 268 of the DGCL, the Company Disclosure Letter and the Purchaser Disclosure Letter referenced in this Agreement are not part of this Agreement for the purposes of Section 251 of the DGCL. Instead, the Company Disclosure Letter and the Purchaser Disclosure Letter operate on the terms of this Agreement as provided in this Agreement. Any disclosure made by a Party in its Disclosure Letter with reference to any section or subsection of this Agreement or section or subsection of the applicable Disclosure Letter shall be deemed to only be a disclosure with respect to: (a) the correspondingly numbered section or subsection of this Agreement; and (b) such other sections or subsections of this Agreement if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section or subsection of this Agreement. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in a Disclosure Letter shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement. The disclosure of any information in a Disclosure Letter shall not be deemed to establish a standard of materiality.
ARTICLE XI
DEFINITIONS
Section
 11.01
Certain Definitions
. The following terms shall have the following meanings in this Agreement:
“
A&R Registration Rights Agreement
” has the meaning specified in the Recitals.
“
AAC Group
” has the meaning specified in
Section
 10.15(a)(i)
.
“
Acquisition Proposal
” means any written inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction (other than the Purchaser and the Sponsor or their respective Representatives).
“
Additional PIPE Agreements
” has the meaning set forth in
Section
 7.19
.
“
Additional PIPE Investment
” has the meaning set forth in the Recitals.
“
Additional PIPE Investors
” has the meaning set forth in the Recitals.
“
Additional Purchaser SEC Reports
” has the meaning specified in
Section
 6.06(a)
.
“
Affiliate
” with respect to any specified Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. Notwithstanding the foregoing, investment funds or vehicles managed by Affiliates of the Purchaser, and portfolio companies of such investment funds and vehicles, are not Affiliates of the Purchaser.
“
Aggregate Consideration
” means a number of shares of Domesticated Purchaser Common Stock equal to: (a) the Base Purchase Price;
divided
by
(b) the Redemption Price.
“
Agreement
” has the meaning specified in the Preamble.
“
AI Technology
” means any and all Software or technology (including models) in the deep learning, machine learning, natural language processing, large language model, or other artificial intelligence fields, or that make use of or employ neural networks, statistical learning algorithms (such as linear and logistic regression, support vector machines, random forests,
k-means
clustering), or reinforcement learning.
“
Allocation Schedule
” has the meaning specified in
Section
 1.05(a)
.

“
Alternative Transaction
” means: (A) with respect to the Company, a transaction or a series of transactions (other than the Transactions) concerning (x) the sale or divestiture (whether directly or indirectly) of 15% or more of the Equity Securities, business or assets of the Company or its controlled Affiliates; (y) any equity or similar investment in the Company or its controlled Affiliates resulting in any Person beneficially owning 15% or more of any class of equity or voting securities, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, reorganization, recapitalization, liquidation, dissolution, joint venture or partnership or otherwise (other than the PIPE Investment); or (z) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company; and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the Transactions) concerning a Business Combination involving the Purchaser.
“
Ancillary Documents
” means each of the agreements and instruments contemplated by this Agreement or otherwise related to the Transactions, in each case to be executed and delivered on the Signing Date or on or prior to the Closing Date, including this Agreement (together with the Company Disclosure Letter and the Purchaser Disclosure Letter), the Sponsor Support Agreement, the Company Support Agreements, the A&R Registration Rights Agreement, the Requisite Stockholder Approval and the Written Consent.
“
Annual Company Financials
” has the meaning specified in
Section
 5.06(a)
.
“
Anti-Bribery Law
” means: (a) the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws of any jurisdiction (including the U.K. Bribery Act 2010; (b) any rules or regulations promulgated under the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws of any jurisdiction (including the U.K. Bribery Act 2010); and (c) other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).
“
Antitrust Laws
” means: (a) the HSR Act, the Federal Trade Commission Act, the Sherman Antitrust Act of 1890 and the Clayton Antitrust Act, including the rules and regulations promulgated under the HSR Act, the Federal Trade Commission Act, the Sherman Antitrust Act of 1890 and the Clayton Antitrust Act; (b) any applicable foreign antitrust Laws; and (c) all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“
Assumed Warrant
” has the meaning specified in
Section
 1.07(a)
.
“
Available Purchaser Closing Cash
” as of immediately prior to the Closing (and prior to the payment of any Purchaser Transaction Costs and Company Transaction Costs) means, an aggregate amount equal to the sum of (without duplication): (a) all amounts in the Trust Account, less amounts required for the Redemptions (to the extent not already paid) (including any excise Taxes expected to be payable in connection with the Redemption as reasonably determined by the Purchaser in good faith in consultation with the Company);
plus
(b) the aggregate proceeds, if any, actually received by the Purchaser from the PIPE Investment;
plus
(c) all other cash and cash equivalents of the Purchaser, determined in accordance with GAAP as of 11:59 p.m. New York time on the day immediately preceding the Closing Date.
“
Base Purchase Price
” means the sum of (a) $2,500,000,000
minus
(b), to the extent the Second Lien Loan Consideration will convert into equity as of the Closing but such converted equity will not be in the form of Company Common Stock that will be exchanged for Per Share Merger Consideration, the product of (i) the price per share paid by third parties for the Equity Security of the Purchaser into which such Second Lien Loans are ultimately exchanged (without giving effect to any discount that may be available to such third parties)
multiplied
by
(ii) the number of such Equity Securities issued to the Second Lien Lenders pursuant to outstanding Second Lien Loans. For the avoidance of doubt, to the extent clause
(b)
 of this definition of “Base

Purchase Price” is operative, then any shares issuable upon the conversion of the Second Lien Loan Consideration shall be excluded from the Company Fully Diluted Stock.
“
Beneficial Owner
” has the meaning specified in Section 262(a) of the DGCL. The terms “Beneficial Ownership” and “Beneficially Owned” have correlative meanings.
“
Benefit Plans
” of any Person means all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation, employment or consulting, severance or termination, holiday, vacation, bonus, hospitalization, medical, life welfare, accident, disability, supplemental unemployment benefits, retiree or post-employment health or welfare, profit sharing, pension, retirement, sick pay or paid time off plan, program, policy, agreement, commitment or arrangement, and all other compensation or benefit plans, programs, policies, agreements or arrangements, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA (whether or not subject to Section 3(3) of ERISA) (other than a multiemployer plan within the meaning of Section 3(37) of ERISA).
“
Business Combination
” has the meaning specified in Article 1.1 of the Purchaser’s Organizational Documents as in effect on the Signing Date.
“
Business Day
” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or, for so long as the Purchaser remains domiciled in the Cayman Islands, Governmental Authorities in the Cayman Islands are authorized or required by Law to close.
“
Cancelled Shares
” has the meaning specified in
Section
 1.03(b)
.
“
Cayman Companies Act
” means the Companies Act (As Revised) of the Cayman Islands.
“
Cayman Purchaser Units
” has the meaning specified in the Recitals.
“
Cayman Purchaser Warrant
” has the meaning specified in the Recitals.
“
Cayman Registrar
” means the Cayman Islands Registrar of Companies.
“
Certificate of Merger
” has the meaning specified in
Section
 1.01
.
“
Change of Control
” means any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons (other than Purchaser, the Company or any of their respective successors) of direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of Equity Securities representing 50% or more of the combined voting power or economic rights or interests in the Purchaser or the Company (or any of their respective successors); (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in: (i) any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power or economic rights or interests in the Purchaser or the Company (or any of their respective successors) or the surviving Person outstanding immediately after such combination; or (ii) members of the board of directors of the Purchaser immediately prior to such merger, consolidation, reorganization or other business combination not constituting at least a majority of the board of directors of the company surviving the combination or, if the surviving company is a Subsidiary, the ultimate parent of such Subsidiary; or (c) a sale of all or substantially all of the assets of the Purchaser or the Company (or any of their respective successors).
“
Closing
” has the meaning specified in
Section
 3.01
.
“
Closing Date
” has the meaning specified in
Section
 3.01
.

“
Closing Filing
” has the meaning specified in
Section
 7.15(b)
.
“
Closing Press Release
” has the meaning specified in
Section
 7.15(b)
.
“
Code
” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statute, as amended.
“
Company
” has the meaning specified in the Preamble.
“
Company AI Policies
” has the meaning specified in
Section
 5.14(g)
.
“
Company Benefit Plan
” means any Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by the Company or under or with respect to which the Company has or could reasonably be expected to have any Liability.
“
Company Book-Entry Share
” has the meaning specified in
Section
 1.10(a)
.
“
Company Certificate
s
” has the meaning specified in
Section
 1.10(a)
.
“
Company Common Stock
” means the Company’s Common Stock, $0.000001 par value per share.
“
Company Confidential Information
” means Evaluation Material, as defined in the Mutual
Non-Disclosure
Agreement, regarding the Company or any of its Representatives.
“
Company Director
” has the meaning specified in
Section
 7.17
.
“
Company Disclosure Letter
” has the meaning specified in the Preamble to
Article
 V
.
“
Company Financials
” has the meaning specified in
Section
 5.06(a)
.
“
Company Fully Diluted Stock
” means the sum, without duplication, of: (a) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, determined on an as-converted
to Company Common Stock basis (including the number of shares of Company Common Stock issued or issuable upon conversion of the Company Preferred Stock based on the then applicable conversion ratio or conversion price of such Company Preferred Stock) as of immediately prior to the Effective Time;
plus
(b) the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company Options issued and outstanding as of immediately prior to the Effective Time;
plus
(c) the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company Warrants that are unexercised as of immediately prior to the Effective Time;
plus
(d) the aggregate number of SAFE Conversion Shares attributable to each Company SAFE outstanding as of immediately prior to the Effective Time;
plus
(e) to the extent the Second Lien Loan Consideration will be in the form of Company Common Stock that will be exchanged for Per Share Merger Consideration, the aggregate number of Second Lien Conversion Shares attributable to each Second Lien Lender as of immediately prior to the Effective Time. When used with respect to the Per Share Merger Consideration, the aggregate number of shares of Company Common Stock issuable upon settlement of all Company Options issued and outstanding as of immediately prior to the Effective Time in clause
(b)
, above, and the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company Warrants outstanding as of immediately prior to the Effective Time in clause
(c)
 above shall be determined on a “net” exercise basis. Notwithstanding the foregoing definition, when used with respect to the Per Share Additional Consideration or any component of the Per Share Additional Consideration, the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of Company Options in clause
(b)
, above shall not be included in the total and the aggregate number of shares of Company Common Stock issuable upon exercise or settlement of all Company Warrants outstanding as of immediately prior to the Effective Time in clause
(c)
 above shall include all shares of Company Stock underlying

such Company Warrants, and shall not be determined on a “net” exercise basis. For the avoidance of doubt, the “Company Fully Diluted Stock” shall not include any shares of Company Common Stock set forth on
Section
 11.01-A
of the Company Disclosure Letter.
“
Company Fundamental Representations
” means the representations and warranties of the Company made pursuant to
Section
 5.01
(
Organization and Standing
),
Section
 5.02
(
Authorization; Binding Agreement
);
Sections 5.03(a)
,
(b)
(other than
clause
(b)(iv)(C)
),
(d)
,
(e)
and
(f)
(
Capitalization
),
Section
 5.04
(
Subsidiaries and Investments
),
Section
 5.25
(
Investment Company Act
);
Section
 5.26
(
Finders and Brokers
) and
Section
 5.28
(
Information Supplied
).
“
Company Group
” has the meaning specified in
Section
 10.15(a)(ii)
.
“
Company Material Adverse Effect
” means any Event that: (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company (which the Parties agree shall include the Event set forth on
Section
 11.01-C
of the Company Disclosure Letter); or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent the Company from consummating the Transactions. Notwithstanding the foregoing, in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” pursuant to clause (i)
 of the preceding sentence: (a) any change in applicable Laws or GAAP or any interpretation of such following the Signing Date; (b) any change in interest rates or economic, political, business or financial market conditions generally; (c) the taking of any action required by this Agreement; (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences) or change in climate; (e) any epidemic, pandemic, other disease outbreak; (f) any acts of terrorism or war, the outbreak or escalation of hostilities or civil disobedience, geopolitical conditions, local, national or international political conditions, and in each of clauses (d)
,
(e)
, and
(f)
, any actions or omissions that are taken in compliance with applicable Law or any directive or guideline of any Governmental Authority in connection with any of the foregoing in clauses
(d)
,
(e)
and
(f)
; (g) any failure of the Company to meet any projections or forecasts (notwithstanding the foregoing, clause
(g)
 shall not prevent a determination that any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect); (h) any Events generally applicable to the industries or markets in which the Company operates (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers); (i) any Event proximately caused by the announcement, pendency or consummation of this Agreement (except that the exception in this clause (i)
 shall not apply with respect to the condition set forth in
Section
 8.03(a)(ii)
as it relates to the representations and warranties of the Company made in
Section
 5.05
or the last sentence of
Section
 5.14(b)
); or (j) any action taken by, or at the request of, the Purchaser. Notwithstanding the foregoing, any Event referred to in clauses
(a)
,
(b)
,
(d)
,
(e)
,
(f)
or
(h)
 above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company relative to similarly situated companies in the industry in which the Company conducts its operations.
“
Company Material Contract
” has the meaning specified in
Section
 5.13(a)
.
“
Company Option
” means an option to purchase Company Common Stock granted pursuant to the Company Stock Plan.
“
Company Parties
” has the meaning specified in
Section
 10.15(b)(i)
.
“
Company Permits
” has the meaning specified in
Section
 5.11
.
“
Company Preferred Stock
” means the Company Series Seed Preferred Stock, the Company Series A Preferred Stock, the Company Series
B-1
Preferred Stock and the Company Series
B-2
Preferred Stock.

“
Company Privileged Materials
” has the meaning specified in
Section
 10.15(b)(ii)
.
“
Company Real Property Leases
” has the meaning specified in
Section
 5.16(b)
.
“
Company Registered IP
” has the meaning specified in
Section
 5.14(a)
.
“
Company SAFE
” means an outstanding Simple Agreement for Future Equity entered into between the Company and a Company SAFE Investor.
“
Company SAFE Investor
” means a counterparty (other than the Company) to a Company SAFE.
“
Company Securityholder
” means a holder of Company Stock, Company Options, Company SAFEs, Second Lien Loans or Company Warrants, in each case, as of immediately prior to the Merger.
“
Company Series A Preferred Stock
” means the Company’s Series A Preferred Stock, $0.000001 par value per share.
“
Company Series
B-1
Preferred Stock
” means the Company’s Series
B-1
Preferred Stock, $0.000001 par value per share.
“
Company Series
B-2
Preferred Stock
” means the Company’s Series
B-2
Preferred Stock, $0.000001 par value per share.
“
Company Series Seed Preferred Stock
” means the Company’s Series Seed Preferred Stock, $0.000001 par value per share.
“
Company Software
” means all Software which the Company owns or purports to own.
“
Company Stock
” means the Company Common Stock and the Company Preferred Stock.
“
Company Stock Plan
” means the Kodiak Robotics, Inc. 2018 Equity Incentive Plan.
“
Company Stockholder
” means a holder of Company Stock as of immediately prior to the Merger.
“
Company Stockholder Meeting
” has the meaning specified in
Section
 7.23(b)
.
“
Company Support Agreement Deadline
” means 4:00 pm New York time on the day following the date of this Agreement.
“
Company Support Stockholders
” means the Company Securityholders listed on
Schedule
11.01-D
of the Company Disclosure Letter.
“
Company Transaction Costs
” means all fees, costs and expenses of the Company, in each case, incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Ancillary Documents and the consummation of the Transactions, including: (a) all transaction, change of control, retention, stay or sale bonus payments, gain share payments, severance, incentive, phantom equity, or deferred compensation payments and similar obligations payable in connection with the consummation of the Transactions (including in combination with any other event), together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments; (b) all severance payments, retirement payments or similar payments or success fees payable pursuant to arrangements (whether written or oral) entered into prior to the Closing Date and which are payable as a result of or in connection with the consummation of the Transactions, whether payable before (to the extent unpaid), on or following the Closing Date (excluding any “double-trigger” payments), and the employer portion of payroll, employment and similar Taxes payable as a result of the foregoing amounts; (c) all professional or transaction, deal, brokerage, legal, accounting, financial advisory or any similar fees payable in connection with the consummation of the Transactions; (d) all professional or transaction, deal, brokerage, legal, accounting, financial advisory or any similar fees payable in connection with the consummation of the PIPE Investment; (e) the Transfer Taxes borne by the Company pursuant to
Section
 7.11
; (f) 50% of all costs, fees and expenses relating to the D&O Tail; (f) 50% of the filing fees lawfully payable to or as required by any Governmental Authority in connection with obtaining any required regulatory approvals in connection with this Agreement, the Ancillary Documents and the consummation of the Transactions, including any such fees in connection with the regulatory filings described in
Section
 7.09
; (g) 50% of all costs, fees and expenses incurred in connection with the preparation, printing, filing and mailing of the Registration Statement; (h) 50% of all costs, fees and expenses incurred in connection with the listing on the Stock Exchange of the shares of Domesticated Purchaser Common Stock issued in connection with the Transactions; and (j) 50% of the Extension Expenses.
“
Company Warrants
” means the warrants of the Company issued and outstanding as of immediately prior to the Closing.
“
Consent
” means any consent, approval, waiver, notice, authorization or permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.
“
Continental
” means the Continental Stock Transfer & Trust Company.
“
Continuing Employee
” means an officer, employee, independent contractor other service provider of the Company that will continue to serve the Purchaser or its Subsidiaries on and following the Closing.
“
Contracts
” means all legally binding contracts, agreements, binding arrangements, memorandums of understanding, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications to the foregoing).
“
Conversion Rate
” has the meaning set forth in the Company’s Organizational Documents.
“
Copyleft Action
” has the meaning specified in
Section
 5.14(f)
.
“
Copyright
” has the meaning specified in the definition of “
Intellectual Property
.”
“
COVID-19
” means
SARS-CoV-2
or
COVID-19,
and any evolutions or mutations of such virus or related or associated epidemics, pandemics or disease outbreaks.
“
D&O Indemnified Party
” means any individual who, at or prior to the Closing, was a director (or equivalent) or officer of the Purchaser, Merger Sub or the Company.
“
D&O Tail
” has the meaning specified in
Section
 7.18(b)
.
“
Data Privacy and Security Requirements
” means, collectively, all of the following to the extent relating to privacy, security, or data breach notification requirements, including with respect to the collection, acquisition, modification, security, transfer, sale, sharing, retention, storage, deletion, destruction, and other processing of Personal Information or IT Assets and applicable to the Company: (a) all Laws; (b) the Company’s privacy policies and notices; (c) all industry or self-regulatory standards to which the Company is legally bound or purports to be bound, including, as applicable, the Payment Card Industry Data Security Standard (PCI DSS); and (d) provisions of Contracts to which the Company is a party or is otherwise bound.

“
DGCL
” has the meaning specified in the Recitals.
“
Disclosure Letters
” has the meaning specified in the Preamble to
Article
 V
.
“
Dissenting Shares
” has the meaning specified in
Section
 1.12
.
“
Dissenting Stockholder
” has the meaning specified in
Section
 1.12
.
“
Domesticated Purchaser Common Stock
” means common stock of the Purchaser following the Domestication, par value $0.0001 per share, which will have a voting right of one vote per share.
“
Domesticated Purchaser Warrant
” has the meaning specified in the Recitals.
“
Domestication
” has the meaning specified in the Recitals.
“
Earnout Period
” means the time period beginning on the Closing Date and ending on the earlier of (a) date that is the four-year anniversary of the Closing Date (inclusive of the first and last day of such period) and (b) the consummation of a Change of Control.
“
Earnout RSU
” has the meaning specified in
Section
 1.06(a)(ii)
.
“
Earnout Stock
” means the Triggering Event I Earnout Stock, the Triggering Event II Earnout Stock and the Triggering Event III Earnout Stock.
“
Effective Time
” has the meaning specified in
Section
 1.01
.
“
Eligible Recipient
” means a Company Securityholder, as of immediately prior to the Effective Time, other than any Dissenting Stockholder in respect of such Dissenting Stockholder’s Dissenting Shares or any holder of Cancelled Shares in respect of such Cancelled Shares, who executes and delivers to the Exchange Agent a Letter of Transmittal together with any Surrenderable Company Securities covered by such Letter of Transmittal (or an affidavit of loss, theft or destruction of such Surrenderable Company Securities in accordance with
Section
 1.10(e)
) in accordance with
Section
 1.10
. Notwithstanding the foregoing: (a) to the extent the Second Lien Loan Consideration is not in the form of Company Common Stock that will be exchanged for Per Share Merger Consideration, Second Lien Lenders will not be Eligible Recipients; and (b) holders of Company Options will not be Eligible Recipients in respect of their Company Options.
“
Enforceability Exceptions
” has the meaning as specified in
Section
 5.02
.
“
Environmental Law
” means any Law in any way relating to: (a) public or worker health or safety; (b) pollution or the protection, preservation or restoration of the environment and natural resources; or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.
“
Environmental Permits
” has the meaning specified in
Section
 5.20(a)
.
“
Equity Incentive Plan
” has the meaning specified in
Section
 7.14(a)
.
“
Equity Securities
” with respect to any Person means: (a) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person; (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person; (c) any warrants, calls, options, safes or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person; (d) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person; and (e) any securities issued or issuable with respect to the securities or interests referred to in clauses
 (a)
through
(d)
 above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
“
ERISA
” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“
ERISA Affiliate
” means each Person which together with the Company would at any relevant time be deemed to be a “single employer” pursuant to Section 414(b), (c), (m) or (o) of the Code.
“
ESPP
” has the meaning specified in
Section
 7.14
.
“
Event
” means any event, state of facts, development, circumstance, condition, change, occurrence or effect.
“
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended.
“
Exchange Agent
” has the meaning specified in
Section
 1.10(a)
.
“
Exchange Fund
” has the meaning specified in
Section
 1.10(a)
.
“
Extension
” has the meaning specified in
Section
 7.20(a)
.
“
Extension Expenses
” means the costs, fees and expenses necessary to obtain an Extension.
“
Extension Proxy Statement
” has the meaning specified in
Section
 7.20(a)
.
“
Federal Securities Laws
” has the meaning specified in
Section
 7.07
.
“
Financial Advisors
” has the meaning specified in
Section
 7.04(d)
.
“
Founder
” means the individual set forth in
Section
 11.01-E
of the Company Disclosure Letter.
“
Fraud
” with respect to a Party means: (a) an intentional misrepresentation by such Party with respect to the making of the representations and warranties of such Party as expressly set forth in this Agreement with the intent by such Party that the other Parties rely on such misrepresentation to such other party’s material detriment; and (b) such other Party reasonably relies on, and suffers losses as a result of, such misrepresentation.
“
GAAP
” means generally accepted accounting principles as in effect in the United States of America.
“
Government Contract
” means any Contract: (a) by or between the Company on one hand and any Governmental Authority on the other; or (b) by or between the Company as a subcontractor at any tier and any other Person in connection with any contract with a Governmental Authority.
“
Governmental Authority
” means any federal, state, provincial, municipal, local, foreign or other governmental, quasi-governmental, regulatory or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitral body, commission, or other similar dispute-resolving panel or body (public or private).

“
Hazardous Material
” means (i) any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or any similar term) under, or for which Liability or standards of conduct may be imposed pursuant to, any Environmental Law, and (ii) petroleum and its by-products,
asbestos and asbestos-containing material, polychlorinated biphenyls, radon, radioactive materials, lead, noise, odor, pesticides, toxic mold, per-
and polyfluoroalkyl substances and urea formaldehyde insulation.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“
HSR Issuance
” has the meaning specified in
Section
 4.01(g)
.
“
Income Taxes
” means income, capital gains, franchise and similar Taxes (to the extent determined by reference to income).
“
Indebtedness
” of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest); (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument; (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP (other than real estate leases and any other leases that are only required to be capitalized upon adoption of ASC 842); (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against; (f) all obligations of such Person in respect of acceptances issued or created; (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency; (h) all obligations secured by a Lien on any property of such Person; (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person; and (j) all obligations described in
clauses
(a)
 through
(i)
above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has otherwise become responsible for or liable or agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.
“
Initial PIPE Agreements
” has the meaning specified in
Section
 6.05(f)
.
“
Initial PIPE Investment
” has the meaning specified in the Recitals.
“
Initial PIPE Investors
” has the meaning specified in the Recitals.
“
Intellectual Property
” means all of the following, anywhere in the world: (i) all United States and foreign patents and patent applications, patent disclosures and other rights in inventions, (whether patentable or unpatentable and whether or not reduced to practice), including any continuations, divisionals, continuations in part, renewals, extensions, reissues or foreign counterparts of any of the foregoing, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, or refiled (“
Patents
”); (ii) all United States, international and foreign trade names, trade dress, trademarks, service marks, logos, internet domain name registrations, or other indicia of origin, in each case whether or not registered, together with all related registrations and applications therefor and all goodwill associated with any of the foregoing (“
Trademarks
”); (iii) all United States, international and foreign copyrights (whether registered or unregistered), original works of authorship (including all rights in Software), rights in copyrightable works, together with all related registrations and applications (“
Copyright
”); (iv) any registrations and applications for industrial designs throughout the world; (vi) Trade Secrets and rights in other confidential business information;

(vii) all other intellectual or industrial property rights protectable by applicable law in any jurisdiction; and (viii) all issuances, renewals, registrations and applications of or for any of the foregoing.
“
Intended Tax Treatment
(s)
” has the meaning specified in the Recitals.
“
Interim Company Financials
” has the meaning specified in
Section
 5.06(a)
.
“
Interim Period
” has the meaning specified in
Section
 7.01(a)
.
“
IPO
” means the initial public offering of Cayman Purchaser Units pursuant to the IPO Prospectus.
“
IPO Prospectus
” means the final prospectus of the Purchaser, dated as April 20, 2023 (File
No. 333-270951).
“
IRS
” means the U.S. Internal Revenue Service (or any successor Governmental Authority).
“
IT Assets
” means all technology, devices, computers, hardware, Software (including firmware and middleware), systems, sites, servers, networks, workstations, routers, hubs, circuits, switches, interfaces, websites, platforms, data communications lines, and all other information or operational technology, telecommunications, or data processing assets, facilities, systems services, or equipment, and all associated documentation.
“
JOBS Act
” has the meaning specified in
Section
 6.06(e)
.
“
K&E
” means Kirkland & Ellis LLP.
“
Knowledge
” with respect to: (i) the Company, means the knowledge of the individuals set forth on
Section
 11.01-F
of the Company Disclosure Letter; and (ii) the Purchaser or Merger Sub means the knowledge of the individuals set forth on
Section
 11.01-G
of the Purchaser Disclosure Letter, in each case, as such individuals would have acquired in the exercise of a reasonable inquiry of direct reports.
“
Labor Agreement
” has the meaning specified in
Section
 5.13(a)(viii)
.
“
Law
” means any federal, state, local, municipal, foreign or other constitution, law, statute, act, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, ordinance, regulation, Order or Consent, in each case, issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“
Leased Real Property
” has the meaning specified in
Section
 5.16(b)
.
“
Legal Proceeding
” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment, examination, mediation or arbitration, or any request (including any request for information), inquiry, hearing, proceeding (whether at law or in equity) or investigation, by or before any Governmental Authority.
“
Legally Privileged Communications
” means all legally privileged communications made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, the Ancillary Documents or the Transactions.
“
Letter of Transmittal
” has the meaning specified in
Section
 1.10(b)
.

“
Liabilities
” means all liabilities, Indebtedness, Legal Proceedings or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards).
“
Lien
” means any mortgage, pledge, deed of trust, lease, sublease, license, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind whether consensual, statutory or otherwise (including any conditional sale or other title retention agreement or lease in the nature of any mortgage, pledge, deed of trust, lease, sublease, license, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.
“
Maples
” means the Maples and Calder (Cayman) LLP.
“
Material Current Government Contract
” has the meaning specified in
Section
 5.10
.
“
Merger
” has the meaning specified in the Recitals.
“
Merger Consideration
” means the Per Share Merger Consideration
plus
, as, when and to the extent issuable in accordance with this Agreement, the Per Share Additional Consideration. Notwithstanding the foregoing definition, if the Second Lien Loan Consideration will not be in the form of Company Common Stock that will be exchanged for Per Share Merger Consideration, when used with respect to Second Lien Loans or Second Lien Notes, “Merger Consideration” means the Second Lien Loan Consideration payable in respect of such Second Lien Loans to the Second Lien Lenders.
“
Merger Sub
” has the meaning specified in the Preamble.
“
Modification in Recommendation
” has the meaning specified in
Section
 7.13(b)(i)
.
“
Mourant
” means Mourant Ozannes (Cayman) LLP.
“
Mutual
Non-Disclosure
Agreement
” means the Mutual
Non-Disclosure
Agreement by and between the Company and Purchaser dated as of December 10, 2024.
“
Net Exercising Warrant
” has the meaning specified in
Section
 1.07(a)
.
“
NYSE
” means the New York Stock Exchange.
“
Obligation
” has the meaning specified in the Second Lien Loan and Security Agreement.
“
OFAC
” means the Office of Foreign Asset Control of the U.S. Department of Treasury.
“
Off-the-Shelf
Software
” means unmodified “shrink wrap,” “click wrap,” and “off the shelf” Software commercially available to the public (whether as distributed software or as a service) on standard terms and conditions, with license, maintenance, support and other fees of less than $100,000 per year.
“
Offer Documents
” has the meaning specified in
Section
 7.13(a)(i)
.
“
Open Source Software
” means any Software that is distributed as “free software”, “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd) or any similar licensing model.

“
Order
” means any order, decree, ruling, judgment, injunction, writ, determination, directive, binding decision, verdict or award that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.
“
ordinary course of business
” means an action taken, or omitted to be taken, by any Person or such Person’s Subsidiaries, in the ordinary course of such Person’s or such Person’s Subsidiaries’ business.
“
Organizational Documents
” with respect to any Person that is an entity means its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.
“
Outside Date
” has the meaning specified in
Section
 9.01(e)
.
“
Owned Intellectual Property
” means all Intellectual Property owned or purported to be owned by the Company, and includes the Company Software, all Company Registered IP and all other Intellectual Property required to be set forth in
Section
 5.14(a)
(i)
of the Company Disclosure Letter.
“
Party
(ies)
” has the meaning specified in the Preamble.
“
Patents
” has the meaning specified in the definition of “
Intellectual Property
.”
“
PCAOB
” means the U.S. Public Company Accounting Oversight Board (or any successor).
“
Per Option Share Earnout RSU Amount
” means the quotient of (a) 75,000,000
divided
by
(b) the Company Fully Diluted Stock. Notwithstanding the definition of Company Fully Diluted Stock, for the purpose of determining the Per Option Share Earnout RSU Amount, Company Fully Diluted Stock shall be calculated by including all shares of Company Common Stock underlying Company Options outstanding as of immediately prior to the Effective Time (not on a “net” exercise basis) and all shares of Company Common Stock underlying Company Warrants that are unexercised as of immediately prior to the Effective Time (not on a “net” exercise basis).
“
Per Share Additional Consideration
” means, as, when and to the extent issuable under this Agreement, the Per Share Earnout I Stock, the Per Share Earnout II Stock and the Per Share Earnout III Stock.
“
Per Share Earnout I Stock
” means the quotient of: (a) Triggering Event I Earnout Stock divided
by
(b) the number of shares of Company Fully Diluted Stock.
“
Per Share Earnout II Stock
” means the quotient of: (a) the Triggering Event II Earnout Stock divided
by
(b) the number of shares of Company Fully Diluted Stock.
“
Per Share Earnout III Stock
” means the quotient of: (a) the Triggering Event III Earnout Stock divided
by
(b) the number of shares of Company Fully Diluted Stock.
“
Per Share Merger Consideration
” means the quotient of: (a) the Aggregate Consideration
divided
by
(b) number of shares of Company Fully Diluted Stock.
“
Permits
” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or Orders of any Governmental Authority or any other Person.
“
Permitted Liens
” means: (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are: (i) not yet due and payable; or (ii) being contested in good faith and by appropriate proceedings, for which adequate reserves have been established in accordance with GAAP; (b) other Liens for labor, materials or supplies imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and which are being contested in good faith and by appropriate proceeding and for which adequate reserves have been established with respect to such Liens for labor, materials or supplies imposed by operation of Law in accordance with GAAP; (c) Liens incurred or deposits made in the ordinary course of business in connection with social security; (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business; (e) Liens arising under this Agreement or any Ancillary Document;
(f) non-exclusive
licenses of Owned Intellectual Property granted in the ordinary course of business; (g) easements, encroachments, covenants, rights-of-way,
conditions, restrictions and other similar matters of record that do not, individually or in the aggregate, materially impair the value of, or materially interfere with the present use of, the Company Real Property Leases; (h) with respect to any Company Real Property Leases: (i) the interests and rights of the respective lessors with respect thereto, including any Lien on the lessor’s interest therein and statutory landlord liens securing payments not yet due; and (ii) any Liens encumbering the underlying fee title of the real property of which the Company Real Property Leases is a part; (j) zoning, building, entitlement and other land use regulations promulgated by any Governmental Authority that do not, individually or in the aggregate, materially impair the value of, or materially interfere with the present use of, the Company Real Property Leases; or (k) other than with respect to Intellectual Property, other Liens arising or incurred in the ordinary course of business and not incurred in connection with the borrowing of money that are not, individually or in the aggregate, material to the Company.
“
Permitted Transfer
” means any of: (a) a transfer upon death by will or intestacy; (b) a transfer made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (c) a transfer by operation of law (including consolidation or merger) or pursuant to the liquidation, dissolution or termination of any corporation, limited liability company, partnership or other entity; or (d) a transfer by instrument to an inter vivos or testamentary trust for beneficiaries upon death of the trustee.
“
Person
” means an individual (including current and former employees), corporation, company, exempted company, partnership (including a general partnership, exempted limited partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision of any government, or an agency or instrumentality of any government.
“
Personal Information
” means any information that is defined as “personal information,” “personal data,” “personally identifiable information,” “sensitive information” or any similar term under applicable Laws, including any such information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household or device.
“
Personal Property
” means any machinery, equipment, tool, vehicle, furniture, leasehold improvement, office equipment, plant, part and other tangible personal property.
“
PIPE Agreements
” has the meaning specified in
Section
 7.19
.
“
PIPE Investment
” has the meaning specified in the Recitals.
“
PIPE Investors
” has the meaning specified in the Recitals.
“
Post-Closing Purchaser Board
” has the meaning specified in
Section
 7.17
.
“
Premium Cap
” has the meaning specified in
Section
 7.18(b)
.
“
Proxy Statement
” has the meaning specified in
Section
 7.13(a)(i)
.
“
Proxy Statement/Registration Statement
” has the meaning specified in
Section
 7.13(a)(i)
.

“
Public Certifications
” has the meaning specified in
Section
 6.06(a)
.
“
Purchase Amount
” has the meaning set forth in the Company SAFEs.
“
Purchaser
” has the meaning specified in the Preamble.
“
Purchaser Bylaws upon Domestication
” has the meaning specified in the Recitals.
“
Purchaser Charter upon Domestication
” has the meaning specified in the Recitals.
“
Purchaser Class
 A Ordinary Shares
” means prior to the Domestication, Class A ordinary shares of the Purchaser, par value $0.0001 per share.
“
Purchaser Class
 B Ordinary Shares
” means prior to the Domestication, Class B ordinary shares of the Purchaser, par value $0.0001 per share.
“
Purchaser Common Warrants
” means private placement warrants and public warrants of the Purchaser.
“
Purchaser Confidential Information
” means Evaluation Material, as defined in the Mutual
Non-Disclosure
Agreement, regarding Purchaser or Merger Sub or their respective Representatives.
“
Purchaser Disclosure Letter
” has the meaning specified in the Preamble to
Article
 VI
.
“
Purchaser Extension Meeting
” has the meaning specified in
Section
 7.20(d)
.
“
Purchaser Fundamental Representations
” means the representations and warranties of Purchaser and Merger Sub made pursuant to
Section
 6.01
(
Organization and Standing
),
Section
 6.02
(
Authorization; Binding Agreement
),
Section
 6.05(a)
,
(b)
,
(c)
and
(e)
(
Capitalization
) and
Section
 6.17
(
Information Supplied
).
“
Purchaser Material Adverse Effect
” means any Event that: (i) has had, or would reasonably be expected to have, individually or in the aggregate, a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Purchaser; or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent the Purchaser or Merger Sub from consummating the Transactions. Notwithstanding the foregoing, no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Purchaser Material Adverse Effect has occurred: (a) changes or proposed changes in applicable Law or regulations or interpretations of applicable Law or regulations, or decisions by courts or any Governmental Authority after the Signing Date; (b) changes or proposed changes in GAAP (or any interpretation of GAAP) after the Signing Date; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (d) the taking of any action required by this Agreement; (e) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences) or change in climate; (f) any epidemic, pandemic, other disease outbreak; (g) any acts of terrorism or war, the outbreak or escalation of hostilities or civil disobedience, geopolitical conditions, local, national or international political conditions, and in the case of each of clauses
(e)
,
(f)
and
(g)
, any actions or omissions which are taken in compliance with applicable Law or any directive or guideline of any Governmental Authority in connection with any of the foregoing in clauses
(e)
,
(f)
or
(g)
; (h) any failure of Purchaser to meet any projections or forecasts (notwithstanding the foregoing, this clause
(h)
 shall not prevent a determination that any Event otherwise excluded from this definition of Purchaser Material Adverse Effect underlying such failure to meet projections or forecast has resulted in a Purchaser Material Adverse Effect); (i) any Events generally applicable in the industries or markets in which the Purchaser does business; (j) any Event proximately caused by the announcement, pendency or consummation of this Agreement (except that the exception in this clause

(j)
 shall not apply with respect to representations and warranties of the Purchaser set forth in
Section
 6.04
or the condition in
Section
 8.02(a)(ii)
to the extent relating to the representations and warranties of the Purchaser set forth in
Section
 6.04
); (k) any action taken by or at the request of the Company; (l) the number of Purchaser Shareholders electing a Redemption (or any Redemption in connection with an Extension); or (m) any change in the market price or trading volume of the Purchaser Class A Ordinary Shares or the Purchaser Common Warrants (notwithstanding the foregoing, clause (m)
 shall not prevent a determination that any Event not otherwise excluded from this definition of Purchaser Material Adverse Effect underlying such change in the market price or trading volume of the Purchaser Class A Ordinary Shares or the Purchaser Common Warrants has resulted in a Company Material Adverse Effect). Notwithstanding the foregoing, any Event referred to in clauses (a)
,
(b)
,
(e)
,
(f) or (g)
 above may be taken into account in determining if a Purchaser Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Purchaser relative to similarly situated companies in the industry in which the Purchaser conducts its operations.
“
Purchaser Ordinary Shares
” prior to the Domestication, means the Purchaser Class A Ordinary Shares and the Purchaser Class B Ordinary Shares.
“
Purchaser Parties
” has the meaning specified in
Section
 10.15(c)(i)
.
“
Purchaser Preference Shares
” prior to the Domestication, means preference shares of the Purchaser, par value $0.0001 per share.
“
Purchaser Privileged Materials
” has the meaning specified in
Section
 10.15(c)(ii)
.
“
Purchaser Reimbursable Expenses
” means: (a) all costs, fees and expenses relating to the D&O Tail; (b) the filing fees lawfully payable to or as required by any Governmental Authority in connection with obtaining any required regulatory approvals in connection with this Agreement, the Ancillary Documents and the consummation of the Transactions, including any such fees in connection with the regulatory filings described in
Section
 7.09
; (c) all costs, fees and expenses incurred in connection with the preparation, printing, filing and mailing of the Registration Statement; (d) all costs, fees and expenses incurred in connection with the listing on the Stock Exchange of the shares of Domesticated Purchaser Common Stock issued in connection with the Transactions; and (e) the Extension Expenses.
“
Purchaser Related Person
” means any officer, director, manager, employee, trustee or beneficiary of the Purchaser or Merger Sub or any of their respective Affiliates or any immediate family member of any of the foregoing.
“
Purchaser SEC Reports
” has the meaning specified in
Section
 6.06(a)
.
“
Purchaser Shareholder Approval
” means the approval of: (i) those Transaction Proposals identified in clauses
(B)
 and
(C)
of
Section
 7.13(b)(i)
, in each case, by special resolution under the Cayman Companies Act, being an affirmative vote of the holders of a majority of at least two-thirds of the outstanding Purchaser Ordinary Shares entitled to vote, who attend and vote thereupon (as determined in accordance with the Purchaser’s Organizational Documents) at the Purchaser Shareholders’ Meeting; (ii) those Transaction Proposals identified in clauses
(A)
,
(D)
,
(E)
,
(F)
,
(G)
and
(H)
 of
Section
 7.13(b)(i)
, in each case, by an ordinary resolution under the Organizational Documents of the Purchaser, being an affirmative vote of the holders of at least a simple majority of the outstanding Purchaser Ordinary Shares entitled to vote, who attend and vote thereupon (as determined in accordance with the Purchaser’s Organizational Documents); and (iii) with respect to any other proposal proposed to the Purchaser Shareholders, the requisite approval required under the Purchaser’s Organizational Documents, the Cayman Companies Act or any other applicable Law, in each case, at a Purchaser Shareholders’ Meeting.

“
Purchaser Shareholders
” means the shareholders of the Purchaser as of the applicable time specified in this Agreement.
“
Purchaser Shareholders’ Meeting
” has the meaning specified in
Section
 7.13(b)(i)
.
“
Purchaser Transaction Costs
” means: (a) all fees, costs and expenses of the Purchaser incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Ancillary Documents and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including all professional or transaction related costs, fees and expenses of legal, accounting and financial advisors, consultants, auditors, accountants and brokers, including any deferred underwriting commissions being held in the Trust Account; (b) any Indebtedness of the Purchaser owed to its or Sponsor’s Affiliates or shareholders (including any amounts outstanding under the Working Capital Loans to the extent payable in cash); (c) 50% of all costs, fees and expenses relating to the D&O Tail; (d) 50% of the filing fees lawfully payable to or as required by any Governmental Authority in connection with obtaining any required regulatory approvals in connection with this Agreement, the Ancillary Documents and the consummation of the Transactions, including any such fees in connection with the regulatory filings described in
Section
 7.09
; (e) 50% of all costs, fees and expenses incurred in connection with the preparation, printing, filing and mailing of the Registration Statement; (f) 50% of all costs, fees and expenses incurred in connection with the listing on the Stock Exchange of the shares of Domesticated Purchaser Common Stock issued in connection with the Transactions; (g) 50% of the Extension Expenses; and (h) the Transfer Taxes borne by the Purchaser pursuant to
Section
 7.11
.
“
Redemption
” has the meaning specified in
Section
 7.13(b)(i)
.
“
Redemption Price
” means the price at which a Purchaser Class A Ordinary Share may be redeemed in connection with the Redemption, which Redemption Price shall be determined, in accordance with the Organizational Documents of the Purchaser, as of two Business Days prior to the Closing.
“
Registration Statement
” means the Registration Statement on Form
S-4,
or other appropriate form, including any
pre-effective
or post-effective amendments or supplements to such Registration Statement on
Form S-4,
to be filed with the SEC by the Purchaser under the Securities Act with respect to the Registration Statement Securities.
“
Registration Statement Securities
” has the meaning specified in
Section
 7.13(a)(i)
.
“
Related Person
” means any officer, director, manager, employee, trustee or beneficiary of the Company or any of its Affiliates and any immediate family member of any of the foregoing.
“
Released Claims
” has the meaning specified in
Section
 10.16
.
“
Representatives
” as to any Person means such Person’s Affiliates and their respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.
“
Requisite Stockholder Approval
” means the approval of this Agreement and the Transactions, including the Merger, by the irrevocable affirmative written consent of the Requisite Stockholders in the form attached as
Exhibit E
(the “
Written Consent
”) pursuant to the terms and in accordance with and satisfaction of the conditions of the Company’s Organizational Documents and applicable Law.
“
Requisite Stockholders
” means the holders of at least: (i) a majority of the voting power of the outstanding shares of Company Stock; (ii) a majority of the voting power of the outstanding shares of Company Common Stock; and (iii) a majority of the outstanding shares of Company Preferred Stock, voting together on an as-converted
basis.

“
SAFE Consideration
” has the meaning set forth in
Section
 1.08
.
“
SAFE Conversion Shares
” means the number of shares of Company Common Stock to which a Company SAFE is entitled in connection with a SPAC Transaction (as defined in such Company SAFE).
“
Sanctioned Person
” means any Person that is the subject or target of applicable sanctions or restrictions under Sanctions Laws, including: (i) any individual or entity listed on any applicable U.S. or
non-U.S.
sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, and the European Union Consolidated List; or (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled as defined in the applicable regulations by a person or persons described in clause
(i)
.
“
Sanctions Laws
” means all applicable U.S. and
non-U.S.
Laws (the latter except to the extent inconsistent with U.S. law), regulations, embargoes or restrictive measures relating to economic or trade sanctions administered or enforced by the United States (including by OFAC, the U.S. Department of State, and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, the European Union, any EU Member State or any other relevant Governmental Authority.
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002, as amended.
“
SEC
” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).
“
Second Lien Conversion Shares
” means the shares of Company Common Stock or other Equity Securities into which the Second Lien Loans (together with any accrued but unpaid interest on such Second Lien Loans) will convert as of immediately prior to the Effective Time in accordance with the Second Lien Loan and Security Agreement in connection with the consummation of the Transactions.
“
Second Lien Lenders
” means the lenders under the Second Lien Loan and Security Agreement.
“
Second Lien Loan
” means a loan under the Second Lien Loan and Security Agreement.
“
Second Lien Loan and Security Agreement
” has the meaning specified in the Recitals.
“
Second Lien Loan Consideration
” has the meaning set forth in
Section
 1.09
.
“
Second Lien Note
” means a note evidencing a Second Lien Loan.
“
Second Merger
” has the meaning specified in
Section
 7.11(a)
.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Signing Date
” has the meaning specified in the Preamble.
“
Signing Filing
” has the meaning specified in
Section
 7.15(b).
“
Signing Press Release
” has the meaning specified in
Section
 7.15(b)
.
“
Software
” means all computer software, firmware and computer programs and applications, including all source code, object code, middleware, utilities, computer programs, application programming interfaces, algorithms, plugins, libraries, subroutines, tools, drivers, microcode, scripts, batch files, instruction sets and macros, models, parameters, weights and methodologies, in each case of the foregoing whether in source code, executable or object code form or other form, related documentation (including user manuals, related to any of the foregoing) and all software modules, tools and technical databases.

“
Special Committee
” means the special committee of the board of directors of the Purchaser.
“
Sponsor
” means Ares
Acquisition Holdings II LP, a Cayman Islands exempted limited partnership, acting through its general partner, Ares Acquisition Holdings II.
“
Sponsor Director
” has the meaning specified in
Section
 7.17
.
“
Sponsor Share Conversion
” has the meaning specified in the Recitals.
“
Sponsor Support Agreement
” means the Sponsor Support Agreement, dated as of the date of this Agreement (as it may be amended or supplemented from time to time), by and between the Sponsor, the Company, the Purchaser and the other parties to such agreement.
“
Staleness Deadlines
” has the meaning specified in
Section
 7.04(a)
.
“
Stock Exchange
” means the New York Stock Exchange, The Nasdaq Stock Market LLC, or such other securities exchange as mutually agreed by the Company and the Purchaser, acting reasonably.
“
Subsidiary
” with respect to any Person means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such corporation is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination of such Person or one or more of the other Subsidiaries of such Person, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests of such partnership is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination of such Person or one or more of the other Subsidiaries of that Person. A Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.
“
Surrenderable Company Securities
” means Company Certificates, Company SAFEs or Second Lien Notes.
“
Surviving Company
” has the meaning specified in
Section
 1.01
.
“
Tax Return
” means any return, form, declaration, election, disclosure, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.
“
Taxes
” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges in the nature of a tax, together with (b) any interest and any penalties, additions to tax or additional amounts with respect to such tax imposed by a Governmental Authority responsible for the administration or collection of Taxes described in clause (a) of this definition.
“
Top Customers
” has the meaning specified in
Section
 5.23(a)
.

“
Top Suppliers
” has the meaning specified in
Section
 5.23(b)
.
“
Trade Secrets
” means all trade secrets and other confidential business information, including ideas, concepts, designs, processes, techniques, specifications, know-how,
technical data, technical databases and inventions in each case, from which the Company derives value by virtue of being maintained as confidential.
“
Trademarks
” has the meaning set for in the definition of “
Intellectual Property
.”
“
Trading Day
” means any day on which shares of Domesticated Purchaser Common Stock are actually traded on the principal securities exchange or securities market on which shares of Domesticated Purchaser Common Stock are then traded.
“
Transaction Litigation
” has the meaning specified in
Section
 7.08
.
“
Transaction Proposals
” has the meaning specified in
Section
 7.13(b)(i)
.
“
Transactions
” means the transactions contemplated by this Agreement and the Ancillary Documents.
“
Transfer Taxes
” has the meaning specified in
Section
 7.11(b)
.
“
Treasury Regulations
” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of successor or final Treasury Regulations.
“
Triggering Event
” means any of the Triggering Event I, Triggering Event II or Triggering Event III.
“
Triggering Event I
” shall have occurred if, at any time during the Earnout Period, the VWAP of one share of Domesticated Purchaser Common Stock as reported on the Stock Exchange (or the exchange on which the shares of Domesticated Purchaser Common Stock are then listed) exceeds the Triggering Event I Threshold for 20 out of 30 consecutive trading days.
“
Triggering Event I Earnout Stock
” means a number of shares of Domesticated Purchaser Common Stock issuable upon the occurrence or deemed occurrence of Triggering Event I or as provided in
Section
 4.01(d)
equal to (a) 25,000,000
minus
(b) one third of the sum of the aggregate Per Option Share Earnout RSU Amount.
“
Triggering Event I
Threshold
” means $18.00, provided that such amount shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Domesticated Purchaser Common Stock occurring during the Earnout Period.
“
Triggering Event II
” shall have occurred if, at any time during the Earnout Period, the VWAP of one share of Domesticated Purchaser Common Stock as reported on the Stock Exchange (or the exchange on which the shares of Domesticated Purchaser Common Stock are then listed) exceeds the Triggering Event II Threshold for 20 out of 30 consecutive trading days.
“
Triggering Event II Earnout Stock
” means a number of shares of Domesticated Purchaser Common Stock issuable upon the occurrence or deemed occurrence of Triggering Event II or as provided in
Section
 4.01(d)
equal to (a) 25,000,000
minus
(b) one third of the sum of the aggregate Per Option Share Earnout RSU Amount.
“
Triggering Event II
Threshold
” means $23.00, provided that such amount shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Domesticated Purchaser Common Stock occurring during the Earnout Period.

“
Triggering Event III
” shall have occurred if, at any time during the Earnout Period, the VWAP of one share of Domesticated Purchaser Common Stock as reported on the Stock Exchange (or the exchange on which the shares of Domesticated Purchaser Common Stock are then listed) exceeds the Triggering Event II Threshold for 20 out of 30 consecutive trading days.
“
Triggering Event III Earnout Stock
” means a number of shares of Domesticated Purchaser Common Stock issuable upon the occurrence or deemed occurrence of Triggering Event III or as provided in
Section
 4.01(d)
equal to (a) 25,000,000
minus
(b) one third of the sum of the aggregate Per Option Share Earnout RSU Amount.
“
Triggering Event III
Threshold
” means $28.00, provided that such amount shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Domesticated Purchaser Common Stock occurring during the Earnout Period.
“
Trust Account
” means the trust account maintained by Trustee pursuant to the Trust Agreement.
“
Trust Agreement
” means the Investment Management Trust Account Agreement, dated as of April 26, 2023, between the Purchaser and Trustee.
“
Trustee
” means Continental Stock Transfer & Trust Company.
“
VWAP
” for any security as of any day or
multi-day
period means the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average). If the foregoing does not apply, “VWAP” shall mean the dollar volume-weighted average price of such security in the over-the-counter
market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg. If no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, “VWAP” shall mean the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such day or multi-day
period (as applicable) shall be the fair market value per share on such day or multi-day
period (as applicable) as reasonably determined by the Purchaser.
“
WARN Act
” has the meaning specified in
Section
 5.18(b)
.
“
Warrant Agreement
” means the Warrant Agreement, dated as of April 26, 2023, by and between the Purchaser and Continental, as warrant agent.
“
Withholding Party
” has the meaning specified in
Section
 2.02
.
“
Working Capital Loans
” has the meaning specified in the IPO Prospectus.
“
Written Consent Deadline
” means 4:00 pm New York time on the second Business Day following the date on which the Proxy Statement/Registration Statement has been declared effective by the SEC and the prospectus to such Proxy Statement/Registration Statement has been filed and distributed.
“
WSGR
” means Wilson Sonsini Goodrich & Rosati Professional Corporation.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party has caused this Business Combination Agreement to be signed and delivered as of the date first written above.

The Purchaser:

ARES ACQUISITION CORPORATION II

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory

Merger Sub:

AAC II MERGER SUB, INC.

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory
[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each party has caused this Business Combination Agreement to be signed and delivered as of the date first written above.

The Company:

KODIAK ROBOTICS, INC.

By:	/s/ Donald Burnette
Name:	Donald Burnette
Title:	Chief Executive Officer
[Signature Page to Business Combination Agreement]

Exhibit A
Form of Purchaser Charter upon Domestication

Exhibit B
Form of Purchaser Bylaws upon Domestication

Exhibit C
FORM OF COMPANY SUPPORT AGREEMENT

Exhibit D
FORM OF
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

Exhibit E
WRITTEN CONSENT
[Omitted]

Annex B
PLAN OF DOMESTICATION
This PLAN OF DOMESTICATION (the “
Plan of Domestication
”) is made on [●], 2025 and sets forth the terms pursuant to which Ares Acquisition Corporation II, a Cayman Islands exempted company (“
AACT
”), shall effect a domestication and become a Delaware corporation (the “
Domestication
”) to be known as Kodiak AI, Inc. (the “
Domesticated Corporation
”), pursuant to Part 12 of the Companies Act (As Revised) of the Cayman Islands (the “
Companies Act
”) and Section 388 of the General Corporation Law of the State of Delaware (the “
DGCL
”).
RECITALS
WHEREAS,
AACT is a Cayman Islands exempted company, duly incorporated and registered and validly existing under the laws of the Cayman Islands;
WHEREAS,
the Board of Directors of AACT (the “
Board
”) has determined that it is advisable and in the best interests of AACT that AACT be de-registered
in the Cayman Islands and registered by way of continuation and domestication as a corporation under the laws of the State of Delaware and continue to exist as a Delaware corporation, in accordance with Part 12 of the Companies Act and Section 388 of the DGCL;
WHEREAS,
the Board has duly approved, authorized, adopted, ratified and confirmed the Domestication, this Plan of Domestication and each corporate action to be taken by AACT and the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication, all in accordance with the Companies Act and AACT’s Amended and Restated Memorandum and Articles of Association adopted by special resolution on April 19, 2023 and effective on April 20, 2023, as amended by special resolution on April 22, 2025 (the “
Articles
”) and pursuant to Section 388 of the DGCL.
NOW, THEREFORE,
in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, AACT agrees as follows:
1.
Domestication
. In connection with the Domestication, AACT shall file an application for deregistration in the Cayman Islands to register by way of continuation and domestication as a corporation under the laws of the State of Delaware, together with all other documents required to be filed in connection therewith pursuant to the Companies Act, with the Registrar of Companies of the Cayman Islands and obtain a certificate of de-registration
from the Registrar of Companies of the Cayman Islands. Upon the filing of a certificate of corporate domestication in the form attached hereto as
Exhibit A
(the “
Certificate of Domestication
”), and a certificate of incorporation in the form attached hereto as
Exhibit B
(the “
Certificate of Incorporation
”) with the Secretary of State of the State of Delaware pursuant to Sections 103 and 388 of the DGCL (the “
Effective Time
”), AACT shall become domesticated as a Delaware corporation pursuant to Section 388 of the DGCL, under the name “Kodiak AI, Inc.” and will, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as AACT. AACT will not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Domestication will not be deemed to constitute a dissolution of AACT and will constitute a continuation of the existence of AACT in the form of a Delaware corporation. In connection with the foregoing, any officer or agent of AACT (or any other person or entity authorized by such officer or agent) is authorized to act as the incorporator of the Domesticated Corporation and, in such capacity, execute the Certificate of Incorporation and a consent of incorporator.
2.
Conversion of Securities
. As a result of and at the Effective Time, pursuant to the Domestication:
(a) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of AACT (the “
Class
 A Ordinary Shares
”) shall convert automatically into one share of Common Stock, par

B-1

value $0.0001 per share, of the Domesticated Corporation (the “
Common Stock
”) having the rights, powers and privileges, and the obligations, set forth in the Certificate of Incorporation;
(b) each of the then issued and outstanding warrants of AACT representing the right to purchase one Class A Ordinary Share (each, an “
AACT Warrant
”) shall convert automatically into one warrant to acquire one share of Common Stock on the same terms as the AACT Warrant (each, a “
Warrant
”), pursuant to the Warrant Agreement, dated April 20, 2023, between AACT and Continental Stock Transfer & Trust Company, as warrant agent, as amended from time to time; and
(c) each then issued and outstanding unit of AACT shall be cancelled and each holder of such unit will be entitled to one share of Common Stock and one-half
of one Warrant. No fractional Warrants will be issued in the process described in this clause 2(c).
3.
Tax Matters
. For United States federal, and applicable state and local, income tax purposes, the Domestication is intended to qualify as a “reorganization” described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and any successor statute, as amended (the “
Code
”), and the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of Section 368 of the Code.
4. Governing Documents. (a) At the Effective Time, the Articles shall be terminated and be of no further force or effect; and (b) from and after the Effective Time, the Certificate of Incorporation, in the form attached hereto as Exhibit B and the Bylaws of the Domesticated Corporation, in the form attached hereto as Exhibit C (the “Bylaws”), shall govern the affairs of the Domesticated Corporation and the conduct of its business, until thereafter amended in accordance with the DGCL and their respective terms.
5. Board of Directors. Each member of the Board as of immediately prior to the Effective Time shall be a director of the Domesticated Corporation from and after the Effective Time, each of whom shall serve as directors of the Domesticated Corporation until such time as their respective successors have been duly elected and qualified, or until such director’s earlier removal, resignation, or death, in each case, in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.
6.
Officers
. Each officer of AACT as of immediately prior to the Effective Time shall be an officer of the Domesticated Corporation from and after the Effective Time and shall retain the same title with the Domesticated Corporation from and after the Effective Time as such officer had with AACT immediately prior to the Effective Time, each of whom shall serve until such time as their respective successors have been designated by the Board, or until such officer’s earlier removal, resignation, or death, in each case, in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.
7.
Effects of Domestication
. Immediately upon the Effective Time, the Domestication shall have the effects set forth in Part 12 of the Companies Act and Section 388 of the DGCL.
8.
Further Assurances
. If at any time the Domesticated Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Plan of Domestication, AACT and its Board and authorized officers shall be deemed to have granted to the Domesticated Corporation an irrevocable power of attorney and authorization to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Domesticated Corporation and otherwise to carry out the purposes of this Plan of Domestication, and the directors and authorized officers of the Domesticated Corporation are fully authorized to take any and all such action.
9.
Amendment or Termination
. To the fullest extent permitted by law, this Plan of Domestication may be amended or terminated at any time before the Effective Time by action of the Board.

B-2

10.
Miscellaneous
. The provisions of this Plan of Domestication shall be binding upon and shall inure to the benefit of AACT and its respective successors and assigns. This Plan of Domestication shall be governed by and construed in accordance with the laws of the State of Delaware, including the DGCL, without giving effect to any choice of law or conflict of law provisions or rule (except to the extent that the laws of the Cayman Islands govern the Domestication and the adoption and approval of this Plan of Domestication and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
* * *

B-3

IN WITNESS WHEREOF,
this Plan of Domestication has been duly executed and delivered by a duly authorized officer of AACT as of the date first written above.

Executed as a deed

ARES ACQUISITION CORPORATION II

By:
Name: David B. Kaplan
Title: Chief Executive Officer and Co-Chairman

B-4

Exhibit A
Certificate of Domestication
[see attached]

A-1

CERTIFICATE OF CORPORATE DOMESTICATION
OF
ARES ACQUISITION CORPORATION II
Pursuant to Section 388 of the General
Corporation Law of the State of Delaware
Ares Acquisition Corporation II, a Cayman Islands exempted company (the “
Corporation
”), which intends to domesticate as a Delaware corporation pursuant to, and effective at the time of the filing of, this Certificate of Corporate Domestication (the “
Certificate of Domestication
”), does hereby certify to the following facts relating to the domestication of the Corporation in the State of Delaware:

1.	The Corporation was originally incorporated on the 15th day of March, 2021, under the laws of the Cayman Islands.

2.	The name of the Corporation immediately prior to the filing of this Certificate of Domestication is Ares Acquisition Corporation II.

3.	The name of the Corporation as set forth in its Certificate of Incorporation filed in accordance with Section 388 of the General Corporation Law of the State of Delaware is Kodiak AI, Inc.

4.
The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication is the Cayman Islands.

5.
The domestication has been approved prior to the effectiveness of this Certificate of Domestication in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-United
States law, as appropriate.

6.
All provisions of the Plan of Domestication of the Corporation adopted in accordance with Section 388 of the General Corporation Law of the State of Delaware have been approved prior to the effectiveness of this Certificate of Domestication in accordance with all applicable non-United
States law, including any approval required under
non-United
States law for the authorization of the type of corporate action specified in the Plan of Domestication of the Corporation.

7.	This Certificate of Domestication shall become effective as of [●] on [●] day of [●], 2025.
IN WITNESS WHEREOF,
the Corporation has caused this Certificate of Domestication to be executed in its name this [●] day of [●], 2025.

ARES ACQUISITION CORPORATION II

By:
Name: David Kaplan
Title: Chief Executive Officer and Co-Chairman

Exhibit B
Certificate of Incorporation
[see attached]

Form of Purchaser Charter upon Domestication
CERTIFICATE OF INCORPORATION OF
KODIAK AI, INC.
ARTICLE I
The name of the corporation is Kodiak AI, Inc. (the “
Company
”).
ARTICLE II
The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “
DGCL
”).
ARTICLE IV
Section 1. The Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 2,000,000,000 shares, of which 1,980,000,000 shares are Common Stock, $0.0001 par value per share (the “
Common Stock
”), and 20,000,000 shares are Preferred Stock, $0.0001 par value per share (the “
Preferred Stock
”).
Section 2. Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.
Section 3. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Company (the “
Board of Directors
”) (authority to do so being hereby expressly vested in the Board of Directors). Subject to limitations prescribed by law, the Board of Directors is further authorized to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock. Without limiting the generality of the foregoing, the Board is authorized to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to applicable law and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4. Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
Section 5. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
Section 1. Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term “
Whole Board
” shall mean all of the directors then serving on the Board of Directors. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal. If any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.
Section 2. From and after the consummation of the Merger (as defined in that certain Business Combination Agreement, dated as of April 14, 2025, by and between the Company, AAC II Merger Sub, Inc., and Kodiak Robotics, Inc.) (such time “the Merger Effective Time”), the directors of the Company (other than any director who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Merger Effective Time, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Merger Effective Time, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Merger Effective Time, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE VI
Section 1. For so long as the Board of Directors is classified and subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors, voting as a single class.

Section 2. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
ARTICLE VII
Section 1. The Company is to have perpetual existence.
Section 2. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.
Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.
Section 4. The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.
Section 5. No stockholder will be permitted to cumulate votes at any election of directors.
ARTICLE VIII
Section 1. Subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
Section 2. Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. Notwithstanding the foregoing, a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board.
Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX
Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 2. Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company and to the fullest extent permitted by applicable law, the Company shall indemnify any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
Proceeding
”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.
Section 3. To the extent permitted by applicable law, the Company shall have the power to indemnify any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was an officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Section 4. Neither any amendment, elimination nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.
ARTICLE X
Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws of the Company may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.
ARTICLE XI
Section 1. The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to the vote of any holders of any class or series of the stock of the Company required by law or by this Certificate of Incorporation, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of the Company entitled to vote thereon, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 3 of ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, this ARTICLE XI or ARTICLE XII of this Certificate of Incorporation.
Section 2. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the Bylaws of the Company or any agreement entered into by the Company), the provisions of this Certificate of Incorporation (including, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Company to the fullest extent permitted by law.
Section 3. To the fullest extent permitted by law, each and every individual, corporation, company, partnership, limited liability company, unincorporated association or other entity or organization (each, a “
Person
”) purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Company shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of Incorporation, (b) the Bylaws of the Company and (c) any amendment to this Certificate of Incorporation or the Bylaws of the Company enacted or adopted in accordance with this Certificate of Incorporation, the Bylaws of the Company and applicable law.
ARTICLE XII
Section 1. In recognition and anticipation that (i) certain directors, managers, principals, officers, employees and/or other representatives of Principal Stockholders and their Affiliates may serve as directors, officers or agents of the Company, (ii) the Principal Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Company or a majority owned subsidiary thereof (“
Non-Employee
 Directors
”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this
Article XII
 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Principal Stockholders, the Non-Employee Directors
or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.
Section 2. To the fullest extent permitted by law, none of (i) the Principal Stockholders or any of their Affiliates or
(ii) any Non-Employee Director
(including
any Non-Employee Director
who serves as an officer of the Company in both such director’s director and officer capacities) or such
Non-Employee
Director’s Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “
Identified Persons
” and, individually, as an “
Identified Person
”) shall have any duty to refrain from directly or indirectly: (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage; or (2) otherwise competing with the Company or any of its Affiliates. To the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any

Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in
Section
 3 of
Article XII. Subject to
Section
 3
 of Article XII. In addition and to the fullest extent permitted by law, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for such Identified Person and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for such Identified Person, offers or directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Company or any Affiliate of the Company.
Section 3. The Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director
(including
any Non-Employee Director
who serves as an officer of the Company in both his or her director and officer capacities) if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Company, and the provisions of S ection
 2
 of Article XII shall not apply to any such corporate opportunity.
Section 4. In addition to and notwithstanding the foregoing provisions of this
Article XII
, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that: (i) the Company is neither financially or legally able, nor contractually permitted, to undertake; (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company; or (iii) is one in which the Company has no interest or reasonable expectancy.
Section 5. Solely for purposes of this
Article XII
, “
Affiliate
” shall mean in respect of any Principal Stockholder, any Person that, directly or indirectly, is controlled by such Principal Stockholder, controls such Principal Stockholder or is under common control with such Principal Stockholder. “
Principal Stockholders
” means investment funds affiliated with or advised by Ares Management Corporation or any of its subsidiaries and their respective successors. Solely for the purposes of this Article XII, Affiliate shall include: (a) any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company); and (b) any funds or vehicles advised by Affiliates of such Principal Stockholder. Solely for purposes of this
 Article XII
, (x) in respect of
a Non-Employee Director,
the term “Affiliate” shall include any Person that, directly or indirectly, is controlled by such Non-Employee Director
(other than the Company and any entity that is controlled by the Company); and (y) in respect of the Company, the term “Affiliate” shall include any Person that, directly or indirectly, is controlled by the Company.
Section 6. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this
 Article XII
.
ARTICLE XIII
The name and mailing address of the incorporator of the Company are as follows:
[NAME]
[ADDRESS]
***
This Certificate of Incorporation shall become effective as of [●] on [●] day of [●], 2025.

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by the incorporator of Kodiak AI, Inc.
on this

day of

2025.

By:	/s/ [insert name]
[ insert name ]
Incorporator

Exhibit C
Bylaws
[see attached]

Form of Purchaser Bylaws upon Domestication
BYLAWS OF
KODIAK AI, INC.
(initially adopted on [
bylaw adoption date
]])

C-i

(continued)

C-ii

BYLAWS OF KODIAK AI, INC.

ARTICLE I - CORPORATE OFFICES
1.1 REGISTERED OFFICE
The registered office of Kodiak AI, Inc. (the “
Company
”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time (the “
certificate of incorporation
”).
1.2 OTHER OFFICES
The Company may at any time establish other offices.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “
Board of Directors
”). In its sole discretion, the Board of Directors may determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law or any successor legislation (the “
DGCL
”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “
Whole Board
” shall mean all of the directors then serving on the Board of Directors.
2.3 SPECIAL MEETING
(a) Subject to the terms of any series of preferred stock of the Company (“
Preferred Stock
”), a special meeting of the stockholders may be called at any time by: (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairperson of the Board of Directors; (iii) the chief executive officer; or (iv) the president. A special meeting of stockholders may not be called by any stockholder or any other person or persons. Acting pursuant to a resolution adopted by a majority of the Whole Board, the Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

C-1

2.4 ADVANCE NOTICE PROCEDURES
(a)
Annual Meetings of Stockholders
.
(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only: (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board; (3) as may be provided in the certificate of designations for any class or series of Preferred Stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).
(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary of the Company (the “
Secretary
”). Any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., Pacific time, on the 120th day and no later than 5:00 p.m., Pacific time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of the Company’s first annual meeting after the closing of the Business Combination Transaction (as defined below), the first anniversary date shall be deemed to be [●], 2025) as specified in the Company’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, other than in connection with the Company’s first annual meeting after the closing of the Business Combination Transaction, if no annual meeting of stockholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then, to be timely, such notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting. In the event the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then the Secretary must receive such notice no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company, or such notice will not be considered timely. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company no later than 5:00 p.m., Pacific time, on the 10th day following the day on which such public announcement is first made. “
Public announcement
” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (the “
SEC
”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “
1934
 Act
”) or by such other means as is reasonably designed to inform the public or stockholders of the Company in general of such information, including, without limitation, posting on the Company’s investor relations website.

C-2

(iii) A stockholder’s notice to the Secretary must set forth:
(1) as to each person whom the stockholder proposes to nominate for election as a director:
(A) such person’s name, age, business address, residence address and principal occupation or employment;
(B) the class and number of shares of the Company that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the Company’s securities;
(C) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;
(D) such person’s written consent (x) to being named as a nominee of such stockholder, (y) to being named in the Company’s form of proxy pursuant to
Rule 14a-19
under the 1934 Act (“
Rule
14a-19
”) and (z) to serving as a director of the Company if elected;
(E) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (such agreement, arrangement or understanding, a “
Third-Party Compensation Arrangement
”); and
(F) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others with whom such person is acting in concert, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under
Regulation S-K
if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;
(2) as to any other business that the stockholder proposes to bring before the annual meeting:
(A) a brief description of the business desired to be brought before the annual meeting;
(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws or the Company’s certificate of incorporation);
(C) the reasons for conducting such business at the annual meeting;
(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and
(E) all agreements, arrangements and understandings between such stockholder, the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them in connection with the proposal of such business by such stockholder; and

C-3

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A) the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;
(B) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(C) any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in connection with the proposal of such nomination or other business;
(D) any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Company’s securities (any of the foregoing, a “
Derivative Instrument
”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Company’s securities;
(E) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Company;
(F) any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security;
(G) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(H) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
(I) any significant equity interests or any significant Derivative Instruments in any principal competitor (as defined below) of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(J) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

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(K) any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the Company or any of its officers, directors or affiliates;
(L) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Company or any of its officers, directors or affiliates, on the other hand;
(M) a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;
(N) a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the Company’s stock under
Rule 14a-19);
or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(O) any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
(P) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
For purposes of this Section 2.4, “principal competitor” shall mean any entity that develops or provides products or services that compete with or are alternatives to the principal products developed or produced or services provided by the Company or its affiliates.
(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the Company may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 2.4(a)(iii)(3)(P)) must be received by the Secretary at the principal executive offices of the Company (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Company; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for

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election as a director will provide the Company with reasonable evidence that such stockholder has met the requirements of
Rule 14a-19.
The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of
Rule 14a-19
(including because the stockholder fails to provide the Company with all information or notices required by
Rule 14a-19),
then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Company and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.4 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(b)
Special Meetings of Stockholders
. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the special meeting. For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., Pacific time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii), with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Section 2.4(b).
(c)
Other Requirements
and Procedures.
(i) To be eligible to be a nominee of any stockholder for election as a director of the Company, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):
(1) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 5 business days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

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(2) a written representation and undertaking that, unless disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3) a written representation and undertaking that, unless disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.
(ii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination pertaining to such nominee.
(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Company, or to be seated as a director of the Company, unless nominated and elected in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.
(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that other proposed business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi) Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).
(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with

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Rule 14a-8
under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to
Rule 14a-8
and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.
2.5 NOTICE OF STOCKHOLDERS’ MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL. Any such notice shall state: (i) the place, if any, date and hour of the meeting; (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; (iii) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting; and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.6 QUORUM
The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) a majority of the voting power of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
2.7 ADJOURNED MEETING; NOTICE
Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned

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meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.8 CONDUCT OF BUSINESS
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors. In the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
2.9 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question. No holder of shares of capital stock shall have the right to cumulate votes.
Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively shall be the act of the stockholders. Broker non-votes
and abstentions will be considered for purposes of establishing a quorum at the meeting but will not be considered as votes cast for or against a proposal. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed, where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series cast affirmatively or negatively at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series (it being understood that broker non-votes
and abstentions will not be considered as votes cast for or against a proposal).
2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise provided in the Company’s certificate of incorporation and subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
2.11 RECORD DATES
In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date. Any such record date shall not precede

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the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. If notice is waived, the record date shall be at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting. Notwithstanding the foregoing, the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.
In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date. The record date for any such determination shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
2.12 PROXIES
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL. Any such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.
2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE
No later than the tenth day before each meeting of stockholders, the Company shall prepare a complete list of the stockholders entitled to vote at the meeting. Notwithstanding the foregoing, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided
that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.

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2.14 INSPECTORS OF ELECTION
Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.
Such inspectors shall:
(a) ascertain the number of shares outstanding and the voting power of each;
(b) determine the shares represented at the meeting and the validity of proxies and ballots;
(c) count all votes and ballots;
(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie
evidence of the facts stated therein.
ARTICLE III - DIRECTORS
3.1 POWERS
The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.
3.2 NUMBER OF DIRECTORS
The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
If so provided in the certificate of incorporation, the directors of the Company shall be divided into three classes.

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3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws, and subject to the rights of holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
3.7 SPECIAL MEETINGS; NOTICE
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, or the Secretary or by a majority of the Whole Board;
provided
that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting.
Notice of the time and place of special meetings shall be:
(a) delivered personally by hand, by courier or by telephone;
(b) sent by United States first-class mail, postage prepaid;
(c) sent by facsimile;
(d) sent by electronic mail; or
(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

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directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise given to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.
3.8 QUORUM; VOTING
At all meetings of the Board of Directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.
If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided in these bylaws or in the certificate and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
3.10 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.
3.11 REMOVAL OF DIRECTORS
Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized

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number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS
By resolution passed by a majority of the Whole Board, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. To the extent provided in the resolution of the Board of Directors or in these bylaws, any such committee shall have and may: (i) exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company; and (ii) authorize the seal of the Company to be affixed to all papers that may require it. No such committee shall have the power or authority, however, to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.
4.2 COMMITTEE MINUTES
Each committee and subcommittee shall keep regular minutes of its meetings.
4.3 MEETINGS AND ACTION OF COMMITTEES
Unless otherwise specified by the Board of Directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(a) Section 3.5 (place of meetings and meetings by telephone);
(b) Section 3.6 (regular meetings);
(c) Section 3.7 (special meetings and notice);
(d) Section 3.8 (quorum; voting);
(e) Section 3.9 (action without a meeting); and
(f) Section 7.4 (waiver of notice)
with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members.
However
, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.

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Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.
4.4 SUBCOMMITTEES
Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V - OFFICERS
5.1 OFFICERS
The officers of the Company shall be a president and a secretary. At the discretion of the Board of Directors, the Company may also have a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS
The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 SUBORDINATE OFFICERS
The Board of Directors, or any duly authorized committee or subcommittee thereof, may appoint, or empower any officer to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.

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5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES
The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of the Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7 AUTHORITY AND DUTIES OF OFFICERS
Each officer of the Company shall have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.
ARTICLE VI - STOCK
6.1 STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.
The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid for such shares. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid for those shares and the amount paid to date for the shares shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid for those shares.
6.2 SPECIAL DESIGNATION ON CERTIFICATES
If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock. Notwithstanding the foregoing, except as otherwise provided in

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Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151, 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3 LOST CERTIFICATES
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. As a condition to the issuance of any new certificates, the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4 DIVIDENDS
Subject to any restrictions contained in the certificate of incorporation or applicable law, the Board of Directors may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
6.5 TRANSFER OF STOCK
Transfers of record of shares of stock of the Company shall be made only upon its books by the holders of those shares, in person or by an attorney duly authorized, and, subject to Section 6.3 and Section 6.8 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.
6.6 STOCK TRANSFER AGREEMENTS
The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.
6.7 REGISTERED STOCKHOLDERS
The Company:
(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

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(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
6.8 LOCKUP
(a) Subject to Section 6.8(b), the holders (the “
Lockup Holders
”) of common stock of the Company (i) issued as consideration pursuant to the merger of AAC II Merger Sub, Inc., a Delaware corporation, with and into Kodiak Robotics, Inc., a Delaware corporation (the “
Business Combination Transaction
”), including, for the avoidance of doubt, any shares of common stock of the Company issued as earnout consideration in connection with the Business Combination Transaction; (ii) issued upon the exercise of stock options or warrants outstanding as of immediately following the closing of the Business Combination Transaction in respect of stock options or warrants of Kodiak Robotics, Inc. outstanding immediately prior to the closing of the Business Combination Transaction; (iii) issued to or owned by any AACT Insider as of immediately prior to the closing of the Business Combination Transaction; or (iv) issued to the directors, officers and employees of the Company or its subsidiaries (such shares referred to in this Section 6.8(a), the “
Lockup Shares
”), may not, without the prior written consent of the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof), Transfer any Lockup Shares until the end of the Lockup Period (the “
Lockup
”). Notwithstanding the foregoing, shares of Company common stock issued pursuant to the Company’s employee stock purchase plan shall not constitute Lockup Shares.
(b) Notwithstanding the provisions set forth in Section 6.8(a), each Lockup Holder or such Lockup Holder’s respective Permitted Transferees may Transfer the Lockup Shares during the Lockup Period: (i) as a bona fide gift to a current or former spouse or domestic partner, parent, sibling, child or grandchild of such Lockup Holder or any other natural person with whom such Lockup Holder has a relationship by blood, marriage or adoption not more remote than first cousin (any of the foregoing, an “
immediate family member
”) or as a charitable contribution; (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of such Lockup Holder or its affiliates or an immediate family member of such Lockup Holder or a charitable organization; (iii) by will or intestate succession upon the death of such Lockup Holder; (iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement, or any legal, regulatory or other order; (v) if such Lockup Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that, directly or indirectly, controls, is controlled by or is under common control or management with such Lockup Holder, whether through one of more intermediaries or otherwise, (B) to partners, limited liability company members or stockholders of such Lockup Holder or their affiliates, including, for the avoidance of doubt, where such Lockup Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds or accounts managed or advised by such partnership or its affiliates, or (C) by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vi) if such Lockup Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vii) to the Company’s officers, directors or their affiliates or immediate family members; (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vii) of this Section 6.8(b); (ix) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control approved by the Board of Directors (including, for the avoidance of doubt and to the fullest extent permitted by law, a duly authorized committee thereof) or through entry into any lock-up,
voting or similar agreement pursuant to which such Lockup Holder may agree to transfer, sell, tender or otherwise dispose of Lockup Shares in connection with such a Change in Control;
provided
,
however
, that if such tender offer, merger, stock sale, recapitalization, consolidation or other such transaction is not completed, the Lockup Shares shall remain subject to the Lockup; (x) the establishment of a trading plan pursuant to Rule
10b5-1
promulgated under the 1934 Act;
provided
,
however
, that such plan does not provide for the Transfer of Lockup Shares during the Lockup Period; (xi) to the Company in connection with the repurchase of such Lockup Holder’s shares in connection with the termination of such Lockup Holder’s employment with the Company pursuant to contractual

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agreements with the Company; (xii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of common stock of the Company or the vesting of Company stock-based awards; (xiii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of common stock of the Company or for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options, the vesting of such options or stock awards; (xiv) upon reasonably prompt prior notice to the Company, by private sales or transfers made in connection with any forward purchase agreement or similar arrangement entered into at or in connection with the closing of the Business Combination Transaction, at prices no greater than the price at which the Lockup Shares were originally purchased; or (xv) if the Triggering Event occurs. Notwithstanding the foregoing, in the case of clauses (i) through (viii), the Permitted Transferees must enter into a written agreement, in substantially the form of this Section 6.8 (it being understood that any references to “immediate family member” in the agreement executed by such transferee shall expressly refer only to the immediate family members of the original Lockup Holder and not to the immediate family members of the transferee), agreeing to be bound by the Lockup.
(c) In order to enforce this Section 6.8, the Company may impose stop-transfer instructions with respect to the Lockup Shares until the end of the Lockup Period.
(d) Notwithstanding the other provisions set forth in this Section 6.8, the Board of Directors (including, for the avoidance of doubt and to the fullest extent permitted by law, a duly authorized committee thereof) may, in its sole discretion, determine to waive, amend, or repeal any Lockup obligations set forth in this Section 6.8. Notwithstanding the foregoing, in the event that any Lockup Holder is granted a discretionary waiver or termination of the restrictions set forth in this Section 6.8, such discretionary waiver or termination shall apply to each other Lockup Holder in the same proportion that the number of shares of Company common stock (or shares issued on the exercise, exchange or conversion of shares of common stock, as applicable) held by the Lockup Holder whose restrictions are terminated or waived bears to the number of shares of Company common stock (or such other shares) held by such other Lockup Holder (a “
Pro-rata
Release
”). A
Pro-rata
Release shall not be applied in the case of an early release of any Lockup Holder from the restrictions described in this Section 6.8 due to circumstances of an emergency or hardship, each as determined by the Board of Directors or any duly authorized committee thereof in its sole judgment.
(e) For purpose of this Section 6.8:
(i) the term “
AACT
” means Ares Acquisition Corporation II;
(ii) the term “
AACT Insider
” means Sponsor and each AACT officer or director party to the Insider Letter;
(iii) the term “
Change in Control
” means any transaction or series of related transactions pursuant to which a person (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in
Rules 13d-3
and
13d-5
of the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company;
(iv) the term “
Insider Letter
” means the letter agreement dated April 20, 2023 among AACT, Sponsor, and AACT’s officers and directors;
(v) the term “
Lockup Period
” means the period beginning on the closing date of the Business Combination Transaction and ending on the earlier of (A) the date that is twelve (12) months thereafter or (B) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s capital stock for cash, securities or other property;

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(vi) the term “
Permitted Transferee
” means, prior to the expiration of the Lockup Period, any person or entity to whom such Lockup Holder is permitted to Transfer such shares of common stock prior to the expiration of the Lockup Period pursuant to Section 6.8(b);
(vii) the term “
Sponsor
” means Ares Acquisition Holdings II LP;
(viii) the term “
Trading Day
” means any day on which shares of Company common stock are actually traded on the principal securities exchange or securities market on which shares of Company common stock are then traded;
(ix) the term “
Transfer
” means to (A) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any security, or any right or interest therein, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (C) take any action in furtherance of any of the matters described in clause (A) or (B), or (D) publicly announce any intention to effect any transaction specified in clause (A) or (B); and
(x) the term “
Triggering Event
” means that the closing price of one share of Company common stock is at any time greater than or equal to $12.00 (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Company common stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period commencing at least 150 days after the closing of the Business Combination Transaction.
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER
7.1 NOTICE OF STOCKHOLDERS’ MEETINGS
Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.
7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.
7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL
Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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7.4 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - INDEMNIFICATION
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VIII and to the fullest extent permitted by the DGCL, as now or hereinafter in effect, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
Proceeding
”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere
or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY
Subject to the other provisions of this Article VIII and to the fullest extent permitted by the DGCL, as now or hereinafter in effect, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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8.3 SUCCESSFUL DEFENSE
To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with that claim. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.
8.4 INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
8.5 ADVANCED PAYMENT OF EXPENSES
Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.
8.6 LIMITATION ON INDEMNIFICATION
Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

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(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, in either case as required under any clawback or compensation recovery policy adopted by the Company, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule
10D-1
under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “
Sarbanes-Oxley Act
”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless: (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation; (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or
(e) if prohibited by applicable law.
8.7 DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request for such payment, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such person’s entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.8
NON-EXCLUSIVITY
OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
8.9 INSURANCE
The Company may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

C-23

8.10 SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.11 EFFECT OF REPEAL OR MODIFICATION
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
8.12 CERTAIN DEFINITIONS
For purposes of this Article VIII, references to the “
Company
” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VIII, references to “
other enterprises
” shall include employee benefit plans; references to “
fines
” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “
serving at the request of the Company
” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “
not opposed to the best interests of the Company
” as referred to in this Article VIII.
ARTICLE IX - GENERAL MATTERS
9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
9.2 FISCAL YEAR
The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

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9.3 SEAL
The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
9.4 CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “
person
” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
9.5 FORUM SELECTION
Unless the Company consents in writing to the selection of an alternative forum, (X) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought on behalf of the Company, (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action, suit or proceeding arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the Court of Chancery in the State of Delaware (a “
Foreign Action
”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Subject to the preceding provisions of this Section 9.5, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant, including all causes of action asserted against any defendant to such complaint. Notwithstanding the foregoing, the provisions of this Section 9.5 shall not apply to suits brought to enforce any liability or duty created by the 1934 Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 9.5. This Section 9.5 is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person and who has prepared or certified any part of the documents underlying the offering.

C-25

ARTICLE X - AMENDMENTS
These bylaws may be adopted, altered, amended or repealed by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding voting securities of the Company, voting together as a single class. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities of the Company, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The Board of Directors shall also have the power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

C-26

Annex C
Registrar of Companies
Government Administration Building
133 Elgin Avenue
George Town
Grand Cayman
Ares Acquisition Corporation II (ROC #372904)
(the “
Company
”)
TAKE NOTICE
that at an extraordinary general meeting of the shareholders of the Company dated 22 April 2025, the following special resolution was passed:
Proposal No. 1 — The Extension Amendment Proposal
RESOLVED
, as a special resolution, that:

(a)	Article 49.7 of AACT’s Amended and Restated Memorandum and Articles of Association be deleted in its entirety and replaced with the following new Article 49.7:
“In the event that the Company does not consummate a Business Combination by January 26, 2026, or such earlier date as the Directors may approve, or such later date as the Members may approve in accordance with the Articles (the “Combination Period”), the Company shall, as promptly as reasonably possible but not more than ten business days following the end of the Combination Period, redeem the Public Shares. The redemption will be at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any and up to US$100,000 of interest to pay liquidation expenses), divided by the number of then issued Public Shares. The redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any), subject to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.”

(b)	Article 49.8(a) of AACT’s Amended and Restated Memorandum and Articles of Association be deleted in its entirety and replaced with the following new Article 49.8(a):
“to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100% of the Public Shares if the Company does not consummate a Business Combination by January 26, 2026, or such earlier date as the Directors may approve, or such later date as the Members may approve in accordance with the Articles; or”
/s/ Wai Yan Ng

Wai Yan Ng
Corporate Administrator
for and on behalf of
Maples Corporate Services Limited
Dated this 23
rd
day of April 2025

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ARES ACQUISITION CORPORATION II
(ADOPTED BY SPECIAL RESOLUTION DATED APRIL 19, 2023 AND
EFFECTIVE ON APRIL 20, 2023)

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
ARES ACQUISITION CORPORATION II
(ADOPTED BY SPECIAL RESOLUTION DATED APRIL 19, 2023 AND
EFFECTIVE ON APRIL 20, 2023)

1	The name of the Company is Ares Acquisition Corporation II.

2
The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5
The share capital of the Company is US$999,999 divided into 9,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, 900,000,000 Class B ordinary shares of a par value of US$0.0001 each and 99,990,000 preference shares of a par value of US$0.0001 each.

6
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7
Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
ARES ACQUISITION CORPORATION II
(ADOPTED BY SPECIAL RESOLUTION DATED APRIL 19, 2023 AND
EFFECTIVE ON APRIL 20, 2023)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law
and
father-in-law
and brothers and
sisters-in-law,
whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these amended and restated articles of association of the Company.

“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Business Combination”	means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “
target business
”), which Business Combination: (a) as long as the securities of the Company are listed on the New York Stock Exchange (the “NYSE”, must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions held in trust) at the time of the signing of the definitive agreement to enter into such Business Combination; and (b) must not be solely effectuated with another blank cheque company or a similar company with nominal operations.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class B Share”	means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).

“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the NYSE.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity-linked Securities”	means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“IPO”	means the Company’s initial public offering of securities.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the amended and restated memorandum of association of the Company.

“Nominating Committee”	means the nominating committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Over-Allotment Option”	means the option of the Underwriters to purchase up to an additional 15% of the firm units (as described in the Articles) issued in the IPO at a price equal to US$10 per unit, less underwriting discounts and commissions.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Public Share”	means a Class A Share issued as part of the units (as described in the Articles) issued in the IPO.

“Redemption Notice”	means a notice in a form approved by the Company by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares, subject to any conditions contained therein.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Representative”	means a representative of the Underwriters.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.

“Share”	means a Class A Share, a Class B Share or a Preference Share and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor”	means Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership, and its successors or assigns.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Trust Account”	means the trust account established by the Company upon the consummation of the IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of (a) a private placement of warrants; and (b) overfunding loans from the Sponsor, simultaneously with the closing date of the IPO, will be deposited.

“Underwriter”	means an underwriter of the IPO from time to time and any successor underwriter.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)
the term “and/or” is used to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares and other Securities

3.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Ordinary Share Conversion set out in the Articles.

3.2
The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3
The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 52nd day following the date of the prospectus relating to the IPO unless the Representative(s) determines that an earlier date is acceptable, subject to the Company having filed a current report on Form
8-K
with the Securities and Exchange Commission and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

3.4	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2
The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4
Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5
Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7	Transfer of Shares

7.1
Subject to the terms of the Articles, any Member may transfer all or any of its Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.

7.2
The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption, Repurchase and Surrender of Shares

8.1
Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to redeeming or repurchasing the Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in the Business Combination Article hereof;

(b)
Class B Shares held by the Sponsor shall be surrendered by the Sponsor for no consideration to the extent that the Over-Allotment Option is not exercised in full so that the Sponsor will own 20% of the Company’s issued Shares after the IPO (exclusive of any securities purchased in a private placement simultaneously with the IPO); and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in the Business Combination Article hereof.

8.2
Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1
Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class (other than with respect to a waiver of the provisions of the Class B Ordinary Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis
, except that the necessary quorum shall be one person holding or representing by proxy at least one-third
of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

11	Commission on Sale of Shares
The Company may, in so far as the Statute permits, pay a commission to any person in consideration of that person subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up
Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts
The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up
or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or their estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within 14 clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or their nominee shall be registered as the holder of the Shares comprised in any such transfer, and they shall not be bound to see to the application of the purchase money, nor shall their title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1
Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least 14 clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon them notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4
If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the

Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment),
but the Directors may waive payment of the interest or expenses wholly or in part.

14.5
An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7
The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by that Member, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8
No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1
If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.
The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2
If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3
A forfeited Share may be sold,
re-allotted
or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment
or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4
A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by that person to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but that person’s liability shall cease if and when the Company shall have received payment in full of all monies due and payable by them in respect of those Shares.

15.5
A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall their title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6
The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1
If a Member dies, the survivor or survivors (where they were a joint holder), or their legal personal representatives (where they were a sole holder), shall be the only persons recognised by the Company as having any title to the deceased Member’s Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which the Member was a joint or sole holder.

16.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by that person to the Company, either to become the holder of such Share or to have some person nominated by them registered as the holder of such Share. If they elect to have another person registered as the holder of such Share they shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution, as the case may be.

16.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which they would be entitled if they were the holder of such Share. However, they shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered or to have some person nominated by them registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within 90 days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Class B Ordinary Share Conversion

17.1
The rights attaching to the Class A Shares and Class B Shares shall rank pari passu
in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article hereof) with the exception that the holder of a Class B Share shall have the conversion rights referred to in this Article.

17.2
Class B Shares shall convert into Class A Shares on a
one-for-one
basis (the “
Initial Conversion Ratio
”): (a) at any time and from time to time at the option of the holders thereof; or (b) automatically on the day of the consummation of a Business Combination.

17.3
Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the IPO and related to the consummation of a Business Combination, all Class B Shares in issue upon the completion of the IPO shall convert or be convertible into Class A Shares at the time of the consummation of a Business Combination at a ratio for which the Class B Shares shall convert or be convertible into Class A Shares will be adjusted (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, on an as-converted
basis, in the aggregate, 20% of the sum of all Class A Shares and Class B Shares in issue upon completion of the IPO plus all Class A Shares issued or deemed issued or issuable upon conversion or exercise of any Equity-linked Securities or rights issued or deemed issued in connection with or in relation to a Business Combination, excluding any Class A Shares or Equity-linked Securities exercisable for or convertible into Class A Shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsor, its Affiliates or Management (as defined below) upon conversion of working capital and overfunding loans made to the Company.

17.4
Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights of Shares Article hereof.

17.5
The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.6
Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.7
References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

17.8	Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business
Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2
The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

20.3
The Directors, the chief executive officer or the chairperson of the board of Directors may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

20.4
Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Members in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

21	Notice of General Meetings

21.1
At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote at the meeting; and

(b)
in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the Shares giving that right.

21.2
The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Proceedings at General Meetings

22.1
No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person
by its duly authorised representative or proxy shall be a quorum.

22.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3
A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural
persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4
If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairperson of a general meeting of the Company or, if the Directors do not make any such appointment, the chairperson, if any, of the board of Directors shall preside as chairperson at such general meeting. If there is no such chairperson, or if the person shall not be present within 15 minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting.

22.6
If no Director is willing to act as chairperson or if no Director is present within 15 minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairperson of the meeting.

22.7
The chairperson may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8
When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9
If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

22.10
When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11	A resolution put to the vote of the meeting shall be decided on a poll.

22.12	A poll shall be taken as the chairperson directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13
A poll demanded on the election of a chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairperson of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14	In the case of an equality of votes the chairperson shall be entitled to a second or casting vote.

23	Votes of Members

23.1
Subject to any rights or restrictions attached to any Shares, including as set out at Article 29.4, every Member present in any such manner shall have one vote for every Share of which they are the holder.

23.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural
person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by their committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4
No person shall be entitled to vote at any general meeting unless they are registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by them in respect of Shares have been paid.

23.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairperson whose decision shall be final and conclusive.

23.6
Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural
person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7
A Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing the proxy, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

24	Proxies

24.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of their attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3
The chairperson may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairperson, shall be invalid.

24.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25	Corporate Members

25.1
Any corporation or other
non-natural
person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

25.2
If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

26	Shares that May Not be Voted
Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27	Directors

27.1	There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

27.2
The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until their successor shall have been appointed and qualified.

28	Powers of Directors

28.1
Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.3
The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their surviving spouse, civil partner or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.4
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29	Appointment and Removal of Directors

29.1	The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

29.2
The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

30	Vacation of Office of Director
The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that they resign the office of Director; or

(b)
the Director is absent (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)
all of the other Directors (being not less than two in number) determine that the Director should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

31	Proceedings of Directors

31.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

31.2
Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairperson shall have a second or casting vote.

31.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairperson is located at the start of the meeting.

31.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

31.5
A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

31.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

31.7
The Directors may elect a chairperson of their board and determine the period for which they are to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairperson of the meeting.

31.8
All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.9
A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by that Director. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

32	Presumption of Assent
A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

33	Directors’ Interests

33.1
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

33.2
A Director may act on their own or by, through or on behalf of their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director.

33.3
A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by them as a director or officer of, or from their interest in, such other company.

33.4
No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which they are interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by them at or prior to its consideration and any vote thereon.

33.5
A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

34	Minutes
The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

35	Delegation of Directors’ Powers

35.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate,
to any committee consisting of one or more Directors (including, without limitation, the

Audit Committee, the Compensation Committee and the Nominating Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.2
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.3
The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

35.4
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

35.5
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

35.6
The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of their appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate their office at any time if they give notice in writing to the Company that they resign their office.

36	No Minimum Shareholding
The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37	Remuneration of Directors

37.1
The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond that Director’s ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

38	Seal

38.1
The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

38.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3
A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over their signature alone to any document of the Company required to be authenticated by them under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39	Dividends, Distributions and Reserve

39.1
Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

39.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by the Member to the Company on account of calls or otherwise.

39.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8	No Dividend or other distribution shall bear interest against the Company.

39.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40	Capitalisation
The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up
to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41	Books of Account

41.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42	Audit

42.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

42.3
If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

42.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

42.5
If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

42.6
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.7
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

42.8
Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

42.9
The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance
is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance
or otherwise cause compliance with the terms of the IPO.

42.10
At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

43	Notices

43.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, telex, fax or email to such Member or to such Member’s address as shown in the Register of Members (or where the notice is given by email by sending it to the email address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

43.2	Where a notice is sent by:

(a)
courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)
post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)
email or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

43.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4
Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves because they are a legal personal representative or a trustee in bankruptcy of a Member where the Member but for their death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44	Winding Up

44.1
If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45	Indemnity and Insurance

45.1
Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “
Indemnified Person
”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2
The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46	Financial Year
Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47	Transfer by Way of Continuation
If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48	Mergers and Consolidations
The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

49	Business Combination

49.1
Notwithstanding any other provision of the Articles, this Article shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Account pursuant to this Article. In the event of a conflict between this Article and any other Articles, the provisions of this Article shall prevail.

49.2	Prior to the consummation of a Business Combination, the Company shall either:

(a)	submit such Business Combination to its Members for approval; or

(b)
provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share
repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares. Such obligation to repurchase Shares is subject to the completion of the proposed Business Combination to which it relates.

49.3
If the Company initiates any tender offer in accordance with Rule
13e-4
and Regulation 14E of the Exchange Act in connection with a proposed Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds a general meeting to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

49.4
At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination.

49.5
Any Member holding Public Shares who is not the Sponsor, a Officer or Director may, prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “
IPO Redemption
”), provided that no such Member acting together with any Affiliate of their or any other person with whom they are acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than

15% of the Public Shares issued in the IPO in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether they are voting for or against or abstained from voting on such proposed Business Combination, a per-Share
redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares (such redemption price being referred to herein as the “
Redemption Price
”), but only in the event that the applicable proposed Business Combination is approved and in connection with its consummation.

49.6
A Member may not withdraw a Redemption Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

49.7
In the event that the Company does not consummate a Business Combination within 24 months from the consummation of the IPO, or such earlier date as the Directors may approve, or such later date as the Members may approve in accordance with the Articles, the Company shall as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any and up to US$100,000 of interest to pay liquidation expenses), divided by the number of then issued Public Shares, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any), subject to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

49.8	In the event that any amendment is made to the Articles:

(a)
to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100% of the Public Shares if the Company does not consummate a Business Combination within 24 months from the consummation of the IPO, or such earlier date as the Directors may approve, or such later date as the Members may approve in accordance with the Articles; or

(b)	with respect to any other material provision relating to rights or pre-Business Combination activity of holders of the Class A Shares, each holder of Public Shares who is not the Sponsor, an Officer or Director shall be provided with the opportunity to redeem their Public Shares in accordance with any applicable requirements provided for in the related proxy materials, subject to the approval or effectiveness of any such amendment at a per-Share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares.

49.9
A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer pursuant to this Article, or a distribution of the Trust Account pursuant to this Article. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

49.10
Except in connection with the conversion of Class B Shares into Class A Shares pursuant to Article 17.2 where the holders of such Shares have waived any right to receive funds from the Trust Account, after the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(a)	receive funds from the Trust Account; or

(b)	vote as a class with Public Shares on a Business Combination.

49.11
A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

49.12
As long as the securities of the Company are listed on the NYSE, the Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions held in trust) at the time of the Company’s signing a definitive agreement in connection with a Business Combination. A Business Combination must not be solely effectuated with another blank cheque company or a similar company with nominal operations.

49.13
The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor, a Director or an Officer. In the event the Company seeks to consummate a Business Combination with a target that is Affiliated with the Sponsor, a Director or an Officer, the Company, or a committee of Independent Directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such a Business Combination is fair to the Members from a financial point of view.

50	Certain Tax Filings
Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms
SS-4,
W-8
BEN,
W-8
IMY,
W-9,
8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

51	Business Opportunities

51.1
To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“
Management
”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself or themself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

51.2
Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

51.3
To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

52	Exclusive Jurisdiction and Forum

52.1
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer, shareholder or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Statute, the Memorandum or the Articles; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

52.2	Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

52.3
Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

52.4
This Article 52 shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Annex D
Form of Purchaser Charter upon Domestication
CERTIFICATE OF INCORPORATION OF
KODIAK AI, INC.
ARTICLE I
The name of the corporation is Kodiak AI, Inc. (the “
Company
”).
ARTICLE II
The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “
DGCL
”).
ARTICLE IV
Section 1. The Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 2,000,000,000 shares, of which 1,980,000,000 shares are Common Stock, $0.0001 par value per share (the “
Common Stock
”), and 20,000,000 shares are Preferred Stock, $0.0001 par value per share (the “
Preferred Stock
”).
Section 2. Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.
Section 3. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Company (the “
Board of Directors
”) (authority to do so being hereby expressly vested in the Board of Directors). Subject to limitations prescribed by law, the Board of Directors is further authorized to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock. Without limiting the generality of the foregoing, the Board is authorized to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to applicable law and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4. Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
Section 5. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
Section 1. Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term “
Whole Board
” shall mean all of the directors then serving on the Board of Directors. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal. If any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.
Section 2. From and after the consummation of the Merger (as defined in that certain Business Combination Agreement, dated as of April 14, 2025, by and between the Company, AAC II Merger Sub, Inc., and Kodiak Robotics, Inc.) (such time “the Merger Effective Time”), the directors of the Company (other than any director who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Merger Effective Time, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Merger Effective Time, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Merger Effective Time, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE VI
Section 1. For so long as the Board of Directors is classified and subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors, voting as a single class.

Section 2. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
ARTICLE VII
Section 1. The Company is to have perpetual existence.
Section 2. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.
Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.
Section 4. The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.
Section 5. No stockholder will be permitted to cumulate votes at any election of directors.
ARTICLE VIII
Section 1. Subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
Section 2. Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. Notwithstanding the foregoing, a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board.
Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX
Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 2. Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company and to the fullest extent permitted by applicable law, the Company shall indemnify any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
Proceeding
”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.
Section 3. To the extent permitted by applicable law, the Company shall have the power to indemnify any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was an officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
Section 4. Neither any amendment, elimination nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.
ARTICLE X
Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws of the Company may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.
ARTICLE XI
Section 1. The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to the vote of any holders of any class or series of the stock of the Company required by law or by this Certificate of Incorporation, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of the Company entitled to vote thereon, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 3 of ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, this ARTICLE XI or ARTICLE XII of this Certificate of Incorporation.
Section 2. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the Bylaws of the Company or any agreement entered into by the Company), the provisions of this Certificate of Incorporation (including, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Company to the fullest extent permitted by law.
Section 3. To the fullest extent permitted by law, each and every individual, corporation, company, partnership, limited liability company, unincorporated association or other entity or organization (each, a “
Person
”) purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Company shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of Incorporation, (b) the Bylaws of the Company and (c) any amendment to this Certificate of Incorporation or the Bylaws of the Company enacted or adopted in accordance with this Certificate of Incorporation, the Bylaws of the Company and applicable law.
ARTICLE XII
Section 1. In recognition and anticipation that (i) certain directors, managers, principals, officers, employees and/or other representatives of Principal Stockholders and their Affiliates may serve as directors, officers or agents of the Company, (ii) the Principal Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Company or a majority owned subsidiary thereof (“
Non-Employee
 Directors
”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this
Article XII
 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Principal Stockholders, the Non-Employee Directors
or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.
Section 2. To the fullest extent permitted by law, none of (i) the Principal Stockholders or any of their Affiliates or
(ii) any Non-Employee Director
(including
any Non-Employee Director
who serves as an officer of the Company in both such director’s director and officer capacities) or such
Non-Employee
Director’s Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “
Identified Persons
” and, individually, as an “
Identified Person
”) shall have any duty to refrain from directly or indirectly: (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage; or (2) otherwise competing with the Company or any of its Affiliates. To the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any

Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in
Section
 3 of
Article XII. Subject to
Section
 3
 of Article XII. In addition and to the fullest extent permitted by law, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for such Identified Person and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for such Identified Person, offers or directs such corporate opportunity to another Person, or does not communicate information regarding such corporate opportunity to the Company or any Affiliate of the Company.
Section 3. The Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director
(including
any Non-Employee Director
who serves as an officer of the Company in both his or her director and officer capacities) if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Company, and the provisions of S ection
 2
 of Article XII shall not apply to any such corporate opportunity.
Section 4. In addition to and notwithstanding the foregoing provisions of this
Article XII
, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that: (i) the Company is neither financially or legally able, nor contractually permitted, to undertake; (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company; or (iii) is one in which the Company has no interest or reasonable expectancy.
Section 5. Solely for purposes of this
Article XII
, “
Affiliate
” shall mean in respect of any Principal Stockholder, any Person that, directly or indirectly, is controlled by such Principal Stockholder, controls such Principal Stockholder or is under common control with such Principal Stockholder. “
Principal Stockholders
” means investment funds affiliated with or advised by Ares Management Corporation or any of its subsidiaries and their respective successors. Solely for the purposes of this Article XII, Affiliate shall include: (a) any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company); and (b) any funds or vehicles advised by Affiliates of such Principal Stockholder. Solely for purposes of this
 Article XII
, (x) in respect of
a Non-Employee Director,
the term “Affiliate” shall include any Person that, directly or indirectly, is controlled by such Non-Employee Director
(other than the Company and any entity that is controlled by the Company); and (y) in respect of the Company, the term “Affiliate” shall include any Person that, directly or indirectly, is controlled by the Company.
Section 6. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this
 Article XII
.
ARTICLE XIII
The name and mailing address of the incorporator of the Company are as follows:
[NAME]
[ADDRESS]
***
This Certificate of Incorporation shall become effective as of [●] on [●] day of [●], 2025.

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by the incorporator of Kodiak AI, Inc.
on this

day of

2025.

By:	/s/ [insert name]
[ insert name ]
Incorporator

Annex E
Form of Purchaser Bylaws upon Domestication
BYLAWS OF
KODIAK AI, INC.
(initially adopted on [
bylaw adoption date
]])

E-i

(continued)

E-ii

BYLAWS OF KODIAK AI, INC.

ARTICLE I - CORPORATE OFFICES
1.1 REGISTERED OFFICE
The registered office of Kodiak AI, Inc. (the “
Company
”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time (the “
certificate of incorporation
”).
1.2 OTHER OFFICES
The Company may at any time establish other offices.
ARTICLE II - MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “
Board of Directors
”). In its sole discretion, the Board of Directors may determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law or any successor legislation (the “
DGCL
”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.
2.2 ANNUAL MEETING
The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “
Whole Board
” shall mean all of the directors then serving on the Board of Directors.
2.3 SPECIAL MEETING
(a) Subject to the terms of any series of preferred stock of the Company (“
Preferred Stock
”), a special meeting of the stockholders may be called at any time by: (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairperson of the Board of Directors; (iii) the chief executive officer; or (iv) the president. A special meeting of stockholders may not be called by any stockholder or any other person or persons. Acting pursuant to a resolution adopted by a majority of the Whole Board, the Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 ADVANCE NOTICE PROCEDURES
(a)
Annual Meetings of Stockholders
.
(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only: (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board; (3) as may be provided in the certificate of designations for any class or series of Preferred Stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).
(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary of the Company (the “
Secretary
”). Any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., Pacific time, on the 120th day and no later than 5:00 p.m., Pacific time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. For purposes of the Company’s first annual meeting after the closing of the Business Combination Transaction (as defined below), the first anniversary date shall be deemed to be [●], 2025) as specified in the Company’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, other than in connection with the Company’s first annual meeting after the closing of the Business Combination Transaction, if no annual meeting of stockholders was held in the preceding year, or if the date of the annual meeting for the current year has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then, to be timely, such notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting. In the event the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then the Secretary must receive such notice no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company, or such notice will not be considered timely. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Company no later than 5:00 p.m., Pacific time, on the 10th day following the day on which such public announcement is first made. “
Public announcement
” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (the “
SEC
”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “
1934
 Act
”) or by such other means as is reasonably designed to inform the public or stockholders of the Company in general of such information, including, without limitation, posting on the Company’s investor relations website.

(iii) A stockholder’s notice to the Secretary must set forth:
(1) as to each person whom the stockholder proposes to nominate for election as a director:
(A) such person’s name, age, business address, residence address and principal occupation or employment;
(B) the class and number of shares of the Company that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the Company’s securities;
(C) all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;
(D) such person’s written consent (x) to being named as a nominee of such stockholder, (y) to being named in the Company’s form of proxy pursuant to
Rule 14a-19
under the 1934 Act (“
Rule
14a-19
”) and (z) to serving as a director of the Company if elected;
(E) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (such agreement, arrangement or understanding, a “
Third-Party Compensation Arrangement
”); and
(F) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others with whom such person is acting in concert, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under
Regulation S-K
if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant;
(2) as to any other business that the stockholder proposes to bring before the annual meeting:
(A) a brief description of the business desired to be brought before the annual meeting;
(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws or the Company’s certificate of incorporation);
(C) the reasons for conducting such business at the annual meeting;
(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and
(E) all agreements, arrangements and understandings between such stockholder, the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them in connection with the proposal of such business by such stockholder; and

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A) the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner, and of their respective affiliates or associates or others acting in concert with them;
(B) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(C) any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in connection with the proposal of such nomination or other business;
(D) any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Company’s securities (any of the foregoing, a “
Derivative Instrument
”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Company’s securities;
(E) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Company;
(F) any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security;
(G) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(H) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;
(I) any significant equity interests or any significant Derivative Instruments in any principal competitor (as defined below) of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;
(J) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(K) any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the Company or any of its officers, directors or affiliates;
(L) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Company or any of its officers, directors or affiliates, on the other hand;
(M) a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;
(N) a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the Company’s stock under
Rule 14a-19);
or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(O) any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and
(P) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
For purposes of this Section 2.4, “principal competitor” shall mean any entity that develops or provides products or services that compete with or are alternatives to the principal products developed or produced or services provided by the Company or its affiliates.
(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the Company may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 2.4(a)(iii)(3)(P)) must be received by the Secretary at the principal executive offices of the Company (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the Company; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the Company with reasonable evidence that such stockholder has met the requirements of
Rule 14a-19.
The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of
Rule 14a-19
(including because the stockholder fails to provide the Company with all information or notices required by
Rule 14a-19),
then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Company and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.4 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(b)
Special Meetings of Stockholders
. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the special meeting. For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the Secretary at the principal executive offices of the Company no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., Pacific time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii), with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Section 2.4(b).
(c)
Other Requirements
and Procedures.
(i) To be eligible to be a nominee of any stockholder for election as a director of the Company, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):
(1) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the nominating stockholder, which form will be provided by the Secretary within 5 business days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

(2) a written representation and undertaking that, unless disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;
(3) a written representation and undertaking that, unless disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.
(ii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination pertaining to such nominee.
(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Company, or to be seated as a director of the Company, unless nominated and elected in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.
(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that other proposed business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.
(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(vi) Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).
(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with

Rule 14a-8
under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to
Rule 14a-8
and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.
2.5 NOTICE OF STOCKHOLDERS’ MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL. Any such notice shall state: (i) the place, if any, date and hour of the meeting; (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; (iii) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting; and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
2.6 QUORUM
The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) a majority of the voting power of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
2.7 ADJOURNED MEETING; NOTICE
Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.8 CONDUCT OF BUSINESS
The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors. In the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
2.9 VOTING
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question. No holder of shares of capital stock shall have the right to cumulate votes.
Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively shall be the act of the stockholders. Broker non-votes
and abstentions will be considered for purposes of establishing a quorum at the meeting but will not be considered as votes cast for or against a proposal. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the Company’s securities are listed, where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series cast affirmatively or negatively at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series (it being understood that broker non-votes
and abstentions will not be considered as votes cast for or against a proposal).
2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise provided in the Company’s certificate of incorporation and subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.
2.11 RECORD DATES
In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date. Any such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. If notice is waived, the record date shall be at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting. Notwithstanding the foregoing, the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.
In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date. The record date for any such determination shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
2.12 PROXIES
Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL. Any such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.
2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE
No later than the tenth day before each meeting of stockholders, the Company shall prepare a complete list of the stockholders entitled to vote at the meeting. Notwithstanding the foregoing, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided
that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.

2.14 INSPECTORS OF ELECTION
Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.
Such inspectors shall:
(a) ascertain the number of shares outstanding and the voting power of each;
(b) determine the shares represented at the meeting and the validity of proxies and ballots;
(c) count all votes and ballots;
(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie
evidence of the facts stated therein.
ARTICLE III - DIRECTORS
3.1 POWERS
The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.
3.2 NUMBER OF DIRECTORS
The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
If so provided in the certificate of incorporation, the directors of the Company shall be divided into three classes.

3.4 RESIGNATION AND VACANCIES
Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
Unless otherwise provided in the certificate of incorporation or these bylaws, and subject to the rights of holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.
3.6 REGULAR MEETINGS
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
3.7 SPECIAL MEETINGS; NOTICE
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, or the Secretary or by a majority of the Whole Board;
provided
that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting.
Notice of the time and place of special meetings shall be:
(a) delivered personally by hand, by courier or by telephone;
(b) sent by United States first-class mail, postage prepaid;
(c) sent by facsimile;
(d) sent by electronic mail; or
(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise given to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.
3.8 QUORUM; VOTING
At all meetings of the Board of Directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.
If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided in these bylaws or in the certificate and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.
3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
3.10 FEES AND COMPENSATION OF DIRECTORS
Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.
3.11 REMOVAL OF DIRECTORS
Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE IV - COMMITTEES
4.1 COMMITTEES OF DIRECTORS
By resolution passed by a majority of the Whole Board, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. To the extent provided in the resolution of the Board of Directors or in these bylaws, any such committee shall have and may: (i) exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company; and (ii) authorize the seal of the Company to be affixed to all papers that may require it. No such committee shall have the power or authority, however, to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.
4.2 COMMITTEE MINUTES
Each committee and subcommittee shall keep regular minutes of its meetings.
4.3 MEETINGS AND ACTION OF COMMITTEES
Unless otherwise specified by the Board of Directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(a) Section 3.5 (place of meetings and meetings by telephone);
(b) Section 3.6 (regular meetings);
(c) Section 3.7 (special meetings and notice);
(d) Section 3.8 (quorum; voting);
(e) Section 3.9 (action without a meeting); and
(f) Section 7.4 (waiver of notice)
with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members.
However
, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.
4.4 SUBCOMMITTEES
Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE V - OFFICERS
5.1 OFFICERS
The officers of the Company shall be a president and a secretary. At the discretion of the Board of Directors, the Company may also have a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.
5.2 APPOINTMENT OF OFFICERS
The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 SUBORDINATE OFFICERS
The Board of Directors, or any duly authorized committee or subcommittee thereof, may appoint, or empower any officer to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.

5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES
The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of the Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7 AUTHORITY AND DUTIES OF OFFICERS
Each officer of the Company shall have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.
ARTICLE VI - STOCK
6.1 STOCK CERTIFICATES; PARTLY PAID SHARES
The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.
The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid for such shares. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid for those shares and the amount paid to date for the shares shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid for those shares.
6.2 SPECIAL DESIGNATION ON CERTIFICATES
If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock. Notwithstanding the foregoing, except as otherwise provided in

Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 151, 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3 LOST CERTIFICATES
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. As a condition to the issuance of any new certificates, the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4 DIVIDENDS
Subject to any restrictions contained in the certificate of incorporation or applicable law, the Board of Directors may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
6.5 TRANSFER OF STOCK
Transfers of record of shares of stock of the Company shall be made only upon its books by the holders of those shares, in person or by an attorney duly authorized, and, subject to Section 6.3 and Section 6.8 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.
6.6 STOCK TRANSFER AGREEMENTS
The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.
6.7 REGISTERED STOCKHOLDERS
The Company:
(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
6.8 LOCKUP
(a) Subject to Section 6.8(b), the holders (the “
Lockup Holders
”) of common stock of the Company (i) issued as consideration pursuant to the merger of AAC II Merger Sub, Inc., a Delaware corporation, with and into Kodiak Robotics, Inc., a Delaware corporation (the “
Business Combination Transaction
”), including, for the avoidance of doubt, any shares of common stock of the Company issued as earnout consideration in connection with the Business Combination Transaction; (ii) issued upon the exercise of stock options or warrants outstanding as of immediately following the closing of the Business Combination Transaction in respect of stock options or warrants of Kodiak Robotics, Inc. outstanding immediately prior to the closing of the Business Combination Transaction; (iii) issued to or owned by any AACT Insider as of immediately prior to the closing of the Business Combination Transaction; or (iv) issued to the directors, officers and employees of the Company or its subsidiaries (such shares referred to in this Section 6.8(a), the “
Lockup Shares
”), may not, without the prior written consent of the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof), Transfer any Lockup Shares until the end of the Lockup Period (the “
Lockup
”). Notwithstanding the foregoing, shares of Company common stock issued pursuant to the Company’s employee stock purchase plan shall not constitute Lockup Shares.
(b) Notwithstanding the provisions set forth in Section 6.8(a), each Lockup Holder or such Lockup Holder’s respective Permitted Transferees may Transfer the Lockup Shares during the Lockup Period: (i) as a bona fide gift to a current or former spouse or domestic partner, parent, sibling, child or grandchild of such Lockup Holder or any other natural person with whom such Lockup Holder has a relationship by blood, marriage or adoption not more remote than first cousin (any of the foregoing, an “
immediate family member
”) or as a charitable contribution; (ii) to a trust, or other entity formed for estate planning purposes for the primary benefit of such Lockup Holder or its affiliates or an immediate family member of such Lockup Holder or a charitable organization; (iii) by will or intestate succession upon the death of such Lockup Holder; (iv) pursuant to a qualified domestic order, court order or in connection with a divorce settlement, or any legal, regulatory or other order; (v) if such Lockup Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that, directly or indirectly, controls, is controlled by or is under common control or management with such Lockup Holder, whether through one of more intermediaries or otherwise, (B) to partners, limited liability company members or stockholders of such Lockup Holder or their affiliates, including, for the avoidance of doubt, where such Lockup Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds or accounts managed or advised by such partnership or its affiliates, or (C) by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vi) if such Lockup Holder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vii) to the Company’s officers, directors or their affiliates or immediate family members; (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (vii) of this Section 6.8(b); (ix) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control approved by the Board of Directors (including, for the avoidance of doubt and to the fullest extent permitted by law, a duly authorized committee thereof) or through entry into any lock-up,
voting or similar agreement pursuant to which such Lockup Holder may agree to transfer, sell, tender or otherwise dispose of Lockup Shares in connection with such a Change in Control;
provided
,
however
, that if such tender offer, merger, stock sale, recapitalization, consolidation or other such transaction is not completed, the Lockup Shares shall remain subject to the Lockup; (x) the establishment of a trading plan pursuant to Rule
10b5-1
promulgated under the 1934 Act;
provided
,
however
, that such plan does not provide for the Transfer of Lockup Shares during the Lockup Period; (xi) to the Company in connection with the repurchase of such Lockup Holder’s shares in connection with the termination of such Lockup Holder’s employment with the Company pursuant to contractual agreements with the Company; (xii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of common stock of the Company or the vesting of Company stock-based awards; (xiii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of common stock of the Company or for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options, the vesting of such options or stock awards; (xiv) upon reasonably prompt prior notice to the Company, by private sales or transfers made in connection with any forward purchase agreement or similar arrangement entered into at or in connection with the closing of the Business Combination Transaction, at prices no greater than the price at which the Lockup Shares were originally purchased; or (xv) if the Triggering Event occurs. Notwithstanding the foregoing, in the case of clauses (i) through (viii), the Permitted Transferees must enter into a written agreement, in substantially the form of this Section 6.8 (it being understood that any references to “immediate family member” in the agreement executed by such transferee shall expressly refer only to the immediate family members of the original Lockup Holder and not to the immediate family members of the transferee), agreeing to be bound by the Lockup.
(c) In order to enforce this Section 6.8, the Company may impose stop-transfer instructions with respect to the Lockup Shares until the end of the Lockup Period.
(d) Notwithstanding the other provisions set forth in this Section 6.8, the Board of Directors (including, for the avoidance of doubt and to the fullest extent permitted by law, a duly authorized committee thereof) may, in its sole discretion, determine to waive, amend, or repeal any Lockup obligations set forth in this Section 6.8. Notwithstanding the foregoing, in the event that any Lockup Holder is granted a discretionary waiver or termination of the restrictions set forth in this Section 6.8, such discretionary waiver or termination shall apply to each other Lockup Holder in the same proportion that the number of shares of Company common stock (or shares issued on the exercise, exchange or conversion of shares of common stock, as applicable) held by the Lockup Holder whose restrictions are terminated or waived bears to the number of shares of Company common stock (or such other shares) held by such other Lockup Holder (a “
Pro-rata
Release
”). A
Pro-rata
Release shall not be applied in the case of an early release of any Lockup Holder from the restrictions described in this Section 6.8 due to circumstances of an emergency or hardship, as determined by the Board of Directors or any duly authorized committee thereof in its sole judgment.
(e) For purpose of this Section 6.8:
(i) the term “
AACT
” means Ares Acquisition Corporation II;
(ii) the term “
AACT Insider
” means Sponsor and each AACT officer or director party to the Insider Letter;
(iii) the term “
Change in Control
” means any transaction or series of related transactions pursuant to which a person (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in
Rules 13d-3
and
13d-5
of the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company;
(iv) the term “
Insider Letter
” means the letter agreement dated April 20, 2023 among AACT, Sponsor, and AACT’s officers and directors;
(v) the term “
Lockup Period
” means the period beginning on the closing date of the Business Combination Transaction and ending on the earlier of (A) the date that is twelve (12) months thereafter or (B) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s capital stock for cash, securities or other property;

(vi) the term “
Permitted Transferee
” means, prior to the expiration of the Lockup Period, any person or entity to whom such Lockup Holder is permitted to Transfer such shares of common stock prior to the expiration of the Lockup Period pursuant to Section 6.8(b);
(vii) the term “
Sponsor
” means Ares Acquisition Holdings II LP;
(viii) the term “
Trading Day
” means any day on which shares of Company common stock are actually traded on the principal securities exchange or securities market on which shares of Company common stock are then traded;
(ix) the term “
Transfer
” means to (A) exchange, transfer, assign, lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any security, or any right or interest therein, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (C) take any action in furtherance of any of the matters described in clause (A) or (B), or (D) publicly announce any intention to effect any transaction specified in clause (A) or (B); and
(x) the term “
Triggering Event
” means that the closing price of one share of Company common stock is at any time greater than or equal to $12.00 (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Company common stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period commencing at least 150 days after the closing of the Business Combination Transaction.
ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER
7.1 NOTICE OF STOCKHOLDERS’ MEETINGS
Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.
7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS
Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.
7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL
Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4 WAIVER OF NOTICE
Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VIII - INDEMNIFICATION
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS
Subject to the other provisions of this Article VIII and to the fullest extent permitted by the DGCL, as now or hereinafter in effect, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
Proceeding
”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere
or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY
Subject to the other provisions of this Article VIII and to the fullest extent permitted by the DGCL, as now or hereinafter in effect, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 SUCCESSFUL DEFENSE
To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with that claim. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.
8.4 INDEMNIFICATION OF OTHERS
Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.
8.5 ADVANCED PAYMENT OF EXPENSES
Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.
Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.
8.6 LIMITATION ON INDEMNIFICATION
Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):
(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, in either case as required under any clawback or compensation recovery policy adopted by the Company, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule
10D-1
under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “
Sarbanes-Oxley Act
”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless: (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation; (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or
(e) if prohibited by applicable law.
8.7 DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request for such payment, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such person’s entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
8.8
NON-EXCLUSIVITY
OF RIGHTS
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
8.9 INSURANCE
The Company may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10 SURVIVAL
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.11 EFFECT OF REPEAL OR MODIFICATION
A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
8.12 CERTAIN DEFINITIONS
For purposes of this Article VIII, references to the “
Company
” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VIII, references to “
other enterprises
” shall include employee benefit plans; references to “
fines
” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “
serving at the request of the Company
” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “
not opposed to the best interests of the Company
” as referred to in this Article VIII.
ARTICLE IX - GENERAL MATTERS
9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
9.2 FISCAL YEAR
The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

9.3 SEAL
The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
9.4 CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “
person
” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
9.5 FORUM SELECTION
Unless the Company consents in writing to the selection of an alternative forum, (X) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit or proceeding brought on behalf of the Company, (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action, suit or proceeding arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the Court of Chancery in the State of Delaware (a “
Foreign Action
”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Subject to the preceding provisions of this Section 9.5, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant, including all causes of action asserted against any defendant to such complaint. Notwithstanding the foregoing, the provisions of this Section 9.5 shall not apply to suits brought to enforce any liability or duty created by the 1934 Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 9.5. This Section 9.5 is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person and who has prepared or certified any part of the documents underlying the offering.

ARTICLE X - AMENDMENTS
These bylaws may be adopted, altered, amended or repealed by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding voting securities of the Company, voting together as a single class. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities of the Company, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The Board of Directors shall also have the power to adopt, amend or repeal bylaws. Notwithstanding the foregoing, a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Annex F
FORM OF
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “
Agreement
”), dated as of [●], 2025 (the “
Effective Date
”), is made and entered into by and among Kodiak AI, Inc., a Delaware corporation (formerly known as Ares Acquisition Corporation II, a Cayman Islands exempted company, prior to the Domestication (as defined below)) (the “
Company
”), Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (the
“
Sponsor
”) and each of the undersigned parties listed on the signature page to this Agreement under the caption “Kodiak Holders” (collectively, the “
Kodiak Holders
” and, together with the Sponsor and any Person who hereafter becomes a party to this Agreement pursuant to
Section
 5.2
, each a “
Holder
” and collectively the “
Holders
”).
RECITALS
WHEREAS
, the Company and the Sponsor are party to the Registration and Shareholder Rights Agreement, dated as of April 20, 2023 (the “
Original RRA
”);
WHEREAS
, the Company is party to the Business Combination Agreement, dated as of April 14, 2025 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “
Business Combination Agreement
”), by and among the Company, AAC II Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company, and Kodiak Robotics, Inc., a Delaware corporation (“
Legacy
Kodiak
”), pursuant to which the parties to the Business Combination Agreement undertook the transactions described in the Business Combination Agreement (the “
Business Combination
”);
WHEREAS,
prior to the Effective Date and subject to the conditions of the Business Combination Agreement, the Company transferred by way of continuation to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “
Domestication
”);
WHEREAS
, following the closing of the Business Combination, as of the Effective Date, the Holders own shares of Common Stock, the Sponsor owns Warrants and certain Kodiak Holders may own options to acquire Common Stock;
WHEREAS
, pursuant to Section 6.8 of the Original RRA, the provisions, covenants and conditions set forth in the Original RRA may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) (the “
Original Holders
”) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) (the “
Original Registrable Securities
”) at the time in question;
WHEREAS
, the Sponsor is party to this Agreement and is the Original Holder of at least a majority in interest of the Original Registrable Securities as of the Effective Date; and
WHEREAS
, in connection with the consummation of the transactions described above, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety as set forth in this Agreement, and the Company and the Holders desire to enter into this Agreement, pursuant to which the Company grants the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.
NOW
,
THEREFORE
, the parties agree as follows:

F-1

ARTICLE I
DEFINITIONS
1.1
Definitions
. The terms defined in this
Article I
shall, for all purposes of this Agreement, have the respective meanings set forth below:
“
Additional Holder
” has the meaning given in
Section
 5.11
.
“
Additional Holder Common Stock
” has the meaning given in
Section
 5.11
.
“
Adverse Disclosure
” means any public disclosure of material
non-public
information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company or the Board, in each case, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide
business purpose for not making such information public.
“
Agreement
” has the meaning given in the Preamble to this Agreement.
“
Board
” means the board of directors of the Company.
“
Business Combination
” has the meaning given in the Recitals to this Agreement.
“
Business Combination Agreement
” has the meaning given in the Recitals to this Agreement .
“
Business Day
” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.
“
Company Bylaws
” means the Bylaws of the Company that will be in effect at the Closing, as contemplated by the Business Combination Agreement.
“
Closing
” has the meaning given in the Business Combination Agreement.
“
Closing Date
” has the meaning given in the Business Combination Agreement.
“
Commission
” means the U.S. Securities and Exchange Commission.
“
Common Stock
” means common stock, par value $0.0001 per share, of the Company.
“
Company
” has the meaning given in the Preamble to this Agreement and includes the Company’s successors by recapitalization, merger, consolidation, spin-off,
reorganization or similar transaction.
“
Demanding Holder
” has the meaning given in
Section
 2.1.4
.
“
Domestication
” has the meaning given in the Recitals to this Agreement.
“
DTC
” means the Depository Trust Company.
“
Earnout Stock
” has the meaning given in the Business Combination Agreement.

F-2

“
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.
“
FINRA
” means the Financial Industry Regulatory Authority, Inc.
“
Form
S-1
Shelf
” has the meaning given in
Section
 2.1.1
.
“
Form
S-3
Shelf
” has the meaning given in
Section
 2.1.1
.
“
Governmental Authority
” means any federal, state, provincial, municipal, local, foreign or other governmental, quasi-governmental, regulatory or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitral body, commission, or other similar dispute-resolving panel or body (public or private).
“
Holder
” and “
Holders
,” with respect to any Person, has the meaning given in the Preamble to this Agreement, in each case, for so long as such Person holds any Registrable Securities.
“
Holder Information
” has the meaning given in
Section
 4.1.2
.
“
In-Kind
Distribution
” has the meaning given in
Section
 5.14
.
“
Joinder
” has the meaning given in
Section
 5.11
.
“
Kodiak Holders
” has the meaning given in the Preamble to this Agreement.
“
Law
” means any federal, state, local, municipal, foreign or other constitution, law, statute, act, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, ordinance, regulation, order or consent, in each case, issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“
Legacy Kodiak
” has the meaning given in the Recitals to this Agreement.
“
Legal Proceeding
” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment, examination, mediation or arbitration, or any request (including any request for information), inquiry, hearing, proceeding (whether at law or in equity) or investigation, by or before any Governmental Authority.
“
Lock-up
” means the
lock-up
restrictions under the Company Bylaws.
“
Lock-Up
Period
” has the meaning given in the Company Bylaws.
“
LP Distribution
” has the meaning given in Section 3.1.17.
“
LP Distribution Notice
” has the meaning given in Section 3.1.17.
“
Maximum Number of Securities
” has the meaning given in
Section
 2.1.5
.
“
Minimum Takedown Threshold
” has the meaning given in
Section
 2.1.4
.
“
Misstatement
” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

F-3

“
Original Holders
” has the meaning given in the Recitals to this Agreement.
“
Original Registrable Securities
” has the meaning given in the Recitals to this Agreement.
“
Original RRA
” has the meaning given in the Recitals to this Agreement.
“
Other Coordinated Offering
” has the meaning given in
Section
 2.4.1
.
“
Permitted Transferees
” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable
Lock-Up
Period pursuant to the
Lock-Up.
“
Person
” an individual, corporation, company, exempted company, partnership (including a general partnership, exempted limited partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision of any government, or an agency or instrumentality of any government.
“
Piggyback Registration
” has the meaning given in
Section
 2.2.1
.
“
Prospectus
” means the prospectus included in any Registration Statement, as supplemented by all prospectus supplements and as amended by all post-effective amendments and including all material incorporated by reference in such prospectus.
“
Registrable Security
” means (i) any outstanding shares of Common Stock (other than the Earnout Stock and the Sponsor Earnout Securities) held by a Holder immediately following the Closing, (ii) any shares of Common Stock that may be acquired by Holders upon the exercise, conversion or redemption of any other security of the Company or other right to acquire Common Stock held by a Holder immediately following the Closing, including, shares of Common Stock issuable upon exercise of the Warrants or options to acquire Common Stock, (iii) the Sponsor Earnout Securities (provided that, prior to the release of such Sponsor Earnout Securities to the Sponsor in accordance with the terms of the Sponsor Support Agreement, the Sponsor Earnout Securities shall be deemed to be “Registrable Securities” only for purposes of
Sections 2.1.1
,
2.1.2
and
2.1.3
), (iv) the Earnout Stock (provided that, prior to the delivery of such Earnout Stock to the Kodiak Holders in accordance with the terms of the Business Combination Agreement, the Earnout Stock shall be deemed to be “Registrable Securities” only for purposes of
Sections 2.1.1
,
2.1.2
and
2.1.3
), (v) any outstanding shares of Common Stock or warrants or options to purchase shares of Common Stock (including the Warrants and any shares of Common Stock issued or issuable upon the exercise of any such warrant or option) of the Company held by a Holder following the Effective Date to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (vi) any other equity security of the Company issued or issuable with respect to any securities referenced in clause (i)
,
(ii)
,
(iii)
,
(iv)
or
(v)
 above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off,
reorganization or similar transaction. Notwithstanding the foregoing, any Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder to a Person that is not an “affiliate” (as defined in Rule 144) of the Company and new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities may be sold without registration pursuant to Rule 144 with no volume or manner of sale restrictions or limitations; and (e) such securities have been sold to, or through, a

F-4

broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding the forgoing, if at any time the Company fails to file any required reports under Section 13 or 15(d) of the Exchange Act with the SEC such that it is not in compliance with Rule 144(c)(1) or Rule 144(i)(2), as applicable, and as a result a Holder is unable to sell Company securities that ceased to be Registrable Securities pursuant to clause (d) of the prior sentence without restriction under Rule 144, such Company securities shall continue to qualify as Registrable Securities.
“
Registration
” means a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“
Registration Expenses
” means the documented,
out-of-pocket
expenses of a Registration, including the following:
(A) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Common Stock or Warrants are then listed;
(B) fees and expenses of compliance with securities or blue sky laws (including reasonable and documented out-of-pocket
fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C) printing, messenger, telephone and delivery expenses;
(D) reasonable fees and disbursements of counsel for the Company;
(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses or costs associated with any annual, quarterly or special audit required specifically in connection with such Registration and the delivery of any opinions or comfort letters expenses of any annual audit or quarterly review); and
(F) reasonable and documented
out-of-pocket
fees and expenses of one (1) legal counsel selected by the majority in interest of Registrable Securities held by each of (i) the Demanding Holders in an Underwritten Offering or Other Coordinated Offering and (ii) the Holders participating in a Piggyback Registration, as applicable.
“
Registration Statement
” means any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and, in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to, and all material incorporated by reference in, such registration statement.
“
Requesting Holders
” has the meaning given in
Section
 2.1.5
.
“
Rule 144
” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule to Rule 144 that may be promulgated by the Commission.
“
Securities Act
” means the U.S. Securities Act of 1933, as amended from time to time.
“
Shelf
” means the Form
S-1
Shelf, the Form
S-3
Shelf or any Subsequent Shelf Registration, as the case may be.
“
Shelf Registration
” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule to Rule 415 that may be promulgated by the Commission.

F-5

“
Shelf Takedown
” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“
Sponsor
”
means Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership.
“
Sponsor Earnout Securities
” has the meaning given in the Sponsor Support Agreement.
“
Sponsor Holder
” means each of (i) the Sponsor and (ii) AAC II Holdings II LP, a Delaware limited partnership and their respective Permitted Transferees.
“
Sponsor Support Agreement
” means that certain Sponsor Support Agreement, dated as of April 14, 2025, by and among the Company, the Sponsor and Legacy Kodiak, as may be amended from time to time.
“
Subsequent Shelf Registration
” has the meaning given in
Section
 2.1.2
.
“
Transfer
” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, loan, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i)
 or
(ii)
.
“
Underwriter
” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“
Underwritten Offering
” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“
Underwritten Shelf Takedown
” has the meaning given in
Section
 2.1.4
.
“
Warrants
” means the Purchaser Private Placement Warrants (as defined in the Business Combination Agreement).
“
Withdrawal Notice
” has the meaning given in
Section
 2.1.6
.
“
Yearly Limit
” has the meaning given in
Section
 2.1.4
.
ARTICLE II
REGISTRATIONS AND OFFERINGS
2.1
Shelf Registration
.
2.1.1
Filing
. The Company shall, subject to
Section
 3.4
, submit or file with the Commission (at the Company’s sole cost and expense) within 30 days of the Closing Date a Registration Statement for a Shelf Registration on Form
S-1
(the “
Form
S-1
Shelf
”) or, if the Company is eligible to use a Registration Statement on Form
S-3,
a Shelf Registration on Form
S-3
(the “
Form
S-3
Shelf
”), in each case, covering the resale of all Registrable Securities (determined as of two business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as reasonably practicable after such filing, but no later than the earlier of (a) the 120 th
calendar day following the

F-6

filing date if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included in the Shelf pursuant to any method or combination of methods legally available to, and requested by, any Holder named in the Shelf. Notwithstanding the foregoing, the Company’s obligations to include the Registrable Securities held by a Holder in such Shelf are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities at least five (5) Business Days in advance of any filing. Subject to
Sections 2.1.3
and
3.4
, the Company shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named in such Shelf to sell their Registrable Securities included in such Shelf and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. If requested by a Holder, in the event the Company files a Form
S-1
Shelf, the Company shall use its commercially reasonable efforts to convert the Form
S-1
Shelf (and any Subsequent Shelf Registration) to a Form
S-3
Shelf as soon as reasonably practicable after the Company is eligible to use Form
S-3.
2.1.2
Subsequent Shelf Registration
. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to
Section
 3.4
, use its commercially reasonable efforts to, as promptly as reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “
Subsequent Shelf Registration
”) registering the resale of all Registrable Securities under such Shelf (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named in such Subsequent Shelf Registration. Notwithstanding the foregoing, the Company’s obligations to include the Registrable Securities held by a Holder in such Subsequent Shelf Registration are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities at least three (3) Business Days in advance of any filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing of the Subsequent Shelf Registration (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named in such Subsequent Shelf Registration to sell their Registrable Securities included in such Subsequent Shelf Registration and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form
S-3
to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.
2.1.3
New Registrable Securities
. Subject to
Section
 3.4
, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company shall, upon the written request of such Holder, promptly use its commercially reasonable efforts to (a) cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration filed promptly after receipt of such

F-7

request and (b) cause the same to become effective as soon as practicable after such filing, and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement;
provided, however
, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of (i) the Sponsor Holders, collectively, and (ii) the Kodiak Holders, collectively.
2.1.4
Requests for Underwritten Shelf Takedowns
. Subject to
Section
 3.4
, at any time and from time to time when an effective Shelf is on file with the Commission, any Holder (a “
Demanding Holder
”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “
Underwritten Shelf Takedown
”). Notwithstanding the foregoing, the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $60,000,000 (the “
Minimum Takedown Threshold
”). All requests for Underwritten Shelf Takedowns shall be made by written notice to the Company at least ten days prior to the public announcement of such
Underwritten Shelf Takedown
, specifying the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company, shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Each of (i) the Sponsor Holder and (ii) the Kodiak Holders, collectively, may demand Underwritten Shelf Takedowns pursuant to this
Section
 2.1.4
not more than two times in any
12-month
period (the “
Yearly Limit
”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form
S-3,
that is then available for such offering.
2.1.5
Reduction of Underwritten Offering
. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “
Requesting Holders
”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “
Maximum Number of Securities
”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (
pro rata
, as nearly as practicable, based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities or in such other proportions as shall mutually be agreed to among the Demanding Holders and the Requesting Holders; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities of the Company that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of the Company held by other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual piggy-back registration rights that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 1,000 Registrable Securities.

F-8

2.1.6
Underwritten Shelf Takedown Withdrawal
. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notice (a “
Withdrawal Notice
”) to the Company and the Underwriter or Underwriters (if any). Notwithstanding the foregoing, the Sponsor Holders or the Kodiak Holders, as applicable, may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor Holders or the Kodiak Holders, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of
Section
 2.1.4
and shall count toward the Yearly Limit, unless either (i) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder(s) making the withdrawal reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata
portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown). Notwithstanding the foregoing, if the Sponsor Holder or the Kodiak Holders, as applicable, elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Sponsor Holders or the Kodiak Holders, as applicable, for purposes of
Section
 2.1.4
and shall count toward the Yearly Limit. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this
Section
 2.1.6
, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii)
 of the second sentence of this
Section
 2.1.6
.
2.2
Piggyback Registration
.
2.2.1
Piggyback Rights
. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, an Underwritten Shelf Takedown pursuant to
Section
 2.1
), the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities that hold of record at least $35,000,000 of Registrable Securities as soon as practicable but not less than five days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering. Such notice shall (A) describe, to the extent known at the time of such notice, the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five business days after receipt of such written notice (such Registration, a “
Piggyback Registration
”). Subject to
Section
 2.2.2
, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this
Section
 2.2.1
to be included in such registered offering on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. Notwithstanding the foregoing, no Piggyback Registration shall be required with respect to a Registration Statement (or any registered offering with respect to such Registration Statement) (i) filed in connection with any employee stock option or other benefit

F-9

plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) pursuant to a Registration Statement on Form
S-4
(or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145 under the Securities Act), (iv) for an offering of securities other than or in addition to shares of Common Stock, (v) for a dividend reinvestment plan, or (vi) a Block Trade or an Other Coordinated Offering (which shall be subject to
 Section 2.4
).
2.2.2
Reduction of Piggyback Registration
. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company or the Demanding Holders desire to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested pursuant to this
Section
 2.2
and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:
(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A)
, the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to
Section
 2.2.1
,
pro rata
, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities or in such other proportions as shall mutually be agreed to among the requesting Holders; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A)
 and
(B)
, the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;
(b) if the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A)
, the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to
Section
 2.2.1
,
pro rata
, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities or in such other proportions as shall mutually be agreed to among the requesting Holders; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A)
 and
(B)
, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A)
,
(B)
and
(C)
, the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

F-10

(c) if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to
Section
 2.1
, then the Company shall include in any such Registration or registered offering securities in the priority set forth in
Section
 2.1.5
.
2.2.3
Piggyback Registration Withdrawal
. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by
Section
 2.1.6
) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notice to the Company and the Underwriter or Underwriters (if any) prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than
Section
 2.1.6
), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this
Section
 2.2.3
.
2.2.4
Unlimited Piggyback Registration Rights
. For purposes of clarity, subject to
Section
 2.1.6
, any Piggyback Registration effected pursuant to
Section
 2.2
shall not be counted as a demand for an Underwritten Shelf Takedown under
Section
 2.1.4
and shall not count toward the Yearly Limit.
2.3
Market
Stand-off
. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriter, each Holder that participates in such Underwritten Offering agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the
90-day
period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up
agreement or in the event the Underwriters managing the offering otherwise consent in writing. Each Holder shall only be subject to the restriction set forth in this
Section
 2.3
if the directors and officers of the Company are subject to a lock-up
obligation to the Underwriters managing the offering and the length of such lock-up
for such Holder shall be no longer than the shortest
lock-up
of any such directors and officers. Additionally, the Company shall use commercially reasonable efforts to ensure that the lock-up
agreements required under this
Section
 2.3
shall provide that, if the Company or the underwriters of such Underwritten Offering waive or shorten the lock-up
period for any of the Company’s officers, directors or stockholders, then (i) all Holders subject to such lock-up
shall receive notice of such waiver or modification no later than two (2) Business Days following such waiver or modification, and (ii) such lock-up
will be similarly waived or shortened for each such Holder. Each Holder agrees to execute a customary lock-up
agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders).
2.4
Block Trades; Other Coordinated Offerings
.
2.4.1 Notwithstanding any other provision of this
Article II
, but subject to
Section
 3.4
, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “
Block Trade
”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “
Other Coordinated Offering
”), in each case, with an anticipated aggregate offering price of, either (x) at least $60,000,000 or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other

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Coordinated Offering as expeditiously as possible. Notwithstanding the foregoing, the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.
2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest
of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a withdrawal notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this
Section
 2.4.2
.
2.4.3 Notwithstanding anything to the contrary in this Agreement,
 Section
 2.2
 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement or the Company.
2.4.4 The Company shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for any Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment bank) subject to the Demanding Holder’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed).
2.4.5 Subject to
Section
 2.4.6
, each of (i) Sponsor Holder and (ii) the Kodiak Holders, as a group, may demand no more than two Block Trades and Other Coordinated Offerings pursuant to this
Section
 2.4
in any twelve-month period. Any Block Trade or Other Coordinated Offering effected pursuant to this
Section
 2.4
shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to
Section
 2.1.4
.
2.4.6 Notwithstanding anything to the contrary in this Agreement, with respect to (i) the Sponsor Holder and (ii) the Kodiak Holders, as a group, in no event may the number of Block Trades or Other Coordinated Offerings demanded pursuant to this
Section
 2.4
plus the number of Underwritten Shelf Takedowns demanded pursuant to
Section
 2.1.4
exceed a total of two demands for such group in any twelve-month period.
2.5
Legends
. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 and upon compliance by the Holder with the requirements of this
Section
 2.5
, if requested by the Holder, the Company shall use commercially reasonable efforts to cause the transfer agent for the Registrable Securities (the “
Transfer Agent
”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within one (1) trading day of any such request from the Holder; provided that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) have been sold pursuant to an effective registration statement or (ii) have been sold pursuant to Rule 144. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within one (1) trading day of any request therefor from the Holder accompanied by such

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customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.
ARTICLE III
COMPANY PROCEDURES
3.1
General Procedures
. In connection with any Shelf or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution of such Shelf or Shelf Takedown (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and the Company shall, as expeditiously as possible:
3.1.1 prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;
3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment of or supplement to such Registration Statement or Prospectus, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits to such Registration Statement and documents incorporated by reference in the Registration Statement), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions;
provided
,
however
, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

F-13

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7 advise each seller of such Registrable Securities of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose promptly after it receives such notice or obtains knowledge of such proceeding, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8 at least three calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy of such Registration Statement or Prospectus to each seller of such Registrable Securities and its counsel (excluding any exhibits to such Registration Statement or Prospectus and any filing made under the Exchange Act that is to be incorporated by reference in such Registration Statement or Prospectus);
3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in
Section
 3.4
;
3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent that is registered pursuant to a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration;
provided
,
however
, that such representative, Underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11 obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement (subject to such Underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by the Company’s independent registered public accountings and the Company’s counsel), in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request;
3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agent or sales agent, if any, and the Underwriters, if any, covering

F-14

such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;
3.1.13 in the event of an Underwritten Offering, a Block Trade, or an Other Coordinated Offering, to the extent reasonably requested by the Underwriter, broker, placement agent or sales agent engaged for such offering, allow the Underwriter, broker, placement agent or sales agent to conduct customary “underwriter’s due diligence” with respect to the Company;
3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;
3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
3.1.16 with respect to an Underwritten Offering pursuant to
Section
 2.1.4
, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
3.1.17 if a Holder (and/or any of their affiliates) seek to effectuate an in-kind
distribution of all or part of their Registrable Securities to the Holder’s respective direct or indirect equity holders, the Company will, subject to any applicable lock-ups
or the insider trading policy of the Company, work with the foregoing Person(s) to facilitate such in-kind
distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act. If any Holder determines to effect an in-kind
distribution of its Registrable Securities to its limited partners (an “
LP Distribution
”), such Holder shall give at least ten but not more than 30 business days advance written notice to the Company (with a copy thereof contemporaneously to any other Investor) (an “
LP Distribution Notice
”). If a
non-initiating
Holder also elects to effect such an LP Distribution, it shall notify the Company and the Demanding Holder thereof within five business days after receipt of such LP Distribution Notice, and it shall be entitled to effect an LP Distribution at the same time as the initiating Investor that will result in such electing Investor distributing to its limited partners a pro rata percentage of its Company shares relative to the percentage of Company shares distributed to limited partners by the Demanding Holder. For the avoidance of doubt, this Section 3.1.17 shall not apply to an
In-Kind
Distribution of the Sponsor.
3.1.18 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.
3.2
Registration Expenses
. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the participating Holders in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and

F-15

discounts, brokerage fees, Underwriter marketing costs (
pro rata
, as nearly as practicable, based on the respective number of Registrable Securities that each Holder is including in the offering) and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.
3.3
Requirements for Participation in Underwritten Offerings
. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments of and supplements to such Registration Statement or Prospectus, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to
Article II
and in connection with the Company’s obligation to comply with federal and applicable state securities Laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering, Block Trade or Other Coordinated Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up
agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this
Section
 3.3
shall not affect the registration of the other Registrable Securities to be included in such Registration.
3.4
Suspension of Sales; Adverse Disclosure
;
Restrictions on Registration Rights
.
3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Registration Statement or Prospectus correcting the Misstatement (it being understood that the Company covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed.
3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (iii) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this
Section
 3.4.2
, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Registration Statement or Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.
3.4.3 Subject to
Section
 3.4.4
, if (i) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if,

F-16

pursuant to
 Section 2.1.4
, Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to
Section
 2.1.4
.
3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to
Section
 3.4.2
or a registered offering pursuant to
Section
 3.4.3
shall be exercised by the Company, in the aggregate, for not more than two (2) times in any
12-months
period, and any delay or suspension shall last for no more than 90 consecutive calendar days or more than 120 total calendar days in each case, during any
12-month
period.
3.5
Reporting Obligations
. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect of such filings and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to Section 13(a) or 15(d) of the Exchange Act. Notwithstanding the foregoing, the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission and publicly available pursuant to the Electronic Data Gathering Analysis and Retrieval System. The Company further covenants that it shall, at all times while it shall be a reporting company under the Exchange Act, take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including making available at all time information necessary to enable such Holder to company with Rule 144. Upon the reasonable request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1
Indemnification
.
4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented expenses (including, reasonable and documented out-of-pocket
attorneys’ fees and disbursements) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment of or supplement to such Registration Statement, Prospectus or preliminary Prospectus filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated in such Registration Statement, Prospectus or preliminary Prospectus or necessary to make the statements in such Registration Statement, Prospectus or preliminary Prospectus not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus. The Company shall also reimburse such Persons for any documented, out-of-pocket
legal or other expenses reasonably incurred by any of them in connection with investigating such loss, claim, damage or liability, except insofar as the same are made in reliance on and in conformity with any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus. The Company shall agree to customary indemnification of the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2 In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in

F-17

writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “
Holder Information
”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented expenses (including, reasonable and documented out-of-pocket
attorneys’ fees and disbursements) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment of or supplement to such Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission of a material fact required to be stated in such Registration Statement, Prospectus or preliminary Prospectus or necessary to make the statements in such Registration Statement, Prospectus or preliminary Prospectus not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus;
provided
,
however
, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall agree to customary indemnification of the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3 Any Person entitled to indemnification pursuant to this Agreement shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, not to be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term of such settlement the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5 If the indemnification provided under
Section
 4.1
from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket
expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket
expenses in such proportion as is appropriate to reflect the

F-18

relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action;
provided
,
however
, that the liability of any Holder under this
Section
 4.1.5
shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in
Sections 4.1.1
,
4.1.2
and
4.1.3
, any reasonable and documented
out-of-pocket
legal or other fees, charges or
out-of-pocket
expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this
Section
 4.1.5
were determined by
pro rata
allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this
Section
 4.1.5
. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section
 4.1.5
from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1
Notices
. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received), (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid
and return receipt requested, to the applicable party at the following addresses (or at such other address of a party as shall be specified by like notice). Any notice or communication under this Agreement must be addressed, if to the Company, to: Kodiak AI, Inc., 1049 Terra Bella Avenue, Mountain View, CA 94043 , Attention: Jordan Coleman, Chief Legal & Policy Officer, Email: [*****], with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., 350 Page Mill Road, Palo Alto, CA 94304, Attention: Melissa Rick, Email: [*****]; and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties to this Agreement, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this
Section
 5.1
.
5.2
Assignment; No Third-Party Beneficiaries
.
5.2.1 This Agreement and the rights, duties and obligations of the Company under this Agreement may not be assigned or delegated by the Company in whole or in part.
5.2.2 This Agreement and the rights, duties and obligations of the Holders under this Agreement may not be assigned or delegated by the Holders in whole or in part;
provided, however
, that, subject to
Section
 5.2.5
, a Holder may assign the rights and obligations of such Holder hereunder relating to particular Registrable Securities in connection with the transfer of such Registrable Securities to a Permitted Transferee of such Holder (it being understood that no such Transfer shall reduce any rights of the Holder with respect to Registrable Securities still held by such Holder). For the avoidance of doubt, (i) a Permitted Transferee receiving Registrable Securities from a Sponsor Holder shall become a Sponsor Holder and (ii) a Permitted Transferee receiving Registrable Securities from a Kodiak Holder shall become a Kodiak Holder.

F-19

5.2.3 This Agreement and the provisions of this Agreement shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.
5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties to this Agreement, other than as expressly set forth in this Agreement and
Section
 5.2
.
5.2.5 No assignment by any party to this Agreement of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless such assignment is permitted under
Section
 5.2.2
and unless and until the Company shall have received (i) written notice of such assignment as provided in
Section
 5.1
and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this
Section
 5.2
shall be null and void.
5.3
Counterparts
. This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
5.4
Governing Law
. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
5.5
Jurisdiction
. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated by this Agreement must be brought in the Court of Chancery of the State of Delaware and any State of Delaware appellate court from the Court of Chancery of the State of Delaware. Each of the parties irrevocably: (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Legal Proceeding; (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum; (iii) agrees that all claims in respect of the proceeding or Legal Proceeding shall be heard and determined only in any such court; and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any other court. Nothing in this Agreement shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this
Section
 5.5
.
5.6
Waiver of Jury Trial
. ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE, EACH PARTY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
5.7
Amendments and Modifications
. Upon the written consent of the Company and the Holders of at least a majority in interest of the aggregate Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified;
provided
,
however
, that notwithstanding the foregoing, any amendment to this Agreement or waiver of this Agreement that adversely affects a Holder, solely in its capacity as a holder of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any

F-20

Holder or the Company and any other party to this Agreement or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.8
Other Registration Rights
. The Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person. For so long as any Holder and its affiliates hold at least 5% of the outstanding shares of Common Stock of the Company, the Company will not grant rights to register any Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to the Securities Act that are more favorable or senior to those granted to the Holders hereunder (such rights “
Competing Registration Rights
”) without the prior written consent of such greater than 5% Holders, not to be unreasonably withheld, delayed or conditioned. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
5.9
Term
. This Agreement shall terminate with respect to any Holder upon the date that such Holder no longer holds any Registrable Securities or, if earlier, upon the seventh anniversary of the date of this Agreement. The provisions of
Article IV
shall survive any termination.
5.10
Holder Information
. Each Holder agrees, if requested in writing, to represent to the Company within three (3) Business Days the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
5.11
Additional Holders; Joinder
. Subject to the prior written consent of at least a majority in interest of the aggregate Registrable Securities at the time in question, the Company may make any Person who becomes a Holder pursuant to Section 5.2 or otherwise acquires Common Stock or rights to acquire Common Stock after the Effective Date a party to this Agreement (each such Person, an “
Additional Holder
”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of
Exhibit A
attached to this Agreement (a “
Joinder
”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights or other securities of the Company then owned, by such Additional Holder (the “
Additional Holder Common Stock
”) shall be Registrable Securities to the extent provided in this Agreement and such Joinder, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.
5.12
Severability
. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
5.13
Entire Agreement; Restatement
. This Agreement and the documents or instruments referred to in this Agreement, including any exhibits and schedules attached, which exhibits and schedules are incorporated by reference, embody the entire agreement and understanding of the parties in respect of the subject matter

F-21

contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained in this Agreement. Upon the Closing, the Original RRA shall no longer be of any force or effect.
5.14
In-Kind
Distribution
5.15. If the Sponsor seeks to effectuate an
in-kind
distribution of all or part of its Registrable Securities to its direct or indirect equityholders (an “
In-Kind
Distribution
”), the Company will use commercially reasonable efforts to work with the Sponsor to facilitate such
In-Kind
Distribution in the manner reasonably requested. Prior to any
In-Kind
Distribution, each distributee shall deliver to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the distributee will be bound by, and will be a party to, this Agreement; provided, however, that a failure by a distributee to deliver such acknowledgment and agreement shall not render such distribution to such distributee void, but such distributee shall not be entitled to the benefits of this Agreement until such time as such acknowledgment and agreement is delivered. Upon any
In-Kind
Distribution, (i) in the event of a distribution of all of the Sponsor’s Registrable Securities, the distributees holding Registrable Securities equal to a majority-in-interest
of the Registrable Securities then held by the Sponsor at the time of such distribution shall thereafter be entitled to exercise and enforce the rights specifically granted to the Sponsor hereunder and (ii) each distributee shall be considered a “Sponsor Holder” hereunder.
[
Signature Pages Follow
]

F-22

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

KODIAK AI, INC.

By:
Name: Donald Burnette Title: Chief Executive Officer
[Signature Page to
Amended & Restated
Registration Rights Agreement]

F-23

KODIAK HOLDERS:

[●]

By:
Name: [●]Title: [●]

[●]
By: [●]

By:
Name: [●]
Title: [●]

[●]
By: [●]

By:
Name: [●]
Title: [●]

[●]
By: [●]

By:
Name: [●]
Title: [●]
[Signature Page to
Amended & Restated
Registration Rights Agreement]

F-24

SPONSOR HOLDER:

ARES ACQUISITION HOLDINGS II LP , a Cayman Islands exempted limited partnership

Acting by its General Partner

Ares Acquisition Holdings II

By:
Name:
Title:
[Signature Page to
Amended & Restated
Registration Rights Agreement]

F-25

Exhibit E
WRITTEN CONSENT
[Omitted]

F-26

Annex G
KODIAK AI, INC.
2025 EQUITY INCENTIVE PLAN
1.
Purposes of this Plan
. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.
2.
Definitions
. As used herein, the following definitions will apply:
2.1 “
Administrator
” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.
2.2 “
Applicable Laws
” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any
non-U.S.
country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3 “
Award
” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
2.4 “
Award Agreement
” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of this Plan.
2.5 “
Board
” means the Board of Directors of the Company.
2.6 “
Change in Control
” means the occurrence of any of the following events:
(a)
Change in Ownership of the Company
. A change in the ownership of the Company
which occurs on the date that any one person, or more than one person acting as a group (“
Person
”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such additional acquisition, will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a capital raising transaction of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b)
Change in Effective Control of the Company
. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)
Change in Ownership of a Substantial Portion of the Company
’
s Assets
. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.7 “
Code
” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.8 “
Committee
” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4.
2.9 “
Common Stock
” means the common stock of the Company.
2.10 “
Company
” means Ares Acquisition Corporation II (which, as of the effectiveness of the Plan, will be Kodiak AI, Inc., a Delaware corporation), or any successor thereto.
2.11 “
Consultant
” means any natural person, including an advisor, engaged by the Company or any of its Parents or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form
S-8
promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form
S-8
promulgated under the Securities Act.
2.12 “
Director
” means a member of the Board.

2.13 “
Disability
” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory
standards adopted by the Administrator from time to time.
2.14 “
Effective Time
” means the consummation of the mergers by and between Kodiak Robotics, Inc., the Company, and certain other parties, pursuant to that certain Business Combination Agreement dated April 14, 2025 (such agreement, the “
Business Combination Agreement
,” and such mergers, the “
Mergers
”).
2.15 “
Employee
” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.16 “
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.17 “
Exchange Program
” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
2.18 “
Fair Market Value
” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
2.19 “
Fiscal Year
” means the fiscal year of the Company.
2.20 “
Incentive Stock Option
” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
2.21 “
Inside Director
” means a Director who is an Employee.
2.22 “
Nonstatutory Stock Option
” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.23 “
Officer
” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.24 “
Option
” means a stock option granted pursuant to the Plan.
2.25 “
Outside Director
” means a Director who is not an Employee.
2.26 “
Parent
” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
2.27 “
Participant
” means the holder of an outstanding Award.
2.28 “
Performance Awards
” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
2.29 “
Performance Period
” means Performance Period as defined in Section 10.1.
2.30 “
Period of Restriction
” means the period (if any) during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.31 “
Plan
” means this Kodiak AI, Inc. 2025 Equity Incentive Plan, as may be amended from time to time.
2.32 “
Restricted Stock
” means Shares issued pursuant to an Award of Restricted Stock under Section 8 or issued pursuant to the early exercise of an Option.
2.33 “
Restricted Stock Unit
” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
2.34 “
Rule
 16b
-3
” means
Rule 16b-3
of the Exchange Act or any successor to
Rule 16b-3,
as in effect when discretion is being exercised with respect to the Plan.
2.35 “
Section
 16b
” means Section 16(b) of the Exchange Act.
2.36 “
Section
 409A
” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.
2.37 “
Securities Act
” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
2.38 “
Service Provider
” means an Employee, Director or Consultant.
2.39 “
Share
” means a share of the Common Stock, as adjusted in accordance with Section 15.
2.40 “
Stock Appreciation Right
” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
2.41 “
Subsidiary
” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
2.42 “
Trading Day
” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
2.43 “
U.S. Treasury Regulations
” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.
Stock
 Subject
 to
 the
 Plan
.
3.1
Stock Subject to the Plan
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) a number equal to the lesser of (i) [_______] Shares, or (ii) 10% of the total number of Shares outstanding immediately following the Mergers, plus (b) any Shares subject to equity awards granted under the Kodiak Robotics, Inc. 2018 Equity Incentive Plan that are assumed in the Mergers and that, on or after the Effective Time, are cancelled or forfeited, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to this clause (b) equal to [_______] Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3. The Shares may be authorized but unissued Common Stock or reacquired Common Stock.
3.2
A
utomatic Share Reserve Increase
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased annually on the first day of each Fiscal Year beginning with the 2026 Fiscal Year and ending with the 2036 Fiscal Year, in an amount equal to the least of (a) [______] Shares, (b) a number of Shares equal to five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.
3.3
Lapsed Awards
. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program or, with respect to Restricted Stock, Restricted Stock Units or Performance Awards, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares otherwise issuable under an Award that are used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
3.4
Incentive Stock Options
. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3.
3.5
Share Reserve
. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan.
4.
Administration of this Plan
.
4.1
Procedure
.
4.1.1
Multiple Administrative Bodies
. Different Committees with respect to different groups of Service Providers may administer this Plan.

4.1.2
R
ule
16b-3
. To the extent desirable to qualify transactions hereunder as exempt under
Rule 16b-3,
the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under
Rule 16b-3.
4.1.3
Other Administration
. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.
4.1.4
Delegation of Authority for
Day-to-Day
Administration
. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day
administration of this Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
4.2
Powers of the Administrator
. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(a) to determine the Fair Market Value;
(b) to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;
(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(d) to approve forms of Award Agreements for use under this Plan;
(e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to temporarily suspending the exercisability of an Award if the Administrator deems such suspension necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator may determine;
(f) to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;
(g) to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(h) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans
established for the purpose of facilitating compliance with applicable
non-U.S.
laws, easing the administration of this Plan and/or for qualifying for favorable tax treatment under applicable
non-U.S.
laws, in each case as the Administrator may deem necessary or advisable;
(i) to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);
(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;
(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;
(m) to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

(n) to make all other determinations deemed necessary or advisable for administering the Plan.
For the avoidance of doubt, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly including but not limited to with respect to the number of Shares covered by such Award, the price applicable to such Award, or the vesting, forfeiture or other terms and conditions applicable to such award.
4.3
Effect of Administrator’s
 Decisions
. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.
Eligibility
. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.
Stock Options
.
6.1
Grant of Options
. Subject to the terms and conditions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
6.2
Option Agreement
. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option and such other terms and conditions as the Administrator, in its sole discretion, may determine.
6.3
Limitations
. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.
6.4
Term of Option
. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the maximum term of the Incentive Stock Option will be five (5) years from the date of grant.
6.5
Option Exercise Price and Consideration
.
6.5.1
Exercise Price
. The
per-Share
exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the
per-Share
exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per-Share
exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).
6.5.2
Waiting Period and Exercise Dates
. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3
Form of Consideration
. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of any one of or a combination of the following: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws; (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) any other consideration and method of payment for the issuance of Shares so long as permitted by Applicable Laws.
6.6
Exercise of Option
.
6.6.1
Procedure for Exercise; Rights as a Stockholder
. Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with such procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (b) full payment of the exercise price for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan (except as provided otherwise under Section 3.3) and for sale under the Option, by the number of Shares as to which the Option is exercised.
6.6.2
Termination of Relationship as a Service Provider
. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time as may be specified in the Award Agreement, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her vested Options within the time specified by the Administrator, such Option will terminate, and the Shares covered by such Award will revert to the Plan.
6.6.3
Disability of Participant
. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her vested Options within the time specified herein, such Options will terminate, and the Shares covered by such Award will revert to the Plan.

6.6.4
Death of Participant
. If a Participant dies while a Service Provider, his or her vested Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as may be specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “
Legal Representative
”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death a Participant is not vested as to his or her entire Award, the Shares covered by the unvested portion of the Award will revert to the Plan immediately. If vested Options are not so exercised within the time specified herein, such Options will terminate, and the Shares covered by such Award will revert to the Plan.
6.6.5
Tolling Expiration
. A Participant’s Award Agreement may also provide that:
(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the tenth (10 th
) day after the last date on which such exercise would result in liability under Section 16b; or
(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.
Stock Appreciation Rights
.
7.1
Grant of Stock Appreciation Rights
. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as may be determined by the Administrator, in its sole discretion.
7.2
Number of Shares
. Subject to the terms and conditions of this Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
7.3
Exercise Price and Other Terms
. The
per-Share
exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
7.4
Stock Appreciation Right Agreement
. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise and such other terms and conditions as the Administrator, in its sole discretion, may determine.
7.5
Term and Expiration of Stock Appreciation Rights
. A Stock Appreciation Right granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.

7.6
Payment of Stock Appreciation Right Amount
. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, such payment may be in cash, in Shares of equivalent value or in some combination thereof.
8.
Restricted Stock
.
8.1
Grant of Restricted Stock
. Subject to the terms and conditions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.
8.2
Restricted Stock Agreement
. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted and such other terms and conditions as the Administrator, in its sole discretion, may determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.
8.3
Transferability
. Except as provided in this Section 8 or as the Administrator may determine, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction, subject to the terms of Section 14.
8.4
Other Restrictions
. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
8.5
Removal of Restrictions
. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
8.6
Voting Rights
. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
8.7
Dividends and Other Distributions
. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
8.8
Return of Restricted Stock to Company
. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under this Plan.
9.
Restricted Stock Units
.
9.1
Grant
. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions and restrictions related to the grant, including the number of Restricted Stock Units.

9.2
Vesting Criteria and Other Terms
. The Administrator will set vesting criteria in its discretion that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
9.3
Earning Restricted Stock Units
. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
9.4
Form and Timing of Payment
. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares or a combination of both.
9.5
Cancellation
. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company.
10.
P
erformance Awards
.
10.1
A
ward Agreement
. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“
Performance Period
”), and such other terms and conditions as the Administrator may determine. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.
10.2
Objectives or Vesting Provisions and Other Terms.
The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
10.3
Earning Performance
Awards
. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
10.4
Form and Timing of Payment
. Payment of earned Performance Awards will be made at the time(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares or a combination of both.
10.5
Cancellation of Performance Awards
. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.
11.
O
utside Director Award Limitations
. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or fees in amounts that, in the aggregate, exceed [$750,000]; provided that such amount is increased to [$1,000,000] in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the closing of the Mergers, will be excluded for purposes of this Section 11. For purposes of determining when cash retainers or fees are provided, any deferral elections to delay payout timing will be disregarded.

12.
Compliance With Section
 409A
. This Plan and Awards issued hereunder are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as expressly determined otherwise by the Administrator, each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of
Section 1.409A-2(b)(2)
of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. In no event will the Company or any of its Parents or Subsidiaries have any responsibility, liability or obligation to reimburse, indemnify or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, a Participant (or any other person) as a result of or in connection with Section 409A.
13.
Leaves of Absence/Transfer Between Locations
. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parents or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1 st
) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.
Limited Transferability of Awards
. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.
Adjustments; Dissolution or Liquidation; Merger or Change in Control
.
15.1
Adjustments
. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, as well as numerical Share limits in Section 3. Notwithstanding the foregoing, the Company will have no obligation to effect any adjustment in a manner that may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.
15.2
Dissolution or Liquidation
. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.
15.3
Merger or Change in Control
. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, which may include, without limitation, that the outstanding Award will be: (a) assumed, or a substantially equivalent award(s) will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) continued by the Company, subject to any adjustment pursuant to Section 15.1; (c) upon written notice to the Participant, terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) vest and become exercisable, realizable or payable, or restrictions applicable to the Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award will be terminated by the Company without payment), or (ii) replaced with other rights or property selected by the Administrator in its sole discretion; or (f) treated in any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor (or an affiliate thereof) does not assume the Award (or portion thereof) pursuant to the preceding clause (a) and as described below, or substitute for the Award (or portion thereof) pursuant to the preceding clause (a), and the Company does not continue the Award (or portion thereof) as described above, the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not so assumed, substituted for or continued, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not so assumed, substituted for or continued will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, to the extent an Option or Stock Appreciation Right (or portion thereof) is not so assumed, substituted for or continued in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 15.3 and Section 15.4 below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor or its Parent, the Administrator may, with the consent of the successor, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties thereunder.
15.4
O
utside Director Awards
. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, with respect to Awards granted to an Outside Director while such individual was an Outside Director, the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.
16.
Tax Withholding
.
16.1
Withholding Requirements
. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parents, Subsidiaries or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parents, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local,
non-U.S.
and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).
16.2
Withholding Arrangements
. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part, by such methods as the Administrator shall determine, including, without limitation: (a) paying cash, check or other cash equivalents; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion; (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine; provided, in each case, that the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (f) any combination of the foregoing. The amount of the withholding obligation will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
17.
No Effect on Employment or Service
. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.
18.
Date of Grant
. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other later date as may be determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.
Term of Plan
. Subject to Section 23, this Plan will become effective upon the latest to occur of (a) its initial adoption by the Board, (b) initial approval by the Company’s stockholders or (c) the Effective Time. It will continue in effect until terminated under Section 20, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board and Section 3.2 will operate only until the 10th anniversary of the date the Plan is adopted by the Board.
20.
Amendment and Termination of this Plan
.
20.1
Amendment and Termination
. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.
20.2
Stockholder Approval
. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
20.3
Effect of Amendment or Termination
. No amendment, alteration, suspension or termination of this Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 20.3. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.
Conditions Upon Issuance of Shares
.
21.1
Legal Compliance
. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.
21.2
Investment Representations
. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.
Inability to Obtain Authority
. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or
non-U.S.
law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23.
Stockholder Approval
. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.
Forfeiture Events
. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment or other service, that would constitute cause for termination of such Participant’s status as an employee or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition under any clawback policy that may be in effect at grant and any other clawback policy that the Company is required to adopt to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed), including the Company’s current clawback policy (collectively, the “
Clawback Policy
”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
*   *   *

Annex H
KODIAK AI, INC.
2025 EMPLOYEE STOCK PURCHASE PLAN
1.
Purpose
. The purpose of this Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for this Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “

 Component
”) and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “
Non
-423
Component
”). The provisions of the 423 Component, accordingly, will be construed to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Code Section 423. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the
Non-423 Component
that does not qualify as an “employee stock purchase plan” under Code Section 423; an option granted under the
Non-423 Component
will provide for substantially the same benefits as an option granted under the 423 Component, except that a
Non-423 Component
option may include features necessary to comply with applicable
non-U.S.
laws pursuant to rules, procedures or
sub-plans
adopted by the Administrator. Except as otherwise provided herein or by the Administrator, the
Non-423 Component
will operate and be administered in the same manner as the 423 Component.
2.
Definitions
.
2.1 “
Administrator
” means the Board or any Committee designated by the Board to administer this Plan pursuant to Section 4.
2.2 “
Applicable Laws
” means the legal and regulatory requirements relating to the administration of equity-based
awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any
non-U.S.
country or jurisdiction where options are, or will be, granted under this Plan.
2.3 “
Board
” means the Board of Directors of the Company.
2.4 “
Change in Control
” means the occurrence of any of the following events:
(a)
Change in Ownership of the Company
. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“
Person
”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a capital raising transaction of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(b)
Change in Effective Control of the Company
. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)

month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(c)
Change in Ownership of a Substantial Portion of the Company
’
s Assets
. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
2.5 “
Code
” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.6 “
Committee
” means a committee of the Board appointed in accordance with Section 4.
2.7 “
Common Stock
” means the common stock of the Company.
2.8 “
Company
” means Ares Acquisition Corporation II (which, as of the effectiveness of the Plan, will be Kodiak AI, Inc., a Delaware corporation), or any successor thereto.
2.9 “
Compensation
” means an Eligible Employee’s base straight time gross earnings, but exclusive of payments for overtime, shift premium, commissions, incentive compensation, equity compensation, bonuses and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
2.10 “
Contributions
” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to this Plan.
2.11 “
Designated Company
” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in this Plan. For purposes of the 423 Component,

only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the
Non-423 Component.
2.12 “
Director
” means a member of the Board.
2.13 “
Effective Time
” means the consummation of the mergers by and between Kodiak Robotics, Inc., the Company, and certain other parties, pursuant to that certain Business Combination Agreement dated April 14, 2025.
2.14 “
Eligible Employee
” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for Participants in the
Non-423 Component.
For purposes of this Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in this Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulations
Section 1.423-2)
that the definition of Eligible Employee will or will not include an individual if he or she: (a) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Code Section 414(q), or (e) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulations
Section 1.423-2(e)(2)(ii).
Such exclusions may be applied with respect to an Offering under the
Non-423 Component
without regard to the limitations of U.S. Treasury Regulations
Section 1.423-2.
2.15 “
Employer
” means the employer of the applicable Eligible Employee(s).
2.16 “
Enrollment Date
” means the first Trading Day of each Offering Period.
2.17 “
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
2.18 “
Exercise Date
” means the last Trading Day of a Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 18, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date(s) that otherwise would have occurred on the last Trading Day of such Purchase Period.
2.19 “
Fair Market Value
” means, as of any date and unless the Administrator determines otherwise, the value of a share of Common Stock determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable;
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in
The Wall Street Journal
or such other source as the Administrator deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
2.20 “
Fiscal Year
” means the fiscal year of the Company.
2.21 “
New Exercise Date
” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
2.22 “
Offering
” means an offer under this Plan of an option that may be exercised during an Offering Period as further described in Section 6. For purposes of this Plan, the Administrator may designate separate Offerings under this Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of this Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulations
Section 1.423-2(a)(1),
the terms of each Offering need not be identical provided that the terms of this Plan and an Offering together satisfy U.S. Treasury Regulations
Section 1.423-2(a)(2)
and (a)(3).
2.23 “
Offering Period
” means a period beginning on such date as may be determined by the Administrator, in its discretion, and ending on such Exercise Date as may be determined by the Administrator, in its discretion, during which an option granted pursuant to this Plan may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 18.
2.24 “
Parent
” means a “
parent corporation,
” whether now or hereafter existing, as defined in Code Section 424(e).
2.25 “
Participant
” means an Eligible Employee that participates in this Plan.
2.26 “
Plan
” means this Kodiak AI, Inc. 2025 Employee Stock Purchase Plan.
2.27 “
Purchase Period
” means the period during an Offering Period and during which shares of Common Stock may be purchased on behalf of Participants thereunder in accordance with the terms of this Plan. Purchase Periods will have such duration as determined by the Administrator, commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, a Purchase Period in an Offering Period will have the same duration as, and coincide with the length of, such Offering Period.
2.28 “
Purchase Price
” means an amount equal to
eighty-five
percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for any Offering Period by the Administrator subject to compliance with Code Section 423 (or any successor rule or provision or any other Applicable Laws, regulation or stock exchange rule) or pursuant to Section 18.
2.29 “
Section
 409A
” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.30 “
Subsidiary
” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
2.31 “
Trading Day
” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
2.32 “
U.S. Treasury Regulations
” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.
Stock
.
3.1
Stock Subject to the Plan
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 and the automatic increase set forth in Section 3.2, the maximum number of shares of Common Stock that will be made available for sale under this Plan will be a number equal to the lesser of (i) [_______] shares of Common Stock, or (ii) 2% of the total number of shares of Common Stock outstanding immediately following the Effective Time. The shares of Common Stock may be authorized, but unissued, or reacquired Common Stock.
3.2
Automatic Share Reserve Increase
. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17, the number of shares of Common Stock available for issuance under this Plan will be increased annually on the first day of each Fiscal Year, beginning with the Fiscal Year following the Fiscal Year in which the first Enrollment Date (if any) occurs, in an amount equal to the least of (a) [_______] shares of Common Stock, (b) a number of shares of Common Stock equal to one percent (1%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.
4.
Administration
. This Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to:
(a) construe, interpret and apply the terms of this Plan,
(b) delegate ministerial duties to any of the Company’s employees,
(c) designate separate Offerings under this Plan,
(d) designate Subsidiaries as participating in the 423 Component or
Non-423
Component,
(e) determine eligibility,
(f) adjudicate all disputed claims filed under this Plan, and
(g) establish such procedures that it deems necessary or advisable for the administration of this Plan (including, without limitation, to adopt such procedures, sub-plans,
and appendices to the subscription agreement as are necessary or appropriate to permit the participation in this Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans
and appendices may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan
or appendix, the provisions of this Plan will govern the operation of such sub-plan
or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan
will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the
Non-423 Component,
in either case unless such designation would cause the 423 Component to violate the requirements of Code Section 423.
Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to this Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulations
Section 1.423-2(f),
the terms of an option granted under this Plan or an Offering to citizens or residents of a
non-U.S.
jurisdiction will be less favorable than the terms of options granted under this Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
5.
Eligibility
.
5.1
Offering Periods
. Any Eligible Employee on a given Enrollment Date will be eligible to participate in this Plan, subject to the requirements of Section 7.
5.2
Non
-U.S.
Employees
. Eligible Employees who are citizens or residents of a
non-U.S.
jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Code Section 7701(b)(1)(A))) may be excluded from participation in this Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause this Plan or an Offering to violate Code Section 423. In the case of the
Non-423 Component,
an Eligible Employee may be excluded from participation in this Plan or an Offering if the Administrator has determined that participation of such Eligible Employee is not advisable or practicable.
5.3
Limitations
. Any provisions of this Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under this Plan (a) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (b) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five
thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Code Section 423 and the regulations thereunder.
6.
Offering Periods
. This Plan will be implemented by Offering Periods as established by the Administrator from time to time. Offering Periods will expire on the earliest to occur of (a) the completion of the purchase of shares on the last Exercise Date occurring within twenty-seven
(27) months of the applicable Enrollment Date on which the option to purchase shares was granted under this Plan, or (b) such shorter period established prior to the Enrollment Date of the Offering Period by the Administrator, from time to time, in its discretion, on a uniform and nondiscriminatory basis, for all options to be granted on such Enrollment Date. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27)
months.
7.
Participation
. An Eligible Employee may participate in this Plan pursuant to Section 5.1 (a) by submitting to the Company’s Legal Department (or its designee), a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as
Exhibit
 A
), or (b) in accordance with an electronic or other enrollment procedure determined by the Administrator, in either case, on or before a date determined by the Administrator prior to an applicable Enrollment Date.
8.
Contributions
.
8.1
Contribution Amounts
. At the time a Participant enrolls in this Plan pursuant to Section 7, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the

Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that unless and until determined otherwise by the Administrator, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period (i.e., for which the Exercise Date occurs on such day).
8.2
Contribution Methods
. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to this Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 (or Participant’s participation is terminated as provided in Section 13).
(a) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 (or Participant’s participation is terminated as provided in Section 13).
(b) All Contributions made for a Participant will be credited to his or her account under this Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
8.3
Participant Changes to Contributions
. A Participant may discontinue his or her participation in this Plan as provided under Section 12. Until and unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may not increase the rate of his or her Contributions applicable to such Offering Period and may decrease the rate of his or her Contributions applicable to such Offering Period only one (1) time, provided that such decrease is to a Contribution rate of zero percent (0%). In addition, until and unless determined otherwise by the Administrator, in its sole discretion, during any Offering Period, a Participant may increase or decrease the rate of his or her Contributions (as a whole percent to a rate between zero percent (0%) and the maximum percentage specified in Section 8.1), which Contribution rate adjustment will become effective upon the commencement of the next Offering Period and remain in effect for subsequent Offering Periods and, except as set forth in the immediately preceding sentence, any such adjustment will not affect the Contribution rate for any ongoing Offering Period.
(a) A Participant may make a Contribution rate adjustment pursuant to this Section 8.3 (i) by properly completing and submitting to the Company’s Legal Department (or its designee), a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) in accordance with an electronic or other procedure prescribed by the Administrator, in either case, on or before a date determined by the Administrator prior to (x) the scheduled beginning of the first Offering Period to be affected or (y) an applicable Exercise Date, as applicable. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless the Participant’s participation is terminated as provided in Sections 12 or 13).
(b) The Administrator may, in its sole discretion, limit or amend the nature and/or number of Contribution rate changes (including to permit, prohibit and/or limit increases and/or decreases to rate changes) that may be made by Participants during any Purchase Period or Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.
(c) Except as provided by this Section 8.3, any change in Contribution rate made pursuant to this Section 8.3 will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in Contribution rate earlier).
8.4
Other Contribution Changes
. Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423(b)(8) and Section 5.3 (which generally limit participation in an Offering Period pursuant to certain Applicable Laws), a Participant’s Contributions may be decreased to zero percent (0%) by the Administrator at any time during an Offering Period (or a Purchase Period, as applicable). Subject to Code Section 423(b)(8) and Section 5.3, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless the Participant’s participation has terminated as provided in Sections 12 or 13.
8.5
Cash Contributions
. Notwithstanding any provisions to the contrary in this Plan, the Administrator may allow Participants to participate in this Plan via cash contributions instead of payroll deductions if (a) payroll deductions are not permitted or advisable under Applicable Laws, (b) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component and/or (c) the Participants are participating in the
Non-423 Component.
8.6
Tax Withholdings
. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under this Plan is disposed of (or at any other time that a taxable event related to this Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to this Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulations
Section 1.423-2(f).
8.7
Use of Funds
. The Company may use all Contributions received or held by it under this Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the
Non-423 Component
for which Applicable Laws require that Contributions to this Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulations
Section 1.423-2(f).
Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
9.
Grant of Option
. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price.
9.1
Certain Option Limits
. In no event will an Eligible Employee be permitted to purchase during each Offering Period more than a maximum number of shares of Common Stock to be determined by the Administrator (subject adjustment pursuant to Section 17), and provided further that such purchase will be subject to the limitations set forth in Sections 3 and 5.3 and in the subscription agreement. The Administrator, in its absolute discretion, may increase or decrease the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period or Offering Period, as applicable.
9.2
Option Receipt
. The Eligible Employee may accept the grant of an option under this Plan by electing to participate in this Plan in accordance with the requirements of Section 7.
9.3
Option Term
. Exercise of the option will occur as provided in Section 10, unless the Participant’s participation has terminated pursuant to Sections 12 or 13. The option will expire on the last day of the Offering Period.

10.
Exercise of Option
.
10.1
Automatic Exercise
. Unless a Participant’s participation in this Plan has terminated as provided in Sections 12 and 13, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full (whole) share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier termination of the Participant’s participation in this Plan as provided in Sections 12 or 13. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
10.2
Pro Rata Allocations
. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (a) the number of shares of Common Stock that were available for sale under this Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of shares of Common Stock available for sale under this Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under this Plan by the Company’s stockholders subsequent to such Enrollment Date (and, for purposes of clarity, notwithstanding any automatic increase in shares of Common Stock that become available for issuance pursuant to Section 3.2).
11.
Delivery
. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares of Common Stock be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under this Plan until such shares have been purchased and delivered to the Participant as provided in this Section 11.
12.
Withdrawal
.
12.1
Withdrawal Procedures
. A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under this Plan at any time by (a) submitting to the Company’s Legal Department (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as
Exhibit
 B
), or (b) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls
in this Plan in accordance with the provisions of Section 7.
12.2
No Effect on Future Participation
. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
13.
Termination of Employment
. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from this Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under this Plan will be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Code Section 423, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under this Plan; however, if a Participant transfers from an Offering under the 423 Component to the
Non-423 Component,
the exercise of the option will be qualified under the 423 Component only to the extent it complies with Code Section 423; further, no Participant will be deemed to switch from an Offering under the
Non-423 Component
to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Code Section 423.
14.
Section
 409A
. This Plan is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in this Plan to the contrary, if the Administrator determines that an option granted under this Plan may be subject to Section 409A or that any provision in this Plan would cause an option under this Plan to be subject to Section 409A, the Administrator may amend the terms of this Plan and/or of an outstanding option granted under this Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under this Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parents or Subsidiaries will have no liability, obligation or responsibility to reimburse, indemnify, or hold harmless a Participant or any other party if the option to purchase Common Stock under this Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under this Plan is compliant with Section 409A. Each payment or benefit under this Plan is intended to constitute a separate payment for purposes of
Section 1.409A-2(b)(2)
of the U.S. Treasury Regulations.
15.
Rights as Stockholder
. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares. Shares of Common Stock to be delivered to a Participant under this Plan will be registered in the name of the Participant or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.
16.
Transferability
. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the

Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 12.
17.
Adjustments, Dissolution, Liquidation, Merger or Change in Control
.
17.1
Adjustments
. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, reclassification, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, will adjust the number and class of common stock that may be delivered under this Plan, the Purchase Price per share, the class and the number of shares of common stock covered by each option under this Plan that has not yet been exercised, and the numerical share limits of Sections 3 and 9.1.
17.2
Dissolution or Liquidation
. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 (or, prior to such New Exercise Date, Participant’s participation has terminated as provided in Section 13).
17.3
Merger or Change in Control
. In the event of a merger of the Company with or into another corporation or other entity or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 12 (or, prior to such New Exercise Date, Participant’s participation has terminated as provided in Section 13).
18.
Amendment or Termination
.
18.1
Amendment, Suspension, Termination
. The Administrator, in its sole discretion, may amend, alter, suspend, or terminate this Plan, or any part thereof, at any time and for any reason. If this Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 17). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 22) as soon as administratively practicable.
18.2
Certain Administrator Changes
. Without stockholder consent and without limiting Section 18.1, the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit

Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with this Plan.
18.3
Changes Due to Accounting Consequences
. In the event the Administrator determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate this Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a) amending this Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(b) altering the Purchase Price for any Purchase Period or Offering Period including a Purchase Period or Offering Period underway at the time of the change in Purchase Price;
(c) shortening any Purchase Period or Offering Period by setting a New Exercise Date, including a Purchase Period or Offering Period underway at the time of the Administrator action;
(d) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Purchase Period or Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
19.
Conditions Upon Issuance of Shares
.
19.1
Legal Compliance
. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
19.2
Investment Representations
. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.
20.
Term of Plan
. This Plan will become effective upon the latest to occur of (a) its adoption by the Board, (b) approval by the Company’s stockholders, or (c) the Effective Time. This Plan will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 18.
21.
Stockholder Approval
. This Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date this Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
22.
Interest
. No interest will accrue on the Contributions of a participant in this Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply, with respect to Offerings under the 423 Component, to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulations
Section 1.423-2(f).
23.
No Effect on Employment
. Neither this Plan nor any option under this Plan will confer upon any Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such employment relationship at any time, with or without cause, free from any liability or any claim under this Plan.
24.
Reports
. Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
25.
Notices
. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
26.
Legal Construction
.
26.1
Severability
. If any provision of this Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal, or unenforceable provision had not been included.
26.2
Governing Law
. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, but without regard to its conflict of law provisions.
26.3
Headings
. Headings are provided herein for convenience only, and will not serve as a basis for interpretation of this Plan.
27.
Compliance with Applicable Laws
. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
28.
Automatic Transfer to Low Price Offering Period
. Unless determined otherwise by the Administrator, this Section 28 applies to an Offering Period to the extent such Offering Period provides for more than one (1) Exercise Date within such Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of a share of Common Stock on any Exercise Date in an Offering Period is less than the Fair Market Value of a share of Common Stock on the Enrollment Date of such Offering Period, then all Participants in such Offering Period will be withdrawn automatically from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled
in the immediately following Offering Period as of the first day thereof.
* * *

EXHIBIT A
KODIAK AI, INC.
2025 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

_____ Original Application	Offering Date: _________________

_____ Change in Payroll Deduction Rate
1. ____________________ hereby elects to participate in the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan (the “
Plan
”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Any capitalized terms not specifically defined in this Subscription Agreement will have the meaning ascribed to them under the Plan.
2. I hereby authorize and consent to payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0% to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.) I understand that only my first election to decrease the rate of my payroll deductions may be applied with respect to an ongoing Offering Period in accordance with the terms of the Plan, and any subsequent election to decrease the rate of my payroll deductions during the same Offering Period, and any election to increase the rate of my payroll deductions during any Offering Period, will not be applied to the ongoing Offering Period.
3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan. I further understand that if I am outside of the U.S., my payroll deductions will be converted to U.S. dollars at an exchange rate selected by the Company on the purchase date.
4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5. Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________ (Eligible Employee or Eligible Employee and spouse only).
6. If I am a U.S. taxpayer, I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares.
I hereby agree to notify the Company in writing within thirty (30)
 days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock
. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2) year and one (1) year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7. For employees that may be subject to tax in non U.S. jurisdictions, I acknowledge and agree that, regardless of any action taken by the Company or any Designated Company with respect to any or all income tax, social security, social insurances, National Insurance Contributions, payroll tax, fringe benefit, or other tax-related
items related to my participation in the Plan and legally applicable to me including, without limitation, in connection with the grant of such options, the purchase or sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares (“
Tax
-Related
Items
”), the ultimate liability for all
Tax-Related
Items is and remains my responsibility and may exceed the amount actually withheld by the Company or a Designated Company. Furthermore, I acknowledge that the Company and/or any Designated Company (a) make no representations or undertakings regarding the treatment of any
Tax-Related
Items in connection with any aspect of the options under the Plan and (b) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for
Tax-Related
Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of my enrollment and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for
Tax-Related
Items in more than one jurisdiction.
Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the applicable Designated Company to satisfy all
Tax-Related
Items. In this regard, I authorize the Company and/or the applicable Designated Company, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all
Tax-Related
Items by one or a combination of the following: (a) withholding from my wages or Compensation paid to me by the Company and/or the applicable Designated Company; or (b) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for
Tax-Related
Items by considering applicable maximum withholding rates, in which case I will receive a refund of any over-withheld
amount in cash and will have no entitlement to the Common Stock equivalent.
Finally, I agree to pay to the Company or the applicable Designated Company any amount of
Tax-Related
Items that the Company or the applicable Designated Company may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the
Tax-Related
Items.
8. By electing to participate in the Plan, I acknowledge, understand and agree that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;
(b) all decisions with respect to future grants under the Plan, if applicable, will be at the sole discretion of the Company;
(c) the grant of options under the Plan will not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, or any Designated Company, and will not interfere with the ability of the Company or any Designated Company, as applicable, to terminate my employment (if any);
(d) I am voluntarily participating in the Plan;
(e) the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;
(f) the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service
payments, bonuses,
long-service
awards, pension or retirement benefits or similar payments;
(g) the future value of the shares of Common Stock offered under the Plan is unknown, indeterminable and cannot be predicted with certainty;
(h) the shares of Common Stock that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;
(i) no claim or entitlement to compensation or damages will arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, or any Designated Company, waive my ability, if any, to bring such claim, and release the Company, and any Designated Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I will be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(j) in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Designated Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (
e.g.
, active employment would not include a period of “
garden leave
” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company will have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered to be actively employed while on a leave of absence).
9. I understand that the Company and/or any Designated Company may collect, where permissible under applicable law certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor (“
Data
”), for the exclusive purpose of implementing, administering and managing the Plan. I understand that the Company may transfer my Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in my country. I understand that the Company will transfer my Data to its designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different, including less stringent, data privacy laws that the European Commission or my jurisdiction does not consider to be equivalent to the protections in my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s designated broker and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or any Designated Company will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
If I am an employee outside the U.S., I understand that in accordance with applicable law, I have the right to access, and to request a copy of, the Data held about me. I also understand that I have the right to discontinue the collection, processing, or use of my Data, or supplement, correct, or request deletion of my Data. To exercise my rights, I may contact my local human resources representative.
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described herein and any other Plan materials by and among, as applicable, the Company and its Subsidiaries or Parents for the exclusive purpose of implementing, administering and managing my participation in the Plan. I understand that my consent will be sought and obtained for any processing or transfer of my data for any purpose other than as described in the enrollment form and any other plan materials.
10. If I have received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.
11. The provisions of this Subscription Agreement and Appendix A are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless will be binding and enforceable.
12. Notwithstanding any provisions in this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan also will be subject to the additional terms and conditions set forth on Appendix A and any special terms and conditions for my country set forth on Appendix A. Moreover, if I relocate to one of the countries included in Appendix A, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Subscription Agreement and the provisions of this Subscription Agreement govern such Appendix (to the extent not superseded or supplemented by the terms and conditions set forth therein).
13. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Social
Security Number
(for U.S.-based employees):

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

EXHIBIT B
KODIAK AI, INC.
2025 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned Participant in the Offering Period of the Kodiak AI, Inc. 2025 Employee Stock Purchase Plan (the “
Plan
”) that began on ____________, ______ (the “
Offering Date
”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement. Capitalized terms not otherwise defined herein will have the meaning ascribed to them under the Plan.

Name and Address of Participant:

Signature:

Date:

Annex I
Execution Version
SPONSOR SUPPORT AGREEMENT
This SPONSOR SUPPORT AGREEMENT (this “
Agreement
”) is dated as of April 14, 2025 (the “
Effective Date
”), by and among Ares Acquisition Corporation II, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation prior to the Closing) (the “
Purchaser
”), Ares Acquisition Holdings II LP (the “
Purchaser Support Party
”) and Kodiak Robotics Inc., a Delaware corporation (the “
Company
”). Capitalized terms used but not defined in this Agreement shall have the meanings given to those same terms in the Business Combination Agreement.
WHEREAS, as of the Effective Date, the Purchaser Support Party is the holder of record and the “beneficial owner” (within the meaning of Rule
13d-3
under the Exchange Act) of such number of Purchaser Class B Ordinary Shares and Cayman Purchaser Warrants as are indicated opposite its name on
Schedule I
attached to this Agreement (collectively, the “
Subject Securities
”);
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser, AAC II Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Purchaser (“
Merger Sub
”) and the Company have entered into the Business Combination Agreement (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “
Business Combination Agreement
”), dated as of the Effective Date. Pursuant to the Business Combination Agreement, among other transactions, the Purchaser, Merger Sub and the Company intend to consummate a business combination; and
WHEREAS, as an inducement to the Purchaser and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties to this Agreement desire to agree to certain matters.
NOW, THEREFORE, the parties to this Agreement agree as follows:
ARTICLE I
SUPPORT AGREEMENT; COVENANTS
Section 1.1
Binding Effect of Business Combination Agreement
. The Purchaser Support Party acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Purchaser Support Party shall be bound by, be subject to and comply with Section 7.06 (
No Solicitation
), Section 7.15 (
Public Announcements
) and Section 7.16 (
Confidential Information
) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if the Purchaser Support Party was an original signatory to the Business Combination Agreement with respect to such provisions.
Section 1.2
No Transfer
.
(a) Unless otherwise deemed a Permitted Transfer, during the period commencing on the Effective Date and ending on the earliest of: (i) the Closing, (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 (
Termination
) of the Business Combination Agreement (the earlier of (i) and (ii), “
BCA Termination
”); and (iii) the liquidation of the Purchaser, without the prior written consent of the Company, the Purchaser Support Party shall not: (A) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by the Purchaser Support Party; (B) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any Subject Securities owned by the Purchaser Support Party, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (C) take any action in furtherance of any of the matters described in the foregoing clause (A)
 or
(B)
; or (D) publicly announce any intention to effect any transaction specified in the foregoing clause (A)
 or
(B)
(each, a “
Transfer
”).
(b) “
Permitted Transfer
” means any Transfer of the Subject Securities: (i) to the Purchaser’s officers or directors, any Affiliate or family member of any of the Purchaser’s officers or directors, any members or partners of the Sponsor or their Affiliates and funds and accounts advised or managed by such members or partners, any Affiliates of the Sponsor, or any employees of such Affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s family or an Affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vi) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; or (vii) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (
i
)
 through
(vi)
. Notwithstanding the foregoing, in the case of
clauses (
i
)
 through
(vi)
, a Transfer shall only be deemed a “Permitted Transfer” if (A) the transferor has provided prior written notice to the Company and Purchaser of such Transfer, and (B) such transferee enters into a written agreement with the Company and the Purchaser assuming all of the obligations under this Agreement with respect to such Subject Securities and subjecting itself to the restrictions set forth in this Agreement. Any Transfer that does not comply with the provisions of this Section 1.2 shall be null and void. No Transfer permitted under this
Section
 1.2
shall relieve the Purchaser Support Party of its obligations under this Agreement.
Section 1.3
New Shares
. If: (a) any Purchaser Ordinary Shares, Cayman Purchaser Warrants or other equity securities of the Purchaser are issued to the Purchaser Support Party after the Effective Date pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of or similar transaction with respect to, on or affecting the Purchaser Ordinary Shares or the Cayman Purchaser Warrants owned by the Purchaser Support Party or otherwise; (b) the Purchaser Support Party purchases or otherwise acquires beneficial ownership of any Purchaser Ordinary Shares, Cayman Purchaser Warrants or other equity securities of the Purchaser after the Effective Date; or (c) the Purchaser Support Party acquires the right to vote or share in the voting of any Purchaser Ordinary Shares or other equity securities of the Purchaser after the Effective Date (such Purchaser Ordinary Shares, Cayman Purchaser Warrants or other equity securities of the Purchaser, collectively, the “
New Securities
”), then such New Securities acquired or purchased by the Purchaser Support Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by the Purchaser Support Party as of the Effective Date.
Section 1.4
Closing Date Deliverables
. On the Closing Date, the Purchaser Support Party shall deliver to the Purchaser and the Company a duly executed copy of the A&R Registration Rights Agreement.
Section 1.5
Agreements
.
(a) In all circumstances in which the vote, consent or other approval of the Purchaser Shareholders is sought, the Purchaser Support Party shall: (i) appear at each such meeting, in person or by proxy, or otherwise cause all of the Purchaser Support Party’s Subject Securities that are entitled to vote to be counted as present at such meeting for purposes of calculating a quorum; and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Purchaser Support Party’s Subject Securities that are entitled to vote:
(A) in favor of each Transaction Proposal;
(B) against any Alternative Transaction or any proposal relating to an Alternative Transaction (in each case, other than the Transaction Proposals);
(C) against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Purchaser;

(D) against any change in the business, management or board of directors of the Purchaser (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or the Ancillary Documents); and
(E) against any proposal, action or agreement that would: (I) impede, interfere, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions; (II) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Purchaser under the Business Combination Agreement; (III) result in any of the conditions set forth in Article VIII (
Closing Conditions
) of the Business Combination Agreement not being fulfilled; (IV) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Purchaser Support Party contained in this Agreement; or (V) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Purchaser.
The Purchaser Support Party shall not commit or agree to take any action inconsistent with the foregoing in its capacity as a Company Stockholder.
(b) Notwithstanding anything to the contrary in this Agreement, if at any time following the Effective Date and prior to the termination of the Business Combination Agreement, the board of directors of the Purchaser and the Special Committee effect a Modification in Recommendation, then the obligations of the Purchaser Support Party to vote or consent in accordance with
Section
 1.5(a)
,
Section
 1.5(c)
and
Section
 1.9
shall automatically be deemed to be modified such that, from and after the occurrence of such Modification in Recommendation, the Purchaser Support Party shall vote or provide consent in respect of its Subject Securities in the same proportion to the votes cast or consent provided, as applicable, by the holders of the Purchaser Class A Ordinary Shares.
(c) Prior to the Closing, the Purchaser Support Party shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, the letter agreement, dated as of April 20, 2023, by and among the Purchaser, the Purchaser Support Party and certain of the Purchaser’s other current and former officers and directors (the “
Insider Letter
”). Without limiting the generality of the foregoing, such compliance shall include the obligations of the Purchaser Support Party pursuant to Section 1(ii) of the Insider Letter to not redeem any Purchaser Ordinary Shares owned by the Purchaser Support Party in connection with the Transactions.
Section 1.6
No Challenges
. The Purchaser Support Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Purchaser, the Company or any of their respective successors or directors: (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement; or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit or restrict the ability of the Purchaser Support Party to enforce its rights under this Agreement or any other Ancillary Document to which it is a party or seek any other remedies with respect to any breach of this Agreement or such other Ancillary Document by any other party to this Agreement or such other Ancillary Document, including by commencing any action in connection with this Agreement or any other Ancillary Document.
Section 1.7
Further Assurances
. The Purchaser Support Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.
Section 1.8
No Inconsistent Agreement
. The Purchaser Support Party represents and covenants that it has not, in such Person’s capacity as a shareholder of the Purchaser, entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Purchaser Support Party’s obligations under this Agreement.
Section 1.9
Insider Letter
. Neither the Purchaser Support Party nor the Purchaser shall amend, terminate or otherwise modify the Insider Letter without the Company’s prior written consent other than to remove the lock-up
obligations under Section 4 with effect from the Closing (and make other necessary adjustments as a result of the removal of such obligations); provided however, that any such termination shall not be effective with respect to any particular Insider (as defined in the Insider Letter) unless and until such Insider agrees in writing to be bound by the terms of the following sentence with respect such Insider. The Purchaser Support Party acknowledges that in connection with the Transactions, the Company will adopt the Purchaser Bylaws upon Domestication, and each of the Purchaser Support Parties agrees to be bound by the lock-up
provisions applicable to it as set forth in Section 6.8 of such Purchaser Bylaws upon Domestication.
Section 1.10
Waiver of Anti-Dilution Provision
. Subject to the consummation of the Transactions, the Purchaser Support Party waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated memorandum and articles of association of the Purchaser (as may be amended from time to time, the “
Articles
”), all anti-dilution rights that would otherwise result in Purchaser Class B Ordinary Shares held by the Purchaser Support Party converting into Purchaser Class A Ordinary Shares on a greater than one-for-one
basis in connection with the Transactions. The waiver specified in this
Section
 1.10
shall be applicable only in connection with the Transactions and the transactions contemplated by this Agreement and any Purchaser Class A Ordinary Shares, shares of Domesticated Purchaser Common Stock or equity-linked securities issued in connection with the Transactions and the transactions contemplated by this Agreement. If the Business Combination Agreement shall be terminated for any reason, the foregoing waiver shall be void and of no force and effect.
Section 1.11
Purchaser Support Party Indemnity
. For a period of six years after the Closing Date, the Company will indemnify, exonerate and hold harmless the Purchaser Support Party and such Person’s respective members, partners, managers and officers from and against all third-party actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket
expenses in connection with such third-party actions, causes of actions, suits, claims, liabilities, losses, damages and costs (including reasonable attorneys’ fees and expenses) (“
Indemnified Liabilities
”) incurred by the Purchaser Support Party on or after the date of this Agreement, arising out of any third-party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim arising from or relating to this Agreement, the entry by the Purchaser Support Party into this Agreement, and the compliance with the Purchaser Support Party’s obligations in this Agreement, in any such case, that names the Purchaser Support Party as a defendant (or co-defendant).
The preceding sentence shall not apply to: (a) any Indemnified Liabilities to the extent arising out of any breach by the Purchaser Support Party or such Person’s members, managers and officers of this Agreement or any other agreement between the Purchaser Support Party or such Person’s members, managers and officers, on the one hand, and the Company or any of its subsidiaries, on the other hand; or (b) the willful misconduct, gross negligence or fraud of the Purchaser Support Party or such Person’s members, managers and officers.
Section 1.12
Sponsor
Earn-Out
Securities
.
(a) Upon and subject to the Closing, the Purchaser Support Party’s Sponsor Earnout Securities will become subject to vesting and potential forfeiture in accordance with this
Section
 1.12
. The Purchaser Support Party’s Sponsor Earnout Securities will vest only upon the occurrence of Triggering Event I.
(b) If the Sponsor Earnout Securities do not vest in accordance with this
Section
 1.12
during the Earnout Period, the obligations in
Section
 1.12(a)
and
Section
 1.12(c)
shall terminate and no longer apply. In such event, the applicable Sponsor Earnout Securities that would have vested (but did not vest during such period) pursuant to
Section
 1.12(a)
or
Section
 1.12(d)
shall be automatically forfeited and deemed transferred to the Purchaser and shall be cancelled by the Purchaser and cease to exist.

(c) If, during the Earnout Period, there is a Change of Control that will result in the holders of Domesticated Purchaser Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then Triggering Event I shall be deemed to have occurred. In such event, all Sponsor Earnout Securities shall vest as of immediately prior to the consummation of such Change of Control, and the Purchaser Support Party shall be eligible to participate in such Change of Control with respect to the Sponsor Earnout Securities.
(d) The Purchaser Support Party shall be entitled to vote the Sponsor Earnout Securities and receive dividends and other distributions in respect of such Sponsor Earnout Securities prior to the vesting of such Sponsor Earnout Securities in accordance with the terms of this Agreement. Notwithstanding the foregoing, any such dividends and other distributions in respect of the Sponsor Earnout Securities that are subject to vesting pursuant to the terms of this Agreement shall be set aside by the Company and shall only be paid to the holder of such Sponsor Earnout Securities upon the vesting of such Sponsor Earnout Securities (including upon a Change of Control pursuant to Section 1.12(c)).
(e) Unless such Transfer constitutes a “Permitted Transfer” (as defined in Section 2 of the Sponsor
Lock-Up
Agreement), prior to the date that a Sponsor Earnout Security vests in accordance with this
Section
 1.12
, without the prior written consent of the Company, the Purchaser Support Party shall not Transfer such Sponsor Earnout Security.
Section 1.13
Definitions
. For purposes of this
Article I
:
(a) “
Sponsor Retained Shares
” means the shares of Domesticated Purchaser Common Stock held by the Purchaser Support Party following the Sponsor Share Conversion and the Domestication.
(b) “
Sponsor Earnout Securities
” means fifty percent (50%) of the Sponsor Retained Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1
Representations and Warranties of the Purchaser Support Party
. The Purchaser Support Party represents and warrants as of the Effective Date to the Purchaser and the Company as follows:
(a)
Organization; Due Authorization
. The Purchaser Support Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which such Person is incorporated, formed, organized or constituted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement are within the Purchaser Support Party’s corporate, limited liability company, partnership or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, partnership or similar organizational actions on the part of the Purchaser Support Party. This Agreement has been duly executed and delivered by the Purchaser Support Party. Assuming the due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Purchaser Support Party. Except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies, this Agreement is enforceable against the Purchaser Support Party in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Purchaser Support Party.
(b)
Ownership
. The Purchaser Support Party is the record and beneficial owner (as defined in
Rule 13d-3
of the Exchange Act) of, and has good title to, all of the Subject Securities. There exist no Liens or any other limitation or restriction affecting any such Subject Securities, other than Liens pursuant to: (i) this Agreement; (ii) the Purchaser’s Organizational Documents; (iii) the Business Combination Agreement; (iv) the

Insider Letter; (v) the Sponsor’s Organizational Documents; (vi) agreements between the Purchaser Support Party and the Purchaser Support Party’s members or Affiliates, as applicable; (vii) the Sponsor
Lock-Up
Agreement; or (viii) any applicable securities Laws. The Purchaser Support Party’s Subject Securities are the only equity securities of the Purchaser owned of record or beneficially by the Purchaser Support Party on the Effective Date. Except as provided under this Agreement and the Insider Letter, none of such Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities. Other than the Cayman Purchaser Warrants held by the Purchaser Support Party, the Purchaser Support Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Purchaser or any equity securities convertible into, or which can be exchanged for, equity securities of the Purchaser.
(c)
No Conflicts
. The execution and delivery of this Agreement by the Purchaser Support Party does not, and the performance by the Purchaser Support Party of its obligations under this Agreement will not (i) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Purchaser Support Party), (ii) contravene or conflict with or result in a violation of any provision of any Law or Order of any Governmental Authority binding upon or applicable to the Purchaser Support Party or any of its properties or assets, (iii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Purchaser Support Party is a party, or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Securities, except in the case of each of clauses (i) through (iv), that would not prevent, enjoin or materially delay the performance by the Purchaser Support Party of its obligations under this Agreement.
(d)
Litigation
. There are no Legal Proceedings pending against the Purchaser Support Party, or, to the knowledge of the Purchaser Support Party, threatened against the Purchaser Support Party, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, that in any manner challenge or seek to prevent, enjoin or materially delay the performance by the Purchaser Support Party of its obligations under this Agreement.
(e)
Brokerage Fees
. Except as set forth on Section 6.15 (
Finders and Brokers
) of the Purchaser Disclosure Letter, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Purchaser Support Party, for which the Purchaser or any of such Person’s Affiliates may become liable.
(f)
Acknowledgement
. The Purchaser Support Party understands and acknowledges that each of the Purchaser and the Company is entering into the Business Combination Agreement in reliance upon the Purchaser Support Party’s execution and delivery of this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.1
Termination
. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of: (a) the Expiration Time; (b) the liquidation of the Purchaser; and (c) the written agreement of the Purchaser Support Party, the Purchaser and the Company. Upon such termination of this Agreement: (i) all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party to this Agreement to any Person with respect to this Agreement or the transactions contemplated by this Agreement; and (ii) no party to this Agreement shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the termination of this

Agreement shall not relieve any party to this Agreement from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding the foregoing, if the Closing occurs: (a) each of
Section
 1.12
and
Section
 1.13
shall survive until the earlier of: (i) thirty days following the expiration of the Earnout Period; and (ii) such time as all Earnout Securities have vested in accordance with
Section
 1.13
; and (b)
 Section
 1.11
shall survive in accordance with its terms. This
Article III
shall survive the termination of this Agreement.
Section 3.2
No Recourse
. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties to this Agreement. No claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation of this Agreement or its subject matter, or the transactions contemplated by this Agreement shall be asserted against any
Non-Party
Affiliate. Except to the extent liable in such Person’s capacity as a party to this Agreement, no
Non-Party
Affiliates shall have any liability arising out of or relating to this Agreement, the negotiation of this Agreement or its subject matter, or the transactions contemplated by this Agreement, including: (a) with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement; (b) in respect of any written or oral representations made or alleged to be made in connection with this Agreement; (c) as expressly provided in this Agreement; or (d) for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation of this Agreement or the transactions contemplated by this Agreement. “
Non-Party
Affiliate
” means: (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of each of the Company, the Purchaser, the Sponsor or the Purchaser Support Party; and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons referred to in the immediately preceding clause (i)
(other than the parties to this Agreement).
Section 3.3
Fiduciary Duties
. Notwithstanding anything in this Agreement to the contrary: (a) the Purchaser Support Party does not make any agreement or understanding in this Agreement in any capacity other than in its capacity as a record holder and beneficial owner of such Person’s respective Subject Securities; and (b) nothing in this Agreement will be construed to limit or affect any action or inaction expressly permitted under the Business Combination Agreement by the Purchaser Support Party or any representative of the Purchaser Support Party in its capacity as a member of the board of directors (or other similar governing body) of the Purchaser or as an officer, employee or fiduciary of the Purchaser or an Affiliate of the Purchaser.
Section 3.4
Assignment
. This Agreement and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned (including by operation of law) without the prior written consent of the parties to this Agreement. Any assignment without such consent shall be null and void.
Section 3.5
Specific Performance
. The parties to this Agreement acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition to any other remedy to which such party is entitled at law or in equity, the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party waives the defense, that there is an adequate remedy at law. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such action.
Section 3.6
Jurisdiction
. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated by this Agreement must be brought in the Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom (or, but only to the extent the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties irrevocably: (i) submits to the exclusive jurisdiction of each such court in any such Legal

Proceeding; (ii) waives any objection such party may now or after this Agreement have to personal jurisdiction, venue or to convenience of forum; (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court; and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any other court. Nothing in this Agreement shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this
Section
 3.6
.
Section 3.7
Amendment
. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser, the Company and the Purchaser Support Party.
Section 3.8
Miscellaneous
. Sections 10.02 (
Notices
), 10.05 (
Governing Law
), 10.07 (
Waiver of Jury Trial
), 10.09 (
Severability
), 10.11 (
Entire Agreement
), 10.12 (
Interpretation
), 10.13 (
Counterparts
) and 10.15 (
Waiver of Claims Against Trust
) of the Business Combination Agreement are each incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis
.
Section 3.9
Liability
. The liability of any Purchaser Support Party under this Agreement is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Purchaser Support Party be liable for any other Purchaser Support Party’s breach of such other Purchaser Support Party’s obligations under this Agreement.
Section 3.10
Disclosure
. The Purchaser Support Party authorizes the Purchaser and the Company to publish and disclose in any announcement or disclosure relating to the Transactions, including any such announcement or disclosure required or requested by the SEC (or as otherwise required or requested pursuant to any applicable Laws or any other Governmental Authorities), the Purchaser Support Party’s identity and ownership of the Subject Securities, the nature of the Purchaser Support Party’s obligations under this Agreement and a copy of this Agreement, if reasonably deemed appropriate by the Purchaser and the Company. The Purchaser Support Party will promptly provide any information reasonably requested in writing by the Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).
[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF
, each of the parties has caused this Agreement to be duly executed on such Person’s behalf as of the date first written above.

PURCHASER:

ARES ACQUISITION CORPORATION II

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory
[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF
, each of the parties has caused this Agreement to be duly executed on such Person’s behalf as of the date first written above.

COMPANY:

KODIAK ROBOTICS INC.

By:	/s/ Donald Burnette
Name:	Donald Burnette
Title:	Chief Executive Officer
[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF
, each of the parties has caused this Agreement to be duly executed on such Person’s behalf as of the date first written above.

PURCHASER SUPPORT PARTY:

ARES ACQUISITION HOLDINGS II LP

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory
[Signature Page to Sponsor Support Agreement]

SCHEDULE I
Purchaser Support Party

Insider; Address	Founder Shares	Private Placement Warrants
Ares Acquisition Holdings II LP c/o Ares Management LLC 245 Park Avenue, 42nd Floor New York, New York 10167	[***]	[***]

Total:	[***]	[***]

[Exhibit A to Sponsor Support Agreement]

Annex J
FORM OF COMPANY SUPPORT AGREEMENT
This COMPANY SUPPORT AGREEMENT (this “
Agreement
”) is entered into as of April 14, 2025, by and among Ares Acquisition Corporation II, a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “
Purchaser
”), Kodiak Robotics, Inc., a Delaware corporation (“
Company
”) and the undersigned stockholder (the “
Stockholder
”) of the Company. Each of the Purchaser, the Company and the Stockholder are sometimes referred to in this Agreement individually as a “
Party
” and collectively as the “
Parties
”. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Business Combination Agreement (defined below).
RECITALS
WHEREAS, on April 14, 2025, the Purchaser, AAC II Merger Sub, Inc., a Delaware corporation (“
Merger Sub
”) and the Company, entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “
Business Combination Agreement
”) pursuant to which, among other things (and subject to the terms and conditions set forth in the Business Combination Agreement), Merger Sub will merge with and into the Company, with the Company surviving (the “
Merger
”), resulting in the Company becoming a direct wholly-owned subsidiary of the Purchaser;
[WHEREAS, the Stockholder is executing and delivering this Agreement concurrently with the Business Combination Agreement;]
1
WHEREAS, each share of Company Preferred Stock shall be converted into fully-paid, non-assessable
shares of Company Common Stock;
WHEREAS, each share of Company Common Stock (including shares of Company Common Stock issued upon the conversion of Company Preferred Stock) other than Cancelled Shares and Dissenting Shares, without any action on the part of any of the parties, shall be converted into the right to receive the Domesticated Purchaser Common Stock on the terms and subject to the conditions set forth in the Business Combination Agreement;
WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule
13d-3
under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated under such act, the “
Exchange Act
”)) of and is entitled to dispose of and vote the number of shares of Company Common Stock or Company Preferred Stock (together, with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, the “
Subject Company Stock
”) as set forth opposite the Stockholder’s name on
Schedule A
to this Agreement;
WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Business Combination Agreement and as a material inducement to the Purchaser agreeing to enter into, and consummate the Transactions, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and
WHEREAS, the Parties acknowledge and agree that the Purchaser and Merger Sub would not have entered into the Business Combination Agreement or agreed to consummate the Transactions without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

1	Note to Draft : To only be included in the Founder’s Company Support Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, each intending to be legally bound, agree as follows:
AGREEMENT
1.
Requisite Stockholder Approval and Related Matters
.
(a) Subject to the earlier termination of this Agreement in accordance with its terms, as promptly as practicable following the date upon which the Proxy Statement/Registration Statement has been declared effective under the Securities Act and no later than two Business Days thereafter, the Stockholder, in its, his or her capacity as a stockholder of the Company, shall duly execute and deliver to the Company and the Purchaser the stockholder approval in the form attached to this Agreement as
Exhibit A
(with such modifications as may be mutually agreed by the Company and the Purchaser and of which the Stockholder has been notified, so long as such modifications are not materially adverse to the Stockholder). Pursuant to such stockholder approval, the Stockholder shall irrevocably and affirmatively consent to and approve the Business Combination Agreement, the Merger, and the Transactions in respect of the Subject Company Stock.
(b) In addition, from the date of this Agreement through the earlier termination of this Agreement in accordance with its terms (the “
Voting Period
”), at each meeting of the Company Stockholders or in any action by written consent of the Company Stockholders, the Stockholder agrees to: (i) be present at any such meeting for the purposes of establishing a quorum (in the case of any stockholder meeting); and (ii) vote (or cause to be voted) or consent (or cause to be consented) the Subject Company Stock: (A) in favor of the Transactions (and any actions required in furtherance of the Transactions); (B) in favor of the other matters set forth in the Business Combination Agreement; and (C) against: (I) any Alternative Transaction and any and all other proposals (x) that could reasonably be expected to delay or impair the ability of the Company to consummate the Transactions; (y) which are in competition with or materially inconsistent with the Business Combination Agreement or any other Ancillary Document; or (z) that would reasonably be expected to result in any breach of any representation, warranty, covenant, obligation or agreement contained in the Business Combination Agreement or any other Ancillary Document; and (II) any other action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions or would reasonably be expected to result in any of the conditions to the Purchaser’s obligations to consummate the Transactions set forth in Article VIII of the Business Combination Agreement to not be fulfilled.
(c) Without limiting any other rights or remedies of the Purchaser under this Agreement, the Business Combination Agreement or any Ancillary Document, the Stockholder irrevocably appoints the Purchaser or any individual designated by the Purchaser as the Stockholder’s agent, attorney-in-fact
and proxy (with full power of substitution and
re-substitution),
for and in the name, place and stead of the Stockholder, to: (i) attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in
Section
 1(a)
or
Section
 1(b)
; (ii) to include the Subject Company Stock in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders; and (iii) to vote (or cause to be voted) the Subject Company Stock or consent (or withhold consent) with respect to any of the matters described in
Section
 1(a)
or
Section
 1(b)
, in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Requisite Stockholder Approval). The proxy granted in this
Section
 1(c
) shall expire upon the termination of this Agreement.
(d) The proxy granted by the Stockholder pursuant to
Section
 1(c)
is irrevocable and coupled with an interest sufficient in law to support an irrevocable proxy. The proxy granted pursuant to
Section
 1(c)
is granted in consideration of the Purchaser entering into the Business Combination Agreement and agreeing to consummate the Transactions. The proxy granted by the Stockholder pursuant to
Section
 1(c)
is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Stock. The vote or consent of the proxyholder in accordance with
Section
 1(c)
with respect to the matters described in
Section
 1(a)
or
Section
 1(b)
shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Stock and a vote or consent by the Stockholder of the Subject Company Stock (or any other Person with or purporting to have the power to vote or provide consent with respect to the Subject Company Stock) with respect to the matters described in
Section
 1(a)
or
Section
 1(b)
. The proxyholder may not exercise the proxy granted pursuant to
Section
 1(c)
on any matter except for those matters described in
Section
 1(a)
or
Section
 1(b)
.
(e) The Stockholder shall not hereafter, unless and until this Agreement terminates or expires pursuant to its terms, purport to designate any other proxy or power of attorney with respect to the Subject Company Stock or enter into any other agreement, arrangement, or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Subject Company Stock, in each case, with respect to any of the matters set forth in this Agreement. The Stockholder revokes (and agrees to cause to be revoked) any proxies that the Stockholder has granted prior to the execution and delivery of this Agreement.
(f) [The Stockholder consents, in accordance with Section 1.9 of the bylaws of the Company, to the conversion of its, his or her Company Preferred Stock to Company Common Stock as of immediately prior to the Effective Time, conditional upon the occurrence of the Effective Time, in accordance with Article V, Section 4(b)(iv) of the Company’s certificate of incorporation and waives any notice requirement to which the Stockholder might otherwise be entitled in respect of such consent.]
2
For the avoidance of doubt, this Agreement shall be deemed a consent of the Stockholder for purposes of the Company’s Organizational Documents. However, such consent is not an approval of the Transactions as such approval shall be granted by the Stockholder at such time as described in
Section
 1(a)
.
2.
Other Covenants and Agreements
.
(a) The Stockholder agrees that, notwithstanding anything to the contrary in any such agreement and to the extent such Stockholder is a party to any such agreement, effective as of the Closing: (i) the Stockholder Agreements shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing; and (ii) upon such termination, neither the Company nor any of its Affiliates (including from and after the Effective Time, the Purchaser and its Affiliates) shall have any further obligations or liabilities under each such agreement. The Stockholder, by this Agreement, including with respect to the Subject Company Stock also agrees to: (x) terminate, subject to and effective immediately prior to the Effective Time, if applicable to such Stockholder, any rights under any letter agreement providing for management rights, information rights, board observers, redemption rights, put rights, purchaser rights or other similar rights not generally available to stockholders of the Company; and (y) waive any notice rights or other similar rights such Stockholder has or had with respect to the Merger, the Second Lien Loan, the Company SAFEs or any Company Warrant. For the avoidance of doubt, any agreements between the Company and the Stockholder that relate solely to commercial or employment arrangements are excluded from the preceding sentence. “Stockholder Agreements” means each of: (A) the Amended and Restated Investors’ Rights Agreement, dated September 28, 2021 (the “
Investors Rights Agreement
”), by and between the Company, the Investors (as defined in the Investors Rights Agreement) party to such Agreement, and the Founders (as defined in the Investor Rights Agreement) party to such agreement; (B) the Amended and Restated Voting Agreement, dated May 10, 2023 (the “
Voting Agreement
”), by and between the Company, the Investors (as defined in the Voting Agreement) party to such agreement, and the Common Holders (as defined in the Voting Agreement) party to such agreement; and (C) the Amended and Restated Right of First Refusal and
Co-Sale
Agreement, dated September 28, 2021 (the “
ROFR and
Co-Sale
Agreement
”), by and between the Company, the Investors (as defined in the ROFR and
Co-Sale
Agreement) party to the ROFR and
Co-Sale
Agreement, and the Common Holders (as defined in the ROFR and
Co-Sale
Agreement) party to the ROFR and
Co-Sale
Agreement.

2	Note to Draft : To be included if the Stockholder holds Company Preferred Stock.

(b) Without limiting the generality of
Section
 2(a)
or
Section
 2(e)
, the Stockholder agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of
Section
 2(a)
. Without limiting the generality of
Section
 2(a)
or
Section
 2(e)
, the Stockholder agrees to use reasonable best efforts to promptly execute and deliver all additional mutually agreed upon agreements, documents and instruments (such agreement not to be unreasonably withheld, conditioned or delayed) and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence. Notwithstanding the foregoing, in connection with the matters discussed in this
Section
 2(b)
, the Stockholder shall not be required to incur any
out-of-pocket
cost or expense (other than administrative costs and expenses) or to compensate any third-party.
(c) The Stockholder shall be bound by and subject to: (i) Section 7.06 (No Solicitation), Section 7.15 (Public Announcements) and Section 7.16 (Confidential Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement;
and (ii) Section 10.15 (Waiver of Claims Against Trust) of the Business Combination Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis
, as if the Stockholder is directly party to the Business Combination Agreement. Notwithstanding anything in this Agreement to the contrary: (x) the Stockholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “
Company Related Parties
”) or any other owner of equity securities of the Company (or Affiliate of such owner), including with respect to any of the matters contemplated by this
Section
 2(c)
; (y) the Stockholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties or any other owner of equity securities of the Company (or Affiliate of such owner); and (z) any breach by the Company of or any other owner of equity securities of the Company (or Affiliate of such owner) of its respective obligations under the Business Combination Agreement shall not be considered a breach of this
Section
 2(c)
(it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it of this
Section
 2(c)
).
(d) The Stockholder acknowledges and agrees that the Purchaser and Merger Sub are entering into the Business Combination Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Purchaser and Merger Sub would not have entered into, or agreed to consummate the transactions contemplated by, the Business Combination Agreement.
(e) Upon, and subject to, the consummation of the transactions contemplated by the Business Combination Agreement, each of the Purchaser and the Stockholder shall deliver duly executed counterparts to the A&R Registration Rights Agreement in the form attached to this Agreement as
Exhibit B
to be effective as of the Closing.
(f) The Stockholder acknowledges that in connection with the Transactions, the Purchaser will adopt the bylaws attached to this Agreement as
Exhibit C
(as may be amended or modified hereafter, the “
Purchaser Bylaws upon Domestication
”) and Stockholder agrees to be bound by all terms set forth in the Purchaser Bylaws upon Domestication applicable to the Domesticated Purchaser Common Stock received by it in the Merger, including the lockup provisions set forth in Section 6.8 of the Purchaser Bylaws upon Domestication. Prior to the expiration of the Lockup (as defined in the Purchaser Bylaws upon Domestication), to the extent applicable to the Stockholder, the Stockholder may not assign or delegate its rights, duties or obligations under this
Section
 2(f)
, in whole or in part, without the prior written consent of the board of directors of the Purchaser. For the avoidance of doubt, any securities issued in connection with the PIPE Investment are not subject to this
Section
 2(f)
.
(g) The Stockholder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law, including pursuant to the DGCL, at any time with respect to the Business Combination

Agreement, the other Ancillary Documents or the Transactions, including the Merger; and (ii) not to commence, join in, facilitate, assist, encourage or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Company, SPAC, Merger Sub or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Transactions, including any claim: (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement; or (B) alleging a breach of any fiduciary duty of the Company’s board of directors in connection with this Agreement, the Business Combination Agreement or the Transactions, including the Merger.
(h) During the Voting Period, in the event of any equity dividend or distribution, or any change in the Equity Interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Company Stock” shall be deemed to refer to and include the Subject Company Stock as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Company Stock may be changed or exchanged or which are received in the transactions described in the foregoing. The Stockholder agrees, while this Agreement is in effect, to notify the Purchaser promptly in writing of the number of any additional Subject Company Stock acquired by the Stockholder, if any, after the date hereof, all of which shall, upon acquisition, become subject to this Agreement as Subject Company Stock.
3.
Stockholder Representations and Warranties
. The Stockholder represents and warrants to the Purchaser, Merger Sub and the Company as follows:
(a) The Stockholder is the record and beneficial owner of the Subject Company Stock and has valid and good title to the Subject Company Stock, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company’s Organizational Documents and Contracts that have been provided to the Purchaser that set forth the Company Stockholders’ obligations to the Company). Except for the Equity Securities of the Company set forth on
Schedule A
attached to this Agreement, together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 7.02 and Section 7.19 of the Business Combination Agreement, the Stockholder does not own, beneficially or of record, any Equity Securities of the Company. The Stockholder does not own any right to acquire any Equity Securities of the Company. The Stockholder has the right to vote (and provide consent in respect of, as applicable) the Subject Company Stock and, except for: (i) this Agreement; (ii) the Business Combination Agreement; and (iii) the Stockholder Agreements, the Stockholder is not party to or bound by (A) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to transfer any of the Subject Company Stock; or (B) any voting trust, proxy or other Contract with respect to the voting or transfer of any of the Subject Company Stock, in each case, that could reasonably be expected to (x) impair the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement.
(b) If the Stockholder is an entity, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). If the Stockholder is an individual, the Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization and execution by each other Party, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Stockholder.

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated by this Agreement, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect, or which have already been obtained in advance of the Stockholder’s entry into this Agreement.
(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated by this Agreement will, directly or indirectly (with or without due notice or lapse of time or both): (i) result in any breach of any provision of the Stockholder’s organizational and governing documents, if applicable; (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party; (iii) violate, or constitute a breach under, any material Orders of any Government Authority or applicable Law to which the Stockholder or any of its properties or assets are bound; or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Company Stock, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
(e) There is no Legal Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements, or obligations under this Agreement in any material respect.
(f) The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that: (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Purchaser; and (ii) it has been furnished with or given access to such documents and information about the Purchaser and its respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Documents to which it is or will be a party and the transactions contemplated by this Agreement or the other Transactions.
(g) In entering into this Agreement and the other Ancillary Documents to which it is or will be a party, the Stockholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Purchaser, Merger Sub or the Company (including, for the avoidance of doubt, none of the representations or warranties of the Purchaser, Merger Sub or the Company set forth in the Business Combination Agreement or any other Ancillary Document), any of their respective Affiliates or any other Person, either express or implied. The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Documents to which it is or will be a party, none of the Purchaser, Merger Sub, the Company, any of their respective Affiliates or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents to which it is or will be a party or the transactions contemplated by this Agreement or the other Transactions.

4.
Transfer of Subject Company Stock
. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of the Purchaser (such consent to be given or withheld in the Purchaser’s sole discretion), from and after the date hereof, the Stockholder agrees not to: (a) Transfer any of the Subject Company Stock; (b) enter into: (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Stock prior to the Closing or termination of the Business Combination Agreement; or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock; or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “
Transfer
” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding the foregoing, the Stockholder may transfer its Subject Company Stock: (A) to the Stockholder’s officers or directors, any members or partners of the Stockholder, any Affiliates of the Stockholder, or any employees of such Affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; or (E) by virtue of the Stockholder’s organizational documents upon liquidation or dissolution of the Stockholder, in the case of each of clauses (A) through (E), subject to: (x) prior written notice to the Purchaser; and (y) any such transferee signing a joinder to this Agreement, in form and substance satisfactory to the Purchaser in its sole discretion, agreeing to be bound by all provisions hereof to the same extent as the Stockholder. Any Transfer that does not comply with the provisions of clauses (x) and (y) of the preceding sentence shall be null and void, ab initio
.
5.
Termination
. This Agreement (including the proxy granted pursuant to
Section 1(c))
shall automatically terminate, without any notice or other action by any Party, and thereafter become null and void upon the earliest of: (a) the Effective Time; (b) the valid termination of the Business Combination Agreement in accordance with its terms; (c) the amendment or modification of the Business Combination Agreement without the Stockholder’s written consent: (i) to decrease the consideration payable under the Business Combination Agreement or impose any additional material burdens, material limitations, material obligations or material restrictions on the Stockholder; or (ii) extend the timing of payment of any consideration after Closing; and (d) the effective date of a written agreement of the Parties mutually terminating this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to
Section
 5(b)
shall not affect any liability on the part of any Party for a willful breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination or Fraud (as defined below) committed by such Party. For purposes of this Agreement, “
Fraud
” means with respect a Party: (a) an intentional misrepresentation by such Party with respect to the making of the representations and warranties of such Party as expressly set forth in this Agreement with the intent by such Party that the other Parties rely on such misrepresentation to such other party’s material detriment; and (b) such other Party reasonably relies on, and suffers losses as a result of, such misrepresentation.
6.
Fiduciary Duties
. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding in this Agreement in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Stock, and, to the extent applicable, not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries; and (b) nothing in this Agreement will be construed to limit or affect any action or inaction by such Stockholder or any representative of such Stockholder serving in its, his or her capacity as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company.
7.
No Recourse
. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth with respect to such Party. Except to the extent a named Party (and then only to the extent of the specific obligations undertaken by such named Party): (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any named Party; and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, agent, attorney, advisor, Representative or Affiliate (nor any investment fund or vehicle managed by an Affiliate or portfolio company of such investment fund and vehicle) of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, the Purchaser or Merger Sub under this Agreement or for any claim based on, arising out of, or related to this Agreement or the Transactions.
8.
Notices
. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received); (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid
and return receipt requested, to the applicable Party at the following addresses (or at such other address of a Party as shall be specified by like notice):
If to the Purchaser:
Ares Acquisition Corporation II
245 Park Avenue, 44th Floor
New York, New York 10167
Attn: Allyson Satin; Anton Feingold; Eric Waxman
and
Ares Acquisition Corporation II
2000 Avenue of the Stars
Suite 1200
Los Angeles, CA 90067
Attn: Allyson Satin; Anton Feingold; Eric Waxman
Email: [***]
    [***]
    [***]
with a copy (which will not constitute notice) to:
Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, California 90067
Attn: Monica J. Shilling, P.C.; F. Walton Dumas
Email: [***]
    [***]
If to the Company:
Kodiak Robotics, Inc.
1045 Terra Bella Ave
Mountain View, CA 94043
Attn: Chief Legal Officer
Email: [***]

with a copy (which will not constitute notice) to:
Wilson Sonsini Goodrich & Rosai
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn: Melissa Rick; Austin March
Email: [***]
    [***]
If to the Stockholder, to the address set forth on the signature page to this Agreement or to such other address or addresses as the Parties may from time to time designate in writing.
9.
Entire Agreement
(b) . This Agreement, the Business Combination Agreement and documents referred to in this Agreement and the Business Combination Agreement constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.
10.
Amendments and Waivers; Assignment
. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the Parties. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under this Agreement. This Agreement and the rights, interests or obligations under this Agreement shall be assignable by the Stockholder solely to the extent permitted by
Section
 4
hereof.
11.
Fees and Expenses
. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.
12.
No Recourse
. Except as otherwise expressly provided in this Agreement, any and all remedies provided in this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
13.
No Third-Party Beneficiaries
(b) . This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.
14.
Miscellaneous
. Sections 10.1 (No Survival), 10.05 (Governing Law), 10.06 (Jurisdiction), 10.07 (Waiver of Jury Trial), 10.09 (Severability), 10.12 (Interpretation), and 10.13 (Counterparts) of the Business Combination Agreement are incorporated into this Agreement by reference and shall apply to this Agreement, mutatis mutandis
.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

ARES ACQUISITION CORPORATION II

By:
Name:
Title:

KODIAK ROBOTICS, INC.

By:
Name:
Title:
[Signature Page to Company Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:
Email Address:
Physical Address:
[Signature Page to Company Support Agreement]

Schedule A

Stockholder Name	Physical Address for Notice	Email Address for Notice	Class/Series of Company Stock	Number of Shares
[●]			[●]	[●]

Exhibit A
Requisite Stockholder Approval

Exhibit B
A&R Registration Rights Agreement

Exhibit C
Purchaser Bylaws upon Domestication

Annex K
FORM OF SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “
Subscription Agreement
”) is being entered into as of the date set forth on the signature page to this Subscription Agreement, by and between Ares Acquisition Corporation II, a Cayman Islands exempted company (“
SPAC
”) and the undersigned subscriber (the “
Investor
”). The Subscription Agreement is entered into in connection with the Business Combination Agreement, dated the date of this Subscription Agreement (as may be amended, supplemented or otherwise modified from time to time, the “
Business Combination Agreement
”), by and among SPAC, Kodiak Robotics, Inc., a Delaware corporation (“
Kodiak
”), and the other parties thereto. As set forth in the Business Combination Agreement, SPAC shall transfer by way of continuation and domesticate as a Delaware corporation prior to the closing of the Transaction. The transactions contemplated by the Business Combination Agreement are referred to in this Subscription Agreement as the “
Transaction
.” In connection with the Transaction and following the Domestication, but prior to the closing of the Transaction, SPAC is seeking commitments from interested investors to purchase shares of SPAC’s common stock, par value $0.0001 per share (the “
Shares
”), in a private placement for a base purchase price per share equal to the Redemption Price (as defined in the Business Combination Agreement) (the “Base Per Share Price”). The final purchase price per share shall equal the Base Purchase Price as adjusted in accordance with Annex A to this Subscription Agreement (as adjusted, the “
Per Share Purchase Price
”). SPAC may enter into one or more subscription agreements (the “
Other Subscription Agreements
” and together with this Subscription Agreement, the “
Subscription Agreements
”) with certain other investors (the “
Other Investors
,” and together with the Investor, the “
Investors
”). The Other Subscription Agreements will be on substantially the same terms as the terms of this Subscription Agreement. As of the date of this Subscription Agreement, pursuant to this Subscription Agreement and the Other Subscription Agreements, the Investors have agreed to purchase Shares for an aggregate consideration of $[   ] (subject to any adjustment in accordance with
Section 13
of this Subscription Agreement and inclusive of the Shares subscribed for by the Investor) on the closing date of the Transaction. The price per Share paid by the Investors pursuant to the Other Subscription Agreements will equal the applicable Per Share Purchase Price.
As more fully described in the Business Combination Agreement, prior to the closing of the Transaction, SPAC will transfer by way of continuation to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Companies Act (the “
Domestication
”). The Shares to be purchased by the Investor shall be Shares of the SPAC following the Domestication. As set forth on the signature page to this Subscription Agreement, the aggregate purchase price to be paid by the Investor for the subscribed Shares is referred to in this Subscription Agreement as the “
Subscription Amount
.”
In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Subscription Agreement, and intending to be legally bound under this Subscription Agreement, each of the Investor and SPAC acknowledges and agrees as follows:
1.
Subscription
. Subject to
Section 13
, the Investor irrevocably subscribes for and agrees to purchase from SPAC the number of Shares equal to the Subscription Amount divided by the Per Share Purchase Price, rounded down to the nearest whole number of Shares (the “Subscribed Shares”) and SPAC irrevocably agrees to issue and sell to the Investor such number of Subscribed Shares, in each case, on the terms and subject to the conditions provided for in this Subscription Agreement. Notwithstanding anything to the contrary set forth in this Subscription Agreement, if, as of the Closing, the number of Shares determined in accordance with the prior sentence would result in the Investor having a pro forma ownership of SPAC or the public company following the consummation of the Transaction of equal to or greater than [●]%, the Investor’s Subscription Amount, then the aggregate number of Subscribed Shares shall be reduced to the amount that would result in the Investor having a pro forma ownership of SPAC or the public company following the consummation of the Transaction equal to [●]%. Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by SPAC pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).
2.
Closing
. The closing of the sale of the Shares contemplated under this Subscription Agreement (the “
Closing
”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in this
Section 2
and in
Section 3
below and (b) delivery of written notice from (or on behalf of) SPAC to the Investor (the “
Closing Notice
”), that SPAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five business days from the date on which the Closing Notice is delivered to the Investor. At least three business days prior to the closing date specified in the Closing Notice (the “
Closing Date
”), the Investor shall deliver to SPAC: (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC in the Closing Notice to be held in escrow until the Closing; and (ii) any other information that is reasonably requested in the Closing Notice in order for SPAC to issue the Investor’s Shares. Without limiting the generality of the foregoing, such information shall include the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, SPAC shall issue the number of Shares to the Investor set forth on the signature page to this Subscription Agreement. Subsequently, SPAC shall cause such Shares to be registered in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Investor on SPAC’s share register. SPAC shall use commercially reasonable efforts to provide a copy of the records of SPAC’s transfer agent showing the Investor (or such nominee or custodian) as the owner of the Shares on and as of the Closing Date. Notwithstanding the foregoing, that SPAC’s obligation to issue the Shares to the Investor is contingent upon SPAC having received the Subscription Amount in full accordance with this
Section 2
. If the Closing does not occur within three (3) business days following the Closing Date specified in the Closing Notice, SPAC shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “
business day
” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
3.
Closing Conditions
.
a. The parties’ obligation to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:
(i) No suspension of the offering or sale of the Shares shall have been initiated or, to SPAC’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “
SEC
”);
(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect making the consummation of the transactions contemplated under this Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated under this Subscription Agreement and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and
(iii) as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement, all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

b. SPAC’s obligation to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that: (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date; (ii) consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable; and (iii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.
c. The Investor’s obligation to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that:
(i) all representations and warranties of SPAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date;
(ii) consummation of the Closing shall constitute a reaffirmation by SPAC of each of the representations and warranties of SPAC contained in this Subscription Agreement as of the Closing Date;
(iii) all obligations, conditions, covenants and agreements of SPAC required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects;
(iv) no suspension of the qualification of the Shares for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing, except, in each case, where any such suspension or proceeding would not prevent SPAC from consummating the transactions contemplated hereby, including the issuance and sale of the Shares;
(v) no amendment, modification or waiver of the Business Combination Agreement from and after the date hereof shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Investor reasonably would expect to receive under this Subscription Agreement without having received the Investor’s prior written consent;
(vi) SPAC shall have filed with applicable national stock exchange (as defined in Section 6 of the Exchange Act) (the “
Stock Exchange
”) an application or supplemental listing application for the listing of the Shares and the Shares shall have been approved for listing, subject to official notice of issuance; and
(vii) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that gives rise to material economic benefits to the Other Investors unless the Investor has been offered the same benefits.
4.
Further Assurances
. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.
5.
SPAC Representations and Warranties
. SPAC represents and warrants to the Investor that as of the date of this Subscription Agreement and as of the Closing Date:
a. SPAC is an exempted company, duly organized, validly existing and in good standing under the laws of the Cayman Islands. SPAC has all (corporate or otherwise) power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “
Transaction Documents
”). As of the Closing Date, following the Domestication, SPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b. As of the Closing Date, the Shares: (i) will be duly authorized and, when issued and delivered to the Investor against full payment for the Shares in accordance with the terms of this Subscription Agreement; (ii) will be validly issued, fully paid and non-assessable; and (iii) will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s certificate of incorporation (as adopted on the Closing Date) or under the General Corporation Law of the State of Delaware.
c. The Transaction Documents have been duly authorized, executed and delivered by SPAC. Assuming that (i) this Subscription Agreement constitutes the valid and binding agreement of the Investor and (ii) each other Transaction Document constitutes the valid and binding agreement of each other party thereto, this Subscription Agreement and the other Transaction Documents constitute the valid and binding agreement of SPAC and are enforceable against SPAC in accordance with their terms, except, in each case, as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
d. The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Shares and the compliance by SPAC with all provisions of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of SPAC and its subsidiaries, taken as a whole or on the validity of the Shares or the ability or legal authority of SPAC to timely comply in all material respects with the terms of the Transaction Documents, including the issuance of the Shares (a “
Material Adverse Effect
”); (ii) result in any violation of the provisions of the organizational documents of SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have a Material Adverse Effect.
e. Except as would not have a Material Adverse Effect, SPAC has timely made all filings, forms, reports, statements, schedules, prospectuses, registration statements and other documents required to be filed by SPAC with the SEC since its initial registration of its Common Stock with the SEC (the “
SEC Reports
”). As of their respective dates, all SEC Reports required to be filed by SPAC with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “
Securities Act
”) and the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and the rules and regulations of the SEC promulgated thereunder. When filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect to such financial statements as in effect at the time of filing and fairly present in all material respects the financial condition of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.
f. Assuming the accuracy of the Investor’s representations and warranties set forth in
Section 6
, no registration under the Securities Act is required for the offer and sale of the Shares by SPAC to the Investor. The Shares: (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
g. As of the date of this Subscription Agreement, the issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “
NYSE
”) under the symbol “AACT.” The parties acknowledge and agree that the trading symbol will be changed in connection with the Transaction. Except as disclosed in SPAC’s filings with the SEC, as of the date of this Subscription Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC to prohibit or terminate the listing of SPAC’s Shares or, when issued, the Delaware common shares on NYSE or to deregister the Shares under the Exchange Act or, when registered and issued in connection with the Domestication, the Delaware common shares under the Exchange Act. SPAC has taken no action that is designed to, or would reasonably be expected to result in, termination of the registration of the Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Delaware common shares. Upon consummation of the Transaction, the issued and outstanding shares of Common Stock, including the Shares to be issued pursuant to this Subscription Agreement, will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on a national stock exchange.
h. As of the date of this Subscription Agreement, SPAC has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in SPAC other than the Other Subscription Agreement and the Business Combination Agreement. No side letter or similar agreement or Other Subscription Agreement with any Other Investor or investor making a commitment equal to or less than that made by the Investor, contains economic terms more favorable to such Other Investor or investor than those set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.
i. SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC of the Business Combination Agreement or this Subscription Agreement (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the NYSE, or such other applicable stock exchange on which SPAC’s common stock is then listed, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. SPAC is in compliance with all applicable laws and rules of the NYSE except as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
j. As of the date of this Subscription Agreement, the authorized capital stock of SPAC consists of: (i) 99,990,000 preference shares, par value $0.0001 per share (“Preference Shares”); (ii) 9,000,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”); and (iii) 900,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). As of the date of this Subscription Agreement: (A) no shares of Preferred Stock are issued and outstanding, (B) 50,000,000 Class A Ordinary Shares are issued and outstanding; (C) 12,500,000 Class B ordinary shares are issued and outstanding; and (D) 14,300,000 private placement warrants are issued and outstanding and 25,000,000 public warrants are issued and outstanding (collectively, the “Warrants”). Each Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 per share. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. None of the Class A Ordinary Shares, Class B Ordinary Shares or Warrants are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of the Cayman Islands, SPAC’s organizational documents or any contract to which SPAC is a party or by which SPAC is bound. Except as disclosed in SPAC’s SEC Reports or other filings, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any Shares or any capital equity of SPAC. As of the date of this Subscription Agreement, except as set forth above and pursuant to (i) the Other Subscription Agreements, (ii) the Promissory Notes, dated as pf April 25, 2023, by and between SPAC and Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (“
Sponsor
”), and (ii) the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Common Stock or other equity interests in SPAC (collectively, “
Equity Interests
”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date of this Subscription Agreement: (i) SPAC has no subsidiaries other than those party to the Business Combination Agreement; and (ii) SPAC does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Business Combination Agreement, the ancillary documents of the Business Combination Agreement and Letter Agreement, dated as of April 20, 2025, by and among SPAC, Sponsor and the directors and officers of SPAC. Except for the anti-dilution provisions applicable to the Class B Ordinary Shares which will be waived in connection with the Transaction, there are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of: (i) the Shares pursuant to this Subscription Agreement; or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.
k. As of the date this Subscription Agreement, except as would not reasonably be expected to have a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC.
l. SPAC is in compliance with all applicable law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. As of the date this Subscription Agreement, SPAC has not received any written communication from a governmental authority that alleges that SPAC is not in compliance with or is in default or violation of any applicable law except where such noncompliance, default or violation would not reasonably be expected to have a Material Adverse Effect.
m. SPAC has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Shares pursuant to this Subscription Agreement other than to the Placement Agents (as defined below) and, in certain circumstances following the consummation of the Transactions, Chardan Capital Markets, LLC and TD Securities (USA) LLC in their respective roles as advisers to Kodiak. Other than the Placement Agents, Chardan Capital Markets, LLC and TD Securities (USA) LLC in their respective roles as advisers to Kodiak. SPAC is not aware of any person that has been paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in connection with the Subscription Agreements.
n. SPAC is not, and immediately after receipt of payment for the Shares, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
o. SPAC is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the “
Code
”), a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

6.
Investor Representations and Warranties
. The Investor represents and warrants to SPAC and the Placement Agents that as of the date of this Subscription Agreement and as of the Closing Date:
a. The Investor: (i) has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation; and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
b. This Subscription Agreement has been duly authorized, executed and delivered by the Investor. Assuming the due authorization, execution and delivery of the same by SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c. The execution, delivery and performance of this Subscription Agreement, the purchase of the Shares, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Shares.
d. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee is: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on
Schedule A
; (ii) acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Subscription Agreement on behalf of each owner of each such account; and (iii) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on
Schedule A
). The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed
Schedule A
following the signature page to this Subscription Agreement and the information contained on Schedule A is accurate and complete.
e. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee: (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Shares. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
f. The Investor acknowledges and agrees: (i) that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act; (ii) the Shares have not been registered under the Securities Act; and (iii) that SPAC is not required to register the Shares except as set forth in
Section 7

of this Subscription Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to SPAC or one of its subsidiaries; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Shares will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares; and (iii) as a consequence, Investor may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that SPAC files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.
g. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from SPAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, Kodiak, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of SPAC expressly set forth in this Subscription Agreement.
h. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
i. The Investor acknowledges and agrees that the Investor has received, and has had the opportunity to review and understand such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SPAC, the Transaction and the business of Kodiak and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review SPAC’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s) have deemed necessary to make an investment decision with respect to the Shares. The Investor has received, and has had the opportunity to review and understand the materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor acknowledges that as part of the Transaction, SPAC expects to file a registration statement under the Securities Act, including a preliminary prospectus and proxy statement, which contains additional information about the Transaction, Kodiak and SPAC. The Investor further acknowledges that the information provided to it is preliminary and subject to change. The Investor also acknowledges and agrees that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Shares under this Subscription Agreement. The Investor acknowledges that the Investor has not relied on any such registration statement and preliminary prospectus in making any investment decision. The Investor acknowledges that SPAC and Kodiak offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements.
j. The Investor acknowledges that certain information provided to it was based on forecasts. The Investor understands and agree that such forecasts were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties many of which are outside of SPAC’s control. Consequently, Investor acknowledges and agrees that actual results to differ materially from those contained in the forecasts and that SPAC does not guarantee the accuracy of any such forecasts. The Investor acknowledges that all forward looking information and forecasts were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or forecasts.
k. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC, Kodiak or a representative of SPAC or Kodiak. Investor acknowledges that the Shares were offered to the Investor solely by direct contact between the Investor and SPAC, Kodiak or a representative of SPAC or Kodiak. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares: (i) were not offered to it by any advertising or, to its knowledge, general solicitation; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. In making its investment or decision to invest in SPAC, the Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, Kodiak, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC contained in this Subscription Agreement. Neither the Investor, nor to its knowledge any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Shares.
l. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in SPAC’s SEC Reports. The Investor is: (i) able to fend for itself in the Transactions contemplated in this Subscription Agreement; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor will not look to J.P. Morgan Securities LLC, Citigroup Inc. or any of their respective affiliates, in their capacity as placement agents (collectively, the “
Placement Agents
”), for all or part of any such loss or losses the Investor may suffer. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Shares; (ii) has no need for liquidity with respect to its investment in the Shares; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.
m. Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SPAC. The Investor acknowledges specifically that a possibility of total loss exists.
n. In making its decision to purchase the Shares, the Investor has relied solely upon its own independent investigation and that of its advisors, if any. Without limiting the generality of the foregoing, the Investor has not relied (and disclaims reliance) on any statements or other information provided by or on behalf of any Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, Kodiak, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated under this Subscription Agreement or the Business Combination Agreement, the Shares or the offer and sale of the Shares.

o. The Investor acknowledges and agrees that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons: (i) have not provided the Investor with any information or advice with respect to the Shares; (ii) have not made or make any representation, express or implied as to SPAC, Kodiak, Kodiak’s credit quality, the Shares or the Investor’s purchase of the Shares; (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares; (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to Kodiak, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it; (v) may have existing or future business relationships with SPAC and Kodiak (including, but not limited to, lending, depository, risk management, advisory and banking relationships); (vi) will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.
p. The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to in this Subscription Agreement. Investor also acknowledges that it has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, SPAC or Kodiak. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their respective affiliates.
q. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
r. Intentionally omitted.
s. The execution, delivery and performance by the Investor of this Subscription Agreement are within the Investor’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligation under this Subscription Agreement. If the Investor is not an individual, the execution, delivery and performance by the Investor of this Subscription Agreement will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine. If the Investor is an individual, the signatory has legal competence and Investor has the capacity to execute this Subscription Agreement. If the Investor is not an individual, the signatory has been duly authorized to execute this Subscription Agreement. Assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
t. The Investor is not: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“
OFAC
”) or in any Executive Order issued by the President of the United States and administered by OFAC (“
OFAC List
”), or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “
Prohibited Investor
”). If requested, the Investor agrees and is permitted to provide law enforcement agencies such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “
BSA
”), as amended by the USA PATRIOT Act of 2001 (the “
PATRIOT Act
”), and its implementing regulations (collectively, the “
BSA/PATRIOT Act
”), to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
u. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares.
v. No Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, Kodiak or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC.
w. In connection with the issue and purchase of the Shares, no Placement Agent has acted as the Investor’s financial advisor or fiduciary.
x. The Investor, when required to deliver payment to SPAC pursuant to
Section 2
above, will have sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.
y. As of the date of this Subscription Agreement, the Investor does not have, and during the 30 day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of SPAC. Notwithstanding the foregoing, the Investor makes no such representation with respect to any assets of the Investor managed by an external investment manager pursuant to a separately managed account arrangement.
z. The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.
aa. If the Investor is or is acting on behalf of: (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”); (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “
Code
”); (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “
ERISA Plan
”); or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “
Similar Laws
,” and together with ERISA Plans, “
Plans
”), the Investor represents and warrants that

(A) neither SPAC nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares; (B) none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (C) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.
7.
Registration Rights
.
a. In the event that the Shares are not registered in connection with the consummation of the Transaction, then on or prior to the Closing Date, and in no event later than 30 calendar days after the Closing Date (such deadline, the “
Filing Deadline
”), SPAC will endeavor to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “
Registration Statement
”). SPAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies SPAC that it will “review” the Registration Statement) and (ii) five (5) business days after SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “
Effectiveness Date
”). SPAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SPAC becomes eligible to use such Form S-3. SPAC will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement. Notwithstanding the foregoing, if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to cause SPAC to withdraw from the Registration Statement upon its prompt written request to SPAC, in which case SPAC’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. SPAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SPAC such information regarding the Investor, the securities of SPAC held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SPAC to effect the registration of such Shares. Investor shall also execute documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding anything to the contrary in this Subscription Agreement, in connection with the obligations of SPAC under this
Section 7
, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one (1) business day thereafter, SPAC shall file the final prospectus under Rule 424 of the Securities Act. SPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of: (i) the second anniversary of the Effectiveness Date of the Registration Statement registering all Shares for resale by the Investor; (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement; or (iii) the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations. For purposes of clarification, any failure by SPAC to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve SPAC of its obligations to file or effect the Registration Statement set forth in this
Section 7
. Notwithstanding the foregoing, if the SEC prevents SPAC from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this
Section 7
by the applicable stockholders or otherwise, such Registration Statement shall register for resale the number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event SPAC amends the Registration Statement in accordance with the foregoing, SPAC will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.
b. For as long as the Investor holds Shares or, if shorter, two years from the Closing Date, SPAC will use commercially reasonable efforts to (1) qualify the Shares for listing on a Stock Exchange, which shall be the stock exchange on which SPAC’s common stock is then listed, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds Shares or, if shorter, two years from the Closing Date, SPAC will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.
c. SPAC may suspend the use of any such Registration Statement if the board of directors of SPAC determines in good faith that either in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act (a “
Suspension Event
”). Notwithstanding the foregoing, (I) SPAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days, not more than twice or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period and (II) SPAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. SPAC shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Shares where, following such sale, subsequent public distribution of such shares shall not require registration under the Securities Act.
d. SPAC shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing the Investor’s ownership of Shares, and SPAC shall issue a certificate (or evidence of the issuance of such securities in book-entry form) without such restrictive legend or any other restrictive legend to the Investor, if: (i) such Shares are sold or transferred pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such, subsequent public distribution of such shares shall not require registration under the Securities Act, ; or (ii) such Shares are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions and without the requirement for SPAC to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). Following Rule 144 becoming available for the resale of such Shares without volume or manner-of-sale restrictions, SPAC, upon the written request of Investor and after providing SPAC with all customary documentation, shall instruct SPAC’s transfer agent to remove the legend from such Shares (in whatever form) and shall use commercially reasonable efforts to cause SPAC’s counsel to issue any legend removal opinion required by the transfer agent.
e. At its expense, SPAC shall use commercially reasonable efforts to advise the Investor within five (5) business days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included in such Registration Statement or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by SPAC of any notification with respect to the suspension of the qualification of the Shares included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. SPAC shall use commercially reasonable efforts to promptly provide written notice of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading. The notice sent by the SPAC pursuant to the preceding sentence shall not contain any material non-public information other than the description of such event, which the parties agree may constitute material non-public information. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as SPAC is permitted under this Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, SPAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included in such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
f. For purposes of this
Section 7
, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any person or entity to which the rights under this
Section 7
shall have been duly assigned.
g. Notwithstanding any termination of this Subscription Agreement, SPAC shall indemnify, defend and hold harmless the Investor, the officers, directors, partners, members, managers, stockholders, and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable and documented costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented expenses (collectively, “
Losses
”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. The indemnity obligation set forth in this Section 7(g) shall not apply, however, to the extent that any untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to SPAC by the Investor expressly for use in any of the SEC filings referenced in this Section 7(g). SPAC shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this
Section 7
of which SPAC is aware. Notwithstanding the forgoing, SPAC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of SPAC.
h. The Investor shall, severally and not jointly with any Other Investor, indemnify and hold harmless SPAC, its directors, officers, partners, members, managers, stockholders, agents and employees, each person who controls SPAC (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to SPAC by the Investor expressly for use therein. Notwithstanding the forgoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor.
i. Any person or entity entitled to indemnification pursuant to this Subscription Agreement shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification under this Subscription Agreement to the extent such failure has not prejudiced the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Without the consent of the indemnified party, no indemnifying party shall consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include an unconditional release of the indemnified party from all liability in respect to such claim or litigation.
j. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.
k. If the indemnification provided under this
Section 7
from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to in this
Section 7
, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Subject to the limitations set forth in this Section 7, the amount paid or payable by a party as a result of the Losses shall be deemed to include any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section 7(k)
from any person or entity who was not guilty of such fraudulent misrepresentation.
8.
Termination.
This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Subscription Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of each of the parties and Kodiak to terminate this Subscription Agreement; (c) thirty (30) days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date of this Subscription Agreement), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations under this Subscription Agreement; or (d) if any of the conditions to Closing set forth in
Section 3
of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “
Termination Events
”). Nothing in this Subscription Agreement will relieve, however, any party from liability for any willful breach of this Subscription Agreement prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SPAC shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of the Business Combination Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of
Section 7(g)
through
(k)
, this
Section 8
,
Section 9
through
12
and
Section 14
of this Subscription Agreement will survive any termination of the Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to SPAC in connection with this Subscription Agreement shall promptly (and in any event within one business day) be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.
9.
Trust Account Waiver
. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. As described in SPAC’s prospectus relating to its initial public offering dated April 24, 2023 (the “
Prospectus
”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “
Trust Account
”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. In consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which is acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding the foregoing, nothing in this
Section 9
shall be deemed to limit or prohibit: (i) the Investor’s right to pursue a claim against SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) any claims that the Investor may have following the consummation of the Transaction against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account other than for distribution to shareholders and any assets that have been purchased or acquired with any such funds); or (iii) the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date of this Subscription Agreement or acquired after the date of this Subscription Agreement (other than Shares to be acquired pursuant to this Subscription Agreement), pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed in writing with SPAC to not exercise such redemption right.

10.
Miscellaneous
.
a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired under this Subscription Agreement, if any) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Subscription Agreement and all or a portion of the Investor’s rights and obligations hereunder may be assigned to one or more fund or account managed by the same investment manager as the Investor or by or to an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement. Notwithstanding the foregoing, no assignment pursuant to clause (i) of this
Section 10
shall relieve the Investor of its obligations under this Subscription Agreement.
b. SPAC may request from the Investor such additional information as SPAC deems reasonably necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. SPAC agrees to keep any such information provided by Investor confidential except: (i) as necessary to include in any registration statement SPAC is required to file under this Subscription Agreement; (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide SPAC with such requested information, SPAC may not be able to register the Investor’s Shares for resale pursuant to
Section 7
. In such event, Investor also agrees that, without any liability under this Subscription Agreement, SPAC may reject the Investor’s Subscription Amount prior to the Closing Date in the event the Investor fails to provide such additional information requested by SPAC to evaluate the Investor’s eligibility or SPAC’s determines that the Investor is not eligible. The Investor acknowledges that SPAC may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of SPAC.
c. The Investor acknowledges that SPAC, Kodiak and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including
Schedule A
. Prior to the Closing, the Investor agrees to promptly notify SPAC and Kodiak if any of the acknowledgments, understandings, agreements, representations and warranties set forth in
Section 6
above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC if they are no longer accurate in any respect). If SPAC receives such notice from Investor, SPAC will use commercially reasonable efforts to promptly notify the Placement Agents. The Investor acknowledges and agrees that each purchase by the Investor of Shares from SPAC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Investor as of the time of such purchase contained in this Subscription Agreement. Prior to the Closing, SPAC agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in
Section 5
above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Material Adverse Effect, in which case SPAC shall notify the Investor if they are no longer accurate in any respect). SPAC acknowledges and agrees that each sale by SPAC of Shares to the Investor will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by SPAC as of the time of such purchase.
d. SPAC, the Investor, Kodiak and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered under this Subscription Agreement. The foregoing clause of this

Section 10(d)
shall not, however, give Kodiak or the Placement Agents any rights other than those expressly set forth in this Subscription Agreement.
e. All of the agreements, representations and warranties made by each party in this Subscription Agreement shall survive the Closing.
f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of
Section 8
above) except by an instrument in writing, signed by each of the parties. No such modification or waiver by SPAC of the provisions of this Subscription Agreement shall be effective without the prior written consent of Kodiak (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy under this Subscription Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Subscription Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.
g. This Subscription Agreement (including
Schedule A
) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of the Subscription Agreement. Except as set forth in Section 7 with respect to any indemnified person,
Section 8
,
Section 10(c)
,
Section 10(d)
,
Section 10(f)
, this
Section 10(g), the last sentence of Section 10(k)
and
Section 11
with respect to the persons specifically referenced in that Section, and
Section 6
and Section 10(c) with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
h. Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. The agreements, representations, warranties, covenants and acknowledgments contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Subscription Agreement and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
j. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. Consequently, the parties acknowledge and agree that a party shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement. The parties also acknowledge and agree that the foregoing equitable remedies shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
l. If any change in the number, type or classes of authorized shares of SPAC (including the Shares), other than as contemplated by the Business Combination Agreement, or any agreement contemplated by the Business Combination, shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and Per Share Purchase Price shall be appropriately adjusted to reflect such change.
m. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.
n. Each party under this Subscription Agreement, and any person asserting rights as a third party beneficiary in accordance with
Section 10(g)
may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated under this Subscription Agreement or any related document (“
Legal Dispute
”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, but only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “
Chosen Courts
”) Each party under this Subscription Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this
Section 10(n)
is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this
Section 10(n)
following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO

PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
o. Any notice or communication required or permitted under this Subscription Agreement to any Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC.
If to SPAC, to:
Ares Acquisition Corporation II
245 Park Avenue, 44th Floor
New York, New York 10167
Attn: Allyson Satin; Anton Feingold; Eric Waxman
and
Ares Acquisition Corporation
1800 Avenue of the Stars
Suite 1400
Los Angeles, CA 90067
Attn: Allyson Satin; Anton Feingold
Email:	[***]
[***]
[***]
with copies (which shall not constitute notice) to
:
Kirkland & Ellis LLP
2049 Century Park East, Suite 3700
Los Angeles, California 90067
Attn: Philippa Bond, P.C.; Van Whiting
Email:	[***]
[***]
and
Kodiak AI, Inc.
1045 Terra Bella Avenue
Mountain View, CA 94043
Attn: Chief Legal Officer
Email:	[***]

with copies (which shall not constitute notice) to
:
Wilson Sonsini Goodrich & Rosati Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn: Melissa Rick; Austin March
Email:	[***]
[***]
11.
Non-Reliance and Exculpation
. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC expressly contained in this Subscription Agreement, in making its investment or decision to invest in SPAC. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreements related to the private placement of the Shares (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Business Combination Agreement or any Non-Party Affiliate other than SPAC as expressly provided for in this Subscription Agreement, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to: (x) this Subscription Agreement or any Other Subscription Agreements related to the private placement of the Shares; (y) the negotiation of this Subscription Agreement, its subject matter or the private placement of the Shares; or (z) the transactions contemplated under this Subscription Agreement or under any Other Subscription Agreements related to the private placement of the Shares. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Subscription Agreement, as expressly provided in this Subscription Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, Kodiak, the Placement Agents or any Non-Party Affiliate concerning SPAC, Kodiak, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated under this Subscription Agreement. “
Non-Party Affiliates
” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, Kodiak, any Placement Agent or any of SPAC’s, Kodiak’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.
12.
Disclosure
. By 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement (the “
Disclosure Time
”), SPAC shall issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “
Disclosure Document
”), to the extent not previously disclosed, disclosing all material terms of the transactions contemplated under this Subscription Agreement and by the Other Subscription Agreements and the Business Combination Agreement, the Transaction and any other material, nonpublic information that SPAC, Kodiak or any of their officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC, Kodiak or any of their officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents. Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC, Kodiak or any of its affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents, relating to the transactions contemplated by this

Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, SPAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except: (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading; or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this
Section 12
. Prior to any disclosure permitted under subclause (i) or (ii) of the preceding sentence, to the extent permitted under law, SPAC shall use commercially reasonable efforts to provide the Investor with prior written notice of such disclosure and shall reasonably consult with the Investor regarding such disclosure.
13.
Open Market Purchases.
a. At the Investor’s election, the Investor’s Subscribed Shares may be reduced on a one-for-one share basis (the “
Reduction Right
”) up to an aggregate of Open-Market Purchase Shares and Currently Owned Shares, as applicable. For the purposes of this Section 13: (i) “Open-Market Purchase Shares” means Class A ordinary shares, par value $0.0001 per share, of SPAC purchased by the Investor for its own account pursuant to open-market transactions with third parties at a price of less than the Base Per Share Price; (ii) “
Currently Owned Shares
” means any Class A ordinary shares, par value $0.0001 per share the Investor beneficially owns as of the date of this Subscription Agreement; and (iii) “Record Date” means the record date established for voting at the extraordinary general meeting of shareholders of SPAC held to approve the Transaction.
b. To exercise the Reduction Right with respect to the Open Market Purchase Shares, the Investor must agree to: (A) not sell or otherwise transfer such Open-Market Purchase Shares prior to the consummation of the Transaction; (B) not vote any Open-Market Purchase Shares in favor of approving the Transaction or any extension of SPAC and instead submit a proxy abstaining from voting thereon; and (C) to the extent it has the right to have any of its Open-Market Purchase Shares redeemed for cash in connection with the consummation of the Transaction or in connection with any extension of SPAC, not exercise any such redemption rights (collectively, the “
Open-Market Purchase Reduction Conditions
”). To exercise the Reduction Right with respect to the Currently Owned Shares, the Investor must agree: (A) not sell or otherwise transfer such Currently Owned Shares prior to the consummation of the Transaction; (B) vote all of its Currently Owned Shares in favor of approving the Transaction or any extension of SPAC; and (C) to the extent it has the right to have any of its Currently Owned Shares redeemed for cash in connection with the consummation of the Transaction or in connection with any extension of SPAC, not exercise any such redemption rights (the “
Currently Owned Shares Reduction Conditions
”).
c. No later than one (1) Business Day after the Record Date, the Investor shall deliver a certificate (an “
Election Certificate
”) signed by the Investor, certifying the number of Subscribed Shares for which Investor has elected to exercise its Reduction Right, including the number of corresponding Open-Market Purchase Shares and Currently Owned Shares, as applicable. With respect to any such Open-Market Purchase Shares, the Election Certificate shall state: (1) the date of such Open-Market Purchase; (2) the number of shares acquired in such Open-Market Purchase; (3) the price per share at which such Open-Market Purchase Shares were purchased by Investor; and (4) an affirmation that Investor has and will comply with the Open-Market Purchase Reduction Conditions. With respect to any such Currently Owned Shares, the Election Certificate shall contain an affirmation that Subscriber has and will comply with the Currently Owned Shares Reduction Condition. In the event that subsequent to exercising its Reduction Right, Investor desires to lower the number of Subscribed Shares subject to such reduction (i.e., increase the number of Subscribed Shares to be purchased pursuant to this Subscription Agreement), Investor may so amend the Certificate with the consent of SPAC.

14.
Additional Agreements.
a. Subject to Section 12, neither SPAC, Kodiak nor any of their respective controlled affiliates and subsidiaries (if any) (collectively, the “
Company Group
”) shall identify, or permit any of its employees, agents or representatives to identify, the Investor (whether in connection with SPAC or in the Investor’s capacity as an investor in the Issuer) in any written or oral public communications or issue any press release or other disclosure of the Investor’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “
Investor Names
”), in each case except: (i) as authorized in writing by the Investor in each such instance (electronic mail to suffice); or (ii) as required by applicable law, legal process or regulatory request (“
Applicable Law
”). Subject to Section 12, if disclosure is required pursuant the preceding sentence, the disclosing member of the Company Group will, as soon as practicable, notify the Investor of such requirement (except where prohibited by Applicable Law) so that the Investor (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, SPAC may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Investor with any notification thereof, unless the Investor is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).
b. SPAC, on behalf of itself and the other Company Parties, acknowledges and agrees that the acquisition of the Shares and the execution and adoption of this Subscription Agreement are not intended to establish, and shall not establish, an investment advisory relationship by and among, (i) on the one hand, the Investor or any affiliate, or any of its or their members, owners, partners, officers, directors, employees, agents or representatives (each, an “
Investor Party
”), and (ii) on the other hand, any member of the Company Group or any of their respective officers, directors, shareholders, partners, members, employees, agents or representatives (each, a “
Company Party
”), whereby any Investor Party serves as an investment adviser to any Company Party or that would otherwise result in any Investor Party meeting the definition of an investment adviser in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, with respect to any Company Party. Further, the Issuer, on behalf of itself and the other Company Parties, acknowledges and agrees that the Company Parties are not relying upon any Investor Party for investment advice, analysis or recommendations regarding any investment or potential investment.
[
SIGNATURE PAGES FOLLOW
]

IN WITNESS WHEREOF
, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: , 2025

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.:

Currently Owned Shares:

Aggregate Subscription Amount: $
You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SPAC in the Closing Notice.
[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

ARES ACQUISITION CORPORATION II

By:
Name: Allyson Satin
Title: Authorized Person

Date: [  ], 2025
[Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “
QIB
”)).
☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.
Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

C.	QUALIFIED PURCHASER STATUS
(Please check the applicable subparagraphs):

1.
☐ A corporation, partnership, limited liability company, trust or other organization that: (i)was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); (ii)owns not less than U.S.$5,000,000 in investments; and (iii)is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

2.
☐ A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2), (3) or (4) of this Section C.

3.
☐ An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (ii) has discretionary investment authority with regard to at least U.S. $25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

Annex A
Per Share Purchase Price
The Per Share Purchase Price shall equal the Base Per Share Price multiplied by the Applicable Percentage for the Investor set forth below. The Investor’s Aggregate Subscription Amount shall be as set forth on the signature page to this Subscription Agreement.
For example, if the Base Per Share Price is $11.00 and Investor’s Aggregate Subscription is (i) $30,000,000, the Per Share Purchase Price shall equal $11.00 or (ii) $100,000,000, the Per Share Purchase Price shall equal $9.90.

Percentage	Aggregate Subscription Amount
100%	Less than $50,000,000
90%	$50,000,000 or greater

Annex L

April 13, 2025
Special Committee of the Board of Directors of
Ares Acquisition Corporation II
245 Park Avenue, 44
th
Floor
New York, NY 10167
Members of the Special Committee:
You have requested that Lincoln International LLC (“Lincoln”) render an opinion (the “Opinion”) as to the fairness, from a financial point of view, to the Purchaser Unaffiliated Shareholders of the Base Purchase Price, which excludes the Earnout Stock, to be paid by the Purchaser in the proposed transaction described below. “Purchaser Unaffiliated Shareholders” means the holders of Purchaser Ordinary Shares other than: (i) Ares Acquisition Holdings II LP (the “Sponsor”), an affiliate of Ares Management Corporation, LLC (“Ares”); (ii) officers, directors or affiliates of Ares Acquisition Corporation II, a Cayman Islands exempted company (the “Purchaser”); (iii) holders of Class A ordinary shares of the Purchaser, $0.0001 par value (each a “Purchaser Class A Ordinary Share”), who elect to redeem their shares prior to or in connection with the Merger (as defined below); and (iv) holders of Cancelled Shares and Dissenting Shares. “Agreement” means the Business Combination Agreement proposed to be entered into by and among Purchaser, AAC II Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Purchaser (“Merger Sub”), and Kodiak Robotics, Inc. (“Kodiak”), a Delaware corporation. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
Background of the Transaction
We understand that the Purchaser (which, as part of the Transactions (as defined below), shall transfer by way of continuation to and domesticate as a Delaware corporation (the “Domestication”)), proposes to enter into the Agreement.
Pursuant to the Agreement: (i) immediately prior to the Domestication, each then issued and outstanding share of Class B ordinary stock of the Purchaser, $0.0001 par value per share (each a “Purchaser Class B Ordinary Share” and all such shares together with all Purchaser Class A Ordinary Shares, the “Purchaser Ordinary Shares”), will convert automatically, on a one-for-one
basis, into one Purchaser Class A Ordinary Share (such conversion, the “Sponsor Share Conversion”); (ii) in connection with the Domestication, (a) each then issued and outstanding Purchaser Class A Ordinary Share will convert automatically, on a one-for-one
basis (the “Class A Ordinary Share Conversion”), into one share of common stock of the Purchaser following the Domestication, par value $0.0001 per share (the “Domesticated Purchaser Common Stock ”), (b) each then issued and outstanding Cayman Purchaser Warrant shall convert automatically into a warrant to acquire one share of the Domesticated Purchaser Common Stock (“Domesticated Purchaser Warrant”), and (c) each then issued and outstanding Cayman Purchaser Unit shall be cancelled and will thereafter entitle the holder of such unit to one share of Domesticated Purchaser Common Stock and one-half
of one Domesticated Purchaser Warrant; (iii) at the Closing, Merger Sub

Lincoln International LLC 110 North Wacker 51 st Floor Chicago, Illinois 60606	www.lincolninternational.com

will merge with and into Kodiak, with Kodiak surviving the merger as a direct, wholly-owned subsidiary of the Purchaser (the “Merger”); (iv) prior to the Merger, each share of preferred stock, par value $0.0001 per share, of Kodiak, will convert into one share of common stock, par value $0.0001 per share, of Kodiak (the “Kodiak Common Stock”); (v) at the effective time of the Merger, each outstanding Company SAFE will automatically convert into the right to receive: (x) the Per Share Merger Consideration multiplied by
the number of SAFE Conversion Shares into which such Company SAFE is convertible; and (y) a pro rata portion of the Earnout Stock as, when and to the extent issuable in accordance with the Agreement; (vi) by virtue of the Merger, each share of Kodiak Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than Cancelled Shares and Dissenting Shares), will be converted into the right to receive: (x) the Per Share Merger Consideration to be based on the Base Purchase Price of $2,500,000,000; and (y) the Per Share Additional Consideration as, when and to the extent issuable in accordance with the Agreement; and (vii) by virtue of the Merger, each Company Warrant and Company Option shall become entitled to the consideration specified in the Agreement. The terms and conditions of the Domestication, the Sponsor Share Conversion, the Class A Ordinary Share Conversion, and the Merger are more fully set forth in the Agreement.
We also understand that, in connection with the Transactions: (i) Kodiak intends to enter into a Second Lien Loan and Security Agreement with the Second Lien Lenders pursuant to which such Second Lien Lenders will make a convertible note investment in Kodiak (the “Second Lien Loans”); and (ii) Purchaser may enter into subscription agreements with certain third party investors, pursuant to which such investors will agree to subscribe for and purchase shares of Domesticated Purchaser Common Stock at a purchase price equal to the Redemption Price (the “PIPE Investment”). The terms and conditions of the Second Lien Loans will be set forth in the Second Lien Loan and Security Agreement and the terms and conditions of any PIPE Investment will be set forth in those certain subscription agreements entered into in connection with the PIPE Investment. We express no opinion as to the terms and conditions of the Second Lien Loans or the PIPE Investment. The transactions described in this paragraph and the preceding paragraph, together with the other transactions contemplated by the Agreement, including but not limited to the Domestication, the Sponsor Share Conversion, the Class A Ordinary Share Conversion, the Merger, the Second Lien Loan and Security Agreement, and the PIPE Investment, are referred to herein as the “Transactions”.
Scope of Analysis
In connection with this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.	Audited financial statements for Kodiak as of and for the fiscal year ended December 31, 2023 (the “Audited Historical Financials”);

b.
Unaudited internal financial statements for Kodiak as of and for the nine-months ended September 30, 2024, in each case, provided to us by Kodiak (together with the Audited Historical Financials, the “Historical Financials”);

c.	The pro forma equity ownership table of the Purchaser and an estimated Transactions sources and uses schedule provided to us on behalf of the Purchaser (the “Transaction Model”);

d.	The Kodiak unit economics model and accompanying financial supplement dated March 2025;

e.	A draft of the Agreement, dated as of April 12, 2025;

f.	Kodiak Investor Presentation dated April 2025; and

g.	Other documents relating to the history, past and current operations, financial condition, and probable future outlook of Kodiak provided to us by the management of each of Kodiak and the Purchaser;

2)
Discussed the business, financial outlook and prospects of Kodiak and its addressable market, as well as the terms and circumstances surrounding the Transactions, with management of Kodiak and the Purchaser;

3)
Reviewed certain financial and other information for Kodiak, and compared that data and information with certain financial and corresponding data and information for companies with publicly traded securities that we deemed relevant, none of which is directly comparable to Kodiak;

4)
Reviewed certain financial and other information for Kodiak and the Transactions, and compared that data and information with certain financial and corresponding data and information for companies that have been subject to change of control M&A transactions and capital raise transactions that we deemed relevant, none of which is directly comparable to Kodiak and the Transactions; and

5)	Considered such other information and financial, economic and market criteria and analyses that we deemed relevant.
Assumptions, Qualifications, and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Base Purchase Price, Lincoln has, with the Purchaser management’s consent:

1)
Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)
Relied upon the assurances of the management of the Purchaser that to the Purchaser’s knowledge, when delivered to Lincoln, the information provided to Lincoln is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statement not misleading in light of the circumstances under which such statement is made;

3)
Assumed that the Historical Financials and the Transaction Model provided to Lincoln were reasonably prepared in good faith on a basis reflecting the best currently reasonably available estimates and judgments of the management of the Purchaser and, to the Purchaser’s knowledge, Kodiak, as applicable, as to the financial condition, operating performance and financial results of Kodiak and the current and future assets, liabilities and financial condition of the Purchaser, pro forma for the Merger and as of the effective date thereof, as applicable, and that the assumptions supporting the Transaction Model are, in light of the circumstances under which they are made, the best currently reasonably available. Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates and judgments on which the Transaction Model is based.

4)	Assumed that the Transactions will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

5)
Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Transactions, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Purchaser, Kodiak or the Transactions;

6)
Assumed that the Transactions will be consummated in accordance with the terms outlined by the Purchaser, in the Agreement and in other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

7)
Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of Kodiak or the Purchaser since the date the most recent information was made available to Lincoln;

8)	Assumed that the final terms of the Transactions will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

9)	Assumed that the final versions of all documents (including the Agreement) reviewed by Lincoln conform in all material respects to the drafts reviewed by Lincoln.
Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion. As you are aware, we have not been provided with, and we did not have access to, financial forecasts relating to Kodiak prepared by the management of Kodiak. Accordingly, we did not perform a discounted cash flow analysis or any multiples-based analysis with respect to Kodiak. We have relied upon the assessments of the management of Kodiak and the Purchaser as to, among other things, the potential impact on Kodiak and the Purchaser of market, competitive, seasonal, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the autonomous mobility industry and the geographic regions and local communities in which Kodiak operates. We have assumed that there will not be any developments with respect to any such matters that would have an adverse effect on Kodiak, the Purchaser or the Transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. In preparing this opinion, we have not taken into account any tax consequences of the Transactions to any holder of Kodiak Common Stock, Purchaser Ordinary Shares or Domesticated Purchaser Common Stock. You have advised us that the parties intend that the Domestication, the Sponsor Share Conversion, the Class A Ordinary Share Conversion and the Merger, taken individually, will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and we have assumed that the Domestication, the Sponsor Share Conversion, the Class A Ordinary Share Conversion and the Merger will otherwise qualify for the intended tax treatment contemplated by the Agreement.
Lincoln did not evaluate the Purchaser’s or Kodiak’s solvency or the adequacy of the Purchaser’s capital following the Transactions and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance
sheet or otherwise) of the Purchaser or Kodiak or any of their respective subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. For purposes of Lincoln’s financial analyses and this Opinion, with the consent of the Committee: (i) Lincoln did not perform any financial analyses to evaluate the value of the Purchaser or to derive valuation reference ranges for shares of Domesticated Purchaser Common Stock for purposes of comparison with the Base Purchase Price or otherwise; (ii) Lincoln has assumed, at the Committee’s direction, that the value of each share of Domesticated Purchaser Common Stock is equal to the Redemption Price (pursuant to the Agreement and the Transaction Model) and Lincoln assumes no responsibility and expresses no opinion as to such per share value; (iii) Lincoln has assumed, at the Committee’s direction, that the aggregate value of the Base Purchase Price is equal to $2,500,000,000 as provided in the Agreement and the Transaction Model; and (iv) Lincoln’s analyses excluded consideration of the Earnout Stock. Lincoln was not requested to, nor did Lincoln participate in the negotiation or structuring of the Transactions. Lincoln was not requested to, nor did Lincoln seek alternative candidates for the Transactions.
This Opinion: (i) does not address the underlying business decision of the special committee (the “Committee”) of the board of directors of the Purchaser (the “Board”) or the Purchaser to proceed with or effect the

Transactions or the relative merits of the Transactions as compared to other transaction structures, transactions or business strategies that may be available to the Purchaser or the effect of any other transaction in which the Purchaser might engage, and does not address whether the Base Purchase Price, which excludes the Earnout Stock, to be paid by the Purchaser in the Merger pursuant to the Agreement is the best possibly attainable under the circumstances; (ii) does not address the capital structure of the Purchaser, whether the Purchaser should be issuing debt or equity securities or a combination of both in connection with the Transactions or the PIPE Investment, or the form, structure or any aspect or terms of any debt or equity financing for the Transactions or the PIPE Investment or the likelihood of closing such financings; (iii) does not address the capital structure or equity capitalization of the Purchaser or the effect of the Transactions or the capital structure or equity capitalization of the Purchaser on the value of the Purchaser Ordinary Shares after giving effect to the Transactions; (iv) does not constitute advice or a recommendation to the Committee, the Board, the Purchaser or any security holder as to whether they should elect to redeem their shares, or how they should act or vote with respect to any matter relating to the Transactions; (v) only addresses the fairness from a financial point of view to the Purchaser Unaffiliated Shareholders of the Base Purchase Price, which excludes the Earnout Stock, to be paid by the Purchaser in the Merger pursuant to the Agreement and does not address any other terms, aspects or implications of the Transactions, or any agreements, arrangements or understandings entered into in connection with the Transactions or otherwise; (vi) does not address the individual circumstances of specific shareholders of the Purchaser with respect to rights or aspects which may distinguish such holders or equity securities held by such holders; and (vii) does not address, take into consideration or give effect to any existing or future rights, preferences, restrictions or limitations or other attributes of any such securities or holders (including the Sponsor). We express no opinion as to the fairness of any portion or aspect of the Transactions to (a) the holders of any class of securities, creditors or other constituencies of the Purchaser, Kodiak or any other party, except as expressly set forth below, or (b) any one class or group of the Purchaser’s or Kodiak’s security holders, creditors or other constituencies vis-à-vis
any other class or group of the Purchaser’s or Kodiak’s security holders, creditors or other constituents (including, without limitation, the allocation of any of the Base Purchase Price among or within such classes or groups of security holders, creditors or other constituents). The decision as to whether to proceed with the Transactions or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based.
Lincoln expresses no opinion as to what the market price or value of the Purchaser Ordinary Shares, the Domesticated Purchaser Common Stock or any other publicly traded securities issued by the Purchaser or Kodiak will be after the announcement or consummation of the Transactions (including as compared to the Redemption Price which holders of Purchaser Ordinary Shares may receive on redemption of their Purchaser Ordinary Shares in connection with the Redemption). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Purchaser’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Purchaser’s officers, directors or employees, or class of such persons, in connection with the Transactions relative to the Base Purchase Price in the Transactions.
It is understood that this Opinion is for the use and benefit of the Committee in connection with the Transactions. This Opinion may not be used for any other purpose and is not intended to, and does not confer, any rights or remedies upon any other person. Except as contemplated by the Letter Agreement, dated as of April 10, 2025, among Lincoln, the Committee and the Purchaser, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Purchaser, the Committee, the Board, the shareholders of the Purchaser or any other party.

Disclosure of Relationships
Lincoln will receive a customary fee from the Purchaser for our services, a portion of which was payable upon our retention, and the balance of which becomes payable upon the delivery of this Opinion and which will be paid upon consummation of the Merger. No portion of our fee is contingent upon either the conclusion reached herein or the consummation of the Merger. In addition, the Purchaser has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. During the two years preceding the date of this Opinion, we and our affiliates have been and are currently engaged by affiliates of Ares to provide certain valuation services for portfolio management and financial reporting purposes for which Ares and its affiliates have agreed to, through arm’s length negotiations, pay Lincoln what they believe are customary professional fees, reimbursements for certain out of pocket expenses, and indemnification against certain liabilities that may arise as a result of the services provided. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates may in the future provide, investment banking and other financial services to Kodiak, the Purchaser, the Sponsor, Ares or their respective affiliates, for which we and our affiliates would expect to receive compensation.
Conclusion
Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Base Purchase Price to be paid by the Purchaser in the Merger pursuant to the Agreement is fair from a financial point of view to the Purchaser Unaffiliated Shareholders.
This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.
Very truly yours,
/s/ LINCOLN INTERNATIONAL LLC
LINCOLN INTERNATIONAL LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. AACT’s amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. AACT has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures AACT against its obligations to indemnify its officers and directors.
AACT’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to AACT and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by AACT if (i) AACT has sufficient funds outside of the Trust Account or (ii) AACT consummates an initial business combination.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AACT pursuant to the foregoing provisions, AACT has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21. Exhibits and Financial Statement Schedules.
The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
2.1**	Business Combination Agreement, dated as of April 14, 2025, by and among Ares Acquisition Corporation II, Kodiak Robotics, Inc. and AAC II Merger Sub, Inc. (included as Annex A to the proxy statement/prospectus).

2.2	Plan of Domestication of Ares Acquisition Corporation II (included as Annex B to the proxy statement/prospectus).

3.1	Amended and Restated Memorandum and Articles of Association of Ares Acquisition Corporation II (included as Annex C to the proxy statement/prospectus).

3.2	First Amendment to the Amended and Restated Memorandum and Articles of Association of Ares Acquisition Corporation II (incorporated by reference to Exhibit 3.1 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 24, 2025).

3.3	Form of Certificate of Incorporation of Kodiak AI, Inc. (included as Annex D to the proxy statement/prospectus).

3.4	Form of Bylaws of Kodiak AI, Inc. (included as Annex E to the proxy statement/prospectus).

3.5+	Form of Certificate of Domestication of Ares Acquisition Corporation II.

4.1	Specimen Unit Certificate of Ares Acquisition Corporation II (incorporated by reference to Exhibit 4.1 of Ares Acquisition Corporation II’s Registration Statement on Form S-1/A filed with the SEC on April 7, 2023).

Exhibit No.	Description

4.2	Specimen Class A Ordinary Share Certificate of Ares Acquisition Corporation II (incorporated by reference to Exhibit 4.2 of Ares Acquisition Corporation II’s Registration Statement on Form S-1/A filed with the SEC on April 7, 2023).

4.3	Specimen Warrant Certificate of Ares Acquisition Corporation II (incorporated by reference to Exhibit 4.3 of Ares Acquisition Corporation II’s Registration Statement on Form S-1/A filed with the SEC on April 7, 2023).

4.4	Warrant Agreement, dated as of April 20, 2023, by and between Continental Stock Transfer & Trust Company and Ares Acquisition Corporation II (incorporated by reference to Exhibit 4.1 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

4.5+	Specimen Common Stock Certificate of Kodiak AI, Inc.

5.1	Opinion of Kirkland & Ellis LLP.

8.1	Opinion of Kirkland & Ellis LLP regarding certain U.S. federal income tax matters.

10.1**	Form of Amended and Restated Registration Rights Agreement, by and among Kodiak AI, Inc. and each of the stockholders of Kodiak AI, Inc. identified on the signature pages thereto (included as Annex F to the proxy statement/prospectus).

10.2	Form of Kodiak AI, Inc. 2025 Equity Incentive Plan (included as Annex G to the proxy statement/prospectus).

10.3	Form of Kodiak AI, Inc. 2025 Employee Stock Purchase Plan (included as Annex H to the proxy statement/prospectus).

10.4	Form of Kodiak AI, Inc. Executive Incentive Compensation Plan.

10.5	Form of Kodiak AI, Inc. Outside Director Compensation Policy.

10.6	Confirmatory Employment Letter between Kodiak Robotics, Inc. and Don Burnette, effective July 18, 2025.

10.7	Confirmatory Employment Letter between Kodiak Robotics, Inc. and Andreas Wendel, effective July 21, 2025.

10.8	Confirmatory Employment Letter between Kodiak Robotics, Inc. and Michael Wiesinger, effective July 18, 2025.

10.9	Form of Kodiak AI, Inc. Executive Change in Control and Severance Policy.

10.10*	Form of Indemnification Agreement between Kodiak AI, Inc. and each of its directors and executive officers.

10.11	Sponsor Support Agreement, dated as of April 14, 2025, by and among Ares Acquisition Corporation II, Kodiak Robotics, Inc. and Ares Acquisition Holdings II LP (included as Annex I to the proxy statement/prospectus).

10.12	Form of Company Support Agreement, by and among Ares Acquisition Corporation II, Kodiak Robotics, Inc. and the persons set forth on Schedule A (included as Annex J to the proxy statement/prospectus).

10.13	Form of PIPE Subscription Agreement (included as Annex K to the proxy statement/prospectus).

10.14	Investment Management Trust Account Agreement, dated as of April 20, 2023, by and between Ares Acquisition Corporation II and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

10.15	Registration and Shareholder Rights Agreement, dated as of April 20, 2023, by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.3 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

Exhibit No.	Description

10.16	Letter Agreement, dated as of April 20, 2023, by and among Ares Acquisition Corporation II, Ares Acquisition Holdings II LP and Ares Acquisition Corporation II’s directors and officers (incorporated by reference to Exhibit 10.4 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

10.17	Administrative Services Agreement, dated as of April 20, 2023, by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.5 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

10.18	Form of Indemnity Agreement, by and between Ares Acquisition Corporation II and Ares Acquisition Corporation II’s directors and officers (incorporated by reference to Exhibit 10.4 to Acquisition Corporation II’s Registration Statement on Form S-1/A, filed with the SEC on April 7, 2023).

10.19	Promissory Note, dated as of April 25, 2023, by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.6 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

10.20	Promissory Note (over-allotment), dated as of April 25, 2023, by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.7 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

10.21	Consulting and Advisory Services Agreement, dated as of April 20, 2023, by and between Ares Acquisition Corporation II and Ares Management Capital Markets LLC (incorporated by reference to Exhibit 10.8 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 26, 2023).

10.22	Form of Promissory Note, by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.1 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on April 16, 2025).

10.23**+	Venture Loan and Security Agreement, dated as of September 28, 2022, by and between Kodiak Robotics, Inc. and Horizon Technology Finance Corporation.

10.24**+	First Amendment to Venture Loan and Security Agreement, dated June 4, 2024, by and between Kodiak Robotics, Inc., Horizon Technology Finance Corporation, Horizon Funding I, LLC, Horizon Funding II, LLC, and Horizon Funding Trust 2022-1.

10.25+	Second Amendment to Venture Loan and Security Agreement, dated February 24, 2025, by and between Kodiak Robotics, Inc., Horizon Technology Finance Corporation, Horizon Funding I, LLC, Horizon Funding II, LLC, and Horizon Funding Trust 2022-1.

10.26**+	Second Lien Loan and Security Agreement, by and among Kodiak Robotics, Inc. and Ares Agent Services, L.P. dated as of April 14, 2025.

10.27**+	Master Financing Agreement between Kodiak Robotics, Inc. and Western Alliance Equipment Finance, LLC, dated July 19, 2022.

10.28#+	Master Services Agreement between Kodiak Robotics, Inc. and Fountainhead Logistics, LLC, dated July 17, 2024.

10.29#+	Amendment No. 1 to Master Services Agreement between Kodiak Robotics, Inc. and Fountainhead Logistics, LLC, dated June 13, 2025.

10.30#+	Master Services and Software License Agreement between Kodiak Robotics, Inc. and Applied Intuition, Inc., dated September 27, 2018.

10.31#+	Renewal Agreement to Master Services and Software License Agreement between Kodiak Robotics, Inc. and Applied Intuition, Inc., dated September 19, 2024.

Exhibit No.	Description

10.32	Working Capital Loan Promissory Note, dated as of June 23, 2025, by and between Ares Acquisition Corporation II and Ares Acquisition Holdings II LP (incorporated by reference to Exhibit 10.1 of Ares Acquisition Corporation II’s Current Report on Form 8-K, filed with the SEC on June 24, 2025).

21.1+	List of Subsidiaries of Ares Acquisition Corporation II.

21.2+	List of Subsidiaries of Kodiak Robotics, Inc.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).

23.3	Consent of WithumSmith+Brown, PC.

23.4	Consent of Ernst & Young LLP.

23.5	Consent of Deloitte & Touche LLP.

24.1+	Powers of Attorney (contained on the signature pages to the initial filing of this registration statement).

24.2	Power of Attorney.

99.1	Form of Preliminary Proxy Card.

99.2	Consent of Lincoln International LLC.

99.3+	Consent of Don Burnette to be named as a director nominee.

99.4+	Consent of Scott Tobin to be named as a director nominee.

99.5+	Consent of James Reed to be named as a director nominee.

99.6	Consent of Mohamed Elshenawy to be named as a director nominee.

99.7+	Consent of Kristin Sverchek to be named as a director nominee.

99.8+	Consent of Kenneth Goldman to be named as a director nominee.

99.9+	Consent of Allyson Satin to be named as a director nominee.

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107+	Filing Fees

+	Previously filed.
*	To be filed by amendment.
**
Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) or (b)(2), as applicable of Regulation
S-K.
The registrants agree to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

#	Certain confidential information contained in this exhibit has been omitted because it is both (i) not material; and (ii) the type that the registrants treat as private or confidential.

Item 22. Undertakings.
Each undersigned registrant undertakes as follows:

(a)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment of such registration agreement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “
Calculation of Registration Fee
” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered under such post-effective amendment, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering of such post-effective amendment.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That prior to any public reoffering of the securities registered through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)
That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered under such post-effective amendment, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such post-effective amendment.

(8)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
The undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved in connection with such post-effective amendment, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on July 25, 2025.

ARES ACQUISITION CORPORATION II

By:	/s/ David B. Kaplan
Name:	David B. Kaplan
Title:	Chief Executive Officer and Co-Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature	Title	Date

/s/ David B. Kaplan David B. Kaplan	Chief Executive Officer and Co-Chairman (Principal Executive Officer)	July 25, 2025

/s/ Jarrod Phillips Jarrod Phillips	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2025

* Michael J Arougheti	Co-Chairman	July 25, 2025

* Brad Coleman	Director	July 25, 2025

* David G. Hirz	Director	July 25, 2025

* Felicia Thornton	Director	July 25, 2025

*By:	/s/ David B. Kaplan
David B. Kaplan
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California on July 25, 2025.

KODIAK ROBOTICS, INC.

By:	/s/ Don Burnette
Name:	Don Burnette
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature	Title	Date

/s/ Don Burnette Don Burnette	Founder, Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2025

/s/ Eric Chow Eric Chow	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2025

* Scott Tobin	Director	July 25, 2025

* James Reed	Director	July 25, 2025

* Mohamed Elshenawy	Director	July 25, 2025

* Kristin Sverchek	Director	July 25, 2025

* Kenneth Goldman	Director	July 25, 2025

*By:	/s/ Don Burnette
Name: Don Burnette
Title: Attorney-in-fact